PROSPECTUS SUPPLEMENT
(To Prospectus dated September 13, 2006)

                          $1,307,826,000 (Approximate)

                                LEHMAN XS TRUST
               Mortgage Pass-Through Certificates, Series 2006-17

                              AURORA LOAN SERVICES

       Aurora Loan Services LLC              Lehman XS Trust 2006-17
           Master Servicer                        Issuing Entity

   Lehman Brothers Holdings Inc.      Structured Asset Securities Corporation
       Sponsor and Seller                            Depositor

                                   ----------

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      Consider carefully the risk factors beginning on page S-27 of this prospectus supplement and on page 6 of the prospectus.

      For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary of defined terms beginning on page S-139 in this prospectus supplement and the index of principal terms on page 186 in the prospectus.

      The certificates will represent interests in the issuing entity only and will not represent interests in or obligations of the sponsor, the depositor or any of their affiliates or any other entity.

      This prospectus supplement may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus.
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The trust will issue certificates including the following classes offered hereby:

o     Eighteen classes of senior certificates

o     Nineteen classes of subordinate certificates

      The classes of certificates offered by this prospectus supplement are listed, together with their initial class principal amounts and interest rates, in the table under "The Offered Certificates" on page S-1 of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table on page S-1 and not to the other classes of certificates that will be issued by the trust fund as described in this prospectus supplement.

      Principal and interest will be payable monthly on the certificates, as described in this prospectus supplement. The first expected distribution date will be November 27, 2006. Credit enhancement for the offered certificates includes excess interest, overcollateralization, subordination, loss allocation features and, in the case of the group 2 certificates, primary mortgage insurance and, with respect to the Class WF-3-1, Class WF-4-1 and Class WF-6-1 Certificates, a certificate guarantee insurance policy. Amounts payable under an interest rate swap agreement provided by IXIS Financial Products Inc. will be applied to pay certain interest shortfalls, create and maintain the required level of overcollateralization and repay certain losses on the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4A, Class 1-A4B, Class 1-A5, Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, Class 1-M5, Class 1-M6, Class 1-M7, Class 1-M8 and Class 1-M9 Certificates. Amounts payable under an interest rate cap agreement provided by Lehman Brothers Special Financing Inc. will be applied to pay certain interest shortfalls on the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4A, Class 1-A4B, Class 1-A5, Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, Class 1-M5, Class 1-M6, Class 1-M7, Class 1-M8 and Class 1-M9 Certificates. The Class WF-3-1, Class WF-4-1 and Class WF-6-1 Certificates will have the benefit of a certificate guaranty insurance policy issued by MBIA Insurance Corporation.

      The assets of the trust fund will consist primarily of two pools: one pool consisting of conventional, first lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans and a second pool consisting of conventional, first lien, fixed rate, fully amortizing and balloon, residential mortgage loans, all of which were originated in accordance with underwriting guidelines that are not as strict as Fannie Mae and Freddie Mac guidelines.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

      The certificates offered by this prospectus supplement will be purchased by Lehman Brothers Inc., as underwriter, from Structured Asset Securities Corporation, and are being offered from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter has the right to reject any order. Proceeds to Structured Asset Securities Corporation from the sale of these certificates will be approximately 99.25% of their initial total class principal amount before deducting expenses.

      On or about October 31, 2006, delivery of the certificates offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company, Clearstream Banking Luxembourg and the Euroclear System.

                                  Underwriter:

                                 LEHMAN BROTHERS

           The date of this prospectus supplement is October 30, 2006

              Important notice about information presented in this
             prospectus supplement and the accompanying prospectus:

      We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (2) this prospectus supplement, which describes the specific terms of your certificates.

      The information presented in this prospectus supplement is intended to enhance the general terms of the accompanying prospectus. If the specific terms of this prospectus supplement and the general terms of the accompanying prospectus vary, you should rely on the information in this prospectus supplement.

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

                                   ----------

      Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                                   ----------

      We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

                           For European Investors Only

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than 43,000,000 and (3) an annual net turnover of more than 50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

      For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                               Tables of Contents
                              Prospectus Supplement

                                                                            Page
                                                                            ----

The Offered Certificates ...............................................     S-1
Summary of Terms .......................................................     S-5
Risk Factors ...........................................................    S-27
Glossary ...............................................................    S-50
Description of the Certificates ........................................    S-50
    General ............................................................    S-50
    Book-Entry Registration ............................................    S-51
    Distributions of Interest ..........................................    S-52
    Determination of LIBOR .............................................    S-56
    Distributions of Principal .........................................    S-56
    Credit Enhancement .................................................    S-61
    Supplemental Interest Trust ........................................    S-69
    The Swap Counterparty ..............................................    S-70
    The Certificate Insurance Policy ...................................    S-73
    Optional Purchase of the Mortgage Loans ............................    S-77
Fees and Expenses of the Trust Fund ....................................    S-78
Description of the Mortgage Loans ......................................    S-80
    General ............................................................    S-80
    Adjustable Rate Mortgage Loans .....................................    S-82
    The Indices ........................................................    S-82
    Pool 1 Mortgage Loans ..............................................    S-83
    Pool 2 Mortgage Loans ..............................................    S-83
    Primary Mortgage Insurance .........................................    S-84
Static Pool Information ................................................    S-88
Material Legal Proceedings .............................................    S-88
Affiliations and Relationships .........................................    S-88
Additional Information .................................................    S-89
The Sponsor ............................................................    S-89
The Depositor ..........................................................    S-90
Origination of the Mortgage Loans and Underwriting Guidelines ..........    S-90
    Lehman Brothers Bank, FSB ..........................................    S-90
    Wells Fargo Bank, N.A., as Originator ..............................    S-93
    General Underwriting Guidelines ....................................   S-104
The Master Servicer ....................................................   S-106
The Servicers ..........................................................   S-106
    General ............................................................   S-106
    Aurora Loan Services LLC ...........................................   S-106
    Wells Fargo Bank, N.A., as Servicer ................................   S-106
Administration of the Trust Fund .......................................   S-108
    Servicing and Administrative Responsibilities ......................   S-108
    Trust Accounts .....................................................   S-111
    Example of Distributions ...........................................   S-112
Mortgage Loan Servicing ................................................   S-113
    General ............................................................   S-113
    Servicing Accounts .................................................   S-114
    Servicing Compensation and Payment of Expenses .....................   S-114
    Waiver or Modification of Mortgage Loan Terms ......................   S-114
    Prepayment Interest Shortfalls .....................................   S-115
    Advances ...........................................................   S-115
    Primary Mortgage Insurance .........................................   S-115
    Insurance Coverage .................................................   S-115
    Evidence as to Compliance ..........................................   S-115
    Master Servicer Default; Servicer Default ..........................   S-116
    Amendment of the Servicing Agreements ..............................   S-116
    Custody of the Mortgage Files ......................................   S-116
    Optional Repurchase of Defaulted Mortgage Loans ....................   S-117
    Special Servicer for Distressed Mortgage Loans .....................   S-117
    Pledge of Servicing Rights .........................................   S-117
The Trust Agreement ....................................................   S-117
    General ............................................................   S-117
    The Issuing Entity .................................................   S-117
    The Trustee ........................................................   S-118
    Assignment of Mortgage Loans .......................................   S-119
    Representations and Warranties .....................................   S-119
    Certain Matters Under the Trust Agreement ..........................   S-120
    Reports to Certificateholders ......................................   S-124
    Voting Rights ......................................................   S-126
Yield, Prepayment and Weighted Average Life ............................   S-126
    General ............................................................   S-126
    Overcollateralization ..............................................   S-130
    Sensitivity of the Class 1S-AIO Certificates .......................   S-130
    Subordination of Certain Certificates ..............................   S-131
    Weighted Average Life ..............................................   S-131
Material Federal Income Tax Considerations .............................   S-133
    General ............................................................   S-133
    Tax Treatment of the Class 1S-AIO Certificates .....................   S-133
    Tax Treatment of the Component Certificates ........................   S-133
Legal Investment Considerations ........................................   S-135
ERISA Considerations ...................................................   S-136
Use of Proceeds ........................................................   S-137
Underwriting ...........................................................   S-137
Experts ................................................................   S-138
Legal Matters ..........................................................   S-138
Ratings ................................................................   S-138
Glossary of Defined Terms ..............................................   S-139
Annex A Global Clearance, Settlement
  and Tax Documentation Procedures .....................................     A-1
Annex B Certain Characteristics of the Mortgage Loans ..................     B-1
Annex C-1  Assumed Mortgage Loan Characteristics .......................   C-1-1
Annex C-2 Principal Amount Decrement Tables ............................   C-2-1
Annex C-3 Yield Table ..................................................   C-3-1
Annex D Swap Agreement Scheduled Notional Amounts ......................     D-1
Annex E Group 1 Interest Rate Cap
  Agreement Scheduled Notional Amounts .................................     E-1

                      [This page left intentionally blank]

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                            The Offered Certificates

      The certificates consist of the classes of certificates listed in the tables below, together with the Class 1-P, Class 2-P, Class S-X, Class C-X, Class 1-X, Class 2-X, Class LT-R-1, Class LT-R-2, Class R-1 and Class R-2 Certificates. Only the classes of certificates listed in the tables below are offered by this prospectus supplement.

                                                            Interest Rate          Interest Rate
                                                         Formula or Interest    Formula or Interest
                                                         Rate (until related    Rate (after related
                  Related        Class       Initial      Initial Optional       Initial Optional
                  Mortgage     Principal     Interest       Termination            Termination
Class               Pool       Amount(1)     Rate(2)         Date)(3)(5)            Date)(4)(5)
-----             --------     ---------     --------    -------------------    -------------------
1-AIO                1            (6)         0.60%             0.600%                  0.600%

1-A1                 1       $269,465,000     5.40%       LIBOR plus 0.080%       LIBOR plus 0.160%

1-A2                 1       $127,702,000     5.49%       LIBOR plus 0.170%       LIBOR plus 0.340%

1-A3                 1        $50,000,000     5.57%       LIBOR plus 0.250%       LIBOR plus 0.500%

1-A4A                1       $346,214,000     5.49%       LIBOR plus 0.170%       LIBOR plus 0.340%

1-A4B                1        $12,452,000     5.52%       LIBOR plus 0.200%       LIBOR plus 0.400%

1-A5                 1        $89,549,000     5.59%       LIBOR plus 0.270%       LIBOR plus 0.540%

1-M1                 1        $15,916,000     5.62%       LIBOR plus 0.300%       LIBOR plus 0.450%

1-M2                 1        $12,616,000     5.64%       LIBOR plus 0.320%       LIBOR plus 0.480%

1-M3                 1        $7,764,000      5.66%       LIBOR plus 0.340%       LIBOR plus 0.510%

1-M4                 1        $4,852,000      5.72%       LIBOR plus 0.400%       LIBOR plus 0.600%

1-M5                 1        $4,852,000      5.74%       LIBOR plus 0.420%       LIBOR plus 0.630%

1-M6                 1        $4,852,000      5.82%       LIBOR plus 0.500%       LIBOR plus 0.750%

1-M7                 1        $6,793,000      6.47%       LIBOR plus 1.150%       LIBOR plus 1.725%

1-M8                 1        $4,852,000      7.22%       LIBOR plus 1.900%       LIBOR plus 2.850%

1-M9                 1        $7,278,000      7.22%       LIBOR plus 1.900%       LIBOR plus 2.850%

WF-1-1               2       $117,043,000     5.44%       LIBOR plus 0.120%       LIBOR plus 0.240%

WF-1-2               2        $13,004,000     5.46%       LIBOR plus 0.140%       LIBOR plus 0.280%

WF-2                 2        $36,508,000     5.51%             5.510%                  6.010%
WF-3-1               2        $14,000,000     5.44%             5.440%                  5.940%
WF-3-2               2        $22,699,000     5.55%             5.550%                  6.050%
WF-3-3               2        $2,837,000      5.85%             5.850%                  6.350%
WF-4-1               2        $20,943,000     5.73%             5.730%                  6.230%
WF-4-2               2        $29,918,000     5.79%             5.790%                  6.290%
WF-5                 2        $21,884,000     5.95%             5.950%                  6.450%
WF-6-1(7)            2        $16,000,000     5.52%             5.520%                  6.020%
WF-6-2(7)            2        $15,900,000     5.58%             5.580%                  6.080%
WF-M1                2        $6,387,000      6.09%             6.090%                  6.090%
WF-M2                2        $5,869,000      6.14%             6.140%                  6.140%
WF-M3                2        $3,452,000      6.19%             6.190%                  6.190%
WF-M4                2        $3,107,000      6.24%             6.240%                  6.240%

                                                           Certificate Ratings
                                                           -------------------

                                                Interest
Class                  Principal Type             Type        S&P    Moody's
-----                  --------------           --------      ---    -------
1-AIO             Senior, Notional/Interest    Fixed Rate     AAA      Aaa
                             Only
1-A1                     Super Senior           Variable      AAA      Aaa
                                                  Rate
1-A2                     Super Senior           Variable      AAA      Aaa
                                                  Rate
1-A3                     Super Senior           Variable      AAA      Aaa
                                                  Rate
1-A4A                    Super Senior           Variable      AAA      Aaa
                                                  Rate
1-A4B                   Senior Support          Variable      AAA      Aaa
                                                  Rate
1-A5                    Senior Support          Variable      AAA      Aaa
                                                  Rate
1-M1                     Subordinated           Variable      AAA      Aa1
                                                  Rate
1-M2                     Subordinated           Variable      AA+      Aa2
                                                  Rate
1-M3                     Subordinated           Variable      AA       Aa3
                                                  Rate
1-M4                     Subordinated           Variable       A+       A1
                                                  Rate
1-M5                     Subordinated           Variable       A        A2
                                                  Rate
1-M6                     Subordinated           Variable       A-       A3
                                                  Rate
1-M7                     Subordinated           Variable      BBB+     Baa2
                                                  Rate
1-M8                     Subordinated           Variable      BBB      Baa3
                                                  Rate
1-M9                     Subordinated           Variable      BBB-      NR
                                                  Rate
WF-1-1                   Super Senior           Variable      AAA      Aaa
                                                  Rate
WF-1-2                  Senior Support          Variable      AAA      Aaa
                                                  Rate
WF-2                        Senior             Fixed Rate     AAA      Aaa
WF-3-1                      Senior             Fixed Rate     AAA      Aaa
WF-3-2                   Super Senior          Fixed Rate     AAA      Aaa
WF-3-3                  Senior Support         Fixed Rate     AAA      Aaa
WF-4-1                      Senior             Fixed Rate     AAA      Aaa
WF-4-2                      Senior             Fixed Rate     AAA      Aaa
WF-5                        Senior             Fixed Rate     AAA      Aaa
WF-6-1(7)          Senior, non-accelerating    Fixed Rate     AAA      Aaa
WF-6-2(7)          Senior, non-accelerating    Fixed Rate     AAA      Aaa
WF-M1                    Subordinated          Fixed Rate     AA+      Aa1
WF-M2                    Subordinated          Fixed Rate     AA       Aa2
WF-M3                    Subordinated          Fixed Rate     AA       Aa3
WF-M4                    Subordinated          Fixed Rate     AA-       A1
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                                                            Interest Rate          Interest Rate
                                                         Formula or Interest    Formula or Interest
                                                         Rate (until related    Rate (after related
                  Related        Class       Initial      Initial Optional       Initial Optional
                  Mortgage     Principal     Interest       Termination            Termination
Class               Pool       Amount(1)     Rate(2)         Date)(3)(5)            Date)(4)(5)
-----             --------     ---------     --------    -------------------    -------------------
WF-M5                2        $2,589,000      6.29%             6.290%                  6.290%
WF-M6                2        $2,244,000      6.34%             6.340%                  6.340%
WF-M7                2        $2,071,000      6.75%             6.750%                  6.750%
WF-M8                2        $1,726,000      6.75%             6.750%                  6.750%
WF-M9                2        $1,726,000      6.75%             6.750%                  6.750%
WF-M10               2        $2,762,000      6.75%             6.750%                  6.750%

                                                           Certificate Ratings
                                                           -------------------

                                                Interest
Class                 Principal Type              Type       S&P      Moody's
-----                 --------------            --------     ---      -------
WF-M5                  Subordinated            Fixed Rate     A+        A2
WF-M6                  Subordinated            Fixed Rate     A         A3
WF-M7                  Subordinated            Fixed Rate     A-       Baa1
WF-M8                  Subordinated            Fixed Rate    BBB+      Baa2
WF-M9                  Subordinated            Fixed Rate    BBB       Baa3
WF-M10                 Subordinated            Fixed Rate    BBB-       NR

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(1)   These balances are approximate as described in this prospectus supplement.
(2)   Reflects the interest rate as of the October 31, 2006 closing date.
(3) Reflects the interest rate formula or interest rate up to and including the earliest possible distribution date on which the master servicer has the option to purchase the mortgage loans in pool 1 or pool 2, as applicable, as described in this prospectus supplement under "Description of the Certificates--Optional Purchase of the Mortgage Loans."
(4) Reflects the interest rate formula for the group 1 certificates if the option to purchase the mortgage loans in pool 1 is not exercised by the master servicer at the earliest possible distribution date, as described in this prospectus supplement under "Description of the Certificates--Optional Purchase of the Mortgage Loans." Reflects the interest rate formula for the group 2 senior certificates if the option to purchase the mortgage loans in pool 2 is not exercised by the master servicer at the earliest possible distribution date, as described in this prospectus supplement under "Description of the Certificates--Optional Purchase of the Mortgage Loans." The interest rate for the Class 1-AIO Certificates will not change if the option to purchase the mortgage loans in pool 1 is not exercised by the master servicer at the earliest possible distribution date. The interest rate for the group 2 subordinate certificates will not change if the option to purchase the mortgage loans in pool 2 is not exercised by the master servicer at the earliest possible distribution date.
(5) Each interest rate or interest rate formula, other than with respect to the Class 1-AIO Certificates, is subject to the applicable net funds cap, as described in this prospectus supplement under "Summary of Terms--The Certificates--Payments on the Certificates--Interest Payments."
(6) The Class 1-AIO Certificates are interest-only certificates that will accrue interest at a fixed rate as described in this prospectus supplement based on a notional amount equal to the principal balance of the fixed rate mortgage loans in pool 1 for each distribution date. The initial notional amount for the first distribution date will equal $291,162,915.
(7) The Class WF-6-1 and Class WF-6-2 Certificates will not receive payments of principal to the same extent as the other group 2 senior certificates because principal distributions with respect to such classes generally will not be made until November 2009.
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      The offered certificates will also have the following characteristics:

                                   Interest                           Expected Final
         Record   Delay/Accrual    Accrual       Final Scheduled       Distribution         Minimum        Incremental     CUSIP
Class    Date(1)    Period(2)     Convention    Distribution Date         Date(3)       Denominations(4)  Denominations    Number
-----    -------  -------------   ----------    -----------------     --------------    ----------------  -------------    ------
1-AIO      CM         24 day        30/360       August 25, 2046      April 25, 2013      $100,000(5)           $1       52523K AM 6
1-A1       DD         0 day       Actual/360     August 25, 2046     January 25, 2009       $25,000             $1       52523K AN 4
1-A2       DD         0 day       Actual/360     August 25, 2046    September 25, 2012      $25,000             $1       52523K AP 9
1-A3       DD         0 day       Actual/360     August 25, 2046      April 25, 2013        $25,000             $1       52523K AQ 7
1-A4A      DD         0 day       Actual/360     August 25, 2046      April 25, 2013        $25,000             $1       52523K BH 6
1-A4B      DD         0 day       Actual/360     August 25, 2046      April 25, 2013        $25,000             $1       52523K BJ 2
1-A5       DD         0 day       Actual/360     August 25, 2046      April 25, 2013        $25,000             $1       52523K BK 9
1-M1       DD         0 day       Actual/360     August 25, 2046      April 25, 2013        $100,000            $1       52523K AR 5
1-M2       DD         0 day       Actual/360     August 25, 2046      April 25, 2013        $100,000            $1       52523K AS 3
1-M3       DD         0 day       Actual/360     August 25, 2046      April 25, 2013        $100,000            $1       52523K AT 1
1-M4       DD         0 day       Actual/360     August 25, 2046      April 25, 2013        $100,000            $1       52523K AU 8
1-M5       DD         0 day       Actual/360     August 25, 2046      April 25, 2013        $100,000            $1       52523K AV 6
1-M6       DD         0 day       Actual/360     August 25, 2046      April 25, 2013        $100,000            $1       52523K AW 4
1-M7       DD         0 day       Actual/360     August 25, 2046      April 25, 2013        $100,000            $1       52523K AX 2
1-M8       DD         0 day       Actual/360     August 25, 2046      April 25, 2013        $100,000            $1       52523K AY 0
1-M9       DD         0 day       Actual/360     August 25, 2046     October 25, 2012       $100,000            $1       52523K AZ 7
WF-1-1     DD         0 day       Actual/360    November 25, 2036   September 25, 2008      $25,000             $1       52523K AA 2
WF-1-2     DD         0 day       Actual/360    November 25, 2036   September 25, 2008      $25,000             $1       52523K AB 0
WF-2       CM         24 day        30/360      November 25, 2036     April 25, 2009        $25,000             $1       52523K AC 8
WF-3-1     CM         24 day        30/360      November 25, 2036      June 25, 2010        $25,000             $1       52523K AD 6
WF-3-2     CM         24 day        30/360      November 25, 2036      June 25, 2010        $25,000             $1       52523K AE 4
WF-3-3     CM         24 day        30/360      November 25, 2036      June 25, 2010        $25,000             $1       52523K AF 1
WF-4-1     CM         24 day        30/360      November 25, 2036    October 25, 2014       $25,000             $1       52523K AG 9
WF-4-2     CM         24 day        30/360      November 25, 2036    October 25, 2014       $25,000             $1       52523K AH 7
WF-5       CM         24 day        30/360      November 25, 2036    December 25, 2014      $25,000             $1       52523K AJ 3
WF-6-1     CM         24 day        30/360      November 25, 2036    December 25, 2014      $25,000             $1       52523K AK 0
WF-6-2     CM         24 day        30/360      November 25, 2036    December 25, 2014      $25,000             $1       52523K AL 8
WF-M1      CM         24 day        30/360      November 25, 2036    December 25, 2014      $100,000            $1       52523K BB 9
WF-M2      CM         24 day        30/360      November 25, 2036    December 25, 2014      $100,000            $1       52523K BC 7
WF-M3      CM         24 day        30/360      November 25, 2036    December 25, 2014      $100,000            $1       52523K BD 5
WF-M4      CM         24 day        30/360      November 25, 2036    December 25, 2014      $100,000            $1       52523K BE 3
WF-M5      CM         24 day        30/360      November 25, 2036    December 25, 2014      $100,000            $1       52523K BF 0
WF-M6      CM         24 day        30/360      November 25, 2036    December 25, 2014      $100,000            $1       52523K BG 8
WF-M7      CM         24 day        30/360      November 25, 2036    December 25, 2014      $100,000            $1       52523K BL 7
WF-M8      CM         24 day        30/360      November 25, 2036    December 25, 2014      $100,000            $1       52523K BM 5
WF-M9      CM         24 day        30/360      November 25, 2036    December 25, 2014      $100,000            $1       52523K BN 3
WF-M10     CM         24 day        30/360      November 25, 2036      July 25, 2014        $100,000            $1       52523K BP 8

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(1) DD = For any distribution date, the close of business on the business day immediately before that distribution date. CM = For any distribution date, the last business day of the month immediately preceding the month in which such distribution date occurs; provided, however, that for the first distribution date only, the record date for the Class 1-AIO Certificates shall be the close of business on the business day immediately before that distribution date.
(2) 0 day = For any distribution date, the interest accrual period will be the period beginning on the immediately preceding distribution date (or on October 25, 2006 for the first interest accrual period, in the case of the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4A, Class 1-A4B, Class 1-A5, Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, Class 1-M5, Class 1-M6, Class 1-M7, Class 1-M8 and Class 1-M9 Certificates and on October 31, 2006 for the first accrual period, in the case of the Class WF-1-1 and Class WF-1-2 Certificates) and ending on the day immediately preceding the related distribution date. 24 day = For any distribution date, in the case of the Class 1-AIO, Class WF-2, Class WF-3-1, Class WF-3-2, Class WF-3-3, Class WF-4-1, Class WF-4-2, Class WF-5, Class WF-6-1, Class WF-6-2, Class WF-M1, Class WF-M2, Class WF-M3, Class WF-M4, Class WF-M5, Class WF-M6, Class WF-M7, Class WF-M8, Class WF-M9 and Class WF-M10 Certificates, the interest accrual period will be the calendar month immediately preceding the month in which the related distribution date occurs.
(3) The expected final distribution date, based upon (a) 100% of the applicable prepayment assumption for the related mortgage pool, as described under "Yield, Prepayment and Weighted Average--Weighted Average Life", (b) the applicable modeling assumptions for the related mortgage pool used in this prospectus supplement, as described under "Yield, Prepayment and Weighted Average Life--Weighted Average Life" and (c) assuming the option to purchase the mortgage loans for the related mortgage pool is exercised by the master servicer at the applicable earliest possible distribution date, as described in this prospectus supplement under "Description of the Certificates--Optional Purchase of the Mortgage Loans."
(4) With respect to initial European investors only, the underwriter will only sell offered certificates in minimum total investment amounts of $100,000.
(5)   Notional amount.
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                                Summary of Terms

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, it is necessary that you read carefully this entire document and the accompanying prospectus.

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included in this prospectus supplement.

Whenever we refer to a percentage of some or all of the mortgage loans in the trust fund, that percentage has been calculated on the basis of the total scheduled principal balance of those mortgage loans as of October 1, 2006, unless we specify otherwise. We explain in this prospectus supplement under "Glossary of Defined Terms" how the scheduled principal balance of a mortgage loan is determined. Whenever we refer in this summary of terms or in the risk factors section of this prospectus supplement to the total principal balance of any mortgage loans, we mean the total of their scheduled principal balances unless we specify otherwise.

Parties

Sponsor and Seller

      Lehman Brothers Holdings Inc. will sell the mortgage loans to the depositor.

Depositor

      Structured Asset Securities Corporation, a Delaware special purpose corporation, will sell the mortgage loans to the issuing entity. The depositor's address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 526-7000.

Issuing Entity

      Lehman XS Trust, Series 2006-17, a common law trust formed under the laws of the State of New York.

Trustee

      Citibank, N.A.

Master Servicer

      Aurora Loan Services LLC, an affiliate of the seller, the depositor, the cap counterparty and Lehman Brothers Inc., will oversee the servicing of the mortgage loans by the servicers. Aurora Loan Services LLC will also be a servicer of some of the mortgage loans.

Primary Servicers

      On the closing date, Aurora Loan Services LLC and IndyMac Bank, F.S.B. will service approximately 88.90% and 10.24%, respectively, of the mortgage loans in pool 1. On the closing date, Wells Fargo Bank, N.A. will service all of the mortgage loans in pool 2. Other servicers of the mortgage loans in pool 1 include various banks and other lending institutions, none of which will service 10% or more of the mortgage loans in pool 1.

      See "The Servicers" in this prospectus supplement for information regarding the servicers of the mortgage loans.

Originators

      Lehman Brothers Bank and IndyMac Bank, F.S.B. originated approximately 87.59% and 10.18%,
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respectively, of the mortgage loans in pool 1. Wells Fargo Bank, N.A. originated all of the mortgage loans in pool 2. The remainder of the mortgage loans in pool 1 were originated by various other banks, savings and loans and other mortgage lending institutions, none of which originated 10% or more of the mortgage loans in pool 1.

      See "Origination of the Mortgage Loans and Underwriting Guidelines" in this prospectus supplement for information regarding the originators and the related underwriting guidelines for the mortgage loans.

Swap Counterparty

      IXIS Financial Products Inc.

Cap Counterparty

      Lehman Brothers Special Financing, Inc. will be the cap counterparty under an interest rate cap agreement entered into by the trustee on behalf of the trust fund.

Lender Paid Mortgage Insurance Insurers

      On the closing date, Mortgage Guaranty Insurance Corporation and PMI Mortgage Insurance Co. will provide primary mortgage insurance for the pool 2 mortgage loans with original loan-to-value ratios in excess of 80% that were not already covered by primary mortgage insurance.

Certificate Insurer

      MBIA Insurance Corporation will provide a certificate guaranty insurance policy for the Class WF-3-1, Class WF-4-1 and Class WF-6-1 Certificates.

The Certificates

      The certificates offered by this prospectus supplement will be issued with the initial approximate characteristics set forth under "The Offered Certificates" in the table on page S-1.

      The offered certificates will be issued in book-entry form. The minimum denominations and the incremental denominations of each class of offered certificates are set forth in the table on page S-2.

      The certificates represent ownership interests in a trust fund, the assets of which will consist primarily of conventional, first lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans having a total principal balance as of the cut-off date, which is October 1, 2006, of approximately $1,315,770,849. In addition, (i) the supplemental interest trust will hold an interest rate swap agreement for the benefit of the group 1 certificateholders, (ii) the group 1 certificateholders will have the benefit of an interest rate cap agreement, (iii) the group 2 certificateholders will have the benefit of certain amounts paid under the primary mortgage insurance policies and (iv) the Class WF-3-1, Class WF-4-1 and Class WF-6-1 Certificates will have the benefit of a certificate guaranty insurance policy.

      The mortgage loans to be included in the trust fund will be divided into two mortgage pools: "pool 1" and "pool 2." Pool 1 will consist of those mortgage loans in the trust fund bearing either (i) adjustable interest rates, all of which are based either on the six-month LIBOR, one-year LIBOR or one-year CMT indices or (ii) fixed interest rates. Pool 2 will consist of those mortgage loans in the trust fund bearing fixed interest rates.

      Each class of certificates will have different characteristics, some of which are reflected in the following general designations:

senior certificates: Class 1-AIO, Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4A, Class 1-A4B, Class 1-A5, Class WF-1-1, Class WF-1-2, Class WF-2, Class WF-3-1, Class WF-3-2, Class WF-3-3, Class WF-4-1, Class WF-4-2, Class WF-5, Class WF-6-1 and Class WF-6-2 Certificates.

subordinate certificates: Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, Class 1-M5, Class 1-M6, Class 1-M7, Class 1-M8, Class 1-M9, Class WF-M1, Class WF-M2, Class WF-M3, Class WF-M4, Class WF-M5, Class WF-M6, Class WF-M7, Class WF-M8, Class WF-M9 and Class WF-M10 Certificates.

group 1 senior certificates: Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4A, Class 1-A4B and Class 1-A5 Certificates.

group 1 subordinate certificates: Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, Class 1-M5, Class 1-M6, Class 1-M7, Class 1-M8 and Class 1-M9 Certificates.

group 1 certificates: the group 1 senior certificates and group 1 subordinate certificates.
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group 2 senior certificates: Class WF-1-1, Class WF-1-2, Class WF-2, Class WF-3-1, Class WF-3-2, Class WF-3-3, Class WF-4-1, Class WF-4-2, Class WF-5, Class WF-6-1 and Class WF-6-2 Certificates.

group 2 subordinate certificates: Class WF-M1, Class WF-M2, Class WF-M3, Class WF-M4, Class WF-M5, Class WF-M6, Class WF-M7, Class WF-M8, Class WF-M9 and Class WF-M10 Certificates.

group 2 certificates: the group 2 senior certificates and group 2 subordinate certificates.

interest-only certificates: Class 1-AIO Certificates.

      Payments of principal and interest on the group 1 certificates and payments of interest on the Class 1-AIO Certificates will be based solely on collections from the pool 1 mortgage loans, except to the extent that the group 1 certificates are paid from the supplemental interest trust and from the interest rate cap agreement, as described below. Payments of principal and interest on the group 2 certificates will be based solely on collections from the pool 2 mortgage loans described below, except to the extent that the group 2 certificates are paid from primary mortgage insurance and, in the case of the Class WF-3-1, Class WF-4-1 and Class WF-6-1 Certificates, to the extent paid from the certificate insurance policy.

      The rights of holders of the group 1 subordinate certificates to receive payments of principal and interest will be subordinate to the rights of holders of the group 1 senior certificates, the Class 1-AIO Certificates (solely with respect to interest) and those other classes of the group 1 subordinate certificates having a senior priority of payment. The rights of holders of the group 2 subordinate certificates to receive payments of principal and interest will be subordinate to the rights of holders of the group 2 senior certificates and those other classes of the group 2 subordinate certificates having a senior priority of payment.

      See "--Enhancement of Likelihood of Payment on the Certificates--Subordination of Payments" below.

      The Class 1-P Certificates will be entitled to receive all the cash flow from pool 1 solely arising from prepayment premiums paid by the borrowers on certain voluntary, full and partial prepayments of the pool 1 mortgage loans. Accordingly, these amounts will not be available for payments to the related servicers or to holders of other classes of certificates. The Class 2-P Certificates will be entitled to receive all the cash flow from pool 2 solely arising from prepayment premiums paid by the borrowers on certain voluntary, full and partial prepayments of the pool 2 mortgage loans. Accordingly, these amounts will not be available for payments to the related servicers or to holders of other classes of certificates.

      The Class C-X Certificates will be entitled to receive any excess amounts remaining from the group 1 interest rate cap agreement after any payments of basis risk shortfalls and unpaid basis risk shortfalls owed to the group 1 certificates on such distribution date have been paid.

      The Class S-X Certificates will be entitled to receive any excess amounts remaining on deposit in the supplemental interest trust on each distribution date after all other payments are made pursuant to the priorities described under "Description of the Certificates--The Swap Counterparty--Application of Deposits and Payments Received by the Supplemental Interest Trust."

      The Class 1-X Certificates will be entitled to receive any pool 1 monthly excess cashflow remaining after required distributions are made to the group 1 certificates and the Class 1-AIO Certificates and certain expenses of the trust have been paid.

      The Class 2-X Certificates will be entitled to receive any pool 2 monthly excess cashflow remaining after required distributions are made to the group 2 certificates and certain expenses of the trust have been paid.

      The Class 1-P, Class 2-P, Class C-X, Class S-X, Class 1-X, Class 2-X, Class LT-R-1, Class LT-R-2, Class R-1 and Class R-2 Certificates are not offered by this prospectus supplement.

      The offered certificates will have an approximate total initial principal amount of $1,307,826,000. Any difference between the total principal amount of the offered certificates on the date they are issued and the approximate total principal amount of the offered certificates as reflected in this prospectus supplement will not exceed 5%.

Payments on the Certificates

      Principal and/or interest on the certificates will be distributed on the 25th day of each month, beginning in November 2006. However, if the 25th day is not a business day, payments will be made on the next business day after the 25th day of the month.
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Interest Payments

Amounts Available for Interest Payments

      Interest will accrue on each class of offered certificates at the applicable annual rates (the "Interest Rate") described below:

            o Group 1 Certificates: the lesser of (1) the applicable annual rate as described in the table on page S-1 for each such class of certificates and (2) the pool 1 net funds cap.

            o Class 1-AIO Certificates: the applicable annual rate as described in the table on page S-1 of this prospectus supplement.

            o Group 2 Certificates: the lesser of (1) the applicable annual rate as described in the table on page S-1 for each such class of certificates and (2) the pool 2 net funds cap.

      If the option to purchase the pool 1 mortgage loans is not exercised by the master servicer on the applicable initial optional termination date as described under "--The Mortgage Loans--Optional Purchase of the Mortgage Loans--Pool 1" below, then with respect to the next distribution date and each distribution date thereafter, the annual rate in clause (1) of each interest rate formula set forth above will be increased for the group 1 certificates to the applicable annual rate as described in the table on page S-1, subject in each case to the pool 1 net funds cap.

      The interest rate for the Class 1-AIO Certificates will not change if the option to purchase the pool 1 mortgage loans is not exercised by the master servicer at the earliest possible distribution date.

      If the option to purchase the pool 2 mortgage loans is not exercised by the master servicer on the applicable initial optional termination date as described under "--The Mortgage Loans--Optional Purchase of the Mortgage Loans--Pool 2" below, then with respect to the next distribution date and each distribution date thereafter, the annual rate in clause (1) of each interest rate formula set forth above will be increased for the group 2 senior certificates to the applicable annual rate as described in the table on page S-1, subject in each case to the pool 2 net funds cap.

      The interest rate for the group 2 subordinate certificates will not change if the option to purchase the pool 2 mortgage loans is not exercised by the master servicer on the applicable initial optional termination date.

      The pool 1 net funds cap is a limitation generally based on the weighted average mortgage rates (subject to adjustment based on actual number of days in the accrual period) of the pool 1 mortgage loans during the applicable collection period, net of (i) certain allocable fees and expenses (expressed as a per annum rate) of the trust fund, (ii) any swap payments (not due to a breach by the swap counterparty or certain termination events where the swap counterparty is the sole affected party) owed to the swap counterparty (expressed as a per annum rate) and (iii) any interest required to be paid to the Class 1-AIO Certificates for such distribution date (expressed as a per annum rate). The pool 2 net funds cap is a limitation generally based on the weighted average mortgage rates of the pool 2 mortgage loans during the applicable collection period, net of certain allocable fees and expenses (expressed as a per annum rate) of the trust fund, including the rate at which certain premiums on primary mortgage insurance policies accrue and the per annum rate at which the monthly premium due to the certificate insurer under the certificate insurance policy for the Class WF-3-1, Class WF-4-1 and Class WF-6-1 Certificates accrues.

      See "Description of the Certificates--Distributions of Interest--Interest Payment Priorities" in this prospectus supplement for the priority of payment of interest and "Glossary of Defined Terms" in this prospectus supplement for a description of the defined terms relevant to the payment of interest.

Priorities of Interest Payments

      The key payment concept for distributions of interest is the "interest remittance amount," which is, generally, for any distribution date and any mortgage pool, the amount of interest collected or advanced by the servicers on the mortgage loans in that mortgage pool during the related collection period, plus other amounts collected or recovered (such as insurance proceeds) allocated to interest, but minus the servicing fee, premiums on primary mortgage insurance policies, if applicable, and certain costs reimbursable to the trustee, the servicers, the master servicer or the custodians.
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      See "Glossary of Terms" in this prospectus supplement for a description of the Interest Remittance Amount.

      On each distribution date, the interest remittance amount for pool 1 will be distributed in the following order of priority:

            (a) to the swap counterparty, the lesser of (i) any net swap payment or swap termination payment (not due to a breach by the swap counterparty or certain termination events where the swap counterparty is the sole affected party) owed to the swap counterparty and (ii) the interest remittance amount for pool 1 less the amount of current interest due and any interest unpaid from previous months to the Class 1-AIO Certificates;

            (b) concurrently, pro rata, based on amounts due, to the group 1 senior certificates and the Class 1-AIO Certificates, current interest due and any interest unpaid from previous months for such classes, plus interest on such amounts, for such distribution date;

            (c) to each class of Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, Class 1-M5, Class 1-M6, Class 1-M7, Class 1-M8 and Class 1-M9 Certificates, sequentially, in that order, current interest due and any interest unpaid from previous months, plus interest on such amounts, for each class for that distribution date; and

            (d) any remaining amount of aggregate interest remittance amount will be applied as part of monthly excess cashflow for pool 1 for that distribution date, as described under "--Enhancement of Likelihood of Payment on the Certificates--Application of Excess Cashflow" below.

      On each distribution date, the interest remittance amount for pool 2 will be distributed in the following order of priority:

            (a) to the certificate insurer the monthly premium due under the certificate insurance policy for such distribution date;

            (b) concurrently, pro rata, based on amounts due, to the group 2 senior certificates, current interest due and any interest unpaid from previous months for such classes, plus interest on such amounts, for such distribution date;

            (c) concurrently, to the certificate insurer, any unreimbursed insured payments and any amounts due to the certificate insurer, together with interest thereon as set forth in the insurance agreement, and to the group 2 senior certificates, any deferred amounts and interest thereon previously unpaid, pro rata, based on amounts outstanding;

            (d) to each class of Class WF-M1, Class WF-M2, Class WF-M3, Class WF-M4, Class WF-M5, Class WF-M6, Class WF-M7, Class WF-M8, Class WF-M9 and Class WF-M10 Certificates, sequentially, in that order, current interest due and any interest unpaid from previous months, plus interest on such amounts, for each class for that distribution date; and

            (e) any remaining amount of aggregate interest remittance amount will be applied as part of monthly excess cashflow for pool 2 for that distribution date, as described under "--Enhancement of Likelihood of Payment on the Certificates--Application of Excess Cashflow" below.

      In each case, the interest remittance amount for any mortgage pool will be distributed as described above concurrently with the related interest remittance amount for the other mortgage pool.

      See "Description of the Certificates--Distributions of Interest--Interest Distribution Priorities" in this prospectus supplement for a complete description of the priority of payment of interest for each pool.

Primary Mortgage Insurance

      On the closing date, loan-level primary mortgage insurance policies will be obtained on behalf of the trust fund from Mortgage Guaranty Insurance Corporation and PMI Mortgage Insurance Co. in order to provide initial primary mortgage insurance coverage for the pool 2 mortgage loans with original loan-to-value ratios in excess of 80% that were not already covered by primary mortgage insurance. However, as discussed herein, these primary mortgage insurance policies will provide only limited protection against losses on defaulted mortgage loans.
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The Interest Rate Cap Agreement

      The trustee, on behalf of the trust fund, will enter into an interest rate cap agreement with Lehman Brothers Special Financing Inc., as cap counterparty, for the benefit of the group 1 certificates, referred to herein as the "Group 1 interest rate cap agreement."

      Under the Group 1 interest rate cap agreement, on each distribution date, beginning on the distribution date in November 2007 and terminating immediately following the distribution date in October 2011, the cap counterparty will be obligated to make payments to the trust fund in respect of the group 1 certificates if one-month LIBOR moves above a specified rate for the related distribution date which will equal 6.75% per annum.

      The interest rate cap agreement will provide only temporary, limited protection against upward movements in one-month LIBOR, and, to the limited extent described in this prospectus supplement, will diminish the amount of basis risk shortfalls and unpaid basis risk shortfalls associated with the mismatch between the weighted average net coupon of the pool 1 mortgage loans, which have either a fixed interest rate or a six-month, two-year, three-year, five-year or ten-year fixed interest rate period following origination and then adjust based on various indices that are different from the one-month LIBOR index, and the one-month LIBOR index applicable to the group 1 certificates, during the applicable period the interest rate cap agreement is in effect.

      See "Description of the Certificates--Distributions of Interest--The Interest Rate Cap Agreement" in this prospectus supplement.

The Interest Rate Swap Agreement

      The trustee, on behalf of the supplemental interest trust, will enter into an interest rate swap agreement with IXIS Financial Products Inc., as swap counterparty, for the benefit of the group 1 certificates. Under the interest rate swap agreement, on the business day prior to each distribution date, beginning on the distribution date in December 2006 and terminating immediately following the distribution date in October 2011, the supplemental interest trust will be obligated to make fixed payments at the applicable rate of payment owed by the trust fund, which will range from 5.033% to 5.462% annually, as described in this prospectus supplement, and the swap counterparty will be obligated to make floating payments at LIBOR (as determined under the interest rate swap agreement), in each case calculated on a scheduled notional amount and adjusted to an actual/360 basis. To the extent that a fixed payment exceeds the floating payment relating to any distribution date, amounts otherwise available to the applicable certificateholders will be applied to make a net swap payment to the swap counterparty, and to the extent that a floating payment exceeds the fixed payment relating to any distribution date, the swap counterparty will owe a net swap payment to the supplemental interest trust.

      Any amounts on deposit in the supplemental interest trust will generally be distributed on each distribution date in the following order of priority:

      first, to the swap counterparty, any net swap payment owed to the swap counterparty, and then any unpaid swap termination payment owed to the swap counterparty which was not due to a breach by the swap counterparty or certain termination events where the swap counterparty is the sole affected party, remaining unpaid from the interest remittance amount for pool 1 and principal distribution amount for pool 1;

      second, concurrently, to the group 1 senior certificates, pro rata, and then sequentially to the Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, Class 1-M5, Class 1-M6, Class 1-M7, Class 1-M8 and Class 1-M9 Certificates, in that order, any interest which is unpaid under the interest payment priorities;

      third, from the "available basis risk amount," which is a calculated portion of amounts on deposit in the supplemental interest trust, concurrently, to the group 1 senior certificates, pro rata, and then sequentially to the Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, Class 1-M5, Class 1-M6, Class 1-M7, Class 1-M8 and Class 1-M9 Certificates, in that order, to pay any basis risk shortfalls and unpaid basis risk shortfalls for each such class, to the extent unpaid from the group 1 interest rate cap agreement, as described under "Description of the Certificates--The Swap Counterparty-- Application of Deposits and Payments Received by the Supplemental Interest Trust;"

      fourth, to the group 1 senior certificates (allocated as described herein under "Description of the Certificates--The Swap Counterparty--Application of Deposits and Payments Received by the Supplemental Interest Trust"), and group 1 subordinate certificates, sequentially, in order of
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priority, certain amounts of principal necessary, to create, restore or maintain the required overcollateralization target, to the extent unpaid from excess cashflow;

      fifth, concurrently, to the group 1 senior certificates, pro rata, and then sequentially, to the Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, Class 1-M5, Class 1-M6, Class 1-M7, Class 1-M8 and Class 1-M9 Certificates, in that order, any basis risk shortfalls and unpaid basis risk shortfalls for each such class, to the extent unpaid above and from the group 1 interest rate cap agreement, as described under "Description of the Certificates--The Swap Counterparty--Application of Deposits and Payments Received by the Supplemental Interest Trust;"

      sixth, concurrently, to the group 1 senior certificates, pro rata, in proportion to such amounts, any remaining "deferred amounts," which generally are amounts in respect of any realized losses previously allocated to those certificates, and any interest thereon to the extent unpaid from excess cashflow;

      seventh, to each class of Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, Class 1-M5, Class 1-M6, Class 1-M7, Class 1-M8 and Class 1-M9 Certificates, sequentially, in that order, any remaining "deferred amounts," which generally are amounts in respect of any realized losses previously allocated to those certificates to the extent unpaid from excess cashflow;

      eighth, for the purchase of any replacement interest rate swap agreement (if necessary);

      ninth, to the swap counterparty, any unpaid swap termination payment owed to the swap counterparty which was due to a breach by the swap counterparty or where the swap counterparty was the sole affected party; and

      tenth, to the Class S-X certificates.

      See "Description of the Certificates--Supplemental Interest
Trust--Interest Rate Swap Agreement" and "--Application of Deposits and Payments Received by the Supplemental Interest Trust" in this prospectus supplement.

Principal Payments

      Amounts Available for Principal Payments

      The amount of principal payable to the group 1 certificates and the group 2 certificates will be determined by (1) funds received on the pool 1 and pool 2 mortgage loans, as applicable, that are available to make principal payments on the related certificates and formulas that allocate portions of principal payments received on the pool 1 and pool 2 mortgage loans among the different related certificate classes, (2) the application of excess interest from each such mortgage pool to pay principal on the related certificates and (3) in the case of the group 1 certificates, any net swap payments made to the supplemental interest trust.

      Funds received on the mortgage loans may consist of (1) expected monthly scheduled payments or (2) unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

      The Class 1-AIO Certificates are interest-only certificates and will not be entitled to distributions of principal. The manner of allocating payments of principal on the mortgage loans in each pool among the related certificates will differ, as described in this prospectus supplement, depending upon the occurrence of several different events or triggers:

      In the case of the pool 1:

      o whether a distribution date occurs before, or on or after, the "pool 1 stepdown date," which is the earlier of (x) the first distribution date following the distribution date on which the class principal amounts of the group 1 senior certificates have each been reduced to zero and (y) the later of (1) the distribution date in November 2009 and (2) the first distribution date on which the ratio of (a) the total principal balance of the group 1 subordinate certificates plus any overcollateralization amount related to pool 1 to (b) the total principal balance of the pool 1 mortgage loans equals or exceeds the applicable percentage specified in this prospectus supplement;

      o whether a "pool 1 cumulative loss trigger event" occurs, which is when cumulative losses on the pool 1 mortgage loans are
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            higher than certain levels specified in this prospectus supplement;

      o whether a "pool 1 delinquency event" occurs, which is when the rate of delinquencies of the pool 1 mortgage loans over any three-month period is higher than certain levels set forth in this prospectus supplement; and

      o whether the total principal balance of the group 1 subordinate certificates has been reduced to zero.

      In the case of the pool 2:

      o whether a distribution date occurs before, or on or after, the "pool 2 stepdown date," which is the earlier of (x) the first distribution date following the distribution date on which the class principal amounts of the group 2 senior certificates have each been reduced to zero and amounts due to the certificate insurer have been paid in full and (y) the later of (1) the distribution date in November 2009 and (2) the first distribution date on which the ratio of (a) the total principal balance of the group 2 subordinate certificates plus any overcollateralization amount related to pool 2 to (b) the total principal balance of the pool 2 mortgage loans equals or exceeds the applicable percentage specified in this prospectus supplement;

      o whether a "pool 2 cumulative loss trigger event" occurs, which is when cumulative losses on the pool 2 mortgage loans are higher than certain levels specified in this prospectus supplement;

      o whether a "pool 2 delinquency event" occurs, which is when the rate of delinquencies of the pool 2 mortgage loans over any three-month period is higher than certain levels set forth in this prospectus supplement; and

      o whether the total principal balance of the group 2 subordinate certificates has been reduced to zero.

      See "Description of the Certificates--Distributions of Principal" in this prospectus supplement for the priority of payment of principal and "Glossary of Defined Terms" in this prospectus supplement for a description of the defined terms relevant to the payment of principal.

Priority of Principal Payments

      The key payment concept for distributions of principal on the group 1 certificates and group 2 certificates is the "principal distribution amount," which is, generally, for any distribution date and either pool, the amount of principal collected or advanced by the servicers on the mortgage loans in that mortgage pool during the related collection period, including any prepayments in full or in part collected during the related prepayment period, plus other amounts collected or recovered (such as insurance proceeds) which will be allocated to principal, but minus certain costs reimbursable to the trustee, the servicers, the master servicer or the custodians or any overcollateralization release amounts.

      See "Glossary of Terms" in this prospectus supplement for a description of the Principal Distribution Amount.

      For pool 1:

      A. On each distribution date which occurs (a) before the pool 1 stepdown date or (b) on or after the pool 1 stepdown date, when a pool 1 trigger event is in effect, until the aggregate certificate principal amount of the group 1 certificates equals a certain target amount, the principal distribution amount for pool 1 will be paid in the following order of priority:

            (a) any net swap payment or swap termination payment (not due to a breach by the swap counterparty or certain termination events where the swap counterparty is the sole affected party) owed to the swap counterparty (to the extent not paid from the interest remittance amount for pool 1);

            (b) to the group 1 senior certificates in the priorities as set forth under "Description of the Certificates--Distributions of Principal--Principal Distribution Priorities" in this prospectus supplement, until the group 1 senior certificates have been paid to zero;

            (c) to each class of Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, Class 1-M5, Class 1-M6, Class 1-M7, Class 1-M8 and Class 1-M9 Certificates, sequentially, in that order, until each such class has been paid to zero; and
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            (d) any remaining amount of principal distribution amount will be applied as part of monthly excess cashflow for pool 1 for that distribution date, as described under "--Enhancement of Likelihood of Payment on the Certificates--Application of Excess Cashflow" below.

      B. On each distribution date which occurs (a) on or after the pool 1 stepdown date and (b) when a pool 1 trigger event is not in effect, the principal distribution amount for pool 1 will be paid in the following order of priority:

            (a) any net swap payment or swap termination payment (not due to a breach by the swap counterparty or certain termination events where the swap counterparty is the sole affected party) owed to the swap counterparty (to the extent not paid from the interest remittance amount for pool 1);

            (b) to the group 1 senior certificates in the priorities as set forth under "Description of the Certificates--Distributions of Principal--Principal Distribution Priorities" in this prospectus supplement, until the group 1 senior certificates have been paid to meet certain credit enhancement targets;

            (c) to each class of Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, Class 1-M5, Class 1-M6, Class 1-M7, Class 1-M8 and Class 1-M9 Certificates, sequentially, in that order, until each such class has been paid to meet certain credit enhancement targets; and

            (d) any remaining amount of principal distribution amount will be applied as part of monthly excess cashflow for pool 1 for that distribution date, as described under "--Enhancement of Likelihood of Payment on the Certificates--Application of Excess Cashflow" below.

      For pool 2:

      A. On each distribution date which occurs (a) before the pool 2 stepdown date or (b) on or after the pool 2 stepdown date, when a pool 2 trigger event is in effect, until the aggregate certificate principal amount of the group 2 certificates equals a certain target amount, the principal distribution amount for pool 2 will be paid in the following order of priority:

            (a) to the group 2 senior certificates in the priorities as set forth under "Description of the Certificates--Distributions of Principal--Principal Distribution Priorities" in this prospectus supplement, until the group 2 senior certificates have been paid to zero;

            (b) to each class of Class WF-M1, Class WF-M2, Class WF-M3, Class WF-M4, Class WF-M5, Class WF-M6, Class WF-M7, Class WF-M8, Class WF-M9 and Class WF-M10 Certificates, sequentially, in that order, until each such class has been paid to zero;

            (c) to the certificate insurer, any unreimbursed insured payments and amounts due under the insurance agreement, with interest thereon at a specified rate, to the extent unpaid from the interest remittance amount for pool 2; and

            (d) any remaining amount of principal distribution amount will be applied as part of monthly excess cashflow for pool 2 for that distribution date, as described under "--Enhancement of Likelihood of Payment on the Certificates--Application of Excess Cashflow" below.

      B. On each distribution date which occurs (a) on or after the pool 2 stepdown date and (b) when a pool 2 trigger event is not in effect, the principal distribution amount for pool 2 will be paid in the following order of priority:

            (a) to the group 2 senior certificates in the priorities as set forth under "Description of the Certificates--Distributions of Principal--Principal Distribution Priorities" in this prospectus supplement, until the group 2 senior certificates have been paid to meet certain credit enhancement targets;

            (b) to each class of Class WF-M1, Class WF-M2, Class WF-M3, Class WF-M4, Class WF-M5, Class WF-M6, Class WF-M7, Class WF-M8, Class WF-M9 and Class WF-M10 Certificates, sequentially, in that order, until each such class has been paid to meet certain credit enhancement targets;

            (c) to the certificate insurer, any unreimbursed insured payments and amounts due under the insurance agreement, with interest thereon at a specified rate, to the extent unpaid
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      from the interest remittance amount for pool 2; and

            (d) any remaining amount of principal distribution amount will be applied as part of monthly excess cashflow for pool 2 for that distribution date, as described under "--Enhancement of Likelihood of Payment on the Certificates--Application of Excess Cashflow" below.

      In each case, the principal distribution amount for each mortgage pool will be paid as described above at the same time as the related principal distribution amount for the other mortgage pool.

      See "Description of the Certificates--Distributions of Principal--Principal Distribution Priorities" and "Glossary of Terms" in this prospectus supplement for a complete description of the priority of payment of principal and for a description of the terms relating to the payment of principal, respectively.

Limited Recourse

      The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund and, in the case of the group 1 certificates, the supplemental interest trust and the interest rate cap agreement, as allocated among the related certificates as described herein. Payments of principal and interest on the group 1 certificates and the Class 1-AIO Certificates (with respect to interest only) will be based solely on collections from the pool 1 mortgage loans, except to the extent paid from the supplemental interest trust and except to the extent that the group 1 certificates are paid from the interest rate cap agreement. Payments of principal and interest on the group 2 certificates will be based solely on collections from the pool 2 mortgage loans, except to the extent payments are received under the primary mortgage insurance policies and, with respect to the Class WF-3-1, Class WF-4-1 and Class WF-6-1 Certificates, payments are received under the certificate guaranty insurance policy issued by the certificate insurer. The trust fund will have no source of cash other than (1) collections and recoveries of the mortgage loans through insurance or otherwise, (2) amounts on deposit in the reserve funds available to cover basis risk shortfalls and unpaid basis risk shortfalls on the related certificates, (3) in the case of the group 1 certificates, certain payments from the supplemental interest trust, (4) in the case of the group 1 certificates, payments received under the group 1 interest rate cap agreement available to cover basis risk shortfalls and unpaid basis risk shortfalls on the group 1 certificates, (5) in the case of the group 2 certificates, certain payments received under the primary mortgage insurance policies and (6) in the case of the Class WF-3-1, Class WF-4-1 and Class WF-6-1 Certificates, payments received under the certificate guaranty insurance policy issued by MBIA Insurance Corporation. No other entity will be required or expected to make any payments on the certificates.

Enhancement of Likelihood of Payment on the Certificates

      The payment structure of this securitization includes excess interest and the application of excess cashflow, overcollateralization, subordination and loss allocation features and, in the case of pool 2, primary mortgage insurance to enhance the likelihood that holders of more senior classes of certificates will receive regular distributions of interest and principal. In addition, the supplemental interest trust will hold an interest rate swap agreement for the benefit of the group 1 certificateholders and the trust will enter into an interest rate cap agreement for the benefit of the group 1 certificateholders. In addition, the Class WF-3-1, Class WF-4-1 and Class WF-6-1 Certificates will have the benefit of the certificate guaranty insurance policy issued by MBIA Insurance Corporation.

      For pool 1, the Class 1-M9 Certificates are more likely to experience losses than the Class 1-M8 Certificates, Class 1-M7 Certificates, Class 1-M6 Certificates, Class 1-M5 Certificates, Class 1-M4 Certificates, Class 1-M3 Certificates, Class 1-M2 Certificates, Class 1-M1 Certificates and the group 1 senior certificates. The Class 1-M8 Certificates are more likely to experience losses than the Class 1-M7 Certificates, Class 1-M6 Certificates, Class 1-M5 Certificates, Class 1-M4 Certificates, Class 1-M3 Certificates, Class 1-M2 Certificates, Class 1-M1 Certificates and the group 1 senior certificates. The Class 1-M7 Certificates are more likely to experience losses than the Class 1-M6 Certificates, Class 1-M5 Certificates, Class 1-M4 Certificates, Class 1-M3 Certificates, Class 1-M2 Certificates, Class 1-M1 Certificates and the group 1 senior certificates. The Class 1-M6 Certificates are more likely to experience losses than the Class 1-M5 Certificates, Class 1-M4 Certificates, Class 1-M3 Certificates, Class 1-M2 Certificates, Class 1-M1 Certificates and the group 1 senior certificates. The Class 1-M5 Certificates are more likely to experience losses than the Class 1-M4
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Certificates, Class 1-M3 Certificates, Class 1-M2 Certificates, Class 1-M1 Certificates and the group 1 senior certificates. The Class 1-M4 Certificates are more likely to experience losses than the Class 1-M3 Certificates, Class 1-M2 Certificates, Class 1-M1 Certificates and the group 1 senior certificates. The Class 1-M3 Certificates are more likely to experience losses than the Class 1-M2 Certificates, Class 1-M1 Certificates and the group 1 senior certificates. The Class 1-M2 Certificates are more likely to experience losses than the Class 1-M1 Certificates and the group 1 senior certificates. The Class M1 Certificates are more likely to experience losses than the group 1 senior certificates. In addition, (i) the Class 1-A5 Certificates are more likely to experience losses than the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4A and Class 1-A4B Certificates because any such losses otherwise allocable to the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4A and Class 1-A4B Certificates will instead be allocated to the Class 1-A5 Certificates, as further described in this prospectus supplement, until the Class 1-A5 Certificates are reduced to zero and
(ii) the Class 1-A4B Certificates are more likely to experience losses than the Class 1-A4A Certificates because any losses otherwise allocable to the Class 1-A4A Certificates will instead be allocated to the Class 1-A4B Certificates, as further described in this prospectus supplement, until the Class 1-A4B Certificates are reduced to zero.

      For pool 2, the Class WF-M10 Certificates are more likely to experience losses than the Class WF-M9 Certificates, Class WF-M8 Certificates, Class WF-M7 Certificates, Class WF-M6 Certificates, Class WF-M5 Certificates, Class WF-M4 Certificates, Class WF-M3 Certificates, Class WF-M2 Certificates, Class WF-M1 Certificates and the group 2 senior certificates. The Class WF-M9 Certificates are more likely to experience losses than the Class WF-M8 Certificates, Class WF-M7 Certificates, Class WF-M6 Certificates, Class WF-M5 Certificates, Class WF-M4 Certificates, Class WF-M3 Certificates, Class WF-M2 Certificates, Class WF-M1 Certificates and the group 2 senior certificates. The Class WF-M8 Certificates are more likely to experience losses than the Class WF-M7 Certificates, Class WF-M6 Certificates, Class WF-M5 Certificates, Class WF-M4 Certificates, Class WF-M3 Certificates, Class WF-M2 Certificates, Class WF-M1 Certificates and the group 2 senior certificates. The Class WF-M7 Certificates are more likely to experience losses than the Class WF-M6 Certificates, Class WF-M5 Certificates, Class WF-M4 Certificates, Class WF-M3 Certificates, Class WF-M2 Certificates, Class WF-M1 Certificates and the group 2 senior certificates. The Class WF-M6 Certificates are more likely to experience losses than the Class WF-M5 Certificates, Class WF-M4 Certificates, Class WF-M3 Certificates, Class WF-M2 Certificates, Class WF-M1 Certificates and the group 2 senior certificates. The Class WF-M5 Certificates are more likely to experience losses than the Class WF-M4 Certificates, Class WF-M3 Certificates, Class WF-M2 Certificates, Class WF-M1 Certificates and the group 2 senior certificates. The Class WF-M4 Certificates are more likely to experience losses than the Class WF-M3 Certificates, Class WF-M2 Certificates, Class WF-M1 Certificates and the group 2 senior certificates. The Class WF-M3 Certificates are more likely to experience losses than the Class WF-M2 Certificates, Class WF-M1 Certificates and the group 2 senior certificates. The Class WF-M2 Certificates are more likely to experience losses than the Class WF-M1 Certificates and the group 2 senior certificates. The Class WF-M1 Certificates are more likely to experience losses than the group 2 senior certificates. In addition, (i) the Class WF-1-2 Certificates are more likely to experience losses than the Class WF-1-1 Certificates because any such losses otherwise allocable to the Class WF-1-1 Certificates will instead be allocated to the Class WF-1-2 Certificates, as further described in this prospectus supplement, until the Class WF-1-2 Certificates are reduced to zero and (ii) the Class WF-3-3 Certificates are more likely to experience losses than the Class WF-3-2 Certificates because any losses otherwise allocable to the Class WF-3-2 Certificates will instead be allocated to the Class WF-3-3 Certificates, as further described in this prospectus supplement, until the Class WF-3-3 Certificates are reduced to zero.

      See "Risk Factors--Potential Inadequacy of Credit Enhancement and Other Support," "Description of the Certificates--Credit Enhancement," "--The Interest Rate Cap Agreement" and "--Supplemental Interest Trust" in this prospectus supplement for a more detailed description of excess interest, overcollateralization, subordination, loss allocation, primary mortgage insurance, the interest rate cap agreement and the interest rate swap agreement.

Subordination of Payments

      The group 1 senior certificates and the Class 1-AIO Certificates (with respect to interests only) will have a payment priority over the group 1 subordinate certificates. The Class 1-M1 Certificates will have a payment priority over the Class 1-M2, Class 1-M3, Class 1-M4, Class 1-M5, Class 1-M6, Class 1-M7,
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Class 1-M8 and Class 1-M9 Certificates. The Class 1-M2 Certificates will have a payment priority over the Class 1-M3, Class 1-M4, Class 1-M5, Class 1-M6, Class 1-M7, Class 1-M8 and Class 1-M9 Certificates. The Class 1-M3 Certificates will have a payment priority over the Class 1-M4, Class 1-M5, Class 1-M6, Class 1-M7, Class 1-M8 and Class 1-M9 Certificates. The Class 1-M4 Certificates will have a payment priority over the Class 1-M5, Class 1-M6, Class 1-M7, Class 1-M8 and Class 1-M9 Certificates. The Class 1-M5 Certificates will have a payment priority over the Class 1-M6, Class 1-M7, Class 1-M8 and Class 1-M9 Certificates. The Class 1-M6 Certificates will have a payment priority over the Class 1-M7, Class 1-M8 and Class 1-M9 Certificates. The Class 1-M7 Certificates will have a payment priority over the Class 1-M8 and Class 1-M9 Certificates. The Class 1-M8 Certificates will have a payment priority over the Class 1-M9 Certificates. The group 1 certificates will also have a payment priority over the Class C-X Certificates with respect to any proceeds received from the Group 1 interest rate cap agreement. The group 1 certificates will have a payment priority over the Class S-X Certificates with respect to any proceeds received from the interest rate swap agreement. Each class of group 1 certificates and the Class 1-AIO Certificates (with respect to interest only) will have a payment priority over the Class 1-X, Class S-X, Class C-X, Class LT-R-1 and Class R-1 Certificates (which are not offered hereby).

      The group 2 senior certificates will have a payment priority over the group 2 subordinate certificates. The Class WF-M1 Certificates will have a payment priority over the Class WF-M2, Class WF-M3, Class WF-M4, Class WF-M5, Class WF-M6, Class WF-M7, Class WF-M8, Class WF-M9 and Class WF-M10 Certificates. The Class WF-M2 Certificates will have a payment priority over the Class WF-M3, Class WF-M4, Class WF-M5, Class WF-M6, Class WF-M7, Class WF-M8, Class WF-M9 and Class WF-M10 Certificates. The Class WF-M3 Certificates will have a payment priority over the Class WF-M4, Class WF-M5, Class WF-M6, Class WF-M7, Class WF-M8, Class WF-M9 and Class WF-M10 Certificates. The Class WF-M4 Certificates will have a payment priority over the Class WF-M5, Class WF-M6, Class WF-M7, Class WF-M8, Class WF-M9 and Class WF-M10 Certificates. The Class WF-M5 Certificates will have a payment priority over the Class WF-M6, Class WF-M7, Class WF-M8, Class WF-M9 and Class WF-M10 Certificates. The Class WF-M6 Certificates will have a payment priority over the Class WF-M7, Class WF-M8, Class WF-M9 and Class WF-M10 Certificates. The Class WF-M7 Certificates will have a payment priority over the Class WF-M8, Class WF-M9 and Class WF-M10 Certificates. The Class WF-M8 Certificates will have a payment priority over the Class WF-M9 and Class WF-M10 Certificates. The Class WF-M9 Certificates will have a payment priority over the Class WF-M10 Certificates. Each class of group 2 certificates will have a payment priority over the Class 2-X, Class LT-R-2 and Class R-2 Certificates (which are not offered hereby).

      See "Description of the Certificates--Credit Enhancement--Subordination" in this prospectus supplement.

Allocation of Losses

      As described in this prospectus supplement, amounts representing losses on the mortgage loans (to the extent that those losses exceed excess interest and any overcollateralization, in each case related to the applicable pool, as described in this prospectus supplement) will be applied sequentially to reduce the principal amount of the class of subordinate certificates for the related mortgage pool still outstanding that has the lowest payment priority, until the principal amount of that class has been reduced to zero. If the applicable subordination provided by the subordinate certificates is insufficient to absorb losses, then the losses realized by the applicable pool of mortgage loans will be allocated pro rata in reduction of the principal amount of the related group of senior certificates; provided, however, (1) that losses that would otherwise reduce the principal amount of the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4A and Class 1-A4B Certificates will first reduce the principal amount of the Class 1-A5 Certificates until the principal amount of the Class 1-A5 Certificates has been reduced to zero, (2) that, after the Class 1-A5 Certificates have been reduced to zero, losses that would otherwise reduce the principal amount of the Class 1-A4A Certificates will first reduce the principal amount of the Class 1-A4B Certificates until the principal amount of the Class 1-A4B Certificates has been reduced to zero, (3) that losses that would otherwise reduce the principal amount of the Class WF-1-1 Certificates will first reduce the principal amount of the Class WF-1-2 Certificates until the principal amount of the Class WF-1-2 Certificates has been reduced to zero and
(4) that losses that would otherwise reduce the principal amount of the Class WF-3-2 Certificates will first reduce the principal amount of the Class WF-3-3 Certificates until the principal amount of the Class WF-3-3 Certificates has been reduced to zero.
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      For example, losses in pool 1 in excess of overcollateralization and excess interest will first be allocated in reduction of the principal amount of the Class 1-M9 Certificate until it has been reduced to zero, then to the Class 1-M8 Certificate, then to the Class 1-M7 Certificate, then to the Class 1-M6 Certificate, then to the Class 1-M5 Certificate, then to the Class 1-M4 Certificate, then to the Class 1-M3 Certificate, then to the Class 1-M2 Certificate, and then to the Class 1-M1 Certificate, in each case, until the principal amount of each such certificate has been reduced to zero. If the applicable subordination is insufficient to absorb losses, then such additional losses will reduce the principal amounts of the group 1 senior certificates on a pro rata basis, until the principal amount of each such class is reduced to zero, as described in this prospectus supplement; provided, however, that losses that would otherwise reduce the principal amount of the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4A and Class 1-A4B Certificates will first reduce the principal amount of the Class 1-A5 Certificates until the principal amount of the Class 1-A5 Certificates has been reduced to zero; provided, further, that, after the principal amount of the Class 1-A5 Certificates has been reduced to zero, losses that would otherwise reduce the principal amount of the Class 1-A4A Certificates will first reduce the principal amount of the Class 1-A4B Certificates until the principal amount of the Class 1-A4B Certificates has been reduced to zero.

      Losses in pool 2 in excess of overcollateralization and excess interest will first be allocated in reduction of the principal amount of the Class WF-M10 Certificate until it has been reduced to zero, then to the Class WF-M9 Certificate, then to the Class WF-M8 Certificate, then to the Class WF-M7 Certificate, then to the Class WF-M6 Certificate, then to the Class WF-M5 Certificate, then to the Class WF-M4 Certificate, then to the Class WF-M3 Certificate, then to the Class WF-M2 Certificate and then to the Class WF-M1 Certificate, in each case, until the principal amount of each such certificate has been reduced to zero. If the applicable subordination is insufficient to absorb losses, then such additional losses will reduce the principal amounts of the group 2 senior certificates, until the principal amount of each such class is reduced to zero; provided, however, (1) that losses that would otherwise reduce the principal amount of the Class WF-1-1 Certificates will first reduce the principal amount of the Class WF-1-2 Certificates until the principal amount of the Class WF-1-2 Certificates has been reduced to zero and (2) that losses that would otherwise reduce the principal amount of the Class WF-3-2 Certificates will first reduce the principal amount of the Class WF-3-3 Certificates until the principal amount of the Class WF-3-3 Certificates has been reduced to zero.

      Because there exists no cross-collateralization between mortgage pools, losses on the mortgage loans in one pool cannot be absorbed by collections on the mortgage loans in the unrelated pool. If a loss has been allocated to reduce the principal amount of a certificate, it is unlikely that a holder of that certificate will receive any payment in respect of that reduction, except in the case of the Class WF-3-1, Class WF-4-1 and Class WF-6-1 Certificates to the extent covered by the certificate insurance policy, as described below.

      See "Description of the Certificates--Credit Enhancement--Application of Realized Losses" in this prospectus supplement.

Excess Interest

      The mortgage loans in each mortgage pool bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the related certificates and such pool's allocable portion of certain fees and expenses of the trust fund, including, in the case of pool 1, any swap payments owed to the swap counterparty (not due to a breach by the swap counterparty or certain termination events where the swap counterparty is the sole affected party) and, in the case of pool 2, the monthly premium due to the certificate insurer under the certificate insurance policy. This "excess interest" received from the mortgage loans in pool 1 and pool 2 each month will be available to absorb realized losses on the related mortgage loans in pool 1 or pool 2, as applicable, and to create and maintain the required level of overcollateralization with respect to each such pool, as applicable.

      See "Risk Factors--Risks Related to Potential Inadequacy of Credit Enhancement and Other Support" and "Description of the Certificates--Credit Enhancement--Excess Interest" in this prospectus supplement.

Application of Excess Cashflow

      For each pool, the amount of any excess interest, together with certain amounts of the principal remittance amount related to such pool and not paid to the related certificates will be applied as "excess cashflow" in order to pay interest and principal, as applicable, on the offered certificates related to such pool, to absorb realized losses on the related mortgage loans, to create and maintain the
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required level of overcollateralization with respect to such pool, to pay related interest shortfalls, basis risk shortfalls and unpaid basis risk shortfalls and to pay related reductions, if any, in the principal balances of certain related classes of certificates due to losses.

      Any excess cashflow from pool 1 will be paid on each distribution date in the following order of priority:

      first, the excess cashflow will be paid to the group 1 senior certificates and the Class 1-AIO Certificates, to pay any current interest due and any interest unpaid from previous months for such classes, plus interest on such amounts, for such distribution date, to the extent not paid under "--Interest Payment Priorities" above, pro rata, in proportion to such remaining amounts;

      second, any remaining excess cashflow will be paid to the Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, Class 1-M5, Class 1-M6, Class 1-M7, Class 1-M8 and Class 1-M9 Certificates, to pay any current interest due and any interest unpaid from previous months for such classes, plus interest on such amounts, for such distribution date, to the extent not paid under "--Interest Payment Priorities" above, sequentially, in that order;

      third, any remaining excess cashflow will be paid to the trustee, to pay to the trustee previously unreimbursed extraordinary costs, liabilities and expenses, to the extent provided in the trust agreement;

      fourth, any remaining excess cashflow will be paid as principal to the group 1 senior certificates, to the extent unpaid under "Description of the Certificates-- Distributions of Principal--Principal Payment Priorities" in this prospectus supplement, generally in accordance with the priorities and to the extent summarized under "--Payments of the Certificates--Principal Payments--Priority of Principal Payments" above;

      fifth, any remaining excess cashflow will be paid as principal to the Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, Class 1-M5, Class 1-M6, Class 1-M7, Class 1-M8 and Class 1-M9 Certificates, sequentially, in that order, generally in accordance with the priorities and to the extent unpaid as summarized under "--Payments of the Certificates-- Principal Payments--Priority of Principal Payments" above;

      sixth, any remaining excess cashflow will be paid to the group 1 senior certificates, pro rata, in proportion to such amounts, to pay any basis risk shortfalls and unpaid basis risk shortfalls on those classes (to the extent unpaid from the group 1 interest rate cap agreement and the supplemental interest trust) as described under "Description of the Certificates--Credit Enhancement-- Application of Monthly Excess Cashflow" in this prospectus supplement;

      seventh, any remaining excess cashflow will be paid to the Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, Class 1-M5, Class 1-M6, Class 1-M7, Class 1-M8 and Class 1-M9 Certificates, sequentially, in that order, to pay any basis risk shortfalls and unpaid basis risk shortfalls on those classes (to the extent unpaid from the group 1 interest rate cap agreement and the supplemental interest trust) as described under "Description of the Certificates--Credit Enhancement--Application of Monthly Excess Cashflow" in this prospectus supplement;

      eighth, any remaining excess cashflow will be paid concurrently to the group 1 senior certificates pro rata, in proportion to such amounts, as "deferred amounts," which generally are amounts in respect of any realized losses previously allocated to those certificates, together with interest thereon;

      ninth, any remaining excess cashflow will be paid to the Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, Class 1-M5, Class 1-M6, Class 1-M7, Class 1-M8 and Class 1-M9 Certificates, sequentially, in that order, as "deferred amounts," which generally are amounts in respect of any realized losses previously allocated to those certificates;

      tenth, any remaining excess cashflow will be paid to the Class 1-X and Class 1-P Certificates, as described in this prospectus supplement;

      eleventh, any remaining excess cashflow will be paid to the supplemental interest trust for distribution to the swap counterparty to pay any swap termination payments (due to a breach by the swap counterparty or certain termination events where the swap counterparty is the sole affected party) owed to the swap counterparty; and

      twelfth, any remaining excess cashflow will be paid to the various residual certificates not offered by this prospectus supplement.
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      Any excess cashflow for pool 2 will be paid on each distribution date in the following order of priority:

      first, the excess cashflow will be paid to the group 2 senior certificates, to pay any current interest due and any interest unpaid from previous months for such class, plus interest on such amounts, for such distribution date, to the extent not paid under "--Interest Payment Priorities" above, pro rata, in proportion to such remaining amounts;

      second, any remaining excess cashflow will be paid to the Class WF-M1, Class WF-M2, Class WF-M3, Class WF-M4, Class WF-M5, Class WF-M6, Class WF-M7, Class WF-M8, Class WF-M9 and Class WF-M10 Certificates, to pay any current interest due and any interest unpaid from previous months for such classes, plus interest on such amounts, for such distribution date, to the extent not paid under "--Interest Payment Priorities" above, sequentially, in that order;

      third, any remaining excess cashflow will be paid to the trustee, to pay previously unreimbursed extraordinary costs, liabilities and expenses, to the extent provided in the trust agreement;

      fourth, any remaining excess cashflow will be paid as principal to the group 2 senior certificates, after giving effect to distributions of principal on such distribution date as described under "Description of the Certificates-- Distributions of Principal--Principal," above;

      fifth, any remaining excess cashflow will be paid to the certificate insurer, to pay any unreimbursed insured payments and any other amounts due under the insurance agreement, to the extent not paid under "--Interest Payment Priorities" above;

      sixth, any remaining excess cashflow will be paid as principal to the Class WF-M1, Class WF-M2, Class WF-M3, Class WF-M4, Class WF-M5, Class WF-M6, Class WF-M7, Class WF-M8, Class WF-M9 and Class WF-M10 Certificates, sequentially, in that order, generally in accordance with the priorities and to the extent unpaid as summarized under "--Payments of the Certificates-- Principal Payments--Priority of Principal Payments" above;

      seventh, any remaining excess cashflow will be paid to the group 2 senior certificates, to pay any basis risk shortfalls and unpaid basis risk shortfalls on each such class as described under "Description of the Certificates--Credit Enhancement-- Application of Monthly Excess Cashflow" in this prospectus supplement;

      eighth, any remaining excess cashflow will be paid to the Class WF-M1, Class WF-M2, Class WF-M3, Class WF-M4, Class WF-M5, Class WF-M6, Class WF-M7, Class WF-M8, Class WF-M9 and Class WF-M10 Certificates, sequentially, in that order, to pay any basis risk shortfalls and unpaid basis risk shortfalls on those classes as described under "Description of the Certificates--Credit Enhancement-- Application of Monthly Excess Cashflow" in this prospectus supplement;

      ninth, any remaining excess cashflow will be paid to the group 2 senior certificates, pro rata, in proportion to such amounts as "deferred amounts," which generally are amounts in respect of any realized losses previously allocated to such certificates, together with interest thereon;

      tenth, any remaining excess cashflow will be paid to the Class WF-M1, Class WF-M2, Class WF-M3, Class WF-M4, Class WF-M5, Class WF-M6, Class WF-M7, Class WF-M8, Class WF-M9 and Class WF-M10 Certificates, sequentially, in that order, as "deferred amounts," which generally are amounts in respect of any realized losses previously allocated to those certificates; and

      eleventh, any remaining excess cashflow will be paid to various certificates not offered by this prospectus supplement, including residual certificates.

      See "Risk Factors--Risks Related to Potential Inadequacy of Credit Enhancement and Other Support" and see also "Description of the Certificates--Credit Enhancement--Application of Monthly Excess Cashflow" in this prospectus supplement for a complete description of the priority of payment of excess cashflow.

Overcollateralization

      On the closing date, the total principal balance of the pool 1 mortgage loans is expected to exceed the total principal amount of the group 1 certificates by approximately $5,344,033, which is approximately 0.55% of the total principal balance of the pool 1 mortgage loans as of the cut-off date. Thereafter, to the extent described in this prospectus supplement, beginning with the first distribution date, any interest received on the pool 1 mortgage loans in excess of the amount needed to pay monthly interest
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on the group 1 certificates and the Class 1-AIO Certificates and that pool's allocable portion of the fees and expenses of the trust fund, including any swap payments owed to the swap counterparty (not due to a breach by the swap counterparty or certain termination events where the swap counterparty is the sole affected party), and, to the extent described in this prospectus supplement, amounts received under the swap agreement will be applied to reduce the total principal amount of the group 1 certificates until the total principal balance of the pool 1 mortgage loans exceeds the total principal amount of those certificates by an amount equal to approximately $7,278,758, which is 0.75% of the total principal balance of the pool 1 mortgage loans as of the cut-off date. This condition is referred to as "pool 1 overcollateralization" in this prospectus supplement. For any distribution date on or after the pool 1 stepdown date, the amount of overcollateralization required will decrease (except in the case of certain loss trigger events), as described in the definition of "Pool 1 Targeted Overcollateralization Amount" in the Glossary of Defined Terms set forth in this prospectus supplement. We cannot, however, assure you that sufficient interest will be generated by the pool 1 mortgage loans or that sufficient swap payments will be received under the swap agreement, to the extent described herein, to achieve and maintain the required level of overcollateralization.

      On the closing date, the total principal balance of the pool 2 mortgage loans is expected to exceed the total principal amount of the group 2 certificates by approximately $2,600,816, which is approximately 0.75% of the total principal balance of the pool 2 mortgage loans as of the cut-off date. Thereafter, to the extent described in this prospectus supplement, beginning with the first distribution date, any interest received on the pool 2 mortgage loans in excess of the amount needed to pay monthly interest on the group 2 certificates and that pool's allocable portion of the fees and expenses of the trust fund (including the monthly premium due under the certificate insurance policy with respect to the Class WF-3-1, Class WF-4-1 and Class WF-6-1 Certificates) will be applied to reduce the total principal amount of the group 2 certificates until the total principal balance of the pool 2 mortgage loans exceeds the total principal amount of those certificates by an amount equal to approximately $2,762,159, which is 0.80% of the total principal balance of the pool 2 mortgage loans as of the cut-off date. This condition is referred to as "pool 2 overcollateralization" in this prospectus supplement. For any distribution date on or after the pool 2 stepdown date, the amount of overcollateralization required will decrease (except in the case of certain loss trigger events), as described in the definition of "Pool 2 Targeted Overcollateralization Amount" in the Glossary of Defined Terms set forth in this prospectus supplement. We cannot, however, assure you that sufficient interest will be generated by the pool 2 mortgage loans to maintain the required level of overcollateralization.

      See "Risk Factors--Risks Related to Potential Inadequacy of Credit Enhancement and Other Support" and "Description of the Certificates--Credit Enhancement--Overcollateralization" in this prospectus supplement.

The Interest Rate Swap Agreement

      Any net swap payment received under the interest rate swap agreement will be applied to pay certain interest shortfalls, to create and maintain the required level of overcollateralization and repay losses on the group 1 certificates, as described in this prospectus supplement.

      See "Risk Factors--Potential Inadequacy of Credit Enhancement and Other Support--The Interest Rate Swap Agreement," "Description of the Certificates-- Supplemental Interest Trust--Interest Rate Swap Agreement" and "--Application of Deposits and Payments Received by the Supplemental Interest Trust" in this prospectus supplement.

The Certificate Insurance Policy

      The MBIA Insurance Corporation certificate guaranty insurance policy will guarantee certain interest and principal payments to holders of the Class WF-3-1, Class WF-4-1 and Class WF-6-1 Certificates under the instances described in this prospectus supplement. No other classes of certificates will benefit from the certificate guaranty insurance policy.

      For information about MBIA Insurance Corporation and for a more detailed discussion of the MBIA Insurance Corporation certificate guaranty insurance policy, see "Description of the Certificates--The Certificate Insurance Policy" in this prospectus supplement.

Fees and Expenses

      Before payments are made on the certificates, the related servicer will be paid a monthly fee
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calculated, in the case of approximately 99.94% of the pool 1 mortgage loans, at a per annum rate equal to 0.250% on the total principal balance of such mortgage loans, and in the case of approximately 0.06% of the pool 1 mortgage loans and all of the pool 2 mortgage loans, at a per annum rate equal to 0.375% on the total principal balance of such mortgage loans (each subject to reduction as described in this prospectus supplement).

      For approximately 32.20% of the pool 1 mortgage loans, at the end of the fixed period for such pool 1 mortgage loans that are Adjustable Rate Mortgage Loans and serviced by Aurora Loan Services LLC, the monthly fee will change from 0.250% per annum to 0.375% per annum.

      In addition, the providers of the loan-level primary mortgage insurance policies will be paid a monthly fee calculated as an annual percentage on the principal balance of each mortgage loan in pool 2 insured by that primary mortgage insurance provider. These fees will be 0.450% annually for Mortgage Guaranty Insurance Corporation and between 0.115% to 2.581% annually (with a weighted average as of the cut-off date of approximately 0.771% annually) for PMI Mortgage Insurance Co.

      The certificate insurer will receive a monthly premium equal to 1/12 of the product of either 0.060% per annum (in the case of the Class WF-3-1 and Class WF-4-1 Certificates) or 0.065% per annum (in the case of the Class WF-6-1 Certificates) and the total principal balance of the Class WF-3-1, Class WF-4-1 and Class WF-6-1 Certificates (determined prior to giving effect to distributions on that date), plus unreimbursed insured payments and other amounts due the certificate insurer under the insurance agreement with accrued interest thereon.

      The master servicer will receive as compensation the investment income on funds held in the collection account. The trustee will receive as compensation the investment income on funds held in the certificate account.

      Expenses of the servicers, the custodians, the master servicer and the certificate insurer will be reimbursed before payments are made on the certificates. Expenses of the trustee will be reimbursed up to a specified amount annually before payments are made on the certificates; any additional unpaid expenses will be paid to the trustee after payments of interest on the certificates have been made.

      See "Fees and Expenses of the Trust Fund" in this prospectus supplement.

Final Scheduled Distribution Date

      The final scheduled distribution date for the offered certificates will be the applicable distribution date specified in the table on page S-2, determined by adding one month to the month of scheduled maturity of the latest maturing mortgage loan in each mortgage pool, as applicable, in the trust fund. The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially earlier, than the applicable final scheduled distribution date.

The NIMS Insurer

      One or more insurance companies, referred to herein collectively as the NIMS Insurer, may issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust or other special purpose entity and secured by all or a portion of the Class 1-P, Class 2-P, Class C-X, Class S-X, Class 1-X and Class 2-X Certificates. In that event, the NIMS Insurer will be able to exercise rights which could adversely affect certificateholders.

      We refer you to "Risk Factors--Rights of the NIMS Insurer May Affect Certificates" in the prospectus for additional information concerning the NIMS Insurer.

The Mortgage Loans

      On the closing date, which is expected to be on or about October 31, 2006, the assets of the trust fund will consist primarily of one pool of conventional, first lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans and a second pool of conventional, first lien, fixed rate, fully amortizing and balloon, residential mortgage loans with a total principal balance as of the cut-off date of approximately $1,315,770,849.

      The mortgage loans will be secured by mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

      The depositor expects that the mortgage loans will have the following approximate characteristics as of the cut-off date:
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                          Pool 1 Mortgage Loan Summary

                                                                                   Weighted         Total
                                                             Range or Total        Average        Percentage
                                                             --------------        --------       ----------
Number of Mortgage Loans.............................            3,665                -               -
 Rate Type:
     Adjustable Rate.................................            2,045                -             70.00%
     Fixed Rate......................................            1,620                -             30.00%
Total Scheduled Principal Balance....................         $970,501,032            -               -
Scheduled Principal Balances.........................    $19,148 to $2,000,000     $264,802           -
Mortgage Rates.......................................      3.875% to 11.500%        7.648%            -
Original Terms to Maturity (in months)...............          180 to 480            360              -
Remaining Terms to Maturity (in months)..............          129 to 477            358              -
Original Loan-to-Value Ratios........................       8.00% to 100.00%        80.77%            -
Number of Interest-Only Mortgage Loans...............            2,180                -             72.97%
Number of Balloon Loans..............................              24                 -              0.55%
 Geographic Distribution in Excess of 10.00%
    of the Total Scheduled Principal Balance:
     California......................................             524                 -             23.53%
     Florida.........................................             413                 -             11.67%
Number of Mortgage Loans in the Maximum
Single Zip Code Concentration........................              10                 -              0.51%
Credit Scores(1).....................................          496 to 822            691
 Number of Mortgage Loans with Prepayment
Penalties at Origination.............................            1,261                -             35.65%
Gross Margins(2).....................................       2.000% to 5.000%        3.308%            -
Maximum Mortgage Rates(2)............................      9.875% to 16.950%       13.428%            -
Minimum Mortgage Rates(2)............................      2.000% to 10.950%        5.642%            -
Months to Next Mortgage Rate Adjustment(2)...........           5 to 120              52              -
Initial Caps(2)......................................       1.000% to 6.000%        4.558%            -
Periodic Caps(2).....................................       1.000% to 2.000%        1.984%            -
 Index
     None............................................            1,620              30.00%            -
     Six-Month LIBOR.................................            1,961              67.21%            -
     One-Year LIBOR..................................              83               2.78%             -
     One-Year CMT....................................              1                0.01%             -
 Original Interest-Only Term
     None............................................            1,485              27.03%            -
     3-Years.........................................              2                0.09%             -
     5-Years.........................................             642               19.70%            -
     10-Years........................................            1,536              53.17%            -

----------
(1) Only applicable to the pool 1 mortgage loans that have credit scores. Approximately 0.09% of the pool 1 mortgage loans do not have credit scores.

(2)   Only applicable to the adjustable rate pool 1 mortgage loans.
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                          Pool 2 Mortgage Loan Summary

                                                                                   Weighted         Total
                                                             Range or Total        Average        Percentage
                                                             --------------        --------       ----------
Number of Mortgage Loans.............................            1,774                -               -
 Rate Type:
     Adjustable Rate....................................           0                  -              0.00%
     Fixed Rate.........................................         1,774                -            100.00%
Total Scheduled Principal Balance....................         $345,269,816            -               -
Scheduled Principal Balances.........................    $15,553 to $1,330,000     $194,627           -
Mortgage Rates.......................................      6.125% to 11.250%        8.148%            -
Original Terms to Maturity (in months)...............          180 to 360            357              -
Remaining Terms to Maturity (in months)..............          173 to 360            357              -
Original Loan-to-Value Ratios........................       9.30% to 100.00%        83.03%            -
Number of Interest-Only Mortgage Loans...............             108                 -              9.21%
Number of Balloon Loans..............................             291                 -             22.30%
 Geographic Distribution in Excess of 10.00%
    of the Total Scheduled Principal Balance:
     California.........................................          146                 -             14.02%
 Number of Mortgage Loans in the Maximum
Single Zip Code Concentration........................              9                  -              0.58%
Credit Scores........................................          603 to 819            663
 Number of Mortgage Loans with Prepayment
Penalties at Origination.............................            1,094                -             59.20%
 Original Interest-Only Term
     None.............................................           1,666              90.79%            -
     5-Years..........................................             93               7.45%             -
     10-Years.........................................             10               1.20%             -
     15-Years.........................................             5                0.56%             -

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      The mortgage loans were generally originated or acquired in accordance with underwriting guidelines that are less strict than Fannie Mae and Freddie Mac guidelines. As a result, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with higher standards.

      The mortgage loans in the trust fund will not be insured or guaranteed by any government agency.

Mortgage Loan Representations and Warranties

      Each originator of the mortgage loans has made certain representations and warranties concerning the mortgage loans. The sponsor's rights to the benefit of these representations and warranties will be assigned to the depositor under a sale and assignment agreement and, in turn, will be assigned by the depositor to the trustee for the benefit of certificateholders under the trust agreement. In addition, the sponsor will represent that none of the mortgage loans in the trust fund will be "high cost" loans under applicable federal, state or local anti-predatory or anti-abusive lending laws, and for certain of the mortgage loans, will make additional representations and warranties.

      Following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the mortgage loan, or receipt of notice of that breach, the applicable transferor or the sponsor will be required either to (1) cure that breach, (2) repurchase the affected mortgage loan from the trust fund or (3) in certain circumstances, substitute another mortgage loan.

      In order to substitute a new mortgage loan for a mortgage loan that has been removed from the trust fund because of a breach of a representation or warranty, (a) substitution must take place within two years from the closing date and (b) a mortgage loan that is materially similar to the deleted mortgage loan must be available for substitution.

      See "The Trust Agreement--Representations and Warranties" in this prospectus supplement.

Mortgage Loan Servicing

      The mortgage loans will be master serviced by Aurora Loan Services LLC. The master servicer will oversee the servicing of the mortgage loans by the servicers. Primary servicing may subsequently be transferred to servicers other than the initial servicers, in accordance with the trust agreement and the servicing agreements, as described in this prospectus supplement.

      Lehman Brothers Holdings Inc. will retain certain rights relating to the servicing of the mortgage loans, in accordance with the terms of the trust agreement and the applicable servicing agreement, which, among other things, generally requires payment of a termination fee payable from its own funds and not from the assets of the trust fund.

      See "The Master Servicer," "The Servicers" and "Mortgage Loan Servicing" in this prospectus supplement.

Optional Purchase of the Mortgage Loans

      The master servicer, with the prior written consent of the seller and the NIMS Insurer, which consent may not be unreasonably withheld, may purchase the mortgage loans in pool 1 or pool 2, as applicable, on or after the related initial optional termination date, which is the distribution date following the month in which the total principal balance of the applicable pool of mortgage loans declines to less than 10% of the initial total principal balance of such mortgage loans as of the cut-off date. If the master servicer fails to exercise this option for either pool, the NIMS Insurer will have the right to direct the master servicer to exercise this option so long as it is insuring any net interest margin securities relating to that pool or any amounts payable to the NIMS Insurer in respect of the insurance relating to that pool remain unpaid.

      If the mortgage loans in pool 1 or pool 2 as applicable, are purchased, the related certificateholders will be paid accrued interest and principal in an amount not to exceed the purchase price.

      If the option to purchase the mortgage loans in pool 1 is not exercised on the applicable initial optional termination date, then, beginning with the next distribution date and thereafter, the interest rates on the group 1 certificates will be increased as described in the table on page S-1.

      The interest rate for the Class 1-AIO Certificates will not change if the option to purchase the pool 1 mortgage loans is not exercised by the master servicer at the earliest possible distribution date.
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      If the option to purchase the mortgage loans in pool 2 is not exercised on the applicable initial optional termination date, then, beginning with the next distribution date and thereafter, the interest rates on the group 2 senior certificates will be increased as described in the table on page S-1.

      The interest rate for the group 2 subordinate certificates will not change if the option to purchase the pool 2 mortgage loans is not exercised by the master servicer on the applicable initial optional termination date.

      No optional termination of pool 2 will be permitted without the consent of the certificate insurer if a draw on the certificate insurance policy will be made or if amounts due to the certificate insurer remain unpaid or unreimbursed on the final distribution date.

      See "Description of the Certificates--Optional Purchase of the Mortgage Loans" in this prospectus supplement for a description of the purchase price to be paid for the related mortgage loans upon an optional purchase. See "Summary of Terms--The Certificates--Payments on the Certificates--Interest Payments" and the table on page S-1 in this prospectus supplement for a description of the increased interest rates to be paid on the certificates after the related initial optional termination date.

Financing

      An affiliate of Lehman Brothers Inc. has provided financing for certain of the mortgage loans. A portion of the proceeds of the sale of the certificates will be used to repay the financing.

Tax Status

      The trustee will elect to treat a portion of the trust fund as multiple REMICs for federal income tax purposes. Each of the offered certificates will represent ownership of "regular interests" in a REMIC along with certain contractual rights and obligations. The Class LT-R-1, Class LT-R-2, Class R-1 and Class R-2 Certificates will be designated as REMIC "residual interests."

      The Class A-IO Certificates will, and certain of the other offered certificates may, be issued with original issue discount for federal income tax purposes.

      See "Material Federal Income Tax Considerations" in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

      Generally, all of the certificates offered by this prospectus supplement may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended, or
Section 4975 of the Internal Revenue Code of 1986, as amended. However, offered certificates that are group 1 certificates may not be acquired or held by a person investing assets of any such plans or arrangements before the termination of the interest rate swap agreement, unless such acquisition or holding is eligible for the exemptive relief available under one of the class exemptions or statutory exemption described in this prospectus supplement under "ERISA Considerations--ERISA Considerations With Respect to the Swap Agreement."

      See "ERISA Considerations" in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

      Generally, the senior certificates and the Class 1-M1, Class 1-M2, Class 1-M3, Class WF-M1, Class WF-M2, Class WF-M3 and Class WF-M4 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

      There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should also consider.

      See "Legal Investment Considerations" in this prospectus supplement and in the prospectus.

Ratings of the Certificates

      The certificates offered by this prospectus supplement will initially have the ratings from Moody's Investors Service, Inc., and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. set forth in the table on page S-1.
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      The ratings on the Class WF-3-1, Class WF-4-1 and Class WF-6-1 Certificates are assigned without regard to the certificate insurance policy.

      See "Ratings" in this prospectus supplement for a more complete discussion of the certificate ratings and "Risk Factors--Ratings on the Securities are Dependent on Assessments by the Rating Agencies" in the prospectus.
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                                  Risk Factors

      The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered certificates. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

Risks Related to Higher
    Expected Delinquencies of the
    Mortgage Loans....................    The mortgage loans, in general, were
                                          originated according to underwriting
                                          guidelines that are not as strict as
                                          Fannie Mae or Freddie Mac guidelines,
                                          so the mortgage loans are likely to
                                          experience rates of delinquency,
                                          foreclosure and bankruptcy that are
                                          higher, and that may be substantially
                                          higher, than those experienced by
                                          mortgage loans underwritten in
                                          accordance with higher standards.

                                          Changes in the values of mortgaged
                                          properties related to the mortgage
                                          loans may have a greater effect on the
                                          delinquency, foreclosure, bankruptcy
                                          and loss experience of the mortgage
                                          loans in the trust fund than on
                                          mortgage loans originated under
                                          stricter guidelines. We cannot assure
                                          you that the values of the mortgaged
                                          properties have remained or will
                                          remain at levels in effect on the
                                          dates of origination of the related
                                          mortgage loans.

                                          See "Description of the Mortgage
                                          Pools--General" in this prospectus
                                          supplement for a description of the
                                          characteristics of the mortgage loans
                                          in each mortgage pool and
                                          "Underwriting Guidelines" for a
                                          general description of the
                                          underwriting guidelines applied in
                                          originating the mortgage loans.

                                          See also "Risk Factors--Mortgage Loans
                                          Originated According to Non-Agency
                                          Underwriting Guidelines May Have
                                          Higher Expected Delinquencies" in the
                                          prospectus for a discussion of the
                                          risks relating to "Alt-A" mortgage
                                          loans.

Mortgage Loan Interest Rates May
    Limit Interest Rates on
    the Certificates..................    The group 1 certificates will accrue
                                          interest at an interest rate that
                                          adjusts monthly based on the one-month
                                          LIBOR index plus a specified margin.
                                          However, the interest rates on these
                                          certificates are subject to a
                                          limitation, generally based on the
                                          weighted average interest rate
                                          (subject to adjustment based on actual
                                          number of days in the accrual period)
                                          of the pool 1 mortgage loans, net of
                                          certain allocable fees and expenses of
                                          the trust fund, any swap payments owed
                                          and interest required to be paid on
                                          the Class 1-AIO Certificates for the
                                          related distribution date. The Class
                                          1-AIO Certificates will accrue
                                          interest at a fixed interest rate, as
                                          specified on page S-2 herein. All of
                                          the mortgage loans in pool 1 will have
                                          interest rates that either (i) adjust
                                          semi-annually or annually based on
                                          either a six-month LIBOR index, a
                                          one-year LIBOR index or a one-year CMT
                                          index, as described in "Description of
                                          the Mortgage Pools--The Indices" or
                                          (ii) are fixed.

                                          The pool 1 mortgage loans that have
                                          adjustable interest rates, and which
                                          accrue interest based on either the
                                          six-month LIBOR index, the one-year
                                          LIBOR index or the one-year CMT-index,
                                          may also have periodic maximum and
                                          minimum limitations on adjustments to
                                          their interest rates, and
                                          approximately 0.03%, 1.34%, 22.55%,
                                          43.85% and 2.23% of the pool 1
                                          mortgage loans will have the first
                                          adjustment to their interest rates six
                                          months or two, three, five or ten
                                          years, respectively after the first
                                          payment dates. As a result, the group
                                          1 certificates may accrue less
                                          interest than they would accrue if the
                                          interest rates on the related mortgage
                                          loans were solely based on the one
                                          month LIBOR index plus the specified
                                          margin.

                                          All of the pool 2 mortgage loans will
                                          have fixed interest rates. The group 2
                                          certificates (other than the Class
                                          WF-1-1 and Class WF-1-2 Certificates)
                                          will accrue interest at a fixed
                                          interest rate and the Class WF-1-1 and
                                          Class WF-1-2 Certificates will accrue
                                          interest at an interest rate that
                                          adjusts monthly based on the one-month
                                          LIBOR index plus a specified margin,
                                          in each case subject to a limitation
                                          generally based on the weighted
                                          average interest rate of the pool 2
                                          mortgage loans, net of certain
                                          allocable fees and expenses of the
                                          trust fund, including the monthly
                                          premium due to the certificate insurer
                                          under the certificate insurance policy
                                          for the Class WF-3-1, Class WF-4-1 and
                                          Class WF-6-1 Certificates.

                                          A variety of factors could limit the
                                          interest rates and adversely affect
                                          the yield to maturity on, and market
                                          value of, the certificates. Some of
                                          these factors are described below.

                                          o   The interest rates for the group 1
                                              certificates adjust monthly based
                                              on the one-month LIBOR index,
                                              while for all of the pool 1
                                              mortgage loans, the interest rates
                                              adjust less frequently, adjust
                                              based on a different index or are
                                              fixed. Similarly, the interest
                                              rates for the Class WF-1-1 and
                                              Class WF-1-2 Certificates adjust
                                              monthly based on the one-month
                                              LIBOR index, while all of the pool
                                              2 mortgage loans bear fixed
                                              interest rates and do not adjust
                                              at all. Consequently, the
                                              applicable net funds cap
                                              limitations on the interest rates
                                              on these certificates may prevent
                                              increases in the interest rates
                                              for extended periods in a rising
                                              interest rate environment.

                                          o   The interest rates on all of the
                                              pool 1 mortgage loans adjust based
                                              on an index other than the
                                              one-month LIBOR index or are fixed
                                              and the interest rates on all
                                              of the pool 2 mortgage loans are
                                              fixed, and such interest rates may
                                              respond to economic and market
                                              factors that differ from those
                                              that affect the one-month LIBOR
                                              index. It is possible that the
                                              interest rates on the pool 1
                                              mortgage loans may decline or that
                                              the interest rates on the fixed
                                              rate mortgage loans in pool 1 and
                                              the pool 2 mortgage loans will
                                              remain constant while the interest
                                              rates on the group 1 certificates
                                              and the Class WF-1-1 and Class
                                              WF-1-2 Certificates, which adjust
                                              based on one-month LIBOR, are
                                              stable or rising. It is also
                                              possible that the interest rates
                                              on the pool 1 mortgage loans and
                                              the interest rates on the group 1
                                              certificates may both decline or
                                              increase during the same period,
                                              but that the interest rates on
                                              such related certificates may
                                              decline or increase more slowly or
                                              rapidly.

                                          o   Approximately 30.00% of the pool 1
                                              mortgage loans and all of the pool
                                              2 mortgage loans will have fixed
                                              interest rates. It is possible
                                              that a faster rate of prepayment
                                              than anticipated on mortgage loans
                                              in the related mortgage pool
                                              bearing a higher rate of interest
                                              might result in the application of
                                              the applicable net funds cap
                                              limitation on the group 1
                                              certificates or group 2
                                              certificates, as applicable.

                                          o   To the extent that mortgage loans
                                              are subject to default or
                                              prepayment, the interest rates on
                                              the related certificates may be
                                              reduced as a result of the
                                              applicable net funds cap
                                              limitation described in this
                                              prospectus supplement.

                                          o   If the interest rates on the
                                              offered certificates (other than
                                              the Class 1-AIO Certificates) are
                                              limited for any distribution date,
                                              the resulting basis risk
                                              shortfalls may be recovered by the
                                              holders of those certificates on
                                              future distribution dates, but
                                              only if there is enough cashflow
                                              generated from excess interest
                                              from the related pool (and in
                                              limited circumstances, principal)
                                              on the mortgage loans to fund
                                              these shortfalls or in the case of
                                              the group 1 certificates, (x)
                                              payments are received under the
                                              interest rate swap agreement in an
                                              amount sufficient to cover these
                                              shortfalls or (y) payments are
                                              received under the group 1
                                              interest rate cap agreement in an
                                              amount sufficient to cover these
                                              shortfalls. The certificate
                                              insurance policy will not cover
                                              any basis risk shortfalls incurred
                                              by the Class WF-3-1, Class WF-4-1
                                              and Class WF-6-1 Certificates.

                                          See "Summary of Terms--The
                                          Certificates--Payments on the
                                          Certificates--Interest Payments,"
                                          "Description of the
                                          Certificates--Distributions of
                                          Interest" and "--Credit
                                          Enhancement--Overcollateralization" in
                                          this prospectus supplement. For a
                                          general description of the interest
                                          rates of the mortgage loans, see
                                          "Description of the Mortgage Pools" in
                                          this prospectus supplement.

Special Risks for Class 1-AIO
   Certificate........................    The Class 1-AIO Certificates are
                                          interest-only certificates. These
                                          certificates have yields to maturity
                                          (or early termination)--the yield you
                                          will receive if you hold a certificate
                                          until it has been paid in full--that
                                          are highly sensitive to prepayments on
                                          the fixed rate mortgage loans in pool
                                          1. Because payments on the Class 1-AIO
                                          Certificates are based on a fixed
                                          interest rate on a notional balance
                                          equal to the aggregate principal
                                          balance of the fixed rate mortgage
                                          loans in pool 1, if prevailing rates
                                          fall below the weighted average
                                          mortgage rate of the fixed rate
                                          mortgage loans in pool 1, such
                                          mortgage loans may experience a higher
                                          rate of prepayment than they would if
                                          such mortgage loans accrued interest
                                          at an adjustable rate.

                                          If you purchase a Class 1-AIO
                                          Certificate, you should consider the
                                          risk that you may receive a lower than
                                          expected yield if there is a faster
                                          than expected rate of prepayments on
                                          the fixed rate mortgage loans in pool
                                          1. In addition, prepayments on the
                                          fixed rate mortgage loans in pool 1,
                                          including liquidations, repurchases
                                          and insurance payments, could result
                                          in the failure of investors in the
                                          Class 1-AIO Certificates to fully
                                          recover their initial investments.
                                          Prepayments on the related mortgage
                                          loans may occur as a result of
                                          solicitations of the borrowers to
                                          refinance their loans by mortgage loan
                                          providers, including the seller and
                                          its affiliates, the master servicer
                                          and servicers, as described under
                                          "Yield, Prepayment and Weighted
                                          Average Life" in this prospectus
                                          supplement.

                                          See "Yield, Prepayment and Weighted
                                          Average Life" in this prospectus
                                          supplement for a description of
                                          factors that may affect the
                                          sensitivity of these certificates'
                                          yield to maturity.

Risks Related to Unpredictability
    and Effect of Prepayments.........    The rate of prepayments on the
                                          mortgage loans will be sensitive to
                                          prevailing interest rates. Generally,
                                          if prevailing interest rates decline,
                                          mortgage loan prepayments may increase
                                          due to the availability of refinancing
                                          at lower interest rates. If prevailing
                                          interest rates rise, prepayments on
                                          the mortgage loans may decrease.

                                          Borrowers may prepay their mortgage
                                          loans in whole or in part at any time;
                                          however, approximately 35.65% and
                                          59.20% of the mortgage loans in pool 1
                                          and pool 2, respectively, require the
                                          payment of a prepayment premium in
                                          connection with certain voluntary
                                          prepayments in full, and certain
                                          voluntary prepayments in part, made
                                          during periods ranging from four
                                          months to
                                          five years after origination, in the
                                          case of pool 1, and from one year to
                                          three years after origination, in the
                                          case of pool 2. These prepayment
                                          premiums may discourage borrowers from
                                          prepaying their mortgage loans during
                                          the applicable period.

                                          See "Yield, Prepayment and Weighted
                                          Average Life" in this prospectus
                                          supplement and "Risk
                                          Factors--Unpredictability and Effect
                                          of Prepayments" in the prospectus for
                                          a description of factors that may
                                          influence the rate and timing of
                                          prepayments on the mortgage loans.

No Cross-Collateralization
    Between Pool1 and Pool 2..........    Interest and principal on the group 1
                                          certificates and the Class 1-AIO
                                          Certificates (with respect to interest
                                          only) will be payable solely from (1)
                                          amounts collected on the pool 1
                                          mortgage loans and (2) in the case of
                                          the group 1 certificates from amounts
                                          received under the interest rate swap
                                          agreement and amounts received under
                                          the group 1 interest rate cap
                                          agreement. Interest and principal on
                                          the group 2 certificates will be
                                          payable solely from (1) amounts
                                          collected on the pool 2 mortgage
                                          loans, (2) amounts received from the
                                          primary mortgage insurance policies
                                          and (3) in the case of the Class
                                          WF-3-1, Class WF-4-1 and Class WF-6-1
                                          Certificates, amounts received under
                                          the certificate insurance policy. Pool
                                          1 and pool 2 will not be
                                          "cross-collateralized"--i.e., interest
                                          and principal received on mortgage
                                          loans from each mortgage pool will not
                                          be available for distribution to the
                                          unrelated group of certificates under
                                          any circumstances. As a result, a
                                          disproportionately high rate of
                                          delinquencies or defaults in one pool
                                          may result in shortfalls or losses
                                          affecting the related subordinate
                                          certificates at the same time amounts
                                          from the other mortgage pool are being
                                          distributed in respect of certificates
                                          relating to that pool with lower
                                          seniority. For example, on any
                                          distribution date, the class principal
                                          amount of the Class 1-M1 Certificates
                                          may be reduced because of excessive
                                          losses on the pool 1 mortgage loans,
                                          even though the Class WF-M10
                                          Certificates relating to pool 2 are
                                          still outstanding and continue to
                                          receive distributions from pool 2.
                                          Moreover, in the case of extremely
                                          high losses experienced by a pool, it
                                          is possible that the related senior
                                          certificates may not be receiving
                                          distributions and may be allocated
                                          losses even though the subordinate
                                          certificates relating to the other
                                          pool are still outstanding and
                                          receiving distributions.

                                          See "Description of the
                                          Certificates--Credit
                                          Enhancement--Subordination" and
                                          "--Application of Realized Losses" in
                                          this prospectus supplement.

Lack of Primary Mortgage Insurance....    Approximately 16.11% and 59.17% of the
                                          mortgage loans in pool 1 and pool 2,
                                          respectively, on the cut-off date,
                                          have original loan-to-value ratios in
                                          excess of 80%.

                                          Approximately 4.59% of such mortgage
                                          loans in pool 1 with original
                                          loan-to-value ratios in excess of 80%
                                          are not covered by a primary mortgage
                                          insurance policy. All of such mortgage
                                          loans in pool 2 with original
                                          loan-to-value ratios in excess of 80%
                                          are covered either by an existing
                                          primary mortgage insurance policy or
                                          by a lender-paid mortgage insurance
                                          policy purchased by the seller. If
                                          borrowers without primary mortgage
                                          insurance default on their mortgage
                                          loans, there is a greater likelihood
                                          of losses than if the mortgage loans
                                          were insured. We cannot assure you
                                          that the available credit enhancement
                                          will be adequate to cover those
                                          losses.

Risks Related to Mortgage Loans
    with Interest-Only Payments.......    Approximately 72.97% and 9.21% of the
                                          mortgage loans in pool 1 and pool 2,
                                          respectively, provide for payment of
                                          interest at the related mortgage
                                          interest rate, but no payment of
                                          principal, for a period of three,
                                          five, ten or fifteen years following
                                          origination. Following the applicable
                                          interest-only period, the monthly
                                          payment with respect to each of these
                                          mortgage loans will be increased to an
                                          amount sufficient to amortize the
                                          principal balance of the mortgage loan
                                          over the remaining term and to pay
                                          interest at the mortgage interest
                                          rate.

                                          The presence of these mortgage loans
                                          in the trust fund will, absent other
                                          considerations, result in longer
                                          weighted average lives of the related
                                          certificates than would have been the
                                          case had these loans not been included
                                          in the trust fund. In addition, a
                                          borrower may view the absence of any
                                          obligation to make a payment of
                                          principal during the first three,
                                          five, ten or fifteen years of the term
                                          of a mortgage loan as a disincentive
                                          to prepayment. After the monthly
                                          payment has been increased to include
                                          principal amortization, delinquency or
                                          default may be more likely.

                                          See "Yield, Prepayment and Weighted
                                          Average Life--General" in this
                                          prospectus supplement and "Risk
                                          Factors--Risks Related to Mortgage
                                          Loans with Interest-Only Payments" and
                                          "--Changes in U.S. Economic Conditions
                                          May Adversely Affect the Performance
                                          of Mortgage Loans, Particularly
                                          Adjustable Rate Loans of Various
                                          Types" in the prospectus.

Risks Associated With Forty Year
    Mortgage Loans....................    Approximately 0.26% of the pool 1
                                          mortgage loans and none of the pool 2
                                          mortgage loans have an original term
                                          to maturity of 480 months. These
                                          mortgage loans are a relatively new
                                          product and there is little
                                          statistical information or history
                                          with respect to defaults and
                                          prepayment experience for mortgage
                                          loans of this type. These mortgage
                                          loans may have a higher risk of
                                          default due to the fact that the
                                          borrowers of these mortgage loans may
                                          have significantly higher
                                          debt-to-income ratios than borrowers
                                          who would qualify for a conventional
                                          360
                                          month mortgage loan. It may be
                                          difficult to judge prospective
                                          defaults on these mortgage loans based
                                          on examination of the credit score
                                          used in determining the
                                          credit-worthiness of a prospective
                                          borrower because the borrower's credit
                                          is subject to a greater possible
                                          fluctuation due the extended payment
                                          period. Furthermore, a term to
                                          maturity of 480 months permits the
                                          borrower to have a lower monthly
                                          payment than would be the case with
                                          the same down payment under a mortgage
                                          loan with a 360 month term to
                                          maturity.

Delinquencies Due to Servicing
    Transfer..........................    It is possible that servicing of
                                          mortgage loans may be transferred in
                                          the future in accordance with the
                                          provisions of the trust agreement and
                                          the related servicing agreement as a
                                          result of, among other things, (i) the
                                          occurrence of unremedied events of
                                          default in servicer performance under
                                          the related servicing agreement or
                                          (ii) the transfer of severely
                                          delinquent loans for servicing by a
                                          special servicer.

                                          Disruptions resulting from servicing
                                          transfers may affect the yield of the
                                          certificates.

                                          See "The Servicers" and "Mortgage Loan
                                          Servicing" in this prospectus
                                          supplement and "Risk
                                          Factors--Delinquencies Due to
                                          Servicing Transfer" in the prospectus.

Risks Related to Geographic
    Concentration of Mortgage Loans...    Approximately 23.53% and 11.67% of the
                                          pool 1 mortgage loans are secured by
                                          properties located in California and
                                          Florida, respectively. Approximately
                                          14.02% of the pool 2 mortgage loans
                                          are secured by properties located in
                                          California. No other state, by billing
                                          address, constituted more than 10.00%
                                          of the pool 1 or pool 2 mortgage loans
                                          as of the cut-off date. The rate of
                                          delinquencies, defaults and losses on
                                          each pool of mortgage loans may be
                                          higher than if fewer of the mortgage
                                          loans were concentrated in these
                                          states because certain conditions in
                                          these states will have a
                                          disproportionate impact on the
                                          mortgage loans in general.

                                          Properties in California may be
                                          particularly susceptible to certain
                                          types of uninsurable hazards, such as
                                          earthquakes, floods, mudslides,
                                          wildfires and other natural disasters.
                                          Properties located in California may
                                          have been damaged by recent mudslides.
                                          The seller will make a representation
                                          and warranty that each mortgaged
                                          property is free of material damage
                                          and in good repair as of the closing
                                          date.

                                          Since 2001, California has experienced
                                          intermittent energy shortages that
                                          have resulted in unpredictable rolling
                                          blackouts and higher energy costs.
                                          This potential crisis could someday
                                          spread to other states and affect the
                                          entire nation. In addition, recently
                                          the cost of crude oil
                                          reached record highs. These higher
                                          energy and fuel costs could reduce the
                                          amount of money that the affected
                                          obligors have available to make
                                          monthly payments. Higher energy costs
                                          and blackouts could also cause
                                          business disruptions, which could
                                          cause unemployment and an economic
                                          downturn. Such obligors could
                                          potentially become delinquent in
                                          making monthly payments or default if
                                          they were unable to make payments due
                                          to increased energy or fuel bills or
                                          unemployment. The trust's ability to
                                          make payments on the certificates
                                          could be adversely affected if the
                                          related obligors were unable to make
                                          timely payments. The depositor cannot
                                          predict whether, or to what extent or
                                          for how long, such events may occur.

                                          See "Yield, Prepayment and Weighted
                                          Average Life" in this prospectus
                                          supplement and "Risk
                                          Factors--Geographic Concentration of
                                          the Mortgage Loans" in the prospectus.
                                          For additional information regarding
                                          the geographic concentration of the
                                          mortgage loans to be included in the
                                          mortgage pool, see the geographic
                                          distribution tables in Annex B of this
                                          prospectus supplement.

Balloon Loans.........................    Approximately 0.55% and 22.30% of the
                                          pool 1 mortgage loans and pool 2
                                          mortgage loans, respectively, are
                                          balloon loans. Balloon loans pose a
                                          special payment risk because the
                                          borrower must make a large lump sum
                                          payment of principal at the end of the
                                          loan term and because the ability of a
                                          borrower to make the final payment on
                                          these types of mortgage loans
                                          typically depends on the ability to
                                          refinance the loan or sell the related
                                          mortgaged property.

Default Risk on High Balance
    Mortgage Loans....................    The principal balances of 12 of the
                                          mortgage loans in pool 1 (representing
                                          approximately 1.80% of the mortgage
                                          loans in pool 1) and 1 of the mortgage
                                          loans pool 2 (representing
                                          approximately 0.39% of the mortgage
                                          loans in pool 2), were in excess of
                                          $1,000,000 as of the cut-off date. You
                                          should consider the risk that the loss
                                          and delinquency experience on these
                                          high balance loans may have a
                                          disproportionate effect on the related
                                          mortgage pool.

Risks Related to Potential Inadequacy
    of Credit Enhancement and
    Other Support.....................    The certificates (other than the Class
                                          WF-3-1, Class WF-4-1 and Class WF-6-1
                                          Certificates) are not insured by any
                                          financial guaranty insurance policy.
                                          The excess interest,
                                          overcollateralization, subordination
                                          and loss allocation features for each
                                          pool, and (i) in the case of the group
                                          1 certificates together with the
                                          interest rate swap agreement and the
                                          group 1 interest rate cap agreement
                                          and (ii) in the case of the group 2
                                          certificates, together with primary
                                          mortgage insurance, all as described
                                          in this prospectus
                                          supplement, are intended to enhance
                                          the likelihood that holders of more
                                          senior classes will receive regular
                                          payments of interest and principal,
                                          but are limited in nature and may be
                                          insufficient to cover all losses on
                                          the mortgage loans. The Class WF-3-1,
                                          Class WF-4-1 and Class WF-6-1
                                          Certificates may incur a loss if the
                                          certificate insurer does not perform
                                          its obligations under the certificate
                                          insurance policy.

                                          Excess Interest and
                                          Overcollateralization. In order to
                                          create and/or maintain the required
                                          level of overcollateralization, as
                                          applicable, it will be necessary that
                                          (i) the mortgage loans in each
                                          mortgage pool generate more interest
                                          than is needed to pay interest on the
                                          related offered certificates, as well
                                          as that mortgage pool's allocable
                                          portion of fees and expenses of the
                                          trust fund, including, in the case of
                                          pool 1, any swap payments owed to the
                                          swap counterparty and in the case of
                                          pool 2, amounts due to the certificate
                                          insurer under the insurance agreement
                                          and (ii) in the case of pool 1, to the
                                          extent described in this prospectus
                                          supplement, that sufficient amounts
                                          are received under the swap agreement.
                                          We expect that the related mortgage
                                          loans will generate more interest than
                                          is needed to pay those amounts, at
                                          least during certain periods, because
                                          the weighted average of the net
                                          mortgage rates on the related mortgage
                                          loans in each mortgage pool is
                                          expected to be higher than the
                                          weighted average of the interest rates
                                          on the related certificates. Any
                                          remaining interest generated by the
                                          mortgage loans will be used to absorb
                                          losses on the related mortgage loans
                                          and to create and/or maintain the
                                          required level of
                                          overcollateralization for the related
                                          pool.

                                          On the closing date, the total
                                          principal balance of the group 1
                                          mortgage loans is expected to exceed
                                          the total principal amount of the
                                          group 1 certificates by approximately
                                          $5,344,033, which is approximately
                                          0.55% of the total principal balance
                                          of the pool 1 mortgage loans as of the
                                          cut-off date. Thereafter, (i) any
                                          interest received on the pool 1
                                          mortgage loans in excess of the amount
                                          needed to pay interest on the group 1
                                          certificates and the Class 1-AIO
                                          Certificates and the portion of fees
                                          and expenses of the trust fund
                                          allocable to pool 1 and any swap
                                          payments owed to the swap counterparty
                                          (to the extent not due to a breach by
                                          the swap counterparty or certain
                                          termination events where the swap
                                          counterparty is the sole affected
                                          party), and, (ii) to the extent
                                          described in this prospectus
                                          supplement, amounts received under the
                                          swap agreement, will be applied to
                                          reduce the total principal amount of
                                          the group 1 certificates to a level
                                          set by the rating agencies, which,
                                          prior to the stepdown date, will be
                                          achieved when the pool 1 mortgage
                                          loans have a total principal amount
                                          that exceeds the total outstanding
                                          principal amount of the group 1
                                          certificates by an amount equal to
                                          approximately $7,278,758, which is
                                          0.75% of the aggregate principal
                                          balance of the pool 1 mortgage loans
                                          as of the cut-off date. On or after
                                          the pool 1 stepdown date, the required
                                          level of overcollateralization for
                                          pool 1 will be reduced unless certain
                                          loss triggers are in effect, as
                                          described in this prospectus
                                          supplement.

                                          On the closing date, the total
                                          principal balance of the group 2
                                          mortgage loans is expected to exceed
                                          the total principal amount of the
                                          group 2 certificates by approximately
                                          $2,600,816, which is approximately
                                          0.75% of the total principal balance
                                          of the pool 2 mortgage loans as of the
                                          cut-off date. Thereafter, any interest
                                          received on the pool 2 mortgage loans
                                          in excess of the amount needed to pay
                                          interest on the group 2 certificates
                                          and the portion of fees and expenses
                                          of the trust fund (including the
                                          monthly premium due under the
                                          certificate insurance policy) will be
                                          used to reduce the total principal
                                          amount of the group 2 certificates to
                                          a level set by the rating agencies,
                                          which will be achieved when the pool 2
                                          mortgage loans have a total principal
                                          amount that exceeds the total
                                          outstanding principal amount of the
                                          group 2 certificates by an amount
                                          equal to approximately $2,762,159,
                                          which is 0.80% of the aggregate
                                          principal balance of the pool 2
                                          mortgage loans as of the cut-off date.
                                          On or after the pool 2 stepdown date,
                                          the required level of
                                          overcollateralization for pool 2 will
                                          be reduced unless certain loss
                                          triggers are in effect, as described
                                          in this prospectus supplement.

                                          The excess of the total principal
                                          balance of the mortgage loans over the
                                          total principal amount of the related
                                          certificates described for pool 1 and
                                          for pool 2 in the immediately
                                          preceding paragraphs is referred to in
                                          this prospectus supplement as "pool 1
                                          overcollateralization" and "pool 2
                                          overcollateralization," respectively,
                                          and will be available to absorb
                                          losses. We cannot assure you, however,
                                          that the excess interest generated by
                                          the mortgage loans in pool 1 or pool
                                          2, together with, in the case of pool
                                          1, certain amounts available from the
                                          interest rate swap agreement, will be
                                          sufficient to create and/or maintain
                                          the required overcollateralization
                                          level as set by the rating agencies.
                                          The following factors will affect the
                                          amount of excess interest that the
                                          mortgage loans will generate:

                                          Prepayments. Every time a mortgage
                                          loan is prepaid in whole or in part,
                                          total excess interest generated by the
                                          related mortgage pool after the date
                                          of prepayment will be reduced because
                                          that mortgage loan will no longer be
                                          outstanding and generating interest
                                          or, in the case of a partial
                                          prepayment, will be generating less
                                          interest. The effect on the related
                                          certificates to that pool of this
                                          reduction will be influenced by the
                                          amount of prepaid loans and the
                                          characteristics of the prepaid loans.

                                          Prepayment of a disproportionately
                                          high number of high interest rate
                                          mortgage loans would have a greater
                                          negative effect on future excess
                                          interest.

                                          Defaults, Delinquencies and
                                          Liquidations. If the rates of
                                          delinquencies, defaults or losses on
                                          the mortgage loans turn out to be
                                          higher than expected, excess interest
                                          generated by the related mortgage pool
                                          will be reduced by the amount
                                          necessary to compensate for any
                                          shortfalls in cash available to pay
                                          the related certificates. Every time a
                                          mortgage loan is liquidated or written
                                          off, excess interest is reduced
                                          because that mortgage loan will no
                                          longer be outstanding and generating
                                          interest.

                                          Increases in LIBOR. Approximately
                                          70.00% of the pool 1 mortgage loans
                                          are adjustable rate mortgage loans
                                          that have interest rates that adjust
                                          based on six-month LIBOR, one-year
                                          LIBOR or one-year CMT and not the
                                          one-month LIBOR index used to
                                          determine the interest rates on the
                                          group 1 certificates and, in most
                                          cases, only after the expiration of
                                          the fixed rate period. All of the pool
                                          2 mortgage loans bear fixed rates of
                                          interest, while the Class WF-1-1 and
                                          Class WF-1-2 Certificates have
                                          interest rates that adjust based on
                                          one-month LIBOR. As a result of an
                                          increase in one-month LIBOR, the
                                          interest rates on the group 1
                                          certificates and the Class WF-1-1 and
                                          Class WF-1-2 Certificates may increase
                                          relative to interest rates on the
                                          related mortgage loans, requiring that
                                          more of the interest generated by the
                                          related mortgage loans be applied to
                                          cover interest on such classes.

                                          See "Description of the
                                          Certificates--Credit
                                          Enhancement--Overcollateralization" in
                                          this prospectus supplement.

                                          The Interest Rate Swap Agreement. Any
                                          amounts received under the interest
                                          rate swap agreement will be applied as
                                          described in this prospectus
                                          supplement to pay certain interest
                                          shortfalls, create and maintain the
                                          required level of
                                          overcollateralization and repay losses
                                          on the group 1 certificates. However,
                                          no amounts will be payable to the
                                          supplemental interest trust by the
                                          swap counterparty unless the floating
                                          amount owed by the swap counterparty
                                          on a distribution date exceeds the
                                          fixed amount owed to the swap
                                          counterparty. This will not occur
                                          except in periods when one-month LIBOR
                                          (as determined pursuant to the
                                          interest rate swap agreement) exceeds
                                          the applicable rate of payment owed by
                                          the trust fund, which will range from
                                          5.033% to 5.462% per annum on the
                                          scheduled notional amount, adjusted on
                                          an actual/360 basis, as described in
                                          this prospectus supplement. We cannot
                                          assure you that any amounts will be
                                          received under the interest rate swap
                                          agreement, or that any such amounts
                                          that are received will be sufficient
                                          to create and maintain the required
                                          level of overcollateralization, pay
                                          certain interest shortfalls and repay
                                          losses on the group 1 certificates.

                                          See "Description of the
                                          Certificates--Supplemental Interest
                                          Trust--Interest Rate Swap Agreement"
                                          in this prospectus supplement.

                                          Subordination and Allocation of
                                          Losses. Pool 1. If the applicable
                                          overcollateralization is insufficient
                                          to absorb losses, then
                                          certificateholders will likely incur
                                          losses and may never receive all of
                                          their principal payments. You should
                                          consider the following if you invest
                                          in a group 1 certificate:

                                          o   if you buy a Class 1-M9
                                              Certificate and losses on the pool
                                              1 mortgage loans exceed excess
                                              interest generated by the pool 1
                                              mortgage loans and any pool 1
                                              overcollateralization that has
                                              been created, the principal amount
                                              of your certificate will be
                                              reduced proportionately with the
                                              principal amounts of the other
                                              Class 1-M9 Certificates by the
                                              amount of that excess;

                                          o   if you buy a Class 1-M8
                                              Certificate and losses on the pool
                                              1 mortgage loans exceed excess
                                              interest generated by the pool 1
                                              mortgage loans and any pool 1
                                              overcollateralization that has
                                              been created, plus the total
                                              principal amount of the Class 1-M9
                                              Certificates, the principal amount
                                              of your certificate will be
                                              reduced proportionately with the
                                              principal amounts of the other
                                              Class 1-M8 Certificates by the
                                              amount of that excess;

                                          o   if you buy a Class 1-M7
                                              Certificate and losses on the pool
                                              1 mortgage loans exceed excess
                                              interest generated by the pool 1
                                              mortgage loans and any pool 1
                                              overcollateralization that has
                                              been created, plus the total
                                              principal amount of the Class 1-M9
                                              Certificates and Class 1-M8
                                              Certificates, the principal amount
                                              of your certificate will be
                                              reduced proportionately with the
                                              principal amounts of the other
                                              Class 1-M7 Certificates by the
                                              amount of that excess;

                                          o   if you buy a Class 1-M6
                                              Certificate and losses on the pool
                                              1 mortgage loans exceed excess
                                              interest generated by the pool 1
                                              mortgage loans and any pool 1
                                              overcollateralization that has
                                              been created, plus the total
                                              principal amount of the Class 1-M9
                                              Certificates, Class 1-M8
                                              Certificates and Class 1-M7
                                              Certificates, the principal amount
                                              of your certificate will be
                                              reduced proportionately with
                                              the principal amounts of the other
                                              Class 1-M6 Certificates by the
                                              amount of that excess;

                                          o   if you buy a Class 1-M5
                                              Certificate and losses on the pool
                                              1 mortgage loans exceed excess
                                              interest generated by the pool 1
                                              mortgage loans and any pool 1
                                              overcollateralization that has
                                              been created, plus the total
                                              principal amount of the Class 1-M9
                                              Certificates, Class 1-M8
                                              Certificates, Class 1-M7
                                              Certificates and Class 1-M6
                                              Certificates, the principal amount
                                              of your certificate will be
                                              reduced proportionately with the
                                              principal amounts of the other
                                              Class 1-M5 Certificates by the
                                              amount of that excess;

                                          o   if you buy a Class 1-M4
                                              Certificate and losses on the pool
                                              1 mortgage loans exceed excess
                                              interest generated by the pool 1
                                              mortgage loans and any pool 1
                                              overcollateralization that has
                                              been created, plus the total
                                              principal amount of the Class 1-M9
                                              Certificates, Class 1-M8
                                              Certificates, Class 1-M7
                                              Certificates, Class 1-M6
                                              Certificates and Class 1-M5
                                              Certificates, the principal amount
                                              of your certificate will be
                                              reduced proportionately with the
                                              principal amounts of the other
                                              Class 1-M4 Certificates by the
                                              amount of that excess;

                                          o   if you buy a Class 1-M3
                                              Certificate and losses on the pool
                                              1 mortgage loans exceed excess
                                              interest generated by the pool 1
                                              mortgage loans and any pool 1
                                              overcollateralization that has
                                              been created, plus the total
                                              principal amount of the Class 1-M9
                                              Certificates, Class 1-M8
                                              Certificates, Class 1-M7
                                              Certificates, Class 1-M6
                                              Certificates, Class 1-M5
                                              Certificates and Class 1-M4
                                              Certificates, the principal amount
                                              of your certificate will be
                                              reduced proportionately with the
                                              principal amounts of the other
                                              Class 1-M3 Certificates by the
                                              amount of that excess;

                                          o   if you buy a Class 1-M2
                                              Certificate and losses on the pool
                                              1 mortgage loans exceed excess
                                              interest generated by the pool 1
                                              mortgage loans and any pool 1
                                              overcollateralization that has
                                              been created, plus the total
                                              principal amount of the Class 1-M9
                                              Certificates, Class 1-M8
                                              Certificates, Class 1-M7
                                              Certificates, Class 1-M6
                                              Certificates, Class 1-M5
                                              Certificates, Class 1-M4
                                              Certificates and Class 1-M3
                                              Certificates, the principal amount
                                              of your certificate will be
                                              reduced proportionately with the
                                              principal amounts of the other
                                              Class 1-M2 Certificates by the
                                              amount of that excess;

                                          o   if you buy a Class 1-M1
                                              Certificate and losses on the pool
                                              1 mortgage loans exceed excess
                                              interest generated by the pool 1
                                              mortgage loans and any pool 1
                                              overcollateralization that has
                                              been created, plus the total
                                              principal amount of the Class 1-M9
                                              Certificates, Class 1-M8
                                              Certificates, Class 1-M7
                                              Certificates, Class 1-M6
                                              Certificates, Class 1-M5
                                              Certificates, Class 1-M4
                                              Certificates, Class 1-M3
                                              Certificates and Class 1-M2
                                              Certificates, the principal amount
                                              of your certificate will be
                                              reduced proportionately with the
                                              principal amounts of the other
                                              Class 1-M1 Certificates by the
                                              amount of that excess;

                                          o   if you buy a group 1 senior
                                              certificate and losses on the pool
                                              1 mortgage loans exceed excess
                                              interest generated by the pool 1
                                              mortgage loans and any pool 1
                                              overcollateralization that has
                                              been created, plus the total
                                              principal amount of the group 1
                                              subordinate certificates, the
                                              principal amount of your class
                                              will be reduced pro rata with the
                                              other classes of group 1 senior
                                              certificates, and the principal
                                              amount of your certificate will be
                                              reduced proportionately with the
                                              principal amounts of the other
                                              certificates of your class by the
                                              amount of that excess; provided,
                                              however, that losses that would
                                              otherwise reduce the principal
                                              amount of the Class 1-A1, Class
                                              1-A2, Class 1-A3, Class 1-A4A and
                                              Class 1-A4B Certificates will
                                              first reduce the principal amount
                                              of the Class 1-A5 Certificates
                                              until the principal amount of the
                                              Class 1-A5 Certificates has been
                                              reduced to zero; provided,
                                              further, that, after the principal
                                              amount of the Class 1-A5
                                              Certificates has been reduced to
                                              zero, losses that would otherwise
                                              reduce the principal amount of the
                                              Class 1-A4A Certificates will
                                              first reduce the principal amount
                                              of the Class 1-A4B Certificates
                                              until the principal amount of the
                                              Class 1-A4B Certificates has been
                                              reduced to zero.

                                          If the pool 1 overcollateralization is
                                          increased to and maintained at the
                                          required amount and the pool 1
                                          mortgage loans generate interest in
                                          excess of the amount needed to pay
                                          interest and principal on the group 1
                                          certificates, as well as the portion
                                          of fees and expenses of the trust fund
                                          allocable to pool 1 and any swap
                                          payments owed to the swap
                                          counterparty, then excess interest
                                          generated by pool 1 will be used
                                          generally, to pay the group 1 senior
                                          certificates, pro rata, and then the
                                          group 1 subordinate certificates,
                                          sequentially, in order of seniority,
                                          the amount of any reduction in the
                                          principal amounts of the certificates
                                          caused by application of losses, and
                                          in the case of the group 1 senior
                                          certificates, interest on such amounts
                                          after paying specified amounts
                                          of principal, basis risk shortfalls
                                          and unpaid basis risk shortfalls on
                                          such certificates. We cannot assure
                                          you, however, that any excess interest
                                          will be generated by pool 1 and, in
                                          any event, if you own a group 1
                                          subordinate certificate, no interest
                                          will be paid to you on the amount by
                                          which your principal amount was
                                          reduced because of the application of
                                          losses.

                                          Pool 2. If the applicable
                                          overcollateralization is insufficient
                                          to absorb losses, and, in the case of
                                          the Class WF-3-1, Class WF-4-1 and
                                          Class WF-6-1 Certificates, if the
                                          certificate insurer does not perform
                                          its obligations under the certificate
                                          insurance policy, then
                                          certificateholders will likely incur
                                          losses and may never receive all of
                                          their principal payments. You should
                                          consider the following if you invest
                                          in a group 2 certificate:

                                          o   if you buy a Class WF-M10
                                              Certificate and losses on the pool
                                              2 mortgage loans exceed excess
                                              interest generated by the pool 2
                                              mortgage loans and any pool 2
                                              overcollateralization that has
                                              been created, the principal amount
                                              of your certificate will be
                                              reduced proportionately with the
                                              principal amounts of the other
                                              Class WF-M10 Certificates by the
                                              amount of that excess;

                                          o   if you buy a Class WF-M9
                                              Certificate and losses on the pool
                                              2 mortgage loans exceed excess
                                              interest generated by the pool 2
                                              mortgage loans and any pool 2
                                              overcollateralization that has
                                              been created, plus the total
                                              principal amount of the Class
                                              WF-M10 Certificates, the principal
                                              amount of your certificate will be
                                              reduced proportionately with the
                                              principal amounts of the other
                                              Class WF-M9 Certificates by the
                                              amount of that excess;

                                          o   if you buy a Class WF-M8
                                              Certificate and losses on the pool
                                              2 mortgage loans exceed excess
                                              interest generated by the pool 2
                                              mortgage loans and any pool 2
                                              overcollateralization that has
                                              been created, plus the total
                                              principal amount of the Class
                                              WF-M10 Certificates and Class
                                              WF-M9 Certificates, the principal
                                              amount of your certificate will be
                                              reduced proportionately with the
                                              principal amounts of the other
                                              Class WF-M8 Certificates by the
                                              amount of that excess;

                                          o   if you buy a Class WF-M7
                                              Certificate and losses on the pool
                                              2 mortgage loans exceed excess
                                              interest generated by the pool 2
                                              mortgage loans and any pool 2
                                              overcollateralization that has
                                              been created, plus the total
                                              principal amount of the Class
                                              WF-M10 Certificates, Class WF-M9

                                              Certificates and Class WF-M8
                                              Certificates, the principal amount
                                              of your certificate will be
                                              reduced proportionately with the
                                              principal amounts of the other
                                              Class WF-M7 Certificates by the
                                              amount of that excess;

                                          o   if you buy a Class WF-M6
                                              Certificate and losses on the pool
                                              2 mortgage loans exceed excess
                                              interest generated by the pool 2
                                              mortgage loans and any pool 2
                                              overcollateralization that has
                                              been created, plus the total
                                              principal amount of the Class
                                              WF-M10 Certificates, Class WF-M9
                                              Certificates, Class WF-M8
                                              Certificates and Class WF-M7
                                              Certificates, the principal amount
                                              of your certificate will be
                                              reduced proportionately with the
                                              principal amounts of the other
                                              Class WF-M6 Certificates by the
                                              amount of that excess;

                                          o   if you buy a Class WF-M5
                                              Certificate and losses on the pool
                                              2 mortgage loans exceed excess
                                              interest generated by the pool 2
                                              mortgage loans and any pool 2
                                              overcollateralization that has
                                              been created, plus the total
                                              principal amount of the Class
                                              WF-M10 Certificates, Class WF-M9
                                              Certificates, Class WF-M8
                                              Certificates, Class WF-M7
                                              Certificates and Class WF-M6
                                              Certificates, the principal amount
                                              of your certificate will be
                                              reduced proportionately with the
                                              principal amounts of the other
                                              Class WF-M5 Certificates by the
                                              amount of that excess;

                                          o   if you buy a Class WF-M4
                                              Certificate and losses on the pool
                                              2 mortgage loans exceed excess
                                              interest generated by the pool 2
                                              mortgage loans and any pool 2
                                              overcollateralization that has
                                              been created, plus the total
                                              principal amount of the Class
                                              WF-M10 Certificates, Class WF-M9
                                              Certificates, Class WF-M8
                                              Certificates, Class WF-M7
                                              Certificates, Class WF-M6
                                              Certificates and Class WF-M5
                                              Certificates, the principal amount
                                              of your certificate will be
                                              reduced proportionately with the
                                              principal amounts of the other
                                              Class WF-M4 Certificates by the
                                              amount of that excess;

                                          o   if you buy a Class WF-M3
                                              Certificate and losses on the pool
                                              2 mortgage loans exceed excess
                                              interest generated by the pool 2
                                              mortgage loans and any pool 2
                                              overcollateralization that has
                                              been created, plus the total
                                              principal amount of the Class
                                              WF-M10 Certificates, Class WF-M9
                                              Certificates, Class WF-M8
                                              Certificates, Class WF-M7
                                              Certificates, Class WF-M6
                                              Certificates, Class WF-M5
                                              Certificates and Class WF-M4

                                              Certificates, the principal amount
                                              of your certificate will be
                                              reduced proportionately with the
                                              principal amounts of the other
                                              Class WF-M3 Certificates by the
                                              amount of that excess;

                                          o   if you buy a Class WF-M2
                                              Certificate and losses on the pool
                                              2 mortgage loans exceed excess
                                              interest generated by the pool 2
                                              mortgage loans and any pool 2
                                              overcollateralization that has
                                              been created, plus the total
                                              principal amount of the Class
                                              WF-M10 Certificates, Class WF-M9
                                              Certificates, Class WF-M8
                                              Certificates, Class WF-M7
                                              Certificates, Class WF-M6
                                              Certificates, Class WF-M5
                                              Certificates, Class WF-M4
                                              Certificates and Class WF-M3
                                              Certificates, the principal amount
                                              of your certificate will be
                                              reduced proportionately with the
                                              principal amounts of the other
                                              Class WF-M2 Certificates by the
                                              amount of that excess;

                                          o   if you buy a Class WF-M1
                                              Certificate and losses on the pool
                                              2 mortgage loans exceed excess
                                              interest generated by the pool 2
                                              mortgage loans and any pool 2
                                              overcollateralization that has
                                              been created, plus the total
                                              principal amount of the Class
                                              WF-M10 Certificates, Class WF-M9
                                              Certificates, Class WF-M8
                                              Certificates, Class WF-M7
                                              Certificates, Class WF-M6
                                              Certificates, Class WF-M5
                                              Certificates, Class WF-M4
                                              Certificates, Class WF-M3
                                              Certificates and Class WF-M2
                                              Certificates, the principal amount
                                              of your certificate will be
                                              reduced proportionately with the
                                              principal amounts of the other
                                              Class WF-M1 Certificates by the
                                              amount of that excess;

                                          o   if you buy a group 2 senior
                                              certificate and losses on the pool
                                              2 mortgage loans exceed excess
                                              interest generated by the pool 2
                                              mortgage loans and any pool 2
                                              overcollateralization that has
                                              been created, plus the total
                                              principal amount of the group 2
                                              subordinate certificates, the
                                              principal amount of your class
                                              will be reduced, pro rata with the
                                              other classes of group 2 senior
                                              certificates, and the principal
                                              amount of your certificate will be
                                              reduced proportionately with the
                                              principal amounts of the other
                                              certificates of your class by the
                                              amount of that excess; provided,
                                              however, that losses that would
                                              otherwise reduce the principal
                                              amount of the Class WF-1-1
                                              Certificates will first reduce the
                                              principal amount of the Class
                                              WF-1-2 Certificates until the
                                              principal amount of the Class
                                              WF-1-2 Certificates has been
                                              reduced to zero and losses that
                                              would otherwise reduce the
                                              principal amount of the Class
                                              WF-3-2

                                              Certificates will first reduce the
                                              principal amount of the Class
                                              WF-3-3 Certificates until the
                                              principal amount of the Class
                                              WF-3-3 Certificates has been
                                              reduced to zero.

                                          If the pool 2 overcollateralization is
                                          maintained at the required amount and
                                          the pool 2 mortgage loans generate
                                          interest in excess of the amount
                                          needed to pay interest and principal
                                          on the group 2 certificates, as well
                                          as the portion of fees and expenses of
                                          the trust fund (including the monthly
                                          premium due to the certificate insurer
                                          under the certificate insurance policy
                                          for the Class WF-3-1, Class WF-4-1 and
                                          Class WF-6-1 Certificates) allocable
                                          to pool 2, then excess interest
                                          generated by pool 2 will be used
                                          generally, to pay the group 2 senior
                                          certificates, pro rata, and then the
                                          group 2 subordinate certificates,
                                          sequentially, in order of seniority,
                                          the amount of any reduction in the
                                          principal amounts of the certificates
                                          caused by application of losses, and
                                          in the case of the group 2 senior
                                          certificates, interest on such amounts
                                          after paying specified amounts of
                                          principal and basis risk shortfalls on
                                          such certificates. We cannot assure
                                          you, however, that any excess interest
                                          will be generated by pool 2 and, in
                                          any event, if you own a group 2
                                          subordinate certificate, no interest
                                          will be paid to you on the amount by
                                          which your principal amount was
                                          reduced because of the application of
                                          losses.

                                          The Interest Rate Cap Agreement. Any
                                          amounts received under the interest
                                          rate cap agreement will be applied as
                                          described in this prospectus
                                          supplement to pay basis risk
                                          shortfalls and unpaid basis risk
                                          shortfalls on the group 1
                                          certificates. However, no amounts will
                                          be payable by the cap counterparty
                                          unless one-month LIBOR (as determined
                                          pursuant to the interest rate cap
                                          agreement) moves above the group 1
                                          strike rate which equals 6.75% per
                                          annum. We cannot assure you that any
                                          amounts will be received under the
                                          interest rate cap agreement, or that
                                          any such amounts that are received
                                          will be sufficient to pay such basis
                                          risk shortfalls and unpaid basis risk
                                          shortfalls on the group 1
                                          certificates.

                                          See "Description of the
                                          Certificates--Distributions of
                                          Interest--The Interest Rate Cap
                                          Agreement" in this prospectus
                                          supplement.

                                          Primary Mortgage Insurance.
                                          Approximately 59.17% of the pool 2
                                          mortgage loans have original
                                          loan-to-value ratios greater than 80%,
                                          calculated as described under
                                          "Description of the Mortgage
                                          Pools--General." On the closing date,
                                          two loan-level primary mortgage
                                          insurance policies will be acquired on
                                          behalf of the trust fund from Mortgage
                                          Guaranty Insurance Corporation and PMI
                                          Mortgage Insurance Co., providing
                                          initial insurance coverage for
                                          approximately 95.48% of those pool 2
                                          mortgage loans with original
                                          loan-to-value ratios greater
                                          than 80%. These loan-level primary
                                          mortgage insurance policies will
                                          generally have the effect of reducing
                                          the original loan-to-value ratios of
                                          those covered mortgage loans to
                                          original loan-to-value ratios ranging
                                          from approximately 63% to 75%.
                                          However, these policies will only
                                          cover first lien mortgage loans and
                                          are subject to various other
                                          limitations and exclusions. As a
                                          result, coverage may be limited or
                                          denied on some mortgage loans. In
                                          addition, since the amount of coverage
                                          under these policies depends on the
                                          loan-to-value ratio of the related
                                          mortgaged property at the inception of
                                          these policies, a decline in the value
                                          of the related mortgaged property will
                                          not result in increased coverage, and
                                          the trust fund may still suffer a loss
                                          on a covered mortgage loan.
                                          Accordingly, these primary mortgage
                                          insurance policies will provide only
                                          limited protection against losses on
                                          the mortgage loans.

                                          See "Description of the Mortgage
                                          Pools--Primary Mortgage Insurance" in
                                          this prospectus supplement.

Effect of Creditworthiness of Primary
    Mortgage Insurers on Ratings of
    the Group 2 Certificates..........    The ratings assigned to the group 2
                                          certificates by the rating agencies
                                          will be based in part on the financial
                                          strength ratings assigned to Mortgage
                                          Guaranty Insurance Corporation and PMI
                                          Mortgage Insurance Co., the insurers
                                          providing the primary mortgage
                                          insurance coverage described in this
                                          prospectus supplement. Mortgage
                                          Guaranty Insurance Corporation's
                                          financial strength ratings are
                                          currently "AA" by S&P, "AA+" by Fitch
                                          and "Aa2" by Moody's. PMI Mortgage
                                          Insurance Co.'s financial strength
                                          ratings are currently "AA" by S&P,
                                          "AA+" by Fitch and "Aa2" by Moody's.
                                          However, any of these ratings could be
                                          qualified, reduced or withdrawn at any
                                          time.

                                          Any qualification, reduction or
                                          withdrawal of the ratings assigned to
                                          Mortgage Guaranty Insurance
                                          Corporation or PMI Mortgage Insurance
                                          Co. could result in a reduction of the
                                          ratings assigned to the group 2
                                          certificates, which could in turn
                                          affect the liquidity and market value
                                          of those certificates.

                                          See "Description of the Mortgage
                                          Pools--Primary Mortgage Insurance" in
                                          this prospectus supplement.

Risks Related to the Certificate
    Insurance Policy..................    The certificate insurance policy
                                          issued by MBIA Insurance Corporation,
                                          the certificate insurer, covers
                                          current interest (and any interest
                                          unpaid from previous months) on and
                                          realized losses allocated to the Class
                                          WF-3-1, Class WF-4-1 and Class WF-6-1
                                          Certificates. However, the Class
                                          WF-3-1, Class WF-4-1 and Class WF-6-1
                                          Certificates will incur losses to the
                                          extent that the
                                          certificate insurer does not perform
                                          its obligations under the certificate
                                          insurance policy.

                                          Investors in the group 2 senior
                                          certificates (other than the Class
                                          WF-3-1, Class WF-4-1 and Class WF-6-1
                                          Certificates) and the group 2
                                          subordinate certificates should
                                          understand that any payments to the
                                          certificate insurer from amounts
                                          received on the mortgage loans in pool
                                          2 will reduce the amounts available to
                                          make payments on the group 2 senior
                                          certificates and the group 2
                                          subordinate certificates, while the
                                          group 2 senior certificates (other
                                          than the Class WF-3-1, Class WF-4-1
                                          and Class WF-6-1 Certificates) and the
                                          group 2 subordinate certificates will
                                          not get the benefit of any payments
                                          under the certificate insurance
                                          policy.

                                          See "Description of the
                                          Certificates--The Certificate
                                          Insurance Policy" in this prospectus
                                          supplement.

Effect of Creditworthiness of Swap
    Counterparty and Its Credit
    Support Provider on Ratings of
    Certificates......................    As of the date of this prospectus
                                          supplement, the swap counterparty
                                          currently has the ratings described
                                          under "Description of the
                                          Certificates--Supplemental Interest
                                          Trust--The Swap Counterparty." The
                                          ratings of the group 1 certificates
                                          are dependent in part upon the credit
                                          ratings of the swap counterparty. If a
                                          credit rating of the swap counterparty
                                          is qualified, reduced or withdrawn and
                                          the swap counterparty does not post
                                          collateral securing its obligations
                                          under the interest rate swap agreement
                                          or a substitute counterparty is not
                                          obtained in accordance with the terms
                                          of the interest rate swap agreement,
                                          the ratings of the group 1
                                          certificates may be qualified, reduced
                                          or withdrawn. In that event, the value
                                          and marketability of those
                                          certificates will be adversely
                                          affected.

                                          See "Description of the
                                          Certificates--Supplemental Interest
                                          Trust--Interest Rate Swap Agreement"
                                          in this prospectus supplement.

Risks Related to the Interest
    Rate Swap Agreement...............    Any net swap payment payable to the
                                          swap counterparty under the terms of
                                          the interest rate swap agreement will
                                          reduce amounts available for
                                          distribution to holders of the group 1
                                          certificates, and may reduce payments
                                          of interest on such certificates. If
                                          the rate of prepayments on the pool 1
                                          mortgage loans is faster than
                                          anticipated, the scheduled notional
                                          amount on which payments due under the
                                          interest rate swap agreement are
                                          calculated may exceed the total
                                          principal balance of the pool 1
                                          mortgage loans, thereby increasing the
                                          relative proportion of interest
                                          collections on the pool 1 mortgage
                                          loans that must be applied to make
                                          swap payments to the swap counterparty
                                          and, under certain circumstances,
                                          requiring application of principal
                                          received on the pool 1 mortgage
                                          loans to make net swap payments to the
                                          swap counterparty.

                                          Therefore, the combination of a rapid
                                          rate of prepayment and low prevailing
                                          interest rates could adversely affect
                                          the yields on the group 1
                                          certificates.

                                          In the event that the supplemental
                                          interest trust, after application of
                                          all interest and principal received on
                                          the pool 1 mortgage loans, cannot make
                                          the required net swap payments to the
                                          swap counterparty, a swap termination
                                          payment as described in this
                                          prospectus supplement will be owed to
                                          the swap counterparty. In certain
                                          circumstances, as described in this
                                          prospectus supplement under
                                          "Description of the Certificates--The
                                          Supplemental Interest Trust," a
                                          termination payment payable to the
                                          swap counterparty in the event of
                                          early termination of the interest rate
                                          swap agreement may reduce amounts
                                          available for distribution to holders
                                          of the group 1 certificates.

                                          See "Description of the
                                          Certificates--Distributions of
                                          Interest," "--Distributions of
                                          Principal" and "--Supplemental
                                          Interest Trust" in this prospectus
                                          supplement.

Violation of Various Federal, State
    and Local Laws May Result in
    Losses on the Mortgage Loans......    Violations of certain federal, state
                                          or local laws and regulations relating
                                          to the protection of consumers, unfair
                                          and deceptive practices and debt
                                          collection practices may limit the
                                          ability of the servicers to collect
                                          all or part of the principal of or
                                          interest on the related mortgage loans
                                          and, in addition, could subject the
                                          trust fund to damages and
                                          administrative enforcement.

                                          See "Risk Factors--Violations of
                                          Various Federal, State and Local Laws
                                          May Result in Losses on the Mortgage
                                          Loans" in the prospectus.

Information Regarding Historical
    Performance of Other Mortgage
    Loans May Not be Indicative of the
    Performance of the Loans in the
    Trust Fund........................    A variety of factors may affect the
                                          performance of any pool of mortgage
                                          loans during any particular period of
                                          time. In addition, differing loan
                                          characteristics or external factors
                                          may cause the performance of the
                                          mortgage loans included in the trust
                                          fund to differ from the performance of
                                          other loans of a similar type. When
                                          examining data regarding the
                                          historical performance of pools of
                                          mortgage loans, prospective investors
                                          should consider, among other things:

                                             o   differences in loan type;

                                             o   the relative seasoning of the
                                                 pools;

                                             o   differences in interest rates,
                                                 credit quality and any of
                                                 various other material pool
                                                 characteristics, both at
                                                 formation of a pool and over
                                                 time;

                                             o   the extent to which the loans
                                                 in a pool have prepayment
                                                 penalties;

                                             o   whether the loans were
                                                 originated by different
                                                 lenders, and the extent to
                                                 which the underwriting
                                                 guidelines differed; and

                                             o   whether the loans were serviced
                                                 by different servicers.

                                          In particular, prospective investors
                                          should consider that, both in the case
                                          of comparable pools of mortgage loans
                                          and of the mortgage loans in the trust
                                          fund, historical loan performance
                                          during a period of rising home values
                                          may differ significantly from the
                                          future performance of similar loans
                                          during a period of stable or declining
                                          home values.

Violation of Predatory Lending
    Laws/High Cost Loans..............    Various federal, state and local laws
                                          have been enacted that are designed to
                                          discourage predatory lending
                                          practices. Failure to comply with
                                          these laws, to the extent applicable
                                          to any of the mortgage loans, could
                                          subject the trust fund, as an assignee
                                          of the mortgage loans, to monetary
                                          penalties and could result in the
                                          borrowers rescinding the affected
                                          mortgage loans. If the loans are found
                                          to have been originated in violation
                                          of predatory or abusive lending laws
                                          and the seller does not repurchase the
                                          affected loans and pay any related
                                          liabilities, certificateholders could
                                          incur losses.

                                          For a discussion of anti-predatory
                                          lending laws and the effect of any
                                          "high cost" loans on the trust fund,
                                          see "Risk Factors--Predatory Lending
                                          Laws/High Cost Loans" in the
                                          prospectus.

Relief Act Reductions and
    Prepayment Interest Shortfalls May
    Reduce the Yield on the Offered
    Certificates......................    On any distribution date, any
                                          reduction of the applicable mortgage
                                          rate on a mortgage loan by the
                                          application of the Servicemembers
                                          Civil Relief Act, as amended, and
                                          similar state and local laws, and any
                                          shortfalls in interest collections
                                          that are attributable to prepayments,
                                          to the extent not covered by
                                          compensating interest paid by the
                                          related servicer, will reduce the
                                          amount of interest available in the
                                          related loan group for distribution to
                                          certificateholders. Any such reduction
                                          of interest will
                                          first reduce interest available to pay
                                          the offered subordinate certificates
                                          in reverse order of distribution
                                          priority and second reduce the amount
                                          of interest available to pay the
                                          related senior certificates. The
                                          certificate insurance policy does not
                                          cover such reductions of interest.

                                          See "Yield, Prepayment and Weighted
                                          Average Life--General" in this
                                          prospectus supplement and "Risk
                                          Factors--Military Action and Terrorist
                                          Attacks" in the prospectus for
                                          additional information.

                                    Glossary

      A glossary of defined terms used in this prospectus supplement begins on page S-139. Any terms used in this prospectus supplement and not defined in the glossary are defined in the accompanying prospectus.

                         Description of the Certificates

General

      The Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-17 will consist of the Class 1-AIO, Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4A, Class 1-A4B, Class 1-A5, Class WF-1-1, Class WF-1-2, Class WF-2, Class WF-3-1, Class WF-3-2, Class WF-3-3, Class WF-4-1, Class WF-4-2, Class WF-5, Class WF-6-1, Class WF-6-2, Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, Class 1-M5, Class 1-M6, Class 1-M7, Class 1-M8, Class 1-M9, Class WF-M1, Class WF-M2, Class WF-M3, Class WF-M4, Class WF-M5, Class WF-M6, Class WF-M7, Class WF-M8, Class WF-M9, Class WF-M10, Class 1-P, Class 2-P, Class C-X, Class S-X, Class 1-X, Class 2-X, Class LT-R-1, Class LT-R-2, Class R-1 and Class R-2 Certificates. The Certificates represent beneficial ownership interests in the Trust Fund, the assets of which consist primarily of (1) one pool of conventional, adjustable and fixed rate, fully amortizing and balloon, first lien residential Mortgage Loans with original principal balances which may be less than, equal to, or in excess of Fannie Mae and Freddie Mac loan amount limitations, (2) one pool of conventional, fixed rate, fully amortizing and balloon, first lien residential Mortgage Loans with original principal balances which may be less than, equal to, or in excess of Fannie Mae and Freddie Mac loan amount limitations, (3) such assets as from time to time are deposited in respect of the Mortgage Loans in the Servicing Accounts, the Collection Account and the Certificate Account, (4) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, (5) primary mortgage insurance and other insurance policies covering certain of the Mortgage Loans or the related Mortgaged Properties, (6) the rights of the Depositor under the Sale and Assignment Agreement, as described under "The Trust Agreement--Assignment of Mortgage Loans," (7) the Pool 1 Basis Risk Reserve Fund and the Pool 2 Basis Risk Reserve Fund, each as described under "--Distributions of Interest--Basis Risk Shortfalls," (8) solely for the benefit of the Group 1 Certificates and the Class C-X Certificates, the Group 1 Interest Rate Cap Agreement, as described under "Distributions of Interest--The Interest Rate Cap Agreement," (9) solely for the benefit of the Group 2 Certificates, certain amounts received under the MGIC Policy and the PMI Policy, (10) solely for the benefit of the Class WF-3-1, Class WF-4-1 and Class WF-6-1 Certificates, the Certificate Insurance Policy and
(11) all proceeds of the foregoing assets. In addition, the Group 1 Certificates and the Class S-X Certificates will represent beneficial ownership interests in the Supplemental Interest Trust, the primary asset of which will be the Swap Agreement described under "--Supplemental Interest Trust--Interest Rate Swap Agreement," and all proceeds thereof.

      Each class of Offered Certificates will be issued in the respective approximate Class Principal Amount or Class Notional Amount specified in the table on page S-1 and will accrue interest at the respective Interest Rate specified in the table on page S-1 and as further described under "Summary of Terms--The Certificates--Payments on the Certificates--Interest Payments." The Class 1-P, Class 2-P, Class C-X, Class S-X, Class 1-X, Class 2-X, Class LT-R-1, Class LT-R-2, Class R-1 and Class R-2 Certificates will be entitled to amounts set forth in the Trust Agreement and will be issued without interest rates. The initial total Certificate Principal Amount or Class Notional Amount of the Offered Certificates may be increased or decreased by up to five percent to the extent that the Cut-off Date Balance of the Mortgage Loans is correspondingly increased or decreased as described under "Description of the Mortgage Pools" herein.

      For purposes of allocating distributions of principal and interest among the Offered Certificates, (1) the Group 1 Certificates and the Class 1-AIO Certificates (with respect to interest only) will relate to, and will be solely limited to (i) collections from the Pool 1 Mortgage Loans, (ii) amounts received under the Group 1 Interest Rate Cap Agreement and (iii) certain amounts received under the Swap Agreement and (2) the Group 2 Certificates will relate to, and will be solely limited to (i) collections from the Pool 2 Mortgage Loans, (ii) certain payments received under the MGIC Policy and PMI Policy and (iii) with respect to the Class WF-3-1, Class WF-4-1 and Class WF-6-1 Certificates, certain payments received under the Certificate Insurance Policy. The rights of the holders of Group 1 Subordinate Certificates to receive distributions based upon principal and interest collections from Pool 1 will be fully subordinated to the rights of the holders of Group 1 Senior Certificates and the Class 1-AIO Certificates (with respect to interest only) to receive such distributions to the extent described herein. The right of holders of Group 2 Subordinate Certificates to receive distributions based upon principal and interest collections from Pool 2 will be fully subordinated to the rights of the holders of Group 2 Senior Certificates to receive such distributions, to the extent described herein. In no event will the Group 1 Certificates and the Class 1-AIO Certificates have the benefit of collections from Pool 2. Similarly, in no event will the Group 2 Certificates have the benefit of collections from Pool 1.

      The Class 1-X Certificates will be entitled to Pool 1 Monthly Excess Cashflow, if any, attributable to Pool 1 remaining after required distributions are made to the Group 1 Certificates and after payment of certain expenses of the Trust Fund allocable to Pool 1 (including payments to the Swap Counterparty). The Class C-X Certificates will be entitled to amounts remaining from the Group 1 Interest Rate Cap Agreement after payments are made to the Group 1 Certificates. The Class S-X Certificates will be entitled to certain payments from the Supplemental Interest Trust after payments are made to the Group 1 Certificates.

      The Class 2-X Certificates will be entitled to Pool 2 Monthly Excess Cashflow, if any, attributable to Pool 2 remaining after required distributions are made to the Group 2 Certificates and the Certificate Insurer and after payment of certain expenses of the Trust Fund allocable to Pool 2.

      The Class 1-P Certificates will be entitled solely to prepayment penalties received in respect of the Pool 1 Mortgage Loans for which the Seller owns the servicing rights or for which Wells Fargo Bank is the Servicer and, accordingly, such amounts will not be available for distribution to the holders of the other classes of Group 1 Certificates or the Class 1-AIO Certificates, or to the related Servicers as additional servicing compensation.

      The Class 2-P Certificates will be entitled solely to prepayment penalties received in respect of the Pool 2 Mortgage Loans and, accordingly, such amounts will not be available for distribution to the holders of the other classes of Group 2 Certificates or to the related Servicers as additional servicing compensation.

      The Class LT-R-1, Class LT-R-2, Class R-1 and Class R-2 Certificates will represent the remaining interest in the assets of the Trust Fund after the required distributions are made to all other classes of Certificates (and in the case of the Class LT-R-2 and Class R-2 Certificates, after the required distributions are made to the Certificate Insurer) and will evidence the residual interests in the REMICs.

      Lehman Pass-Through Securities Inc., an affiliate of the Sponsor, the Depositor, the Cap Counterparty, Aurora Loan Services LLC and Lehman Brothers Inc., will initially hold the Class 1-P, Class 2-P, Class C-X, Class S-X, Class 1-X and Class 2-X Certificates and intends to enter into a NIMS Transaction. The NIM Securities issued in the NIMS Transaction may be insured by a NIMS Insurer. If the NIM Securities are so insured, the NIMS Insurer will have certain rights under the Trust Agreement and each Servicing Agreement, as described herein.

      Distributions on the Certificates will be made on each Distribution Date to Certificateholders of record on the applicable record date specified in the table on page S-2. Distributions on the Offered Certificates will be made to each registered holder entitled thereto, by (a) wire transfer in immediately available funds if the Certificateholder has provided to the Trustee wire instructions for such Certificateholder or (b) by check mailed to the address of the Certificateholder as it appears on the books of the Trustee if the Certificateholder has not provided wire instructions; provided that the final distribution in respect of any Certificate will be made only upon presentation and surrender of such Certificate at the applicable Corporate Trust Office of the Trustee. See "--The Trustee" herein.

Book-Entry Registration

      The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants. Each class of Book-Entry Certificates will be represented by one or more Global Securities that equal in the aggregate the initial Class Principal Amount or Class Notional Amount of the related class registered in the name of the nominee of DTC. The Offered Certificates will be issued in minimum denominations in the principal or notional amounts and the incremental denominations in excess thereof specified in the table on page S-2. With respect to initial European investors only, the Underwriter will only sell Offered Certificates in minimum total investment amounts of $100,000.

      Beneficial Owners of the Book-Entry Certificates will hold their Certificates through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates that equal the initial Class Principal Amount or Class Notional Amount of the related class of Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries names on the books of DTC. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate. Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. See "Description of the Securities--Book-Entry Registration" in the prospectus.

      Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

      For information with respect to tax documentation procedures relating to the Book-Entry Certificates, see "Material Federal Income Tax
Considerations--Taxation of Securities Treated as Debt Instruments--Foreign Persons" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex A hereto.

      None of the Depositor, the Underwriter, the Seller, the Trustee, the Master Servicer or the Certificate Insurer will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

Distributions of Interest

      Calculation of Interest. The amount of interest distributable on each Distribution Date in respect of each class of Offered Certificates will equal the sum of (1) Current Interest for such class and for such date and (2) any Carryforward Interest for such class and for such date. Interest will accrue on the Group 1 Certificates, the Class WF-1-1 Certificates and the Class WF-1-2 Certificates on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period. Interest will accrue on the Group 2 Certificates (except for the Class WF-1-1 and Class WF-1-2 Certificates) and the Class 1-AIO Certificates on the basis of a 360-day year consisting of twelve 30-day months.

      The Interest Rate for each class of Offered Certificates will be the applicable annual rate described under "Summary of Terms--The
Certificates--Payments on the Certificates--Interest Payments."

      Basis Risk Shortfalls. With respect to each Distribution Date and any class of Offered Certificates (except for the Class 1-AIO Certificates), such class will be entitled to the amount of any Basis Risk Shortfall or Unpaid Basis Risk Shortfall with interest thereon at the applicable Interest Rate (calculated without regard to the applicable net funds cap limitation) from the related Mortgage Pool before the holders of the Class 1-X, Class LT-R-1 and Class R-1 Certificates (in the case of distributions from Pool 1) and the Class 2-X, Class LT-R-2 and Class R-2 Certificates (in the case of distributions from Pool 2) are entitled to any distributions. In addition, with respect to the Group 1 Certificates only, (i) any distribution of proceeds from the Group 1 Interest Rate Cap Agreement will first be applied to pay the amount, if any, of Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls with respect to the Group 1 Certificates before any proceeds are available to the holders of the Class C-X Certificates and (ii) any distribution of a portion of the proceeds from the Supplemental Interest Trust as described under "Description of the Certificates--The Swap Counterparty--Application of Deposits and Payments Received by the Supplemental Interest Trust" will be applied to pay the amount, if any, of Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls remaining after application of payments from the Group 1 Interest Rate Cap Agreement with respect to the Group 1 Certificates before any proceeds are available to the holders of the Class S-X Certificates.

      The Group 1 Certificates will be entitled to the amount of any Basis Risk Shortfall or Unpaid Basis Risk Shortfall from (1) any amount received under the Group 1 Interest Rate Cap Agreement for the related Distribution Date, (2) any amount received under the Swap Agreement and (3) any amounts on deposit in the Pool 1 Basis Risk Reserve Fund. See "--The Interest Rate Cap Agreement," "Credit Enhancement--Application of Pool 1 Monthly Excess Cashflow" and "--Supplemental Interest Trust--Interest Rate Swap Agreement" below. The source of funds on deposit in the Pool 1 Basis Risk Reserve Fund will be limited to (1) an initial deposit of $1,000 by the Sponsor, (2) any amount received from the Cap Counterparty under the Group 1 Interest Rate Cap Agreement and (3) certain amounts that would otherwise be distributed to the Class 1-X Certificates. The amount of any Pool 1 Monthly Excess Cashflow distributable with respect to the Class 1-X Certificates on any Distribution Date will be reduced by the amount of any Basis Risk Payment with respect to the Group 1 Certificates not satisfied from amounts, if any, (i) received under the Group 1 Interest Rate Cap Agreement and (ii) paid from the Supplemental Interest Trust, to the extent of the Available Basis Risk Amount or Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls or (iii) otherwise on deposit in the Pool 1 Basis Risk Reserve Fund.

      The Group 2 Certificates will be entitled to the amount of any Basis Risk Shortfall or Unpaid Basis Risk Shortfall from amounts on deposit in the Pool 2 Basis Risk Reserve Fund, treated as paid from, and to the extent such funds are on deposit in, the Pool 2 Basis Risk Reserve Fund. See "--Credit Enhancement--Application of Pool 2 Monthly Excess Cashflow" below. The source of funds on deposit in the Pool 2 Basis Risk Reserve Fund will be limited to (1) an initial deposit of $1,000 by the Sponsor and (2) certain amounts that would otherwise be distributed to the Class 2-X Certificates. The amount of any Pool 2 Monthly Excess Cashflow distributable with respect to the Class 2-X Certificates on any Distribution Date will be reduced by the amount of any Basis Risk Payment with respect to the Group 2 Certificates not satisfied from amounts, if any, otherwise on deposit in the Pool 2 Basis Risk Reserve Fund.

      The Certificate Insurance Policy for the benefit of the Class WF-3-1, Class WF-4-1 and Class WF-6-1 Certificates does not cover Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls incurred by such classes.

      Interest Payment Priorities.

The Interest Remittance Amount for each Mortgage Pool will be distributed on each Distribution Date, concurrently, as follows:

      (a) For Pool 1. On each Distribution Date (or, in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date), the Interest Remittance Amount for Pool 1 for such date will be distributed in the following order of priority:

            (i) for deposit into the Supplemental Interest Trust Account, the lesser of (a) any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty (including amounts remaining unpaid from previous Distribution Dates) and
      (b) the Interest Remittance Amount for Pool 1 for such Distribution Date less the aggregate amount of Current Interest and any Carryforward Interest owed to the Class 1-AIO Certificates for such Distribution Date;

            (ii) concurrently, pro rata, to the Group 1 Senior Certificates and the Class 1-AIO Certificates, Current Interest and any Carryforward Interest for such classes for such Distribution Date (any shortfall in Current Interest and Carryforward Interest to be allocated among such classes in proportion to the amount of Current Interest and Carryforward Interest that would otherwise be distributable thereon);

            (iii) to the Group 1 Subordinate Certificates, in accordance with the Group 1 Subordinate Priority, Current Interest and any Carryforward Interest for such classes for such Distribution Date; and

            (iv) for application as part of Pool 1 Monthly Excess Cashflow for such Distribution Date, as described under "--Credit
      Enhancement--Application of Pool 1 Monthly Excess Cashflow" below, any Pool 1 Monthly Excess Interest for such Distribution Date.

      (b) For Pool 2. On each Distribution Date, the Interest Remittance Amount for Pool 2 for such date will be distributed in the following order of priority:

            (i) to the Certificate Insurer, the Aggregate Certificate Insurance Premium (together with interest thereon at the rate set forth in the Insurance Agreement) for the Class WF-3-1, Class WF-4-1 and Class WF-6-1 Certificates for such Distribution Date;

            (ii) concurrently, pro rata, to the Group 2 Senior Certificates, Current Interest and any Carryforward Interest (and in the case of the Class WF-3-1, Class WF-4-1 and Class WF-6-1 Certificates, calculated without regard to payments received under the Certificate Insurance Policy) for such classes for such Distribution Date (any shortfall in Current Interest and Carryforward Interest to be allocated among such classes in proportion to the amount of Current Interest and Carryforward Interest that would otherwise be distributable thereon);

            (iii) concurrently, pro rata, based on the amounts due, (a) to the Certificate Insurer, any unreimbursed Insured Payments with respect to the Class WF-3-1, Class WF-4-1 and Class WF-6-1 Certificates, plus all amounts due to the Certificate Insurer under the Insurance Agreement, together with interest thereon at the rate specified in the Insurance Agreement and
      (b) in the priority provided below, to the Group 2 Senior Certificates, accrued and unpaid interest at the related Interest Rate on any Deferred Amounts previously allocated and not previously paid to such classes and any Deferred Amounts previously allocated to such classes not previously reimbursed;

            (iv) to the Group 2 Subordinate Certificates, in accordance with the Group 2 Subordinate Priority, Current Interest and any Carryforward Interest for such classes for such Distribution Date; and

            (v) for application as part of Pool 2 Monthly Excess Cashflow for such Distribution Date, as described under "--Credit
      Enhancement--Application of Pool 2 Monthly Excess Cashflow" below, any Pool 2 Monthly Excess Interest for such Distribution Date.

      Any payments made pursuant to subclause (b)(iii)(b) above shall be made in the following order of priority;

            (1) to the Group 2 Senior Certificates, all accrued and unpaid interest at the related Interest Rate for each applicable class on any Deferred Amounts previously allocated to each such class pro rata, based on amounts of such accrued and unpaid interest owed to each such class, for such Distribution Date; and

            (2) to the Group 2 Senior Certificates, any Deferred Amounts previously allocated to each such class, pro rata, based on the Deferred Amounts owed to each such class, for such Distribution Date.

      Prepayment Interest Shortfalls. When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received in the applicable Prepayment Period will be distributed to holders of the Offered Certificates on the Distribution Date following that Prepayment Period. To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month's interest on the amount prepaid, a Prepayment Interest Shortfall could result. In contrast, in the case of a prepayment in full on a Mortgage Loan serviced by Aurora made in the same month in which such prepayment is distributed to Certificateholders, Prepayment Interest Excess could result.

      With respect to prepayments in full or in part, each Servicer will be obligated to pay Compensating Interest. The Master Servicer is not obligated to fund any Prepayment Interest Shortfalls required to be paid but not paid by a Servicer. See "Mortgage Loan Servicing--Prepayment Interest Shortfalls" herein. Any Net Prepayment Interest Shortfall will reduce the Interest Remittance Amount for the related Mortgage Pool available for distribution on the related Distribution Date.

      Any Net Prepayment Interest Shortfalls allocated to the Insured Certificates will not be covered by the Certificate Insurance Policy.

      The Interest Rate Cap Agreement. On or prior to the Closing Date, the Trustee, not individually, but solely in its capacity as Trustee of the Trust Fund, will enter into the Group 1 Interest Rate Cap Agreement for the benefit of the Group 1 Certificates.

      The Group 1 Interest Rate Cap Agreement. Under the terms of the Group 1 Interest Rate Cap Agreement, in exchange for a fixed payment made by Lehman Brothers Inc. on behalf of the Trust Fund on the Closing Date, the Cap Counterparty is obligated to pay to the Trust Fund at least one Business Day prior to each Distribution Date, commencing with the Distribution Date in November 2007 and terminating immediately following the Distribution Date in October 2011, one month's interest calculated at an annual rate equal to the excess, if any, of LIBOR over the Group 1 Strike Rate on a calculated notional amount, multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period related to such Distribution Date and the denominator of which is 360. The Group 1 Strike Rate will equal 6.75% per annum. The initial notional amount for the Distribution Date in November 2007 will equal approximately $48,347,488. The notional amount will decline each month to an amount equal to the lesser of (i) the aggregate Class Principal Amount of the Group 1 Certificates and (ii) the amount set forth in the table in Annex E.

      The Group 1 Interest Rate Cap Agreement will terminate immediately following the Distribution Date in October 2011.

      It is intended that payments under the Group 1 Interest Rate Cap Agreement provide limited protection against upward movements in LIBOR and reduce basis risk to the Group 1 Certificates associated with the Trust Fund's investment in certain delayed adjustment date Mortgage Loans and Mortgage Loans that adjust less frequently than LIBOR or are fixed. See "Description of the Mortgage Pools--General." However, there can be no assurance that amounts payable to the Trust Fund under the Group 1 Interest Rate Cap Agreement will be sufficient to cover such shortfalls. In addition, the Group 1 Interest Rate Cap Agreement will provide protection against upward movements in LIBOR and reduce the basis risk to the Group 1 Certificates, but only for increases in LIBOR above the applicable Group 1 Strike Rate. On each Distribution Date, the Trustee will deposit any amount received under the Group 1 Interest Rate Cap Agreement in the Pool 1 Basis Risk Reserve Fund and will then withdraw such amounts from the Pool 1 Basis Risk Reserve Fund for distribution to holders of the Group 1 Certificates in accordance with priority (4) under "--Credit Enhancement--Application of Pool 1 Monthly Excess Cashflow." The only other sources of coverage for Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls on the Group 1 Certificates will be such Certificates' portion of the Pool 1 Monthly Excess Cashflow, if any, that would otherwise be payable to the Class 1-X Certificates and certain amounts payable from the Supplemental Interest Trust.

      The Cap Counterparty. Lehman Brothers Special Financing Inc. is an affiliate of Lehman Holdings, the Master Servicer, the Depositor, Aurora and Lehman Brothers Inc. The obligations of Lehman Brothers Special Financing Inc. under the Group 1 Interest Rate Cap Agreement will be guaranteed by Lehman Brothers Holdings Inc., whose long-term debt obligations are, as of the date of this prospectus supplement, rated "A+" by S&P and "A1" by Moody's. There can be no assurance that such ratings will be maintained.

      As of the Cut-off Date, the Cap Counterparty will have an aggregate significance percentage of the amount of the initial aggregate Class Principal Amount of the Group 1 Certificates of less than 10%.

Determination of LIBOR

      On each LIBOR Determination Date, the Trustee will determine LIBOR based on (1) the offered rates for U.S. dollar deposits of one month maturity, as such rates appear on the Designated Telerate Page set by the BBA as of 11:00 a.m. (London time) on such LIBOR Determination Date or (2) if such offered rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time), the Trustee will obtain such rate from the Reuters Monitor Money Rates Service page "LIBOR01," and if the offered rate does not appear therein, from the Bloomberg L.P. page "BBAM."

      If any such offered rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published offered rate on the Designated Telerate Page. In the event that the BBA no longer sets such offered rate, the Trustee will designate an alternative index that has performed, or that the Trustee expects to perform, in a manner substantially similar to the BBA's offered rate. The Trustee will select a particular index as the alternative index only if it receives an opinion of counsel (furnished at the Trust Fund's expense) that the selection of such index will not cause any of the REMICs to lose their classification as REMICs for federal income tax purposes.

      The establishment of LIBOR on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the Interest Rate applicable to each class of LIBOR Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

      LIBOR for the first Accrual Period will be 5.32% with respect to the LIBOR Certificates.

Distributions of Principal

      General. Distributions of principal on the Group 1 Certificates will be made primarily from the Principal Distribution Amount for Pool 1 and secondarily from Pool 1 Monthly Excess Cashflow, to the extent of such excess available funds, as described under "--Credit Enhancement--Application of Pool 1 Monthly Excess Cashflow" below and from the Supplemental Interest Trust Amount (if any), as described under "--Supplemental Interest Trust--Application of Deposits and Payments Received by the Supplemental Interest Trust" below. Distributions of principal on the Group 2 Certificates will be made primarily from the Principal Distribution Amount for Pool 2 and secondarily from Pool 2 Monthly Excess Cashflow, to the extent of such excess available funds, as described under "--Credit Enhancement--Application of Pool 2 Monthly Excess Cashflow" below. The Class 1-AIO Certificates will be interest-only certificates and will not be entitled to any distributions of principal.

      Principal Payment Priorities for Pool 1. The Principal Distribution Amount for Pool 1 will be distributed on each Distribution Date (or, in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution
Date), as follows:

      I. On each Distribution Date (a) prior to the Pool 1 Stepdown Date or (b) on or after the Pool 1 Stepdown Date and with respect to which a Pool 1 Trigger Event is in effect, until the aggregate Certificate Principal Amount of the Group 1 Certificates equals the Pool 1 Target Amount for such Distribution Date, the Principal Distribution Amount for Pool 1 will be distributed, in the following order of priority:

            (A) for deposit into the Supplemental Interest Trust Account, any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty (to the extent not distributed previously from the Interest Remittance Amount in accordance with "--Distributions of Interest--Interest Payment Priorities" above);

            (B) concurrently to the Group 1 Senior Certificates, pro rata, based on (w) the aggregate Class Principal Amount of the Class 1-A1, Class 1-A2 and Class 1-A3 Certificates, (x) the Class Principal Amount of the Class 1-A4A Certificates, (y) the Class Principal Amount of the Class 1-A4B Certificates and (z) the Class Principal Amount of the Class 1-A5 Certificates, as follows:

            (i) sequentially to the Class 1-A1, Class 1-A2 and Class 1-A3 Certificates, in that order, until the Class Principal Amount of each such class has been reduced to zero;

            (ii) to the Class 1-A4A Certificates, until the Class Principal Amount of such class has been reduced to zero;

            (iii) to the Class 1-A4B Certificates, until the Class Principal Amount of such class has been reduced to zero; and

            (iv) to the Class 1-A5 Certificates, until the Class Principal Amount of such class has been reduced to zero.

            (C) to the Group 1 Subordinate Certificates, in accordance with the Group 1 Subordinate Priority, until the Class Principal Amount of each such class has been reduced to zero; and

            (D) for application as part of Pool 1 Monthly Excess Cashflow for such Distribution Date, as described under "--Credit
      Enhancement--Application of Pool 1 Monthly Excess Cashflow" below, any such Principal Distribution Amount for Pool 1 remaining after application pursuant to clauses (A) through (C) above.

      II. On each Distribution Date (a) on or after the Pool 1 Stepdown Date and
(b) with respect to which a Pool 1 Trigger Event is not in effect, the Principal Distribution Amount for Pool 1 for such date will be distributed in the following order of priority:

            (A) for deposit into the Supplemental Interest Trust Account, any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty (to the extent not distributed previously from the Interest Remittance Amount in accordance with "--Distributions of Interest--Interest Payment Priorities" above);

            (B) (1) so long as any of the Group 1 Subordinate Certificates are outstanding, to the Group 1 Senior Certificates in accordance with the Group 1 Senior Priority in an amount equal to the lesser of (x) the excess, if any, of (a) the Principal Distribution Amount for Pool 1 for such Distribution Date over (b) the amount distributed to the Supplemental Interest Trust on such Distribution Date pursuant to clause II(A) above, and (y) the Pool 1 Senior Principal Distribution Amount for such Distribution Date until the Class Principal Amount of each such class has been reduced to zero; or (2) otherwise to the Group 1 Senior Certificates, in accordance with the Group 1 Senior Priority, the excess of (A) the Principal Distribution Amount for Pool 1 for such Distribution Date over
      (B) the amount distributed to the Supplemental Interest Trust with respect to such Distribution Date pursuant to clause II(A) above, in each case until the Class Principal Amount of each such class has been reduced to zero;

            (C) to the Class 1-M1 Certificates, an amount equal to the lesser of
      (x) the excess, if any, of (a) the Principal Distribution Amount for Pool 1 for such Distribution Date over (b) the amount distributed to the Group 1 Senior Certificates and the Supplemental Interest Trust on such Distribution Date pursuant to clauses II(A) through (B) above, and (y) the 1-M1 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

            (D) to the Class 1-M2 Certificates, an amount equal to the lesser of
      (x) the excess, if any, of (a) the Principal Distribution Amount for Pool 1 for such Distribution Date over (b) the amount distributed to the Group 1 Senior Certificates and the Class 1-M1 Certificates and distributed to the Supplemental Interest Trust on such Distribution Date pursuant to clauses II(A) through (C) above, and (y) the 1-M2 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

            (E) to the Class 1-M3 Certificates, an amount equal to the lesser of
      (x) the excess, if any, of (a) the Principal Distribution Amount for Pool 1 for such Distribution Date over (b) the amount distributed to the Group 1 Senior Certificates and the Class 1-M1 and Class 1-M2 Certificates and distributed to the Supplemental Interest Trust on such Distribution Date pursuant to clauses II(A) through (D) above, and (y) the 1-M3 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

            (F) to the Class 1-M4 Certificates, an amount equal to the lesser of
      (x) the excess, if any, of (a) the Principal Distribution Amount for Pool 1 for such Distribution Date over (b) the amount distributed to the Group 1 Senior Certificates and the Class 1-M1, Class 1-M2 and Class 1-M3 Certificates and distributed to the Supplemental Interest Trust on such Distribution Date pursuant to clauses II(A) through (E) above, and (y) the 1-M4 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

            (G) to the Class 1-M5 Certificates, an amount equal to the lesser of
      (x) the excess, if any, of (a) the Principal Distribution Amount for Pool 1 for such Distribution Date over (b) the amount distributed to the Group 1 Senior Certificates and the Class 1-M1, Class 1-M2, Class 1-M3 and Class 1-M4 Certificates and distributed to the Supplemental Interest Trust on such Distribution Date pursuant to clauses II(A) through (F) above, and
      (y) the 1-M5 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

            (H) to the Class 1-M6 Certificates, an amount equal to the lesser of
      (x) the excess, if any, of (a) the Principal Distribution Amount for Pool 1 for such Distribution Date over (b) the amount distributed to the Group 1 Senior Certificates and the Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4 and Class 1-M5 Certificates and distributed to the Supplemental Interest Trust on such Distribution Date pursuant to clauses II(A) through
      (G) above, and (y) the 1-M6 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

            (I) to the Class 1-M7 Certificates, an amount equal to the lesser of
      (x) the excess, if any, of (a) the Principal Distribution Amount for Pool 1 for such Distribution Date over (b) the amount distributed to the Group 1 Senior Certificates and the Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, Class 1-M5 and Class 1-M6 Certificates and distributed to the Supplemental Interest Trust on such Distribution Date pursuant to clauses II(A) through (H) above, and (y) the 1-M7 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

            (J) to the Class 1-M8 Certificates, an amount equal to the lesser of
      (x) the excess, if any, of (a) the Principal Distribution Amount for Pool 1 for such Distribution Date over (b) the amount distributed to the Group 1 Senior Certificates and the Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, Class 1-M5, Class 1-M6 and Class 1-M7 Certificates and distributed to the Supplemental Interest Trust on such Distribution Date pursuant to clauses II(A) through (I) above, and (y) the 1-M8 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

            (K) to the Class 1-M9 Certificates, an amount equal to the lesser of
      (x) the excess, if any, of (a) the Principal Distribution Amount for Pool 1 for such Distribution Date over (b) the amount distributed to the Group 1 Senior Certificates and the Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, Class 1-M5, Class 1-M6, Class 1-M7 and Class 1-M8 Certificates and distributed to the Supplemental Interest Trust on such Distribution Date pursuant to clauses II(A) through (J) above, and (y) the 1-M9 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero; and

            (L) for application as part of Pool 1 Monthly Excess Cashflow for such Distribution Date, as described under "--Credit
      Enhancement--Application of Pool 1 Monthly Excess Cashflow" below, any such Principal Distribution Amount for Pool 1 remaining after application pursuant to clauses II(A) through (K) above.

      Principal Payment Priorities for Pool 2. The Principal Distribution Amount for Pool 2 will be distributed on each Distribution Date, as follows:

      I. On each Distribution Date (a) prior to the Pool 2 Stepdown Date or (b) on or after the Pool 2 Stepdown Date and with respect to which a Pool 2 Trigger Event is in effect, until the aggregate Certificate Principal Amount of the Group 2 Certificates equals the Pool 2 Target Amount for such Distribution Date, the Principal Distribution Amount for Pool 2 will be distributed, in the following order of priority:

            (A) to the Group 2 Senior Certificates, in the following order of priority:

                  (i) concurrently, to the Class WF-6-1 and Class WF-6-2
            Certificates, pro rata, based on their Class Principal Amounts, in accordance with the Class WF-6 Priority Amount, until the Class Principal Amount of each such class has been reduced to zero;

                  (ii) sequentially, as follows:

                        (a) concurrently, to the Class WF-1-1 and Class WF-1-2
                  Certificates, pro-rata, based on their Class Principal Amounts, until the Class Principal Amount of each such class has been reduced to zero;

                        (b) to the Class WF-2 Certificates, until the Class
                  Principal Amount of such class has been reduced to zero;

                        (c) concurrently, to the Class WF-3-1, Class WF-3-2 and
                  Class WF-3-3 Certificates, pro rata, based on their Class Principal Amounts, until the Class Principal Amount of each such class has been reduced to zero;

                        (d) concurrently, to the Class WF-4-1 and Class WF-4-2
                  Certificates, pro rata, based on their Class Principal Amounts, until the Class Principal Amount of each such class has been reduced to zero; and

                        (e) to the Class WF-5 Certificates, until the Class
                  Principal Amount of such class has been reduced to zero.

                  (iii) concurrently, to the Class WF-6-1 and Class WF-6-2
            Certificates, pro rata, based on their Class Principal Amounts, without regard to the Class WF-6 Priority Amount, until the Class Principal Amount of each such class has been reduced to zero.

            (B) to the Group 2 Subordinate Certificates, in accordance with the Group 2 Subordinate Priority, until the Class Principal Amount of each such class has been reduced to zero;

            (C) to the Certificate Insurer, any unreimbursed Insured Payments plus all amounts due to the Certificate Insurer under the Insurance Agreement, together with interest thereon at the rate specified in the Insurance Agreement (to the extent not distributed on such Distribution Date from the Interest Remittance Amount for Pool 2 in accordance with "--Distributions of Interest--Interest Payment Priorities" above); and

            (D) for application as part of Pool 2 Monthly Excess Cashflow for such Distribution Date, as described under "--Credit
      Enhancement--Application of Pool 2 Monthly Excess Cashflow" below, any such Principal Distribution Amount for Pool 2 remaining after application pursuant to clauses (A) through (C) above.

      II. On each Distribution Date (a) on or after the Pool 2 Stepdown Date and
(b) with respect to which a Pool 2 Trigger Event is not in effect, the Principal Distribution Amount for Pool 2 for such date will be distributed in the following order of priority:

            (A) (1) so long as any of the Group 2 Subordinate Certificates are outstanding, to the Group 2 Senior Certificates, in accordance with the Group 2 Senior Priority, an amount equal to the lesser of (x) the Principal Distribution Amount for Pool 2 for such Distribution Date and
      (y) the Pool 2 Senior Principal Distribution

      Amount for such Distribution Date, until the Class Principal Amount of each such class has been reduced to zero; or (2) otherwise to the Group 2 Senior Certificates, in accordance with the Group 2 Senior Priority, the Principal Distribution Amount for Pool 2 for such Distribution Date, until the Class Principal Amount of each such class has been reduced to zero;

            (B) to the Class WF-M1 Certificates, an amount equal to the lesser of (x) the excess, if any, of (a) the Principal Distribution Amount for Pool 2 for such Distribution Date over (b) the amount distributed to the Group 2 Senior Certificates on such Distribution Date pursuant to clause II(A) and (y) the WF-M1 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

            (C) to the Class WF-M2 Certificates, an amount equal to the lesser of (x) the excess, if any, of (a) the Principal Distribution Amount for Pool 2 for such Distribution Date over (b) the amount distributed to the Group 2 Senior Certificates and the Class WF-M1 Certificates on such Distribution Date pursuant to clauses II(A) and (B) and (y) the WF-M2 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

            (D) to the Class WF-M3 Certificates, an amount equal to the lesser of (x) the excess, if any, of (a) the Principal Distribution Amount for Pool 2 for such Distribution Date over (b) the amount distributed to the Group 2 Senior Certificates and the Class WF-M1 and Class WF-M2 Certificates on such Distribution Date pursuant to clauses II(A) through
      (C) and (y) the WF-M3 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

            (E) to the Class WF-M4 Certificates, an amount equal to the lesser of (x) the excess, if any, of (a) the Principal Distribution Amount for Pool 2 for such Distribution Date over (b) the amount distributed to the Group 2 Senior Certificates and the Class WF-M1, Class WF-M2 and Class WF-M3 Certificates on such Distribution Date pursuant to clauses II(A) through (D) and (y) the WF-M4 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

            (F) to the Class WF-M5 Certificates, an amount equal to the lesser of (x) the excess, if any, of (a) the Principal Distribution Amount for Pool 2 for such Distribution Date over (b) the amount distributed to the Group 2 Senior Certificates and the Class WF-M1, Class WF-M2, Class WF-M3 and Class WF-M4 Certificates on such Distribution Date pursuant to clauses II(A) through (E) and (y) the WF-M5 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

            (G) to the Class WF-M6 Certificates, an amount equal to the lesser of (x) the excess, if any, of (a) the Principal Distribution Amount for Pool 2 for such Distribution Date over (b) the amount distributed to the Group 2 Senior Certificates and the Class WF-M1, Class WF-M2, Class WF-M3, Class WF-M4 and Class WF-M5 Certificates on such Distribution Date pursuant to clauses II(A) through (F) and (y) the WF-M6 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

            (H) to the Class WF-M7 Certificates, an amount equal to the lesser of (x) the excess, if any, of (a) the Principal Distribution Amount for Pool 2 for such Distribution Date over (b) the amount distributed to the Group 2 Senior Certificates and the Class WF-M1, Class WF-M2, Class WF-M3, Class WF-M4, Class WF-M5 and Class WF-M6 Certificates on such Distribution Date pursuant to clauses II(A) through (G) and (y) the WF-M7 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

            (I) to the Class WF-M8 Certificates, an amount equal to the lesser of (x) the excess, if any, of (a) the Principal Distribution Amount for Pool 2 for such Distribution Date over (b) the amount distributed to the Group 2 Senior Certificates and the Class WF-M1, Class WF-M2, Class WF-M3, Class WF-M4, Class WF-M5, Class WF-M6 and Class WF-M7 Certificates on such Distribution Date pursuant to clauses II(A) through (H) and (y) the WF-M8 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

            (J) to the Class WF-M9 Certificates, an amount equal to the lesser of (x) the excess, if any, of (a) the Principal Distribution Amount for Pool 2 for such Distribution Date over (b) the amount distributed to the Group 2 Senior Certificates and the Class WF-M1, Class WF-M2, Class WF-M3, Class WF-M4, Class WF-M5, Class WF-M6, Class WF-M7 and Class WF-M8 Certificates on such Distribution Date pursuant to clauses II(A) through
      (I) and (y) the WF-M9 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

            (K) to the Class WF-M10 Certificates, an amount equal to the lesser of (x) the excess, if any, of (a) the Principal Distribution Amount for Pool 2 for such Distribution Date over (b) the amount distributed to the Group 2 Senior Certificates and the Class WF-M1, Class WF-M2, Class WF-M3, Class WF-M4, Class WF-M5, Class WF-M6, Class WF-M7, Class WF-M8 and Class WF-M9 Certificates on such Distribution Date pursuant to clauses II(A) through (J) and (y) the WF-M10 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

            (L) to the Certificate Insurer, any unreimbursed Insured Payments plus all amounts due to the Certificate Insurer under the Insurance Agreement, together with interest thereon at the rate specified in the Insurance Agreement (to the extent not distributed on such Distribution Date from the Interest Remittance Amount for Pool 2 in accordance with "--Distributions of Interest--Interest Payment Priorities" above); and

            (M) for application as part of Pool 2 Monthly Excess Cashflow for such Distribution Date, as described under "--Credit
      Enhancement--Application of Pool 2 Monthly Excess Cashflow" below, any such Principal Distribution Amount for Pool 2 remaining after application pursuant to clauses II(A) through (L) above.

Credit Enhancement

      Credit enhancement for the Offered Certificates consists of the subordination of the Group 1 Subordinate Certificates (in the case of the Group 1 Senior Certificates and the Class 1-AIO Certificates) and the Group 2 Subordinate Certificates (in the case of the Group 2 Senior Certificates), the priority of application of Realized Losses, excess interest and overcollateralization and (i) certain payments under an interest rate swap agreement (in the case of the Group 1 Certificates), (ii) certain payments under the MGIC Policy and the PMI Policy (in the case of the Group 2 Certificates) and
(iii) solely in the case of the Class WF-3-1, Class WF-4-1 and Class WF-6-1 Certificates, certain payments under the Certificate Insurance Policy, in each case as described herein.

      Subordination. The rights of holders of the Group 1 Subordinate Certificates to receive distributions with respect to the Pool 1 Mortgage Loans will be subordinated, to the extent described herein, to such rights of holders of each class of Group 1 Senior Certificates and the Class 1-AIO Certificates and each class of Group 1 Subordinate Certificates having a higher priority of distribution, as described under "--Distributions of Interest" and "--Distributions of Principal." The rights of holders of the Group 2 Subordinate Certificates to receive distributions with respect to the Pool 2 Mortgage Loans will be subordinated, to the extent described herein, to such rights of holders of each class of Group 2 Senior Certificates and each class of Group 2 Subordinate Certificates having a higher priority of distribution, as described under "--Distributions of Interest" and "--Distributions of Principal." This subordination is intended to enhance the likelihood of regular receipt by holders of Offered Certificates having a higher priority of distribution of the full amount of interest and principal distributable thereon, and to afford such Certificateholders limited protection against Realized Losses incurred with respect to the related Mortgage Loans.

      The limited protection afforded to holders of the Senior Certificates by means of the subordination of the Group 1 Subordinate Certificates (in the case of the Group 1 Senior Certificates and the Class 1-AIO Certificates) and the Group 2 Subordinate Certificates (in the case of the Group 2 Senior Certificates) having a lower priority of distribution will be accomplished by the preferential right of holders of such Offered Certificates to receive, prior to any distribution in respect of interest or principal, as applicable, being made on any Distribution Date in respect of Certificates having a lower priority of distribution, the amounts of interest due them and principal available for distribution, respectively, on such Distribution Date.

      Application of Realized Losses. Realized Losses on the Pool 1 Mortgage Loans will have the effect of reducing amounts distributable in respect of, first, the Class 1-X Certificates and to an extent the Class S-X

Certificates (both through the application of Pool 1 Monthly Excess Cashflow to fund such deficiency and through a reduction in the Pool 1 Overcollateralization Amount for the related Distribution Date); second, the Class 1-M9 Certificates; third, the Class 1-M8 Certificates; fourth, the Class 1-M7 Certificates; fifth, the Class 1-M6 Certificates; sixth, the Class 1-M5 Certificates; seventh, to the Class 1-M4 Certificates; eighth, to the Class 1-M3 Certificates; ninth, to the Class 1-M2 Certificates; and tenth, to the Class 1-M1 Certificates. Any Realized Losses remaining on the Pool 1 Mortgage Loans will have the effect of reducing amounts distributable in respect of the Group 1 Senior Certificates.

      Realized Losses on the Pool 2 Mortgage Loans will have the effect of reducing amounts distributable in respect of, first, the Class 2-X Certificates (both through the application of Pool 2 Monthly Excess Interest to fund such deficiency and through a reduction in the Pool 2 Overcollateralization Amount for the related Distribution Date); second, the Class WF-M10 Certificates; third, the Class WF-M9 Certificates; fourth, the Class WF-M8 Certificates; fifth, the Class WF-M7 Certificates; sixth, the Class WF-M6 Certificates; seventh, the Class WF-M5 Certificates; eighth, the Class WF-M4 Certificates; ninth, the Class WF-M3 Certificates; tenth, the Class WF-M2 Certificates; and eleventh, the Class WF-M1 Certificates. Any Realized Losses remaining on the Pool 2 Mortgage Loans will have the effect of reducing amounts distributable in respect of the Group 2 Senior Certificates.

      To the extent that Realized Losses are incurred in Pool 1, those Realized Losses will reduce the Pool Balance for Pool 1, and thus may reduce the Pool 1 Overcollateralization Amount. As described herein, the Pool 1 Overcollateralization Amount is increased and maintained by application of Pool 1 Monthly Excess Cashflow and by application of certain amounts, if any from the Supplemental Interest Trust in each case to make distributions of principal on the Group 1 Certificates. To the extent that Realized Losses are incurred in Pool 2, those Realized Losses will reduce the Pool Balance for Pool 2, and thus may reduce the Pool 2 Overcollateralization Amount. The Pool 2 Overcollateralization Amount is increased and maintained by application of Pool 2 Monthly Excess Cashflow to make distributions of principal on the Group 2 Certificates.

      If on any Distribution Date after giving effect to all Realized Losses incurred with respect to the Pool 1 Mortgage Loans during the related Collection Period and distributions of principal on such Distribution Date, the total Class Principal Amount of the Group 1 Certificates exceeds the Pool Balance for Pool 1 for such Distribution Date (such excess, a "Pool 1 Applied Loss Amount") the Class Principal Amounts of the Group 1 Subordinate Certificates will be reduced in inverse order of priority of distribution. For example, Pool 1 Applied Loss Amounts will be allocated first, in reduction of the Class Principal Amount of the Class 1-M9 Certificates until their Class Principal Amount has been reduced to zero; second, in reduction of the Class Principal Amount of the Class 1-M8 Certificates until their Class Principal Amount has been reduced to zero; third, in reduction of the Class Principal Amount of the Class 1-M7 Certificates until their Class Principal Amount has been reduced to zero; fourth, in reduction of the Class Principal Amount of the Class 1-M6 Certificates until their Class Principal Amount has been reduced to zero; fifth, in reduction of the Class Principal Amount of the Class 1-M5 Certificates until their Class Principal Amount has been reduced to zero; sixth, in reduction of the Class Principal Amount of the Class 1-M4 Certificates until their Class Principal Amount has been reduced to zero; seventh, in reduction of the Class Principal Amount of the Class 1-M3 Certificates until their Class Principal Amount has been reduced to zero; eighth, in reduction of the Class Principal Amount of the Class 1-M2 Certificates until their Class Principal Amount has been reduced to zero; and ninth, in reduction of the Class Principal Amount of the Class 1-M1 Certificates until their Class Principal Amount has been reduced to zero. Any Realized Losses remaining on the Pool 1 Mortgage Loans will have the effect of reducing the Class Principal Amounts of the Group 1 Senior Certificates, on a pro rata basis, in proportion to the Class Principal Amount of each such class until the respective Class Principal Amount of each such class has been reduced to zero; provided, however, that losses that would otherwise reduce the Class Principal Amounts of the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4A and Class 1-A4B Certificates will first reduce the Class Principal Amount of the Class 1-A5 Certificates until the Class Principal Amount of the Class 1-A5 Certificates has been reduced to zero, before reducing the Class Principal Amount of the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4A and Class 1-A4B Certificates; provided, further, that after the Class Principal Amount of the Class 1-A5 Certificates has been reduced to zero, losses that would otherwise reduce the Class Principal Amount of the Class 1-A4A Certificates will first reduce the Class Principal Amount of the Class 1-A4B Certificates until the Class Principal Amount of the Class 1-A4B Certificates has been reduced to zero, before reducing the Class Principal Amount of the Class 1-A4A Certificates. Any Pool 1 Applied Loss Amounts allocated to Group 1 Certificates will become Deferred Amounts.

      Any class of Group 1 Senior Certificates that is entitled to Deferred Amounts will accrue monthly interest on such Deferred Amounts at the related Interest Rate. No class of Group 1 Subordinate Certificates will accrue interest on any Deferred Amounts. Holders of the Group 1 Certificates will not receive any distributions in respect of Deferred Amounts except to the extent of (i) available Pool 1 Monthly Excess Cashflow or any Subsequent Recovery as described under "--Credit Enhancement--Application of Pool 1 Monthly Excess Cashflow" below and (ii) certain amounts from the Supplemental Interest Trust Amount (if any), as described under "--Supplemental Interest Trust--Application of Deposits and Payments Received by the Supplemental Interest Trust" below.

      If on any Distribution Date after giving effect to all Realized Losses incurred with respect to the Pool 2 Mortgage Loans during the related Collection Period and distributions of principal on such Distribution Date, the total Class Principal Amount of the Group 2 Certificates exceeds the Pool Balance for Pool 2 for such Distribution Date (such excess, a "Pool 2 Applied Loss Amount") the Class Principal Amounts of the Group 2 Subordinate Certificates will be reduced in inverse order of priority of distribution. For example, Pool 2 Applied Loss Amounts will be allocated first, in reduction of the Class Principal Amount of the Class WF-M10 Certificates until their Class Principal Amount has been reduced to zero; second, in reduction of the Class Principal Amount of the Class WF-M9 Certificates until their Class Principal Amount has been reduced to zero; third, in reduction of the Class Principal Amount of the Class WF-M8 Certificates, until their Class Principal Amount has been reduced to zero; fourth, in reduction of the Class Principal Amount of the Class WF-M7 Certificates until their Class Principal Amount has been reduced to zero; fifth, in reduction of the Class Principal Amount of the Class WF-M6 Certificates until their Class Principal Amount has been reduced to zero; sixth, in reduction of the Class Principal Amount of the Class WF-M5 Certificates until their Class Principal Amount has been reduced to zero; seventh, in reduction of the Class Principal Amount of the Class WF-M4 Certificates until their Class Principal Amount has been reduced to zero; eighth, in reduction of the Class Principal Amount of the Class WF-M3 Certificates until their Class Principal Amount has been reduced to zero; ninth, in reduction of the Class Principal Amount of the Class WF-M2 Certificates until their Class Principal Amount has been reduced to zero; and tenth, in reduction of the Class Principal Amount of the Class WF-M1 Certificates until their Class Principal Amount has been reduced to zero. Any Realized Losses remaining on the Pool 2 Mortgage Loans will have the effect of reducing the Class Principal Amount of the Group 2 Senior Certificates until the Class Principal Amount of such class has been reduced to zero. Any Pool 2 Applied Loss Amounts allocated to Group 2 Certificates will become Deferred Amounts; provided, however, that losses that would otherwise reduce the Class Principal Amount of the Class WF-1-1 Certificates will first reduce the Class Principal Amount of the Class WF-1-2 Certificates until the Class Principal Amount of the Class WF-1-2 Certificates has been reduced to zero and losses that would otherwise reduce the Class Principal Amount of the Class WF-3-2 Certificates will first reduce the Class Principal Amount of the Class WF-3-3 Certificates until the Class Principal Amount of the Class WF-3-3 Certificates has been reduced to zero; provided, further, that any Pool 2 Applied Loss Amounts allocated against the Class WF-3-1, Class WF-4-1 and Class WF-6-1 Certificates will be reimbursed by the Certificate Insurance Policy (to the extent described herein under "Description of the Certificates--The Certificate Insurance Policy--The Policy") and will not become Deferred Amounts to the extent payments in respect thereof are made under the Certificate Insurance Policy.

      The Group 2 Senior Certificates will accrue monthly interest on such Deferred Amounts at the related Interest Rate. No class of Group 2 Subordinate Certificates will accrue interest on any Deferred Amounts. Holders of the Group 2 Certificates will not receive any distributions in respect of Deferred Amounts except to the extent of available Pool 2 Monthly Excess Cashflow or any Subsequent Recovery as described under "--Credit Enhancement--Application of Pool 2 Monthly Excess Cashflow" below.

      In the event that the related Servicer or the Master Servicer recovers any Subsequent Recovery in respect of any Mortgage Pool, such Subsequent Recovery will be distributed in accordance with the applicable priorities described under "--Distributions of Principal--Principal Payment Priorities for Pool 1," and "--Distributions of Principal--Principal Payment Priorities for Pool 2" in this prospectus supplement to the classes of Certificates related to such Mortgage Pool and the Class Principal Amount of the most senior related class of Certificates that has previously been reduced by a Pool 1 Applied Loss Amount or a Pool 2 Applied Loss Amount, as applicable, will be increased as described in the definition of "Certificate Principal Amount;" provided, however, that to the extent any Pool 2 Applied Loss Amount was paid under the Certificate Insurance Policy to the Class WF-3-1, Class WF-4-1 or Class WF-6-1 Certificates, any Subsequent Recovery otherwise payable to the Class WF-3-1, Class WF-4-1 or Class WF-6-1 Certificates, as applicable, shall instead be payable to the Certificate Insurer. Any Subsequent

Recovery that is received during a Prepayment Period will be included as part of the Principal Remittance Amount for the related Mortgage Pool for the related Distribution Date.

      Excess Interest. The Mortgage Loans from each Mortgage Pool bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the related Offered Certificates, the fees and expenses of the Servicers, the Master Servicer, the Trustee and (i) in the case of Pool 1, any Net Swap Payments (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty and (ii) in the case of Pool 2, the fees and expenses of the Certificate Insurer and the premiums on the MGIC Policy and PMI Policy. Such excess interest from the Mortgage Loans from each Mortgage Pool each month will be available to absorb Realized Losses on the related Mortgage Loans and to create and maintain overcollateralization at the required level.

      Swap Agreement. Amounts received under the Swap Agreement will be applied to pay certain interest shortfalls and repay losses and to create and maintain the Pool 1 Targeted Overcollateralization Amount for such Distribution Date with regard to Pool 1, as described under "--Supplemental Interest Trust--Application of Deposits and Payments Received by the Supplemental Interest Trust" below.

      Overcollateralization. On the Closing Date,

      o the Pool Balance for Pool 1 as of the Cut-off Date will exceed the aggregate Class Principal Amount of the Group 1 Certificates by approximately $5,344,033, and thereafter, application of interest collections, together with certain amounts received under the Swap Agreement, as distributions of principal on such Certificates will be applied as necessary on each Distribution Date until the Pool 1 Targeted Overcollateralization Amount is achieved; and

      o the Pool Balance for Pool 2 as of the Cut-off Date will exceed the aggregate Class Principal Amount of the Group 2 Certificates by approximately $2,600,816, and thereafter, application of interest collections as distributions of principal on such Certificates will be applied as necessary on each Distribution Date until the Pool 2 Targeted Overcollateralization Amount is achieved.

      However, there can be no assurance that the amount of excess interest collections generated by the related Mortgage Loans, together, in the case of Pool 1, with certain amounts received under the Swap Agreement, will be sufficient to achieve or maintain the applicable Targeted Overcollateralization Amount. Moreover, Realized Losses with respect to the Mortgage Loans in Pool 1 or Pool 2 will reduce overcollateralization with respect to such Mortgage Pool and could result in a Pool 1 Overcollateralization Deficiency or Pool 2 Overcollateralization Deficiency, as applicable. See "--Application of Pool 1 Monthly Excess Cashflow" and "--Application of Pool 2 Monthly Excess Cashflow" below.

      As described herein, to the extent that the Pool 1 Overcollateralization Amount exceeds the Pool 1 Targeted Overcollateralization Amount or the Pool 2 Overcollateralization Amount exceeds the Pool 2 Targeted Overcollateralization Amount, a portion of the related Principal Remittance Amount will not be applied in reduction of the aggregate Certificate Principal Amount of the related Offered Certificates, but will instead be applied as described below.

      The Certificate Insurance Policy. The Class WF-3-1, Class WF-4-1 and Class WF-6-1 Certificates will receive the benefit of a Certificate Insurance Policy and will receive payments from the Certificate Insurer in the circumstances described under "Description of the Certificates--The Certificate Insurance Policy" in this prospectus supplement.

      Application of Pool 1 Monthly Excess Cashflow. Any Pool 1 Monthly Excess Cashflow for each Distribution Date, together with any proceeds received under the Group 1 Interest Rate Cap Agreement in the case of priority (4) below, will on each Distribution Date be distributed in the following order of priority:

            (1) For each Distribution Date, Pool 1 Monthly Excess Cashflow will be paid to the Group 1 Certificates and the Class 1-AIO Certificates in the following order of priority:

                  (a) concurrently, on a pro rata basis, based on amounts due, to the Group 1 Senior Certificates and the Class 1-AIO Certificates, Current Interest and any Carryforward Interest for such classes for such Distribution Date due pursuant to clause (a)(ii) under "--Distributions of Interest--Interest Payment Priorities" above, to the extent unpaid pursuant to such clause;

                  (b) to the Group 1 Subordinate Certificates, in accordance with the Group 1 Subordinate Priority, Current Interest and any Carryforward Interest for each such class and such Distribution Date to the extent unpaid pursuant to clause (a)(iii) under "--Distributions of Interest--Interest Payment Priorities" above;

                  (c) to the Trustee, previously unreimbursed extraordinary
            costs, liabilities and expenses, to the extent allocable to Pool 1, as provided in the trust agreement;

            (2) For each Distribution Date occurring (a) before the Pool 1 Stepdown Date or (b) on or after the Pool 1 Stepdown Date but for which a Pool 1 Trigger Event is in effect, after giving effect to principal distributions described above on such Distribution Date under "--Distributions of Principal--Principal Payment Priorities for Pool 1," then until the aggregate Class Principal Amounts of the Group 1 Certificates, equals the Pool 1 Target Amount for such Distribution Date, in the following order of priority:

                  (a) to each class of Group 1 Senior Certificates, in
            accordance with the Group 1 Senior Priority, in reduction of their respective Class Principal Amounts, until the Class Principal Amount of each such class has been reduced to zero; and

                  (b) to the Group 1 Subordinate Certificates, in reduction of their respective Class Principal Amounts, in accordance with the Group 1 Subordinate Priority, until the Class Principal Amount of each such class has been reduced to zero;

            (3) For each Distribution Date occurring on or after the Pool 1 Stepdown Date and for which a Pool 1 Trigger Event is not in effect, after giving effect to principal distributions described above on such Distribution Date under "--Distributions of Principal--Principal Payment Priorities for Pool 1," in the following order of priority:

                  (a) to each class of Group 1 Senior Certificates, in
            accordance with the Group 1 Senior Priority, in reduction of their respective Class Principal Amounts, until the aggregate Class Principal Amount of such Group 1 Senior Certificates, after giving effect to distributions on such Distribution Date, equals the Pool 1 Senior Target Amount;

                  (b) to the Class 1-M1 Certificates, in reduction of their
            Class Principal Amount, until the aggregate Class Principal Amount of the Group 1 Senior Certificates and the Class 1-M1 Certificates, after giving effect to distributions on such Distribution Date, equals the 1-M1 Target Amount;

                  (c) to the Class 1-M2 Certificates, in reduction of their
            Class Principal Amount, until the aggregate Class Principal Amount of the Group 1 Senior Certificates and the Class 1-M1 and Class 1-M2 Certificates, after giving effect to distributions on such Distribution Date, equals the 1-M2 Target Amount;

                  (d) to the Class 1-M3 Certificates, in reduction of their
            Class Principal Amount, until the aggregate Class Principal Amount of the Group 1 Senior Certificates and the Class 1-M1, Class 1-M2 and Class 1-M3 Certificates, after giving effect to distributions on such Distribution Date, equals the 1-M3 Target Amount;

                  (e) to the Class 1-M4 Certificates, in reduction of their
            Class Principal Amount, until the aggregate Class Principal Amount of the Group 1 Senior Certificates and the Class 1-M1, Class 1-M2, Class 1-M3 and Class 1-M4 Certificates, after giving effect to distributions on such Distribution Date, equals the 1-M4 Target Amount;

                  (f) to the Class 1-M5 Certificates, in reduction of their
            Class Principal Amount, until the aggregate Class Principal Amount of the Group 1 Senior Certificates and the Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4 and Class 1-M5 Certificates, after giving effect to distributions on such Distribution Date, equals the 1-M5 Target Amount;

                  (g) to the Class 1-M6 Certificates, in reduction of their
            Class Principal Amount, until the aggregate Class Principal Amount of the Group 1 Senior Certificates and the Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, Class 1-M5 and Class 1-M6 Certificates, after giving effect to distributions on such Distribution Date, equals the 1-M6 Target Amount;

                  (h) to the Class 1-M7 Certificates, in reduction of their
            Class Principal Amount, until the aggregate Class Principal Amount of the Group 1 Senior Certificates and the Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, Class 1-M5, Class 1-M6 and Class 1-M7 Certificates, after giving effect to distributions on such Distribution Date, equals the 1-M7 Target Amount;

                  (i) to the Class 1-M8 Certificates, in reduction of their
            Class Principal Amount, until the aggregate Class Principal Amount of the Group 1 Senior Certificates and the Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, Class 1-M5, Class 1-M6, Class 1-M7 and Class 1-M8 Certificates, after giving effect to distributions on such Distribution Date, equals the 1-M8 Target Amount;

                  (j) to the Class 1-M9 Certificates, in reduction of their
            Class Principal Amount, until the aggregate Class Principal Amount of the Group 1 Senior Certificates and the Class 1-M1, Class 1-M2, Class 1-M3, Class 1-M4, Class 1-M5, Class 1-M6, Class 1-M7, Class 1-M8 and Class 1-M9 Certificates, after giving effect to distributions on such Distribution Date, equals the 1-M9 Target Amount; and

            (4) To the Pool 1 Basis Risk Reserve Fund, the amount of any Basis Risk Payment with respect to the Group 1 Certificates and any payment received in respect of the Group 1 Interest Rate Cap Agreement, and then from the Pool 1 Basis Risk Reserve Fund, in the following order of priority:

                  (a) from any proceeds received under the Group 1 Interest Rate
            Cap Agreement, pro rata, to the Group 1 Senior Certificates, the amount of any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such class and such Distribution Date, in proportion to the amount of such shortfalls, and second, to the Group 1 Subordinate Certificates, the amount of any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such class and such Distribution Date, in accordance with the Group 1 Subordinate Priority (provided that any payments received from the Group 1 Interest Rate Cap Agreement which are in excess of amounts needed to pay Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls on the Group 1 Senior Certificates and Group 1 Subordinate Certificates will be distributed to the Class C-X Certificates on such Distribution
            Date);

                  (b) pro rata, to the Group 1 Senior Certificates, the amount of any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such class and such Distribution Date, in proportion to the amount of such shortfalls, to the extent unpaid pursuant to clause
            (a) above and clauses (5) and (7) under "Description of the Certificates--the Swap Counterparty--Application of Deposits and Payments Received by the Supplemental Interest Trust;

                  (c) to the Group 1 Subordinate Certificates, in accordance with the Subordinate Priority, any applicable Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such class and such Distribution Date, to the extent unpaid pursuant to clause (a) above and clauses (5) and (7) under "Description of the Certificates--the Swap Counterparty--Application of Deposits and Payments Received by the Supplemental Interest Trust;

                  (d) to the Class 1-X Certificates, any amounts remaining in the Pool 1 Basis Risk Reserve Fund in excess of amounts required to be on deposit therein after satisfying priorities (4)(b) through (c) above for that Distribution Date;

            (5) Pro rata in proportion to their respective Deferred Amounts (and any interest accrued on such Deferred Amounts at the related Interest
      Rate), to the Group 1 Senior Certificates, any applicable Deferred Amount and any interest accrued on such Deferred Amounts for each such class and such Distribution Date;

            (6) To the Group 1 Subordinate Certificates, in accordance with the Group 1 Subordinate Priority, any Deferred Amount for each such class and such Distribution Date;

            (7) To the Class 1-X Certificates, the amount distributable thereon under the Trust Agreement;

            (8) To the Class 1-P Certificates, the amount distributable thereon under the Trust Agreement;

            (9) To the Supplemental Interest Trust, for distribution pursuant to clause (11) under "Description of the Certificates--the Swap Counterparty--Application of Deposits and Payments Received by the Supplemental Interest Trust, any unpaid Swap Termination Payment triggered by a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement; and

            (10) To the Class LT-R-1 and Class R-1 Certificates, any remaining amount.

      Application of Pool 2 Monthly Excess Cashflow. Any Pool 2 Monthly Excess Cashflow for each Distribution Date will on each Distribution Date be distributed in the following order of priority:

            (1) For each Distribution Date, Pool 2 Monthly Excess Cashflow will be paid to the Group 2 Certificates in the following order of priority:

                  (a) concurrently, on a pro rata basis, based on amounts due, to the Group 2 Senior Certificates, Current Interest and any Carryforward Interest for such classes for such Distribution Date due pursuant to clause (b)(ii) under "--Distributions of Interest--Interest Payment Priorities" above, to the extent unpaid pursuant to such clause;

                  (b) to the Group 2 Subordinate Certificates, in accordance with the Group 2 Subordinate Priority, Current Interest and any Carryforward Interest for each such class and such Distribution Date to the extent unpaid pursuant to clause (b)(iv) under "--Distributions of Interest--Interest Payment Priorities" above;

                  (c) to the Trustee, previously unreimbursed extraordinary
            costs, liabilities and expenses, to the extent allocable to Pool 2, as provided in the trust agreement;

            (2) For each Distribution Date occurring (a) before the Pool 2 Stepdown Date or (b) on or after the Pool 2 Stepdown Date but for which a Pool 2 Trigger Event is in effect, after giving effect to principal distributions described above on such Distribution Date under "--Distributions of Principal--Principal Payment Priorities for Pool 2," then until the aggregate Class Principal Amounts of the Group 2 Certificates equals the Pool 2 Target Amount for such Distribution Date, in the following order of priority:

                  (a) to each class of Group 2 Senior Certificates, in
            accordance with the Group 2 Senior Priority, in reduction of their respective Class Principal Amounts, until the Class Principal Amount of each such class has been reduced to zero;

                  (b) to the Certificate Insurer, any unreimbursed Insured
            Payments plus all amounts due to the Certificate Insurer under the Insurance Agreement, together with interest thereon at the rate specified in the Insurance Agreement; and

                  (c) to the Group 2 Subordinate Certificates, in reduction of their respective Class Principal Amounts, in accordance with the Group 2 Subordinate Priority, until the Class Principal Amount of each such class has been reduced to zero;

            (3) For each Distribution Date occurring on or after the Pool 2 Stepdown Date and for which a Pool 2 Trigger Event is not in effect, after giving effect to principal distributions described above on such Distribution Date under "--Distributions of Principal--Principal Payment Priorities for Pool 2," in the following order of priority:

                  (a) to each class of Group 2 Senior Certificates, in
            accordance with the Group 2 Senior Priority, in reduction of their respective Class Principal Amounts, until the aggregate Class Principal Amount of such Group 2 Senior Certificates, after giving effect to distributions on such Distribution Date, equals the Pool 2 Senior Target Amount;

                  (b) to the Certificate Insurer, any unreimbursed Insured
            Payments plus all amounts due to the Certificate Insurer under the Insurance Agreement, together with interest thereon at the rate specified in the Insurance Agreement;

                  (c) to the Class WF-M1 Certificates, in reduction of their
            Class Principal Amount, until the aggregate Class Principal Amount of the Group 2 Senior Certificates and the Class WF-M1 Certificates, after giving effect to distributions on such Distribution Date, equals the WF-M1 Target Amount;

                  (d) to the Class WF-M2 Certificates, in reduction of their
            Class Principal Amount, until the aggregate Class Principal Amount of the Group 2 Senior Certificates and the Class WF-M1 and Class WF-M2 Certificates, after giving effect to distributions on such Distribution Date, equals the WF-M2 Target Amount;

                  (e) to the Class WF-M3 Certificates, in reduction of their
            Class Principal Amount, until the aggregate Class Principal Amount of the Group 2 Senior Certificates and the Class WF-M1, Class WF-M2 and Class WF-M3 Certificates, after giving effect to distributions on such Distribution Date, equals the WF-M3 Target Amount;

                  (f) to the Class WF-M4 Certificates, in reduction of their
            Class Principal Amount, until the aggregate Class Principal Amount of the Group 2 Senior Certificates and the Class WF-M1, Class WF-M2, Class WF-M3 and Class WF-M4 Certificates, after giving effect to distributions on such Distribution Date, equals the WF-M4 Target Amount;

                  (g) to the Class WF-M5 Certificates, in reduction of their
            Class Principal Amount, until the aggregate Class Principal Amount of the Group 2 Senior Certificates and the Class WF-M1, Class WF-M2, Class WF-M3, Class WF-M4 and Class WF-M5 Certificates, after giving effect to distributions on such Distribution Date, equals the WF-M5 Target Amount;

                  (h) to the Class WF-M6 Certificates, in reduction of their
            Class Principal Amount, until the aggregate Class Principal Amount of the Group 2 Senior Certificates and the Class WF-M1, Class WF-M2, Class WF-M3, Class WF-M4, Class WF-M5 and Class WF-M6 Certificates, after giving effect to distributions on such Distribution Date, equals the WF-M6 Target Amount;

                  (i) to the Class WF-M7 Certificates, in reduction of their
            Class Principal Amount, until the aggregate Class Principal Amount of the Group 2 Senior Certificates and the Class WF-M1, Class WF-M2, Class WF-M3, Class WF-M4, Class WF-M5, Class WF-M6 and Class WF-M7 Certificates, after giving effect to distributions on such Distribution Date, equals the WF-M7 Target Amount;

                  (j) to the Class WF-M8 Certificates, in reduction of their
            Class Principal Amount, until the aggregate Class Principal Amount of the Group 2 Senior Certificates and the Class WF-M1, Class WF-M2, Class WF-M3, Class WF-M4, Class WF-M5, Class WF-M6, Class WF-M7 and Class WF-M8 Certificates, after giving effect to distributions on such Distribution Date, equals the WF-M8 Target Amount;

                  (k) to the Class WF-M9 Certificates, in reduction of their
            Class Principal Amount, until the aggregate Class Principal Amount of the Group 2 Senior Certificates and the Class WF-M1, Class WF-M2, Class WF-M3, Class WF-M4, Class WF-M5, Class WF-M6, Class WF-M7, Class WF-M8 and Class WF-M9 Certificates, after giving effect to distributions on such Distribution Date, equals the WF-M9 Target Amount; and

                  (l) to the Class WF-M10 Certificates, in reduction of their
            Class Principal Amount, until the aggregate Class Principal Amount of the Group 2 Senior Certificates and the Class WF-M1, Class WF-M2, Class WF-M3, Class WF-M4, Class WF-M5, Class WF-M6, Class WF-M7, Class WF-M8, Class WF-M9 and Class WF-M10 Certificates, after giving effect to distributions on such Distribution Date, equals the WF-M10 Target Amount;

            (4) To the Pool 2 Basis Risk Reserve Fund, the amount of any Basis Risk Payment with respect to the Group 2 Certificates, and then from the Pool 2 Basis Risk Reserve Fund, in the following order of priority:

                  (a) pro rata, to the Group 2 Senior Certificates, the amount of any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for such class and such Distribution Date, in proportion to the amount of such shortfalls;

                  (b) to the Group 2 Subordinate Certificates, in accordance with the Group 2 Subordinate Priority, any applicable Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such class and such Distribution Date;

                  (c) to the Class 2-X Certificates, any amounts remaining in the Pool 2 Basis Risk Reserve Fund in excess of amounts required to be on deposit therein after satisfying priorities (4)(a) and (b) above for such Distribution Date.

            (5) Pro rata in proportion to their respective Deferred Amounts (and any interest accrued on such Deferred Amounts at the related Interest
      Rate), to the Group 2 Senior Certificates, any applicable Deferred Amount and any interest accrued on such Deferred Amounts for such class and such Distribution Date, to the extent unpaid pursuant to priority (b)(iii) under "Interest Payment Priorities--For Pool 2";

            (6) To the Group 2 Subordinate Certificates, in accordance with the Group 2 Subordinate Priority, any Deferred Amount for each such class and such Distribution Date;

            (7) To the Class 2-X Certificates, the amount distributable thereon under the Trust Agreement;

            (8) To the Class 2-P Certificates, the amount distributable thereon under the Trust Agreement; and

            (9) To the Class LT-R-2 and Class R-2 Certificates, any remaining amount.

Supplemental Interest Trust

      Interest Rate Swap Agreement. Under the Swap Agreement, one Business Day prior to each Distribution Date commencing on the Distribution Date in December 2006, the Trustee, on behalf of the Supplemental Interest Trust, will be obligated to pay to the Swap Counterparty a fixed amount equal to the product of
(a) the Rate of Payment for the related Distribution Date, (b) the Scheduled Notional Amount for the related Distribution Date and (c) a fraction, the numerator of which is the actual number of days elapsed in each Accrual Period and the denominator of which is 360, and the Swap Counterparty will be obligated to pay to the Trustee, on behalf of the Supplemental Interest Trust, a floating amount equal to the product of (x) LIBOR (as determined pursuant to the Swap Agreement), (y) the Scheduled Notional Amount for the related Distribution Date and (z) a fraction, the numerator of which is the actual number of days elapsed in each Accrual Period and the denominator of which is 360. A Net Swap Payment will be required to be made on the Business Day preceding each Distribution Date by the Trustee, on behalf of the Supplemental Interest Trust, to the Swap Counterparty, to the extent that the fixed amount exceeds the corresponding floating amount or by the Swap Counterparty to the Trustee, on behalf of the Supplemental Interest Trust, to the extent that the floating amount exceeds the corresponding fixed amount.

      The Swap Agreement will terminate immediately following the Distribution Date in October 2011 unless terminated earlier upon the occurrence of a Swap Default or Swap Early Termination.

      The Swap Agreement and any payments made by the Swap Counterparty thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

      The Trustee will establish the Supplemental Interest Trust Account, into which the Sponsor shall make an initial deposit of $1,000 on the Closing Date. The Trustee will deposit into the Supplemental Interest Trust Account any Supplemental Interest Trust Amount received by the Trustee, and the Trustee will distribute from the Supplemental Interest Trust Account any Supplemental Interest Trust Amount pursuant to the priority of payments set forth under "--Application of Deposits and Payments Received by the Supplemental Interest Trust" below.

The Swap Counterparty

      IXIS Financial Products Inc. ("IXIS FP"), a Delaware corporation, is a wholly-owned subsidiary of IXIS Capital Markets North America Inc., which is a subsidiary of IXIS Corporate & Investment Bank ("IXIS CIB"), a French bank organized as a societe anonyme. IXIS FP trades in U.S. Treasury and mortgage-backed securities, municipal bonds and other fixed-income instruments, derivatives and other structured products and participates in other financing activities in the capital markets. IXIS FP changed its name from CDC Financial Products Inc. in November 2004.

      IXIS FP has long-term debt ratings from Standard & Poor's and Moody's of AAA and Aaa, respectively, and short-term debt ratings from Standard & Poor's and Moody's of A-1+ and P-1, respectively, with respect to its obligations that are entered into on or before January 23, 2007 with a scheduled maturity date on or before January 23, 2017, based upon a guarantee of its obligations by IXIS CIB with recourse to Caisse des Depots et Consignations. IXIS FP has long-term debt ratings from Standard & Poor's and Moody's of AA and Aa2, respectively, with respect to its obligations that are entered into either (i) on or before January 23, 2007 with a scheduled maturity date after January 23, 2017 or (ii) after January 23, 2007 regardless of the scheduled maturity date, based upon a guarantee of its obligations by IXIS CIB with no recourse to Caisse des Depots et Consignations. IXIS CIB has long-term debt ratings from Standard & Poor's, Moody's and Fitch of AAA, Aaa and AAA, respectively, and short-term debt ratings from Standard & Poor's, Moody's and Fitch of A-1+, P-1 and F1+, respectively, with respect to its obligations that have recourse to Caisse des Depots et Consignations. IXIS CIB has long-term debt ratings from Standard & Poor's, Moody's and Fitch of AA, Aa2 and AA, respectively, with respect to its obligations that do not have recourse to Caisse des Depots et Consignations. IXIS CIB changed its name from CDC IXIS Capital Markets in November 2004.

      IXIS CIB is a subsidiary of Caisse Nationale des Caisses d'Epargne et de Prevoyance ("CNCEP"), a French bank organized as a societe anonyme a directoire et conseil de surveillance. CNCEP is a credit institution, licensed as a bank.

      Caisse des Depots et Consignations is a special national legislative public entity of the Republic of France which operates under the supervision of an independent supervisory board composed of representatives of the French Parliament, magistrates, the director of the French Treasury and the Governor of Banque de France, the French central bank.

      Groupe Caisse d'Epargne (the majority shareholder of CNCEP) and Groupe Banque Populaire (the majority shareholder of each of Banque Federale des Banques Populaires and Natexis Banques Populaires) issued a joint press release on June 6, 2006, announcing the signing of an agreement on that date which sets out the terms and conditions for the creation of a new joint subsidiary, NatIxis, to combine their corporate, investment banking and services businesses. The agreement, which is subject to regulatory approvals and to the waiver of third-party rights, provides for the transfer by CNCEP of, among other assets, its entire stake in IXIS CIB to Natexis Banques

Populaires. Natexis Banques Populaires is expected to be renamed NatIxis and owned on an equal basis (approximately 34% each) by CNCEP and Banque Federale des Banques Populaires.

      IXIS Capital Markets North America Inc. will provide without charge a copy of the most recent publicly available annual report of IXIS Capital Markets North America Inc., IXIS CIB, CNCEP and Caisse des Depots et Consignations. Written requests should be directed to David L. Askren, Corporate Secretary, IXIS Capital Markets North America Inc., 9 West 57th Street, New York, New York 10019; telephone (212) 891-6152.

      IXIS FP has not participated in the preparation of this offering document and has not reviewed and is not responsible for any information contained herein, other than the information contained in the immediately preceding six paragraphs.

      As of the Cut-off Date, the Swap Counterparty will have an aggregate significance percentage of the amount of the aggregate Cut-Off Date Balance of all of the Pool 1 Mortgage Loans of less than 10%. As set forth in the Swap Agreement, the Swap Counterparty may be replaced if the aggregate significance percentage is equal to or greater than 6%.

      The respective obligations of the Swap Counterparty and the Supplemental Interest Trust to pay specified amounts due under the Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default shall have occurred and be continuing with respect to the Swap Agreement and (2) no Early Termination Date has occurred or been effectively designated with respect to the Swap Agreement.

      In addition, there are Additional Termination Events relating to the Supplemental Interest Trust, including if the Supplemental Interest Trust or the Trust Fund should terminate, if the Trust Agreement is amended in a manner adverse to the Swap Counterparty without the prior written consent of the Swap Counterparty where written consent is required or if, pursuant to the terms of the Trust Agreement, the Master Servicer exercises its option to purchase the Pool 1 Mortgage Loans. With respect to the Swap Counterparty, an Additional Termination Event will occur if any applicable short-term or long-term credit rating of the Swap Counterparty is downgraded below the specified levels set forth in Swap Agreement and the Swap Counterparty fails to either post collateral or obtain a substitute Swap Counterparty, as more specifically described below.

      Upon the occurrence of any Swap Default under the Swap Agreement, with respect to which, in the case of the Supplemental Interest Trust, a responsible officer of the Trustee has actual knowledge, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events, an Early Termination Date may be designated by one of the parties (as specified in the Swap Agreement) and will occur only upon notice and, in some circumstances, after any Affected Party has used reasonable efforts to transfer its rights and obligations under the Swap Agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the Swap Agreement.

      Upon any Swap Early Termination, the Supplemental Interest Trust or the Swap Counterparty may be liable to make a Swap Termination Payment to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Swap Agreement computed in accordance with the procedures set forth in the Swap Agreement taking into account the present value of the unpaid amounts that would have been owed by the Supplemental Interest Trust or the Swap Counterparty under the remaining scheduled term of the Swap Agreement. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment, such payment will be paid from the Trust Fund on the related Distribution Date, and on each subsequent Distribution Date from amounts available therefor from the Interest Remittance Amount and Principal Remittance Amount for Pool 1, until paid in full, prior to distributions to Group 1 Certificateholders (unless such Swap Termination Payment is required as a result of a Swap Counterparty Trigger Event).

      If the Swap Counterparty's applicable short-term or long-term credit rating by any Rating Agency falls below the applicable levels specified in the Swap Agreement, the Swap Counterparty will be required either to (1) post collateral securing its obligations under the Swap Agreement or (2) obtain a substitute swap counterparty acceptable to the Rating Agencies that will assume the obligations of the Swap Counterparty under the Swap Agreement, all as provided in the Swap Agreement.

      The Swap Counterparty is permitted to transfer its rights and obligations to another party, provided, that such replacement swap counterparty assumes all the obligations of the Swap Counterparty as set forth in the Swap Agreement and the Rating Agencies confirm in writing that as a result of such transfer, the ratings on none of the Group 1 Certificates will be downgraded, all as provided in the Swap Agreement.

      Application of Deposits and Payments Received by the Supplemental Interest Trust. The Supplemental Interest Trust Amount will, on each Distribution Date (or, in the case of payments to, or received from, the Swap Counterparty, the Business Day prior to each Distribution Date), be distributed from the Supplemental Interest Trust Account in the following order of priority:

            (1) to the Swap Counterparty, any Net Swap Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty pursuant to the Swap Agreement for the related Distribution Date to the extent unpaid from the Interest Remittance Amount for Pool 1 and from the Principal Distribution Amount for Pool 1;

            (2) to the Swap Counterparty, any unpaid Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement to the extent unpaid from the Interest Remittance Amount for Pool 1 and from the Principal Distribution Amount for Pool 1;

            (3) to the Group 1 Senior Certificates, Current Interest and any Carryforward Interest for each such class for such Distribution Date pursuant to clause (a)(ii) under "--Distributions of Interest--Interest Payment Priorities--For Pool 1", pro rata, based on amounts due, to the extent unpaid pursuant to such clause and pursuant to clause (1)(a) under "--Credit Enhancement--Application of Pool 1 Monthly Excess Cashflow;"

            (4) to the Group 1 Subordinate Certificates, in accordance with the Group 1 Subordinate Priority, Current Interest and any Carryforward Interest for each such class and such Distribution Date to the extent unpaid pursuant to clause (a)(iii) under "--Distributions of Interest--Interest Payment Priorities--for Pool 1" and pursuant to clause
      (1)(b) under "--Credit Enhancement--Application of Pool 1 Monthly Excess Cashflow;"

            (5) to the Group 1 Senior Certificates and Group 1 Subordinate Certificates, the Available Basis Risk Amount, to the extent unpaid pursuant to clause (4)(a) under "--Credit Enhancement--Application of Pool 1 Monthly Excess Cashflow," in the priority set forth below;

            (6) to the Group 1 Senior Certificates and Group 1 Subordinate Certificates, any amount necessary to create and maintain the Pool 1 Targeted Overcollateralization Amount specified in clauses (2) and (3) under "--Credit Enhancement--Application of Pool 1 Monthly Excess Cashflow" above, as applicable, for such Distribution Date, for application pursuant to the priorities set forth in such clauses, after giving effect to distributions pursuant to such clauses;

            (7) concurrently to the Group 1 Senior Certificates, pro rata, based on the amount of any remaining Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, and then to the Group 1 Subordinate Certificates, in accordance with the Group 1 Subordinate Priority, any remaining Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls (less the amount of any Available Basis Risk Amount paid to each such class pursuant to clause (5) above), to the extent unpaid pursuant to clause (4)(a) under "--Credit Enhancement--Application of Pool 1 Monthly Excess Cashflow," for each such class and for such Distribution Date;

            (8) concurrently to the Group 1 Senior Certificates, any Deferred Amount (and any interest accrued on such Deferred Amounts at the related Interest Rate) for each such class and such Distribution Date, for application pursuant to the priority set forth in clause (5) under "--Credit Enhancement--Application of Pool 1 Monthly Excess Cashflow" above, to the extent unpaid pursuant to such clause;

            (9) to the Group 1 Subordinate Certificates, any Deferred Amount for each such class and such Distribution Date, for application pursuant to the priority set forth in clause (6) under "--Credit
      Enhancement--Application of Pool 1 Monthly Excess Cashflow" above, to the extent unpaid pursuant to such clause;

            (10) if applicable, for application to the purchase of a replacement interest rate swap agreement;

            (11) to the Swap Counterparty, any unpaid Swap Termination Payment triggered by a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement; and

            (12) to the Class S-X Certificates any remaining Supplemental Interest Trust Amount.

      With respect to each Distribution Date, the sum of all amounts distributed pursuant to clauses (6), (8) and (9) above shall not exceed cumulative Realized Losses incurred, as reduced by amounts previously distributed pursuant to clauses (6), (8) and (9) above.

      Amounts distributable pursuant to priority (5) above shall be distributed in the following order of priority:

            (a) first, to the Group 1 Senior Certificates and Group 1 Subordinate Certificates, in the following order of priority:

                  (i) concurrently, pro rata, to the Group 1 Senior
            Certificates, any applicable Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such class and such Distribution Date, to the extent unpaid pursuant to clause (4)(a) under "--Credit Enhancement--Application of Pool 1 Monthly Excess Cashflow," in proportion to the amount of such shortfalls;

                  (ii) to the Group 1 Subordinate Certificates, in accordance with the Group 1 Subordinate Priority, any applicable Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such class and such Distribution Date, to the extent unpaid pursuant to clause
            (4)(a) under "--Credit Enhancement--Application of Pool 1 Monthly Excess Cashflow," and to the extent remaining after such amounts are applied in clause (i) above;

            (b) second, if applicable, for application to the purchase of a replacement interest rate swap agreement; and

            (c) third, to the Class S-X Certificates, any amounts remaining.

The Certificate Insurance Policy

      The following information has been supplied by Certificate Insurer for inclusion in this Prospectus Supplement. The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Certificate Insurance Policy and the Certificate Insurer set forth under this heading "--The Certificate Insurance Policy." Additionally, the Certificate Insurer makes no representation regarding the Class WF-3-1, Class WF-4-1 and Class WF-6-1 Certificates (collectively, the "Insured Certificates" and the holders thereof, the "Insured Certificateholders") or the advisability of investing in any such class of Certificates.

      The Certificate Insurer, in consideration of the payment of a premium and subject to the terms of the Certificate Insurance Policy, thereby unconditionally and irrevocably guarantees to any holder of an Insured Certificate that an amount equal to each full and complete Insured Payment will be received by the Trustee or its successors, as trustee for the Insured Certificateholders, on behalf of the Insured Certificateholders, from the Certificate Insurer for distribution by the Trustee to each Insured Certificateholder of each Insured Certificateholder's applicable share of the Insured Payment.

      The Certificate Insurer's obligations under the Certificate Insurance Policy with respect to a particular Insured Payment will be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not those funds are properly applied by the Trustee. Insured Payments will be made only at the time set forth in the Certificate Insurance Policy, and no accelerated Insured Payments will be made regardless of any acceleration of the Insured Certificates, unless the acceleration is at the sole option of the Certificate Insurer.

      Notwithstanding the foregoing paragraph, the Certificate Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust Fund, any REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes). The Certificate Insurance Policy will not provide credit enhancement for any Class of Certificates other than the Insured Certificates.

      The Certificate Insurer will pay any Insured Payment that is a Preference Amount on the business day following receipt on a business day by the Certificate Insurer's fiscal agent of the following:

      o a certified copy of the order requiring the return of a preference payment;

      o an opinion of counsel satisfactory to the Certificate Insurer that the order is final and not subject to appeal;

      o an assignment in a form that is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of such Insured Certificateholder relating to or arising under the Insured Certificates against the debtor which made the preference payment or otherwise with respect to the preference payment; and

      o appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Insured Certificateholder in any legal proceeding related to the preference payment, which instruments are in a form satisfactory to the Certificate Insurer;

provided that if these documents are received after 12:00 p.m., New York time, on that business day, they will be deemed to be received on the following business day. Payments by the Certificate Insurer will be disbursed to the receiver or the trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of such Insured Certificateholder and not to any Insured Certificateholder directly unless such Insured Certificateholder has returned principal or interest paid on the Insured Certificates to the receiver or trustee in bankruptcy, in which case that payment will be disbursed to such Insured Certificateholder.

      The Certificate Insurer will pay any other amount payable under the Certificate Insurance Policy no later than 12:00 p.m., New York time, on the later of the Distribution Date on which the related Deficiency Amount is due or the second business day following receipt in New York, New York on a business day by U.S. Bank Trust National Association, as fiscal agent for the Certificate Insurer or any successor fiscal agent appointed by the Certificate Insurer of a notice from the Trustee specifying the Insured Payment which is due and owing on the applicable Distribution Date, provided that if the notice is received after 12:00 p.m., New York time, on that business day, it will be deemed to be received on the following business day. If any notice received by the Certificate Insurer's fiscal agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Certificate Insurance Policy, it will be deemed not to have been received by the Certificate Insurer's fiscal agent for the purposes of this paragraph, and the Certificate Insurer or the fiscal agent, as the case may be, will promptly so advise the Trustee and the Trustee may submit an amended notice.

      Insured Payments due under the Certificate Insurance Policy, unless otherwise stated therein, will be disbursed by the Certificate Insurer's fiscal agent to the Trustee, on behalf of the Insured Certificateholders, by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of the Insured Payment and legally available therefor.

      The fiscal agent is the agent of the Certificate Insurer only and the fiscal agent will in no event be liable to the Insured Certificateholders for any acts of the fiscal agent or any failure of the Certificate Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Certificate Insurance Policy.

      As used in the Certificate Insurance Policy, the following terms shall have the following meanings:

      "Deficiency Amount" means, with respect to the Insured Certificates and any Distribution Date, the excess, if any, of the Guaranteed Distributions over the aggregate amount available to be distributed to the Insured
Certificateholders on such Distribution Date.

      "Guaranteed Distributions" means, with respect to the Insured Certificates
(a) for any Distribution Date, the sum of (i) the related Current Interest for the Insured Certificates for such Distribution Date, but excluding therefrom any Net Prepayment Interest Shortfalls and any Relief Act Reductions allocable to the Insured Certificates on such Distribution Date and (ii) the amount of any Pool 2 Applied Loss Amounts allocated to the Insured Certificates on such Distribution Date and (b) for the Final Scheduled Distribution Date, the respective Class Principal Amounts of the Insured Certificates to the extent unpaid on the Final Scheduled Distribution Date (after taking into account all distributions to be made on such date).

      "Insured Payment" means (i) as of any Distribution Date, any Deficiency Amount and (ii) any Preference Amount.

      "Preference Amount" means any amount previously distributed to a holder of an Insured Certificate on such Insured Certificate that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

      Capitalized terms used in the Certificate Insurance Policy and not otherwise defined in the Certificate Insurance Policy shall have the meanings set forth in the Trust Agreement as of the date of execution of the Certificate Insurance Policy, without giving effect to any subsequent amendment or modification to the Trust Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

      The Certificate Insurance Policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

      The insurance provided by the Certificate Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

      The Certificate Insurance Policy is not cancelable for any reason. The premium on the Certificate Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Insured Certificates.

      The Certificate Insurer

      The Certificate Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Certificate Insurer. The Certificate Insurer is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Certificate Insurer, either directly or through subsidiaries, is licensed to do business in the Republic of France, the United Kingdom and the Kingdom of Spain and is subject to regulation under the laws of those jurisdictions.

      The principal executive offices of the Certificate Insurer are located at 113 King Street, Armonk, New York 10504 and the main telephone number at that address is (914) 273-4545.

      Regulation

      As a financial guaranty insurance company licensed to do business in the State of New York, the Certificate Insurer is subject to the New York Insurance Law which, among other things, prescribes minimum capital requirements and contingency reserves against liabilities for the Certificate Insurer, limits the classes and concentrations of investments that are made by the Certificate Insurer and requires the approval of policy rates and forms that are employed by the Certificate Insurer. State law also regulates the amount of both the aggregate and individual risks that may be insured by the Certificate Insurer, the payment of dividends by the Certificate Insurer, changes in control with respect to the Certificate Insurer and transactions among the Certificate Insurer and its affiliates.

      The Certificate Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

      Financial Strength Ratings of the Certificate Insurer

      Moody's Investors Services, Inc. rates the financial strength of the Certificate Insurer "Aaa."

      Standard & Poor's, a division of The McGraw-Hill Companies, Inc., rates the financial strength of the Certificate Insurer "AAA."

      Fitch Ratings rates the financial strength of the Certificate Insurer
"AAA."

      Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

      The above ratings are not recommendations to buy, sell or hold the Class WF-3-1, Class WF-4-1 or Class WF-6-1 Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Class WF-3-1, Class WF-4-1 and Class WF-6-1 Certificates. The Certificate Insurer does not guaranty the market price of the Class WF-3-1, Class WF-4-1 or Class WF-6-1 Certificates nor does it guaranty that the ratings on the Class WF-3-1, Class WF-4-1 or Class WF-6-1 Certificates will not be revised or withdrawn.

      The Certificate Insurer Financial Information

      The tables below present selected financial information of the Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") as well as selected financial information of the Certificate Insurer on a consolidated basis determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"):

                                                         SAP
                                        ----------------------------------------
                                         June 30, 2006        December 31, 2005
In millions                               (Unaudited)             (Audited)
                                        ---------------      -------------------
Admitted Assets....................             $11,273                 $11,037
Liabilities........................               6,929                   7,237
Capital and Surplus................               4,344                   3,800

                                                        GAAP
                                        ----------------------------------------
                                         June 30, 2006        December 31, 2005
In millions                               (Unaudited)             (Audited)
                                        ---------------      -------------------
Assets.............................             $13,388                 $13,506
Liabilities........................               6,305                   6,426
Equity.............................               7,083                   7,080

      For further information concerning the Certificate Insurer, see the consolidated financial statements of the Certificate Insurer and its subsidiaries as of December 31, 2005 and December 31, 2004 and for each of the three years in the period ended December 31, 2005, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 2005 and the consolidated financial statements of the Certificate Insurer and its subsidiaries as of June 30, 2006 and for the six month periods ended June 30, 2006 and June 30, 2005 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended June 30, 2006, which are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof.

      Copies of the statutory financial statements filed by the Certificate Insurer with the State of New York Insurance Department are available over the Internet at MBIA Inc.'s web site at http://www.mbia.com and at no cost, upon request to the Certificate Insurer at its principal executive offices.

      Incorporation of Certain Documents by Reference

      The following documents filed by MBIA Inc. with the Securities and Exchange Commission (the "SEC") are incorporated by reference into this Prospectus Supplement:

      (1) MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2005; and

      (2) MBIA Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

      Any documents, including any financial statements of the Certificate Insurer and its subsidiaries that are included therein or attached as exhibits thereto, filed by MBIA Inc. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of MBIA Inc.'s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, and prior to the termination of the offering of the Certificates offered hereby shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this prospectus supplement, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

      MBIA Inc. files annual, quarterly and special reports, information statements and other information with the SEC under File No. 1-9583. Copies of MBIA Inc.'s SEC filings (including (1) MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2005, and (2) MBIA Inc.'s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006) are available
(i) over the Internet at the SEC's web site at http://www.sec.gov; (ii) at the SEC's public reference room in Washington D.C.; (iii) over the Internet at MBIA Inc.'s web site at http://www.mbia.com; and (iv) at no cost, upon request to the Certificate Insurer at its principal executive offices.

Optional Purchase of the Mortgage Loans

      Pool 1. On any Distribution Date following the Pool 1 Initial Optional Termination Date, the Master Servicer will, with the prior written consent of the Seller and the NIMS Insurer (which consent shall not be unreasonably withheld), have the option to purchase the Pool 1 Mortgage Loans and any REO Property related to Pool 1 for a price equal to the Pool 1 Purchase Price. The Master Servicer, the Trustee, each related Servicer and each related Custodian will be reimbursed from the Pool 1 Purchase Price for (i) any outstanding Advances, servicing advances and unpaid Servicing Fees to the extent such amounts relate to the Pool 1 Mortgage Loans and (ii) any other amounts due under the Trust Agreement, the Servicing Agreements, the Custodial Agreements or the Swap Agreement, as applicable, to the extent such amounts relate to the Pool 1 Mortgage Loans. If the Master Servicer fails to exercise such option, the NIMS Insurer will have the right to direct the Master Servicer to exercise such option so long as it is insuring the NIM Securities or is owed any amounts in connection with its guaranty of the NIM Securities. If the Master Servicer fails to exercise such option (either voluntarily or at the direction of the NIMS Insurer) on the Pool 1 Initial Optional Termination Date, the margin of the Group 1 Certificates will be increased as described under "Summary of Terms--The Certificates--Payments on the Certificates--Interest Payments" herein.

      Pool 2. On any Distribution Date following the Pool 2 Initial Optional Termination Date, the Master Servicer will, with the prior written consent of the Seller and the NIMS Insurer (which consent shall not be unreasonably withheld), have the option to purchase the Pool 2 Mortgage Loans and any REO Property related to Pool 2 for a price equal to the Pool 2 Purchase Price. The Master Servicer, the Trustee, each related Servicer, each related Custodian and the Certificate Insurer will be reimbursed from the Pool 2 Purchase Price for
(i) any outstanding Advances, servicing advances, unpaid Servicing Fees and Reimbursement Amounts to the extent such amounts relate to the Pool 2 Mortgage Loans or the Certificate Insurance Policy, as applicable, and (ii) any other amounts due under the Trust Agreement, the Servicing Agreements, the Custodial Agreements or the Insurance Agreement, as applicable, to the extent such amounts relate to the Pool 2 Mortgage Loans or the Certificate Insurance Policy, as applicable. If the Master Servicer fails to exercise such option, the NIMS Insurer will have the right to direct the Master Servicer to exercise such option so long as it is insuring the NIM Securities or is owed any amounts in connection with its guaranty of the NIM Securities. If the Master Servicer fails to exercise such option (either voluntarily or at the direction of the NIMS Insurer) on the Pool 2 Initial Optional Termination Date, the margin or fixed interest rate, as applicable, of the Group 2 Certificates will be increased as described under "Summary of Terms--The Certificates--Payments on the Certificates--Interest Payments" herein.

      No optional termination of Pool 2 will be permitted without the written consent of the Certificate Insurer if a draw on the Certificate Insurance Policy will be made or if amounts due to the Certificate Insurer remain unpaid or unreimbursed on the final Distribution Date.

      The Trust Agreement will provide that if there are NIM Securities outstanding on the date on which the Master Servicer intends to exercise its option to purchase the Mortgage Loans in Pool 1 or Pool 2, as applicable, the Master Servicer may only exercise its option with the prior written consent of 100% of the holders of the NIM Securities and upon payment of any additional amount which will retire any amounts of principal and/or interest due to the holders of the NIM Securities.

      Upon the later of the exercise by the Master Servicer of the initial purchase option with respect to Pool 1 or Pool 2, the Trust Fund will be terminated.

                       Fees and Expenses of the Trust Fund

      In consideration of their duties on behalf of the Trust Fund, the Servicers, the Master Servicer and the Trustee will receive from the assets of the Trust Fund certain fees as set forth in the following table:

                        Frequency                                                             How and When
Fee Payable to:        of Payment:                       Amount of Fee:                       Fee Is Paid:
---------------        -----------                       --------------                       ------------
Servicers                Monthly        For approximately 99.94% of the Pool 1        Deducted by each Servicer
                                        Mortgage Loans, a monthly fee paid to         from the related Servicing
                                        each Servicer out of interest                 Account in respect of each
                                        collections received from the related         Mortgage Loan serviced by
                                        Mortgage Loan calculated on the               that Servicer, before
                                        outstanding principal balance of each         payment of any amounts to
                                        Mortgage Loan, which are serviced by          Certificateholders.
                                        Aurora, IndyMac or any other Servicer,
                                        at 0.250% per annum.

                                        For approximately 0.06% of the Pool 1
                                        Mortgage Loans and all of the Pool 2
                                        Mortgage Loans, a monthly fee paid to
                                        each Servicer out of interest
                                        collections received from the related
                                        Mortgage Loan calculated on the
                                        outstanding principal balance of each
                                        Mortgage Loan, which are serviced by
                                        IndyMac, Wells Fargo Bank or any other
                                        Servicer, at 0.375% per annum.

                                        For approximately 32.20% of the Pool 1
                                        Mortgage Loans, at the end of the fixed
                                        period for such Mortgage Loans that are
                                        Adjustable Rate Mortgage Loans and
                                        serviced by Aurora, the monthly fee paid will change from 0.250% per annum to 0.375% per annum.

Master Servicer          Monthly        All investment earnings on amounts on         Retained by the Master
                                        deposit in the Collection Account.            Servicer.

LPMI Providers           Monthly        For any Pool 2 Mortgage Loan covered by       Payable out of funds on
                                        either the MGIC Policy or the PMI             deposit in the Collection
                                        Policy, the product of the outstanding        Account before payment of
                                        Scheduled Principal Balance of the            any amounts to
                                        related Mortgage Loan and the following       Certificateholders.
                                        applicable Insurance Fee Rate:

                                        o   for MGIC, an annual percentage rate
                                            of 0.450% of the Scheduled Principal
                                            Balance of each 80+ LTV Loan in Pool
                                            2 insured under the MGIC Policy;

                                        o   for PMI, the annual percentage rate
                                            set forth in the PMI Policy with
                                            respect to each 80+ LTV Loan in Pool
                                            2 covered by the PMI Policy of
                                            between 0.115% and 2.581% (with a
                                            weighted average as of the Cut-off
                                            Date of approximately 0.771%) of the
                                            Scheduled Principal Balance of each
                                            such Mortgage Loan insured under the
                                            PMI Policy.

Trustee                  Monthly        All investment earnings on amounts on         Retained by the Trustee.
                                        deposit in the Certificate Account.

Certificate Insurer     Monthly         The sum of (1) the monthly Certificate        Deducted from interest
                                        Insurer Premium equal to the product of       collections for Pool 2
                                        (a) 1/12th of (i) in the case of the          prior to payment of
                                        Class WF-3-1 and Class WF-4-1                 monthly interest due to
                                        Certificates, 0.060% per annum and (ii)       the Group 2 Certificates.
                                        in the case of the Class WF-6-1
                                        Certificates, 0.065% per annum and (b)
                                        the aggregate Class Principal Amount of
                                        the Class WF-3-1, Class WF-4-1 and Class
                                        WF-6-1 Certificates on each Distribution
                                        Date (before taking into account
                                        distributions to such classes on such
                                        date) and (2) any unreimbursed Insured
                                        Payments or other amounts due the
                                        Certificate Insurer under the Insurance
                                        Agreement with accrued interest thereon.

      The Servicing Fees set forth in the table above may not be increased without amendment of the related Servicing Agreement as described under "Mortgage Loan Servicing--Amendment of the Servicing Agreements" below. None of the other fees set forth in the table above may be changed without amendment of the Trust Agreement as described under "The Trust Agreement--Certain Matters Under the Trust Agreement--Amendment of the Trust Agreement" below or, in the case of the Certificate Insurer Premium, an amendment to the Insurance Agreement.

      Fees to the Cap Counterparty in consideration for the Cap Counterparty's entering into the Group 1 Interest Rate Cap Agreement will be paid by the Seller on or prior to the Closing Date and will not be payable from the assets of the Trust Fund.

      Expenses of the Servicers, the Custodians, the Trustee, the Master Servicer and the Certificate Insurer will be reimbursed before payments are made on the Certificates. Reimbursement of indemnification costs and expenses of the Trustee will be reimbursed annually up to an amount specified in the Trust Agreement before payments of interest and principal are made on the Certificates; any additional unpaid expenses above such amount in any year will be paid to the Trustee to the extent of any remaining Interest Remittance Amount for any Pool after all payments of amounts due to the Certificate Insurer, the payment of Current Interest, Carryforward Interest on the related Certificates, interest on any Deferred Amounts and any Deferred Amounts not previously reimbursed on any applicable Senior Certificates and any Net Swap Payments or Swap Termination Payments paid to the Swap Counterparty. Notwithstanding the foregoing, expenses incurred by the Trustee in connection with any transfer of master servicing due to a default of the Master Servicer will be excluded in determining the applicable maximum reimbursement amount described in the prior sentence.

                        Description of the Mortgage Loans

General

      Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein are derived solely from the characteristics of the Mortgage Loans as of the Cut-off Date. Whenever reference is made herein to the characteristics of the Mortgage Loans or to a percentage of the Mortgage Loans, unless otherwise specified, that reference is based on the Cut-off Date Balance.

      The Mortgage Pools will primarily consist of approximately 5,439 conventional, adjustable and fixed rate, fully amortizing and balloon, first lien residential Mortgage Loans, all of which have original terms to maturity from the first due date of the Scheduled Payment of not more than 40 years, and which have a Cut-off Date Balance (after giving effect to Scheduled Payments due on such date) of approximately $1,315,770,849. Pool 1 will primarily consist of approximately 3,665 conventional, adjustable and fixed rate, fully amortizing and balloon, first lien residential Mortgage Loans, all of which have original terms to maturity from the first due date of the Scheduled Payment of not more than 40 years, and which have a Cut-off Date Balance (after giving effect to Scheduled Payments due on such date) of approximately $970,501,032. Pool 2 will primarily consist of approximately 1,774 conventional, fixed rate, fully amortizing and balloon, first lien residential Mortgage Loans, all of which have original terms to maturity from the first due date of the Scheduled Payment of not more than 30 years, and which have a Cut-off Date Balance (after giving effect to Scheduled Payments due on such date) of approximately $345,269,816.

      Approximately 87.59% and 10.18% the Mortgage Loans in Pool 1 were acquired by the Seller from the Bank and IndyMac, respectively. The remainder of the Mortgage Loans in Pool 1 were acquired from various other Originators, none of which originated 10.00% or more of the Mortgage Loans in Pool 1. All of the Mortgage Loans in Pool 2 were acquired by the Seller from Wells Fargo Bank. Underwriting guidelines of the type described under "Underwriting Guidelines" were generally applied by the Originators underwriting the Mortgage Loans. Because, in general, such Underwriting Guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard. The Mortgage Loans will be acquired by the Depositor from the Seller and the Depositor will, in turn, convey such Mortgage Loans to the Trust Fund. See "The Trust Agreement--Assignment of Mortgage Loans."

      Approximately 14.56% and 10.52% of the Mortgage Loans in Pool 1 and Pool 2, respectively, were originated under "no documentation" programs. Approximately 0.17% of the Mortgage Loans in Pool 1 and none of the Mortgage Loans in Pool 2 were originated under "limited documentation" programs. Approximately 10.22% and 16.00% of the Mortgage Loans in Pool 1 and Pool 2, respectively, were originated under "no ratio documentation" programs, pursuant to which no information was obtained regarding borrowers' income or employment and there was no verification of the borrowers' assets. Certain documentation with respect to some Mortgage Loans, including in some cases the related Mortgage Note, Mortgage or title insurance policy, is unavailable.

      Approximately 70.00% and 30.00% of the Mortgage Loans in Pool 1 are Adjustable Rate Mortgage Loans and Fixed Rate Mortgage Loans, respectively and all of the Mortgage Loans in Pool 2 are Fixed Rate Mortgage Loans, in each case, as described in more detail below. Interest on the Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

      All of the Mortgage Loans are First Lien Mortgage Loans or deeds of trust or similar security instruments on Mortgaged Property consisting of residential properties including one- to four-family dwelling units, individual units in planned unit developments, individual condominium units, cooperatives and townhouses.

      Pursuant to its terms, each Mortgage Loan, other than a loan secured by a condominium unit or shares in a cooperative housing corporation, is required to be covered by a standard hazard insurance policy in an amount generally equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the Mortgaged Property. Generally, a cooperative housing corporation or a condominium association is responsible for maintaining hazard insurance covering the entire building. See "Description of Mortgage and Other Insurance--Hazard Insurance on the Loans" in the prospectus.

      Approximately 16.11% and 59.17% of the Mortgage Loans in Pool 1 and Pool 2, respectively, are 80+ LTV Loans. Approximately 4.59% of the Mortgage Loans in Pool 1 that are 80+ LTV Loans are not covered by existing primary mortgage insurance policies acquired by the borrowers from various mortgage insurance companies. All of the Mortgage Loans in Pool 2 that are 80+ LTV Loans are covered by either existing primary mortgage insurance policies acquired by the borrowers from various mortgage insurance companies or by primary mortgage insurance policies acquired by LBH. With respect to approximately 95.48% of the 80+ LTV Loans in Pool 2, LBH has acquired initial primary mortgage insurance coverage through MGIC or PMI as described under "--Primary Mortgage Insurance" below. These Pool 2 Mortgage Loans were mortgage loans that were not already covered by primary mortgage insurance. Second Lien Mortgage Loans are not covered by these primary mortgage insurance policies. Such primary mortgage insurance coverage will generally have the effect of reducing the original Loan-to-Value Ratios of such 80+ LTV Loans to Loan-to-Value Ratios ranging from approximately 63% to 75%.

      Approximately 99.45% and 77.70% of the Mortgage Loans in Pool 1 and Pool 2, respectively, are fully amortizing. Approximately 0.55% and 22.30% of the Mortgage Loans in Pool 1 and Pool 2, respectively, are Balloon Loans.

      Approximately 72.97% and 9.21% of the Mortgage Loans in Pool 1 and Pool 2, respectively, are Interest-Only Mortgage Loans that provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of three, five, ten or fifteen years following origination of the related Mortgage Loan. Following the applicable interest-only period, the monthly payment with respect to the Interest-Only Mortgage Loans will be increased to an amount sufficient to amortize the principal balance of the Interest-Only Mortgage Loan over its remaining term and to pay interest at the related Mortgage Rate.

      Approximately 35.65% and 59.20% of the Mortgage Loans in Pool 1 and Pool 2, respectively, provide for a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the Prepayment Premium Period, as described herein. The Prepayment Premium Periods range from four months to five years after origination, in the case of Pool 1, and one year to three years after origination, in the case of Pool 2. The amount of the applicable Prepayment Premium, to the extent permitted under applicable state law, is generally equal to six month's interest on any amounts prepaid in excess of 20% of the original principal balance during any 12-month period during the applicable Prepayment Premium Period, or as otherwise provided in the related Mortgage Note. A Servicer may waive (or permit a subservicer to waive) a Prepayment Premium without the consent of the Trustee and the NIMS Insurer (and without reimbursing the Trust from its own funds for any foregone Prepayment Premium) only if (i) the prepayment is not the result of a refinancing by such Servicer or its affiliates and such waiver relates to a default or a reasonably foreseeable default and, in the reasonable judgment of the Servicer, such waiver would maximize recovery of total proceeds from the Mortgage Loan, taking into account the value of the Prepayment Premium and the related Mortgage Loan or
(ii) relates to a Prepayment Premium the collection of which would, in the reasonable judgment of the related Servicer, be in violation of law. The Servicers will be obligated to deposit with the Master Servicer from their own funds the amount of any Prepayment Premium to the extent not collected from a borrower (except with respect to a waiver of any such Prepayment Premium as described above).

      As of the Cut-off Date, approximately 1.33% of the Mortgage Loans in Pool 1 were one scheduled payment delinquent in payment. As of the Cut-off Date, none of the Mortgage Loans in Pool 2 were one scheduled payment delinquent in payment. None of the Mortgage Loans in Pool 1 or Pool 2 were delinquent more than one scheduled payment. Certain historical delinquency information with respect to each Mortgage Pool is provided in Annex B to this prospectus supplement.

      As of the Cut-off Date, none of the Mortgage Loans in the Trust Fund will be "high cost" loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.

Adjustable Rate Mortgage Loans

      Approximately 67.21% of the Pool 1 Mortgage Loans are Six-Month LIBOR Mortgage Loans, the remainder being One-Year CMT Mortgage Loans, One-Year LIBOR Mortgage Loans or Fixed Rate Mortgage Loans. There will be corresponding adjustments to the monthly payment amount for each Adjustable Rate Mortgage Loan in Pool 1 on the related Adjustment Date; provided that the first such adjustment: for approximately 0.03% of the Pool 1 Mortgage Loans will occur after an initial period of approximately six-months following origination; for approximately 1.34% of the Mortgage Loans in Pool 1, approximately two years following origination; for approximately 22.55% of the Mortgage Loans in Pool 1, approximately three years following origination; for approximately 43.85% of the Pool 1 Mortgage Loans, approximately five years following origination; for approximately 2.23% of the Pool 1 Mortgage Loans, approximately ten years following origination.

      On each Adjustment Date for each Adjustable Rate Mortgage Loan, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8%, of the applicable Index and the Gross Margin, provided that the Mortgage Rate on each such Adjustable Rate Mortgage Loan will not increase or decrease by more than the related Periodic Cap on any related Adjustment Date and will not exceed the related Maximum Rate or be less than the related Minimum Rate. The Periodic Caps range from 1.000% to 2.000% for the Adjustable Rate Mortgage Loans in Pool 1. The Mortgage Rate generally will not increase or decrease on the first Adjustment Date by more than the Initial Cap; the Initial Caps range from 1.000% to 6.000% for the Adjustable Rate Mortgage Loans in Pool 1. Effective with the first monthly payment due on each Adjustable Rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Adjustable Rate Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the Mortgage Rate on each such Adjustable Rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the applicable Index and the related Gross Margin, rounded as described herein. See "--The Indices" below.

      The Mortgage Loans generally do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.

      Other important statistical characteristics of the Mortgage Pools are described in Annex B to this prospectus supplement.

The Indices

      The Index applicable to the determination of the Mortgage Rates for approximately 67.21% of the Mortgage Loans in Pool 1 will be an index based on Six-Month LIBOR as most recently available either as of (1) the first business day a specified period of time prior to such Adjustment Date or (2) the first business day of the month preceding the month of such Adjustment Date.

      The Index applicable to the determination of the Mortgage Rates for approximately 2.78% of the Mortgage Loans in Pool 1 will be an index based on One-Year LIBOR as most recently available either as of (1) the first business day a specified period of time prior to such Adjustment Date or (2) the first business day of the month preceding the month of such Adjustment Date.

      The Index applicable to the determination of the Mortgage Rates for approximately 0.01% of the Mortgage Loans in Pool 1 will be the One-Year CMT Index which is generally determined based on the weekly average yield on actively traded U.S. Treasury Securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in Statistical Release H.15(519) available either as of (1) the first business day a specified period of time prior to such Adjustment Date or (2) the first business day of the month preceding the month of such Adjustment Date.

Pool 1 Mortgage Loans

      The Pool 1 Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex B to this prospectus supplement. Certain historical delinquency information with respect to the Pool 1 Mortgage Loans is also provided in the tables set forth in Annex B to this prospectus supplement. The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the tables in Annex B may not equal the totals due to rounding.

      Prior to the issuance of the Certificates, Mortgage Loans may be removed from Pool 1 as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

      As of the Cut-off Date, approximately 88.90% and 10.24% of the Pool 1 Mortgage Loans will be serviced by Aurora and IndyMac, respectively.

      No more than approximately 0.51% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

      Approximately 14.49% of the Pool 1 Mortgage Loans have loan-level primary mortgage insurance policies issued by certain providers of primary mortgage insurance. The premium with respect to such policies is paid directly by the lender.

      Approximately 0.88% of the Pool 1 Mortgage Loans have loan-level primary mortgage insurance policies issued by certain providers of primary mortgage insurance. The premium with respect to such policies is paid directly by the borrower rather than out of interest collections with respect to the related Pool 1 Mortgage Loans.

Pool 2 Mortgage Loans

      The Pool 2 Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex B to this prospectus supplement. Certain historical delinquency information with respect to the Pool 2 Mortgage Loans is also provided in the tables set forth in Annex B to this prospectus supplement. The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the tables in Annex B may not equal the totals due to rounding.

      Prior to the issuance of the Certificates, Mortgage Loans may be removed from Pool 2 as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

      As of the Cut-off Date, all of the Pool 2 Mortgage Loans will be serviced by Wells Fargo Bank, N.A.

      No more than approximately 0.58% of the Pool 2 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

      Approximately 59.17% of the Pool 2 Mortgage Loans have loan-level primary mortgage insurance policies issued by certain providers of primary mortgage insurance. The premium with respect to such policies is paid directly by the lender or LBH.

Primary Mortgage Insurance

      Approximately 59.17% of the Pool 2 Mortgage Loans are 80+ LTV Loans. See "Description of the Mortgage Pools--General." Two loan-level primary mortgage insurance policies will be acquired on behalf of the Trust Fund from MGIC and PMI. The MGIC Policy will be acquired on or prior to the Closing Date from MGIC with respect to approximately 53.96% of the 80+ LTV Loans in Pool 2. The PMI Policy will be acquired on or prior to the Closing Date from PMI with respect to approximately 41.52% of the 80+ LTV Loans in Pool 2.

      Each of the MGIC Policy and PMI Policy are subject to various limitations and exclusions as described above or as provided in the MGIC Policy or PMI Policy, as applicable, and will provide only limited protection against losses on defaulted Mortgage Loans.

      As of the Cut-off Date, the aggregate significance percentage (as calculated in accordance with Item 1114 of Regulation AB) of the amount of the aggregate Cut-Off Date Balance of all of the Pool 2 Mortgage Loans with respect to each of MGIC and PMI is less than 10%.

      Any obligation or responsibility with respect to the payment of any premium to MGIC or PMI or the filing or submission or any claim under the MGIC Policy and the PMI Policy, as applicable, shall be the responsibility of the Master Servicer.

      Mortgage Guaranty Insurance Corporation. MGIC is a wholly owned subsidiary of MGIC Investment Corporation. As of the date of this prospectus supplement, MGIC had insurer financial strength ratings of "AA" from S&P, "AA+" by Fitch and "Aa2" from Moody's. The rating agencies issuing the insurer financial strength rating with respect to MGIC can withdraw or change its rating at any time. As of June 30, 2006, MGIC reported on a statutory accounting basis, assets of approximately $7,335,097,000, policyholders' surplus of approximately $1,489,680,000 and a statutory contingency reserve of approximately $4,564,868,000. As of June 30, 2006, MGIC reported direct primary insurance in force of approximately $169.8 billion and direct pool risk in force of approximately $7.3 billion. A Quarterly Statement for MGIC for the quarter ended June 30, 2006, prepared on the Convention Form prescribed by the National Association of Insurance Commissioners, is available upon written request from the Master Servicer. For further information regarding MGIC, investors are directed to MGIC Investment Corporation's periodic reports filed with the United States Securities and Exchange Commission, which are publicly available.

      The MGIC Policy covers approximately 53.96% of the 80+ LTV Loans in Pool
2. The MGIC Policy does not cover any Mortgage Loans 60 days or more delinquent in payment as of the Cut-off Date. Each Mortgage Loan covered by the MGIC Policy is covered for losses up to the policy limits; provided, however, that the MGIC Policy will not cover special hazard, bankruptcy or fraud losses or certain other types of losses as provided in such MGIC Policy. The coverage percentage for each Mortgage Loan covered is as indicated in the following table:

                  LTV Ratio Coverage           Percentage
                  ------------------           ----------
                   80.00% to 85.00%               12%
                   85.01% to 90.00%               25%
                   90.01% to 95.00%               30%
                   95.01% to 100.00%              35%

      The MGIC Policy is required to remain in force with respect to each Mortgage Loan covered thereunder until (i) the principal balance of the Mortgage Loan is paid in full; or (ii) the principal balance of the Mortgage Loan has amortized down to a level that results in a loan-to-value ratio for the Mortgage Loan of 55% or less (provided, however, that no coverage of any Mortgage Loan under such MGIC Policy is required where prohibited by applicable law); or (iii) any event specified in the MGIC Policy occurs that allows for the termination of the MGIC Policy by MGIC or cancellation of the MGIC Policy by the insured.

      The MGIC Policy may not be assigned or transferred without the prior written consent of MGIC; provided, however, that MGIC has previously provided written consent to (i) the assignment of coverage on individual Mortgage Loans from the Master Servicer to the Seller in connection with any Mortgage Loan repurchased or substituted for by the Seller and (ii) the assignment of coverage on all Mortgage Loans from the Master Servicer to any successor Master Servicer, provided that in each case, prompt notice of such assignment is provided to MGIC.

      The MGIC Policy generally requires that delinquencies on any Mortgage Loan insured thereunder must be reported to MGIC within four months of default, that reports regarding the delinquency of the Mortgage Loan must be submitted to MGIC on a monthly basis thereafter, and that appropriate proceedings to obtain title to the property securing such Mortgage Loan must be commenced within six months of default. As a condition to submitting a claim under the MGIC Policy, the insured must have (i) acquired, and tendered to MGIC, good and merchantable title to the property securing the Mortgage Loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of such MGIC Policy, and (ii) if the Mortgage Loan is covered by a pre-existing primary mortgage insurance policy, a claim must be submitted and settled under such pre-existing primary mortgage insurance policy within the time frames specified in the MGIC Policy.

      The claim amount generally includes unpaid principal, accrued interest to the date of such tender to MGIC by the insured, and certain expenses (less the amount of a full claim settlement under any pre-existing primary mortgage insurance policy covering the Mortgage Loan). When a claim is presented, MGIC will have the option of either (i) paying the claim amount and taking title to the property securing the Mortgage Loan, (ii) paying the insured a percentage of the claim amount (without deduction for a claim settlement under any pre-existing primary mortgage insurance policy covering the Mortgage Loan) and with the insured retaining title to the property securing such Mortgage Loan, or
(iii) if the property securing the Mortgage Loan has been sold to a third party with the prior approval of MGIC, paying the claim amount reduced by the net sale proceeds as described in the MGIC Policy to reflect the actual loss.

      Claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the property securing the Mortgage Loan or such property has been sold to a third party with the prior approval of MGIC. A claim generally must be paid within 60 days after the claim is filed by the insured. No payment for a loss will be made under the MGIC Policy unless the property securing the Mortgage Loan is in the same physical condition as when such Mortgage Loan was originally insured, except for reasonable wear and tear, and unless premiums on the standard homeowners' insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured.

      If a claim submitted under the MGIC Policy is incomplete, MGIC is required to provide notification of all information and documentation required to perfect the claim within 20 days of MGIC's receipt of such incomplete claim. In such case, payment of the claim will be suspended until such information and documentation are provided to MGIC, provided that MGIC is not required to pay the claim if it is not perfected within 180 days after its initial filing.

      Unless approved in writing by MGIC, no changes may be made to the terms of the Mortgage Loan, including the borrowed amount, interest rate, term or amortization schedule, except as specifically permitted by the terms of the Mortgage Loan; nor may the lender make any change in the property or other collateral securing the Mortgage Loan, nor may any mortgagor be released under the Mortgage Loan from liability. If a Mortgage Loan is assumed with the insured's approval, MGIC's liability for coverage of the Mortgage Loan under the MGIC Policy generally will terminate as of the date of such assumption unless MGIC approves the assumption in writing. In addition, with respect to any Mortgage Loan covered by the MGIC Policy, the applicable Servicer must obtain the prior approval of MGIC in connection with any acceptance of a deed in lieu of foreclosure or of any sale of the property securing the Mortgage Loan.

      The MGIC Policy excludes coverage of: (i) any claim where the insurer under any pre-existing primary mortgage insurance policy has acquired the property securing the Mortgage Loan, (ii) any claim resulting from a default occurring after lapse or cancellation of coverage, (iii) certain claims resulting from a default existing at the inception of coverage; (iv) certain claims where there is an environmental condition which existed on the property securing the Mortgage Loan (whether or not known by the person or persons submitting an application for coverage of the Mortgage Loan) as of the effective date of coverage; (v) any claim, if the mortgage, deed of trust or other similar instrument did not provide the insured at origination with a first lien on the property securing the Mortgage Loan; (vi) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with, the terms of the MGIC Policy or of its obligations as imposed by operation of law; (vii) certain claims resulting from physical damage to a property securing a Mortgage Loan; (viii) any claim arising from the failure of the borrower under a covered Mortgage Loan to make any balloon payment, if applicable, under such Mortgage Loan, and (ix) any claim submitted in connection with a Mortgage Loan if the Mortgage Loan did not meet MGIC's requirements applicable to the origination of the Mortgage Loan.

      In issuing the MGIC Policy, MGIC has relied upon certain information and data regarding the Mortgage Loans furnished to them by the Seller. The MGIC Policy will not insure against certain losses sustained by reason of a default arising from or involving certain matters, including (i) misrepresentation made, or knowingly participated in, by the lender, other persons involved in the origination of the Mortgage Loan or the application for insurance, or made by any appraiser or other person providing valuation information regarding the property securing the Mortgage Loan; (ii) negligence or fraud by the applicable Servicer of the Mortgage Loan, and (iii) failure to construct a property securing a Mortgage Loan in accordance with specified plans. The MGIC Policy permits MGIC to cancel coverage of a Mortgage Loan under the MGIC Policy or deny any claim submitted under the MGIC Policy in connection with a Mortgage Loan if the insured fails to furnish MGIC with copies of all documents in connection with the origination or servicing of a covered Mortgage Loan.

      The preceding description of the MGIC Policy is only a brief outline and does not purport to summarize or describe the provisions, terms and conditions of the MGIC Policy. For a more complete description of these provisions, terms and conditions, reference is made to the MGIC Policy, a copy of which is available upon request from the Master Servicer.

      PMI Mortgage Insurance Co.

      General. PMI is an Arizona corporation with its administrative offices in Walnut Creek, California. PMI is a monoline mortgage guaranty insurance company founded in 1972 and currently provides primary mortgage guaranty insurance on residential mortgage loans. PMI is a wholly owned subsidiary of The PMI Group, Inc., a publicly traded company (NYSE: PMI). PMI is licensed in 50 states, the District of Columbia, Guam, Puerto Rico and the Virgin Islands to offer mortgage guaranty insurance and is approved as a private mortgage insurer by Freddie Mac and Fannie Mae. As of June 30, 2006, PMI reported, on a statutory accounting basis, admitted assets of $3,695,818,396, policyholders' surplus of $636,665,619 and a statutory contingency reserve of $2,399,438,288. As of June 30, 2006, PMI reported total insurance in force (including primary and mortgage pool insurance) of $144,770,046,203. A quarterly statement for PMI for the period ended June 30, 2006, prepared on the convention form prescribed by the National Association of Insurance Commissioners, is available upon request from PMI. PMI is rated "AA" by S&P, "AA+" by Fitch and "Aa2" by Moody's with respect to its claims-paying ability. There is no assurance that the ratings will continue for any given period of time or that they will not be revised or withdrawn entirely by such rating agencies if, in their judgment, circumstances so warrant.

      The ratings reflect each respective Rating Agency's current assessments of the creditworthiness of PMI and its ability to pay claims on its policies of insurance. Each financial strength rating of PMI should be evaluated independently. Any further explanation as to the significance of the above ratings may be obtained only from the applicable Rating Agency. The above ratings are not recommendations to buy, sell or hold any class of Certificates, and such ratings are subject to revision, qualification or withdrawal at any time by the applicable Rating Agency. Any downward revision, qualification or withdrawal of any of the above ratings may have a material adverse effect on the market prices of the Group 2 Certificates. PMI does not guarantee the market prices of the Group 2 Certificates (or of any other class of Certificates offered by this prospectus supplement) nor does it guarantee that its financial strength ratings will not be revised, qualified or withdrawn.

      For further information regarding PMI, investors are directed to The PMI Group, Inc.'s periodic reports filed with the Securities and Exchange Commission, which are publicly available.

      The Mortgage Insurance Policy. The following summary of the PMI Policy does not purport to describe all of the provisions of the PMI Policy. For a more complete description of the terms and conditions of the PMI Policy, reference is made to the form of PMI Policy, a copy of which is available upon request from the Trustee and will be filed with the Securities and Exchange Commission. This description of the PMI Policy is a summary and is qualified by reference to it.

      The PMI Policy insures a portion of the loss that may be incurred on each Mortgage Loan insured thereunder. Pursuant to the terms of the PMI Policy, losses on the Mortgage Loans insured thereunder may be covered in one of the following three ways at the discretion of PMI: (1) if the related Mortgaged Property has been foreclosed upon by a Servicer, PMI may acquire the related Mortgaged Property from the Trust Fund for the PMI Claim Amount (as defined below); (2) if the related Mortgaged Property is sold to a third party prior to or after foreclosure (and, in either case, such sale has been previously approved by PMI), then PMI will pay to the Trust Fund the lesser of (a) the actual loss on the Mortgaged Property or (b) the PMI Coverage Percentage (as defined below) multiplied by the PMI Claim Amount; or (3) if the related Mortgaged Property has been foreclosed upon by a Servicer and either (a) PMI elects not to acquire the property or (b) an acceptable sale to a third party is not available at such time, then PMI will pay to such Servicer an amount equal to the PMI Coverage Percentage multiplied by the PMI Claim Amount.

      The claim amount (the "PMI Claim Amount") is equal to: (1) the outstanding Scheduled Principal Balance of the Mortgage Loan; plus (2) accrued and unpaid interest on the Mortgage Loan at the Mortgage Rate through the date that the related claim was filed with PMI; plus (3) certain advances required to be made by a Servicer, such as hazard insurance premiums, taxes, maintenance expenses and foreclosure costs; minus (4) certain amounts specified in the PMI Policy, including rental income and escrow deposits.

      The coverage percentage (the "Coverage Percentage") for a PMI Mortgage Loan is provided as indicated in the following table:

                LTV Ratio                   Coverage Percentage
                ---------                   -------------------
             80.01% to 85.00%                       12%
             85.01% to 90.00%                       25%
             90.01% to 95.00%                       30%
            95.01% to 100.00%                       35%

      The PMI Policy is required to remain in force with respect to each Mortgage Loan until (i) the principal balance of such Mortgage Loan is paid in full or liquidated, (ii) optional termination of the trust occurs or (iii) any other event specified in the PMI Policy occurs that allows for the termination of such PMI Policy by PMI. Such events include, but are not limited to, the failure of the insured to pay premiums when due. The applicable Servicer must follow specified procedures for making a claim on a Mortgage Loan covered under the PMI Policy. When a Mortgage Loan becomes materially delinquent and satisfactory arrangements with respect to such Mortgage Loan are not made, the applicable Servicer will initiate foreclosure proceedings. The applicable Servicer is required to file a claim with PMI no later than 60 days after the earlier to occur of (i) acquiring marketable title to the Mortgaged Property or
(ii) a pre-arranged sale of the Mortgaged Property in a manner described in the PMI Policy. Subject to the conditions and exclusions of the PMI Policy, PMI is required to process and pay a claim within 60 days after a fully completed claim has been submitted to PMI. If a claim filed by the applicable Servicer is incomplete, then PMI is required to notify such Servicer within 20 days of receipt of the related claim. PMI will not be required to make any payment in respect of such incomplete claim until 60 days after submission by the applicable Servicer of the missing or incomplete information.

      Under the PMI Policy, the applicable Servicer is required to perform certain actions as a condition to claim payment. For example, the applicable Servicer is required to submit to PMI (a) a legal notice with regard to any

Mortgage Loan that becomes 90 days delinquent or with respect to which legal or administrative actions have been commenced and (b) monthly reports regarding the delinquency of any Mortgage Loans covered under the PMI Policy. In addition, with respect to any Mortgage Loan covered under the PMI Policy, the applicable Servicer must obtain the prior approval of PMI in connection with any: (i) modification by such Servicer of the material terms of the related Mortgage Loan, (ii) assumption by a new borrower, (iii) acceptance of a deed in lieu of foreclosure, or (iv) sale of the underlying Mortgaged Property. The failure by the applicable Servicer to perform any actions that condition a claim payment may either result in such claim being excluded from coverage under the PMI Policy or in the amount of such claim being reduced. In addition, the related Mortgaged Property must be in the same physical condition it was when it was originally submitted for insurance under the PMI Policy except for reasonable wear and tear.

      The PMI Policy may not cover loans where there is material fraud by a First Party (as that term is defined in the PMI Policy) in the origination of the loan or extension of coverage, certain losses from physical damage or environmental conditions, losses from the applicable Servicer's negligence or non-compliance with the PMI Policy and certain other types of losses described in the PMI Policy. Claim payments under the PMI Policy will be made to the applicable Servicer, deposited in such Servicer's Servicing Account, and treated in the same manner as other insurance proceeds.

                             Static Pool Information

      Certain static pool information may be found at:

      www.lehman.com/reg_ab/deal.html?deal=LXS06-17.

      Access to this internet address is unrestricted and free of charge. Information provided through this internet address will not be deemed to be a part of this prospectus supplement, the prospectus or the registration statement for the Certificates offered hereby.

      Various factors may affect the prepayment, delinquency and loss performance of the Mortgage Loans over time. The various mortgage loan pools for which performance information is shown at the above internet address had initial characteristics that differed, and may have differed in ways that were material to the performance of those mortgage pools. These differing characteristics include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity and the presence or absence of prepayment penalties. We do not make any representation, and you should not assume, that the performance information shown at the above internet address is in any way indicative of the performance of the Mortgage Loans in the Trust Fund.

                           Material Legal Proceedings

      There are no legal proceedings pending against the Sponsor, Depositor, Trustee, Issuing Entity, the Master Servicer, any Servicer, PMI, MGIC or any other party contemplated by Item 1100(d)(1) of Regulation AB that would have a material adverse impact on the Certificateholders.

                         Affiliations and Relationships

      The Depositor, the Sponsor, the Underwriter, Lehman Pass-Through Securities Inc., the Bank and Aurora are all affiliates of each other and have the following ownership structure:

      o The Depositor, Structured Asset Securities Corporation, is a wholly owned, direct subsidiary of Lehman Commercial Paper Inc., which is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of the Sponsor, Lehman Brothers Holdings Inc.

      o The Underwriter, Lehman Brothers Inc., is a wholly owned, direct subsidiary of the Sponsor.

      o Lehman Pass-Through Securities Inc., which will purchase the Class 1-P, Class 2-P, Class C-X, Class S-X, Class 1-X and Class 2-X Certificates from the Depositor, is a wholly owned, direct subsidiary of Lehman Commercial Paper Inc., which is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of the Sponsor.

      o Aurora, which acts as the Master Servicer and is also one of the Servicers, is a wholly-owned, direct subsidiary of Lehman Brothers Bank, FSB, which is a wholly-owned, direct subsidiary of Lehman Brothers Bancorp Inc., which is a wholly owned, direct subsidiary of the Sponsor.

      o Lehman Brothers Special Financing Inc., the Cap Counterparty, is a wholly owned, direct subsidiary of Lehman Brothers Inc.

      Certain of the Mortgage Loans were originated by the Bank and were subsequently purchased by the Seller in one or more arm's length transactions on or before the Closing Date. In addition, on or before the Closing Date, the Seller engaged Aurora to provide the servicing functions for certain of the Mortgage Loans.

      Immediately before the sale of the Mortgage Loans to the Trustee, certain of the Mortgage Loans were subject to financing provided by the Seller or its affiliates. A portion of the proceeds from the sale of the Certificates will be used to repay the financing.

      Lehman Brothers Inc. has entered into an agreement with the Depositor to purchase the Class LT-R-1, Class LT-R-2, Class R-1 and Class R-2 Certificates and Lehman Pass-Through Securities Inc. has entered into an agreement with the Depositor to purchase the Class 1-P, Class 2-P, Class C-X, Class S-X, Class 1-X and Class 2-X Certificates, each simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

      Lehman Brothers Special Financing Inc. will be the Cap Counterparty under the Group 1 Interest Rate Cap Agreement entered by the Trustee on behalf of the Trust Fund.

                             Additional Information

      The description in this prospectus supplement of the Mortgage Pools and the Mortgaged Properties is based upon each Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date. A Current Report on Form 8-K will be filed, together with the Trust Agreement and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that Mortgage Loans are removed from or added to the Trust Fund, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

      Pursuant to the Trust Agreement, the Trustee will prepare a monthly statement to Certificateholders containing the information described under "The Trust Agreement--Reports to Certificateholders." The Trustee may make available each month, to any interested party, the monthly statement to Certificateholders via the Trustee's website. The Trustee's website will be located at www.sf.citidirect.com and assistance in using the website can be obtained by calling the Trustee's customer service desk at (800) 422-2066. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class by notifying the Trustee at Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Agency and Trust--Lehman XS Trust Series 2006-17. The Trustee will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Trustee will provide timely and adequate notification to such parties regarding any such changes.

                                   The Sponsor

      Lehman Brothers Holdings Inc., a Delaware corporation, whose executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A., will be the Sponsor. See "The Sponsor" in the prospectus for more information regarding Lehman Brothers Holdings Inc.

                                  The Depositor

      The Depositor, Structured Asset Securities Corporation, was incorporated in the State of Delaware on January 2, 1987. The principal office of the Depositor is located at 745 Seventh Avenue, New York, New York 10019. Its telephone number is (212) 526-7000. The Depositor has filed with the Securities and Exchange Commission a registration statement under the Securities Act with respect to the Certificates (Registration No. 333-133985).

      For more information regarding the Depositor, see "The Depositor" in the prospectus.

          Origination of the Mortgage Loans and Underwriting Guidelines

      The Mortgage Loans have been originated or acquired by the various Originators or their correspondents in accordance with such Originator's applicable Underwriting Guidelines. Approximately 87.59% of the Mortgage Loans in Pool 1 were originated or acquired in accordance with the LBB Underwriting Guidelines. All of the Mortgage Loans in Pool 2 were originated by Wells Fargo Bank and were originated or acquired in accordance with the Wells Fargo Bank Underwriting Guidelines. The remainder of the Mortgage Loans included in the Trust Fund, which were originated by various Originators, were originated in accordance with such Originators' underwriting guidelines generally comparable to the general underwriting guidelines described below under "General Underwriting Guidelines." Such General Underwriting Guidelines differ among the Originators in various areas. The following are general summaries of the LBB Underwriting Guidelines, the Wells Fargo Bank Underwriting Guidelines and the General Underwriting Guidelines believed by the Depositor to be generally applied, with some variation, by the Bank, Wells Fargo Bank or each other Originator, as applicable. The following does not purport to be a complete description of the underwriting standards of the Bank, Wells Fargo Bank or the other Originators.

Lehman Brothers Bank, FSB

      General

      Lehman Brothers Bank, FSB ("LBB") is a federal savings bank chartered under the Home Owners' Loan Act and under the supervision of the Office of Thrift Supervision. LBB's home office is located in Wilmington, Delaware, and LBB also has a branch in Jersey City, New Jersey. LBB originates and purchases residential and commercial mortgage loans and engages in other permitted bank activities. LBB began originating and purchasing residential mortgage loans in 1999.

      LBB originates residential mortgage loans through its wholly-owned operating subsidiary and agent, Aurora Loan Services, LLC, a Delaware limited liability company ("Aurora"). Aurora originates loans through its Conduit, Wholesale and Retail channels, and is headquartered in Denver, Colorado. For the years 2003, 2004, and 2005, LBB has originated residential mortgage loans through Aurora of approximately $32,000,000,000, $ 44,000,000,000 and $52,000,000,000, respectively. Year-to-date funding through 9/30/06 is $27,200,000,000.

      The Conduit Division operates in two locations, Englewood, Colorado and Dallas, Texas. Conduit loans represented approximately 75% by loan origination volume ($) of Aurora's total loan production in 2005, 71% in 2006 YTD. Correspondents are approved to do business with Aurora upon completion of an application, a satisfactory background check, and execution of a Correspondent Loan Sale Agreement. Correspondents generally underwrite loans to LBB Underwriting Guidelines (as described below). Approximately 24 % of Conduit's loans in 2005, 15% in 2006 YTD were pre-underwritten by either Aurora or an independent third party underwriter (using LBB's Underwriting Guidelines) prior to purchase by LBB. Certain correspondents are given delegated underwriting authority, which is granted only to larger correspondents with adequate controls and net worth. Approximately 71% of Conduit's loans in 2005, 85% in 2006 YTD (excluding mini-bulk transactions) were underwritten by correspondents with delegated underwriting authority. A third group of correspondents sell to LBB through Aurora in "mini-bulk" transactions, in which they generally represent and warrant compliance with LBB's Underwriting Guidelines or other guidelines approved by Aurora. Approximately 5% of Conduit's loans in 2005, 3% in 2006 YTD were purchased in mini-bulk transactions.

      Some correspondents selling through mini-bulk transactions apply for and are granted authority to underwrite mortgage loans for sale to LBB using underwriting guidelines of a company other than Aurora/LBB. These are referred to "Other People's Guidelines", or OPG. The OPG are reviewed by the credit staff at Aurora to determine that they are acceptable to LBB. OPG may vary from LBB's guidelines but the products are deemed by Aurora to be substantially similar to the products produced in accordance with LBB's underwriting guidelines. OPG products made up approximately 4% of Aurora's Conduit production in 2005 and 3% of Aurora's Conduit production YTD 2006.

      The Wholesale Division operates out of two Regional Operations Centers. Wholesale production represented 24% of Aurora's total loan production in 2005, 28% in 2006 YTD. All loans in the Wholesale Division are underwritten to LBB's Underwriting Guidelines as described below. Brokers are approved to do business with Aurora upon completion of an application, a satisfactory background check, and execution of a Broker Agreement.

      The Retail Division, known as National Consumer Direct Lending, operates out of a central location in Englewood, Colorado. Retail production represented 1% of Aurora's total loan production in 2005 and 2006 YTD.

      LBB Underwriting Guidelines

      The LBB Underwriting Guidelines are generally not as strict as Fannie Mae or Freddie Mac guidelines. The LBB Underwriting Guidelines are intended to evaluate the value and adequacy of the mortgaged property as collateral and to consider the borrower's credit standing and repayment ability. On a case-by-case basis, the underwriter may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the applicable underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratios, low debt-to-income ratios, good credit history, stable employment, financial reserves, and time in residence at the applicant's current address. A significant number of the Mortgage Loans may represent underwriting exceptions.

      The LBB Underwriting Guidelines are applied in accordance with a procedure that generally requires (1) an appraisal of the mortgaged property by qualified independent appraisers, that conforms to Fannie Mae and Freddie Mac standards and (2) a review of such appraisal by the underwriter and, depending upon certain factors, including original principal balance and loan-to-value ratio of the mortgaged property, may include a review of the original appraisal by Aurora's review appraisal department.

      Each appraisal includes a market data analysis based on recent sales of comparable homes in the area. The LBB Underwriting Guidelines generally permit mortgage loans with loan-to-value ratios at origination of up to 100% (or, with respect to certain mortgage loans, up to 95%) for the highest credit-grading category, depending on the creditworthiness of the borrower, the type and use of the property, the debt-to-income ratio and the purpose of the loan application.

      Each prospective borrower completes an application that includes information with respect to the applicant's liabilities, assets, income and employment history (except with respect to certain "no documentation" mortgage loans described below), as well as certain other personal information. Each originator requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments.

      Aurora offers a number of loan products including Alt A, Classic and Mortgage Maker. Alt A loans generally provide for minimum credit score of 620 for full doc loans, 660 for reduced doc loans, maximum loan amount of $6,000,000, maximum DTI of 50%, maximum LTV of 100%, and may be of any documentation type. Alt A loans made up approximately 73% of Aurora's Conduit loans, 69% of Aurora's Retail loans, and 76% of Aurora's Wholesale loans in 2005. 2006 YTD is 49% for conduit and 71% for Wholesale/Retail.

      Classic products are generally directed to a slightly higher credit quality mortgagor than the Alt A products. They are available only on full doc loans to owner occupied or second home properties and with stated doc income guidelines to owner occupied homes. Minimum credit score for full doc owner occupied loans is 680, 720 for stated documentation and full doc second homes, maximum loan amount of $2,000,000 and maximum DTI of 45%.

      Mortgage Maker products are generally directed to a slightly lower credit quality mortgagor than the Alt A products. Mortgage Maker loans made up approximately 24% of Aurora's Conduit loans in 2005, 47% for 2006 YTD and 26% of Wholesale/Retail production for 2006 YTD. Mortgage Maker loans generally provide for minimum credit score of 620, maximum loan amount of $4,000,000, maximum DTI of 50%, maximum LTV of 95%, and may be of any documentation type.

      Second liens are offered behind each of the first lien programs described above, and generally follow the same underwriting requirements as the first lien from the same program. Mortgage Maker second liens may be placed behind an Alt-A or Classic first liens.

      Second liens accepted through the OPG process described above may be 'stand-alone' second liens, or may be concurrently funded liens, with the first lien also delivered to Aurora. All other second liens offered by Aurora through its other channels are concurrently funded with the first lien that is also delivered to Aurora. On all concurrently funded first and second lien transactions, both first and second liens must conform to the most restrictive guidelines of the applicable First or Second Lien requirements if there is a difference. Maximum loan amount is $200,000 for Alt-A and Classic second liens, $400,000 for Mortgage Maker second liens. Under the LBB Underwriting Guidelines, maximum CLTV is generally 100%.

      In each program, LBB offers an interest only option on first liens, with a minimum interest-only period generally of 5 years and a maximum interest-only period of 10 years. DTI's for interest-only loans are computed using the initial interest-only payment (or, for ARM's which will experience rate adjustments in less than twenty-four months, using the fully-indexed interest-only payment).

      LBB originates loans with different income and asset "documentation" requirements. The types of income and asset documentation include Full Doc (Alt
A), Full Doc (Other than Alt A), Limited, Stated, Stated-Stated, No Ratio, and No Documentation. Verification of employment, income and assets in a mortgage loan file is dependent on the documentation program.

      For "Full Documentation" program loans in Alt A, documentation consistent with Fannie Mae/Freddie Mac guidelines is required, which generally includes verification of current income and employment, a two-year history of previous income and employment (or for self-employed borrowers, two years of income tax returns), verification through deposit verifications of sufficient liquid assets for down payments, closing costs and reserves, and depository account statements or settlement statements documenting the funds received from the sale of the previous home.

      "Full Documentation" program loans other than Alt A do not require documentation consistent with Fannie Mae/Freddie Mac guidelines, but generally provide for verification of current income and employment, a 12-24 month history of previous income and employment (or for self-employed borrowers, one or two years of income tax returns, verification through deposit verifications of sufficient liquid assets for down payments, closing costs and reserves, and depository account statements or settlement statements documenting the funds received from the sale of the previous home.

      "Limited Documentation" loans generally provide for 6-12 months of income documentation or 6 months of personal or business bank statements.

      For "Stated Income" program loans, current employment is verified, a two-year history of previous employment is required, qualifying income is based on the stated amount provided by the prospective borrower, and deposit verifications are made to ensure sufficient liquid assets. Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required under all program guidelines (except for no documentation program guidelines).

      "Stated-Stated" program loans, are based upon Stated Income, as described above, except that there are no deposit verifications made and the asset analysis is based on the stated amount provided by the prospective borrower.

      "No Ratio" program loans require verification of current employment, a minimum of two years' history of previous employment and verification of sufficient liquid assets.

      Under "No Documentation" program guidelines, no information was obtained regarding the borrowers' income or employment and there was no verification of the borrowers' assets. The no documentation program guidelines require stronger credit profiles than the other loan programs, and have substantially more restrictive requirements for loan amounts, loan-to-value ratios and occupancy.

      Substantially all of the Mortgage Loans originated by LBB will be initially serviced by Aurora. For a description of Aurora, see "The Master Servicer" and "The Servicers--Aurora Loan Services LLC" herein.

Wells Fargo Bank, N.A., as Originator

      Wells Fargo Bank, N.A. ("Wells Fargo Bank") is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank.

      Wells Fargo Bank originates or acquires various types of residential mortgage loans, including the following:

      a. Fixed-rate mortgage loans having original terms to maturity of approximately fifteen years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for "Alt-A" mortgage loans ("Alt-A Fixed-Rate Loans");

      b. Adjustable-rate mortgage loans having original terms to maturity of approximately fifteen years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for "Alt-A" mortgage loans ("Alt-A Adjustable-Rate Loans");

      c. Fixed-rate mortgage loans having original terms to maturity of approximately fifteen years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for "Alt-B" mortgage loans ("Alt-B Fixed-Rate Loans"); and

      d. Adjustable-rate mortgage loans having original terms to maturity of approximately fifteen years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for "Alt-B" mortgage loans ("Alt-B Adjustable-Rate Loans").

      From and including 1996 and through 2005, Wells Fargo Bank and its affiliates and predecessors originated or acquired a total of $2.063 trillion of residential mortgage loans, which include the types of mortgage loans listed above as well as other types of residential mortgage loans originated or acquired by Wells Fargo Bank and its affiliates and predecessors. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated or acquired by Wells Fargo Bank (other than any mortgage loans sold to Fannie Mae, Freddie Mac and Federal Home Loan Banks or mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs) for each of the different "asset types" set forth in the table:

                                               2003                        2004                         2005
                                    -------------------------   ---------------------------  ---------------------------
                                                Aggregate                     Aggregate                    Aggregate
                                                Original                      Original                     Original
                                    No. of      Principal       No. of        Principal       No. of       Principal
Asset Type                          Loans    Balance of Loans    Loans     Balance of Loans   Loans     Balance of Loans
----------                          -----    ----------------    -----     ----------------   -----     ----------------

Alt-A Fixed-Rate Loans              7,821     $1,218,547,744     1,971        $363,156,775    1,712        $386,302,325

Alt-A Adjustable-Rate Loans         2,138       $353,752,693       500        $100,031,808    3,208        $966,796,725

Alt-B Fixed-Rate Loans              4,257       $671,401,750    10,504      $1,710,604,264   16,298      $3,032,243,542

Alt-B Adjustable-Rate Loans         1,644       $347,514,301    12,874      $2,857,345,640    6,841      $1,476,803,195

      Wells Fargo Bank's Mortgage Loan Programs

      Mortgage Loan Production Sources

      Wells Fargo Bank originates and acquires mortgage loans through a network of retail, wholesale, and correspondent offices located throughout all 50 states, the District of Columbia and the territories of the United States. Wells Fargo Bank also receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States. Wells Fargo Bank also provides information and accepts applications through the internet.

      The following are Wells Fargo Bank's primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank or borrowers referred by borrowers with mortgage loans currently serviced by Wells Fargo Bank), (ii) referrals from realtors, other real estate professionals and prospective borrowers, (iii) referrals from selected corporate clients, (iv) referrals from or originations by Wells Fargo Bank's Private Mortgage Banking division (including referrals from the private banking group of Wells Fargo Bank and other affiliated banks), which specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) referrals from or originations by several joint ventures into which Wells Fargo Bank, through its wholly owned subsidiary, Wells Fargo Ventures, LLC, has entered with realtors and banking institutions (the "Joint Ventures") and (vi) referrals from mortgage brokers and similar entities. In addition to its own mortgage loan originations, Wells Fargo Bank acquires qualifying mortgage loans from other unaffiliated originators ("Correspondents"). See "--Acquisition of Mortgage Loans from Correspondents" below. The relative contribution of each of these sources to Wells Fargo Bank's origination business, measured by the volume of loans generated, tends to fluctuate over time.

      Wells Fargo Ventures, LLC owns at least a 50% interest in each of the Joint Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers. Mortgage loans that are originated by Joint Ventures in which Wells Fargo Bank's partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by Wells Fargo Bank in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by Wells Fargo Bank or affiliates of Wells Fargo Bank.

      Wells Fargo Bank may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank) through general solicitations. Such solicitations are made through mass mailings and television, radio and print advertisements.

      A majority of Wells Fargo Bank's corporate clients are companies that sponsor relocation programs for their employees and in connection with which Wells Fargo Bank provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer's providing financial assistance to the relocating employee in connection with a job-required move. Although subsidy loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. Not all relocation loans are generated by Wells Fargo Bank through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through Wells Fargo Bank's acquisition of mortgage loans from other originators. Also among Wells Fargo Bank's corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of Wells Fargo Bank mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

      Acquisition of Mortgage Loans from Correspondents

      In order to qualify for participation in Wells Fargo Bank's mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to Wells Fargo Bank for consistency with Wells Fargo Bank's underwriting guidelines and represent that each loan was underwritten in accordance with Wells Fargo Bank standards and (v) utilize the services of qualified appraisers.

      The contractual arrangements with Correspondents may involve the commitment by Wells Fargo Bank to accept delivery of a certain dollar amount of mortgage loans over a period of time. This commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the Correspondent. The contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such Correspondents ("Delegated Underwriting"), which will result in Wells Fargo Bank not performing any underwriting functions prior to acquisition of the loan but instead relying on such Correspondents' representations and, in the case of bulk purchase acquisitions from such Correspondents, Wells Fargo Bank's post-purchase reviews of samplings of mortgage loans acquired from such Correspondents regarding the Correspondents' compliance with Wells Fargo Bank's underwriting standards. In all instances, however, acceptance by Wells Fargo Bank is contingent upon the loans being found to satisfy Wells Fargo Bank's program standards. Wells Fargo Bank may also acquire mortgage loans in negotiated transactions under which the mortgage loans may have been originated by the seller or another third party according to underwriting standards that may have varied materially from Wells Fargo Bank's general or modified underwriting standards.

      Mortgage Loan Underwriting

      The Mortgage Loans have been underwritten in accordance with one or more of the following: (i) Wells Fargo Bank's "general" underwriting standards, (ii) Wells Fargo Bank's modified underwriting standards that have been applied in the underwriting of mortgage loans under Wells Fargo Bank's "alternative" mortgage loan underwriting program, and (iii) the underwriting standards of participants in Wells Fargo Bank's non-agency conduit program.

      General Standards

      Wells Fargo Bank's underwriting standards are applied by or on behalf of Wells Fargo Bank to evaluate the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower's means of support and the borrower's credit history. Wells Fargo Bank's guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain Mortgage Loans, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process.

      Wells Fargo Bank supplements the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac's Loan Prospector, Fannie Mae's Desktop Underwriter or scoring systems developed by private mortgage insurance companies. These scoring systems assist Wells Fargo Bank in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes. Such objective measures are then used to evaluate loan applications and assign each application a "Mortgage Score."

      The portion of the Mortgage Score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower's credit patterns are then considered in order to derive a "FICO Score" which indicates a level of default probability over a two-year period.

      The Mortgage Score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the Mortgage Score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory Mortgage Score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.

      With respect to all mortgage loans underwritten by Wells Fargo Bank, Wells Fargo Bank's underwriting of a mortgage loan may be based on data obtained by parties other than Wells Fargo Bank that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to an alternative approval process, as when Correspondents, certain mortgage brokers or similar entities that have been approved by Wells Fargo Bank to process loans on its behalf, or independent contractors hired by Wells Fargo Bank to perform underwriting services on its behalf ("contract underwriters") make initial determinations as to the consistency of loans with Wells Fargo Bank underwriting guidelines. Wells Fargo Bank may also permit these third parties to utilize scoring systems in connection with their underwriting process. The underwriting of mortgage loans acquired by Wells Fargo Bank pursuant to a Delegated Underwriting arrangement with a Correspondent is not reviewed prior to acquisition of the mortgage loan by Wells Fargo Bank although the mortgage loan file is reviewed by Wells Fargo Bank to confirm that certain documents are included in the file. In addition, in order to be eligible to sell mortgage loans to Wells Fargo Bank pursuant to a Delegated Underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines. See "--Acquisition of Mortgage Loans from Correspondents" above.

      A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant's financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant's credit history with merchants and lenders. Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying Mortgage Score.

      Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant's ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower's payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant's payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant's present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by Wells Fargo Bank, but Wells Fargo Bank's underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained. In some cases, employment histories may be obtained through one of various employment verification sources, including the borrower's employer, employer-sponsored web sites, or third-party services specializing in employment verifications. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo Bank accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant's employer or by means of the applicant's most recent paystub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells Fargo Bank to have been underwritten with "full documentation." In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including nonoccupant co-mortgagors, are combined and considered as a unit.

      In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed a certain maximum level. Such maximum level varies depending on a number of factors including Loan-to-Value Ratio, a borrower's credit history, a borrower's liquid net worth, the potential of a borrower for continued employment advancement or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower's Mortgage Score and the type of loan for which the borrower is applying. These calculations are based on the amortization schedule and the interest rate of the related loan, with the ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor's total debt for purposes of such ratio may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In evaluating applications for subsidy loans and buy-down Loans, the ratio is determined by including in the applicant's total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate lower than the mortgage interest rate but higher than the effective rate to the mortgagor as a result of the subsidy agreement or the buy-down agreement. In the case of the mortgage loans of certain applicants referred by Wells Fargo Bank's Private Mortgage Banking division, qualifying income may be based on an "asset dissipation" approach under which future income is projected from the assumed liquidation of a portion of the applicant's specified assets. In evaluating an application with respect to a "non-owner-occupied" property, which Wells Fargo Bank defines as a property leased to a third party by its owner (as distinct from a "second home," which Wells Fargo Bank defines as an owner-occupied, non-rental property that is not the owner's principal residence), Wells Fargo Bank will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant's monthly gross income or total monthly debt in calculating the foregoing ratio. A mortgage loan secured by a two-to-four-family Mortgaged Property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower's ability to repay the mortgage loan. Wells Fargo permits debt-to-income ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

      Secondary financing may be provided by Wells Fargo Bank, any of its affiliates or other lenders simultaneously with the origination of the first lien mortgage loan. Wells Fargo Bank or one of its affiliates may provide such secondary financing in the form of a flexible home equity line of credit, the available balance under which may increase on a quarterly basis by one dollar for each dollar applied in payment of the principal balance of the first lien mortgage loan during the preceding quarter (any such loan, a "Home Asset ManagementSM Account Loan"). In addition, the available balance of such line of credit may be eligible for increase on an annual basis by one dollar for each dollar, if any, by which the value of the related Mortgaged Property has increased over the prior year, as determined pursuant to a statistically derived home price index. The payment obligations under both primary and secondary financing are included in the computation of the debt-to-income ratio, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after origination of the first lien mortgage loan.

      Mortgage Loans will not generally have had at origination a Loan-to-Value Ratio in excess of 95%. The "Loan-to-Value Ratio" is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than 180 days prior to origination. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its mortgage originations, Wells Fargo Bank currently obtains appraisals through Valuation Information Technology, LLC (doing business as RELS Valuation) ("RELS"), an entity jointly owned by an affiliate of Wells Fargo Bank and an unaffiliated third party.

      The appraisal of any Mortgaged Property reflects the individual appraiser's judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a Mortgaged Property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain Mortgaged Properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such Mortgaged Properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data.

      Wells Fargo Bank originates mortgage loans with Loan-to-Value Ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the excess over 75% (or such other lower percentage as Wells Fargo Bank may require at origination) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%. In cases for which such primary mortgage insurance is not obtained, loans having Loan-to-Value Ratios exceeding 80% are required to be secured by primary residences or second homes (excluding cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the Loan-to-Value Ratios been 80% or less or had primary mortgage insurance been obtained.

      Except as described below, Mortgage Loans will generally be covered by an appropriate standard form American Land Title Association title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac.

      Modified Standards

      In comparison to Wells Fargo Bank's "general" underwriting standards described above, the underwriting standards applicable to mortgage loans under Wells Fargo Bank's "alternative" mortgage loan underwriting program permit different underwriting criteria, additional types of mortgaged properties or categories of borrowers such as "foreign nationals" without a FICO Score who hold certain types of visas and have acceptable credit references (such Mortgage Loans, "Foreign National Loans"), and include certain other less restrictive parameters. Generally, relative to the "general" underwriting standards, these standards include higher loan amounts, higher maximum Loan-to-Value Ratios, higher maximum "combined" Loan-to-Value Ratios (in each case, relative to Mortgage Loans with otherwise similar characteristics) in cases of simultaneous primary and secondary financings, less restrictive requirements for "equity take out" refinancings, the removal of limitations on the number of permissible mortgage loans that may be extended to one borrower financing a primary residence and the ability to originate mortgage loans with Loan-to-Value Ratios in excess of 80% without the requirement to obtain primary mortgage insurance if such loans are secured by cooperatives or investment properties.

      On July 10, 2006, Wells Fargo Bank implemented new expanded financing solutions for underwriting their "alternative" mortgage loans (the "EFA Program"). Under the EFA Program, mortgage loans are divided into two general categories, "Alt-A Prime" and "Alt-A Minus". Borrower and mortgage loan characteristics will determine whether a mortgage loan falls within the Alt-A Prime or Alt-A Minus category. The differences between these categories are discussed herein. All "alternative" mortgage loan originated by Wells Fargo Bank on and after July 10, 2006, were originated under the EFA Program guidelines. Unless otherwise specified, the descriptions contained herein are applicable to loans originated before and after the implementation of the EFA Program.

      For mortgage loans originated under the EFA Program, if the property is a second home or investment property, the borrower is not permitted to finance more than six one-to-four family residences (including the borrower's primary residence) with Wells Fargo Bank. If the property is a primary residence, there is no limitation on the number of one-to-four-family residences that a borrower may finance with Wells Fargo Bank.

      Generally, Wells Fargo Bank requires primary mortgage insurance for all Alt-A Prime mortgage loans. For Alt-A Prime mortgage loans the primary insurance is paid by the borrower and for Alt-A Minus mortgage loans the primary mortgage insurance is paid by Wells Fargo Bank. In cases where primary mortgage insurance is obtained, the percentage of the unpaid principal balances of the mortgage loans as set forth in the following table (the "Coverage Percentage") will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company, typically until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%.

      The Coverage Percentages generally required by Wells Fargo Bank at various levels of Loan-to-Value Ratios and documentation types are as follows:

                              Coverage Percentages

                                                   Category I      Category II
Loan-to-Value Ratios    Documentation Types      Mortgage Loans   Mortgage Loans
  97.01% to 100.00%      Full documentation            35%              30%
  95.01% to 97.00%       Full documentation            30%              25%
  90.01% to 95.00%    All documentation levels         30%              25%
  85.01% to 90.00%    All documentation levels         25%              12%
  80.01% to 85.00%    All documentation levels         12%              6%

      "Category I Mortgage Loans" includes Mortgage Loans with terms to maturity in excess of 20 years.

      "Category II Mortgage Loans" includes Mortgage Loans with terms to maturity of less than or equal to 20 years.

      Under a program available to eligible borrowers who meet certain underwriting criteria and for which program a minimum downpayment of only 3% is required, mortgage loans may be originated with Loan-to-Value Ratios between 95.01% and 97% with the application of less restrictive maximum qualifying ratios of borrower monthly housing debt or total monthly debt obligations to borrower monthly income and reduced minimum requirements for primary mortgage insurance coverage ("3% Solution Loans").

      With respect to mortgaged property types, mortgage loans may be secured by shares in cooperative housing corporations, manufactured homes, investment properties permitted under less stringent guidelines, condotels (features of which may include maid service, a front desk or resident manager, rental pools and up to 20% of commercial space), and the mortgaged properties may represent an unusually high percentage of land vs. structure or have other unique characteristics.

      In connection with its "Mortgage Express alternative-A" program ("Alt-B"), which was in effect prior to July 10, 2006, Wells Fargo Bank established classifications with respect to the credit profile of the applicant, and each loan was placed into one of thirteen credit levels denoted as "F9 through F1," with certain levels subdivided by Stated Reduced, as described in the table below. Terms of mortgage loans originated by Wells Fargo Bank under the Alt-B program, as well as maximum loan-to-value ratios, vary depending on the credit level classification of the applicant. Loan applicants with less favorable credit profiles generally were restricted to consideration for loans with higher interest rates, lower maximum loan amounts and lower loan-to-value ratios than applicants with more favorable credit profiles. Except for loans originated under the "No Ratio" program, the maximum total debt to gross income ratio for each credit level is generally 50%. Subject to the consideration of certain compensating factors described below, the general criteria used by Wells Fargo Bank's underwriting staff in classifying loan applicants were as follows:

                                                                                                                Maximum Combine
       Credit                        Existing Mortgage                                       Credit Bureau       Loan to Value
       Level                             History                      Documentation Type        Score*              Ratio**
-------------------  -----------------------------------------------  -------------------  -----------------  -------------------
F9                   2 x 30;  Mortgage or rent payments no more than  No documentation         700 or higher       95% CLTV @
                     30 days late at application  time and a maximum                                             LTV < 95%
                     of two  30-day  late  payments  in the  last 12
                     months
-------------------  -----------------------------------------------  -------------------  -----------------  -------------------
F8                   2 x 30;  Mortgage or rent payments no more than  No documentation               660-699       95% CLTV @
                     30 days late at application  time and a maximum                                             LTV <95%
                     of two  30-day  late  payments  in the  last 12
                     months
-------------------  -----------------------------------------------  -------------------  -----------------  -------------------
F7                   0 x 30;  Mortgage or rent payments no more than  No documentation               620-659       95% CLTV @
                     30 days late at application  time and no 30-day                                             LTV <95%
                     late payments in the last 12 months
-------------------  -----------------------------------------------  -------------------  -----------------  -------------------
F6                   2 x 30;  Mortgage or rent payments no more than  Stated with option       700 or higher       95% CLTV @
                     30 days late at application  time and a maximum  of verification of                         LTV <95%
                     of two  30-day  late  payments  in the  last 12  assets; maximum
                     months                                           debt-to-income
                                                                      ratio of 50%
-------------------  -----------------------------------------------  -------------------  -----------------  -------------------
F6 Stated Reduced    1 x 30;  Mortgage or rent payments no more than  Stated with option       700 or higher       95% CLTV @
                     30 days late at application  time and a maximum  of verification of                         LTV <80%
                     of one  30-day  late  payment  in the  last  12  assets; maximum
                     months                                           debt-to-income
                                                                      ratio of 50%
-------------------  -----------------------------------------------  -------------------  -----------------  -------------------
F5                   2 x 30;  Mortgage or rent payments no more than  Stated with option             660-699       95% CLTV @
                     30 days late at application  time and a maximum  of verification of                         LTV <95%
                     of two  30-day  late  payments  in the  last 12  assets; maximum
                     months                                           debt-to-income
                                                                      ratio of 50%
-------------------  -----------------------------------------------  -------------------  -----------------  -------------------
F5 Stated Reduced    1 x 30;  Mortgage or rent payments no more than  Stated with option             660-699       95% CLTV @
                     30 days late at application  time and a maximum  of verification of                         LTV <80%
                     of one  30-day  late  payment  in the  last  12  assets; maximum
                     months                                           debt-to-income
                                                                      ratio of 50%
-------------------  -----------------------------------------------  -------------------  -----------------  -------------------
F4                   0 x 30;  Mortgage or rent payments no more than  Stated with option             640-659       95% CLTV @
                     30 days late at application  time and no 30-day  of verification of                         LTV <95%
                     late payments in the last 12 months              assets; maximum
                                                                      debt-to-income
                                                                      ratio of 50%
-------------------  -----------------------------------------------  -------------------  -----------------  -------------------
F4 Stated Reduced    1 x 30;  Mortgage or rent payments no more than  Stated with option             640-659       95% CLTV @
                     30 days late at application  time and a maximum  of verification of                         LTV <80%
                     of one  30-day  late  payment  in the  last  12  assets; maximum
                     months                                           debt-to-income
                                                                      ratio of 50%
-------------------  -----------------------------------------------  -------------------  -----------------  -------------------
F3                   0 x 30;  Mortgage or rent payments no more than  Stated with option             620-639       95% CLTV @
                     30 days late at application  time and no 30-day  of verification of                         LTV <95%
                     late payments in the last 12 months              assets; maximum
                                                                      debt-to-income
                                                                      ratio of 50%
-------------------  -----------------------------------------------  -------------------  -----------------  -------------------
F3 Stated Reduced    1 x 30;  Mortgage or rent payments no more than  Stated with option             620-639       95% CLTV @
                     30 days late at application  time and a maximum  of verification of                         LTV <80%
                     of one  30-day  late  payment  in the  last  12  assets; maximum
                     months                                           debt-to-income
                                                                      ratio of 50%
-------------------  -----------------------------------------------  -------------------  -----------------  -------------------
F2                   2 x 30;  Mortgage or rent payments no more than  No Ratio with            600 or higher       95% CLTV @
                     30 days late at application  time and a maximum  option of                                  LTV <95%
                     of two  30-day  late  payments  in the  last 12  verification of
                     months                                           assets
-------------------  -----------------------------------------------  -------------------  -----------------  -------------------
F1                   0 x 30;  Mortgage or rent payments no more than  No Ratio with                  620-659       95% CLTV @
                     30 days late at application  time and no 30-day  option of                                  LTV <95%
                     late payments in the last 12 months              verification of
                                                                      assets

----------
* Lower of two, middle of three credit bureau scores used. If only one credit bureau score is obtained, then that score is used.
** The maximum loan-to-value ratios and combined loan-to-value ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan, the level of documentation, the type of mortgaged property and whether or not the mortgaged property is owner-occupied. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related mortgage loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of a mortgage loan. 100% CLTV allowed when verification of assets option chosen, with loan amounts less than or equal to $500,000 and LTV less than or equal to 80%.

      For the purpose of assigning (a) the credit levels designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) were counted as a single late payment of such delinquency characterization and (b) the credit levels, other than those designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are each counted as an additional occurrence of such delinquency characterization. Wells Fargo Bank used the foregoing categories and characteristics as guidelines only. On a case-by case basis, Wells Fargo Bank may have made the determination that the prospective borrower warrants loan parameters beyond those shown above based upon the presence of acceptable compensating factors. Examples of compensating factors include, but are not limited to, loan-to-value ratio, debt-to-income ratio, long-term stability of employment and/or residence, statistical credit scores, verified cash reserves or reduction in overall monthly expenses.

      The Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-B program had loan terms of 15, 20 or 30 years and fully amortize over such terms. The principal amounts of the Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-B program generally range from a minimum of $10,000 to a maximum of $1,000,000. Wells Fargo Bank generally did not originate or acquire any Mortgage Loans under the Alt-B program for which the Loan-to-Value Ratio at origination exceeds 100% or for which the combined loan-to-value ratio at origination exceeds 100% in the event of concurrent secondary financing. The Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-B program are generally secured by single-family detached residences, condominium units or two-to-four-family residences, and such properties may or may not be occupied by the owner. It is Wells Fargo Bank's policy not to accept commercial properties or unimproved land as collateral for Mortgage Loans originated under the Alt-B program. Wells Fargo Bank may have, however, accepted mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

      The Alt-B program includes No Ratio Loans, No Documentation Loans, Stated Loans and Stated Reduced Loans.

      Under the EFA Program, Wells Fargo Bank revised its underwriting program to include expanded credit score requirements and loan-to-value ratios and combined loan-to-value ratios, higher loan amounts and more documentation types and property types. The Mortgage Loans originated or acquired by Wells Fargo Bank under the EFA Program include the following: Fixed Rate Loans with terms of 15, 20 or 30 years which fully amortize over such terms; 30- and 40-year Balloon Loans; and various types of Adjustable Rate Loans. The principal amounts of the Mortgage Loans originated or acquired by Wells Fargo Bank under the EFA Program generally range from a minimum of $300,000 to a maximum of $6,000,000 for Alt-A Prime and from a minimum of $400,000 to a maximum of $4,000,000 for Alt-A Minus.

      To be eligible for Alt-A Prime, a borrower must have (i) a minimum FICO Score of 680 and (ii) a mortgage or rent history with (a) no mortgage or rent payments 30 days late at application time, (b) no mortgage or rent payments 60 days late in the last twelve months, (c) no more than two 30-day late mortgage or rent payments in the last twelve months and (d) no rolling late payments. To be eligible for Alt-A Minus, a borrower must have (i) a minimum FICO Score of 620 and (ii) a mortgage or rent history with (a) no mortgage or rent payments 30 days late at application time, (b) no mortgage or rent payments 60-days late in the last twelve months, (c) no more than two 30-day late mortgage or rent payments in the last twelve months and (d) no more than six rolling late payments for delinquencies no longer than 30 days. Wells Fargo Bank generally does not originate or acquire any Mortgage Loans under the EFA Program for which the Loan-to-Value Ratio at origination exceeds 100% or for which the combined loan-to-value ratio at origination exceeds 100% in the event of concurrent secondary financing. The Mortgage Loans originated or acquired by Wells Fargo Bank under the EFA Program are generally secured by single-family detached residences, planned unit developments, condotels, condominium units, unwarrantable condominium units or two-to-four-family residences, and such properties may or may not be occupied by the owner. It is Wells Fargo Bank's policy not to accept commercial properties or unimproved land as collateral for Mortgage

Loans originated under the EFA Program. Wells Fargo Bank, will, however, accept mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

      The EFA program includes No Ratio Loans with a borrower's option to have assets verified, Stated Loans with a borrower's option to have assets verified, Full Documentation Loans and No Documentation Loans.

      The following table sets forth the different documentation types, occupancy types, maximum loan amounts and maximum loan-to-value ratios and combined loan-to-value ratios for the Alt-A Prime and Alt-A Minus mortgage loans originated under the EFA Program:

                                                                                     Maximum Loan       Maximum Combined
                                                   Occupancy         Maximum           to Value          Loan to Value
  Credit Level          Documentation Type           Type           Loan Amount         Ratio**              Ratio**
------------------    -----------------------    -------------     -------------    ---------------    -------------------
Alt-A Prime           Full Documentation         Owner              $6,000,000           100%                 100%
                                                 occupied
------------------    -----------------------    -------------     -------------    ---------------    -------------------
Alt-A Prime           Full Documentation         Second home       $6,000,000*           95%                  100%
------------------    -----------------------    -------------     -------------    ---------------    -------------------
Alt-A Prime           Full Documentation         Non-owner          $4,000,000           90%                  100%
                                                 occupied
------------------    -----------------------    -------------     -------------    ---------------    -------------------
Alt-A Prime           Stated with option of      Owner              $6,000,000           95%                  100%
                      verification of assets     occupied
------------------    -----------------------    -------------     -------------    ---------------    -------------------
Alt-A Prime           Stated with option of      Second home       $6,000,000*           90%                  90%
                      verification of assets
------------------    -----------------------    -------------     -------------    ---------------    -------------------
Alt-A Prime           Stated with option of      Non-owner          $4,000,000           90%                  90%
                      verification of assets     occupied
------------------    -----------------------    -------------     -------------    ---------------    -------------------
Alt-A Prime           No Ratio with option       Owner              $4,000,000           95%                  100%
                      of verification of         occupied
                      assets
------------------    -----------------------    -------------     -------------    ---------------    -------------------
Alt-A Prime           No Ratio with option       Second home       $4,000,000*           90%                  90%
                      of verification of
                      assets
------------------    -----------------------    -------------     -------------    ---------------    -------------------
Alt-A Prime           No Ratio with option       Non-owner          $3,000,000           90%                  90%
                      of verification of         occupied
                      assets
------------------    -----------------------    -------------     -------------    ---------------    -------------------
Alt-A Prime           No Documentation           Owner              $3,000,000           95%                  95%
                                                 occupied
------------------    -----------------------    -------------     -------------    ---------------    -------------------
Alt-A Prime           No Documentation           Second home        $3,000,000           80%                  80%
------------------    -----------------------    -------------     -------------    ---------------    -------------------
Alt-A Prime           No Documentation           Non-owner          $1,000,000           75%                  75%
                                                 occupied
------------------    -----------------------    -------------     -------------    ---------------    -------------------
Alt-A Minus           Full Documentation         Owner              $4,000,000           100%                 100%
                                                 occupied
------------------    -----------------------    -------------     -------------    ---------------    -------------------
Alt-A Minus           Full Documentation         Second home        $4,000,000           95%                  100%
------------------    -----------------------    -------------     -------------    ---------------    -------------------
Alt-A Minus           Full Documentation         Non-owner          $3,000,000           90%                  100%
                                                 occupied
------------------    -----------------------    -------------     -------------    ---------------    -------------------
Alt-A Minus           Stated with option of      Owner              $4,000,000           95%                  100%
                      verification of assets     occupied
------------------    -----------------------    -------------     -------------    ---------------    -------------------
Alt-A Minus           Stated with option of      Second home        $2,000,000           90%                  90%
                      verification of assets
------------------    -----------------------    -------------     -------------    ---------------    -------------------
Alt-A Minus           Stated with option of      Non-owner          $2,000,000           90%                  90%
                      verification of assets     occupied
------------------    -----------------------    -------------     -------------    ---------------    -------------------
Alt-A Minus           No ratio with option       Owner              $4,000,000           95%                  100%
                      of verification of         occupied
                      assets
------------------    -----------------------    -------------     -------------    ---------------    -------------------
Alt-A Minus           No ratio with option       Second home       $2,000,000*           90%                  90%
                      of verification of
                      assets
------------------    -----------------------    -------------     -------------    ---------------    -------------------
Alt-A Minus           No ratio with option       Non-owner          $1,000,000           90%                  90%
                      of verification of         occupied
                      assets
------------------    -----------------------    -------------     -------------    ---------------    -------------------
Alt-A Minus           No Documentation           Owner              $2,000,000           95%                  95%
                                                 occupied
------------------    -----------------------    -------------     -------------    ---------------    -------------------
Alt-A Minus           No Documentation           Second home       $2,000,000*           75%                  75%
------------------    -----------------------    -------------     -------------    ---------------    -------------------
Alt-A Minus           No Documentation           Non-owner           $750,000            75%                  75%
                                                 occupied

----------
* The maximum loan amounts are subject to downward adjustment based upon certain factors including property type and purpose of the mortgage loan.
** The maximum loan-to-value ratios and combined loan-to-value ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan and the type of mortgaged property. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo

      Bank or of which Wells Fargo Bank is aware at the time of funding of the related First Lien Home Mortgage Loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the First Lien Home Mortgage Loan.

      Borrowers who satisfy certain guidelines regarding credit history may have been approved under a "No Ratio" program (such Mortgage Loans, "No Ratio Loans") or under a "No Documentation" program (such Mortgage Loans, "No Documentation Loans"). In the case of No Ratio Loans, the borrowers would not have been required to provide any information in their loan application regarding their income nor would there have been the calculation of any ratios, as part of the loan underwriting decision, of the borrower's expected monthly housing debt or total monthly debt obligations to the borrower's monthly income. In connection with such No Ratio program, the borrower has the option to have assets verified and certain minimum "cash reserves" are required. In the case of No Documentation Loans, borrowers may not have been required to provide any information in their loan application regarding their employment and in that instance employment would not have been verified. Also, in the case of No Documentation Loans, borrowers would not have been required to provide any information in their loan application regarding their income or assets.

      In the case of the "Stated" program (such Mortgage Loans, "Stated Loans"), the borrower's income would not have been verified and the borrower has the option to have assets verified and certain minimum "cash reserves" are required. Under the Stated program the borrower's employment, income sources and assets must be stated on the signed loan application. The borrower's income as stated must be reasonable for the borrower's occupation as determined at the discretion of the loan underwriter. Similarly, the borrower's assets as stated must be reasonable for the borrower's income as determined at the discretion of the loan underwriter.

      In certain circumstances borrowers who do not qualify for other reduced documentation programs may qualify for the "Stated Reduced" program (such Mortgage Loans, "Stated Reduced Loans"). Maximum Loan-to-Value Ratios are lower under the Stated Reduced program than for other reduced documentation programs. In the case of Stated Reduced Loans, the borrower's income would not have been verified, the borrower's assets may have been verified and certain minimum "cash reserves" required. Under the Stated Reduced program the borrower's employment, income sources and assets must be stated on the signed loan application. The borrower's income as stated must be reasonable for the borrower's occupation as determined in the discretion of the loan underwriter. Similarly, the borrower's assets as stated must be reasonable for the borrower's occupation as determined in the discretion of the loan underwriter. The Stated Reduced program is not available for any mortgage loans originated under the guidelines of the EFA Program.

      In the case of the "Full Documentation" program (such Mortgage Loans, "Full Documentation Loans"), all sections of the mortgage loan application must be complete with borrower's employment, income and assets. A minimum of two years of continuous employment or source of income must be disclosed for each borrower. Generally, self-employed borrowers should have at least a two-year history in the same business in the same market area and must provide previous year's W-2 and current pay stub with year-to-date earnings or, if unavailable, must provide previous year's tax return. For loans originated under the Full Documentation program, a verbal verification of employment is required and assets must be disclosed, documented and verified. In addition, Full Documentation Loans are subject to a maximum debt-to-income ratio of 55%.

      Wells Fargo Bank's underwriting of every Mortgage Loan submitted (as to which underwriting authority has not been delegated) consists of a credit review. In addition, Wells Fargo Bank's underwriting of every Mortgage Loan submitted consists of a separate appraisal conducted by (i) a third-party appraiser, (ii) an appraiser approved by RELS, or (iii) RELS itself. Appraisals generally conform to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. All appraisals are subject to an internal appraisal review by the loan underwriter irrespective of the loan-to-value ratio, the amount of the Mortgage Loan or the identity of the appraiser. Certain loans require a third-party review in the form of either a desk review or field review. At the discretion of Wells Fargo Bank, each Mortgage Loan is subject to further review in the form of a desk review, field review or additional full appraisal.

      Underwriter Discretion

      During the second calendar quarter of 2005, Wells Fargo Bank initiated a program designed to encourage its mortgage loan underwriting staff to prudently, but more aggressively, utilize the underwriting discretion already granted to them under Wells Fargo Bank's underwriting guidelines and policies. This initiative was viewed by management as necessary and desirable to make prudent loans available to customers where such loans may have been denied in the past because of underwriter hesitancy to maximize the use of their ability to consider compensating factors as permitted by the underwriting guidelines. There can be no assurance that the successful implementation of this initiative will not result in an increase in the incidence of delinquencies and foreclosures, or the severity of losses, among mortgage loans underwritten in accordance with the updated philosophy, as compared to mortgage loans underwritten prior to the commencement of the initiative.

General Underwriting Guidelines

      The General Underwriting Guidelines used by Originators other than the Bank and Wells Fargo Bank are generally intended to evaluate the credit risk of mortgage loans made to borrowers with imperfect credit histories, ranging from minor delinquencies to bankruptcy, or borrowers with relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. In addition, such guidelines also evaluate the value and adequacy of the Mortgaged Property as collateral. On a case by case basis, the Originators may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the applicable underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, relatively low ratio, relatively low debt-to-income ratio, good credit history, stable employment, financial reserves, and time in residence at the applicant's current address. A significant number of the Mortgage Loans may represent such underwriting exceptions.

      Under the General Underwriting Guidelines, the Originators review and verify the loan applicant's sources of income (except under the stated income programs), calculate the amount of income from all such sources indicated on the loan application or similar documentation, review the credit history of the applicant and calculate the debt-to-income ratio to determine the applicant's ability to repay the loan, and review the Mortgaged Property for compliance with the General Underwriting Guidelines. The General Underwriting Guidelines are applied in accordance with a procedure that generally requires (i) an appraisal of the Mortgaged Property that conforms to Fannie Mae and Freddie Mac standards and (ii) a review of such appraisal, which review may be conducted by the Originator's staff appraiser or representative and, depending upon the amount of property data available, the original principal balance and loan-to-value ratio of the Mortgaged Property, may include a review of the original appraisal or a drive-by review appraisal of the Mortgaged Property. The General Underwriting Guidelines generally permit single-family loans with loan-to-value ratios at origination of up to 90% (or, with respect to certain Mortgage Loans, up to 100%) for the highest credit grading category, depending on the creditworthiness of the mortgagor and, in some cases, the type and use of the property and the debt-to-income ratio. Under the General Underwriting Guidelines, the maximum combined loan-to-value ratio for purchase money mortgage loans may differ from those applicable to refinancings.

      The Mortgage Loans were originated on the basis of loan application packages submitted through mortgage brokerage companies or at the related Originator's retail branches or were purchased from originators approved by the Originators. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to the Originator for approval and funding. The mortgage brokerage companies receive all or a portion of the loan origination fee charged to the mortgagor at the time the loan is made.

      Each prospective borrower completes an application that includes information with respect to the applicant's liabilities, income (except with respect to certain "no documentation" mortgage loans described below) and employment history, as well as certain other personal information. Each Originator requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and (to the extent reported) any record of payment defaults, bankruptcy, repossession, suits or judgments.

      Mortgaged Properties that secure mortgage loans are generally appraised by qualified independent appraisers. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Except with respect to purchase money mortgage loans, independent appraisals are generally reviewed by the related Originators before the loan is funded, and a drive-by review or appraisal is generally performed in connection with loan amounts over a certain predetermined dollar amount established for each state or when property data is unavailable. With respect to purchase money mortgage loans, an independent appraisal may or may not be reviewed by the Originator.

      The General Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac. Mortgagors who qualify under the General Underwriting Guidelines generally have payment histories and debt ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The General Underwriting Guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors. Because such General Underwriting Guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard. See "Risk Factors--Risks Related to Higher Expected Delinquencies of the Mortgage Loans" herein.

      In general, a substantial majority of the Mortgage Loans were originated consistent with and generally conform to "full documentation," "limited documentation," or "stated documentation" residential loan programs. Under each of such programs, the related Originator generally reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the type and use of the property being financed. The General Underwriting Guidelines require that mortgage loans be underwritten according to a standardized procedure that complies with applicable federal and state laws and regulations and requires the Originator's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, supports the outstanding loan balance. The General Underwriting Guidelines permit two to four family loans to have loan-to-value ratios at origination of generally up to 90% (or, in certain cases, 100%), depending on, among other things, the loan documentation program, the purpose of the mortgage loan, the mortgagor's credit history, and repayment ability, as well as the type and use of the property. With respect to mortgage loans secured by Mortgaged Properties acquired by a mortgagor under a "lease option purchase," the loan-to-value ratio of the related mortgage loan is generally based on the appraised value at the time of origination of such mortgage loan.

      Certain of the Mortgage Loans were originated under "no documentation" programs pursuant to which no information was obtained regarding the borrower's income or employment and there was no verification of the borrower's assets.

      Under the Full Documentation programs, applicants generally are required to submit two written forms of verification of stable income for 12 to 24 months, depending on the particular Originator and its guidelines. Under the Limited Documentation programs, generally one such form of verification is required for 6 or 12 months, depending upon the practices of the applicable Originator. Under the Stated Documentation programs, generally an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs typically require that with respect to each applicant, there be a telephone verification of the applicant's employment. Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required under the Full Documentation program guidelines, except, with respect to certain Originators, in the case of mortgage loans with loan-to-value ratios below a specified level. Generally, no such verification is required under the other programs.

      Under the General Underwriting Guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor's credit history and debt ratio. In general, higher credit risk mortgage loans are graded in categories that permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the Underwriting Guidelines establish lower maximum loan-to-value ratios and maximum loan amounts for loans graded in such categories.

      A substantial portion of the Mortgage Loans were classified by the related Originators in relatively low (i.e., relatively higher risk) credit categories. The incidence of delinquency, default and bankruptcy with respect to such

Mortgage Loans is expected to be greater than if such Mortgage Loans had been classified in relatively higher categories.

                               The Master Servicer

      Aurora Loan Services LLC will act as Master Servicer under the Trust Agreement. For more information regarding Aurora in its capacity as Master Servicer, see "Aurora Loan Services LLC--General" and "Aurora Loan Services LLC--Master Servicing" in the prospectus.

      As Master Servicer, Aurora will monitor the performance of the Servicers in accordance with the provisions of the underlying servicing agreements and the Trust Agreement. Aurora will not be ultimately responsible for the servicing of the Mortgage Loans except in cases where Aurora is also a Servicer or where, through the exercise of its master servicing obligations, it becomes a successor Servicer. See "Servicing of Loans--Certain Matters Regarding the Master Servicer" in the prospectus for additional information concerning the limitation of Aurora's liability as Master Servicer.

                                  The Servicers

General

      The Mortgage Loans included in the Trust Fund will initially be serviced by Aurora, IndyMac, Wells Fargo Bank and various other servicers. Aurora and IndyMac will service approximately 88.90% and 10.24%, respectively, (in each case, as a percentage of the Cut-off Date Balance) of the Mortgage Loans in Pool
1. Wells Fargo Bank will service all of the Mortgage Loans in Pool 2. Substantially all of the Mortgage Loans serviced by Aurora may be subject to a servicing transfer at any time, in accordance with the provisions of the trust agreement. See "Risk Factors--Delinquencies Due to Servicing Transfer" in this prospectus supplement and in the prospectus.

Aurora Loan Services LLC

      On the Closing Date, Aurora will service approximately 88.90% of the Pool 1 Mortgage Loans (by Cut-off Date Balance). For more information regarding Aurora in its capacity as a Servicer, see "Aurora Loan Services LLC--General," "Aurora Loan Services LLC--Servicing--Total Portfolio," "--Conventional Mortgage Loans," and "--Conventional Alt-A Mortgage Loans" in the prospectus.

Wells Fargo Bank, N.A., as Servicer

      Servicing Experience and Procedures of Wells Fargo Bank

      Servicing Experience

      Wells Fargo Bank, N.A. ("Wells Fargo Bank") is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

      Wells Fargo Bank's servicing portfolio of residential mortgage loans (which includes First Lien Non-Conforming, Non-Subprime Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.005 trillion as of the end of 2005. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae, Freddie Mac and Federal Home Loan Banks; mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs; or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer) for First Lien Non-Conforming, Non-Subprime Loans:

                                     As of                          As of                         As of
                               December 31, 2003              December 31, 2004             December 31, 2005
                               -----------------              -----------------             -----------------
                                     Aggregate Unpaid               Aggregate Unpaid                Aggregate Unpaid
                            No. of      Principal          No. of      Principal          No. of      Principal
                            Loans    Balance of Loans      Loans    Balance of Loans      Loans     Balance of Loans
                            ------   ----------------      ------   ----------------      ------    ----------------
First Lien
Non-Conforming,
Non-Subprime Loans         472,694   $141,120,796,584     553,262   $171,086,652,776      635,091   $218,067,611,101

      Servicing Procedures

      Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

      Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit ("VRU") to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the Mortgage Loan from that collection queue.

      When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the Mortgaged Property, the amount of borrower equity in the Mortgaged Property and whether there are any junior liens.

      Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

      Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis.

      If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

      Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

Administration of the Trust Fund

Servicing and Administrative Responsibilities

      The Servicers, the Master Servicer, the Trustee and the Custodians will have the following responsibilities with respect to the Trust Fund:

Party:                                  Responsibilities:
------                                  -----------------
Servicers                               Performing the servicing functions with
                                        respect to the Mortgage Loans and the
                                        Mortgaged Properties in accordance with
                                        the provisions of the Servicing
                                        Agreements, including, but not limited
                                        to:

                                        o   collecting monthly remittances of
                                            principal and interest on the
                                            Mortgage Loans from the related
                                            borrowers, depositing such amounts
                                            in the related Servicing Account,
                                            and delivering all amounts on
                                            deposit in the Servicing Accounts to
                                            the Master Servicer for deposit in
                                            the Collection Account on the
                                            Servicer Remittance Date;

Party:                                  Responsibilities:
------                                  -----------------
                                        o   collecting amounts in respect of
                                            taxes and insurance from the related
                                            borrowers, depositing such amounts
                                            in the related escrow account, and
                                            paying such amounts to the related
                                            taxing authorities and insurance
                                            providers, as applicable;

                                        o   making Advances with respect to
                                            delinquent payments of principal and
                                            interest on the Mortgage Loans, to
                                            the extent such Servicer believes
                                            such Advances will be recoverable;

                                        o   paying, as servicing advances,
                                            customary costs and expenses
                                            incurred in the performance by the
                                            Servicer of its servicing
                                            obligations, including, but not
                                            limited to, the cost of (a) the
                                            preservation, restoration and
                                            protection of the Mortgaged
                                            Property, (b) taxes, assessments and
                                            other charges which are or may
                                            become a lien upon the Mortgaged
                                            Property or (c) borrower-paid
                                            primary mortgage insurance policy
                                            premiums and fire and hazard
                                            insurance coverage, to the extent
                                            not paid by the borrower;

                                        o   providing monthly loan-level reports
                                            to the Master Servicer;

                                        o   maintaining certain insurance
                                            policies relating to the Mortgage
                                            Loans; and

                                        o   enforcement of foreclosure
                                            proceedings.

                                        See "The Servicers" above and "Mortgage
                                        Loan Servicing" below.

Master Servicer                         Performing the master servicing
                                        functions in accordance with the
                                        provisions of the Trust Agreement and
                                        the Servicing Agreements, including but
                                        not limited to:

                                        o   monitoring each Servicer's
                                            performance and enforcing each
                                            Servicer's obligations under the
                                            related Servicing Agreement;

                                        o   collecting monthly remittances from
                                            each Servicer for deposit in the
                                            Collection Account on the related
                                            Servicer's remittance date and
                                            delivering all amounts on deposit in
                                            the Collection Account to the
                                            Trustee for deposit in the
                                            Certificate Account on the Master
                                            Servicer Remittance Date;

                                        o   gathering the monthly loan-level
                                            reports delivered by each Servicer
                                            and providing a comprehensive
                                            loan-level report to the Trustee
                                            with respect to the Mortgage Loans;

                                        o   providing to the Trustee information
                                            required for the Trustee to make
                                            distributions on each Distribution
                                            Date and to prepare the Distribution
                                            Date statements;

                                        o   upon the termination of a Servicer,
                                            appointing a successor servicer, and
                                            until a successor servicer is
                                            appointed, acting as successor
                                            servicer; and

Party:                                  Responsibilities:
------                                  -----------------

                                        o   upon the failure of a Servicer to
                                            make Advances with respect to a
                                            Mortgage Loan, making those Advances
                                            to the extent provided in the Trust
                                            Agreement.

                                        See "The Master Servicer" above and
                                        "Mortgage Loan Servicing" below.

Trustee Performing the trustee functions in accordance with the provisions of the Trust Agreement, including but not limited to:

                                        o   receiving monthly remittances from
                                            the Master Servicer for deposit in
                                            the Certificate Account and
                                            distributing all amounts on deposit
                                            in the Certificate Account to the
                                            Certificateholders and the
                                            Certificate Insurer and distributing
                                            amounts on deposit in the
                                            Supplemental Interest Trust Account
                                            in accordance with the priorities
                                            described under "Descriptions of the
                                            Certificates--Distributions of
                                            Interest," "--Distributions of
                                            Principal" and "--Credit
                                            Enhancement--Application of Pool 1
                                            Monthly Excess Cashflow" and
                                            "--Credit Enhancement--Application
                                            of Pool 2 Monthly Excess Cashflow"
                                            on each Distribution Date;

                                        o   preparing and distributing annual
                                            investor reports necessary to enable
                                            Certificateholders to prepare their
                                            tax returns;

                                        o   preparing and distributing the
                                            monthly distribution date statement
                                            to Certificateholders based on
                                            information received from the Master
                                            Servicer and the Swap Counterparty;

                                        o   depositing any Supplemental Interest
                                            Trust Amounts received from the Swap
                                            Counterparty into the Supplemental
                                            Interest Trust Account;

                                        o   distributing amounts on deposit in
                                            the Supplemental Interest Trust
                                            Account to the Group 1
                                            Certificateholders and the Swap
                                            Counterparty in accordance with the
                                            priorities described under
                                            "Description of the
                                            Certificates--Supplemental Interest
                                            Trust--Application of Deposits and
                                            Payments Received by the
                                            Supplemental Interest Trust" with
                                            respect to each Distribution Date;

                                        o   exercising remedies upon an Event of
                                            Default where a responsible officer
                                            of the trustee has actual knowledge
                                            of the default and is instructed by
                                            the required percentage of
                                            Certificateholders to enforce such
                                            remedies; and

                                        o   until a successor Master Servicer is
                                            appointed, acting as successor
                                            master servicer in the event the
                                            Master Servicer resigns or is
                                            removed by the Trustee.

                                        See "The Trust Agreement--The Trustee,"
                                        "--Certain Matters Under the Trust
                                        Agreement--Duties of the Trustee" and
                                        "--Reports to Certificateholders" below.

Party:                                  Responsibilities:
------                                  -----------------
Custodians                              Performing the custodial functions in
                                        accordance with the provisions of the
                                        custodial agreements, including but not
                                        limited to:

                                        o   holding and maintaining the Mortgage
                                            Loan documents related to the
                                            Mortgage Loans in a fireproof
                                            facility intended for the
                                            safekeeping of mortgage loan files
                                            on behalf of the Trustee.

                                        See "Mortgage Loan Servicing--Custody of the Mortgage Files" below.

Trust Accounts

      All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans will, at all times before distribution thereof to the Certificateholders or the Swap Counterparty, be invested in the Trust Accounts, which are accounts established in the name of the Trustee. Funds on deposit in the Trust Accounts may be invested by the party responsible for such Trust Account in Eligible Investments, as described under "The Agreements--Investment of Funds" in the prospectus. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

Trust Account:       Responsible Party:  Application of any Investment Earnings:
--------------       ------------------  ---------------------------------------
Servicing Accounts   Servicers           Any investment earnings will be paid to
                                         the related Servicer and will not be
                                         available for distribution to
                                         Certificateholders.

Collection Account                       Master Servicer Any investment earnings
                                         will be paid as compensation to the
                                         Master Servicer, and will not be
                                         available for distributions to
                                         Certificateholders.

Certificate Account                      Trustee Any investment earnings will be
                                         paid as compensation to the Trustee and
                                         will not be available for distribution
                                         to Certificateholders.

Pool 1 Basis Risk    Trustee             Any investment earnings (i) will remain
Reserve Fund and                         in the Pool 1 Basis Risk Fund Reserve
Pool 2 Basis Risk                        Fund and be available for distribution
Reserve Fund                             to Group 1 Certificateholders as
                                         described in clause (4) under
                                         "Description of the
                                         Certificates--Credit
                                         Enhancement--Application of Pool 1
                                         Monthly Excess Cashflow" or (ii) will
                                         remain in the Pool 2 Basis Risk Reserve
                                         Fund and be available for distributions
                                         to Group 2 Certificateholders as
                                         described in clause (4) under
                                         "Description of the
                                         Certificates--Credit
                                         Enhancement--Application of Pool 2
                                         Monthly Excess Cashflow", as
                                         applicable.

Policy Payments                          Trustee Funds remain uninvested. Funds
Account                                  are applied to make Guaranteed
                                         Distributions received under the
                                         Certificate Insurance Policy to the
                                         Class WF-3-1, Class WF-4-1 and Class
                                         WF-6-1 Certificateholders.

Trust Account:       Responsible Party:  Application of any Investment Earnings:
--------------       ------------------  ---------------------------------------
Supplemental         Trustee             Any investment earnings, if any, will
Interest Trust                           be paid to the Trustee and will not be
Account                                  available for distribution to
                                         Certificateholders.

      If funds deposited in any Trust Accounts are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party out of its own funds, without any right of reimbursement therefor.

Example of Distributions

      The following sets forth an example of collection of payments from borrowers on the Mortgage Loans, transfer of amounts among the Trust Accounts, and distributions on the Certificates for the Distribution Date in November 2006:

October 2  through
 November 1.......   Collection Period:          Payments due during the related
                                                 Collection Period (October 2
                                                 through November 1) from
                                                 borrowers will be deposited in
                                                 each Servicer's Servicing
                                                 Account as received and will
                                                 include scheduled principal
                                                 payments due during the related
                                                 Collection Period and interest
                                                 accrued on the ending scheduled
                                                 balance from the prior
                                                 Collection Period.

October 1 through
 October 31.......   Prepayment Period for       Partial principal prepayments
                     partial and full            received by any Servicer and
                     prepayments received from   principal prepayments in full
                     Mortgage Loans (except      received by any Servicer (other
                     full prepayments received   than Aurora) during the related
                     by Aurora):                 Prepayment Period (October 1
                                                 through October 31) will be
                                                 deposited into such Servicer's
                                                 Servicing Account for
                                                 remittance to the Master
                                                 Servicer on the Servicer
                                                 Remittance Date.

October 17 through
 November 16.......  Prepayment Period for       Prepayments in full received
                     prepayments in full         during the related Prepayment
                     received from Mortgage      Period from Mortgage Loans
                     Loans serviced by Aurora:   serviced by Aurora will be
                                                 deposited into Aurora's
                                                 Servicing Account for
                                                 remittance to the Master
                                                 Servicer on the Servicer
                                                 Remittance Date.

November 20.......   Servicer Remittance Date:   The Servicers will remit
                                                 collections and recoveries in
                                                 respect of the Mortgage Loans
                                                 to the Master Servicer for
                                                 deposit into the Collection
                                                 Account on or prior to the 18th
                                                 day of each month (or if the
                                                 18th day is not a Business Day,
                                                 the next succeeding Business
                                                 Day), as specified in the
                                                 related Servicing Agreement.

November 24.......   Master Servicer             Remittance Date: One Business
                                                 Day immediately before the
                                                 Distribution Date, the Master
                                                 Servicer will remit to the
                                                 Trustee amounts on deposit in
                                                 the Collection Account for
                                                 deposit into the Certificate
                                                 Account, including any Advances
                                                 made by the Servicers or the
                                                 Master Servicer for that
                                                 Distribution Date.

October 31/
November 24.......   Record Date:                In the case of the Class 1-AIO
                                                 Certificates and the Group 2
                                                 Certificates (except the Class
                                                 WF-1-1 and the Class WF-1-2
                                                 Certificates) distributions
                                                 will be made to
                                                 Certificateholders of record
                                                 for all applicable classes as
                                                 of the last Business Day of the
                                                 month immediately preceding the
                                                 month in which such

                                                 Distribution Date occurs;
                                                 provided, however that for the
                                                 first Distribution Date, the
                                                 record date for the Class 1-AIO
                                                 Certificates shall be the
                                                 Business Day immediately before
                                                 the related Distribution Date.

                                                 In the case of the Group 1
                                                 Certificates and the Class
                                                 WF-1-1 and Class WF-1-2
                                                 Certificates, distributions
                                                 will be made to
                                                 Certificateholders of record
                                                 for all applicable classes as
                                                 of the Business Day immediately
                                                 before the related Distribution
                                                 Date.

November 24.......   Any payment paid to or      One Business Day immediately
                     received from the Swap      before the related Distribution
                     Counterparty under the      Date, the Swap Counterparty
                     Swap Agreement:             will pay to the Trustee for
                                                 deposit into the Supplemental
                                                 Interest Trust Account any Net
                                                 Swap Payments or Swap
                                                 Termination Payments required
                                                 to be paid by the Swap
                                                 Counterparty and the Trustee
                                                 will remit any Net Swap
                                                 Payments or Swap Termination
                                                 Payments to the Swap
                                                 Counterparty from amounts on
                                                 deposit in the Supplemental
                                                 Interest Trust Account, in each
                                                 case under the Swap Agreement.

November 27.......                               With respect to each Class of
                                                 Certificates, on the 25th day
                                                 of each month (or if the 25th
                                                 day is not a Business Day, the
                                                 next Business Day), the Trustee
                                                 will make distributions to
                                                 Certificateholders and the
                                                 Certificate Insurer from
                                                 amounts on deposit in the
                                                 Certificate Account.

Succeeding months follow the same pattern.

                             Mortgage Loan Servicing

General

      The Servicers will have primary responsibility for servicing the Mortgage Loans including, but not limited to, all collection, advancing and loan level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the Servicing Agreements. Each of the Trustee, the Master Servicer and the NIMS Insurer are either parties or third party beneficiaries under the Servicing Agreements and can enforce the rights of the Seller thereunder.

      Under each Servicing Agreement, the Master Servicer has the authority to terminate the related Servicer for certain events of default which indicate that either the Servicer is not performing, or is unable to perform, its duties and obligations under the Servicing Agreement. If the Master Servicer terminates a Servicer, the Master Servicer will be required to appoint a successor servicer as provided in the Trust Agreement; provided, however, that with regard to the termination of a Servicer with respect to any Pool 2 Mortgage Loans, such appointment will require the prior consent of MGIC and PMI. Notwithstanding anything to the contrary in the prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by a Servicer, except as described under "--Advances" below.

      Any successor servicer must be qualified to service mortgage loans for Freddie Mac or Fannie Mae and must have a net worth of not less than $25,000,000.

Servicing Accounts

      Each Servicer will establish and maintain a segregated Servicing Account in the name of the Trustee into which each Servicer will deposit payments on account of interest and principal for the related Mortgage Loans, less its servicing fee, as described under "Servicing of Loans--Deposits to and Withdrawal from the Collection Account" and "--Servicing Accounts" in the prospectus. See "Servicing Accounts" in the prospectus for additional information about the Servicing Accounts.

      On the Servicer Remittance Date, each Servicer will remit the amounts on deposit in its Servicing Account to the Master Servicer for deposit into the Collection Account, which is maintained by the Master Servicer. The Servicers and the Master Servicer are entitled to reimburse themselves from the related Servicing Account or Collection Account, as applicable, for any Advances made and expenses incurred, as described below under "--Servicing Compensation and Payment of Expenses" and "--Advances." The Servicing Accounts and the Collection Account will consist solely of amounts relating to the Mortgage Loans, and amounts on deposit therein will not be commingled with any other funds not related to the Trust Fund.

      See also "Administration of the Trust Fund--Trust Accounts" in this prospectus supplement.

Servicing Compensation and Payment of Expenses

      As compensation for master servicing, the Master Servicer is entitled to the compensation set forth under "Fees and Expenses of the Trust Fund."

      Each Servicer will be paid the applicable Servicing Fee for each Mortgage Loan serviced by it and any successor to a Servicer will in all cases receive a fee in an amount equal to, but not greater than, the applicable Servicing Fee. As additional servicing compensation, each Servicer is entitled to retain (i) all servicing related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges (other than Prepayment Premiums) to the extent collected from the borrower, (ii) any interest or other income earned on funds held in the Servicing Accounts and escrow accounts and other similar items described under each related Servicing Agreement and (iii) any Prepayment Interest Excess to the extent not offset by Prepayment Interest Shortfalls (in the case of Aurora, if applicable).

      The Servicing Fees are subject to reduction as described below under "Prepayment Interest Shortfalls." See "Servicing of Loans--Servicing Compensation and Payment of Expenses" in the prospectus for information regarding expenses payable by the Master Servicer and the Servicers. The Master Servicer and the Servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders. See "Servicing of Loans--Collection Procedures; Escrow Accounts" and "--Servicing Compensation and Payment of Expenses" in the prospectus.

Waiver or Modification of Mortgage Loan Terms

      The Servicers may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any term of any Mortgage Loan so long as that waiver, modification or postponement is not materially adverse to the Trust Fund; provided, however, that unless the Servicer has received the prior written consent of the Master Servicer, the Servicer may not permit any modification for any Mortgage Loan that would change the Mortgage Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding Scheduled Principal Balance (except for actual payments of principal) or change the final maturity date on that Mortgage Loan. In the event of any such modification that permits the deferral of interest or principal payments on any Mortgage Loan, the related Servicer must make an Advance. However, the Servicer may not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax.

Prepayment Interest Shortfalls

      When a borrower prepays a Mortgage Loan in full or in part between Scheduled Payment dates, the borrower pays interest on the amount prepaid only from the last Scheduled Payment date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. Any Prepayment Interest Shortfall is generally required to be paid by the applicable Servicer, up to the total amount of Servicing Fees received on the Mortgage Loans serviced by it for the applicable Distribution Date, and in the case of Aurora such amount shall not be offset by Prepayment Interest Excess. The Master Servicer is not required to fund any Prepayment Interest Shortfall required to be funded but not funded by the Servicers or a successor servicer as discussed herein. Any Net Prepayment Interest Shortfall allocated to the Class WF-3-1, Class WF-4-1 and Class WF-6-1 Certificates will not be covered by the Certificate Insurance Policy.

Advances

      Each Servicer will generally be obligated to make Advances to the extent that such Advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Mortgage Loan. The Master Servicer will be obligated to make any required Advance if the Servicer fails in its obligation to do so, to the extent provided in the Trust Agreement. The Master Servicer and each Servicer, as applicable, will be entitled to recover any Advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

      The purpose of making these Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. No party will be required to make any Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a borrower or a Relief Act Reduction. Any Relief Act Reduction allocated to the Class WF-3-1, Class WF-4-1 and Class WF-6-1 Certificates will not be covered by the Certificate Insurance Policy. No party which makes an Advance is entitled to interest on those Advances.

Primary Mortgage Insurance

      The Master Servicer and each Servicer will be required to take such action in servicing the Mortgage Loans as is necessary to keep the primary mortgage insurance policies in effect, and the Servicers will be responsible for filing claims under such primary mortgage insurance policies on behalf of the Trust Fund.

Insurance Coverage

      The Master Servicer and the Servicers are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

      Each Servicing Agreement and Custodial Agreement will provide that before or during March of each year, beginning in 2007, each Servicer and Custodian, respectively, will provide to the Depositor, the Seller, the Master Servicer, the Certificate Insurer and the Trustee a report on an assessment of compliance with the AB Servicing Criteria. The Trust Agreement will provide that before or during March of each year, beginning in 2007, the Master Servicer will provide to the Depositor, the Seller, the Trustee and the Certificate Insurer a report on an assessment of compliance with the AB Servicing Criteria. In addition, any permitted subservicer or subcontractor of any of the parties described above that is participating in the servicing function relating to the Mortgage Loans, within the meaning of Regulation AB, will also provide to the Depositor, the Seller, the Master Servicer, the Trustee and the Certificate Insurer a report on an assessment of compliance with the AB Servicing Criteria.

      Each party that is required to deliver a report on assessment of servicing compliance, will also deliver an attestation report from a firm of independent public accountants on the related assessment of compliance. The AB

Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration. Each report is required to indicate that the AB Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance.

      Each Servicing Agreement will also provide for delivery to the Depositor, the Seller, the Master Servicer, the Trustee and the Certificate Insurer before or during March of each year, beginning in 2007, a separate annual statement of compliance from each Servicer to the effect that, to the best knowledge of the signing officer, the Servicer has fulfilled in all material respects its obligations under the related Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status of that failure. This annual statement of compliance may be provided as a single form making the required statements as to more than one servicing agreement.

      Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by Certificateholders without charge upon written request to the Trustee at the address of the Trustee set forth above under "Additional Information". These items will also be filed with the Issuing Entity's annual report on Form 10-K, to the extent required under Regulation AB.

Master Servicer Default; Servicer Default

      If the Master Servicer is in default in its obligations under the Trust Agreement, the Trustee may, and must if directed to do so by the NIMS Insurer or Certificateholders having more than 50% of the Voting Rights applicable to each class of Certificates affected thereby (subject to the prior written consent of the Certificate Insurer), terminate the Master Servicer. In such event, the Trustee, pursuant to the terms of the Trust Agreement, will either assume the duties of Master Servicer or appoint a successor Master Servicer reasonably acceptable to the NIMS Insurer, PMI and MGIC.

      If a Servicer is in default in its obligations under the applicable Servicing Agreement, the Master Servicer may, at its option, terminate the defaulting Servicer and either appoint a successor servicer in accordance with the applicable Servicing Agreement and the Trust Agreement (and with regard to the termination of a Servicer with respect to any Pool 2 Mortgage Loans, with the prior consent of MGIC and PMI), or succeed to the responsibilities of the terminated Servicer.

Amendment of the Servicing Agreements

      Each Servicing Agreement may generally be amended, without notice to or consent of the Certificateholders, with the written consent of the Master Servicer, the Seller and the related Servicer and, generally, the Trustee; provided, that (1) except for an amendment in connection with a servicing transfer or transfer of any servicing rights, the amendment will not be materially inconsistent with the provisions of the related Servicing Agreement and (2) the party requesting such amendment must, at its own expense, provide the Trustee, the Master Servicer and the Seller with an opinion of independent counsel that the amendment will not materially adversely affect the interest of the Certificateholders (determined without regard to the Certificate Insurance Policy). Any amendment pursuant to the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Certificates (determined without regard to the Certificate Insurance Policy).

Custody of the Mortgage Files

      The Servicers will generally not have responsibility for custody of the Mortgage Loan documents described under "The Trust Agreement--Assignment of Mortgage Loans" below. These documents are generally required to be delivered to the applicable Custodian. Each Custodian will hold the related Mortgage Loan documents on behalf of the Trustee pursuant to a Custodial Agreement between that Custodian and the Trustee. The Mortgage Loan documents related to a Mortgage Loan will be held together in an individual file separate from other mortgage loan files held by that Custodian. Each Custodian will maintain the Mortgage Loan documents in a fire-resistant facility intended for the safekeeping of mortgage loan files. The Seller will pay the fees of each Custodian; however, if the Seller does not pay the fees of a Custodian, that Custodian may be repaid its fees by the Trustee from amounts held in the Trust Fund.

Optional Repurchase of Defaulted Mortgage Loans

      Subject to certain limitations set forth in certain of the Servicing Agreements, the NIMS Insurer will have the right, but not the obligation, to purchase for its own account any Distressed Mortgage Loan for a purchase price equal to the outstanding principal balance of such Mortgage Loan, plus accrued interest thereon to the date of repurchase, plus any unreimbursed Advances, servicing advances or unpaid Servicing Fees allocable to the Distressed Mortgage Loan. The NIMS Insurer is prohibited from using any procedure in selecting Distressed Mortgage Loans to be repurchased which would be materially adverse to Certificateholders (determined without regard to the Certificate Insurance Policy). Any such repurchase shall be accomplished by remittance to the Master Servicer of the purchase price for the Distressed Mortgage Loan for deposit into the Collection Account.

Special Servicer for Distressed Mortgage Loans

      The Seller, with the consent of the Master Servicer and the NIMS Insurer, has the option under certain of the Servicing Agreements, to transfer any Mortgage Loan which becomes a Distressed Mortgage Loan for servicing by a special servicer selected by the Seller. Any special servicing fee paid to a special servicer will not exceed the related Servicing Fee Rate. In addition, the NIMS Insurer may purchase any Distressed Mortgage Loan precluding a transfer of a Distressed Mortgage Loan to a special servicer, as described above.

Pledge of Servicing Rights

      The Servicing Agreements permit certain of the Servicers to obtain financing by means of a pledge and assignment of their rights to reimbursement for outstanding Advances and other rights under the related Servicing Agreement to one or more lenders. To the extent provided under any such financing arrangement, upon default by the Servicer, the lender may appoint a successor servicer, provided that such successor servicer meets all existing requirements for appointment of a successor servicer under the related Servicing Agreement and the Trust Agreement. See "--General" above.

                               The Trust Agreement

General

      The Certificates will be issued pursuant to the Trust Agreement. The NIMS Insurer will be a third party beneficiary to the Trust Agreement and as such will have certain rights under the Trust Agreement for so long as the NIM Securities are outstanding or the NIMS Insurer is owed any amounts in connection with its guaranty of the NIM Securities. Reference is made to the prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Trust Agreement and the Offered Certificates.

      Offered Certificates in certificated form will be transferable and exchangeable at the applicable Corporate Trust Office of the Trustee, which will serve as certificate registrar and paying agent. The Trustee will make available on its website located at www.sf.citidirect.com a copy (without exhibits) of the Trust Agreement. Requests should be addressed to Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Agency and Trust--Lehman XS Trust Series 2006-17.

The Issuing Entity

      On the Closing Date, and until the termination of the Trust Fund pursuant to the Trust Agreement, Lehman XS Trust, Series 2006-17 will be a common law trust formed under the laws of the state of New York. The Issuing Entity will be created under the Trust Agreement by the Depositor and its assets will consist of the Trust Fund. On the Closing Date, the Sponsor will make an initial deposit of $1,000 into each of the Pool 1 Basis Risk Reserve Fund and the Pool 2 the Basis Risk Reserve Fund on behalf of the Issuing Entity. The Issuing Entity will not have any liabilities as of the Closing Date, other than as provided in the Trust Agreement. The fiscal year end of the Issuing Entity will be December 31 of each year.

      In addition, on the Closing Date the Supplemental Interest Trust will be created under the Trust Agreement, and its assets will consist of the Swap Agreement and such assets as from time to time are deposited in the Supplemental Interest Trust Account. The Supplemental Interest Trust will be a common law trust formed under the laws of the state of New York. On the Closing Date, the Sponsor will make an initial deposit of $1,000 into the Supplemental Interest Trust Account on behalf of the Supplemental Interest Trust. All assets of the Supplemental Interest Trust are payable under the Trust Agreement to the Trust Fund. See "Description of the Certificates--Supplemental Interest Trust."

      The Issuing Entity will not have any employees, officers or directors. The Trustee, the Depositor, the Master Servicer, the Servicers and the Custodians will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Trust Agreement, the Sale and Assignment Agreement, the Servicing Agreements and the Custodial Agreements. See "The Master Servicer," "The Servicers," "Mortgage Loan Servicing" and "The Trust Agreement."

      The Trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically set forth in the Trust Agreement. Under the Trust Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Trust Agreement, borrow money on behalf of the Trust Fund or make loans from the assets of the Trust Fund to any person or entity, without the amendment of the Trust Agreement by Certificateholders and the other parties thereto as described under "--Certain Matters Under the Trust Agreement--Amendment of the Trust Agreement."

      If the assets of the Trust Fund are insufficient to pay the Certificateholders all principal and interest owed, holders of Subordinate Certificates may not receive all of their expected payments of interest and principal and will suffer a loss. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of bankruptcy of the Sponsor, the Depositor or any Originator, it is not anticipated that the Trust Fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

The Trustee

      General. The Trustee will perform the functions described under "--Certain Matters Under the Trust Agreement--Duties of the Trustee" below. In addition, the Trustee may resign or may be removed as described under "--Certain Matters Under the Trust Agreement--Duties of the Trustee" below. As compensation for its services, the Trustee will be entitled to retain as its fee any interest or other income earned on amounts on deposit in the Certificate Account and Supplemental Interest Trust Account prior to remittance of amounts to Certificateholders.

      Citibank, N.A. The Trustee is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as trustee through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank, N.A. has primary corporate trust offices located in both New York and London. Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the third quarter of 2006, Citibank's Agency and Trust group manages in excess of $3.6 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide. Since 1987, Citibank Agency and Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the third quarter of 2006, Citibank, N.A. acts as trustee and/or paying agent for approximately 300 various residential mortgage-backed transactions.

Assignment of Mortgage Loans

      The Mortgage Loans will be assigned by the Depositor to the Trustee, together with all principal and interest received with respect to such Mortgage Loans on and after the Cut-off Date (other than Scheduled Payments due on that date). The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date, the Servicer and the Custodian of the mortgage file and the applicable Prepayment Premium provisions, if any.

      As to each Mortgage Loan, the following documents are generally required to be delivered to the applicable Custodian on behalf of the Trustee in accordance with the Trust Agreement: (1) the related original mortgage note endorsed without recourse to the Trustee or in blank, (2) the original Mortgage with evidence of recording indicated thereon (or, if such original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such Mortgage sent for recording), or, in the case of a Cooperative Loan, the original security agreement and related documents (3) an original assignment of the Mortgage to the Trustee or in blank in recordable form (except as described below), or, in the case of a Cooperative Loan, the original assignment of security agreement and related documents (4) the policies of title insurance issued with respect to each Mortgage Loan and (5) the originals of any assumption, modification, extension or guaranty agreements. With respect to certain Servicers, it is expected that the Mortgages or assignments of Mortgage with respect to each Mortgage Loan will have been recorded in the name of an agent on behalf of the holder of the related mortgage note. In that case, no Mortgage assignment in favor of the Trustee will be required to be prepared, delivered or recorded. Instead, the related Servicer will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent.

      Each transfer of a Mortgage Loan from the Seller to the Depositor and from the Depositor to the Trustee will be intended to be a sale of that Mortgage Loan and will be reflected as such in the Sale and Assignment Agreement and the Trust Agreement, respectively. However, in the event of insolvency of a prior owner of a Mortgage Loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that Mortgage Loan by the insolvent party as a financing secured by a pledge of the Mortgage Loan. The Trustee's security interest will be perfected by delivery of the Mortgage Notes to the applicable Custodian on behalf of the Trustee.

Representations and Warranties

      The Mortgage Loans either (a) were purchased pursuant to various Sale Agreements by the Seller or the Bank directly from various Transferors or (b) are Lehman Originated Mortgage Loans. Any Transferred Mortgage Loans purchased by the Bank from a Transferor were subsequently assigned to the Seller.

      Pursuant to the terms of each Sale Agreement, each Transferor has made to the Seller, as direct purchaser or assignee, as of the Sale Date certain representations and warranties concerning the related Transferred Mortgage Loans that generally include the representations and warranties described in the prospectus under "Loan Underwriting Procedures and Standards--Representations and Warranties."

      The Seller's rights under each Sale Agreement will be assigned by the Seller to the Depositor pursuant to the Sale and Assignment Agreement and, in turn, assigned by the Depositor to the Trustee for the benefit of holders of the Certificates pursuant to the Trust Agreement.

      For any Lehman Originated Mortgage Loans, the Seller will make certain representations and warranties to the Depositor in the Sale and Assignment Agreement concerning such Lehman Originated Mortgage Loans that generally include the representations and warranties similar to those described above, which will be, in turn, assigned by the Depositor to the Trustee for the benefit of Certificateholders pursuant to the Trust Agreement. In addition, each Transferor will have represented to the Seller (and/or the Seller will have represented to the Depositor), that (1) each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including but not limited to all applicable anti-predatory and anti-abusive lending laws and (2) none of the Mortgage Loans constitute "high-cost" or "high-risk" loans under applicable anti-predatory and anti-abusive lending laws. Within the period of time specified in the Trust Agreement following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the Mortgage Loan (determined without regard to the Certificate Insurance Policy), or receipt of notice of such breach, the applicable Transferor or the Seller will be obligated either to (a) cure such breach, (b) repurchase the affected Mortgage Loan from the Trust Fund for a price equal to the unpaid principal balance thereof plus accrued interest thereon plus any costs and damages incurred by the trust fund in connection with any violation of any anti-predatory or anti-abusive lending laws or (c) in the circumstances described in the prospectus under "The Agreements--Repurchase and Substitution of Non-Conforming Loans," substitute a Qualifying Substitute Mortgage Loan.

      In addition, pursuant to the Sale and Assignment Agreement, with respect to any Transferred Mortgage Loans, the Seller will make to the Depositor (and the Depositor will assign to the Trustee for the benefit of holders of the Certificates) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the Mortgage Loans between the applicable Sale Date and the Closing Date. In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by the applicable Transferor as described above, the Seller will be obligated in the same manner as the Transferor to cure such breach or repurchase or replace the affected Mortgage Loan from the Trust Fund, as described above. However, the Seller will have no obligation to cure a breach or repurchase a Transferred Mortgage Loan if the relevant breach constitutes a breach of a representation or warranty made by the related Transferor under the related Sale Agreement and such Transferor fails to fulfill its obligations. Notwithstanding the foregoing, the Seller will represent in the Sale and Assignment Agreement with respect to any Transferred Mortgage Loans in the event of a breach of those representations set forth in clauses (1) and (2) of the immediately preceding paragraph, the Seller will be directly obligated to cure such breach or repurchase or replace the affected Mortgage Loan.

      To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased or replaced by the applicable Transferor or the Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of the related Certificates, in particular the related Subordinate Certificates, may incur a loss.

Certain Matters Under the Trust Agreement

      Duties of the Trustee. The Trustee will serve as paying agent and certificate registrar. The Trustee will be responsible under the Trust Agreement for preparing the monthly distribution date statement to Certificateholders, providing certain information within the Trustee's control to Certificateholders to enable them to prepare their tax returns and preparing and filing the Trust Fund's tax information returns. The Trustee will prepare the Distribution Date statements, tax returns, tax information and required reports based solely on information provided by the Master Servicer by the time such information is required to be delivered to the Trustee and will make payments to the Swap Counterparty based solely on information provided by the Master Servicer. The Trustee will not be required to confirm, verify, recalculate or recompute any such information, but will be entitled to rely conclusively on such information. The Trustee will make the distribution date statement available each month to Certificateholders and the Certificate Insurer. The Trustee is entitled to retain as its fee any interest or other income earned on amounts on deposit in the Certificate Account prior to the remittance to the Certificateholders on the related Distribution Date.

      The Trustee will be required to perform only those duties specifically required of it under the Trust Agreement unless an Event of Default of which a responsible officer of the Trustee has actual knowledge has occurred, in which case the Trustee may take such additional actions as described below under "--Events of Default under the Trust Agreement." Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they are in the form required by the Trust Agreement; however, the Trustee will not be responsible for the accuracy or content of any documents furnished to the Trustee by the Master Servicer, the Swap Counterparty or any other party.

      The Trustee will not have any liability arising out of or in connection with the Trust Agreement, except that the Trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in an Event of Default, and the

Trustee will not be deemed to have notice of any Event of Default, Swap Default or Swap Termination unless a responsible officer of the Trustee has actual knowledge of the Event of Default, Swap Default or Swap Termination or written notice of an Event of Default, Swap Default or Swap Termination is received by the Trustee at the applicable Corporate Trust Office. See "--Events of Default under the Trust Agreement" below. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Trust Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

      The Trustee will have no duties under the Trust Agreement with respect to any claim or notice it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan under the Trust Agreement; however, the Trustee will remit to the Master Servicer any claim or notice it may receive which is delivered to the applicable Corporate Trust Office and which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

      None of the provisions in the Trust Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer, of the Certificate Insurer under the Certificate Insurance Policy, of MGIC or PMI under the MGIC Policy and PMI Policy, respectively, or of the Swap Counterparty under the Swap Agreement. The Trustee will not be responsible for any act or omission of the Master Servicer, the Depositor, the Swap Counterparty, the Certificate Insurer or any other party.

      The Trustee will not be responsible for (a) any recording or filing of any agreement or of any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing which may have been made, or the validity, priority, perfection or sufficiency of the security for the Certificates, (b) the payment of any insurance related to the Certificates or the Mortgage Loans, (c) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to or (d) the payment of premiums or the filing of any claims under the PMI Policy or the MGIC Policy (other than in its role as successor Master Servicer). The Trustee is not responsible for the validity of the Trust Agreement, the Swap Agreement or the Certificates or the validity, priority, perfection or sufficiency of the security for the Certificates.

      Events of Default Under the Trust Agreement. An Event of Default under the Trust Agreement will generally consist of:

      o any failure by the Master Servicer to furnish to the Trustee the Mortgage Loan data sufficient to prepare the reports described under "--Reports to Certificateholders" below that continues unremedied for the period set forth in the Trust Agreement after the giving of written notice of the failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby;

      o any failure of the Master Servicer to remit to the Trustee any payment required to be made to the Trustee for the benefit of Certificateholders under the Trust Agreement, including any Advance, on the date specified in the Trust Agreement, which failure continues unremedied for a period of one Business Day after the date upon which notice of such failure shall have been given to the Master Servicer by the Trustee or any NIMS Insurer;

      o any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Trust Agreement that continues unremedied for the number of days specified in the Trust Agreement, or if any representation or warranty of the Master Servicer shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Certificateholders (determined without regard to the Certificate Insurance Policy), and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within the number of days specified in the Trust Agreement, in either case after the giving of written notice of the failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing not less than 25% of the Class Principal Amount of each class of Certificates affected thereby, or by any NIMS Insurer;

      o certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations, or any Rating Agency reduces or withdraws or threatens to reduce or withdraw the rating of the Certificates (determined without regard to the Certificate Insurance Policy) because of the financial condition or loan servicing capability of the Master Servicer;

      o a sale or pledge of any of the rights of the Master Servicer under the Trust Agreement or an assignment or a delegation of the rights or duties of the Master Servicer under the Trust Agreement shall have occurred in any manner which is not permitted under the Trust Agreement and is without the prior written consent of the Trustee, any NIMS Insurer and Certificateholders evidencing not less than 50% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby; or

      o if the Master Servicer has notice or knows that any Servicer at any time is not either a Fannie Mae- or Freddie Mac-approved seller/servicer, and the Master Servicer has not terminated the rights and obligations of that Servicer under the applicable Servicing Agreement and replaced such Servicer with a Fannie Mae- or Freddie Mac-approved servicer within 60 days of the date the Master Servicer receives that notice or acquires such knowledge.

      So long as an Event of Default remains unremedied under the Trust Agreement, the Trustee may terminate the Master Servicer, whereupon the Trustee, unless a successor master servicer is appointed, will succeed to all responsibilities, duties and liabilities of the Master Servicer under the Trust Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Trust Agreement. In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor Master Servicer.

      During the continuance of an Event of Default under the Trust Agreement, the Trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders and the Certificate Insurer, and Certificateholders evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the Trustee. Also, the Trustee may decline to follow the direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

      No Certificateholder, solely by virtue of that holder's status as a Certificateholder, will have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless that Certificateholder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby have made a written request upon the Trustee to institute a proceeding in its own name as Trustee thereunder, and have offered to the Trustee reasonable indemnity, and the Trustee for the number of days specified in the Trust Agreement has neglected or refused to institute such a proceeding.

      Expenses and Indemnities of the Trustee. The Trustee will be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with the Trust Agreement, except for expenses, disbursements and advances incurred by the Trustee in the routine administration of its duties under the Trust Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The Trustee will also be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the Trust Agreement or in connection with the performance of its duties under the Trust Agreement, the Interest Rate Cap Agreement, the Sale and Assignment Agreement, the Swap Agreement, any Sale Agreement, any Servicing Agreement or any Custodial Agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the Trust Agreement.

      The Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from the Interest Remittance Amount and Principal Remittance Amount, prior to distribution of any amounts to Certificateholders; provided that such reimbursement does not exceed a specified dollar limitation set forth in the Trust Agreement. Any reimbursement due the Trustee above such limitation for any given year or any previous year will be paid from any remaining Interest Remittance Amount remaining after application of any Supplemental Interest Trust Amounts and after payment of Current Interest and Carryforward Interest to Certificateholders.

      Resignation of Trustee. The Trustee may, upon written notice to the Depositor, the Master Servicer and any NIMS Insurer, resign at any time, in which event the Depositor will appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after the Trustee's notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

      The Trustee may be removed at any time by the Depositor if (a) the Trustee ceases to be eligible to continue to act as trustee under the Trust Agreement,
(b) the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee is appointed, (c) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located or (d) the continued use of the Trustee would result in a downgrading of the rating by any Rating Agency of any Class of Certificates (determined without regard to the Certificate Insurance Policy). In addition, the Trustee may be removed at any time by holders of more than 50% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates upon 30 days' written notice to the Trustee and the Certificate Insurer.

      Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee, whereupon the predecessor trustee will mail notice of the succession of the successor trustee to all Certificateholders and the Certificate Insurer; the expenses of the mailing are to be borne by the predecessor trustee. The predecessor trustee will be required to assign to the successor trustee its interest under all Mortgage Loan files, and will be required to assign and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect that transfer. In addition, the Master Servicer and the predecessor trustee will be required to execute and deliver such other instruments and do such other things as may reasonably be required to vest in the successor trustee all such rights, powers, duties and obligations.

      Amendment of the Trust Agreement. The Trust Agreement may be amended by the parties to the Trust Agreement, without notice to or consent of the Certificateholders:

                  (1) to cure any ambiguity;

                  (2) to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

                  (3) to add any other provisions with respect to matters or questions arising under the Trust Agreement; or

                  (4) to comply with any requirements imposed by the Code;

      provided, that (a) no such amendment may adversely affect the status of any REMIC and (b) any amendment under clause (3) above must not adversely affect in any material respect the interests of any Certificateholders (in the case of the Class WF-3-1, Class WF-4-1 and Class WF-6-1 Certificates, determined without regard to the Certificate Insurance Policy). Any amendment pursuant to clause
(3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Certificates (in the case of the Class WF-3-1, Class WF-4-1 and Class WF-6-1 Certificates, determined without regard to the Certificate Insurance Policy).

      The Trust Agreement may also be amended by the parties to the Trust Agreement with the consent of the Certificateholders of not less than 66?% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no amendment may reduce the amount or delay the timing of payments on any Certificate without the consent of the holder of such Certificate, or reduce the percentage required to consent to the amendment, without the consent of Certificateholders of 100% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected by the amendment. Notwithstanding the foregoing, the consent of the Certificate Insurer shall be required (which consent may not be unreasonably withheld) to any amendment that has a material adverse effect in any respect to the rights or interests of the Certificate Insurer under the Trust Agreement.

Reports to Certificateholders

      The Trustee will prepare (based solely on information provided by the Master Servicer or the Swap Counterparty) and, in the manner described under "Additional Information" above, will make available to each Certificateholder and the Certificate Insurer on each Distribution Date, or as soon thereafter as is practicable, a report setting forth the following information (on the basis of Mortgage Loan level information obtained from the Servicer):

                  (1) the aggregate amount of the distribution to be made on that Distribution Date to each class of Certificates, other than any Class of Notional Certificates, allocable to principal on the Mortgage Loans, including Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled and unscheduled principal payments;

                  (2) the aggregate amount of the distribution to be made on that Distribution Date to each class of Certificates allocable to interest and the calculation thereof;

                  (3) the amount, if any, of any distributions to the Class 1-P,
            Class 2-P, Class C-X, Class S-X, Class 1-X, Class 2-X, Class LT-R-1, Class LT-R-2, Class R-1 and Class R-2 Certificateholders on such Distribution Date, stated separately, and the aggregate amounts, if any, of distributions to the Class 1-P, Class 2-P, Class C-X, Class S-X, Class 1-X, Class 2-X, Class LT-R-1, Class LT-R-2, Class R-1 and Class R-2 Certificateholders on all Distribution Dates, stated separately;

                  (4) by Mortgage Pool and in the aggregate (A) the amount of any Advances required to be made by or on behalf of the Servicers (or the Master Servicer) with respect to that Distribution Date, (B) the amount of such Advances actually made, and (C) the amount, if any, by which (A) above exceeds (B) above;

                  (5) by Mortgage Pool and in the aggregate, the total number of
            Mortgage Loans and the aggregate Scheduled Principal Balance of all the Mortgage Loans as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under item (1) above;

                  (6) the Class Principal Amount of each Class of Certificates, to the extent applicable, as of that Distribution Date after giving effect to payments allocated to principal reported under item (1) above, separately identifying any reduction of any of the foregoing Certificate Principal Amounts due to Pool 1 Applied Loss Amounts and Pool 2 Applied Loss Amounts, as applicable;

                  (7) by Mortgage Pool and in the aggregate, the amount of any
            Realized Losses incurred with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date;

                  (8) by Mortgage Pool and in the aggregate, the amount of the
            Servicing Fees paid during the Collection Period to which that distribution relates;

                  (9) by Mortgage Pool and in the aggregate, the number and
            aggregate Scheduled Principal Balance of Mortgage Loans, as reported to the Trustee by the Master Servicer, (a) remaining outstanding,
            (b) delinquent 30 to 59 days, (c) delinquent 60 to 89 days, (d) delinquent 90 or more days, (e) as to which foreclosure proceedings have been commenced, as of the close of business on the last Business Day of the calendar month immediately before the month in which that Distribution Date occurs, (f) in bankruptcy and (g) that are REO Properties;

                  (10) by Mortgage Pool and in the aggregate, the aggregate
            Scheduled Principal Balance of any Mortgage Loans with respect to which the related Mortgaged Property became a REO Property as of the close of business on the last Business Day of the calendar month immediately before the month in which that Distribution Date occurs;

                  (11) with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each Deleted Loan, and of each Qualifying Substitute Mortgage Loan;

                  (12) the aggregate outstanding Carryforward Interest, Net
            Prepayment Interest Shortfalls, Deferred Amounts, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, for each applicable Class of Certificates, after giving effect to the distribution made on that Distribution Date;

                  (13) the Interest Rate applicable to that Distribution Date with respect to each class of Certificates (with a notation if such Certificate Interest Rate reflects the application of any Net Funds
            Cap);

                  (14) with respect to each Mortgage Pool, the Interest
            Remittance Amount, the Principal Remittance Amount, the Principal Distribution Amount, the Pool 1 Aggregate Overcollateralization Release Amount and the Pool 2 Aggregate Overcollateralization Release Amount applicable to that Distribution Date;

                  (15) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient available amounts in the Certificate Account and the amounts actually distributed);

                  (16) the Pool 1 Overcollateralization Amount and Pool 2
            Overcollateralization Amount after giving effect to the distributions made on that Distribution Date;

                  (17) the amount of any Pool 1 Overcollateralization Deficiency or Pool 2 Overcollateralization Deficiency after giving effect to the distributions made on that Distribution Date;

                  (18) the level of LIBOR for that Distribution Date;

                  (19) the amount of any payments made by the Cap Counterparty to the Trust Fund under the Group 1 Interest Rate Cap Agreement;

                  (20) each of the aggregate amount of any insurance claim
            payments received with respect to the PMI Policy and the MGIC Policy during the related Collection Period, the amount of any insurance premium and other amounts paid to MGIC and PMI under the MGIC Policy and the PMI Policy, respectively, the amount of claims denied under each of the MGIC Policy and PMI Policy, and the remaining amount of coverage under each of the PMI Policy and MGIC Policy;

                  (21) the amount of any Net Swap Payment received from the Swap
            Counterparty, any Net Swap Payment to the Swap Counterparty, any Swap Termination Payment received from the Swap Counterparty and any Swap Termination Payment to the Swap Counterparty;

                  (22) the amount of the monthly Certificate Insurer Premium
            (and the Aggregate Certificate Insurer Premium, if different) due to the Certificate Insurer on the related Distribution Date and the amount of any Insured Payments paid in respect of Guaranteed Distributions to the Class WF-3-1, Class WF-4-1 and Class WF-6-1 Certificates under the Certificate Insurance Policy; and

                  (23) any other information required pursuant to the Trust
            Agreement.

      In addition, within 90 days after the end of each calendar year, the Trustee will prepare and make available to any person who at any time during the calendar year was a Certificateholder of record, a report summarizing the items provided to the Certificateholders pursuant to items (1) and (2) above on an annual basis as may be required to enable those Certificateholders to prepare their federal income tax returns. Such information shall also include the amount of OID accrued on each class of Certificates and information regarding the expenses of the Trust Fund furnished by the Master Servicer to the Trustee.

Voting Rights

      The Class 1-AIO Certificates will be allocated 1% of all voting rights, each of the Class 1-P and Class 2-P Certificates will be allocated 1% of all voting rights, the Class C-X, Class S-X and Class 1-X Certificates, in the aggregate, will be allocated 1% of all voting rights, the Class 2-X Certificates will be allocated 1% of all voting rights, the Class R-1 Certificates will be allocated 1% of all voting rights, the Class R-2 Certificates will be allocated 1% of the voting rights and the remaining Classes of Certificates will be allocated 93% of all voting rights under the Trust Agreement. Voting rights will be allocated among the Classes of Offered Certificates in proportion to their respective Class Principal Amounts and among the Certificates of each Class in proportion to their Percentage Interests. In the absence of a default by the Certificate Insurer in the performance of its duties under the Certificate Insurance Policy, the Certificate Insurer will be entitled to exercise all consent, voting or related rights of the holders of the Class WF-3-1, Class WF-4-1 and Class WF-6-1 Certificates.

                   Yield, Prepayment and Weighted Average Life

General

      The yields to maturity (or to early termination) of the Offered Certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the related Mortgage Loans and the application of excess interest to retire the Class Principal Amounts of the Certificates. Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the Offered Certificates and other factors.

      Yields on the Group 1 Certificates will be affected by the rate of principal payments on the Pool 1 Mortgage Loans and yields on the Group 2 Certificates will be affected by the rate of principal payments on the Pool 2 Mortgage Loans; however, because there exists no cross-collateralization between the Mortgage Pools, principal payments experienced by one Mortgage Pool will have no affect on the yield of the Certificates unrelated to that Mortgage Pool.

      Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the Mortgage Loans. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing interest rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

      In addition, the rate of principal prepayments may also be influenced by programs offered by mortgage loan originators, servicers and brokers (including the Servicers and their affiliates). In particular, the Seller and its affiliates (including Aurora) may solicit borrowers using general and targeted solicitations (which may be based on mortgage loan characteristics including, but not limited to, interest rate, payment history or geographic location) and solicitations to borrowers whom the Seller or its affiliates believe may be considering refinancing their mortgage loans.

      Substantially all of the Adjustable Rate Mortgage Loans in Pool 1 have Mortgage Rates that provide for a fixed interest rate during the initial period from the date of the origination described under "Description of the Mortgage Pool" and thereafter provide for adjustments to the Mortgage Rates on a semi-annual or annual basis. When such Mortgage Loans begin their adjustable period, increases and decreases in the Mortgage Rate on the Mortgage Loan will generally be limited by the Periodic Cap, except in the case of the first adjustment which will generally be limited by the Initial Cap, the Maximum Rate and the Minimum Rate, if any, and will be based on the applicable Index in effect prior to the related Adjustment Date plus the applicable Gross Margin. The applicable Index may not rise and fall consistently with Mortgage Rates. As a result, the Mortgage Rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates of similar adjustable rate mortgage loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, each Adjustable Rate Mortgage Loan in Pool 1 has a Maximum Rate and a Minimum Rate, which in some cases is equal to the related Gross Margin. Further, some borrowers who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrower's adjustable rate mortgage loans. The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower's financial situation, prevailing mortgage interest rates, the borrower's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. In addition, as discussed below, the Interest Rates on the Group 1 Certificates, beginning with the related Accrual Period following the first adjustment date may decrease, and may decrease significantly, after the Mortgage Rates on the Pool 1 Mortgage Loans begin to adjust.

      Approximately 35.65% and 59.20% of the Mortgage Loans in Pool 1 and Pool 2, respectively, are subject to Prepayment Premiums during intervals ranging from four months to five years following origination, in the case of Pool 1 and from one year to three years, in the case of Pool 2, in each case, as described under "Description of the Mortgage Pools--General" herein. Such Prepayment Premiums may have the effect of reducing the amount or the likelihood of prepayment of the related Mortgage Loans during the applicable Prepayment Premium period.

      The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and repurchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under "Yield, Prepayment and Maturity Considerations"), no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      As described herein, approximately, 0.55% and 22.30% of the Pool 1 Mortgage Loans and Pool 2 Mortgage Loans, respectively, are Balloon Loans which will have original terms to maturity that are shorter than their amortization schedules, leaving final payments due on their maturity dates that are significantly larger than other monthly payments. The Balloon Loans are generally expected to have original terms to maturity of thirty years.

The ability of a borrower to repay a Balloon Loan at maturity frequently will depend on the borrower's ability to refinance the loan. Investors should consider that they will bear any loss on a Balloon Loan as a result of the borrower's inability to refinance the loan, to the extent not covered by the applicable credit enhancement described herein.

      As described herein, approximately 72.97% and 9.21% of the Mortgage Loans in Pool 1 and Pool 2, respectively, do not provide for monthly payments of principal for three, five, ten or fifteen years following origination. Instead, only monthly payments of interest are due during such period. Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay such loans during such three-, five-, ten- or fifteen-year period. In addition, because no principal is due on such loans for their initial three-, five-, ten- or fifteen-year period, as applicable, the related Certificates will amortize at a slower rate during such period than would otherwise be the case. Thereafter, when the monthly payments on such Mortgage Loans are recalculated on the basis of a thirty-, twenty-seven, twenty-five, twenty-, fifteen- or five-year, as applicable, level payment amortization schedule as described herein, principal payments on the related Certificates are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the underlying loans were calculated on the basis of a thirty year amortization schedule. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the Mortgage Loans.

      From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. Under the Sale and Assignment Agreement, the Seller will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Certificateholders (determined without regard to the Certificate Insurance Policy), the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Seller will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

      Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions to holders of the related Certificates of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

      The yields on the Offered Certificates may be adversely affected by Net Prepayment Interest Shortfalls on the Mortgage Loans. The yields on the Offered Certificates may also be adversely affected by reductions in the Mortgage Rates of the related Mortgage Loans under the Relief Act or similar state or local laws. The Certificate Insurance Policy will not cover any portion of Net Prepayment Interest Shortfalls or Relief Act Reductions allocated to the Class WF-3-1, Class WF-4-1 and Class WF-6-1 Certificates.

      The yields on the Group 1 Certificates may be adversely affected by Net Swap Payments and Swap Termination Payments (not due to a Swap Counterparty Trigger Event) to the Swap Counterparty. Any Net Swap Payment or Swap Termination Payments payable to the Swap Counterparty will reduce amounts available for distribution to Group 1 Certificateholders. If the rate of prepayments on the Pool 1 Mortgage Loans is faster than anticipated, the Scheduled Notional Amount on which payments due under the Swap Agreement are calculated may exceed the Pool Balance for Pool 1, thereby increasing the relative proportion of interest (and possibly principal) collections on the Pool 1 Mortgage Loans that must be applied to make any Net Swap Payments to the Swap Counterparty and consequently, the combination of rapid rates of prepayment and low prevailing interest rates could adversely affect the yields on the Group 1 Certificates.

      The yields on the LIBOR Certificates will be affected by the level of LIBOR from time to time, and by the Mortgage Rates of the Mortgage Loans from time to time as described under "Risk Factors--Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates."

      As described herein, excess interest, together, in the case of the Group 1 Certificates, with certain amounts received under the Swap Agreement, to the extent available, will be applied as an additional payment of principal on the related Offered Certificates (other than the Class 1-AIO Certificates) to create and maintain limited overcollateralization with respect to Pool 1 and Pool 2 (determined on an independent basis) and to offset certain losses and shortfalls on the related Certificates. The level of excess interest available on any Distribution Date will be influenced by, among other things:

      o the overcollateralization level of the Pool 1 Mortgage Loans (in the case of the Group 1 Certificates) or the Pool 2 Mortgage Loans (in the case of the Group 2 Certificates). This means the extent to which interest on the Mortgage Loans in such Mortgage Pool is accruing on a higher principal balance than the Certificate Principal Amounts of the related Offered Certificates;

      o the loss experience of the Mortgage Loans. For example, excess interest will be reduced as a result of Realized Losses on the Mortgage Loans;

      o certain funds received or paid by the Supplemental Interest Trust under the Swap Agreement (in the case of the Group 1 Certificates);

      o     the value of LIBOR, Six-month LIBOR, One-Year CMT and One-Year
            LIBOR; and

      o the extent to which the weighted average of the Net Mortgage Rates of the Mortgage Loans exceeds the weighted average of the interest rates of the Offered Certificates.

      No assurances can be given as to the amount or timing of excess interest distributable on the Certificates.

      The yields to investors in the Offered Certificates will be affected by the exercise by the Master Servicer of its right to purchase the Mortgage Loans in Pool 1 and Pool 2 as described under "Description of the Certificates--Optional Purchase of the Mortgage Loans" herein.

      If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. For this purpose, prepayments of principal include not only voluntary prepayments made by the borrower, but repurchases of Mortgage Loans by the Seller due to breaches of representations and warranties.

      The effective yield to holders of the Class 1-AIO Certificates and the Group 2 Certificates (except the Class WF-1-1 and the Class WF-1-2 Certificates) will be lower than the yield otherwise produced by the applicable Interest Rate and the related purchase price because monthly distributions will not be payable to such holders until the 25th day of the month (or the next Business Day if such day is not a Business Day) following the month in which interest accrues on the related Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

      The Interest Rates applicable to the Group 1 Certificates and the Class WF-1-1 and Class WF-1-2 Certificates will be affected by the level of LIBOR from time to time, by the Mortgage Rates of the related Mortgage Loans from time to time, by the applicability of the related Net Funds Cap and, in the case of the Group 1 Certificates, by payments, if any, made under the Swap Agreement and by payments, if any, made under the Group 1 Interest Rate Cap Agreement.

Overcollateralization

      The yields of the Group 1 Certificates will be affected by the application of Pool 1 Monthly Excess Cashflow as described herein, and by the amount of overcollateralization generated by the Pool 1 Mortgage Loans and certain payments received under the Swap Agreement. The yields of the Group 2 Certificates will be affected by the application of Pool 2 Monthly Excess Cashflow, as described herein, and by the amount of overcollateralization generated by the Pool 2 Mortgage Loans. The amount of Pool 1 Monthly Excess Cashflow and Pool 2 Monthly Excess Cashflow will be affected by the delinquency, default and prepayment experience of the related Mortgage Loans. There can be no assurance that overcollateralization with respect to these Mortgage Pools will be achieved and maintained at the level described herein.

Sensitivity of the Class 1-AIO Certificates

      The yield of the Class 1-AIO Certificates will be extremely sensitive to the rate and timing of principal prepayments on the Fixed Rate Mortgage Loans in Pool 1.

      Prospective investors in the Class 1-AIO Certificates should carefully consider the risk that a faster than anticipated rate of prepayments on such Mortgage Loans could result in actual yields that are lower than anticipated yields, and could result in a failure of such investors to fully recover their initial investments.

      To illustrate the significance of prepayments on the yields on the Class 1-AIO Certificates, the table set forth in Annex C-3 to this Prospectus Supplement indicates the pre-tax yields to maturity (on a corporate bond equivalent basis) and weighted average lives under the specified assumptions at the percentages of CPR shown. The yields set forth in Annex C-3 were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class 1-AIO Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase price of such class and converting such monthly rates to corporate bond equivalent rates. These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class 1-AIO Certificates and consequently do not purport to reflect the return on any investment in the Class 1-AIO Certificates when such reinvestment rates are considered. The weighted average lives shown were determined by (1) multiplying the net reduction, if any, of the Class Notional Amount of the Class 1-AIO Certificates by the number of years from the date of issuance of the Class 1-AIO Certificates to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Notional Amount of the Class 1-AIO Certificates described in clause (1) above. It is unlikely that any of the Fixed-Rate Mortgage Loans in Pool 1 will prepay at any of the assumed constant rates shown or at any other constant rate until maturity. (The weighted average lives of the Class 1-AIO Certificates are shown for illustrative purposes only. The Class 1-AIO Certificates are not entitled to distributions of principal and therefore have no weighted average lives.) The timing of changes in the rate of prepayments may significantly affect the actual yields to maturity and weighted average lives, even if the average rate of principal prepayments is consistent with an investor's expectation.

      The table set forth in Annex C-3 was prepared on the basis of the characteristics of the Fixed Rate Mortgage Loans expected to be included in Pool 1, the Modeling Assumptions, except as described in this paragraph, and the additional assumptions that (1) the assumed purchase price (expressed as a percentage of the Class Notional Amount), exclusive of accrued interest as set forth in Annex C-3 and (2) the initial Class Notional Amount and initial Interest Rate of the Class 1-AIO Certificates are as set forth or described herein.

      The Fixed Rate Mortgage Loans in Pool 1 may not have the characteristics assumed for purposes of the table set forth in Annex C-3, and there can be no assurance that the Mortgage Loans will prepay at any of the constant rates assumed, that the actual pre-tax yields to maturity and weighted average lives for the Class 1-AIO Certificates will correspond to any of the calculated yields and weighted average lives shown herein, or that the purchase price of such Certificates will be as assumed. Each investor should make its own determination as to the appropriate assumptions to be used and factors to be considered in deciding whether to purchase the Class 1-AIO Certificates.

Subordination of Certain Certificates

      As described herein, the Certificates having a relatively higher priority of distribution will have a preferential right to receive distributions of interest to the extent of the related Interest Remittance Amount and principal to the extent of the related Principal Distribution Amount. In addition, Pool 1 Applied Loss Amounts will be allocated sequentially to the Class 1-M9, Class 1-M8, Class 1-M7, Class 1-M6, Class 1-M5, Class 1-M4, Class 1-M3, Class 1-M2 and Class 1-M1 Certificates in inverse order of seniority, and then to the Group 1 Senior Certificates, on a pro rata basis; provided, however, that the losses that would otherwise reduce the Class Principal Amounts of the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4A and Class 1-A4B Certificates will first reduce the Class Principal Amount of the Class 1-A5 Certificates until the Class Principal Amount of the Class 1-A5 Certificates has been reduced to zero; provided, further, that, after the Class Principal Amount of the Class 1-A5 Certificates has been reduced to zero, the losses that would otherwise reduce the Class Principal Amount of the Class 1-A4A Certificates will first reduce the Class Principal Amount of the Class 1-A4B Certificates until the Class Principal Amount of the Class 1-A4B Certificates has been reduced to zero. Pool 2 Applied Loss Amounts will be allocated to the Class WF-M10, Class WF-M9, Class WF-M8, Class WF-M7, Class WF-M6, Class WF-M5, Class WF-M4, Class WF-M3, Class WF-M2 and Class WF-M1 Certificates in inverse order of seniority, and then to the Group 2 Senior Certificates, on a pro rata basis; provided, however, that the losses that would otherwise reduce the Class Principal Amount of the Class WF-1-1 Certificates will first reduce the Class Principal Amount of the Class WF-1-2 Certificates until the Class Principal Amount of the Class WF-1-2 Certificates has been reduced to zero and losses that would otherwise reduce the Class Principal Amount of the Class WF-3-2 Certificates will first reduce the Class Principal Amount of the Class WF-3-3 Certificates until the Class Principal Amount of the Class WF-3-3 Certificates has been reduced to zero; provided, further, that any Pool 2 Applied Loss Amounts allocated against the Class WF-3-1, Class WF-4-1 and Class WF-6-1 Certificates will be covered by the Certificate Insurance Policy. As a result, the yields of the Group 1 Subordinate Certificates and the Group 2 Subordinate Certificates will be more sensitive, in varying degrees, to delinquencies and losses on the related Mortgage Loans than the yields of the related more senior Certificates.

Weighted Average Life

      Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest and, in the case of the Group 1 Certificates, certain amounts received under the Swap Agreement, applied in reduction of the Certificate Principal Amounts of the Offered Certificates.

      Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The prepayment assumption used in this prospectus supplement for the Pool 1 Mortgage Loans is CPR, which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the Mortgage Loans for the life of such Mortgage Loans. CPR does not purport to be either a historical description of the prepayment experience of the mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Pool 1 Mortgage Loans.

      The prepayment assumption used in this Prospectus Supplement for the Pool 2 Mortgage Loans is the PPC Prepayment Assumption. The PPC Prepayment Assumption represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the Pool 2 Mortgage Loans for the life of such Pool 2 Mortgage Loans. A 100% PPC Prepayment Assumption for the Pool 2 Mortgage Loans assumes a constant prepayment rate of 10.00% per annum of the outstanding principal balance of such Mortgage Loans for the first month following origination of the Mortgage Loan and by approximately an additional 1.3636% per annum (which is equal to 15%/11) in each month thereafter for the next eleven months; and in each month thereafter during the life of such Mortgage Loans, a constant prepayment rate of 25.00% per annum is assumed. As used in the tables below, a 0% PPC Prepayment Assumption assumes prepayment rates equal to 0% of the PPC Prepayment Assumption, i.e., no prepayments; a 50% PPC Prepayment Assumption assumes prepayment rates equal to 50% of the PPC Prepayment Assumption, and so forth. The PPC Prepayment Assumption does not purport to be either a historical description of the prepayment experience of the mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Pool 2 Mortgage Loans.

      The tables set forth on Annex C-2 to this prospectus supplement were prepared based on the following modeling assumptions:

                  (1) the initial Class Principal Amounts are as set forth in the table on page S-1 and the Interest Rates are as described herein;

                  (2) each Scheduled Payment of principal and interest is timely received on the first day of each month commencing in November 2006;

                  (3) principal prepayments are received in full on the last day of each month commencing in October 2006 and there are no Net Prepayment Interest Shortfalls;

                  (4) there are no defaults or delinquencies on the Mortgage
            Loans;

                  (5) Distribution Dates occur on the 25th day of each month, commencing in November 2006;

                  (6) there are no purchases or substitutions of Mortgage Loans;

                  (7) there is no early termination of any Mortgage Pool or the
            Trust Fund (except in the case of the Weighted Average Life in Years with Optional Termination);

                  (8) the Mortgage Rate of each adjustable rate Pool 1 Mortgage
            Loan is adjusted on the next applicable Adjustment Date to equal the value of the applicable Index set forth in (9) below plus the related Gross Margin, subject to any applicable Initial Cap or Periodic Cap or Maximum or Minimum Interest Rate;

                  (9) the value of One-Month LIBOR is 5.32%, Six-Month LIBOR is
            5.41%, One-Year CMT is 5.04% and One-Year LIBOR is 5.40%;

                  (10) the applicable index for the Group 1 Certificates and the
            Class WF-1-1 and the Class WF-1-2 Certificates is One-Month LIBOR;

                  (11) there is no optional purchase of any Mortgage Pool by the
            Master Servicer (except in the case of Weighted Average Life in Years with Optional Termination);

                  (12) the Certificates are issued on October 31, 2006;

                  (13) no Prepayment Premiums are collected on the Mortgage
            Loans;

                  (14) no Swap Termination Payment occurs; and

                  (15) the Mortgage Loans are aggregated into assumed mortgage loans having the characteristics set forth in Annex C-1 to this prospectus supplement.

      The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth on Annex C-2 hereto, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity and Mortgage Rates of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of the PPC Prepayment Assumption or CPR specified, even if the weighted average remaining terms to maturity and the weighted average Mortgage Rates of the Mortgage Loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the PPC Prepayment Assumption or CPR, as applicable.

      Subject to the foregoing discussion and assumptions, the tables set forth on Annex C-2 hereto indicate the weighted average lives of the Offered Certificates (other than the Class 1-AIO Certificates) and set forth the percentages of the initial Class Principal Amounts of the Offered Certificates (other than the Class 1-AIO Certificates) that would be outstanding after each of the Distribution Dates shown at various percentages of CPR or the PPC Prepayment Assumption, as applicable.

      The weighted average life of an Offered Certificate (other than the Class 1-AIO Certificates) is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

                   Material Federal Income Tax Considerations

General

      The Trust Agreement provides that a portion of the Trust Fund will comprise two, tiered REMIC structures, one relating to each of Pool 1 and Pool
2. Each tiered REMIC structure will be comprised of one or more Lower Tier REMICs and a single Upper Tier REMIC. Elections will be made to treat each of the Lower Tier REMICs and the Upper Tier REMICs as a REMIC for federal income tax purposes. Each REMIC will designate a single class of interests as the residual interest in that REMIC. Each of the Class LT-R-1 and Class R-1 Certificates and the Class LT-R-2 and Class R-2 Certificates will represent ownership of the residual interests in one or more of the REMICs relating to Pool 1 and Pool 2, respectively.

      Upon the issuance of the Offered Certificates, Tax Counsel will deliver its opinion to the effect that, assuming compliance with the Trust Agreement, each of the REMICs formed pursuant to the Trust Agreement will qualify as a REMIC within the meaning of Section 860D of the Code. In addition, Tax Counsel will deliver an opinion to the effect that each of the Supplemental Interest Trust, the Pool 1 Basis Risk Reserve Fund and Pool 2 Basis Risk Reserve Fund is an "outside reserve fund" for purposes of the applicable Treasury regulations. Moreover, Tax Counsel will deliver an opinion to the effect that the rights of the beneficial owners of Offered Certificates to receive Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls represent interests in notional principal contract for federal income tax purposes.

Tax Treatment of the Class 1-AIO Certificates

      The Class 1-AIO Certificates will represent ownership of REMIC regular interests for federal income tax purposes. See "Material Federal Income Tax Considerations--Types of Securities--REMIC Certificates Generally" in the Prospectus. In addition, the Class 1-AIO Certificates will be issued with OID. A beneficial owner of a certificate issued with OID must include the OID in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See "Material Federal Income Tax Considerations--Taxation of Securities Treated as Debt Instruments--Interest Income and OID" in the Prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 30% CPR with respect to the Pool 1 Mortgage Loans. See "Yield, Prepayment and Weighted Average Life--Weighted Average Life" above. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate.

Tax Treatment of the Component Certificates

      For federal income tax purposes, a beneficial owner of an offered certificate, other than the Class 1-AIO Certificates (each, a "Component Certificate") will be treated (i) as holding an undivided interest in a REMIC regular interest corresponding to that certificate and (ii) as having entered into a notional principal contract (the "Cap Contract"). The REMIC regular interest corresponding to a Component Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Component Certificate to which it corresponds except that the maximum interest rate of the corresponding REMIC regular interest will equal the applicable Net Funds Cap, determined in the case of each Group 1 Certificate by
(i) treating any Swap Termination Payment as being payable solely from Pool 1 Monthly Excess Cashflow and (ii) limiting the Scheduled Notional Amount of the Swap Agreement to the Pool Balance for Pool 1.

      As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to an Offered Certificate may exceed the actual amount of distributions on the Offered Certificate. Any amount paid on a Component Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be deemed to have been paid pursuant to the Cap Contract. Alternatively, any amount payable on the REMIC regular interest corresponding to an Offered Certificate in excess of the amount payable on the Offered Certificate will be treated as having been received by the holder of that Offered Certificate and then as having been paid by such holder pursuant to the Cap Contract. Consequently, each beneficial owner of a Component Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under "Material Federal Income Tax Considerations--Types of Securities--REMIC Certificates Generally" in the prospectus. In addition, each beneficial owner of a Component Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under "--The Cap Contract Components" below. Prospective investors are encouraged to consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Component Certificate.

      Allocations. A beneficial owner of a Component Certificate must allocate its purchase price for the certificate between its components--the REMIC regular interest component and the Cap Contract component. For information reporting purposes, the Trustee will assume the Cap Contract components will have nominal value. Each Cap Contract is difficult to value, and the IRS could assert that the value of a Cap Contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

      Upon the sale, exchange, or other disposition of a Component Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Component Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon disposition of a REMIC regular interest, see "Material Federal Income Tax Considerations--Taxation of Securities Treated as Debt Instruments--Sale or Other Disposition" in the prospectus.

      Original Issue Discount. The REMIC regular interest component of any Component Certificate may be issued with OID. A beneficial owner of a Component Certificate must include any OID with respect to such component in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See "Material Federal Income Tax Considerations--Taxation of Securities Treated as Debt Instruments--Interest Income and OID" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 30% CPR with respect to the Mortgage Loans in Pool 1 and 100% PPC Prepayment Assumption with respect to the Mortgage Loans in Pool 2. See "Yield, Prepayment and Weighted Average Life--Weighted Average Life" above. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate.

      The Cap Contract Components. The portion of the overall purchase price of a Component Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method--the level yield constant interest method--the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate.

Prospective investors are encouraged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a Component Certificate.

      Any payments to a beneficial owner of a Component Certificate of Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Offered Certificates to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Cap Contract, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to the Cap Contract for such taxable year. Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

      A beneficial owner's ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner's alternative minimum tax liability.

      Because a beneficial owner of an Offered Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Cap Contract but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the limitations described above.

      Status of the Component Certificates. The REMIC regular interest components of Component Certificates will be treated as assets described in
Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of a Component Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Cap Contract components of the Component Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code or as a real estate asset under
Section 856(c)(5)(B) of the Code. In light of the obligations represented by the Cap Contract components, the Offered Certificates that are Component Certificates generally will not be suitable investments for a REMIC.

                         Legal Investment Considerations

      The Senior Certificates and the Class 1-M1, Class 1-M2, Class 1-M3, Class WF-M1, Class WF-M2, Class WF-M3 and Class WF-M4 Certificates will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA. Such investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws.

      Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state chartered institutions from purchasing or holding similar types of securities.

      Accordingly, investors are encouraged to consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by such investors. See "Legal Investment Considerations" in the prospectus.

                              ERISA Considerations

      An employee benefit plan or other retirement arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or to Section 4975 of the Code (collectively, a "Plan"), or an entity deemed to be investing with plan assets of such a plan or arrangement is subject to the fiduciary obligation and prohibited transaction provisions of ERISA and Section 4975 of the Code, unless it is covered by an administrative exemption. The U.S. Department of Labor has granted to the underwriter a prohibited transaction exemption relating to the acquisition, holding and transfer of mortgage-backed certificates (the "Underwriter's Exemption"), subject to the limitations and qualifications described under "ERISA Considerations" in the prospectus. See "ERISA Considerations" in the prospectus. Offered Certificates that are not ERISA-Restricted Swap Certificates (as defined below) are eligible for relief under the Underwriter's Exemption and may be purchased by a Plan that is an "accredited investor" within the meaning of Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, or by a person investing on behalf of or with plan assets of such Plan.

      Any person purchasing an Offered Certificate that is a Group 1 Certificate (an "ERISA-Restricted Swap Certificate") otherwise eligible for purchase by Plans under the Underwriter's Exemption, which ERISA-Restricted Swap Certificate entitles the holder to receive payments under the Swap Agreement from the Supplemental Interest Trust, will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such ERISA-Restricted Swap Certificate without the right to receive payments from the Supplemental Interest Trust, together with the right to receive such payments.

      The acquisition, holding and transfer of the Offered Certificates (other than the ERISA-Restricted Swap Certificates) and the ERISA-Restricted Swap Certificates, excluding the right to receive the payments from the Supplemental Interest Trust, should meet the conditions of the Underwriter's Exemption (other than those within the control of the investors). However, a fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA or
Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code, and whether the purchase, holding or disposition of the Offered Certificates (other than the ERISA-Restricted Swap Certificates) and the ERISA-Restricted Swap Certificates without the right to receive payments from the Supplemental Interest Trust during the term of the Swap Agreement and after the termination of the Swap Agreement satisfies the terms and conditions of the Underwriter's Exemption. See "ERISA Considerations" in the prospectus.

      The rating of such Offered Certificate may change. If the rating of such class of Offered Certificates declines below the lowest permitted rating, Certificates of that class may no longer be eligible for relief under the Underwriter's Exemption (although a Plan that had purchased such Certificate of that class when such Certificate had a permitted rating would not be required to dispose of it). However, insurance company general accounts may be able to purchase such Offered Certificate in such circumstances pursuant to Sections I and III of Prohibited Transaction Class Exemption 95-60.

      The Underwriter's Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the Supplemental Interest Trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Swap Counterparty is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, no Plan or other person using Plan assets may acquire or hold an ERISA-Restricted Swap Certificate otherwise eligible for the Underwriter's Exemption before the termination of the Swap Agreement, unless such acquisition or holding is eligible for administrative or statutory exemptive relief. Administrative relief is available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers"). There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and
Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the Securities for adequate consideration, provided such service provider is not (i) not the fiduciary with respect to the Plan's assets used to acquire the Securities or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan. Plan fiduciaries are encouraged to consult their legal counsel concerning this issue. Each beneficial owner of an ERISA-Restricted Swap Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the ERISA-Restricted Swap Certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such ERISA-Restricted Swap Certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions or statutory exemption as required immediately above or any other applicable exemption. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Swap Agreement, any ERISA-Restricted Swap Certificate whose rating has fallen to below BBB- could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the Swap Agreement.

      If any ERISA-Restricted Swap Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that ERISA-Restricted Swap Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an ERISA-Restricted Swap Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the Trustee, the Master Servicer and any Servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

                                 Use of Proceeds

      The net proceeds from the sale of the Certificates will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Mortgage Loans and the repayment of any related financing. The Mortgage Loans will be acquired by the Depositor from the Seller in a privately negotiated transaction.

                                  Underwriting

      Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates.

      The distribution of the Offered Certificates by the Underwriter will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act. The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act.

      Expenses incurred by the Depositor in connection with this offering are expected to be approximately $590,000.

      Immediately prior to the sale of the Mortgage Loans to the Trustee, certain of the Mortgage Loans were subject to financing provided by an affiliate of Lehman Brothers Inc. A portion of the proceeds from the sale of the Certificates will be used to repay the financing.

      Lehman Brothers Inc. has entered into an agreement with the Depositor to purchase the Class LT-R-1, Class LT-R-2, Class R-1 and Class R-2 Certificates and Lehman Pass-Through Securities Inc. has entered into an agreement with the Depositor to purchase the Class 1-P, Class 2-P, Class C-X, Class S-X, Class 1-X and Class 2-X Certificates, each simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

      Lehman Brothers Inc. is an affiliate of the Depositor, the Seller, the Cap Counterparty, one of the Servicers and the Master Servicer.

                                     Experts

      The financial statements, financial statement schedules and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting) of MBIA Inc. and subsidiaries and the financial statements of MBIA Insurance Corporation and subsidiaries incorporated in this prospectus supplement by reference to MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

                                  Legal Matters

      Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriter by McKee Nelson LLP.

                                     Ratings

      It is a condition to the issuance of the Offered Certificates that they have the applicable rating or ratings, Moody's and S&P indicated under "Initial Certificate Ratings" in the table on page S-1.

      The ratings of "AAA" and "Aaa" are the highest ratings that the applicable rating agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Offered Certificates of distributions in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Offered Certificates. The ratings do not take into consideration any of the tax aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Certificates might suffer a lower than anticipated yield due to prepayments.

      The ratings do not address the likelihood that any Basis Risk Shortfall or Unpaid Basis Risk Shortfall will be repaid to Certificateholders from Pool 1 Monthly Excess Cashflow or Pool 2 Monthly Excess Cashflow, as applicable, in the case of the Group 1 Certificates, from the Supplemental Interest Trust or from the Group 1 Interest Rate Cap Agreement. The ratings on the Class WF-3-1, Class WF-4-1 and Class WF-6-1 Certificates are assigned without regard to the Certificate Insurance Policy.

      There will be no arrangements to have the ratings monitored while the Certificates are outstanding.

      The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.

      The Depositor has not requested a rating of the Offered Certificates by any rating agency other than those described above; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies described above.

                            Glossary of Defined Terms

1-M1 Principal Distribution Amount........   For any Distribution Date, an
                                             amount equal, on or after the Pool
                                             1 Stepdown Date and as long as a
                                             Pool 1 Trigger Event is not in
                                             effect with respect to such
                                             Distribution Date, to the amount,
                                             if any, by which (x) the sum of (i)
                                             the aggregate Class Principal
                                             Amount of the Group 1 Senior
                                             Certificates, after giving effect
                                             to distributions on such
                                             Distribution Date, and (ii) the
                                             Class Principal Amount of the Class
                                             1-M1 Certificates immediately prior
                                             to such Distribution Date exceeds
                                             (y) the 1-M1 Target Amount.

1-M1 Target Amount........................   For any Distribution Date, an
                                             amount equal to the lesser of (a)
                                             the product of (1) approximately
                                             87.40% and (2) the Pool Balance of
                                             Pool 1 for such Distribution Date
                                             determined as of the last day of
                                             the related Collection Period and
                                             (b) the amount, if any, by which
                                             (1) the Pool Balance of Pool 1 for
                                             such Distribution Date determined
                                             as of the last day of the related
                                             Collection Period exceeds (2) the
                                             Pool 1 Overcollateralization Floor.

1-M2 Principal Distribution Amount........   For any Distribution Date, an
                                             amount equal, on or after the Pool
                                             1 Stepdown Date and as long as a
                                             Pool 1 Trigger Event is not in
                                             effect with respect to such
                                             Distribution Date, to the amount,
                                             if any, by which (x) the sum of (i)
                                             the aggregate Class Principal
                                             Amount of the Group 1 Senior
                                             Certificates and the Class 1-M1
                                             Certificates, in each case after
                                             giving effect to distributions on
                                             such Distribution Date, and (ii)
                                             the Class Principal Amount of the
                                             Class 1-M2 Certificates immediately
                                             prior to such Distribution Date
                                             exceeds (y) the 1-M2 Target Amount.

1-M2 Target Amount........................   For any Distribution Date, an
                                             amount equal to the lesser of (a)
                                             the product of (1) approximately
                                             90.00% and (2) the Pool Balance of
                                             Pool 1 for such Distribution Date
                                             determined as of the last day of
                                             the related Collection Period and
                                             (b) the amount, if any, by which
                                             (1) the Pool Balance of Pool 1 for
                                             such Distribution Date determined
                                             as of the last day of the related
                                             Collection Period exceeds (2) the
                                             Pool 1 Overcollateralization Floor.

1-M3 Principal Distribution Amount........   For any Distribution Date, an
                                             amount equal, on or after the Pool
                                             1 Stepdown Date and as long as a
                                             Pool 1 Trigger Event is not in
                                             effect with respect to such
                                             Distribution Date, to the amount,
                                             if any, by which (x) the sum of (i)
                                             the aggregate Class Principal
                                             Amount of the Group 1 Senior
                                             Certificates, Class 1-M1
                                             Certificates and Class 1-M2
                                             Certificates, in each case after
                                             giving effect to distributions on
                                             such Distribution Date, and (ii)
                                             the Class Principal Amount of the
                                             Class 1-M3 Certificates immediately
                                             prior to such Distribution Date
                                             exceeds (y) the 1-M3 Target Amount.

1-M3 Target Amount........................   For any Distribution Date, an
                                             amount equal to the lesser of (a)
                                             the product of (1) approximately
                                             91.60% and (2) the Pool Balance of
                                             Pool 1 for such Distribution Date
                                             determined as of the last day of
                                             the related Collection Period and
                                             (b) the amount, if any, by which
                                             (1) the Pool Balance of Pool 1 for
                                             such Distribution Date determined
                                             as of the last day of the related
                                             Collection Period exceeds (2) the
                                             Pool 1 Overcollateralization Floor.

1-M4 Principal Distribution Amount........   For any Distribution Date, an
                                             amount equal, on or after the Pool
                                             1 Stepdown Date and as long as a
                                             Pool 1 Trigger Event is not in
                                             effect with respect to such
                                             Distribution Date, to the amount,
                                             if any, by which (x) the sum of (i)
                                             the aggregate Class Principal
                                             Amount of the Group 1 Senior
                                             Certificates, Class 1-M1
                                             Certificates, Class 1-M2
                                             Certificates and Class 1-M3
                                             Certificates, in each case after
                                             giving effect to distributions on
                                             such Distribution Date, and (ii)
                                             the Class Principal Amount of the
                                             Class 1-M4 Certificates immediately
                                             prior to such Distribution Date
                                             exceeds (y) the 1-M4 Target Amount.

1-M4 Target Amount........................   For any Distribution Date, an
                                             amount equal to the lesser of (a)
                                             the product of (1) approximately
                                             92.60% and (2) the Pool Balance of
                                             Pool 1 for such Distribution Date
                                             determined as of the last day of
                                             the related Collection Period and
                                             (b) the amount, if any, by which
                                             (1) the Pool Balance of Pool 1 for
                                             such Distribution Date determined
                                             as of the last day of the related
                                             Collection Period exceeds (2) the
                                             Pool 1 Overcollateralization Floor.

1-M5 Principal Distribution Amount........   For any Distribution Date, an
                                             amount equal, on or after the Pool
                                             1 Stepdown Date and as long as a
                                             Pool 1 Trigger Event is not in
                                             effect with respect to such
                                             Distribution Date, to the amount,
                                             if any, by which (x) the sum of (i)
                                             the aggregate Class Principal
                                             Amount of the Group 1 Senior
                                             Certificates, Class 1-M1
                                             Certificates, Class 1-M2
                                             Certificates, Class 1-M3
                                             Certificates and Class 1-M4
                                             Certificates, in each case after
                                             giving effect to distributions on
                                             such Distribution Date, and (ii)
                                             the Class Principal Amount of the
                                             Class 1-M5 Certificates immediately
                                             prior to such Distribution Date
                                             exceeds (y) the 1-M5 Target Amount.

1-M5 Target Amount........................   For any Distribution Date, an
                                             amount equal to the lesser of (a)
                                             the product of (1) approximately
                                             93.60% and (2) the Pool Balance of
                                             Pool 1 for such Distribution Date
                                             determined as of the last day of
                                             the related Collection Period and
                                             (b) the amount, if any, by which
                                             (1) the Pool Balance of Pool 1 for
                                             such Distribution Date determined
                                             as of the last day of the related
                                             Collection Period exceeds (2) the
                                             Pool 1 Overcollateralization Floor.

1-M6 Principal Distribution Amount........   For any Distribution Date, an
                                             amount equal, on or after the Pool
                                             1 Stepdown Date and as long as a
                                             Pool 1 Trigger Event is not in
                                             effect with respect to such
                                             Distribution Date, to the amount,
                                             if any, by which (x) the sum of (i)
                                             the aggregate Class Principal
                                             Amount of the Group 1 Senior
                                             Certificates, Class 1-M1
                                             Certificates, Class 1-M2
                                             Certificates, Class 1-M3
                                             Certificates, Class 1-M4
                                             Certificates and Class 1-M5
                                             Certificates, in each case after
                                             giving effect to distributions on
                                             such Distribution Date, and (ii)
                                             the Class Principal Amount of the
                                             Class 1-M6 Certificates immediately
                                             prior to such Distribution Date
                                             exceeds (y) the 1-M6 Target Amount.

1-M6 Target Amount........................   For any Distribution Date, an
                                             amount equal to the lesser of (a)
                                             the product of (1) approximately
                                             94.60% and (2) the Pool Balance of
                                             Pool 1 for such Distribution Date
                                             determined as of the last day of
                                             the related Collection Period and
                                             (b) the amount, if any, by which
                                             (1) the Pool Balance of Pool 1 for
                                             such Distribution Date determined
                                             as of the last day of the related
                                             Collection Period exceeds (2) the
                                             Pool 1 Overcollateralization Floor.

1-M7 Principal Distribution Amount........   For any Distribution Date, an
                                             amount equal, on or after the Pool
                                             1 Stepdown Date and as long as a
                                             Pool 1 Trigger Event is not in
                                             effect with respect to such
                                             Distribution Date, to the amount,
                                             if any, by which (x) the sum of (i)
                                             the aggregate Class Principal
                                             Amount of the Group 1 Senior
                                             Certificates, Class 1-M1
                                             Certificates, Class 1-M2
                                             Certificates, Class 1-M3
                                             Certificates, Class 1-M4
                                             Certificates, Class 1-M5
                                             Certificates and Class 1-M6
                                             Certificates, in each case after
                                             giving effect to distributions on
                                             such Distribution Date, and (ii)
                                             the Class Principal Amount of the
                                             Class 1-M7 Certificates immediately
                                             prior to such Distribution Date
                                             exceeds (y) the 1-M7 Target Amount.

1-M7 Target Amount........................   For any Distribution Date, an
                                             amount equal to the lesser of (a)
                                             the product of (1) approximately
                                             96.00% and (2) the Pool Balance of
                                             Pool 1 for such Distribution Date
                                             determined as of the last day of
                                             the related Collection Period and
                                             (b) the amount, if any, by which
                                             (1) the Pool Balance of Pool 1 for
                                             such Distribution Date determined
                                             as of the last day of the related
                                             Collection Period exceeds (2) the
                                             Pool 1 Overcollateralization Floor.

1-M8 Principal Distribution Amount........   For any Distribution Date, an
                                             amount equal, on or after the Pool
                                             1 Stepdown Date and as long as a
                                             Pool 1 Trigger Event is not in
                                             effect with respect to such
                                             Distribution Date, to the amount,
                                             if any, by which (x) the sum of (i)
                                             the aggregate Class Principal
                                             Amount of the Group 1 Senior
                                             Certificates, Class 1-M1
                                             Certificates, Class 1-M2
                                             Certificates, Class 1-M3
                                             Certificates, Class 1-M4
                                             Certificates, Class 1-M5
                                             Certificates, Class 1-M6
                                             Certificates and Class 1-M7
                                             Certificates, in each case after
                                             giving effect to distributions on
                                             such Distribution Date, and (ii)
                                             the Class Principal Amount of the
                                             Class 1-M8 Certificates immediately
                                             prior to such Distribution Date
                                             exceeds (y) the 1-M8 Target Amount.

1-M8 Target Amount........................   For any Distribution Date, an
                                             amount equal to the lesser of (a)
                                             the product of (1) approximately
                                             97.00% and (2) the Pool Balance of
                                             Pool 1 for such Distribution Date
                                             determined as of the last day of
                                             the related Collection Period and
                                             (b) the amount, if any, by which
                                             (1) the Pool Balance of Pool 1 for
                                             such Distribution Date determined
                                             as of the last day of the related
                                             Collection Period exceeds (2) the
                                             Pool 1 Overcollateralization Floor.

1-M9 Principal Distribution Amount........   For any Distribution Date, an
                                             amount equal, on or after the Pool
                                             1 Stepdown Date and as long as a
                                             Pool 1 Trigger Event is not in
                                             effect with respect to such
                                             Distribution Date, to the amount,
                                             if any, by which (x) the sum of (i)
                                             the aggregate Class Principal
                                             Amount of the Group 1 Senior
                                             Certificates, Class 1-M1
                                             Certificates, Class 1-M2
                                             Certificates, Class 1-M3
                                             Certificates, Class 1-M4
                                             Certificates, Class 1-M5
                                             Certificates, Class 1-M6
                                             Certificates, Class 1-M7
                                             Certificates and Class 1-M8
                                             Certificates, in each case after
                                             giving effect to distributions on
                                             such Distribution Date, and (ii)
                                             the Class Principal Amount of the
                                             Class 1-M9 Certificates immediately
                                             prior to such Distribution Date
                                             exceeds (y) the 1-M9 Target Amount.

1-M9 Target Amount........................   For any Distribution Date, an
                                             amount equal to the lesser of (a)
                                             the product of (1) approximately
                                             98.50% and (2) the Pool Balance of
                                             Pool 1 for such Distribution Date
                                             determined as of the last day of
                                             the related Collection Period and
                                             (b) the amount, if any, by which
                                             (1) the Pool Balance of Pool 1 for
                                             such Distribution Date determined
                                             as of the last
                                             day of the related Collection
                                             Period exceeds (2) the Pool 1
                                             Overcollateralization Floor.

80+ LTV Loans.............................   First Lien Mortgage Loans having
                                             original Loan-to-Value Ratios in
                                             excess of 80%.

AB Servicing Criteria.....................   The minimum servicing criteria
                                             established in Item 1122(d) of
                                             Regulation AB.

Accrual Period............................   For the Group 1 Certificates, the
                                             Class WF-1-1 Certificates and the
                                             Class WF-1-2 Certificates and each
                                             Distribution Date, the period
                                             beginning on the immediately
                                             preceding Distribution Date (or for
                                             the first Accrual Period, on
                                             October 25, 2006, in the case of
                                             the Group 1 Certificates, and
                                             October 31, 2006, in the case of
                                             the Class WF-1-1 and Class WF-1-2
                                             Certificates) and ending on the day
                                             immediately preceding the related
                                             Distribution Date. For the Group 2
                                             Certificates (other than the Class
                                             WF-1-1 and Class WF-1-2
                                             Certificates) and the Class 1-AIO
                                             Certificates, the calendar month
                                             preceding the month of such
                                             Distribution Date.

Additional Termination Events.............   As defined in the Swap Agreement.

Adjustable Rate Mortgage Loans............   Mortgage Loans included in Pool 1
                                             for which the related mortgage note
                                             provides for adjustment of the
                                             applicable Mortgage Rate, as
                                             described under "Description of the
                                             Mortgage Loans--Adjustable Rate
                                             Mortgage Loans" and "--The
                                             Indices."

Adjustment Date...........................   With regard to the Adjustable Rate
                                             Mortgage Loans, each date on which
                                             the related Mortgage Rate is
                                             adjusted in accordance with the
                                             terms of the related mortgage note.

Advance...................................   An advance of funds which each
                                             Servicer is generally obligated to
                                             make with respect to delinquent
                                             payments of principal and interest
                                             on the Mortgage Loans, based on an
                                             interest rate adjusted to the
                                             related Mortgage Rate less the
                                             related Servicing Fee Rate.

Affected Party............................   As defined in the Swap Agreement.

Aggregate Certificate Insurer
Premium...................................   As to any Distribution Date, the
                                             sum of (a) the Certificate Insurer
                                             Premium for such Distribution Date
                                             and (b) the amount of any
                                             Certificate Insurer Premium that
                                             was not distributed to the
                                             Certificate Insurer on any prior
                                             Distribution Date.

Aurora....................................   Aurora Loan Services LLC.

Available Basis Risk Amount...............   For any Distribution Date, the
                                             lesser of:

                                                  (i) the product of:

                                                      (a) the excess, if any of
                                                  (1) the weighted average of
                                                  the Interest Rates on the
                                                  Group 1 Certificates computed
                                                  without regard to the Pool 1
                                                  Net Funds Cap, weighted based
                                                  on the relative Class
                                                  Principal Amounts for each
                                                  class of Group 1 Certificates
                                                  over (2) the Pool 1 Net Funds
                                                  Cap, and

                                                      (b) the Scheduled Notional
                                                  Amount for such Distribution
                                                  Date, and

                                                      (c) a fraction, the
                                                  numerator of which is the
                                                  actual number of days in the
                                                  accrual period and the
                                                  denominator of which is 360,
                                                  and

                                                  (ii) the amount on deposit
                                                  in the Supplemental Interest
                                                  Trust after all required
                                                  distributions have been made
                                                  on such Distribution Date
                                                  pursuant to priorities (1)
                                                  through (4) under "Description
                                                  of Certificates--The Swap
                                                  Counterparty--Application of
                                                  Deposits and Payments Received
                                                  by the Supplemental Interest
                                                  Trust."

Balloon Loans.............................   Any Mortgage Loan that provides for
                                             (1) equal monthly Scheduled
                                             Payments that will not reduce the
                                             Scheduled Principal Balance of the
                                             Mortgage Loan to zero at its
                                             maturity date and (2) a larger
                                             monthly payment due at its maturity
                                             date equal to the unpaid Scheduled
                                             Principal Balance of that Mortgage
                                             Loan, with interest thereon.

Balloon Payments..........................   Final payments on Balloon Loans due
                                             on their maturity dates that are
                                             significantly larger than other
                                             monthly payments.

Bank......................................   Lehman Brothers Bank, FSB.

Basis Risk Payment........................   For any Distribution Date and the
                                             Group 1 Certificates, the excess,
                                             if any, of (A) the sum of (1) any
                                             Basis Risk Shortfall for such
                                             classes for such Distribution Date,
                                             (2) any Unpaid Basis Risk Shortfall
                                             for such classes for such
                                             Distribution Date and (3) any
                                             Required Reserve Fund Amount (as
                                             specified in the Trust Agreement)
                                             for such Distribution Date less any
                                             amounts received by the Trust Fund
                                             under the Group 1 Interest Rate Cap
                                             Agreement to the extent payable to
                                             the Group 1 Certificates for such
                                             Distribution Date over (B) the
                                             amount of Available Basis Risk
                                             Payments and payments of Basis Risk
                                             Shortfalls and Unpaid Basis Risk
                                             Shortfalls made to the Group 1
                                             Certificates pursuant to clauses
                                             (5) and (7) under "Description of
                                             the Certificates--The Swap
                                             Counterparty--Application of
                                             Deposits and Payments Received by
                                             the Supplemental Interest Trust."
                                             The amount of the Basis Risk
                                             Payments for any Distribution Date
                                             with respect to the Group 1
                                             Certificates payable solely as
                                             described under "Description of the
                                             Certificates--Credit
                                             Enhancement--Application of Pool 1
                                             Monthly Excess Cashflow" cannot
                                             exceed the amount of Pool 1 Monthly
                                             Excess Cashflow otherwise
                                             distributable in respect of the
                                             Class 1-X Certificates, and amounts
                                             received under the Group 1 Interest
                                             Rate Cap Agreement. The Group 1
                                             Certificates will also be entitled
                                             to payments of Basis Risk
                                             Shortfalls and Unpaid Basis Risk
                                             Shortfalls from the Supplemental
                                             Interest Trust.

                                             For any Distribution Date and the
                                             Group 2 Certificates, the sum of
                                             (1) any Basis Risk Shortfall for
                                             such classes for such Distribution
                                             Date, (2) any Unpaid Basis Risk
                                             Shortfall for such classes for such
                                             Distribution Date and (3) any
                                             Required Reserve Fund Amount (as
                                             specified in the Trust Agreement)
                                             for such Distribution Date. The
                                             amount of the Basis Risk Payments
                                             for any Distribution Date with
                                             respect to the Group 2 Certificates
                                             payable solely as described under
                                             "Description of the
                                             Certificates--Credit
                                             Enhancement--Application of Pool 2
                                             Monthly Excess Cashflow" cannot
                                             exceed the amount of Pool 2 Monthly
                                             Excess Cashflow otherwise
                                             distributable in respect of the
                                             Class 2-X Certificates.

Basis Risk Shortfall......................   For each Distribution Date and any
                                             class of Offered Certificates
                                             (other than the Class 1-AIO
                                             Certificates), the amount, if any,
                                             by which the amount calculated
                                             under clause (1) of the definition
                                             of "Interest Rate" for such class
                                             exceeds the amount calculated under
                                             clause (2) of the definition of
                                             "Interest Rate" for such class.

BBA.......................................   The British Bankers' Association.

Beneficial Owner..........................   Any person acquiring an interest in
                                             a Book-Entry Certificate.

Book-Entry Certificates...................   The Certificates, other than any
                                             Definitive Certificate.

Business Day..............................   Generally any day other than a
                                             Saturday or Sunday or a day on
                                             which banks in New York, Illinois
                                             or Colorado or the city in which
                                             the principal executive office of
                                             the Certificate Insurer is located
                                             (or, as to any Servicer, such other
                                             states as are specified in the
                                             related Servicing Agreement) are
                                             closed.

Cap Counterparty..........................   Lehman Brothers Special Financing
                                             Inc., an affiliate of the Seller,
                                             the Master Servicer, the Depositor,
                                             a Servicer and Lehman Brothers Inc.

Cap Guarantor.............................   Lehman Brothers Holdings Inc.

Carryforward Interest.....................   For any class of Offered
                                             Certificates and any Distribution
                                             Date, the sum of (1) the amount, if
                                             any, by which (x) the sum of (A)
                                             Current Interest for such class for
                                             the immediately preceding
                                             Distribution Date and (B) any
                                             unpaid Carryforward Interest for
                                             such class from previous
                                             Distribution Dates exceeds (y) the
                                             amount distributed in respect of
                                             interest on such class on such
                                             immediately preceding Distribution
                                             Date and (2) interest on such
                                             amount for the related Accrual
                                             Period at the applicable Interest
                                             Rate.

Certificate Account.......................   A certificate account maintained by
                                             the Trustee on behalf of the
                                             Certificateholders.

Certificate Insurance Policy..............   The certificate guaranty insurance
                                             policy to be issued by the
                                             Certificate Insurer with respect to
                                             Class WF-3-1, Class WF-4-1 and
                                             Class WF-6-1 Certificates.

Certificate Insurer.......................   MBIA Insurance Corporation, or any
                                             successor thereto.

Certificate Insurer Premium...............   With respect to any Distribution
                                             Date and the Class WF-3-1, Class
                                             WF-4-1 and Class WF-6-1
                                             Certificates, an amount equal to
                                             1/12th of the product of (a) the
                                             aggregate Class Principal Amount of
                                             the Class WF-3-1, Class WF-4-1 and
                                             Class WF-6-1 Certificates as of
                                             such Distribution Date (prior to
                                             giving effect to any distributions
                                             thereon on such Distribution Date)
                                             and (b) the applicable Premium
                                             Percentage for such Class.

Certificate Principal Amount..............   For any Offered Certificates (other
                                             than the Class 1-AIO Certificates)
                                             as of any Distribution Date, its
                                             initial Certificate Principal
                                             Amount as of the Closing Date, as
                                             reduced by all amounts previously
                                             distributed on that Certificate in
                                             respect of principal prior to such
                                             Distribution

                                             Date, as reduced by, in the case of
                                             any Group 1 Certificates, any Pool
                                             1 Applied Loss Amount and in the
                                             case of any Group 2 Certificates,
                                             any Pool 2 Applied Loss Amount, as
                                             applicable, previously allocated
                                             thereto; provided, however, that on
                                             each Distribution Date on which a
                                             Subsequent Recovery is distributed,
                                             the Certificate Principal Amount of
                                             any class of Group 1 Certificates
                                             whose Certificate Principal Amount
                                             has previously been reduced by
                                             application of a Pool 1 Applied
                                             Loss Amount and the Certificate
                                             Principal Amount of any class of
                                             Group 2 Certificates whose
                                             Certificate Principal Amount has
                                             previously been reduced by
                                             application of a Pool 2 Applied
                                             Loss Amount, as applicable, will be
                                             increased, in order of seniority,
                                             by an amount (to be applied pro
                                             rata to all Certificates of such
                                             class) equal to the lesser of (1)
                                             any Deferred Amount for each such
                                             class immediately prior to such
                                             Distribution Date and (2) (a) in
                                             the case of holders of the Group 1
                                             Certificates, the total amount of
                                             any Subsequent Recovery distributed
                                             on such Distribution Date to such
                                             Certificateholders, after
                                             application (for this purpose) to
                                             any more senior classes of such
                                             Certificates, and (b) in the case
                                             of holders of the Group 2
                                             Certificates, the total amount of
                                             any Subsequent Recovery distributed
                                             on such Distribution Date to such
                                             Certificateholders, after
                                             application (for this purpose) to
                                             any more senior classes of such
                                             Certificates; provided, however,
                                             that to the extent that any Pool 2
                                             Applied Loss Amounts allocated to
                                             the Class WF-3-1, Class WF-4-1 or
                                             Class WF-6-1 Certificates were
                                             reimbursed under the Certificate
                                             Insurance Policy, any Subsequent
                                             Recovery otherwise payable on the
                                             Class WF-3-1, Class WF-4-1 or Class
                                             WF-6-1 Certificates, as applicable,
                                             shall instead be payable to the
                                             Certificate Insurer.

Certificateholder.........................   Any person acquiring a beneficial
                                             ownership interest in any
                                             Certificate.

Certificates..............................   The Senior Certificates and the
                                             Subordinate Certificates.

Class Notional Amount.....................   For the Class 1-AIO Certificates
                                             and any Distribution Date, the
                                             Class Notional Amount of the Class
                                             1-AIO Certificates will be equal to
                                             aggregate Scheduled Principal
                                             Balance of the Fixed Rate Mortgage
                                             Loans in Pool 1 as of the first day
                                             of the related Collection Period.

Class Principal Amount....................   For any class of Offered
                                             Certificates (other than the Class
                                             1-AIO Certificates), the aggregate
                                             of the Certificate Principal
                                             Amounts of all certificates of that
                                             class.

Class WF-6 Percentage.....................   For any Distribution Date will be
                                             equal to the lesser of (i) 100% and
                                             (ii) the percentage obtained by
                                             dividing (x) the aggregate Class
                                             Principal Amounts of the Class
                                             WF-6-1 and Class WF-6-2
                                             Certificates immediately prior to
                                             such date by (y) the aggregate
                                             Class Principal Amount of the Group
                                             2 Senior Certificates immediately
                                             prior to such date.

Class WF-6 Priority Amount................   For any Distribution Date an amount
                                             equal to the least of (i) the
                                             aggregate Class Principal Amounts
                                             of the Class WF-6-1 and Class
                                             WF-6-2 Certificates immediately
                                             prior to such Distribution Date,
                                             (ii) the product of (x) the Pool 2
                                             Senior Principal Distribution
                                             Amount and (y) the Class WF-6
                                             Percentage and (z) the Class WF-6
                                             Shift Percentage and (iii) the Pool
                                             2 Senior Principal Distribution
                                             Amount; provided, however, that if
                                             prior to such Distribution Date the
                                             aggregate Class Principal Amount of
                                             the Group 2 Senior Certificates
                                             (other than the

                                             Class WF-6-1 and Class WF-6-2
                                             Certificates) has been reduced to
                                             zero, the Class WF-6 Priority
                                             Amount will equal 100% of the Pool
                                             2 Senior Principal Distribution
                                             Amount.

Class WF-6 Shift Percentage...............   For any Distribution Date occurring
                                             prior to the 37th Distribution Date
                                             (i.e., November 2009) will be 0%;
                                             for the 37th through 60th
                                             Distribution Dates, 45%; for the
                                             61st through 72nd Distribution
                                             Dates, 80%; for the 73rd through
                                             84th Distribution Dates, 100%; and
                                             thereafter, 300%.

Clearstream Luxembourg....................   Clearstream Banking Luxembourg.

Clearstream Luxembourg Participants.......   Participating organizations that
                                             utilize the services of Clearstream
                                             Luxembourg.

Closing Date..............................   October 31, 2006.

Code......................................   The Internal Revenue Code of 1986,
                                             as amended.

Collection Account........................   A collection account maintained by
                                             the Master Servicer established in
                                             the name of the Trustee and for the
                                             benefit of Certificateholders.

Collection Period.........................   For any Distribution Date, the
                                             one-month period beginning on the
                                             second day of the calendar month
                                             immediately preceding the month in
                                             which such Distribution Date occurs
                                             and ending on the first day of the
                                             month in which such Distribution
                                             Date occurs.

Compensating Interest.....................   For any applicable Distribution
                                             Date and prepayments in full or in
                                             part, the amount required to be
                                             paid by each Servicer in respect of
                                             any resulting Prepayment Interest
                                             Shortfalls up to an amount equal to
                                             the aggregate of the Servicing Fees
                                             received on the Mortgage Loans
                                             serviced by it.

Component Certificate.....................   Any Offered Certificate other than
                                             the Class 1-AIO Certificates.

Corporate Trust Office....................   For certificate transfer purposes
                                             and for purposes of presentment and
                                             surrender of the Offered
                                             Certificates for the final
                                             distribution thereon, Citibank,
                                             N.A., 111 Wall Street, 15th Floor,
                                             New York, NY 10005, Attention: 15th
                                             Floor Window, and for all other
                                             purposes, Citibank, N.A., 388
                                             Greenwich Street, 14th Floor, New
                                             York, NY 10013, Attention: Agency
                                             and Trust Lehman XS Trust Series
                                             2006-17, or such other address that
                                             the Trustee may designate from time
                                             to time by notice to the
                                             Certificateholders, the Depositor,
                                             the Certificate Insurer and the
                                             Master Servicer.

CPR.......................................   The prepayment assumption used in
                                             this prospectus supplement for the
                                             Mortgage Loans in Pool 1, as
                                             described under "Yield, Prepayment
                                             and Weighted Average Life--Weighted
                                             Average Life."

Credit Scores.............................   Statistical credit scores obtained
                                             by many mortgage lenders in
                                             connection with the loan
                                             application to help assess a
                                             borrower's credit worthiness.
                                             Credit Scores are generated by
                                             models developed by a third party
                                             and are made available to lenders
                                             through three national credit
                                             bureaus. The models were derived by
                                             analyzing data on consumers in
                                             order to establish patterns which
                                             are believed to be
                                             indicative of the borrower's
                                             probability of default. The Credit
                                             Score is based on a borrower's
                                             historical credit data, including,
                                             among other things, payment
                                             history, delinquencies on accounts,
                                             levels of outstanding indebtedness,
                                             length of credit history, types of
                                             credit, and bankruptcy experience.
                                             Credit Scores range from
                                             approximately 250 to approximately
                                             900, with higher scores indicating
                                             an individual with a more favorable
                                             credit history compared to an
                                             individual with a lower score.
                                             However, a Credit Score purports
                                             only to be a measurement of the
                                             relative degree of risk a borrower
                                             represents to a lender, i.e., that
                                             a borrower with a higher score is
                                             statistically expected to be less
                                             likely to default in payment than a
                                             borrower with a lower score. In
                                             addition, it should be noted that
                                             Credit Scores were developed to
                                             indicate a level of default
                                             probability over a two-year period,
                                             which does not correspond to the
                                             life of a mortgage loan.
                                             Furthermore, Credit Scores were not
                                             developed specifically for use in
                                             connection with origination of
                                             mortgage loans, but for consumer
                                             loans in general. Therefore, a
                                             Credit Score does not take into
                                             consideration the effect of
                                             mortgage loan characteristics on
                                             the probability of repayment by the
                                             borrower. The Credit Scores set
                                             forth in the tables in Annex B were
                                             obtained at either the time of
                                             origination of the related Mortgage
                                             Loan or more recently. Neither the
                                             Depositor nor any of the
                                             Originators makes any
                                             representations or warranties as to
                                             the actual performance of any
                                             Mortgage Loan or that a particular
                                             Credit Score should be relied upon
                                             as a basis for an expectation that
                                             the borrower will repay the
                                             Mortgage Loan according to its
                                             terms.

Current Interest..........................   For any class of Offered
                                             Certificates and any Distribution
                                             Date, the aggregate amount of
                                             interest accrued at the applicable
                                             Interest Rate during the related
                                             Accrual Period on the Class
                                             Principal Amount or Class Notional
                                             Amount of such class immediately
                                             prior to such Distribution Date.

Custodial Agreements......................   The custodial agreements, each
                                             between the Trustee and a
                                             Custodian.

Custodians................................   On the Closing Date, LaSalle Bank
                                             National Association, U.S. Bank
                                             National Association, Wells Fargo
                                             Bank, N.A. and Deutsche Bank
                                             National Trust Company, or any
                                             successors thereto.

Cut-off Date..............................   October 1, 2006.

Cut-off Date Balance......................   The Scheduled Principal Balances of
                                             the Mortgage Loans as of the
                                             Cut-off Date.

Defaulting Party..........................   As defined in the Swap Agreement.

Deferred Amount...........................   For each Distribution Date, the
                                             amount by which (x) the aggregate
                                             of Pool 1 Applied Loss Amounts (in
                                             the case of any Group 1
                                             Certificate) or Pool 2 Applied Loss
                                             Amounts (in the case of any Group 2
                                             Certificate) previously applied in
                                             reduction of the Class Principal
                                             Amount thereof exceeds (y) the sum
                                             of (1) the aggregate of amounts
                                             previously distributed in
                                             reimbursement thereof and (2) the
                                             amount by which the Class Principal
                                             Amount of such class has been
                                             increased due to any Subsequent
                                             Recovery.

Definitive Certificate....................   A physical certificate representing
                                             any Certificate.

Depositor.................................   Structured Asset Securities
                                             Corporation.

Designated Telerate Page..................   The Moneyline Telerate Service page
                                             3750, or such other page as may
                                             replace page 3750, or such other
                                             service as may be nominated by the
                                             BBA as the information vendor for
                                             the purpose of displaying the BBA's
                                             Interest Settlement Rates for
                                             deposits in U.S. dollars.

Distressed Mortgage Loan..................   Any Mortgage Loan which becomes
                                             more than 90 days delinquent or for
                                             which the Servicer has accepted a
                                             deed in lieu of foreclosure.

Distribution Date.........................   The 25th day of each month or, if
                                             the 25th day is not a Business Day,
                                             on the next succeeding Business
                                             Day, beginning in November 2006.

DTC.......................................   The Depository Trust Company.

ERISA.....................................   The Employee Retirement Income
                                             Security Act of 1974, as amended.

ERISA Restricted Offered Certificate......   An Offered Certificate which does
                                             not have the minimum required
                                             rating under the Exemption at the
                                             time of its acquisition by a Plan.

ERISA Restricted Swap Certificate.........   Any Group 1 Certificate.

Euroclear.................................   The Euroclear System.

Euroclear Participants....................   Participating organizations that
                                             utilize the services of Euroclear.

Event of Default..........................   Any event of default under the
                                             Trust Agreement.

Exemption.................................   The individual prohibited
                                             transaction exemption issued to
                                             Lehman Brothers Inc. (PTE 91-14 as
                                             most recently amended and restated
                                             by PTE 2002-41).

First Lien Mortgage Loans.................   Mortgage Loans secured by mortgages
                                             or deeds of trust or similar
                                             security instruments creating a
                                             first lien on the related Mortgaged
                                             Property.

Fixed Rate Mortgage Loans.................   Mortgage Loans bearing a fixed rate
                                             of interest.

Global Securities.........................   The globally offered Certificates.

Gross Margin..............................   The interest rate margin specified
                                             in the related mortgage note.

Group 1 Interest Rate Cap Agreement.......   An interest rate cap agreement
                                             entered into on the Closing Date by
                                             the Trustee, not individually but
                                             solely in its capacity as Trustee
                                             of the Trust Fund, with the Cap
                                             Counterparty, for the benefit of
                                             the Group 1 Certificates.

Group 1 Senior Certificates...............   The Class 1-A1, Class 1-A2, Class
                                             1-A3, Class 1-A4A, Class 1-A4B and
                                             Class 1-A5 Certificates.

Group 1 Senior Priority...................   The priority of distributions on
                                             the Group 1 Senior Certificates
                                             described in clause I(B), under the
                                             heading "Description of the
                                             Certificates--Distributions of
                                             Principal--Principal Payment
                                             Priorities for Pool 1."

Group 1 Strike Rate.......................   With respect to the Group 1
                                             Interest Rate Cap Agreement and any
                                             Distribution Date, the percentage
                                             rate specified in the table set
                                             forth in Annex E.

Group 1 Subordinate Certificates..........   The Class 1-M1, Class 1-M2, Class
                                             1-M3, Class 1-M4, Class 1-M5, Class
                                             1-M6, Class 1-M7, Class 1-M8 and
                                             Class 1-M9 Certificates.

Group 1 Subordinate Priority..............   To the Class 1-M1, Class 1-M2,
                                             Class 1-M3, Class 1-M4, Class 1-M5,
                                             Class 1-M6, Class 1-M7, Class 1-M8
                                             and Class 1-M9 Certificates,
                                             sequentially, in that order.

Group 2 Senior Certificates...............   The Class WF-1-1, Class WF-1-2,
                                             Class WF-2, Class WF-3-1, Class
                                             WF-3-2, Class WF-3-3, Class WF-4-1,
                                             Class WF-4-2, Class WF-5, Class
                                             WF-6-1 and Class WF-6-2
                                             Certificates.

Group 2 Senior Priority...................   The priority of distributions on
                                             the Group 2 Senior Certificates
                                             described in clause I(A), under the
                                             heading "Description of the
                                             Certificates--Distributions of
                                             Principal--Principal Payment
                                             Priorities for Pool 2."

Group 2 Subordinate Certificates..........   The Class WF-M1, Class WF-M2, Class
                                             WF-M3, Class WF-M4, Class WF-M5,
                                             Class WF-M6, Class WF-M7, Class
                                             WF-M8, Class WF-M9 and Class WF-M10
                                             Certificates.

Group 2 Subordinate Priority..............   To the Class WF-M1, Class WF-M2,
                                             Class WF-M3, Class WF-M4, Class
                                             WF-M5, Class WF-M6, Class WF-M7,
                                             Class WF-M8, Class WF-M9 and Class
                                             WF-M10 Certificates, sequentially,
                                             in that order.

Index.....................................   The index applicable to any
                                             Adjustable Rate Mortgage Loan,
                                             based on Six-Month LIBOR, One-Year
                                             CMT or One-Year LIBOR, as
                                             applicable.

IndyMac...................................   IndyMac Bank, F.S.B.

Initial Cap...............................   For any Adjustable Rate Mortgage
                                             Loan, a fixed percentage specified
                                             in the related mortgage note beyond
                                             which the related Mortgage Rate
                                             generally will not increase or
                                             decrease on the first Adjustment
                                             Date.

Insurance Agreement.......................   The insurance agreement dated as of
                                             October 1, 2006 among the
                                             Depositor, the Seller, the Trustee
                                             and the Certificate Insurer.

Insurance Fee Rate........................   The applicable annual rate with
                                             respect to each of MGIC and PMI set
                                             forth under "Fees and Expenses of
                                             the Trust Fund.".

Insurance Premium.........................   For any Pool 2 Mortgage Loan
                                             covered by an LPMI Policy, the
                                             product of the applicable Insurance
                                             Fee Rate and the outstanding
                                             Scheduled Principal Balance of the
                                             related Mortgage Loan.

Insurance Proceeds........................   Any amounts paid by an insurer
                                             under a primary mortgage insurance
                                             policy, any standard hazard
                                             insurance policy, flood insurance
                                             policy or any other insurance
                                             policy relating to the Mortgage
                                             Loans or related Mortgaged
                                             Properties other than amounts to
                                             cover expenses incurred by a
                                             Servicer in connection with
                                             procuring such proceeds, applied to
                                             the restoration and repair of the
                                             related Mortgaged Property or to be
                                             paid to the borrower pursuant to
                                             the mortgage note or state law.

Insured Certificate.......................   As defined in "Description of the
                                             Certificates--The Certificate
                                             Insurance Policy" herein.

Insured Payment...........................   As defined under "Description of
                                             the Certificates--The Certificate
                                             Insurance Policy" herein.

Interest-Only Certificates................   The Class 1-AIO Certificates.

Interest-Only Mortgage Loans..............   Mortgage Loans that provide for
                                             payment of interest at the related
                                             Mortgage Rate, but no payment of
                                             principal, for the period specified
                                             in the related mortgage note
                                             following the origination of the
                                             related Mortgage Loan.

Interest Rate.............................   For each class of Offered
                                             Certificates, the applicable annual
                                             rate described under "Summary of
                                             Terms--The Certificates--Payments
                                             on the Certificates--Interest
                                             Payments."

Interest Remittance Amount................   For any Distribution Date and each
                                             of Pool 1 and Pool 2, an amount
                                             equal to (a) the sum of (1) all
                                             interest collected (other than
                                             Payaheads) or advanced in respect
                                             of Scheduled Payments on the
                                             Mortgage Loans in such Mortgage
                                             Pool during the related Collection
                                             Period by the Servicers, the Master
                                             Servicer or the Trustee (solely in
                                             its capacity as successor master
                                             servicer) minus (x) the Servicing
                                             Fee with respect to such Mortgage
                                             Loans in such Mortgage Pool and (y)
                                             previously unreimbursed Advances,
                                             unreimbursed servicing advances and
                                             other amounts due to the Master
                                             Servicer, the Servicers or the
                                             Trustee (solely in its capacity as
                                             successor master servicer) with
                                             respect to such Mortgage Loans in
                                             such Mortgage Pool, to the extent
                                             allocable to interest, (2) all
                                             Compensating Interest paid by the
                                             Servicers with respect to such
                                             Mortgage Loans in such Mortgage
                                             Pool with respect to the related
                                             Prepayment Period (or in the case
                                             of Mortgage Loans serviced by
                                             Aurora, the related Collection
                                             Period), (3) the portion of any
                                             purchase price or Substitution
                                             Amount paid with respect to such
                                             Mortgage Loans in such Mortgage
                                             Pool during the related Prepayment
                                             Period (or in the case of Mortgage
                                             Loans serviced by Aurora, the
                                             related Collection Period)
                                             allocable to interest and (4) all
                                             Net Liquidation Proceeds and any
                                             other recoveries collected with
                                             respect to such Mortgage Loans in
                                             such Mortgage Pool during the
                                             related Prepayment Period (or in
                                             the case of Mortgage Loans serviced
                                             by Aurora, the related Collection
                                             Period), to the extent allocable to
                                             interest, as reduced by (b) any
                                             costs, expenses or liabilities
                                             reimbursable to the Master
                                             Servicer, any Servicer, the
                                             Custodians, the Certificate Insurer
                                             and the Trustee.

IRS.......................................   The Internal Revenue Service.

ISDA Master Agreement.....................   The International Swaps and
                                             Derivatives Association, Inc.
                                             Master Agreement
                                             (Multicurrency--Cross Border).

Issuing Entity............................   Lehman XS Trust, Series 2006-17, a
                                             common law trust formed under the
                                             laws of the state of New York.

LBB Underwriting Guidelines...............   The Underwriting Guidelines applied
                                             by Aurora and described in this
                                             prospectus supplement under "LBB
                                             Underwriting Guidelines."

LBH.......................................   Lehman Brothers Holdings Inc.

Lehman Originated Mortgage Loans..........   Mortgage Loans originated by
                                             Aurora, the Bank or an affiliate
                                             thereof and subsequently assigned
                                             to the Seller.

LIBOR.....................................   The London Interbank Offered Rate.
                                             Generally, references to "LIBOR" in
                                             this prospectus will refer to
                                             One-Month LIBOR.

LIBOR Business Day........................   Any day on which banks in London
                                             and New York are open for
                                             conducting transactions in foreign
                                             currency and exchange.

LIBOR Certificates........................   The Group 1 Certificates and the
                                             Class WF-1-1 and Class WF-1-2
                                             Certificates.

LIBOR Determination Date..................   The second LIBOR Business Day
                                             preceding the commencement of each
                                             Accrual Period.

Liquidated Mortgage Loan..................   In general, a defaulted Mortgage
                                             Loan as to which the related
                                             Servicer has determined that all
                                             amounts that it expects to recover
                                             in respect of such Mortgage Loan
                                             have been recovered (exclusive of
                                             any possibility of a deficiency
                                             judgment).

Loan-to-Value Ratio ......................   For any Mortgage Loan at any date
                                             of determination, the ratio of the
                                             principal balance of such Mortgage
                                             Loan at the date of determination
                                             to (a) in the case of a purchase,
                                             the lesser of the sale price of the
                                             Mortgaged Property and its
                                             appraised value at the time of sale
                                             or (b) in the case of a refinancing
                                             or modification, the appraisal
                                             value of the Mortgaged Property at
                                             the time of the refinancing or
                                             modification.

Lower Tier REMIC..........................   Each lower tier REMIC formed
                                             pursuant to the Trust Agreement.

LPMI Policy...............................   Each of the MGIC Policy and PMI
                                             Policy, as applicable.

Master Servicer...........................   Aurora, or any successor thereto.

Master Servicer Remittance Date...........   One Business Day immediately before
                                             each Distribution Date.

Maximum Rate..............................   For any Mortgage Loan, the per
                                             annum rate specified in the related
                                             mortgage note which the related
                                             Mortgage Rate will never exceed.

MGIC......................................   Mortgage Guaranty Insurance
                                             Corporation.

MGIC Policy...............................   The loan level primary mortgage
                                             insurance policy issued by MGIC
                                             covering certain 80+ LTV loans.

Minimum Rate..............................   For any Mortgage Loan, the per
                                             annum rate specified in the related
                                             mortgage note which the related
                                             Mortgage Rate will never be less
                                             than.

Moody's...................................   Moody's Investors Service, Inc.

Mortgage Loans............................   The conventional, adjustable and
                                             fixed rate, fully amortizing and
                                             balloon, first lien residential
                                             mortgage loans included in the
                                             Trust Fund as of the Closing Date.

Mortgage Pool.............................   Either of Pool 1 or Pool 2.

Mortgage Rate.............................   For any Mortgage Loan, its
                                             applicable per annum interest rate
                                             as determined in the related
                                             mortgage note as reduced by any
                                             application of the Relief Act.

Mortgaged Property........................   The real property securing a
                                             Mortgage Loan.

Net Funds Cap.............................   Either the Pool 1 Net Funds Cap or
                                             the Pool 2 Net Funds Cap, as
                                             applicable.

Net Liquidation Proceeds..................   All amounts, net of (1)
                                             unreimbursed expenses and (2)
                                             unreimbursed Advances and servicing
                                             advances, received and retained in
                                             connection with the liquidation of
                                             defaulted Mortgage Loans, through
                                             insurance or condemnation proceeds,
                                             by foreclosure or otherwise,
                                             together with any net proceeds
                                             received on a monthly basis with
                                             respect to any properties acquired
                                             on behalf of the Certificateholders
                                             by foreclosure or deed in lieu of
                                             foreclosure.

Net Mortgage Rate.........................   For any Mortgage Loan at any time,
                                             the per annum Mortgage Rate thereof
                                             minus the sum of (a) the Servicing
                                             Fee Rate and (b) any Insurance
                                             Premium applicable thereto.

Net Prepayment Interest Shortfalls........   Any Prepayment Interest Shortfalls
                                             not funded by a Servicer.

Net Swap Payment..........................   The net payment required to be made
                                             one Business day prior to each
                                             Distribution Date either by (a) the
                                             Supplemental Interest Trust to the
                                             Swap Counterparty, to the extent
                                             that the fixed amount exceeds the
                                             corresponding floating amount or
                                             (b) the Swap Counterparty to the
                                             Supplemental Interest Trust, to the
                                             extent that the floating amount
                                             exceeds the corresponding fixed
                                             amount.

NIM Securities............................   The net interest margin securities
                                             issued in any NIMS Transaction.

NIMS Insurer..............................   One or more financial guaranty
                                             insurance companies insuring the
                                             NIM Securities.

NIMS Transaction..........................   The placement of the Class 1-P,
                                             Class 2-P, Class C-X, Class S-X,
                                             Class 1-X or Class 2-X Certificates
                                             into a separate trust or other
                                             special purpose entity which will
                                             issue NIM Securities backed by all
                                             or a portion of such Certificates.

Notional Amount...........................   For each Notional Certificate as of
                                             any Distribution Date, the
                                             Certificate's Percentage Interest
                                             of the applicable Class Notional
                                             Amount for that date.

Notional Certificate......................   The Class 1-AIO Certificates.

Offered Certificates......................   The Senior Certificates and the
                                             Offered Subordinate Certificates.

Offered Subordinate Certificates..........   The Group 1 Subordinate
                                             Certificates and the Group 2
                                             Subordinate Certificates.

OID.......................................   Original issue discount.

One-Month LIBOR...........................   The average of the interbank
                                             offered rates for one-month U.S.
                                             dollar deposits in the London
                                             market.

One-Year CMT..............................   The weekly average yield on United
                                             States treasury securities adjusted
                                             to a constant maturity of one year,
                                             as made available by the Federal
                                             Reserve Statistical Release H.15
                                             (519) and most recently available
                                             as of the date 45 days before the
                                             related Adjustment Date.

One-Year CMT Mortgage Loans...............   Mortgage Loans providing for annual
                                             adjustment of the related Mortgage
                                             Rate based on One-Year CMT.

One-Year LIBOR............................   The average of the interbank
                                             offered rates for one-year U.S.
                                             dollar deposits in the London
                                             market.

One-Year LIBOR Mortgage Loans.............   Mortgage Loans providing for annual
                                             adjustment of the related Mortgage
                                             Rate based on One-Year LIBOR.

Originators...............................   The Bank, IndyMac, Wells Fargo Bank
                                             and other banks, savings and loans
                                             associations and other mortgage
                                             lending institutions.

Participant...............................   Participating organizations that
                                             utilize the services of DTC,
                                             including securities brokers and
                                             dealers, banks and trust companies
                                             and clearing corporations and
                                             certain other organizations.

Payahead..................................   Generally any Scheduled Payment
                                             intended by the related borrower to
                                             be applied in a Collection Period
                                             subsequent to the Collection Period
                                             in which such payment was received.

Percentage Interest.......................   For any Offered Certificate, a
                                             fraction, expressed as a
                                             percentage, the numerator of which
                                             is that Certificate's Certificate
                                             Principal Amount or Notional Amount
                                             and the denominator of which is the
                                             applicable Class Principal Amount
                                             or Class Notional Amount.

Periodic Cap..............................   For any Adjustable Rate Mortgage
                                             Loan, the fixed percentage
                                             specified in the related mortgage
                                             note above and below which the
                                             related Mortgage Rate will not be
                                             adjusted on any Adjustment Date,
                                             except for the first Adjustment
                                             Date.

Plan......................................   Any employee benefit plan or other
                                             retirement arrangement that is
                                             subject to ERISA or to Section 4975
                                             of the Code.

PMI.......................................   PMI Mortgage Insurance Co. and its
                                             successors in interest.

PMI Policy................................   The loan level primary mortgage
                                             insurance policy issued by PMI
                                             covering certain 80+ LTV loans.

Policy Payments Account...................   A separate Trust Account created
                                             and maintained by the Trustee to
                                             which payments under the
                                             Certificate Insurance Policy are
                                             deposited.

Pool 1....................................   The Mortgage Pool consisting of the
                                             Pool 1 Mortgage Loans.

Pool 1 Applied Loss Amount................   For any Distribution Date, after
                                             giving effect to all Realized
                                             Losses incurred with respect to the
                                             Pool 1 Mortgage Loans during the
                                             related Collection Period and
                                             distributions of principal on such
                                             Distribution Date, the amount by
                                             which the aggregate Class Principal
                                             Amount of the Group 1 Certificates
                                             exceeds the Pool Balance of the
                                             Pool 1 Mortgage Loans for such
                                             Distribution Date.

Pool 1 Basis Risk Reserve Fund............   A reserve fund into which any
                                             amount of Pool 1 Monthly Excess
                                             Cashflow and any amounts received
                                             under the Group 1 Interest Rate Cap
                                             Agreement are deposited in order to
                                             pay Basis Risk Shortfalls and
                                             Unpaid Basis Risk Shortfalls
                                             relating to the Group 1
                                             Certificates.

Pool 1 Cumulative Loss Trigger Event......   A Pool 1 Cumulative Loss Trigger
                                             Event will have occurred if on any
                                             Distribution Date, the fraction,
                                             expressed as a percentage, obtained
                                             by dividing (x) the aggregate
                                             amount of cumulative Realized
                                             Losses incurred on the Pool 1
                                             Mortgage Loans from the Cut-off
                                             Date through the last day of the
                                             related Collection Period by (y)
                                             the Cut-off Date Balance of the
                                             Pool 1 Mortgage Loans, exceeds the
                                             following applicable percentages
                                             with respect to such Distribution
                                             Date:

                                             Distribution
                                             Date            Loss Percentage
                                             ------------    ----------------
                                             November 2008
                                             through
                                             October
                                             2009..........  0.30% for the first
                                                             month plus an
                                                             additional 1/12th
                                                             of 0.40% for each
                                                             month thereafter
                                             November 2009
                                             through
                                             October
                                             2010..........  0.70% for the first
                                                             month plus an
                                                             additional 1/12th
                                                             of 0.55% for each
                                                             month thereafter
                                             November 2010
                                             through
                                             October
                                             2011..........  1.25% for the first
                                                             month plus an
                                                             additional 1/12th
                                                             of 0.50% for each
                                                             month thereafter
                                             November 2011
                                             through
                                             October
                                             2012..........  1.75% for the first
                                                             month plus an
                                                             additional 1/12th
                                                             of 0.30% for each
                                                             month thereafter
                                             November 2012
                                             through
                                             October
                                             2013..........  2.05% for the first
                                                             month plus an
                                                             additional 1/12th
                                                             of 0.05% for each
                                                             month thereafter

                                             November 2013
                                             and
                                             thereafter....  2.10%

Pool 1 Delinquency Event..................   A Delinquency Event will have
                                             occurred if on any Distribution
                                             Date, the Pool 1 Rolling Three
                                             Month Delinquency Rate as of the
                                             last day of the immediately
                                             preceding month equals or exceeds
                                             43.00% of the Pool 1 Senior
                                             Enhancement Percentage for such
                                             Distribution Date.

Pool 1 Delinquency Rate...................   For any month, the fraction,
                                             expressed as a percentage, the
                                             numerator of which is the aggregate
                                             outstanding principal balance of
                                             all Pool 1 Mortgage Loans which are
                                             60 or more days delinquent
                                             (including all foreclosures,
                                             bankruptcies and REO Properties) as
                                             of the close of business on the
                                             last day of such month, and the
                                             denominator of which is the Pool
                                             Balance for Pool 1 as of the close
                                             of business on the last day of such
                                             month.

Pool 1 Initial Optional
    Termination Date......................   The Distribution Date following the
                                             month in which the Pool Balance for
                                             Pool 1 initially declines to less
                                             than 10% of the Pool Balance for
                                             Pool 1 as of the Cut-off Date.

Pool 1 Monthly Excess Cashflow............   For any Distribution Date shall be
                                             an amount equal to the sum of (i)
                                             Pool 1 Monthly Excess Interest,
                                             (ii) the Pool 1
                                             Overcollateralization Release
                                             Amount for such Distribution Date
                                             and (iii) any remaining Principal
                                             Distribution Amount for Pool 1,
                                             after applying the principal
                                             payment priorities set forth in
                                             I(A) through (C) or II(A) through
                                             (K) under "Description of the
                                             Certificates--Distributions of
                                             Principal--Principal Payment
                                             Priorities for Pool 1."

Pool 1 Monthly Excess Interest............   Any Interest Remittance Amount for
                                             Pool 1 remaining after application
                                             of clauses (a)(i) through (iii)
                                             under "Description of the
                                             Certificates--Distributions of
                                             Interest--Interest Payment
                                             Priorities--For Pool 1."

Pool 1 Mortgage Loans.....................   As of any date of determination,
                                             the Adjustable Rate Mortgage Loans
                                             and Fixed Rate Mortgage Loans
                                             included in Pool 1.

Pool 1 Net Funds Cap......................   For each Distribution Date and the
                                             Group 1 Certificates, an annual
                                             rate equal to a fraction, expressed
                                             as a percentage, the numerator of
                                             which is the product of (1) the
                                             excess, if any, of (i) the Pool 1
                                             Optimal Interest Remittance Amount
                                             for such date over (ii) the sum of
                                             (a) any Net Swap Payment or Swap
                                             Termination Payment (not due to a
                                             Swap Counterparty Trigger Event)
                                             owed to the Swap Counterparty for
                                             such Distribution Date and (b) any
                                             interest required to be paid to the
                                             Class 1-AIO Certificates for such
                                             Distribution Date and (2) 12, and
                                             the denominator of which is the
                                             Pool Balance for Pool 1 as of the
                                             first day of the related Collection
                                             Period (not including for this
                                             purpose Mortgage Loans for which
                                             prepayments in full have been
                                             received and distributed in the
                                             month prior to that Distribution
                                             Date) multiplied by a fraction, the
                                             numerator of which is 30 and the
                                             denominator of which is the actual
                                             number of days in the Accrual
                                             Period related to such Distribution
                                             Date.

Pool 1 Optimal Interest
   Remittance Amount......................   For each Distribution Date, the
                                             product of (A) (x) the weighted
                                             average of the Net Mortgage Rates
                                             for the Pool 1 Mortgage Loans as of
                                             the first day of the related
                                             Collection Period divided by (y) 12
                                             and (B) the Pool Balance for Pool 1
                                             as of the first day of the related
                                             Collection Period (not including
                                             for this purpose Pool 1 Mortgage
                                             Loans for which prepayments in full
                                             have been received and distributed
                                             in the month prior to that
                                             Distribution Date).

Pool 1 Overcollateralization Amount.......   For any Distribution Date, the
                                             amount, if any, by which (x) the
                                             Pool Balance for Pool 1 for such
                                             Distribution Date exceeds (y) the
                                             aggregate Class Principal Amount of
                                             the Group 1 Certificates after
                                             giving effect to distributions on
                                             such Distribution Date.

Pool 1 Overcollateralization Deficiency...   For any Distribution Date, the
                                             amount, if any, by which (x) the
                                             Pool 1 Targeted
                                             Overcollateralization Amount
                                             exceeds (y) the Pool 1
                                             Overcollateralization Amount for
                                             such Distribution Date, calculated
                                             for this purpose after giving
                                             effect to the reduction on such
                                             Distribution Date of the
                                             Certificate Principal Amounts of
                                             the Group 1 Certificates resulting
                                             from the distribution of the
                                             Principal Distribution Amount
                                             relating to Pool 1, but prior to
                                             allocation of any Pool 1 Applied
                                             Loss Amount on such Distribution
                                             Date to the Group 1 Certificates.

Pool 1 Overcollateralization Floor........   An amount equal to 0.35% of the
                                             Pool Balance for Pool 1 as of the
                                             Cut-off Date.

Pool 1 Overcollateralization
   Release Amount........................    For any Distribution Date, an
                                             amount equal to the lesser of (x)
                                             the Principal Remittance Amount
                                             related to the Pool 1 Mortgage
                                             Loans for such Distribution Date
                                             and (y) the amount, if any, by
                                             which (1) the Pool 1
                                             Overcollateralization Amount for
                                             such date (calculated for this
                                             purpose on the basis of the
                                             assumption that 100% of the
                                             Principal Remittance Amount for
                                             Pool 1 for such date is applied in
                                             reduction of the Certificate
                                             Principal Amounts of the Group 1
                                             Certificates) exceeds (2) the Pool
                                             1 Targeted Overcollateralization
                                             Amount.

Pool 1 Purchase Price.....................   An amount equal to the sum of (a)
                                             100% of the aggregate outstanding
                                             principal balance of the Pool 1
                                             Mortgage Loans plus accrued
                                             interest thereon at the applicable
                                             Mortgage Rate, (b) the fair market
                                             value of all other property being
                                             purchased relating to the Pool 1
                                             Mortgage Loans (reduced, in the
                                             case of REO Property relating to
                                             the Pool 1 Mortgage Loans, by (1)
                                             reasonably anticipated disposition
                                             costs and (2) any amount by which
                                             the fair market value as so reduced
                                             exceeds the outstanding principal
                                             balance of the related Mortgage
                                             Loan plus accrued interest thereon
                                             at the applicable Mortgage Rate),
                                             (c) any unreimbursed servicing
                                             advances and certain amounts due to
                                             the Trustee related to Pool 1 for
                                             the related Distribution Date and
                                             (d) any Swap Termination Payment
                                             payable to the Swap Counterparty
                                             due to the exercise of the Master
                                             Servicer's option to purchase the
                                             Pool 1 Mortgage Loans.

Pool 1 Rolling Three Month
    Delinquency Rate.....................    For any Distribution Date, an
                                             amount equal to the average of the
                                             Pool 1 Delinquency Rates for each
                                             of the three (or one and two, in
                                             the case of the first and second
                                             Distribution Dates, respectively)
                                             immediately preceding months.

Pool 1 Senior Enhancement Percentage......   For any Distribution Date, the
                                             fraction, expressed as a
                                             percentage, the numerator of which
                                             is the sum of the aggregate Class
                                             Principal Amount of the Group 1
                                             Subordinate Certificates and the
                                             Pool 1 Overcollateralization Amount
                                             (which, for purposes of this
                                             definition only, shall not be less
                                             than zero) and the denominator of
                                             which is the Pool Balance for Pool
                                             1 for such Distribution Date, in
                                             each case after giving effect to
                                             distributions on such Distribution
                                             Date.

Pool 1 Senior Principal
    Distribution Amount..................    For any Distribution Date an amount
                                             equal to (a) prior to the Pool 1
                                             Stepdown Date or if a Pool 1
                                             Trigger Event is in effect with
                                             respect to such Distribution Date,
                                             100% of the Principal Distribution
                                             Amount for Pool 1 and (b) on or
                                             after the Pool 1 Stepdown Date and
                                             as long as a Pool 1 Trigger Event
                                             is not in effect with respect to
                                             such Distribution Date, the amount,
                                             if any, by which (x) the aggregate
                                             Class Principal Amount of each
                                             class of Group 1 Senior
                                             Certificates immediately prior to
                                             that Distribution Date exceeds (y)
                                             the Pool 1 Senior Target Amount.

Pool 1 Senior Target Amount...............   For any Distribution Date, an
                                             amount equal to the lesser of (a)
                                             the product of (1) approximately
                                             84.12% and (2) the Pool Balance for
                                             Pool 1 for such Distribution Date
                                             determined as of the last day of
                                             the related Collection Period and
                                             (b) the amount, if any, by which
                                             (1) the Pool Balance for Pool 1 for
                                             such Distribution Date determined
                                             as of the last day of the related
                                             Collection Period exceeds (2) the
                                             Pool 1 Overcollateralization Floor.

Pool 1 Stepdown Date......................   The earlier of (x) the first
                                             Distribution Date following the
                                             Distribution Date on which the
                                             Class Principal Amounts of the
                                             Group 1 Senior Certificates have
                                             each been reduced to zero and (y)
                                             the later to occur of (1) the
                                             Distribution Date in November 2009
                                             and (2) the first Distribution Date
                                             on which the Pool 1 Senior
                                             Enhancement Percentage (calculated
                                             for this purpose after giving
                                             effect to payments or other
                                             recoveries in respect of the Pool 1
                                             Mortgage Loans during the related
                                             Collection Period, but before
                                             giving effect to distributions on
                                             any Group 1 Certificates on such
                                             Distribution Date) is greater than
                                             or equal to approximately 15.88%.

Pool 1 Target Amount......................   For any Distribution Date, an
                                             amount equal to the Pool Balance
                                             for Pool 1 as of such Distribution
                                             Date minus the Pool 1 Targeted
                                             Overcollateralization Amount for
                                             such Distribution Date.

Pool 1 Targeted Overcollateralization
    Amount................................   For any Distribution Date (x) prior
                                             to the Pool 1 Stepdown Date an
                                             amount equal to approximately
                                             $7,278,758 (i.e., 0.75% of the Pool
                                             Balance for Pool 1 as of the
                                             Cut-off Date) and (y) for any
                                             Distribution Date on or after the
                                             Pool 1 Stepdown Date, the greater
                                             of (1) the lesser of (a) $7,278,758
                                             and (b) the product of 1.50% of the
                                             Pool Balance for Pool 1 as of the
                                             last day of the Collection Period
                                             and (2) the Pool 1
                                             Overcollateralization Floor;
                                             provided, however, for any
                                             Distribution Date on or after the
                                             Pool 1 Stepdown Date and for which
                                             a Pool 1 Trigger Event is in
                                             effect, the Pool 1 Targeted
                                             Overcollateralization

                                             Amount will be equal to the Pool 1
                                             Targeted Overcollateralization
                                             Amount in effect for the
                                             immediately preceding Distribution
                                             Date.

Pool 1 Trigger Event......................   A Pool 1 Trigger Event will have
                                             occurred if on any Distribution
                                             Date, either a Pool 1 Delinquency
                                             Event or a Pool 1 Cumulative Loss
                                             Trigger Event is in effect for such
                                             Distribution Date.

Pool 2....................................   The Mortgage Pool consisting of the
                                             Pool 2 Mortgage Loans.

Pool 2 Applied Loss Amount................   For any Distribution Date, after
                                             giving effect to all Realized
                                             Losses incurred with respect to the
                                             Pool 2 Mortgage Loans during the
                                             related Collection Period and
                                             distributions of principal on such
                                             Distribution Date, the amount by
                                             which the aggregate Class Principal
                                             Amount of the Group 2 Certificates
                                             exceeds the Pool Balance of the
                                             Pool 2 Mortgage Loans for such
                                             Distribution Date.

Pool 2 Basis Risk Reserve Fund............   A reserve fund into which any
                                             amount of Pool 2 Monthly Excess
                                             Cashflow is deposited in order to
                                             pay Basis Risk Shortfalls and
                                             Unpaid Basis Risk Shortfalls
                                             relating to the Group 2
                                             Certificates.

Pool 2 Cumulative Loss Trigger Event......   A Pool 2 Cumulative Loss Trigger
                                             Event will have occurred if on any
                                             Distribution Date, the fraction,
                                             expressed as a percentage, obtained
                                             by dividing (x) the aggregate
                                             amount of cumulative Realized
                                             Losses incurred on the Pool 2
                                             Mortgage Loans from the Cut-off
                                             Date through the last day of the
                                             related Collection Period by (y)
                                             the Cut-off Date Balance of the
                                             Pool 2 Mortgage Loans, exceeds the
                                             following applicable percentages
                                             with respect to such Distribution
                                             Date:

                                             Distribution
                                             Date           Loss Percentage
                                             ------------   ---------------
                                             November 2008
                                             through
                                             October
                                             2009..........  0.35% for the first
                                                             month plus an
                                                             additional 1/12th
                                                             of 0.55% for each
                                                             month thereafter
                                             November 2009
                                             through
                                             October
                                             2010..........  0.90% for the first
                                                             month plus an
                                                             additional 1/12th
                                                             of 0.70% for each
                                                             month thereafter
                                             November 2010
                                             through
                                             October
                                             2011..........  1.60% for the first
                                                             month plus an
                                                             additional 1/12th
                                                             of 0.70% for each
                                                             month thereafter
                                             November 2011
                                             through
                                             October
                                             2012..........  2.30% for the first
                                                             month plus an
                                                             additional 1/12th
                                                             of 0.40% for each
                                                             month thereafter
                                             November 2012
                                             through
                                             October
                                             2013..........  2.70% for the first
                                                             month plus an
                                                             additional 1/12th
                                                             of 0.05% for each
                                                             month thereafter

                                             November 2013
                                             and
                                             thereafter....  2.75%

Pool 2 Delinquency Event..................   A Delinquency Event will have
                                             occurred if on any Distribution
                                             Date, the Pool 2 Rolling Three
                                             Month Delinquency Rate as of the
                                             last day of the immediately
                                             preceding month equals or exceeds
                                             34.83% of the Pool 2 Senior
                                             Enhancement Percentage for such
                                             Distribution Date.

Pool 2 Delinquency Rate...................   For any month, the fraction,
                                             expressed as a percentage, the
                                             numerator of which is the aggregate
                                             outstanding principal balance of
                                             all Pool 2 Mortgage Loans which are
                                             60 or more days delinquent
                                             (including all foreclosures,
                                             bankruptcies and REO Properties) as
                                             of the close of business on the
                                             last day of such month, and the
                                             denominator of which is the Pool
                                             Balance for Pool 2 as of the close
                                             of business on the last day of such
                                             month.

Pool 2 Initial Optional Termination
   Date...................................   The Distribution Date following the
                                             month in which the Pool Balance for
                                             Pool 2 initially declines to less
                                             than 10% of the Pool Balance for
                                             Pool 2 as of the Cut-off Date.

Pool 2 Monthly Excess Cashflow............   For any Distribution Date shall be
                                             an amount equal to the sum of (i)
                                             Pool 2 Monthly Excess Interest,
                                             (ii) the Pool 2
                                             Overcollateralization Release
                                             Amount for such Distribution Date
                                             and (iii) any remaining Principal
                                             Distribution Amount for Pool 2,
                                             after applying the principal
                                             payment priorities set forth in
                                             I(A) through (C) or II(A) through
                                             (L) under "Description of the
                                             Certificates--Distributions of
                                             Principal--Principal Payment
                                             Priorities for Pool 2."

Pool 2 Monthly Excess Interest............   Any Interest Remittance Amount for
                                             Pool 2 remaining after application
                                             of clauses (b)(i) through (iv)
                                             under "Description of the
                                             Certificates--Distributions of
                                             Interest--Interest Payment
                                             Priorities--For Pool 2."

Pool 2 Mortgage Loans.....................   As of any date of determination,
                                             the Fixed Rate Mortgage Loans
                                             included in Pool 2.

Pool 2 Net Funds Cap......................   For each Distribution Date and the
                                             Group 2 Certificates, an annual
                                             rate equal to a fraction, expressed
                                             as a percentage, the numerator of
                                             which is the product of (1) the
                                             excess of (x) the Pool 2 Optimal
                                             Interest Remittance Amount for such
                                             date over (y) the Certificate
                                             Insurer Premium due to the
                                             Certificate Insurer for such date
                                             and (2) 12, and the denominator of
                                             which is the Pool Balance for Pool
                                             2 as of the first day of the
                                             related Collection Period (not
                                             including for this purpose Mortgage
                                             Loans for which prepayments in full
                                             have been received and distributed
                                             in the month prior to that
                                             Distribution Date), multiplied, in
                                             the case of the Class WF-1-1 and
                                             Class WF-1-2 Certificates, by a
                                             fraction, the numerator of which is
                                             30 and the denominator of which is
                                             the actual number of days in the
                                             Accrual Period related to such
                                             Distribution Date.

Pool 2 Optimal Interest
     Remittance Amount....................   For each Distribution Date, the
                                             product of (A) (x) the weighted
                                             average of the Net Mortgage Rates
                                             for the Pool 2 Mortgage Loans as of
                                             the first day of the related
                                             Collection Period divided by (y) 12
                                             and (B) the Pool Balance for Pool 2
                                             as of the first day of the related
                                             Collection Period (not including
                                             for this purpose Pool 2 Mortgage
                                             Loans for which prepayments in full
                                             have been received and distributed
                                             in the month prior to that
                                             Distribution Date).

Pool 2 Overcollateralization Amount.......   For any Distribution Date, the
                                             amount, if any, by which (x) the
                                             Pool Balance for Pool 2 for such
                                             Distribution Date exceeds (y) the
                                             aggregate Class Principal Amount of
                                             the Group 2 Certificates after
                                             giving effect to distributions on
                                             such Distribution Date.

Pool 2 Overcollateralization Deficiency...   For any Distribution Date, the
                                             amount, if any, by which (x) the
                                             Pool 2 Targeted
                                             Overcollateralization Amount
                                             exceeds (y) the Pool 2
                                             Overcollateralization Amount for
                                             such Distribution Date, calculated
                                             for this purpose after giving
                                             effect to the reduction on such
                                             Distribution Date of the
                                             Certificate Principal Amounts of
                                             the Group 2 Certificates resulting
                                             from the distribution of the
                                             Principal Distribution Amount
                                             relating to Pool 2, but prior to
                                             allocation of any Pool 2 Applied
                                             Loss Amount on such Distribution
                                             Date to the Group 2 Certificates.

Pool 2 Overcollateralization Floor........   An amount equal to 0.35% of the
                                             Pool Balance for Pool 2 as of the
                                             Cut-off Date.

Pool 2 Overcollateralization
   Release Amount.........................   For any Distribution Date, an
                                             amount equal to the lesser of (x)
                                             the Principal Remittance Amount
                                             related to the Pool 2 Mortgage
                                             Loans for such Distribution Date
                                             and (y) the amount, if any, by
                                             which (1) the Pool 2
                                             Overcollateralization Amount for
                                             such date (calculated for this
                                             purpose on the basis of the
                                             assumption that 100% of the
                                             Principal Remittance Amount for
                                             Pool 2 for such date is applied in
                                             reduction of the Certificate
                                             Principal Amounts of the Group 2
                                             Certificates) exceeds (2) the Pool
                                             2 Targeted Overcollateralization
                                             Amount.

Pool 2 Purchase Price.....................   An amount equal to the sum of (a)
                                             100% of the aggregate outstanding
                                             principal balance of the Pool 2
                                             Mortgage Loans plus accrued
                                             interest thereon at the applicable
                                             Mortgage Rate, (b) the fair market
                                             value of all other property being
                                             purchased relating to the Pool 2
                                             Mortgage Loans (reduced, in the
                                             case of REO Property relating to
                                             the Pool 2 Mortgage Loans, by (1)
                                             reasonably anticipated disposition
                                             costs and (2) any amount by which
                                             the fair market value as so reduced
                                             exceeds the outstanding principal
                                             balance of the related Mortgage
                                             Loan plus accrued interest thereon
                                             at the applicable Mortgage Rate),
                                             (3) any unreimbursed servicing
                                             advances and certain amounts due to
                                             the Trustee related to Pool 2 for
                                             the related Distribution Date and
                                             (4) any Reimbursement Amount due to
                                             the Certificate Insurer under the
                                             Insurance Agreement allocable to
                                             the Class WF-3-1, Class WF-4-1 and
                                             Class WF-6-1 Certificates.

Pool 2 Rolling Three Month
   Delinquency Rate.......................   For any Distribution Date, an
                                             amount equal to the average of the
                                             Pool 2 Delinquency Rates for each
                                             of the three (or one and two, in
                                             the case of the first and second
                                             Distribution Dates, respectively)
                                             immediately preceding months.

Pool 2 Senior Enhancement Percentage......   For any Distribution Date, the
                                             fraction, expressed as a
                                             percentage, the numerator of which
                                             is the sum of the aggregate Class
                                             Principal Amount of the Group 2
                                             Subordinate Certificates and the
                                             Pool 2 Overcollateralization Amount
                                             (which, for purposes of this
                                             definition only, shall not be less
                                             than zero) and the denominator of
                                             which is the Pool Balance for Pool
                                             2 for such Distribution Date, in
                                             each case after giving effect to
                                             distributions on such Distribution
                                             Date.

Pool 2 Senior Principal
   Distribution Amount....................   For any Distribution Date an amount
                                             equal to (a) prior to the Pool 2
                                             Stepdown Date or if a Pool 2
                                             Trigger Event is in effect with
                                             respect to such Distribution Date,
                                             100% of the Principal Distribution
                                             Amount for Pool 2 and (b) on or
                                             after the Pool 2 Stepdown Date and
                                             as long as a Pool 2 Trigger Event
                                             is not in effect with respect to
                                             such Distribution Date, the amount,
                                             if any, by which (x) the aggregate
                                             Class Principal Amount of each
                                             class of Group 2 Senior
                                             Certificates immediately prior to
                                             that Distribution Date exceeds (y)
                                             the Pool 2 Senior Target Amount.

Pool 2 Senior Target Amount...............   For any Distribution Date, an
                                             amount equal to the lesser of (a)
                                             the product of (1) approximately
                                             79.90% and (2) the Pool Balance for
                                             Pool 2 for such Distribution Date
                                             determined as of the last day of
                                             the related Collection Period and
                                             (b) the amount, if any, by which
                                             (1) the Pool Balance for Pool 2 for
                                             such Distribution Date determined
                                             as of the last day of the related
                                             Collection Period exceeds (2) the
                                             Pool 2 Overcollateralization Floor.

Pool 2 Stepdown Date......................   The earlier of (x) the first
                                             Distribution Date following the
                                             Distribution Date on which the
                                             Class Principal Amounts of the
                                             Group 2 Senior Certificates have
                                             each been reduced to zero and
                                             amounts due to the Certificate
                                             Insurer have been paid in full and
                                             (y) the later to occur of (1) the
                                             Distribution Date in November 2009
                                             and (2) the first Distribution Date
                                             on which the Pool 2 Senior
                                             Enhancement Percentage (calculated
                                             for this purpose after giving
                                             effect to payments or other
                                             recoveries in respect of the Pool 2
                                             Mortgage Loans during the related
                                             Collection Period, but before
                                             giving effect to distributions on
                                             any Group 2 Certificates on such
                                             Distribution Date) is greater than
                                             or equal to approximately 20.10%.

Pool 2 Target Amount......................   For any Distribution Date, an
                                             amount equal to the Pool Balance
                                             for Pool 2 as of such Distribution
                                             Date minus the Pool 2 Targeted
                                             Overcollateralization Amount for
                                             such Distribution Date.

Pool 2 Targeted Overcollateralization
   Amount.................................   For any Distribution Date (x) prior
                                             to the Pool 2 Stepdown Date an
                                             amount equal to approximately
                                             $2,762,159 (i.e., 0.80% of the Pool
                                             Balance for Pool 2 as of the
                                             Cut-off Date) and (y) for any
                                             Distribution Date on or after the
                                             Pool 2 Stepdown Date, the greater
                                             of (1) the lesser of (a) $2,762,159
                                             and (b) the product of 1.60% of the
                                             Pool Balance for Pool 2 as of the
                                             last day of the Collection Period
                                             and (2) the Pool 2
                                             Overcollateralization Floor;
                                             provided, however, for any
                                             Distribution Date on or after the
                                             Pool 2 Stepdown Date and for which
                                             a Pool 2

                                             Trigger Event is in effect, the
                                             Pool 2 Targeted
                                             Overcollateralization Amount will
                                             be equal to the Pool 2 Targeted
                                             Overcollateralization Amount in
                                             effect for the immediately
                                             preceding Distribution Date.

Pool 2 Trigger Event......................   A Pool 2 Trigger Event will have
                                             occurred if on any Distribution
                                             Date, either a Pool 2 Delinquency
                                             Event or a Pool 2 Cumulative Loss
                                             Trigger Event is in effect for such
                                             Distribution Date.

Pool Balance..............................   For any Mortgage Pool and any date
                                             of determination, the aggregate of
                                             the Scheduled Principal Balances of
                                             the Mortgage Loans in that Mortgage
                                             Pool as of such date.

PPC Prepayment Assumption.................   The prepayment rate model used in
                                             this prospectus supplement for the
                                             Pool 2 Mortgage Loans as described
                                             herein under "Yield, Prepayment and
                                             Weighted Average Life--Weighted
                                             Average Life."

Premium Percentage........................   The premium rate under the
                                             Certificate Insurance Policy with
                                             respect to the Class WF-3-1, Class
                                             WF-4-1 and Class WF-6-1
                                             Certificates pursuant to the
                                             Insurance Agreement, which is equal
                                             to, in the case of the Class WF-3-1
                                             and Class WF-4-1 Certificates,
                                             0.060% per annum, and in the case
                                             of the Class WF-6-1 Certificates,
                                             0.065% per annum.

Prepayment Interest Excess................   For any Mortgage Loan, any excess
                                             of any interest received on that
                                             Mortgage Loan over one month's
                                             interest at the Net Mortgage Rate.

Prepayment Interest Shortfall.............   The amount by which one month's
                                             interest at the Mortgage Rate (as
                                             reduced by the related Servicing
                                             Fee Rate) on a Mortgage Loan as to
                                             which a voluntary prepayment has
                                             been made in the month preceding
                                             the month in which such prepayment
                                             is distributed to
                                             Certificateholders exceeds the
                                             amount of interest actually
                                             received in connection with such
                                             prepayment.

Prepayment Period.........................   For each Distribution Date for
                                             Mortgage Loans serviced by
                                             Servicers other than Aurora, for a
                                             prepayment in part or in full (and
                                             in the case of Mortgage Loans
                                             serviced by Aurora, for a
                                             prepayment in part), the calendar
                                             month immediately preceding the
                                             month in which such Distribution
                                             Date occurs.

                                             For each Distribution Date for
                                             Mortgage Loans prepaid in full and
                                             serviced by Aurora, the period from
                                             the seventeenth (17th) day of the
                                             preceding calendar month through
                                             the sixteenth (16th) day of the
                                             calendar month in which the
                                             Distribution Date occurs (except in
                                             the case of the November 2006
                                             Distribution Date, for which the
                                             related Prepayment Period will be
                                             the period from October 1, 2006
                                             through November 16, 2006).

Prepayment Premium........................   A prepayment premium payable by the
                                             borrower in connection with certain
                                             full or partial prepayments of
                                             principal on a Mortgage Loan.

Prepayment Premium Period.................   The period of time specified in the
                                             related mortgage note during which
                                             the related Mortgage Loan provides
                                             for payment of a Prepayment Premium
                                             in connection with certain
                                             voluntary, full or partial
                                             prepayments of that Mortgage Loan.

Principal Distribution Amount.............   For any Distribution Date and Pool
                                             1, an amount equal to the Principal
                                             Remittance Amount for such date for
                                             such Mortgage Pool minus the Pool 1
                                             Overcollateralization Release
                                             Amount, if any, for such
                                             Distribution Date.

                                             For any Distribution Date and Pool
                                             2, an amount equal to the Principal
                                             Remittance Amount for such date for
                                             such Mortgage Pool minus the Pool 2
                                             Overcollateralization Release
                                             Amount, if any, for such
                                             Distribution Date.

Principal Remittance Amount...............   For any Distribution Date and each
                                             Mortgage Pool, an amount equal to
                                             (a) the sum of (1) all principal
                                             collected (other than Payaheads) or
                                             advanced in respect of Scheduled
                                             Payments on the Mortgage Loans in
                                             such Mortgage Pool during the
                                             related Collection Period by the
                                             related Servicers or the Master
                                             Servicer (less unreimbursed
                                             Advances due to the Master
                                             Servicer, any Servicer or the
                                             Trustee (solely in its capacity as
                                             successor master servicer) with
                                             respect to such Mortgage Loans, to
                                             the extent allocable to principal,
                                             and any unreimbursed servicing
                                             advances), (2) all prepayments in
                                             full or in part received on the
                                             Mortgage Loans in such Mortgage
                                             Pool during the related Prepayment
                                             Period (or in the case of Mortgage
                                             Loans serviced by Aurora, the
                                             related Collection Period), (3) the
                                             outstanding principal balance of
                                             each Mortgage Loan in such Mortgage
                                             Pool that was repurchased by the
                                             Seller or the related Transferor
                                             during the related Prepayment
                                             Period (or, in the case of Mortgage
                                             Loans serviced by Aurora, the
                                             related Collection Period) or the
                                             NIMS Insurer (in the case of
                                             certain Mortgage Loans 90 days or
                                             more delinquent), (4) the principal
                                             portion of any Substitution Amount
                                             paid with respect to any replaced
                                             Mortgage Loan in such Mortgage Pool
                                             during the related Prepayment
                                             Period (or, in the case of Mortgage
                                             Loans serviced by Aurora, the
                                             related Collection Period)
                                             allocable to principal and (5) all
                                             Net Liquidation Proceeds, Insurance
                                             Proceeds and any other recoveries
                                             collected with respect to the
                                             Mortgage Loans in such Mortgage
                                             Pool during the related Prepayment
                                             Period (or, in the case of Mortgage
                                             Loans serviced by Aurora, the
                                             related Collection Period), to the
                                             extent allocable to principal,
                                             minus (b) any other costs, expenses
                                             or liabilities reimbursable to the
                                             Master Servicer, a Servicer, the
                                             Custodians, the Certificate Insurer
                                             and the Trustee from the Interest
                                             Remittance Amount described in
                                             clause (b) of the definition
                                             thereof and not reimbursed
                                             therefrom or otherwise.

PTCE 95-60................................   Prohibited Transaction Class
                                             Exemption 95-60.

PTE.......................................   A Prohibited Transaction Exemption
                                             granted by the U.S. Department of
                                             Labor.

Rate of Payment...........................   The applicable rate of payment
                                             under the Swap Agreement set forth
                                             in Annex D to this prospectus
                                             supplement.

Rating Agencies...........................   Each of Moody's and S&P.

Realized Loss.............................   The excess of the outstanding
                                             principal balance of a Liquidated
                                             Mortgage Loan over the related Net
                                             Liquidation Proceeds, to the extent
                                             allocable to principal.

Reimbursement Amount......................   With respect to any Distribution
                                             Date, any unreimbursed Insured
                                             Payment made by the Certificate
                                             Insurer, plus all other amounts due
                                             the Certificate Insurer under the
                                             Insurance Agreement, together with
                                             interest thereon at the rate
                                             specified in the Insurance
                                             Agreement.

Regulation AB.............................   Subpart 229.1100 - Asset Backed
                                             Securities (Regulation AB), 17
                                             C.F.R. ss.ss.229.1100-229.1123, as
                                             it may be amended from time to
                                             time, and subject to such
                                             clarification and interpretation as
                                             have been provided by the
                                             Commission in the adopting release
                                             (Asset-Backed Securities,
                                             Securities Act Release No. 33-8518,
                                             70 Fed. Reg. 1,506, 1,531 (Jan. 7,
                                             2005)) or by the staff of the
                                             Commission, or as may be provided
                                             by the Commission or its staff from
                                             time to time.

Relief Act................................   The Servicemembers Civil Relief
                                             Act, as amended, and similar state
                                             or local laws.

Relief Act Reduction......................   Any reduction of the applicable
                                             Mortgage Rate by application of the
                                             Relief Act.

Required Reserve Fund Amount..............   Any specified balance required
                                             under the Trust Agreement for the
                                             Pool 1 Basis Risk Reserve Fund or
                                             the Pool 2 Basis Risk Reserve Fund.

S&P.......................................   Standard & Poor's Ratings Services,
                                             a division of The McGraw-Hill
                                             Companies, Inc.

Sale Agreements...........................   The transfer agreements pursuant to
                                             which the Seller or the Bank
                                             purchased Mortgage Loan directly
                                             from the Transferors.

Sale and Assignment Agreement.............   The mortgage loan sale and
                                             assignment agreement dated as of
                                             October 1, 2006, between the Seller
                                             and the Depositor.

Sale Date.................................   The date on which a Mortgage Loan
                                             was purchased by the Seller or the
                                             Bank pursuant to the related Sale
                                             Agreement.

Scheduled Notional Amount.................   For each Distribution Date and the
                                             Swap Agreement, the amount set
                                             forth in Annex D to this prospectus
                                             supplement. The Scheduled Notional
                                             Amount for the December 2006
                                             Distribution Date will be
                                             approximately $936,096,567.

Scheduled Payment.........................   The monthly scheduled payment of
                                             interest and principal specified in
                                             the related mortgage note for the
                                             Mortgage Loan.

Scheduled Principal Balance...............   For any Mortgage Loan as of any
                                             date of determination, an amount
                                             generally equal to its outstanding
                                             principal balance as of the Cut-off
                                             Date after giving effect to
                                             Scheduled Payments due on or before
                                             such date, whether or not received,
                                             as reduced by (1) the principal
                                             portion of all Scheduled Payments
                                             due on or before the due date in
                                             the Collection Period immediately
                                             preceding such date of
                                             determination, whether or not
                                             received, and (2) all amounts
                                             allocable to unscheduled principal
                                             payments received on or before the
                                             last day of the Prepayment Period
                                             immediately preceding such date of
                                             determination. The Scheduled
                                             Principal Balance of a Liquidated
                                             Mortgage Loan will be equal to
                                             zero.

Securities Act............................   The Securities Act of 1933, as
                                             amended.

Seller....................................   Lehman Brothers Holdings Inc.

Senior Certificates.......................   Collectively, the Group 1 Senior
                                             Certificates, the Interest-Only
                                             Certificates and the Group 2 Senior
                                             Certificates.

Servicer Remittance Date..................   The 18th day of each month (or if
                                             the 18th day is not a Business Day,
                                             the next succeeding Business Day).

Servicers.................................   On the Closing Date, Aurora,
                                             IndyMac, Wells Fargo Bank and any
                                             other servicer servicing the
                                             Mortgage Loans.

Servicing Account.........................   A custodial account maintained by
                                             the Servicer established in the
                                             name of the Trustee and for the
                                             benefit of Certificateholders.

Servicing Agreements......................   The servicing agreements, each
                                             between the Seller and a Servicer.

Servicing Fee.............................   For each Mortgage Loan, a monthly
                                             fee paid to each Servicer out of
                                             interest collections received from
                                             the related Mortgage Loan
                                             calculated at the Servicing Fee
                                             Rate on the outstanding principal
                                             balance of each Mortgage Loan.

Servicing Fee Rate........................   The applicable annual rate with
                                             respect to the Servicers set forth
                                             under "Fees and Expenses of the
                                             Trust Fund."

Six-Month LIBOR...........................   The average of the interbank
                                             offered rates for six-month U.S.
                                             dollar deposits in the London
                                             market, calculated as provided in
                                             the related mortgage note.

Six-Month LIBOR Mortgage Loans............   Mortgage Loans providing for
                                             semi-annual adjustment of the
                                             related Mortgage Rate based on
                                             Six-Month LIBOR.

SMMEA.....................................   The Secondary Mortgage Market
                                             Enhancement Act of 1984, as
                                             amended.

Sponsor...................................   Lehman Brothers Holdings Inc.

Subordinate Certificates..................   The Group 1 Subordinate
                                             Certificates, the Group 2
                                             Subordinate Certificates and the
                                             Class C-X, Class S-X, Class 1-X,
                                             Class 2-X, Class LT-R-1, Class
                                             LT-R-2, Class R-1 and Class R-2
                                             Certificates.

Subsequent Recovery.......................   Any amount recovered with respect
                                             to a Liquidated Mortgage Loan for
                                             which a Realized Loss has been
                                             incurred after liquidation and
                                             disposition of such Mortgage Loan.

Substitution Amount.......................   An amount, if any, by which the
                                             Scheduled Principal Balance of a
                                             Mortgage Loan required to be
                                             removed from a Mortgage Pool due to
                                             a breach of a representation or
                                             warranty or defective documentation
                                             exceeds the principal balance of
                                             the related substitute Mortgage
                                             Loan, plus unpaid interest accrued
                                             thereon, any unpaid Advances or
                                             servicing advances, unpaid
                                             Servicing Fees (and related
                                             interest) and the costs and damages
                                             incurred by the Trust Fund in
                                             respect of such removed Mortgage
                                             Loan as a result of violations of
                                             any applicable federal, state or
                                             local predatory or abusive lending
                                             law with respect to such Mortgage
                                             Loan.

Supplemental Interest Trust...............   A separate trust created under the
                                             Trust Agreement that will hold the
                                             Swap Agreement.

Supplemental Interest Trust Account.......   A trust account maintained on
                                             behalf of the Supplemental Interest
                                             Trust by the Trustee.

Supplemental Interest Trust Amount........   For any Distribution Date, the sum
                                             of any Net Swap Payment and any
                                             Swap Termination Payment either (i)
                                             deposited in the Supplemental
                                             Interest Trust as described under
                                             "Description of the
                                             Certificates--Distributions of
                                             Interest--Interest Payment
                                             Priorities" and "Description of the
                                             Certificates--Distributions of
                                             Principal--Principal Distribution
                                             Priorities" or (ii) received from
                                             the Swap Counterparty pursuant to
                                             the terms of the Swap Agreement as
                                             described under "Description of the
                                             Certificates--Supplemental Interest
                                             Trust--Interest Rate Swap
                                             Agreement."

Swap Agreement............................   The interest rate swap agreement
                                             documented pursuant to the ISDA
                                             Master Agreement, together with a
                                             schedule and confirmation, between
                                             the Trustee, on behalf of the
                                             Supplemental Interest Trust, and
                                             the Swap Counterparty.

Swap Counterparty.........................   IXIS Financial Products Inc.

Swap Counterparty Trigger Event...........   The occurrence of any of the
                                             following events: (i) a Swap
                                             Default with respect to which the
                                             Swap Counterparty is a Defaulting
                                             Party, (ii) a Termination Event
                                             with respect to which the Swap
                                             Counterparty is the sole Affected
                                             Party or (iii) an Additional
                                             Termination Event with respect to
                                             which the Swap Counterparty is the
                                             sole Affected Party.

Swap Default..............................   The events of default under the
                                             Swap Agreement consisting of the
                                             following standard events under the
                                             ISDA Master Agreement:

                                             "Failure to Pay,"
                                             "Bankruptcy" and
                                             "Merger without Assumption,"

                                             as provided in Sections 5(a)(i),
                                             5(a)(vii) and 5(a)(viii) of the
                                             ISDA Master Agreement,
                                             respectively.

Swap Early Termination....................   The occurrence of an Early
                                             Termination Date under the Swap
                                             Agreement.

Swap Termination Payment..................   Any termination payment that either
                                             the Supplemental Interest Trust or
                                             the Swap Counterparty may be liable
                                             to make to the other upon any Swap
                                             Early Termination.

Tax Counsel...............................   McKee Nelson LLP.

Termination Events........................   The events under the Swap Agreement
                                             consisting of the following
                                             standard events under the ISDA
                                             Master Agreement:

                                             o   "Illegality" (which generally
                                                 relates to changes in law
                                                 causing it to become unlawful
                                                 for either party to perform its
                                                 obligations under the Swap
                                                 Agreement),

                                             o   "Tax Event" (which generally
                                                 relates to either party to the
                                                 Swap Agreement receiving a
                                                 payment under the Swap
                                                 Agreement from which an amount
                                                 has been deducted or withheld
                                                 for or on account of taxes),
                                                 and

                                             o   "Tax Event Upon Merger" (which
                                                 generally relates to either
                                                 party to the Swap Agreement
                                                 making a payment under the Swap
                                                 Agreement from which an amount
                                                 has been deducted or withheld
                                                 for or on account of taxes
                                                 resulting from a merger), as
                                                 described in Sections 5(b)(i),
                                                 5(b)(ii) and 5(b)(iii) of the
                                                 ISDA Master Agreement,
                                                 respectively.

Transferors...............................   The various entities from which the
                                             Seller or the Bank purchased
                                             Mortgage Loans pursuant to the Sale
                                             Agreements.

Transferred Mortgage Loans................   The Mortgage Loans purchased by the
                                             Seller or the Bank from various
                                             Transferors under the Sale
                                             Agreements.

Trust Accounts............................   The Certificate Account, the
                                             Collection Account, the Servicing
                                             Accounts, the Pool 1 Basis Risk
                                             Reserve Fund, the Pool 2 Basis Risk
                                             Reserve Fund, the Supplemental
                                             Interest Trust Account and the
                                             Policy Payments Account.

Trust Agreement...........................   The trust agreement dated as of
                                             October 1, 2006, among the
                                             Depositor, the Master Servicer and
                                             the Trustee.

Trust Fund................................   The trust fund created pursuant to
                                             the Trust Agreement, consisting
                                             primarily of those assets set forth
                                             in the first paragraph under the
                                             heading "Description of the
                                             Certificates--General."

Trustee...................................   Citibank, N.A., in its capacity as
                                             trustee under the Trust Agreement,
                                             or in its capacity as trustee of
                                             the Supplemental Interest Trust, as
                                             applicable, or any successor
                                             thereto.

Underwriter...............................   Lehman Brothers Inc.

Underwriting Agreement....................   Collectively, the underwriting
                                             agreement and the terms agreement
                                             between the Depositor and the
                                             Underwriter.

Underwriting Guidelines...................   The underwriting guidelines
                                             established by each Originator, in
                                             accordance with which the Mortgage
                                             Loans have been originated or
                                             acquired by the Originators.

Unpaid Basis Risk Shortfall...............   For any class of Offered
                                             Certificates (other than the Class
                                             1-AIO Certificates) on any
                                             Distribution Date, the aggregate of
                                             all Basis Risk Shortfalls for such
                                             class remaining unpaid from all
                                             previous Distribution Dates,
                                             together with interest thereon at
                                             the applicable Interest Rate,
                                             computed without regard to the
                                             applicable Net Funds Cap.

Upper Tier REMIC..........................   Each upper tier REMIC formed
                                             pursuant to the Trust Agreement.

Wells Fargo Bank..........................   Wells Fargo Bank, N.A.

Wells Fargo Bank Underwriting Guidelines..   The Underwriting Guidelines applied
                                             by Wells Fargo Bank and described
                                             in this prospectus supplement under
                                             "Wells Fargo Bank Underwriting
                                             Guidelines".

WF-M1 Principal Distribution Amount.......   For any Distribution Date, an
                                             amount equal, on or after the Pool
                                             2 Stepdown Date and as long as a
                                             Pool 2 Trigger Event is not in
                                             effect with respect to such
                                             Distribution Date, to the amount,
                                             if any, by which (x) the sum of (i)
                                             the aggregate Class Principal
                                             Amount of the Group 2 Senior
                                             Certificates, after giving effect
                                             to distributions on such
                                             Distribution Date, and (ii) the
                                             Class Principal Amount of the Class
                                             WF-M1 Certificates immediately
                                             prior to such Distribution Date
                                             exceeds (y) the WF-M1 Target
                                             Amount.

WF-M1 Target Amount.......................   For any Distribution Date, an
                                             amount equal to the lesser of (a)
                                             the product of (1) approximately
                                             83.60% and (2) the Pool Balance of
                                             Pool 2 for such Distribution Date
                                             determined as of the last day of
                                             the related Collection Period and
                                             (b) the amount, if any, by which
                                             (1) the Pool Balance of Pool 2 for
                                             such Distribution Date determined
                                             as of the last day of the related
                                             Collection Period exceeds (2) the
                                             Pool 2 Overcollateralization Floor.

WF-M2 Principal Distribution Amount.......   For any Distribution Date, an
                                             amount equal, on or after the Pool
                                             2 Stepdown Date and as long as a
                                             Pool 2 Trigger Event is not in
                                             effect with respect to such
                                             Distribution Date, to the amount,
                                             if any, by which (x) the sum of (i)
                                             the aggregate Class Principal
                                             Amount of the Group 2 Senior
                                             Certificates and the Class WF-M1
                                             Certificates, in each case after
                                             giving effect to distributions on
                                             such Distribution Date, and (ii)
                                             the Class Principal Amount of the
                                             Class WF-M2 Certificates
                                             immediately prior to such
                                             Distribution Date exceeds (y) the
                                             WF-M2 Target Amount.

WF-M2 Target Amount.......................   For any Distribution Date, an
                                             amount equal to the lesser of (a)
                                             the product of (1) approximately
                                             87.00% and (2) the Pool Balance of
                                             Pool 2 for such Distribution Date
                                             determined as of the last day of
                                             the related Collection Period and
                                             (b) the amount, if any, by which
                                             (1) the Pool Balance of Pool 2 for
                                             such Distribution Date determined
                                             as of the last day of the related
                                             Collection Period exceeds (2) the
                                             Pool 2 Overcollateralization Floor.

WF-M3 Principal Distribution Amount.......   For any Distribution Date, an
                                             amount equal, on or after the Pool
                                             2 Stepdown Date and as long as a
                                             Pool 2 Trigger Event is not in
                                             effect with respect to such
                                             Distribution Date, to the amount,
                                             if any, by which (x) the sum of (i)
                                             the aggregate Class Principal
                                             Amount of the Group 2 Senior
                                             Certificates, Class WF-M1
                                             Certificates and Class WF-M2
                                             Certificates, in each case after
                                             giving effect to distributions on
                                             such Distribution Date, and (ii)
                                             the Class Principal Amount of the
                                             Class WF-M3 Certificates
                                             immediately prior to such
                                             Distribution Date exceeds (y) the
                                             WF-M3 Target Amount.

WF-M3 Target Amount.......................   For any Distribution Date, an
                                             amount equal to the lesser of (a)
                                             the product of (1) approximately
                                             89.00% and (2) the Pool Balance of
                                             Pool 2 for such Distribution Date
                                             determined as of the last day of
                                             the related Collection Period and
                                             (b) the amount, if any, by which
                                             (1) the Pool

                                             Balance of Pool 2 for such
                                             Distribution Date determined as of
                                             the last day of the related
                                             Collection Period exceeds (2) the
                                             Pool 2 Overcollateralization Floor.

WF-M4 Principal Distribution Amount.......   For any Distribution Date, an
                                             amount equal, on or after the Pool
                                             2 Stepdown Date and as long as a
                                             Pool 2 Trigger Event is not in
                                             effect with respect to such
                                             Distribution Date, to the amount,
                                             if any, by which (x) the sum of (i)
                                             the aggregate Class Principal
                                             Amount of the Group 2 Senior
                                             Certificates, Class WF-M1
                                             Certificates, Class WF-M2
                                             Certificates and Class WF-M3
                                             Certificates, in each case after
                                             giving effect to distributions on
                                             such Distribution Date, and (ii)
                                             the Class Principal Amount of the
                                             Class WF-M4 Certificates
                                             immediately prior to such
                                             Distribution Date exceeds (y) the
                                             WF-M4 Target Amount.

WF-M4 Target Amount.......................   For any Distribution Date, an
                                             amount equal to the lesser of (a)
                                             the product of (1) approximately
                                             90.80% and (2) the Pool Balance of
                                             Pool 2 for such Distribution Date
                                             determined as of the last day of
                                             the related Collection Period and
                                             (b) the amount, if any, by which
                                             (1) the Pool Balance of Pool 2 for
                                             such Distribution Date determined
                                             as of the last day of the related
                                             Collection Period exceeds (2) the
                                             Pool 2 Overcollateralization Floor.

WF-M5 Principal Distribution Amount.......   For any Distribution Date, an
                                             amount equal, on or after the Pool
                                             2 Stepdown Date and as long as a
                                             Pool 2 Trigger Event is not in
                                             effect with respect to such
                                             Distribution Date, to the amount,
                                             if any, by which (x) the sum of (i)
                                             the aggregate Class Principal
                                             Amount of the Group 2 Senior
                                             Certificates, Class WF-M1
                                             Certificates, Class WF-M2
                                             Certificates, Class WF-M3
                                             Certificates and Class WF-M4
                                             Certificates, in each case after
                                             giving effect to distributions on
                                             such Distribution Date, and (ii)
                                             the Class Principal Amount of the
                                             Class WF-M5 Certificates
                                             immediately prior to such
                                             Distribution Date exceeds (y) the
                                             WF-M5 Target Amount.

WF-M5 Target Amount.......................   For any Distribution Date, an
                                             amount equal to the lesser of (a)
                                             the product of (1) approximately
                                             92.30% and (2) the Pool Balance of
                                             Pool 2 for such Distribution Date
                                             determined as of the last day of
                                             the related Collection Period and
                                             (b) the amount, if any, by which
                                             (1) the Pool Balance of Pool 2 for
                                             such Distribution Date determined
                                             as of the last day of the related
                                             Collection Period exceeds (2) the
                                             Pool 2 Overcollateralization Floor.

WF-M6 Principal Distribution Amount.......   For any Distribution Date, an
                                             amount equal, on or after the Pool
                                             2 Stepdown Date and as long as a
                                             Pool 2 Trigger Event is not in
                                             effect with respect to such
                                             Distribution Date, to the amount,
                                             if any, by which (x) the sum of (i)
                                             the aggregate Class Principal
                                             Amount of the Group 2 Senior
                                             Certificates, Class WF-M1
                                             Certificates, Class WF-M2
                                             Certificates, Class WF-M3
                                             Certificates, Class WF-M4
                                             Certificates and Class WF-M5
                                             Certificates, in each case after
                                             giving effect to distributions on
                                             such Distribution Date, and (ii)
                                             the Class Principal Amount of the
                                             Class WF-M6 Certificates
                                             immediately prior to such
                                             Distribution Date exceeds (y) the
                                             WF-M6 Target Amount.

WF-M6 Target Amount.......................   For any Distribution Date, an
                                             amount equal to the lesser of (a)
                                             the product of (1) approximately
                                             93.60% and (2) the Pool

                                             Balance of Pool 2 for such
                                             Distribution Date determined as of
                                             the last day of the related
                                             Collection Period and (b) the
                                             amount, if any, by which (1) the
                                             Pool Balance of Pool 2 for such
                                             Distribution Date determined as of
                                             the last day of the related
                                             Collection Period exceeds (2) the
                                             Pool 2 Overcollateralization Floor.

WF-M7 Principal Distribution Amount.......   For any Distribution Date, an
                                             amount equal, on or after the Pool
                                             2 Stepdown Date and as long as a
                                             Pool 2 Trigger Event is not in
                                             effect with respect to such
                                             Distribution Date, to the amount,
                                             if any, by which (x) the sum of (i)
                                             the aggregate Class Principal
                                             Amount of the Group 2 Senior
                                             Certificates, Class WF-M1
                                             Certificates, Class WF-M2
                                             Certificates, Class WF-M3
                                             Certificates, Class WF-M4
                                             Certificates, Class WF-M5
                                             Certificates and Class WF-M6
                                             Certificates, in each case after
                                             giving effect to distributions on
                                             such Distribution Date, and (ii)
                                             the Class Principal Amount of the
                                             Class WF-M7 Certificates
                                             immediately prior to such
                                             Distribution Date exceeds (y) the
                                             WF-M7 Target Amount.

WF-M7 Target Amount.......................   For any Distribution Date, an
                                             amount equal to the lesser of (a)
                                             the product of (1) approximately
                                             94.80% and (2) the Pool Balance of
                                             Pool 2 for such Distribution Date
                                             determined as of the last day of
                                             the related Collection Period and
                                             (b) the amount, if any, by which
                                             (1) the Pool Balance of Pool 2 for
                                             such Distribution Date determined
                                             as of the last day of the related
                                             Collection Period exceeds (2) the
                                             Pool 2 Overcollateralization Floor.

WF-M8 Principal Distribution Amount.......   For any Distribution Date, an
                                             amount equal, on or after the Pool
                                             2 Stepdown Date and as long as a
                                             Pool 2 Trigger Event is not in
                                             effect with respect to such
                                             Distribution Date, to the amount,
                                             if any, by which (x) the sum of (i)
                                             the aggregate Class Principal
                                             Amount of the Group 2 Senior
                                             Certificates, Class WF-M1
                                             Certificates, Class WF-M2
                                             Certificates, Class WF-M3
                                             Certificates, Class WF-M4
                                             Certificates, Class WF-M5
                                             Certificates, Class WF-M6
                                             Certificates and Class WF-M7
                                             Certificates, in each case after
                                             giving effect to distributions on
                                             such Distribution Date, and (ii)
                                             the Class Principal Amount of the
                                             Class WF-M8 Certificates
                                             immediately prior to such
                                             Distribution Date exceeds (y) the
                                             WF-M8 Target Amount.

WF-M8 Target Amount.......................   For any Distribution Date, an
                                             amount equal to the lesser of (a)
                                             the product of (1) approximately
                                             95.80% and (2) the Pool Balance of
                                             Pool 2 for such Distribution Date
                                             determined as of the last day of
                                             the related Collection Period and
                                             (b) the amount, if any, by which
                                             (1) the Pool Balance of Pool 2 for
                                             such Distribution Date determined
                                             as of the last day of the related
                                             Collection Period exceeds (2) the
                                             Pool 2 Overcollateralization Floor.

WF-M9 Principal Distribution Amount.......   For any Distribution Date, an
                                             amount equal, on or after the Pool
                                             2 Stepdown Date and as long as a
                                             Pool 2 Trigger Event is not in
                                             effect with respect to such
                                             Distribution Date, to the amount,
                                             if any, by which (x) the sum of (i)
                                             the aggregate Class Principal
                                             Amount of the Group 2 Senior
                                             Certificates, Class WF-M1
                                             Certificates, Class WF-M2
                                             Certificates, Class WF-M3
                                             Certificates, Class WF-M4
                                             Certificates, Class WF-M5
                                             Certificates, Class WF-M6
                                             Certificates, Class WF-M7
                                             Certificates and Class WF-M8
                                             Certificates, in each case after
                                             giving effect to distributions on
                                             such Distribution Date, and (ii)
                                             the Class Principal Amount of the
                                             Class WF-M9 Certificates
                                             immediately prior to such
                                             Distribution Date exceeds (y) the
                                             WF-M9 Target Amount.

WF-M9 Target Amount.......................   For any Distribution Date, an
                                             amount equal to the lesser of (a)
                                             the product of (1) approximately
                                             96.80% and (2) the Pool Balance of
                                             Pool 2 for such Distribution Date
                                             determined as of the last day of
                                             the related Collection Period and
                                             (b) the amount, if any, by which
                                             (1) the Pool Balance of Pool 2 for
                                             such Distribution Date determined
                                             as of the last day of the related
                                             Collection Period exceeds (2) the
                                             Pool 2 Overcollateralization Floor.

WF-M10 Principal Distribution Amount......   For any Distribution Date, an
                                             amount equal, on or after the Pool
                                             2 Stepdown Date and as long as a
                                             Pool 2 Trigger Event is not in
                                             effect with respect to such
                                             Distribution Date, to the amount,
                                             if any, by which (x) the sum of (i)
                                             the aggregate Class Principal
                                             Amount of the Group 2 Senior
                                             Certificates, Class WF-M1
                                             Certificates, Class WF-M2
                                             Certificates, Class WF-M3
                                             Certificates, Class WF-M4
                                             Certificates, Class WF-M5
                                             Certificates, Class WF-M6
                                             Certificates, Class WF-M7
                                             Certificates, Class WF-M8
                                             Certificates and Class WF-M9
                                             Certificates, in each case after
                                             giving effect to distributions on
                                             such Distribution Date, and (ii)
                                             the Class Principal Amount of the
                                             Class WF-M10 Certificates
                                             immediately prior to such
                                             Distribution Date exceeds (y) the
                                             WF-M10 Target Amount.

WF-M10 Target Amount......................   For any Distribution Date, an
                                             amount equal to the lesser of (a)
                                             the product of (1) approximately
                                             98.40% and (2) the Pool Balance of
                                             Pool 2 for such Distribution Date
                                             determined as of the last day of
                                             the related Collection Period and
                                             (b) the amount, if any, by which
                                             (1) the Pool Balance of Pool 2 for
                                             such Distribution Date determined
                                             as of the last day of the related
                                             Collection Period exceeds (2) the
                                             Pool 2 Overcollateralization Floor.

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                                     Annex A
          Global Clearance, Settlement and Tax Documentation Procedures

      Except in certain limited circumstances, the Global Securities will be available only in book entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds.

      Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

      Secondary cross market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery against payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

      A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

      Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same day funds.

      Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Clearstream Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream

Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                  (a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

                  (b) borrowing the Global Securities in the U.S. from a DTC
            Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

                  (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A holder that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the U.S. withholding agent) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

      I. the Trustee or the U.S. withholding agent receives a statement--

                  (a) from the holder on Internal Revenue Service (IRS) Form
            W-8BEN (or any successor form) that--

                        (i) is signed by the certificateholder under penalties
                  of perjury,

                        (ii) certifies that such owner is not a United States
                  person, and

                        (iii) provides the name and address of the
                  certificateholder, or

                  (b) from a securities clearing organization, a bank or other financial institution that holds customer's securities in the ordinary course of its trade or business that--

                        (i) is signed under penalties of perjury by an
                  authorized representative of the financial institution,

                        (ii) states that the financial institution has received
                  an IRS Form W-8BEN (or any successor form) from the certificateholder or that another financial institution acting on behalf of the certificateholder has received such IRS Form W-8BEN (or any successor form),

                        (iii) provides the name and address of the
                  certificateholder, and

                        (iv) attaches the IRS Form W-8BEN (or any successor
                  form) provided by the certificateholder;

      II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

      III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

      IV. the holder is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; such holders are encouraged to consult with their tax advisors when purchasing the Certificates.

      A holder holding book entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

      In addition, all holders holding book entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

      I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

      II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

      III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

      This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book entry certificates.

      The term "United States" person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

                                     Annex B
                  Certain Characteristics of the Mortgage Loans

      The following tables set forth as of the Cut-off Date, the number, total Scheduled Principal Balance and percentage of the Mortgage Loans, having the stated characteristics shown in the tables in each range. As used in these tables, the "non-zero weighted average" of any characteristic of the Mortgage Loans will not include in such weighted average those Mortgage Loans which do not have that characteristic (or for which that characteristic cannot be determined). (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

                              Pool 1 Mortgage Loans

              Original Loan-to-Value Ratios - Pool 1 Mortgage Loans

                                                                     Percentage
                                                                     of Mortgage
                                                                       Loans
                                                                      by Total
                                      Number of                       Scheduled
     Range of Original                Mortgage     Total Scheduled    Principal
  Loan-to-Value Ratios (%)             Loans      Principal Balance   Balance
  ------------------------            ---------   -----------------  -----------
 0.001 to 10.000 ...............           1       $    400,000.00         0.04%
10.001 to 20.000 ...............           1             74,999.99         0.01
20.001 to 30.000 ...............           2            351,994.41         0.04
30.001 to 40.000 ...............           6          1,076,791.39         0.11
40.001 to 50.000 ...............          15          2,636,866.76         0.27
50.001 to 60.000 ...............          38         14,548,208.24         1.50
60.001 to 70.000 ...............         190         63,315,185.71         6.52
70.001 to 80.000 ...............       2,821        731,718,970.95        75.40
80.001 to 90.000 ...............         196         38,411,015.25         3.96
90.001 to 100.000 ..............         395        117,967,000.26        12.16
                                       -----       ---------------       ------
     Total: ....................       3,665       $970,501,032.96       100.00%
                                       =====       ===============       ======

      The weighted average original Loan-to-Value Ratio for Mortgage Loans in Pool 1 is approximately 80.774%.

                     Mortgage Rates - Pool 1 Mortgage Loans

                                                                     Percentage
                                                                     of Mortgage
                                                                       Loans
                                                                      by Total
                                      Number of                       Scheduled
         Range of                     Mortgage     Total Scheduled    Principal
    Mortgage Rates (%)                 Loans      Principal Balance   Balance
    ------------------                ---------   -----------------  -----------
3.501 to 4.000 .................           1       $    595,397.25         0.06%
4.501 to 5.000 .................           2            457,600.00         0.05
5.001 to 5.500 .................           9          2,150,591.09         0.22
5.501 to 6.000 .................          31          9,136,731.98         0.94
6.001 to 6.500 .................         191         59,426,595.13         6.12
6.501 to 7.000 .................         557        180,833,516.54        18.63
7.001 to 7.500 .................         668        218,559,528.99        22.52
7.501 to 8.000 .................         867        225,181,336.91        23.20
8.001 to 8.500 .................         631        137,981,409.17        14.22
8.501 to 9.000 .................         440         92,056,952.55         9.49
9.001 to 9.500 .................         174         32,531,572.83         3.35
9.501 to 10.000 ................          87         11,162,024.18         1.15
10.001 to 10.500 ...............           3            156,317.58         0.02
10.501 to 11.000 ...............           1             91,100.46         0.01
11.001 to 11.500 ...............           3            180,358.30         0.02
                                       -----       ---------------       ------
     Total: ....................       3,665       $970,501,032.96       100.00%
                                       =====       ===============       ======

     The weighted average Mortgage Rate for Mortgage Loans in Pool 1 is approximately 7.648% per annum.

               Remaining Terms to Maturity - Pool 1 Mortgage Loans

                                                                     Percentage
                                                                     of Mortgage
                                                                       Loans
                                                                      by Total
                                      Number of                       Scheduled
  Range of Remaining Terms to         Mortgage     Total Scheduled    Principal
       Maturity (months)               Loans      Principal Balance   Balance
  ---------------------------         ---------   -----------------  -----------
121 to 132 .....................           1       $     51,663.34         0.01%
145 to 156 .....................           1             30,499.63         0.00
157 to 168 .....................           1             56,562.60         0.01
169 to 180 .....................          21          3,152,315.35         0.32
229 to 240 .....................           2            275,867.17         0.03
313 to 324 .....................           1            138,374.23         0.01
325 to 336 .....................           4          1,443,904.39         0.15
337 to 348 .....................          49         10,290,092.34         1.06
349 to 360 .....................       3,581        952,583,195.51        98.15
Greater than 360 ...............           4          2,478,558.40         0.26
                                       -----       ---------------       ------
     Total: ....................       3,665       $970,501,032.96       100.00%
                                       =====       ===============       ======

      The weighted average remaining term to maturity for Mortgage Loans in Pool 1 is approximately 358 months.

               Original Terms to Maturity - Pool 1 Mortgage Loans

                                                                     Percentage
                                                                     of Mortgage
                                                                       Loans
                                                                      by Total
                                      Number of                       Scheduled
      Original Terms to               Mortgage     Total Scheduled    Principal
      Maturity (months)                Loans      Principal Balance   Balance
      -----------------               ---------   -----------------  -----------
180 ............................          24       $  3,291,040.92         0.34%
240 ............................           2            275,867.17         0.03
360 ............................       3,635        964,455,566.47        99.38
480 ............................           4          2,478,558.40         0.26
                                       -----       ---------------       ------
     Total: ....................       3,665       $970,501,032.96       100.00%
                                       =====       ===============       ======

     The weighted average original term to maturity for Mortgage Loans in Pool 1 is approximately 360 months.

                 Geographic Distribution - Pool 1 Mortgage Loans

                                                                     Percentage
                                                                     of Mortgage
                                                                       Loans
                                                                      by Total
                                      Number of                       Scheduled
                                      Mortgage     Total Scheduled    Principal
      Geographic Area                  Loans      Principal Balance   Balance
      ---------------                 ---------   -----------------  -----------
Alabama ........................          26       $  4,588,092.98         0.47%
Alaska .........................           9          2,264,705.78         0.23
Arizona ........................         215         65,133,976.26         6.71
Arkansas .......................           7          1,071,238.78         0.11
California .....................         524        228,312,425.86        23.53
Colorado .......................         111         27,072,059.49         2.79
Connecticut ....................          50         11,221,724.95         1.16
Delaware .......................           6          1,466,797.83         0.15
District of Columbia ...........           8          2,973,418.84         0.31
Florida ........................         413        113,283,675.12        11.67
Georgia ........................          97         17,953,575.84         1.85
Hawaii .........................           7          3,321,713.11         0.34
Idaho ..........................          19          4,938,301.16         0.51
Illinois .......................         156         37,658,102.86         3.88
Indiana ........................          44          6,385,017.41         0.66
Iowa ...........................          17          1,958,112.58         0.20
Kansas .........................          26          3,081,950.49         0.32
Kentucky .......................           6            425,261.14         0.04
Louisiana ......................          31          4,090,109.26         0.42
Maine ..........................          16          2,868,484.77         0.30
Maryland .......................         129         41,867,558.70         4.31
Massachusetts ..................          65         19,570,440.86         2.02
Michigan .......................         100         15,292,400.35         1.58
Minnesota ......................          47         12,611,836.99         1.30
Mississippi ....................           4            981,317.85         0.10
Missouri .......................          78          9,677,465.26         1.00
Montana ........................           7          2,235,853.50         0.23
Nebraska .......................           6            495,039.10         0.05
Nevada .........................          80         26,466,741.20         2.73
New Hampshire ..................          24          4,944,630.03         0.51
New Jersey .....................         135         41,925,167.29         4.32
New Mexico .....................          23          3,400,847.25         0.35
New York .......................         112         41,687,259.62         4.30
North Carolina .................          99         16,329,155.69         1.68
North Dakota ...................           2            173,840.39         0.02
Ohio ...........................          68          9,783,996.25         1.01
Oklahoma .......................          27          3,005,850.83         0.31
Oregon .........................          45         13,763,738.78         1.42
Pennsylvania ...................          89         12,312,909.70         1.27
Rhode Island ...................          20          4,589,351.60         0.47
South Carolina .................          42          8,142,347.53         0.84
South Dakota ...................           3            200,091.25         0.02
Tennessee ......................          33          2,918,276.34         0.30
Texas ..........................         271         32,293,508.92         3.33
Utah ...........................          97         25,615,418.54         2.64
Vermont ........................           5          1,079,235.07         0.11
Virginia .......................         108         34,249,968.23         3.53
Washington .....................         106         35,557,588.61         3.66
West Virginia ..................           7          1,934,189.52         0.20
Wisconsin ......................          42          6,679,982.50         0.69
Wyoming ........................           3            646,280.70         0.07
                                       -----       ---------------       ------
     Total: ....................       3,665       $970,501,032.96       100.00%
                                       =====       ===============       ======

        Cut-Off Date Scheduled Principal Balances - Pool 1 Mortgage Loans

                                                                     Percentage
                                                                     of Mortgage
                                                                       Loans
                                                                      by Total
                                      Number of                       Scheduled
    Range of Cut-off Date             Mortgage     Total Scheduled    Principal
Scheduled Principal Balances ($)       Loans      Principal Balance   Balance
--------------------------------      ---------   -----------------  -----------
0.01 to 50,000.00 ..............         108       $  4,373,113.42         0.45%
50,000.01 to 100,000.00 ........         540         39,853,416.24         4.11
100,000.01 to 150,000.00 .......         536         67,057,094.28         6.91
150,000.01 to 200,000.00 .......         562         98,293,921.96        10.13
200,000.01 to 250,000.00 .......         404         90,646,079.33         9.34
250,000.01 to 300,000.00 .......         322         88,906,164.15         9.16
300,000.01 to 350,000.00 .......         220         71,339,798.61         7.35
350,000.01 to 400,000.00 .......         190         71,440,767.62         7.36
400,000.01 to 450,000.00 .......         178         76,057,807.98         7.84
450,000.01 to 500,000.00 .......         216        103,218,835.30        10.64
500,000.01 to 550,000.00 .......         115         60,566,443.12         6.24
550,000.01 to 600,000.00 .......          76         43,925,138.00         4.53
600,000.01 to 650,000.00 .......          71         44,876,651.20         4.62
650,000.01 to 700,000.00 .......          23         15,679,002.36         1.62
700,000.01 to 750,000.00 .......          27         19,805,075.90         2.04
750,000.01 to 800,000.00 .......          19         14,961,141.52         1.54
800,000.01 to 850,000.00 .......          15         12,445,427.89         1.28
850,000.01 to 900,000.00 .......           4          3,537,250.00         0.36
900,000.01 to 950,000.00 .......           9          8,363,250.00         0.86
950,000.01 to 1,000,000.00 .....          18         17,680,765.23         1.82
1,000,000.01 to 1,250,000.00 ...           5          5,759,388.85         0.59
1,250,000.01 to 1,500,000.00 ...           4          5,977,000.00         0.62
1,750,000.01 to 2,000,000.00 ...           3          5,737,500.00         0.59
                                       -----       ---------------       ------
     Total: ....................       3,665       $970,501,032.96       100.00%
                                       =====       ===============       ======

     The average Cut-off Date Scheduled Principal Balance for Mortgage Loans in Pool 1 is approximately $264,802.

                     Property Types - Pool 1 Mortgage Loans

                                                                     Percentage
                                                                     of Mortgage
                                                                       Loans
                                                                      by Total
                                      Number of                       Scheduled
                                      Mortgage     Total Scheduled    Principal
       Property Types                  Loans      Principal Balance   Balance
       --------------                 ---------   -----------------  -----------
Single Family ..................       2,128       $538,596,813.28        55.50%
Planned Unit Development .......         753        237,872,810.31        24.51
Two- to Four-Family ............         462        118,679,687.22        12.23
Condominimum ...................         308         73,139,014.00         7.54
Cooperative ....................           9          1,352,410.41         0.14
Townhouse ......................           5            860,297.74         0.09
                                       -----       ---------------       ------
     Total: ....................       3,665       $970,501,032.96       100.00%
                                       =====       ===============       ======

                      Loan Purpose - Pool 1 Mortgage Loans

                                                                     Percentage
                                                                     of Mortgage
                                                                       Loans
                                                                      by Total
                                      Number of                       Scheduled
                                      Mortgage     Total Scheduled    Principal
        Loan Purpose                   Loans      Principal Balance   Balance
        ------------                  ---------   -----------------  -----------
Purchase .......................       2,462       $640,500,733.62        66.00%
Cash Out Refinance .............         849        230,797,438.22        23.78
Rate/Term Refinance ............         354         99,202,861.12        10.22
                                       -----       ---------------       ------
     Total: ....................       3,665       $970,501,032.96       100.00%
                                       =====       ===============       ======

                   Loan Documentation - Pool 1 Mortgage Loans

                                                                     Percentage
                                                                     of Mortgage
                                                                       Loans
                                                                      by Total
                                      Number of                       Scheduled
                                      Mortgage     Total Scheduled    Principal
      Loan Documentation               Loans      Principal Balance   Balance
                                      ---------   -----------------  -----------
Full Documentation .............         684       $143,158,918.21        14.75%
Limited Documentation ..........           3          1,638,257.84         0.17
Stated Documentation ...........       2,060        585,156,745.90        60.29
No Documentation ...............         585        141,326,573.81        14.56
No Ratio Documentation .........         333         99,220,537.20        10.22
                                       -----       ---------------       ------
     Total: ....................       3,665       $970,501,032.96       100.00%
                                       =====       ===============       ======

                    Occupancy Status - Pool 1 Mortgage Loans

                                                                     Percentage
                                                                     of Mortgage
                                                                       Loans
                                                                      by Total
                                      Number of                       Scheduled
                                      Mortgage     Total Scheduled    Principal
        Occupancy Status               Loans      Principal Balance   Balance
        ----------------              ---------   -----------------  -----------
Primary Home ...................       2,490       $753,992,634.77        77.69%
Investment .....................         991        160,617,627.35        16.55
Second Home ....................         184         55,890,770.84         5.76
                                       -----       ---------------       ------
     Total: ....................       3,665       $970,501,032.96       100.00%
                                       =====       ===============       ======

               Prepayment Premium Periods - Pool 1 Mortgage Loans

                                                                     Percentage
                                                                     of Mortgage
                                                                       Loans
                                                                      by Total
                                      Number of                       Scheduled
                                      Mortgage     Total Scheduled    Principal
Prepayment Premium Periods (years)     Loans      Principal Balance   Balance
----------------------------------    ---------   -----------------  -----------
0.000 ..........................       2,404       $624,564,659.76        64.35%
0.333 ..........................          12          4,548,600.00         0.47
0.417 ..........................          15          4,482,018.22         0.46
0.500 ..........................          39         14,240,359.34         1.47
0.583 ..........................           1            462,000.00         0.05
1.000 ..........................          34          9,398,467.45         0.97
2.000 ..........................         100         24,966,181.66         2.57
3.000 ..........................       1,059        287,713,855.38        29.65
5.000 ..........................           1            124,891.15         0.01
                                       -----       ---------------       ------
     Total: ....................       3,665       $970,501,032.96       100.00%
                                       =====       ===============       ======

                     Maximum Rates - Pool 1 Mortgage Loans

                                                                     Percentage
                                                                     of Mortgage
                                                                       Loans
                                                                      by Total
                                      Number of                       Scheduled
          Range of                    Mortgage     Total Scheduled    Principal
      Maximum Rates (%)                Loans      Principal Balance   Balance
      -----------------               ---------   -----------------  -----------
N/A ............................       1,620       $291,162,915.66        30.00%
 9.501 to 10.000 ...............           1            595,397.25         0.06
10.001 to 10.500 ...............           2            627,081.80         0.06
10.501 to 11.000 ...............           5          1,263,603.45         0.13
11.001 to 11.500 ...............          22          6,462,017.41         0.67
11.501 to 12.000 ...............          41         14,250,304.93         1.47
12.001 to 12.500 ...............         148         51,384,685.45         5.29
12.501 to 13.000 ...............         444        155,818,201.16        16.06
13.001 to 13.500 ...............         520        183,528,801.71        18.91
13.501 to 14.000 ...............         414        134,498,799.55        13.86
14.001 to 14.500 ...............         223         65,720,485.78         6.77
14.501 to 15.000 ...............         165         49,618,628.88         5.11
15.001 to 15.500 ...............          53         13,732,873.05         1.42
15.501 to 16.000 ...............           6          1,746,136.42         0.18
16.501 to 17.000 ...............           1             91,100.46         0.01
                                       -----       ---------------       ------
     Total: ....................       3,665       $970,501,032.96       100.00%
                                       =====       ===============       ======

     The weighted average Maximum Rate for the Adjustable Rate Mortgage Loans in Pool 1 is approximately 13.428%.

                      Minimum Rates - Pool 1 Mortgage Loans

                                                                     Percentage
                                                                     of Mortgage
                                                                       Loans
                                                                      by Total
                                      Number of                       Scheduled
           Range of                   Mortgage     Total Scheduled    Principal
       Minimum Rates (%)               Loans      Principal Balance   Balance
       -----------------              ---------   -----------------  -----------
N/A ............................       1,620       $291,162,915.66        30.00%
 1.501 to  2.000 ...............           1            714,000.00         0.07
 2.001 to  2.500 ...............         580        226,728,589.40        23.36
 2.501 to  3.000 ...............          52         15,726,895.36         1.62
 3.001 to  3.500 ...............          21          3,738,296.29         0.39
 3.501 to  4.000 ...............           3            258,700.00         0.03
 4.501 to  5.000 ...............           8          2,251,789.73         0.23
 5.001 to  5.500 ...............           1            423,082.24         0.04
 5.501 to  6.000 ...............           3          1,039,708.00         0.11
 6.001 to  6.500 ...............          94         28,703,858.18         2.96
 6.501 to  7.000 ...............         307         95,666,694.57         9.86
 7.001 to  7.500 ...............         351        112,244,915.99        11.57
 7.501 to  8.000 ...............         309         93,788,424.44         9.66
 8.001 to  8.500 ...............         143         45,173,462.54         4.65
 8.501 to  9.000 ...............         127         39,778,342.35         4.10
 9.001 to  9.500 ...............          39         11,304,321.33         1.16
 9.501 to 10.000 ...............           5          1,705,936.42         0.18
10.501 to 11.000 ...............           1             91,100.46         0.01
                                       -----       ---------------       ------
     Total: ....................       3,665       $970,501,032.96       100.00%
                                       =====       ===============       ======

     The weighted average Minimum Rate for the Adjustable Rate Mortgage Loans in Pool 1 is approximately 5.642%.

                      Gross Margins - Pool 1 Mortgage Loans

                                                                     Percentage
                                                                     of Mortgage
                                                                       Loans
                                                                      by Total
                                      Number of                       Scheduled
                                      Mortgage     Total Scheduled    Principal
   Range of Gross Margins (%)          Loans      Principal Balance   Balance
   --------------------------        ---------   -----------------  -----------
N/A ............................       1,620       $291,162,915.66        30.00%
1.501 to 2.000 .................           1            714,000.00         0.07
2.001 to 2.500 .................         652        245,132,008.19        25.26
2.501 to 3.000 .................         600        209,987,368.28        21.64
3.501 to 4.000 .................           1            133,000.00         0.01
4.001 to 4.500 .................           1            201,900.70         0.02
4.501 to 5.000 .................         790        223,169,840.13        23.00
                                       -----       ---------------       ------
     Total: ....................       3,665       $970,501,032.96       100.00%
                                       =====       ===============       ======

     The weighted average Gross Margin for the Adjustable Rate Mortgage Loans in Pool 1 is approximately 3.308%.

               Next Rate Adjustment Dates - Pool 1 Mortgage Loans

                                                                     Percentage
                                                                     of Mortgage
                                                                       Loans
                                                                      by Total
                                      Number of                       Scheduled
           Next Rate                  Mortgage     Total Scheduled    Principal
       Adjustment Dates                Loans      Principal Balance   Balance
       ----------------               ---------   -----------------  -----------
N/A ............................       1,620       $291,162,915.66        30.00%
March 2007 .....................           1            300,000.00         0.03
May 2007 .......................           1            595,397.25         0.06
July 2007 ......................           1            201,900.70         0.02
August 2007 ....................           1            128,000.00         0.01
September 2007 .................           1            203,999.56         0.02
November 2007 ..................           2            636,990.95         0.07
December 2007 ..................           5          1,184,599.22         0.12
January 2008 ...................           1            130,583.76         0.01
February 2008 ..................           2            339,972.39         0.04
May 2008 .......................           1            192,000.00         0.02
July 2008 ......................           2            523,100.46         0.05
August 2008 ....................           5          1,369,774.76         0.14
September 2008 .................          28          7,026,134.19         0.72
October 2008 ...................          19          3,350,124.00         0.35
April 2009 .....................           1             79,610.44         0.01
May 2009 .......................           5          2,577,544.87         0.27
June 2009 ......................          11          4,022,985.61         0.41
July 2009 ......................          18          3,938,480.83         0.41
August 2009 ....................          40         10,809,031.88         1.11
September 2009 .................         342         95,658,556.46         9.86
October 2009 ...................         335         99,235,606.50        10.23
January 2010 ...................           1            324,742.84         0.03
February 2010 ..................           1            400,000.00         0.04
April 2010 .....................           1            109,924.72         0.01
July 2010 ......................           5          1,217,792.90         0.13
August 2010 ....................           4            705,902.56         0.07
September 2010 .................           5          1,203,531.85         0.12
October 2010 ...................           1             94,003.45         0.01
January 2011 ...................           1            210,000.00         0.02
February 2011 ..................           3            907,900.00         0.09
March 2011 .....................           4            619,872.11         0.06
April 2011 .....................           6          1,135,739.60         0.12
May 2011 .......................          28          7,775,289.33         0.80
June 2011 ......................          47         13,748,795.78         1.42
July 2011 ......................         106         26,106,941.43         2.69
August 2011 ....................         270         69,344,528.97         7.15
September 2011 .................         503        198,467,850.39        20.45
October 2011 ...................         177        102,838,846.70        10.60
June 2016 ......................           7          2,069,408.40         0.21
July 2016 ......................           3          2,318,000.00         0.24
August 2016 ....................          11          4,512,269.76         0.46
September 2016 .................          35         11,986,232.68         1.24
October 2016 ...................           4            736,150.00         0.08
                                       -----       ---------------       ------
     Total: ....................       3,665       $970,501,032.96       100.00%
                                       =====       ===============       ======

                      Initial Caps - Pool 1 Mortgage Loans

                                                                     Percentage
                                                                     of Mortgage
                                                                       Loans
                                                                      by Total
                                      Number of                       Scheduled
                                      Mortgage     Total Scheduled    Principal
         Initial Caps (%)              Loans      Principal Balance   Balance
         ----------------             ---------   -----------------  -----------
N/A ............................       1,620       $291,162,915.66        30.00%
1.000 ..........................           2            501,900.70         0.05
2.000 ..........................         819        232,507,039.81        23.96
3.000 ..........................          44         10,272,884.47         1.06
5.000 ..........................          49         15,965,145.07         1.65
6.000 ..........................       1,131        420,091,147.25        43.29
                                       -----       ---------------       ------
     Total: ....................       3,665       $970,501,032.96       100.00%
                                       =====       ===============       ======

     The weighted average Initial Cap for the Adjustable Rate Mortgage Loans in Pool 1 with Initial Caps is approximately 4.558%.

                      Periodic Caps - Pool 1 Mortgage Loans

                                                                     Percentage
                                                                     of Mortgage
                                                                       Loans
                                                                      by Total
                                      Number of                       Scheduled
                                      Mortgage     Total Scheduled    Principal
       Periodic Caps (%)               Loans      Principal Balance   Balance
       -----------------              ---------   -----------------  -----------
N/A ............................       1,620       $291,162,915.66        30.00%
1.000 ..........................          46         10,623,851.13         1.09
2.000 ..........................       1,999        668,714,266.17        68.90
                                       -----       ---------------       ------
     Total: ....................       3,665       $970,501,032.96       100.00%
                                       =====       ===============       ======

     The weighted average Periodic Cap for the Adjustable Rate Mortgage Loans in Pool 1 with Periodic Caps is approximately 1.984%.

                       Loan Types - Pool 1 Mortgage Loans

                                                                     Percentage
                                                                     of Mortgage
                                                                       Loans
                                                                      by Total
                                      Number of                       Scheduled
                                      Mortgage     Total Scheduled    Principal
        Loan Types                     Loans      Principal Balance   Balance
        ----------                    ---------   -----------------  -----------
2/6 ARM (LIBOR) ................          57       $ 13,044,832.36         1.34%
3/6 ARM (LIBOR) ................         758        216,928,845.08        22.35
5/6 ARM (LIBOR) ................       1,111        411,040,071.25        42.35
10/6 ARM (LIBOR) ...............          34         10,912,222.62         1.12
6 Month ARM (LIBOR) ............           1            300,000.00         0.03
3/1 ARM (CMT) ..................           1            133,000.00         0.01
Balloon ........................          24          5,330,068.54         0.55
Fixed Rate .....................       1,596        285,832,847.12        29.45
10/1 ARM (LIBOR) ...............          26         10,709,838.22         1.10
5/1 ARM (LIBOR) ................          53         14,501,191.38         1.49
3/1 ARM (LIBOR) ................           4          1,768,116.39         0.18
                                       -----       ---------------       ------
     Total: ....................       3,665       $970,501,032.96       100.00%
                                       =====       ===============       ======

              Original Interest-Only Terms - Pool 1 Mortgage Loans

                                                                     Percentage
                                                                     of Mortgage
                                                                       Loans
                                                                      by Total
                                      Number of                       Scheduled
     Original Interest-Only           Mortgage     Total Scheduled    Principal
         Terms (months)                Loans      Principal Balance   Balance
     ----------------------           ---------   -----------------  -----------
  0 ............................       1,485       $262,360,636.88        27.03%
 36 ............................           2            911,841.25         0.09
 60 ............................         642        191,198,250.44        19.70
120 ............................       1,536        516,030,304.39        53.17
                                       -----       ---------------       ------
     Total: ....................       3,665       $970,501,032.96       100.00%
                                       =====       ===============       ======

     The non-zero weighted average interest-only term for Mortgage Loans in Pool 1 is approximately 104 months.

                      Credit Scores - Pool 1 Mortgage Loans

                                                                     Percentage
                                                                     of Mortgage
                                                                       Loans
                                                                      by Total
                                      Number of                       Scheduled
         Range of                     Mortgage     Total Scheduled    Principal
       Credit Scores                   Loans      Principal Balance   Balance
       -------------                  ---------   -----------------  -----------
N/A ............................           3       $    886,044.68         0.09%
480 to 499 .....................           1             67,603.49         0.01
600 to 619 .....................           6          1,284,878.39         0.13
620 to 639 .....................         526        133,503,124.56        13.76
640 to 659 .....................         605        153,320,182.09        15.80
660 to 679 .....................         585        150,010,977.07        15.46
680 to 699 .....................         583        160,042,412.70        16.49
700 to 719 .....................         409        109,076,589.27        11.24
720 to 739 .....................         339         93,727,100.05         9.66
740 to 759 .....................         284         77,646,610.53         8.00
760 to 779 .....................         187         53,361,332.58         5.50
780 to 799 .....................          93         23,967,349.81         2.47
800 to 819 .....................          43         13,481,336.67         1.39
820 to 839 .....................           1            125,491.07         0.01
                                       -----       ---------------       ------
     Total: ....................       3,665       $970,501,032.96       100.00%
                                       =====       ===============       ======

     The non-zero weighted average Credit Score for the Mortgage Loans in Pool 1 is approximately 691.

                    Delinquency Status--Pool 1 Mortgage Loans

                                                                     Percentage
                                                                     of Mortgage
                                                                       Loans
                                                                      by Total
                                      Number of                       Scheduled
                                      Mortgage     Total Scheduled    Principal
   Delinquency Status (Days)           Loans      Principal Balance   Balance
   -------------------------          ---------   -----------------  -----------
 0 to 29 .......................       3,608       $957,636,577.18        98.67%
30 to 59 .......................          57         12,864,455.78         1.33
                                       -----       ---------------       ------
     Total: ....................       3,665       $970,501,032.96       100.00%
                                       =====       ===============       ======

                 30 - 59 Days Delinquent--Pool 1 Mortgage Loans*

                                                                     Percentage
                                                                     of Mortgage
                                                                       Loans
                                                                      by Total
                                      Number of                       Scheduled
                                      Mortgage     Total Scheduled    Principal
   Number of Times Delinquent          Loans      Principal Balance   Balance
   --------------------------         ---------   -----------------  -----------
None ...........................       3,640       $963,465,678.54        99.28%
1.000 ..........................          18          5,402,443.13         0.56
2.000 ..........................           6          1,209,829.05         0.12
7.000 ..........................           1            423,082.24         0.04
                                       -----       ---------------       ------
     Total: ....................       3,665       $970,501,032.96       100.00%
                                       =====       ===============       ======

* This information pertains to the performance of the Pool 1 Mortgage Loans within the past 12 months.

                 60 - 89 Days Delinquent--Pool 1 Mortgage Loans*

                                                                     Percentage
                                                                     of Mortgage
                                                                       Loans
                                                                      by Total
                                      Number of                       Scheduled
                                      Mortgage     Total Scheduled    Principal
   Number of Times Delinquent          Loans      Principal Balance   Balance
   --------------------------         ---------   -----------------  -----------
None ...........................       3,662       $970,143,426.42        99.96%
1.000 ..........................           3            357,606.54         0.04
                                       -----       ---------------       ------
     Total: ....................       3,665       $970,501,032.96       100.00%
                                       =====       ===============       ======

* This information pertains to the performance of the Pool 1 Mortgage Loans within the past 12 months.

               90 or More Days Delinquent--Pool 1 Mortgage Loans*

                                                                     Percentage
                                                                     of Mortgage
                                                                       Loans
                                                                      by Total
                                      Number of                       Scheduled
                                      Mortgage     Total Scheduled    Principal
   Number of Times Delinquent          Loans      Principal Balance   Balance
   --------------------------         ---------   -----------------  -----------
None ...........................       3,662       $969,875,013.86        99.94%
1.000 ..........................           1            130,000.00         0.01
2.000 ..........................           2            496,019.10         0.05
                                       -----       ---------------       ------
      Total: ...................       3,665       $970,501,032.96       100.00%
                                       =====       ===============       ======

* This information pertains to the performance of the Pool 1 Mortgage Loans within the past 12 months.

                              Pool 2 Mortgage Loans

              Original Loan-to-Value Ratios - Pool 2 Mortgage Loans

                                                                     Percentage
                                                                     of Mortgage
                                                                       Loans
                                                                      by Total
                                      Number of                       Scheduled
         Range of Original            Mortgage     Total Scheduled    Principal
     Loan-to-Value Ratios (%)          Loans      Principal Balance   Balance
     ------------------------         ---------   -----------------  -----------
 0.001 to 10.000 ...............           1       $     59,814.78         0.02%
10.001 to 20.000 ...............           3            236,854.73         0.07
20.001 to 30.000 ...............          16          2,187,243.87         0.63
30.001 to 40.000 ...............          14          1,995,195.86         0.58
40.001 to 50.000 ...............          32          5,718,470.24         1.66
50.001 to 60.000 ...............          67         12,879,670.38         3.73
60.001 to 70.000 ...............         118         25,152,500.89         7.28
70.001 to 80.000 ...............         506         92,754,767.31        26.86
80.001 to 90.000 ...............         622        123,608,997.14        35.80
90.001 to 100.000 ..............         395         80,676,300.89        23.37
                                       -----       ---------------       ------
      Total: ...................       1,774       $345,269,816.09       100.00%
                                       =====       ===============       ======

     The weighted average original Loan-to-Value Ratio for Mortgage Loans in Pool 2 is approximately 83.030%.

                     Mortgage Rates - Pool 2 Mortgage Loans

                                                                     Percentage
                                                                     of Mortgage
                                                                       Loans
                                                                      by Total
                                      Number of                       Scheduled
          Range of                    Mortgage     Total Scheduled    Principal
     Mortgage Rates (%)                Loans      Principal Balance   Balance
     ------------------               ---------   -----------------  -----------
 6.001 to 6.500 ................          11       $  2,749,030.61         0.80%
 6.501 to 7.000 ................         100         22,203,334.84         6.43
 7.001 to 7.500 ................         241         53,484,278.63        15.49
 7.501 to 8.000 ................         419         88,920,760.51        25.75
 8.001 to 8.500 ................         390         80,773,966.79        23.39
 8.501 to 9.000 ................         350         60,750,495.70        17.60
 9.001 to 9.500 ................         156         21,653,466.21         6.27
 9.501 to 10.000 ...............          90         12,475,420.70         3.61
10.001 to 10.500 ...............          14          2,015,182.13         0.58
10.501 to 11.000 ...............           2            108,925.54         0.03
11.001 to 11.500 ...............           1            134,954.43         0.04
                                       -----       ---------------       ------
      Total: ...................       1,774       $345,269,816.09       100.00%
                                       =====       ===============       ======

     The weighted average Mortgage Rate for Mortgage Loans in Pool 2 is approximately 8.148% per annum.

               Remaining Terms to Maturity - Pool 2 Mortgage Loans

                                                                     Percentage
                                                                     of Mortgage
                                                                       Loans
                                                                      by Total
                                      Number of                       Scheduled
  Range of Remaining Terms to         Mortgage     Total Scheduled    Principal
       Maturity (months)               Loans      Principal Balance   Balance
  ---------------------------         ---------   -----------------  -----------
169 to 180 .....................          51       $  4,895,693.87         1.42%
337 to 348 .....................           3            440,360.44         0.13
349 to 360 .....................       1,720        339,933,761.78        98.45
                                       -----       ---------------       ------
      Total: ...................       1,774       $345,269,816.09       100.00%
                                       =====       ===============       ======

     The weighted average remaining term to maturity for Mortgage Loans in Pool 2 is approximately 357 months.

               Original Terms to Maturity - Pool 2 Mortgage Loans

                                                                     Percentage
                                                                     of Mortgage
                                                                       Loans
                                                                      by Total
                                      Number of                       Scheduled
        Original Terms to             Mortgage     Total Scheduled    Principal
        Maturity (months)              Loans      Principal Balance   Balance
        -----------------             ---------   -----------------  -----------
180 ............................          51       $  4,895,693.87         1.42%
360 ............................       1,723        340,374,122.22        98.58
                                       -----       ---------------       ------
      Total: ...................       1,774       $345,269,816.09       100.00%
                                       =====       ===============       ======

     The weighted average original term to maturity for Mortgage Loans in Pool 2 is approximately 357 months.

                 Geographic Distribution - Pool 2 Mortgage Loans

                                                                     Percentage
                                                                     of Mortgage
                                                                       Loans
                                                                      by Total
                                      Number of                       Scheduled
                                      Mortgage     Total Scheduled    Principal
     Geographic Area                   Loans      Principal Balance   Balance
     ---------------                  ---------   -----------------  -----------
Alabama ........................          21       $  1,988,890.08         0.58%
Alaska .........................           3            486,703.98         0.14
Arizona ........................          73         15,667,061.85         4.54
Arkansas .......................          15          1,338,348.09         0.39
California .....................         146         48,394,095.96        14.02
Colorado .......................          33          8,224,887.05         2.38
Connecticut ....................           9          2,257,459.32         0.65
Delaware .......................          12          2,510,956.59         0.73
District of Columbia ...........           9          2,450,168.58         0.71
Florida ........................         152         34,227,236.69         9.91
Georgia ........................          57          7,961,273.33         2.31
Hawaii .........................           9          4,244,505.08         1.23
Idaho ..........................          11          1,791,464.69         0.52
Illinois .......................          55         10,242,337.06         2.97
Indiana ........................          35          3,497,911.73         1.01
Iowa ...........................          14          1,643,323.30         0.48
Kansas .........................          18          2,167,733.24         0.63
Kentucky .......................          11          1,749,385.49         0.51
Louisiana ......................          21          2,968,191.14         0.86
Maine ..........................           4            914,004.50         0.26
Maryland .......................          47         13,039,716.26         3.78
Massachusetts ..................          40         12,787,462.79         3.70
Michigan .......................          66          7,586,859.80         2.20
Minnesota ......................          43          7,992,328.93         2.31
Mississippi ....................          11          1,079,534.73         0.31
Missouri .......................          41          5,285,748.31         1.53
Montana ........................           6          1,114,199.46         0.32
Nebraska .......................          18          2,136,066.15         0.62
Nevada .........................          31          8,185,156.52         2.37
New Hampshire ..................           6          1,674,094.80         0.48
New Jersey .....................          74         20,642,326.10         5.98
New Mexico .....................          25          4,640,074.82         1.34
New York .......................          74         15,808,827.17         4.58
North Carolina .................          48          7,612,852.46         2.20
North Dakota ...................           4            307,208.79         0.09
Ohio ...........................          92         10,325,511.57         2.99
Oklahoma .......................          24          3,006,447.25         0.87
Oregon .........................          27          6,123,883.71         1.77
Pennsylvania ...................          96         11,489,555.78         3.33
Rhode Island ...................           6          1,482,129.44         0.43
South Carolina .................          31          6,223,013.53         1.80
South Dakota ...................           4            616,565.03         0.18
Tennessee ......................          38          4,549,949.91         1.32
Texas ..........................          90         12,438,026.79         3.60
Utah ...........................           7          2,139,411.09         0.62
Virginia .......................          44          9,491,888.69         2.75
Vermont ........................           1            187,886.11         0.05
Washington .....................          24          5,992,581.68         1.74
West Virginia ..................          10          1,046,703.24         0.30
Wisconsin ......................          36          5,193,362.30         1.50
Wyoming ........................           2            344,505.13         0.10
                                       -----       ---------------       ------
      Total: ...................       1,774       $345,269,816.09       100.00%
                                       =====       ===============       ======

        Cut-Off Date Scheduled Principal Balances - Pool 2 Mortgage Loans

                                                                     Percentage
                                                                     of Mortgage
                                                                       Loans
                                                                      by Total
                                      Number of                       Scheduled
      Range of Cut-off Date           Mortgage     Total Scheduled    Principal
Scheduled Principal Balances ($)       Loans      Principal Balance   Balance
--------------------------------      ---------   -----------------  -----------
        0.01 to 50,000.00 ......         108       $  4,137,250.51         1.20%
   50,000.01 to 100,000.00 .....         375         28,152,018.51         8.15
  100,000.01 to 150,000.00 .....         346         43,364,900.88        12.56
  150,000.01 to 200,000.00 .....         257         44,596,144.90        12.92
  200,000.01 to 250,000.00 .....         219         49,074,598.32        14.21
  250,000.01 to 300,000.00 .....         145         39,736,239.11        11.51
  300,000.01 to 350,000.00 .....         103         33,612,549.48         9.74
  350,000.01 to 400,000.00 .....          76         28,286,438.78         8.19
  400,000.01 to 450,000.00 .....          43         18,233,224.11         5.28
  450,000.01 to 500,000.00 .....          42         19,961,594.40         5.78
  500,000.01 to 550,000.00 .....          20         10,587,776.36         3.07
  550,000.01 to 600,000.00 .....          25         14,251,590.37         4.13
  600,000.01 to 650,000.00 .....           7          4,437,415.71         1.29
  700,000.01 to 750,000.00 .....           5          3,684,448.33         1.07
  900,000.01 to 950,000.00 .....           2          1,823,626.32         0.53
1,250,000.01 to 1,500,000.00 ...           1          1,330,000.00         0.39
                                       -----       ---------------       ------
      Total: ...................       1,774       $345,269,816.09       100.00%
                                       =====       ===============       ======

     The average Cut-off Date Scheduled Principal Balance for Mortgage Loans in Pool 2 is approximately $194,628.

                     Property Types - Pool 2 Mortgage Loans

                                                                     Percentage
                                                                     of Mortgage
                                                                       Loans
                                                                      by Total
                                      Number of                       Scheduled
                                      Mortgage     Total Scheduled    Principal
      Property Types                   Loans      Principal Balance   Balance
      --------------                  ---------   -----------------  -----------
Single Family ..................       1,506       $286,516,615.18        82.98%
Two-to-Four Family .............         181         37,940,752.62        10.99
Condominium ....................          86         20,714,653.15         6.00
Planned Unit Development .......           1             97,795.14         0.03
                                       -----       ---------------       ------
      Total: ...................       1,774       $345,269,816.09       100.00%
                                       =====       ===============       ======

                      Loan Purpose - Pool 2 Mortgage Loans

                                                                     Percentage
                                                                     of Mortgage
                                                                       Loans
                                                                      by Total
                                      Number of                       Scheduled
                                      Mortgage     Total Scheduled    Principal
       Loan Purpose                    Loans      Principal Balance   Balance
       ------------                   ---------   -----------------  -----------
Cash Out Refinance .............         951       $195,651,578.36        56.67%
Purchase .......................         583        107,734,642.34        31.20
Rate/Term Refinance ............         240         41,883,595.39        12.13
                                       -----       ---------------       ------
      Total: ...................       1,774       $345,269,816.09       100.00%
                                       =====       ===============       ======

                   Loan Documentation - Pool 2 Mortgage Loans

                                                                     Percentage
                                                                     of Mortgage
                                                                       Loans
                                                                      by Total
                                      Number of                       Scheduled
                                      Mortgage     Total Scheduled    Principal
     Loan Documentation                Loans      Principal Balance   Balance
     ------------------               ---------   -----------------  -----------
Full Documentation .............         296       $ 56,338,172.43        16.32%
Stated Documentation ...........       1,024        197,389,296.33        57.17
No Documentation ...............         178         36,307,143.70        10.52
No Ratio Documentation .........         276         55,235,203.63        16.00
                                       -----       ---------------       ------
      Total: ...................       1,774       $345,269,816.09       100.00%
                                       =====       ===============       ======

                    Occupancy Status - Pool 2 Mortgage Loans

                                                                     Percentage
                                                                     of Mortgage
                                                                       Loans
                                                                      by Total
                                      Number of                       Scheduled
                                      Mortgage     Total Scheduled    Principal
       Occupancy Status                Loans      Principal Balance   Balance
       ----------------               ---------   -----------------  -----------
Primary Home ...................       1,203       $267,219,067.58        77.39%
Investment .....................         499         62,669,366.65        18.15
Second Home ....................          72         15,381,381.86         4.45
                                       -----       ---------------       ------
      Total: ...................       1,774       $345,269,816.09       100.00%
                                       =====       ===============       ======

               Prepayment Premium Periods - Pool 2 Mortgage Loans

                                                                     Percentage
                                                                     of Mortgage
                                                                       Loans
                                                                      by Total
                                      Number of                       Scheduled
                                      Mortgage     Total Scheduled    Principal
Prepayment Premium Periods (years)     Loans      Principal Balance   Balance
----------------------------------    ---------   -----------------  -----------
0.000 ..........................         680       $140,874,777.54        40.80%
1.000 ..........................          33          6,134,748.18         1.78
2.000 ..........................         135         27,041,551.63         7.83
3.000 ..........................         926        171,218,738.74        49.59
                                       -----       ---------------       ------
      Total: ...................       1,774       $345,269,816.09       100.00%
                                       =====       ===============       ======

                        Loan Type - Pool 2 Mortgage Loans

                                                                     Percentage
                                                                     of Mortgage
                                                                       Loans
                                                                      by Total
                                      Number of                       Scheduled
                                      Mortgage     Total Scheduled    Principal
         Loan Type                     Loans      Principal Balance   Balance
         ---------                    ---------   -----------------  -----------
Balloon ........................         291       $ 76,986,899.63        22.30%
Fixed Rate .....................       1,483        268,282,916.46        77.70
                                       -----       ---------------       ------
      Total: ...................       1,774       $345,269,816.09       100.00%
                                       =====       ===============       ======

              Original Interest-Only Terms - Pool 2 Mortgage Loans

                                                                     Percentage
                                                                     of Mortgage
                                                                       Loans
                                                                      by Total
                                      Number of                       Scheduled
     Original Interest-Only           Mortgage     Total Scheduled    Principal
         Terms (months)                Loans      Principal Balance   Balance
     ----------------------           ---------   -----------------  -----------
  0 ............................       1,666       $313,483,878.79        90.79%
 60 ............................          93         25,726,490.30         7.45
120 ............................          10          4,127,991.00         1.20
180 ............................           5          1,931,456.00         0.56
                                       -----       ---------------       ------
      Total: ...................       1,774       $345,269,816.09       100.00%
                                       =====       ===============       ======

     The non-zero weighted average interest-only term for Mortgage Loans in Pool 2 is approximately 75 months.

                      Credit Scores - Pool 2 Mortgage Loans

                                                                     Percentage
                                                                     of Mortgage
                                                                       Loans
                                                                      by Total
                                      Number of                       Scheduled
          Range of                    Mortgage     Total Scheduled    Principal
        Credit Scores                  Loans      Principal Balance   Balance
        -------------                 ---------   -----------------  -----------
600 to 619 .....................           2       $    328,019.35         0.10%
620 to 639 .....................         461         95,180,926.74        27.57
640 to 659 .....................         479         94,570,147.79        27.39
660 to 679 .....................         406         77,580,846.74        22.47
680 to 699 .....................         175         32,833,592.34         9.51
700 to 719 .....................          96         17,796,809.75         5.15
720 to 739 .....................          56          8,643,159.33         2.50
740 to 759 .....................          43          7,488,379.76         2.17
760 to 779 .....................          27          4,585,562.87         1.33
780 to 799 .....................          22          4,230,636.80         1.23
800 to 819 .....................           7          2,031,734.62         0.59
                                       -----       ---------------       ------
      Total: ...................       1,774       $345,269,816.09       100.00%
                                       =====       ===============       ======

     The weighted average Credit Score for the Mortgage Loans in Pool 2 is approximately 663.

                    Delinquency Status--Pool 2 Mortgage Loans

                                                                     Percentage
                                                                     of Mortgage
                                                                       Loans
                                                                      by Total
                                      Number of                       Scheduled
                                      Mortgage     Total Scheduled    Principal
   Delinquency Status (Days)           Loans      Principal Balance   Balance
   -------------------------          ---------   -----------------  -----------
0 to 29 ........................       1,774       $345,269,816.09       100.00%
                                       -----       ---------------       ------
    Total: .....................       1,774       $345,269,816.09       100.00%
                                       =====       ===============       ======

                 30 - 59 Days Delinquent--Pool 2 Mortgage Loans*

                                                                     Percentage
                                                                     of Mortgage
                                                                       Loans
                                                                      by Total
                                      Number of                       Scheduled
                                      Mortgage     Total Scheduled    Principal
   Number of Times Delinquent          Loans      Principal Balance   Balance
   --------------------------         ---------   -----------------  -----------
None ...........................       1,774       $345,269,816.09       100.00%
                                       -----       ---------------       ------
      Total: ...................       1,774       $345,269,816.09       100.00%
                                       =====       ===============       ======

* This information pertains to the performance of the Pool 2 Mortgage Loans within the past 12 months.

                 60 - 89 Days Delinquent--Pool 2 Mortgage Loans*

                                                                     Percentage
                                                                     of Mortgage
                                                                       Loans
                                                                      by Total
                                      Number of                       Scheduled
                                      Mortgage     Total Scheduled    Principal
   Number of Times Delinquent          Loans      Principal Balance   Balance
   --------------------------         ---------   -----------------  -----------
None ...........................       1,774       $345,269,816.09       100.00%
                                       -----       ---------------       ------
      Total: ...................       1,774       $345,269,816.09       100.00%
                                       =====       ===============       ======

* This information pertains to the performance of the Pool 2 Mortgage Loans within the past 12 months.

               90 or More Days Delinquent--Pool 2 Mortgage Loans*

                                                                     Percentage
                                                                     of Mortgage
                                                                       Loans
                                                                      by Total
                                      Number of                       Scheduled
                                      Mortgage     Total Scheduled    Principal
   Number of Times Delinquent          Loans      Principal Balance   Balance
   --------------------------         ---------   -----------------  -----------
None ...........................       1,774       $345,269,816.09       100.00%
                                       -----       ---------------       ------
      Total: ...................       1,774       $345,269,816.09       100.00%
                                       =====       ===============       ======

* This information pertains to the performance of the Pool 2 Mortgage Loans within the past 12 months.

                                    Annex C-1
                      Assumed Mortgage Loan Characteristics


                                      C-1-1

                Assumed Mortgage Loan Characteristics for Pool 1

                                                     Weighted         Weighted   Weighted   Weighted  Weighted
                                                     Average          Average    Average    Average   Average
                                                     Current          Current    Remaining  Original  Original
                                                      Gross             Net      Term to    Term to   Interest-
                                   Principal         Mortgage         Mortgage   Maturity   Maturity  Only Term
Loan Type(5)                       Balance ($)       Rate (%)       Rate (%)(2)  (months)   (months) (months)(3)  Index(6)
------------                       -----------       --------       -----------  --------   -------- -----------  --------
Adjustable Rate(7)..........        239,726.36     7.6250000000     6.9350000000    359        360       N/A     6MO LIBOR
Adjustable Rate
Interest-Only(3)(7).........      2,961,974.76     7.7161806419     6.8958735905    358        360       120     6MO LIBOR
Adjustable Rate
Interest-Only(3)............      3,584,721.50     7.1836071156     6.5367981194    359        360       120     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4)(7)......      2,636,100.00     7.5548490194     6.8133037442    359        360       120     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4).........      1,489,700.00     7.4889407263     6.7846331476    359        360       120     6MO LIBOR
Adjustable Rate(7)..........      1,019,256.94     7.9576920094     7.7076920094    359        360       N/A     6MO LIBOR
Adjustable Rate(7)..........      1,239,125.45     7.9515270276     7.7015270276    359        360       N/A     6MO LIBOR
Adjustable Rate.............        543,596.27     7.5000000000     7.2500000000    359        360       N/A     6MO LIBOR
Adjustable Rate(4)(7).......        163,244.70     7.7500000000     7.5000000000    359        360       N/A     6MO LIBOR
Adjustable Rate (4)(7)......      1,004,379.57     7.6097327428     7.3597327428    359        360       N/A     6MO LIBOR
Adjustable Rate(4)(7).......        201,900.70     8.1250000000     7.8750000000    345        360       N/A     6MO LIBOR
Adjustable Rate(4)(7).......        165,509.96     8.7500000000     8.5000000000    350        360       N/A     6MO LIBOR
Adjustable Rate
Interest-Only(3)(7).........        706,400.00     8.0324178935     7.7824178935    359        360        60     6MO LIBOR
Adjustable Rate
Interest-Only(3)............        469,680.00     7.8750000000     7.6250000000    359        360        60     6MO LIBOR
Adjustable Rate
Interest-Only((3))(7).......      3,598,560.00     7.6947196934     7.4447196934    359        360        60     6MO LIBOR
Adjustable Rate
Interest-Only(3)............        999,999.00     8.5000000000     8.2500000000    359        360        60     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4)(7)......      1,066,100.00     7.3803114154     7.1303114154    359        360        60     6MO LIBOR
Adjustable Rate
Interest-Only(3)(7).........        229,434.26     6.8750000000     6.6250000000    350        360       120     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4)(7)......        373,400.00     7.6250000000     7.3750000000    350        360       120     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4)(7)......        140,000.00     7.3750000000     7.1250000000    360        360       120     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4)(7)......        920,245.95     7.6487859238     7.3987859238    349        360       120     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4)(7)......        203,999.56     5.2500000000     5.0000000000    347        360       120     6MO LIBOR
Adjustable Rate
Interest-Only(3)(7).........        133,000.00     5.5000000000     5.2500000000    337        360       120      1YR CMT
Adjustable Rate(7)..........      5,372,539.35     7.3632150624     7.1132150624    359        360       N/A     6MO LIBOR
Adjustable Rate.............      4,473,312.94     7.7012979065     7.4512979065    360        360       N/A     6MO LIBOR
Adjustable Rate(7)..........     14,060,017.33     7.5958734888     7.2928660544    359        360       N/A     6MO LIBOR
Adjustable Rate.............      3,733,194.81     7.2382955217     6.9882955217    360        360       N/A     6MO LIBOR
Adjustable Rate(4)(7).......        183,549.42     7.0000000000     6.7500000000    359        360       N/A     6MO LIBOR
Adjustable Rate(4)..........        622,436.80     6.5000000000     6.2500000000    359        360       N/A     6MO LIBOR
Adjustable Rate(4)(7).......         77,942.11     7.5000000000     7.2500000000    359        360       N/A     6MO LIBOR
Adjustable Rate(4)(7).......      1,123,539.24     7.3519891793     7.1019891793    359        360       N/A     6MO LIBOR
Adjustable Rate(4)(7).......      1,590,785.74     7.5513300042     7.3013300042    359        360       N/A     6MO LIBOR
Adjustable Rate(4)(7).......        168,705.37     8.8750000000     8.6250000000    359        360       N/A     6MO LIBOR
Adjustable Rate(4)..........      1,139,902.23     6.9631440135     6.7131440135    358        360       N/A     6MO LIBOR
Adjustable Rate(4)(7).......      2,755,971.26     7.5690266841     7.3190266841    359        360       N/A     6MO LIBOR
Adjustable Rate (4)(7)......         72,936.86     8.5000000000     8.2500000000    347        360       N/A     6MO LIBOR
Adjustable Rate (4).........      2,417,898.27     7.8804013583     7.6304013583    359        360       N/A     6MO LIBOR
Adjustable Rate
Interest-Only(3)............        595,397.25     3.8750000000     3.5000000000    331        360        36     6MO LIBOR
Adjustable Rate
Interest-Only(3)(7).........     28,440,688.00     7.3124927305     7.0624927305    359        360        60     6MO LIBOR

                                                    Weighted  Weighted   Weighted
                                 Weighted Weighted   Average   Average   Average    Weighted
                                 Average   Average   Initial  Subsequent Maximum    Average
                                  Gross   Minimum   Periodic  Periodic   Interest   Months to
                                  Margin    Rate      Cap       Cap       Rate     Next Rate
Loan Type(5)                       (%)      (%)        (%)      (%)       (%)      Adjustment
------------                     -------  -------    -------  --------   --------  ----------
Adjustable Rate(7)..........      2.2500   2.2500    6.0000    2.0000    13.6250      119
Adjustable Rate
Interest-Only(3)(7).........      2.2500   2.2662    6.0000    2.0000    13.7162      118
Adjustable Rate
Interest-Only(3)............      2.2500   2.2659    6.0000    2.0000    13.1836      119
Adjustable Rate
Interest-Only(3)(4)(7)......      2.2500   2.2500    6.0000    2.0000    13.5548      119
Adjustable Rate
Interest-Only(3)(4).........      2.2500   2.2500    6.0000    2.0000    13.4889      119
Adjustable Rate(7)..........      5.0000   7.9577    2.0000    2.0000    13.9577       23
Adjustable Rate(7)..........      5.0000   7.9515    2.0000    2.0000    13.9515       23
Adjustable Rate.............      5.0000   7.5000    2.0000    2.0000    13.5000       23
Adjustable Rate(4)(7).......      5.0000   7.7500    2.0000    2.0000    13.7500       23
Adjustable Rate (4)(7)......      5.0000   7.6097    2.0000    2.0000    13.6097       23
Adjustable Rate(4)(7).......      4.2500   8.1250    1.0000    1.0000    14.1250       9
Adjustable Rate(4)(7).......      5.0000   5.0000    6.0000    1.0000    14.7500       14
Adjustable Rate
Interest-Only(3)(7).........      5.0000   8.0324    2.0000    2.0000    14.0324       23
Adjustable Rate
Interest-Only(3)............      2.7500   7.8750    2.0000    2.0000    13.8750       23
Adjustable Rate
Interest-Only((3))(7).......      5.0000   7.6947    2.0000    2.0000    13.6947       23
Adjustable Rate
Interest-Only(3)............      5.0000   8.5000    2.0000    2.0000    14.5000       23
Adjustable Rate
Interest-Only(3)(4)(7)......      5.0000   7.3803    2.0000    2.0000    13.3803       23
Adjustable Rate
Interest-Only(3)(7).........      5.0000   5.0000    3.0000    1.0000    12.8750       14
Adjustable Rate
Interest-Only(3)(4)(7)......      5.0000   5.0000    3.0000    1.0000    13.6250       14
Adjustable Rate
Interest-Only(3)(4)(7)......      5.0000   7.3750    2.0000    2.0000    13.3750       24
Adjustable Rate
Interest-Only(3)(4)(7)......      5.0000   5.0000    3.0000    1.0000    13.6488       13
Adjustable Rate
Interest-Only(3)(4)(7)......      4.7500   4.7500    3.0000    1.0000    10.2500       11
Adjustable Rate
Interest-Only(3)(7).........      3.6250   3.6250    2.0000    2.0000    11.5000       13
Adjustable Rate(7)..........      4.8955   7.2910    2.0593    2.0000    13.3632       35
Adjustable Rate.............      5.0000   7.7013    2.0000    2.0000    13.7013       36
Adjustable Rate(7)..........      4.8297   7.2201    2.2477    2.0000    13.5959       35
Adjustable Rate.............      5.0000   7.2383    2.0000    2.0000    13.2383       36
Adjustable Rate(4)(7).......      5.0000   7.0000    2.0000    2.0000    13.0000       35
Adjustable Rate(4)..........      5.0000   6.5000    2.0000    2.0000    12.5000       35
Adjustable Rate(4)(7).......      5.0000   7.5000    2.0000    2.0000    13.5000       35
Adjustable Rate(4)(7).......      5.0000   7.3520    2.0000    2.0000    13.3520       35
Adjustable Rate(4)(7).......      5.0000   7.5513    2.0000    2.0000    13.5513       35
Adjustable Rate(4)(7).......      5.0000   8.8750    2.0000    2.0000    14.8750       35
Adjustable Rate(4)..........      5.0000   6.9631    2.0000    2.0000    12.9631       34
Adjustable Rate(4)(7).......      5.0000   7.5690    2.0000    2.0000    13.5690       35
Adjustable Rate (4)(7)......      5.0000   8.5000    2.0000    2.0000    14.5000       23
Adjustable Rate (4).........      5.0000   7.8804    2.0000    2.0000    13.8804       35
Adjustable Rate
Interest-Only(3)............      2.7500   2.7500    3.0000    1.0000    9.8750        7
Adjustable Rate
Interest-Only(3)(7).........      4.9693   7.3125    2.0000    2.0000    13.3125       35


                                     C-1-2

                                                     Weighted         Weighted   Weighted   Weighted  Weighted
                                                     Average          Average    Average    Average   Average
                                                     Current          Current    Remaining  Original  Original
                                                      Gross             Net      Term to    Term to   Interest-
                                   Principal         Mortgage         Mortgage   Maturity   Maturity  Only Term
Loan Type(5)                       Balance ($)       Rate (%)       Rate (%)(2)  (months)   (months) (months)(3)  Index(6)
------------                       -----------       --------       -----------  --------   -------- -----------  --------
Adjustable Rate
Interest-Only(3)............     15,198,409.00     7.3750308009     7.1250308009    359        360        60     6MO LIBOR
Adjustable Rate
Interest-Only(3)(7).........     66,233,576.59     7.2702091305     7.0202091305    359        360        60     6MO LIBOR
Adjustable Rate
Interest-Only(3)............     23,188,971.51     7.4899226235     7.2399226235    359        360        60     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4)(7)......      1,081,600.00     6.7431582840     6.4931582840    359        360        60     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4).........      1,382,600.00     6.8750000000     6.6250000000    359        360        60     6MO LIBOR
Adjustable Rate Interest-Only
(3)(4)(7)...................        224,000.00     6.2500000000     6.0000000000    359        360        60     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4)(7)......        359,992.00     7.1250000000     6.8750000000    359        360        60     6MO LIBOR
Adjustable Rate Interest-Only
(3)(4)......................        452,000.00     8.2500000000     8.0000000000    360        360        60     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4)(7)......        351,920.00     7.2500000000     7.0000000000    359        360        60     6MO LIBOR
Adjustable Rate Interest-Only
(3)(4)(7)...................      1,224,000.00     7.2324346405     6.9824346405    359        360        60     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4)(7)......      1,617,000.00     7.3880643166     7.1380643166    359        360        60     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4).........        934,450.00     7.8147439670     7.5647439670    359        360        60     6MO LIBOR
Adjustable Rate Interest-Only
(3)(4)(7)...................        168,000.00     6.1250000000     5.8750000000    359        360        60     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4)(7)......        497,500.00     6.8750000000     6.6250000000    360        360        60     6MO LIBOR
Adjustable Rate Interest-Only
(3)(4)(7)...................        696,800.00     8.0117680827     7.7617680827    359        360        60     6MO LIBOR
Adjustable Rate Interest-Only
(3)(4)(7)...................      2,790,277.00     7.1138314852     6.8638314852    359        360        60     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4).........      1,135,450.00     6.9205601303     6.6705601303    359        360        60     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4)(7)......      4,328,450.83     7.1460514214     6.8960514214    359        360        60     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4).........      2,484,040.00     7.7831274859     7.5331274859    360        360        60     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4)(7)......     10,578,382.00     7.3375324553     7.0875324553    359        360        60     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4).........      5,615,177.79     7.9985359604     7.7485359604    359        360        60     6MO LIBOR
Adjustable Rate
Interest-Only(3)(7).........      1,428,150.00     7.2482319784     6.9982319784    359        360       120     6MO LIBOR
Adjustable Rate
Interest-Only(3)............        572,000.00     7.3750000000     7.1250000000    360        360       120     6MO LIBOR
Adjustable Rate
Interest-Only(3)(7).........      2,797,333.76     6.7006187099     6.4137235773    356        360       120     6MO LIBOR
Adjustable Rate
Interest-Only(3)............      2,541,000.00     7.3242325856     6.7595926801    357        360       120     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4)(7)......        188,467.00     6.8750000000     6.6250000000    360        360       120     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4)(7)......        479,200.00     6.5315108514     6.2815108514    358        360       120     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4)(7)......        231,920.00     8.0000000000     7.7500000000    360        360       120     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4)(7)......         77,520.00     7.2500000000     7.0000000000    348        360       120     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4).........      1,241,840.62     6.9118804271     6.6618804271    356        360       120     6MO LIBOR
Adjustable Rate(7)..........      5,270,232.62     7.7622485056     7.5037297564    358        360       N/A     6MO LIBOR
Adjustable Rate(7)..........        314,308.75     8.5000000000     8.2500000000    359        360       N/A     6MO LIBOR
Adjustable Rate.............      4,849,646.81     8.2534943491     8.0034943491    358        360       N/A     6MO LIBOR
Adjustable Rate(7)..........      6,749,031.27     7.8282784908     7.4429363722    358        360       N/A     6MO LIBOR
Adjustable Rate(7)..........        608,931.45     8.1479280303     7.8979280303    357        360       N/A     6MO LIBOR
Adjustable Rate.............      7,297,232.81     7.6644929234     7.2620666923    359        360       N/A     6MO LIBOR
Adjustable Rate.............        428,927.52     9.2500000000     9.0000000000    359        360       N/A     6MO LIBOR

                                                    Weighted  Weighted   Weighted
                                 Weighted Weighted   Average   Average   Average    Weighted
                                 Average   Average   Initial  Subsequent Maximum    Average
                                  Gross   Minimum   Periodic  Periodic   Interest   Months to
                                  Margin    Rate      Cap       Cap       Rate     Next Rate
Loan Type(5)                       (%)      (%)        (%)      (%)       (%)      Adjustment
------------                      -----   -------   --------  --------   --------  ----------
Adjustable Rate
Interest-Only(3)............      5.0000   7.3750    2.0000    2.0000    13.3750       35
Adjustable Rate
Interest-Only(3)(7).........      4.9759   7.2702    2.0000    2.0000    13.2698       35
Adjustable Rate
Interest-Only(3)............      5.0000   7.4899    2.0000    2.0000    13.4899       35
Adjustable Rate
Interest-Only(3)(4)(7)......      5.0000   6.7432    2.0000    2.0000    12.7432       35
Adjustable Rate
Interest-Only(3)(4).........      5.0000   6.8750    2.0000    2.0000    12.8750       35
Adjustable Rate Interest-Only
(3)(4)(7)...................      5.0000   6.2500    2.0000    2.0000    12.2500       35
Adjustable Rate
Interest-Only(3)(4)(7)......      5.0000   7.1250    2.0000    2.0000    13.1250       35
Adjustable Rate Interest-Only
(3)(4)......................      5.0000   8.2500    2.0000    2.0000    14.2500       36
Adjustable Rate
Interest-Only(3)(4)(7)......      5.0000   7.2500    2.0000    2.0000    13.2500       35
Adjustable Rate Interest-Only
(3)(4)(7)...................      5.0000   7.2324    2.0000    2.0000    13.2324       35
Adjustable Rate
Interest-Only(3)(4)(7)......      5.0000   7.3881    2.0000    2.0000    13.3881       35
Adjustable Rate
Interest-Only(3)(4).........      5.0000   7.8147    2.0000    2.0000    13.8147       35
Adjustable Rate Interest-Only
(3)(4)(7)...................      2.7500   6.1250    2.0000    2.0000    12.1250       35
Adjustable Rate
Interest-Only(3)(4)(7)......      5.0000   6.8750    2.0000    2.0000    12.8750       36
Adjustable Rate Interest-Only
(3)(4)(7)...................      5.0000   8.0118    2.0000    2.0000    14.0118       35
Adjustable Rate Interest-Only
(3)(4)(7)...................      5.0000   7.1138    2.0000    2.0000    13.1138       35
Adjustable Rate
Interest-Only(3)(4).........      5.0000   6.9206    2.0000    2.0000    12.9206       35
Adjustable Rate
Interest-Only(3)(4)(7)......      5.0000   7.1461    2.0000    2.0000    13.1461       35
Adjustable Rate
Interest-Only(3)(4).........      5.0000   7.7831    2.0000    2.0000    13.7831       36
Adjustable Rate
Interest-Only(3)(4)(7)......      5.0000   7.3375    2.0000    2.0000    13.3375       35
Adjustable Rate
Interest-Only(3)(4).........      5.0000   7.9985    2.0000    2.0000    13.9985       35
Adjustable Rate
Interest-Only(3)(7).........      5.0000   7.2482    2.0000    2.0000    13.2482       35
Adjustable Rate
Interest-Only(3)............      5.0000   7.3750    2.0000    2.0000    13.3750       36
Adjustable Rate
Interest-Only(3)(7).........      4.3600   5.8268    2.9309    2.0000    12.7006       32
Adjustable Rate
Interest-Only(3)............      3.1959   4.0570    4.6242    2.0000    13.3242       33
Adjustable Rate
Interest-Only(3)(4)(7)......      5.0000   6.8750    2.0000    2.0000    12.8750       36
Adjustable Rate
Interest-Only(3)(4)(7)......      5.0000   5.5008    4.9983    2.0000    12.5315       34
Adjustable Rate
Interest-Only(3)(4)(7)......      5.0000   8.0000    2.0000    2.0000    14.0000       36
Adjustable Rate
Interest-Only(3)(4)(7)......      2.2500   2.2500    6.0000    2.0000    13.2500       24
Adjustable Rate
Interest-Only(3)(4).........      2.2500   2.2500    6.0000    2.0000    12.9119       32
Adjustable Rate(7)..........      2.7457   7.7111    6.0000    2.0000    13.7622       58
Adjustable Rate(7)..........      2.7500   8.5000    6.0000    2.0000    14.5000       59
Adjustable Rate.............      2.7500   8.2535    6.0000    2.0000    14.2535       58
Adjustable Rate(7)..........      2.5835   5.7512    6.0000    2.0000    13.8283       58
Adjustable Rate(7)..........      2.3774   4.0427    6.0000    2.0000    14.1479       57
Adjustable Rate.............      2.5672   5.7682    6.0000    2.0000    13.6645       59
Adjustable Rate.............      2.7500   9.2500    6.0000    2.0000    15.2500       59


                                     C-1-3

                                                     Weighted         Weighted   Weighted   Weighted  Weighted
                                                     Average          Average    Average    Average   Average
                                                     Current          Current    Remaining  Original  Original
                                                      Gross             Net      Term to    Term to   Interest-
                                   Principal         Mortgage         Mortgage   Maturity   Maturity  Only Term
Loan Type(5)                       Balance ($)       Rate (%)       Rate (%)(2)  (months)   (months) (months)(3)  Index(6)
------------                       -----------       --------       -----------  --------   -------- -----------  --------
Adjustable Rate(4)..........        618,000.00     7.5000000000     7.2500000000    360        360       N/A     6MO LIBOR
Adjustable Rate(4)..........        423,082.24     5.3750000000     5.1250000000    345        360       N/A     6MO LIBOR
Adjustable Rate(4)(7).......      2,005,462.55     7.7429988901     7.4929988901    359        360       N/A     6MO LIBOR
Adjustable Rate(4)..........      1,143,208.11     7.8492180505     7.5992180505    359        360       N/A     6MO LIBOR
Adjustable Rate(4)..........        520,000.00     6.5000000000     6.2500000000    360        360       N/A     6MO LIBOR
Adjustable Rate(4)(7).......        918,034.68     7.8050401565     7.5550401565    359        360       N/A     6MO LIBOR
Adjustable Rate(4)(7).......        191,651.92     6.5000000000     6.2500000000    358        360       N/A     6MO LIBOR
Adjustable Rate(4)(7).......      2,282,683.54     7.2009748518     6.7540671702    357        360       N/A     6MO LIBOR
Adjustable Rate(4)..........      1,237,500.00     7.6893939394     7.4393939394    360        360       N/A     6MO LIBOR
Adjustable Rate(4)..........      2,015,977.95     7.6723285596     7.1316900365    359        360       N/A     6MO LIBOR
Adjustable Rate Interest-Only
(3)(7)......................        369,990.00     7.1250000000     6.8750000000    355        360        60     6MO LIBOR
Adjustable Rate Interest-Only
(3)(4)(7)...................        266,400.00     7.7500000000     7.5000000000    355        360        60     6MO LIBOR
Adjustable Rate Interest-Only
(3)(4)(7)...................        426,400.00     8.4482007505     8.1982007505    356        360        60     6MO LIBOR
Adjustable Rate Interest-Only
(3)(4)(7)...................        157,239.00     6.9990000000     6.7490000000    355        360        60     6MO LIBOR
Adjustable Rate Interest-Only
(3)(4)(7)...................        260,000.00     7.3750000000     7.1250000000    356        360        60     6MO LIBOR
Adjustable Rate Interest-Only
(3)(4)(7)...................        951,838.31     7.7631112486     7.5131112486    355        360        60     6MO LIBOR
Adjustable Rate Interest-Only
(3)(4)(7)...................        158,400.00     9.5000000000     9.2500000000    355        360        60     6MO LIBOR
Adjustable Rate Interest-Only
(3)(4)(7)...................      2,437,464.74     7.9604588013     7.7104588013    355        360        60     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4)(7)......        184,000.00     7.0000000000     6.7500000000    355        360        60     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4)(7)......        566,620.00     8.2616366877     8.0116366877    356        360        60     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4)(7)......        320,000.00     8.2500000000     8.0000000000    356        360        60     6MO LIBOR
Adjustable Rate Interest-Only
(3)(4)(7)...................      1,482,519.16     8.0322758763     7.7822758763    355        360        60     6MO LIBOR
Adjustable Rate Interest-Only
(3)(7)......................     24,530,875.85     7.7178795941     7.4652298722    358        360       120     6MO LIBOR
Adjustable Rate
Interest-Only(3)(7).........        125,000.00     9.1250000000     8.8750000000    359        360       120     6MO LIBOR
Adjustable Rate
Interest-Only(3)............     24,799,005.00     7.8973567740     7.6473567740    359        360       120     6MO LIBOR
Adjustable Rate
Interest-Only(3)(7).........     26,017,948.46     7.7412315367     7.3443291922    357        360       120     6MO LIBOR
Adjustable Rate
Interest-Only(3)(7).........        502,387.58     5.9537648900     5.7037648900    340        360       120     6MO LIBOR
Adjustable Rate
Interest-Only(3) ...........    100,430,254.64     7.5657980914     7.1190455909    359        360       120     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4)(7)......      1,115,400.00     6.8895687646     6.6395687646    358        360       120     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4) ........        969,000.00     7.7461300310     7.0932507740    359        360       120     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4)(7)......        659,500.00     7.5605382866     7.3105382866    358        360       120     6MO LIBOR
Adjustable Rate Interest-Only
(3)(4)......................        496,000.00     7.8750000000     7.6250000000    360        360       120     6MO LIBOR
Adjustable Rate Interest-Only
(3)(4)(7)...................        584,000.00     7.3167808219     7.0667808219    358        360       120     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4).........        482,800.00     7.2500000000     7.0000000000    360        360       120     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4)(7)......        648,800.00     6.8053329223     6.5553329223    358        360       120     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4)(7)......        376,000.00     8.2500000000     8.0000000000    358        360       120     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4).........      1,177,900.00     7.3361278547     7.0861278547    360        360       120     6MO LIBOR

                                                    Weighted  Weighted   Weighted
                                 Weighted Weighted   Average   Average   Average    Weighted
                                 Average   Average   Initial  Subsequent Maximum    Average
                                  Gross   Minimum   Periodic  Periodic   Interest   Months to
                                  Margin    Rate      Cap       Cap       Rate     Next Rate
Loan Type(5)                       (%)      (%)        (%)      (%)       (%)      Adjustment
------------                      -----   -------   --------  --------   --------  ----------
Adjustable Rate(4)..........      2.7500   7.5000    6.0000    2.0000    13.5000       60
Adjustable Rate(4)..........      5.0000   5.3750    3.0000    1.0000    10.3750       45
Adjustable Rate(4)(7).......      2.7500   7.7430    6.0000    2.0000    13.7430       59
Adjustable Rate(4)..........      2.7500   7.8492    6.0000    2.0000    13.8492       59
Adjustable Rate(4)..........      2.2500   2.2500    6.0000    2.0000    12.5000       60
Adjustable Rate(4)(7).......      2.7500   7.8050    6.0000    2.0000    13.8050       59
Adjustable Rate(4)(7).......      2.2500   2.2500    6.0000    2.0000    12.5000       58
Adjustable Rate(4)(7).......      2.2773   2.5141    6.0000    2.0000    13.2010       57
Adjustable Rate(4)..........      2.7500   7.6894    6.0000    2.0000    13.6894       60
Adjustable Rate(4)..........      2.2500   2.2500    6.0000    2.0000    13.6723       59
Adjustable Rate Interest-Only
(3)(7)......................      2.2500   2.2500    6.0000    2.0000    13.1250       55
Adjustable Rate Interest-Only
(3)(4)(7)...................      2.7500   7.7500    3.0000    1.0000    13.7500       55
Adjustable Rate Interest-Only
(3)(4)(7)...................      2.7500   8.4482    3.0000    1.0000    14.4482       56
Adjustable Rate Interest-Only
(3)(4)(7)...................      2.7500   6.9990    3.0000    1.0000    12.9990       55
Adjustable Rate Interest-Only
(3)(4)(7)...................      2.7500   7.3750    3.0000    1.0000    13.3750       56
Adjustable Rate Interest-Only
(3)(4)(7)...................      2.7500   7.7631    3.0000    1.0000    13.7631       55
Adjustable Rate Interest-Only
(3)(4)(7)...................      2.7500   9.5000    3.0000    1.0000    15.5000       55
Adjustable Rate Interest-Only
(3)(4)(7)...................      2.7500   7.9605    3.0000    1.0000    13.9605       55
Adjustable Rate
Interest-Only(3)(4)(7)......      2.7500   7.0000    3.0000    1.0000    13.0000       55
Adjustable Rate
Interest-Only(3)(4)(7)......      2.7500   8.2616    3.0000    1.0000    14.2616       56
Adjustable Rate
Interest-Only(3)(4)(7)......      2.7500   8.2500    3.0000    1.0000    14.2500       56
Adjustable Rate Interest-Only
(3)(4)(7)...................      2.7500   8.0323    3.0000    1.0000    14.0323       55
Adjustable Rate Interest-Only
(3)(7)......................      2.7269   7.4802    6.0000    2.0000    13.7179       58
Adjustable Rate
Interest-Only(3)(7).........      2.7500   9.1250    6.0000    2.0000    15.1250       59
Adjustable Rate
Interest-Only(3)............      2.7106   7.4857    6.0000    2.0000    13.8974       59
Adjustable Rate
Interest-Only(3)(7).........      2.4509   4.7049    6.0000    2.0000    13.7250       57
Adjustable Rate
Interest-Only(3)(7).........      2.2500   2.2500    6.0000    2.0000    11.9538       40
Adjustable Rate
Interest-Only(3) ...........      2.4445   4.4635    6.0000    2.0000    13.5658       59
Adjustable Rate
Interest-Only(3)(4)(7)......      2.2500   2.2500    6.0000    2.0000    12.8896       58
Adjustable Rate
Interest-Only(3)(4) ........      2.2500   2.5820    6.0000    2.0000    13.7461       59
Adjustable Rate
Interest-Only(3)(4)(7)......      2.7500   7.5605    6.0000    2.0000    13.5605       58
Adjustable Rate Interest-Only
(3)(4)......................      2.7500   7.8750    6.0000    2.0000    13.8750       60
Adjustable Rate Interest-Only
(3)(4)(7)...................      2.4418   4.3116    6.0000    2.0000    13.3168       58
Adjustable Rate
Interest-Only(3)(4).........      2.2500   2.2500    6.0000    2.0000    13.2500       60
Adjustable Rate
Interest-Only(3)(4)(7)......      2.7500   6.8053    6.0000    2.0000    12.8053       58
Adjustable Rate
Interest-Only(3)(4)(7)......      2.7500   8.2500    6.0000    2.0000    14.2500       58
Adjustable Rate
Interest-Only(3)(4).........      2.7500   7.3361    6.0000    2.0000    13.3361       60


                                     C-1-4

                                                     Weighted         Weighted   Weighted   Weighted  Weighted
                                                     Average          Average    Average    Average   Average
                                                     Current          Current    Remaining  Original  Original
                                                      Gross             Net      Term to    Term to   Interest-
                                   Principal         Mortgage         Mortgage   Maturity   Maturity  Only Term
Loan Type(5)                       Balance ($)       Rate (%)       Rate (%)(2)  (months)   (months) (months)(3)  Index(6)
------------                       -----------       --------       -----------  --------   -------- -----------  --------
Adjustable Rate
Interest-Only(3)(4).........        472,000.00     7.6250000000     7.3750000000    359        360       120     6MO LIBOR
Adjustable Rate Interest-Only
(3)(4)(7)...................        142,000.00     8.8750000000     8.2150000000    358        360       120     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4).........      4,344,300.00     7.3720967705     7.1220967705    359        360       120     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4).........      1,249,920.00     6.8900249616     6.6400249616    359        360       120     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4).........        462,000.00     7.2500000000     6.4100000000    359        360       120     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4).........        936,000.00     7.1891025641     6.9391025641    358        360       120     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4) (7).....      3,375,568.79     7.5486423919     7.2986423919    359        360       120     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4).........        984,000.00     7.1859756098     6.9359756098    360        360       120     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4)(7)......      1,113,850.00     7.5535586030     7.3035586030    359        360       120     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4).........      1,893,250.00     7.8245576390     7.5745576390    359        360       120     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4)(7)......     15,868,202.48     7.5044716357     7.2544716357    359        360       120     6MO LIBOR
Adjustable Rate
Interest-Only(3)(4)(7)......        740,850.00     8.2997485996     8.0497485996    359        360       120     6MO LIBOR
Adjustable Rate Interest-Only
(3)(4)(7)...................      1,616,058.21     7.2950523847     7.0450523847    357        360       120     6MO LIBOR
Adjustable Rate Interest-Only
(3)(4)......................     16,186,750.70     7.6469595547     7.3969595547    359        360       120     6MO LIBOR
Adjustable Rate Interest-Only
(3)(4)......................      1,364,861.00     7.6405056998     6.9901686984    359        360       120     6MO LIBOR
Adjustable Rate Interest-Only
(3)(4)(7)...................      7,120,162.08     7.7547251879     7.4552535815    358        360       120     6MO LIBOR
Adjustable Rate Interest-Only
(3)(4)(7)...................        653,242.91     7.4008630266     7.1508630266    355        360       120     6MO LIBOR
Adjustable Rate Interest-Only
(3)((4))(7).................     18,978,296.44     7.4030195770     6.8880348737    357        360       120     6MO LIBOR
Adjustable Rate Interest-Only
(3)(4)(7)...................        505,877.00     6.6592543741     6.4092543741    350        360       120     6MO LIBOR
Adjustable Rate Interest-Only
(3)(4)......................     53,766,798.33     7.2061856846     6.9364569666    359        360       120     6MO LIBOR
Adjustable Rate Interest-Only
(3)(4)......................      1,613,550.00     7.4023194199     7.0038331629    359        360       120     6MO LIBOR
Adjustable Rate Interest-Only
(3)(4)......................     50,282,878.35     7.3915319340     6.8114367320    359        360       120     6MO LIBOR
Adjustable Rate(7)..........        238,808.87     7.1250000000     6.5150000000    359        360       N/A     1YR LIBOR
Adjustable Rate.............        311,389.63     6.1250000000     5.8750000000    476        480       N/A     1YR LIBOR
Adjustable Rate(4)..........        579,168.77     7.2500000000     7.0000000000    476        480       N/A     1YR LIBOR
Adjustable Rate(4)(7).......        328,638.74     7.1619087307     6.3337466138    359        360       N/A     1YR LIBOR
Adjustable Rate Interest-Only
(3)(7)......................      1,139,800.00     7.8658536585     7.0480452711    359        360       120     1YR LIBOR
Adjustable Rate Interest-Only
(3).........................      4,514,020.00     7.6286898928     6.9164390166    358        360       120     1YR LIBOR
Adjustable Rate Interest-Only
(3)(4)......................        588,000.00     7.0000000000     6.7500000000    477        480       120     1YR LIBOR
Adjustable Rate Interest-Only
(3)(4)(7)...................      1,112,373.00     7.3284199634     6.5881129531    359        360       120     1YR LIBOR
Adjustable Rate Interest-Only
(3)(4)......................      1,897,639.21     7.3119903381     6.7991637096    421        423       120     1YR LIBOR
Adjustable Rate.............        231,672.39     5.1250000000     4.8750000000    340        360       N/A     1YR LIBOR
Adjustable Rate Interest-Only
(3)(7)......................        316,444.00     5.1250000000     4.8750000000    348        360        36     1YR LIBOR
Adjustable Rate Interest-Only
(3).........................      1,220,000.00     7.3114754098     7.0614754098    359        360       120     1YR LIBOR
Adjustable Rate(7)..........        628,465.96     7.7237043654     6.9096208435    356        360       N/A     1YR LIBOR
Adjustable Rate(4)(7).......        296,899.31     7.2500000000     7.0000000000    357        360       N/A     1YR LIBOR
Adjustable Rate(4)(7).......        653,260.98     7.5967843376     6.8455184800    358        360       N/A     1YR LIBOR

                                                    Weighted  Weighted   Weighted
                                 Weighted Weighted   Average   Average   Average    Weighted
                                 Average   Average   Initial  Subsequent Maximum    Average
                                  Gross   Minimum   Periodic  Periodic   Interest   Months to
                                  Margin    Rate      Cap       Cap       Rate     Next Rate
Loan Type(5)                       (%)      (%)        (%)      (%)       (%)      Adjustment
------------                      -----   -------   --------  --------   --------  ----------
Adjustable Rate
Interest-Only(3)(4).........      2.7500   7.6250    6.0000    2.0000    13.6250       59
Adjustable Rate Interest-Only
(3)(4)(7)...................      2.2500   2.8750    6.0000    2.0000    14.8750       58
Adjustable Rate
Interest-Only(3)(4).........      2.3992   3.9883    6.0000    2.0000    13.3721       59
Adjustable Rate
Interest-Only(3)(4).........      2.5100   2.5100    6.0000    2.0000    12.8900       59
Adjustable Rate
Interest-Only(3)(4).........      2.2500   2.2500    6.0000    2.0000    13.2500       59
Adjustable Rate
Interest-Only(3)(4).........      2.4979   4.6047    6.0000    2.0000    13.1891       58
Adjustable Rate
Interest-Only(3)(4) (7).....      2.7500   7.5486    6.0000    2.0000    13.5486       59
Adjustable Rate
Interest-Only(3)(4).........      2.7500   7.1860    6.0000    2.0000    13.1860       60
Adjustable Rate
Interest-Only(3)(4)(7)......      2.7500   7.5536    6.0000    2.0000    13.5536       59
Adjustable Rate
Interest-Only(3)(4).........      2.7500   7.8246    6.0000    2.0000    13.8246       59
Adjustable Rate
Interest-Only(3)(4)(7)......      2.7380   7.3835    6.0000    2.0000    13.5045       59
Adjustable Rate
Interest-Only(3)(4)(7)......      2.7500   8.2997    6.0000    2.0000    14.2997       59
Adjustable Rate Interest-Only
(3)(4)(7)...................      2.5163   4.0514    6.0000    2.0000    13.2951       57
Adjustable Rate Interest-Only
(3)(4)......................      2.7150   7.2915    6.0000    2.0000    13.6470       59
Adjustable Rate Interest-Only
(3)(4)......................      2.2500   2.2500    6.0000    2.0000    13.6405       59
Adjustable Rate Interest-Only
(3)(4)(7)...................      2.6740   6.9387    6.0000    2.0000    13.7547       58
Adjustable Rate Interest-Only
(3)(4)(7)...................      2.5269   3.9079    6.0000    2.0000    13.4009       55
Adjustable Rate Interest-Only
(3)((4))(7).................      2.2500   2.2960    6.0000    2.0000    13.4030       57
Adjustable Rate Interest-Only
(3)(4)(7)...................      2.2500   2.2933    6.0000    2.0000    12.6593       50
Adjustable Rate Interest-Only
(3)(4)......................      2.4866   4.8004    6.0000    2.0000    13.2062       59
Adjustable Rate Interest-Only
(3)(4)......................      2.2500   2.2500    6.0000    2.0000    13.4023       59
Adjustable Rate Interest-Only
(3)(4)......................      2.2500   2.2820    6.0000    2.0000    13.3915       59
Adjustable Rate(7)..........      2.2500   2.2500    5.0000    2.0000    12.1250      119
Adjustable Rate.............      2.2500   2.2500    5.0000    2.0000    11.1250      116
Adjustable Rate(4)..........      2.2500   2.2500    5.0000    2.0000    12.2500      116
Adjustable Rate(4)(7).......      2.2500   2.3040    5.0000    2.0000    12.1619      119
Adjustable Rate Interest-Only
(3)(7)......................      2.2500   2.7020    5.2527    2.0000    13.1185      119
Adjustable Rate Interest-Only
(3).........................      2.2500   2.6424    5.0000    2.0000    12.6287      118
Adjustable Rate Interest-Only
(3)(4)......................      2.2500   2.2500    5.0000    2.0000    12.0000      117
Adjustable Rate Interest-Only
(3)(4)(7)...................      2.2500   2.4416    5.0000    2.0000    12.3284      119
Adjustable Rate Interest-Only
(3)(4)......................      2.2500   2.3368    5.0000    2.0000    12.3120      118
Adjustable Rate.............      2.2500   2.2500    2.0000    2.0000    11.1250       16
Adjustable Rate Interest-Only
(3)(7)......................      2.7500   2.7500    3.0000    2.0000    11.1250       24
Adjustable Rate Interest-Only
(3).........................      2.2500   2.3115    2.0000    2.0000    12.3115       35
Adjustable Rate(7)..........      2.2500   2.8587    5.0707    2.0000    12.7944       56
Adjustable Rate(4)(7).......      2.2500   2.2500    5.0000    2.0000    12.2500       57
Adjustable Rate(4)(7).......      2.2500   2.7695    5.0000    2.0000    12.5968       58


                                     C-1-5

                                                     Weighted         Weighted   Weighted   Weighted  Weighted
                                                     Average          Average    Average    Average   Average
                                                     Current          Current    Remaining  Original  Original
                                                      Gross             Net      Term to    Term to   Interest-
                                   Principal         Mortgage         Mortgage   Maturity   Maturity  Only Term
Loan Type(5)                       Balance ($)       Rate (%)       Rate (%)(2)  (months)   (months) (months)(3)  Index(6)
------------                       -----------       --------       -----------  --------   -------- -----------  --------
Adjustable Rate
Interest-Only(3)............        472,000.00     6.6250000000     6.3750000000    359        360        60     1YR LIBOR
Adjustable Rate
Interest-Only(3)(7).........      9,486,938.39     6.5742623861     6.2841777999    357        360       120     1YR LIBOR
Adjustable Rate
Interest-Only(3)(4)(7)......        971,776.74     7.0600446662     6.6230557288    357        360       120     1YR LIBOR
Adjustable Rate Interest-Only
(3)(4)(7)...................        220,000.00     7.5000000000     7.2500000000    356        360       120     1YR LIBOR
Adjustable Rate Interest-Only
(3)((4))....................      1,259,850.00     6.8750000000     6.6250000000    359        360       120     1YR LIBOR
Adjustable Rate Interest-Only
(3)((4))....................        512,000.00     7.8750000000     7.6250000000    360        360       120     1YR LIBOR
Adjustable Rate
Interest-Only(3)(7).........        300,000.00     8.5000000000     8.2500000000    359        360       120     6MO LIBOR
Fixed Rate(1)...............      2,406,686.65     8.1901997239     7.6951678024    359        360       N/A        N/A
Fixed Rate(1)...............      1,607,109.40     8.4754349304     8.1535319555    357        360       N/A        N/A
Fixed Rate(1)(4)............        269,916.88     7.7500000000     7.5000000000    359        360       N/A        N/A
Fixed Rate(1)(4)............        314,746.34     8.3750000000     8.1250000000    359        360       N/A        N/A
Fixed Rate(1)(4)............        151,713.02     8.7500000000     6.8380000000    352        360       N/A        N/A
Fixed Rate(1)(4)............        405,850.38     8.7668839315     7.9555090938    358        360       N/A        N/A
Fixed Rate(1)(4)............        174,045.87     8.6250000000     8.3750000000    354        360       N/A        N/A
Fixed Rate..................     46,201,061.71     7.9142772495     7.6303088720    356        359       N/A        N/A
Fixed Rate..................        876,683.38     8.2128797799     7.9628797799    358        360       N/A        N/A
Fixed Rate..................     76,975,033.82     8.0976620498     7.7231060802    353        356       N/A        N/A
Fixed Rate..................        452,918.30     7.8858430649     7.6358430649    331        339       N/A        N/A
Fixed Rate((4)).............        145,012.10     8.5000000000     8.2500000000    359        360       N/A        N/A
Fixed Rate((4)).............        134,816.10     8.8750000000     8.6250000000    358        360       N/A        N/A
Fixed Rate(4)...............        427,837.13     8.0844717708     7.4624970072    358        360       N/A        N/A
Fixed Rate(4)...............        196,928.04     7.9990000000     7.7490000000    355        360       N/A        N/A
Fixed Rate(4)...............        406,811.89     8.3750000000     8.1250000000    358        360       N/A        N/A
Fixed Rate(4)...............      1,904,957.80     7.4166101020     7.1666101020    359        360       N/A        N/A
Fixed Rate(4)...............        298,204.81     8.1250000000     7.8750000000    359        360       N/A        N/A
Fixed Rate(4)...............        360,953.85     7.8750000000     7.6250000000    349        360       N/A        N/A
Fixed Rate(4)...............        901,275.53     8.4581998054     8.2081998054    358        360       N/A        N/A
Fixed Rate(4)...............        443,519.34     9.0845149334     8.8345149334    358        360       N/A        N/A
Fixed Rate(4)...............        303,134.08     7.8000000000     7.5500000000    356        360       N/A        N/A
Fixed Rate(4)...............         84,692.21     8.6111492279     8.3611492279    359        360       N/A        N/A
Fixed Rate(4)...............        315,491.84     8.7202907926     7.9789970034    354        360       N/A        N/A
Fixed Rate(4)...............         74,207.50     8.7750000000     8.5250000000    359        360       N/A        N/A
Fixed Rate(4)...............        119,806.96     9.1250000000     8.8750000000    357        360       N/A        N/A
Fixed Rate(4)...............      4,764,108.21     8.4498898191     8.1712563012    358        360       N/A        N/A
Fixed Rate(4)...............     11,142,704.57     8.2869245830     8.0068883812    351        353       N/A        N/A
Fixed Rate(4)...............        119,145.85     9.8750000000     9.6250000000    359        360       N/A        N/A
Fixed Rate(4)...............        342,685.10     7.1059772149     6.8559772149    359        360       N/A        N/A

                                                    Weighted  Weighted   Weighted
                                 Weighted Weighted   Average   Average   Average    Weighted
                                 Average   Average   Initial  Subsequent Maximum    Average
                                  Gross   Minimum   Periodic  Periodic   Interest   Months to
                                  Margin    Rate      Cap       Cap       Rate     Next Rate
Loan Type(5)                       (%)      (%)        (%)      (%)       (%)      Adjustment
------------                      -----   -------   --------  --------   --------  ----------
Adjustable Rate
Interest-Only(3)............      2.2500   2.2500    5.0000    2.0000    11.6250       59
Adjustable Rate
Interest-Only(3)(7).........      2.2500   2.3018    2.2851    2.0000    11.5743       57
Adjustable Rate
Interest-Only(3)(4)(7)......      2.2500   2.2500    5.3375    2.0000    12.3976       57
Adjustable Rate Interest-Only
(3)(4)(7)...................      2.2500   2.5000    5.0000    2.0000    12.5000       56
Adjustable Rate Interest-Only
(3)((4))....................      2.2500   2.2500    5.0000    2.0000    11.8750       59
Adjustable Rate Interest-Only
(3)((4))....................      2.2500   2.8750    5.0000    2.0000    12.8750       60
Adjustable Rate
Interest-Only(3)(7).........      2.2500   2.5000    1.0000    1.0000    14.5000       5
Fixed Rate(1)...............       N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate(1)...............       N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate(1)(4)............       N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate(1)(4)............       N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate(1)(4)............       N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate(1)(4)............       N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate(1)(4)............       N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate..................       N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate..................       N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate..................       N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate..................       N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate((4)).............       N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate((4)).............       N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate(4)...............       N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate(4)...............       N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate(4)...............       N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate(4)...............       N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate(4)...............       N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate(4)...............       N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate(4)...............       N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate(4)...............       N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate(4)...............       N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate(4)...............       N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate(4)...............       N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate(4)...............       N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate(4)...............       N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate(4)...............       N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate(4)...............       N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate(4)...............       N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate(4)...............       N/A       N/A       N/A       N/A       N/A        N/A


                                     C-1-6

                                                     Weighted         Weighted   Weighted   Weighted  Weighted
                                                     Average          Average    Average    Average   Average
                                                     Current          Current    Remaining  Original  Original
                                                      Gross             Net      Term to    Term to   Interest-
                                   Principal         Mortgage         Mortgage   Maturity   Maturity  Only Term
Loan Type(5)                       Balance ($)       Rate (%)       Rate (%)(2)  (months)   (months) (months)(3)  Index(6)
------------                       -----------       --------       -----------  --------   -------- -----------  --------
Fixed Rate(4)...............        215,711.33     8.9052013054     8.6552013054    358        360       N/A        N/A
Fixed Rate(4)...............      7,705,763.48     7.7423472238     7.4195584337    358        360       N/A        N/A
Fixed Rate(4)...............        274,715.59     8.6907717587     8.4407717587    357        360       N/A        N/A
Fixed Rate(4)...............        151,849.87     9.5000000000     9.2500000000    358        360       N/A        N/A
Fixed Rate(4)...............     19,053,958.25     8.2475080076     7.8530292262    349        352       N/A        N/A
Fixed Rate(4)...............        124,891.15     8.8750000000     8.6250000000    356        360       N/A        N/A
Fixed Rate Interest-Only(3).        222,680.00     6.7500000000     6.5000000000    359        360        60        N/A
Fixed Rate Interest-Only(3).      5,261,855.20     8.1549816071     7.5329472455    359        360        60        N/A
Fixed Rate Interest-Only(3)(4)      319,999.31     9.2500000000     9.0000000000    357        360        60        N/A
Fixed Rate Interest-Only(3)(4)      256,800.00     8.7500000000     8.5000000000    356        360        60        N/A
Fixed Rate Interest-Only(3)(4)      631,621.00     8.0333227917     7.7833227917    360        360        60        N/A
Fixed Rate Interest-Only(3)(4)      628,400.00     7.7838956079     7.1038828772    359        360        60        N/A
Fixed Rate Interest-Only(3).     30,751,088.77     7.9039490088     7.6352068044    356        359       120        N/A
Fixed Rate Interest-Only(3).     54,181,665.45     8.0302569483     7.7133713173    357        360       120        N/A
Fixed Rate Interest-Only(3).        114,500.00     9.0000000000     8.7500000000    359        360       120        N/A
Fixed Rate Interest-Only(3)(4)      380,000.00     8.1250000000     7.8750000000    359        360       120        N/A
Fixed Rate Interest-Only(3)(4)      572,000.00     8.4729020979     8.2229020979    359        360       120        N/A
Fixed Rate Interest-Only(3)(4)      138,400.00     9.3750000000     9.1250000000    358        360       120        N/A
Fixed Rate Interest-Only(3)(4)      110,400.00     8.5000000000     8.2500000000    359        360       120        N/A
Fixed Rate Interest-Only(3)(4)      961,600.00     7.8025166389     7.5525166389    359        360       120        N/A
Fixed Rate Interest-Only(3)(4)      520,000.00     9.5480769231     9.2980769231    358        360       120        N/A
Fixed Rate Interest-Only(3)(4)      376,000.00     7.7500000000     7.5000000000    358        360       120        N/A
Fixed Rate Interest-Only(3)(4)      463,350.00     8.5179130247     8.2679130247    358        360       120        N/A
Fixed Rate Interest-Only(3)(4)      179,550.00     8.0000000000     6.9200000000    355        360       120        N/A
Fixed Rate Interest-Only(3)(4)    2,623,133.81     8.6127672793     8.3627672793    358        360       120        N/A
Fixed Rate Interest-Only(3)(4)    3,763,956.17     8.2924621752     8.0424621752    357        360       120        N/A
Fixed Rate Interest-Only(3)(4)      506,980.00     9.6364485779     9.3864485779    359        360       120        N/A
Fixed Rate Interest-Only(3)(4)    1,666,550.00     7.8164981549     7.5664981549    358        360       120        N/A
Fixed Rate Interest-Only(3)(4)       77,000.00     8.5000000000     8.2500000000    357        360       120        N/A
Fixed Rate Interest-Only(3)(4)      148,000.00     9.3750000000     9.1250000000    358        360       120        N/A
Fixed Rate Interest-Only(3)(4)    6,458,437.62     8.1914850333     7.7831381782    357        360       120        N/A

                                                    Weighted  Weighted   Weighted
                                 Weighted Weighted   Average   Average   Average    Weighted
                                 Average   Average   Initial  Subsequent Maximum    Average
                                  Gross   Minimum   Periodic  Periodic   Interest   Months to
                                  Margin    Rate      Cap       Cap       Rate     Next Rate
Loan Type(5)                       (%)      (%)        (%)      (%)       (%)      Adjustment
------------                      -----   -------   --------  --------   --------  ----------
Fixed Rate(4)...............       N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate(4)...............       N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate(4)...............       N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate(4)...............       N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate(4)...............       N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate(4)...............       N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate Interest-Only(3).       N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate Interest-Only(3).       N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate Interest-Only(3)(4)     N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate Interest-Only(3)(4)     N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate Interest-Only(3)(4)     N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate Interest-Only(3)(4)     N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate Interest-Only(3).       N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate Interest-Only(3).       N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate Interest-Only(3).       N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate Interest-Only(3)(4)     N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate Interest-Only(3)(4)     N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate Interest-Only(3)(4)     N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate Interest-Only(3)(4)     N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate Interest-Only(3)(4)     N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate Interest-Only(3)(4)     N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate Interest-Only(3)(4)     N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate Interest-Only(3)(4)     N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate Interest-Only(3)(4)     N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate Interest-Only(3)(4)     N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate Interest-Only(3)(4)     N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate Interest-Only(3)(4)     N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate Interest-Only(3)(4)     N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate Interest-Only(3)(4)     N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate Interest-Only(3)(4)     N/A       N/A       N/A       N/A       N/A        N/A
Fixed Rate Interest-Only(3)(4)     N/A       N/A       N/A       N/A       N/A        N/A

----------
(1) These Mortgage Loans include those Mortgage Loans that are Balloon Loans that (i) have an Original Amortization Term to Maturity of 40 years, with respect to the Mortgage Loans that have an Original Term to Maturity of 30 years.

(2) The Weighted Average Current Net Mortgage Rate equals the Weighted Average Current Gross Mortgage Rate less (i) the applicable Servicing Fee Rate and
      (ii) any mortgage insurance premiums, as applicable hereto.


                                     C-1-7

(3) These assumed Mortgage Loans are not entitled to monthly payments of principal for the first three, five or ten years following origination. Thereafter, monthly payments of principal will be made in equal amounts to amortize the principal balance of such Mortgage Loans over the remaining months to maturity. N/A indicates a Mortgage Loan which does not have an interest only term.

(4) Indicates a Mortgage Loan that has a Prepayment Premium. The Class1-P Certificates will be entitled to receive Prepayment Premium Amounts paid by borrowers upon full or partial prepayment of the Mortgage Loans in Pool 1.

(5) Each of the assumed Mortgage Loans provides for a semi-annual or annual adjustment of the related Mortgage Rate based on the Six-Month LIBOR Index, the One-Year LIBOR Index or the One-Year CMT Index or are Fixed.

(6) Each of the Mortgage Loans with a Mortgage Rate based on the Six-Month LIBOR Index adjusts on a semi-annual basis and each of the Mortgage Loans with a Mortgage Rate based on the One-Year LIBOR Index or the One-Year CMT Index adjusts on an annual basis.

(7) Each of the assumed adjustable rate Mortgage Loans serviced by Aurora Loan Services LLC provides for a servicing fee adjustment at the end of the fixed period of the ARM from 0.250% per annum to 0.375% per annum.


                                     C-1-8

                Assumed Mortgage Loan Characteristics for Pool 2

                                                                                           Weighted                     Weighted
                                                       Weighted          Weighted          Average       Weighted       Average
                                                       Average           Average           Remaining      Average       Original
                                                       Current           Current             Term        Original       Interest-
                                                        Gross              Net                To         Term to          Only
        Loan                       Principal           Mortgage          Mortgage          Maturity      Maturity         Term
        Type                       Balance ($)         Rate (%)        Rate (%)((2))       (months)      (months)      (months)(3)
        ----                       -----------         --------        -------------       --------      --------      -----------
Fixed Rate(1)...........          18,161,609.94      8.4819241005      7.6812492968          359           360             N/A
Fixed Rate(1)...........          12,465,848.87      8.5110747925      7.7908396492          359           360             N/A
Fixed Rate(1)(4)........           1,069,117.04      8.1905295327      7.3385814148          360           360             N/A
Fixed Rate(1)(4)........           1,137,394.14      7.9200778984      7.0899679723          360           360             N/A
Fixed Rate(1)(4)........           5,069,685.71      8.4313692782      7.6717800401          359           360             N/A
Fixed Rate(1)(4)........           1,677,762.94      7.5015554440      6.7836295491          359           360             N/A
Fixed Rate(1)(4)........          22,549,277.97      8.0040652470      7.2061085046          359           360             N/A
Fixed Rate(1)(4)........          14,856,203.02      7.7766115303      7.1078094779          359           360             N/A
Fixed Rate..............          49,350,140.76      8.4228490850      7.6558311407          356           357             N/A
Fixed Rate..............          43,537,570.91      8.4265239366      7.7854018589          356           357             N/A
Fixed Rate((4)).........           1,056,261.12      8.4265812215      7.6981579598          359           360             N/A
Fixed Rate((4)).........             163,200.00      9.0000000000      8.1750000000          360           360             N/A
Fixed Rate((4)).........           2,273,780.00      7.9545611297      7.3827164222          357           357             N/A
Fixed Rate((4)).........             434,995.88      8.6812046358      7.7231120583          359           360             N/A
Fixed Rate(4)...........           9,845,057.94      7.9105983412      7.2205329744          348           349             N/A
Fixed Rate(4)...........           8,940,125.46      7.8098108965      7.2305344891          357           358             N/A
Fixed Rate(4)...........             169,009.58      8.8750000000      7.8100000000          357           360             N/A
Fixed Rate(4)...........          65,884,019.17      7.9256964840      7.1424125439          356           357             N/A
Fixed Rate(4)...........           1,306,905.22      8.9138078276      7.9371793033          329           332             N/A
Fixed Rate(4)...........          52,864,187.90      7.7815891977      7.1756266797          354           355             N/A
Fixed Rate(4)...........             671,725.22      8.5711843900      8.0239814142          356           360             N/A
Fixed Rate Interest-Only (3)       3,867,997.24      8.9334385690      8.0591168378          358           360             60
Fixed Rate Interest-Only (3)       9,900,162.82      8.7708863959      8.1644093582          359           360             60
Fixed Rate Interest-Only
(3)(4)..................             547,250.00      8.8218935587      8.2789401553          359           360             60
Fixed Rate Interest-Only
(3)(4)..................             472,860.00      8.5271697754      7.6525624286          359           360             60
Fixed Rate Interest-Only
(3)(4)..................           7,344,606.77      7.9494840370      7.3106184945          359           360             60
Fixed Rate Interest-Only
(3)(4)..................           3,593,613.47      7.9551967121      7.4445929962          359           360             60
Fixed Rate Interest-Only (3)       1,330,000.00      8.7500000000      8.3750000000          360           360             120
Fixed Rate Interest-Only (3)       1,118,291.00      9.0065822536      8.3276910929          359           360             120
Fixed Rate Interest-Only
(3)(4)..................             319,800.00      7.3750000000      7.0000000000          359           360             120
Fixed Rate Interest-Only
(3)(4)..................           1,359,900.00      8.3892565630      7.5642565630          360           360             120
Fixed Rate Interest-Only (3)         874,065.00      8.1782275918      7.7393544817          360           360             180
Fixed Rate Interest-Only (3)         269,091.00      9.5000000000      8.8640000000          359           360             180
Fixed Rate Interest-Only
(3)(4)..................             300,000.00      8.3750000000      7.5500000000          360           360             180
Fixed Rate Interest-Only
(3)(4)..................             488,300.00      8.5000000000      7.6750000000          359           360             180

----------
(1) These Mortgage Loans include those Mortgage Loans that are Balloon Loans that have an Original Amortization Term to Maturity of 40 years with respect to the Mortgage Loans that have an Original Term to Maturity of 30 years.

(2) The Weighted Average Current Net Mortgage Rate equals the Weighted Average Current Gross Mortgage Rate less (i) the applicable Servicing Fee Rate and
      (ii) any mortgage insurance premiums, as applicable hereto.

(3) These assumed Mortgage Loans are not entitled to monthly payments of principal for the first five, ten or fifteen years following origination. Thereafter, monthly payments of principal will be made in equal amounts to amortize the principal balance of such Mortgage Loans over the remaining months to maturity. N/A indicates a Mortgage Loan which does not have an interest only term.

(4) Indicates a Mortgage Loan that has a prepayment premium. The Class 2-P Certificates will be entitled to receive Prepayment Premium Amounts paid by borrowers upon full or partial prepayment of the Mortgage Loans in Pool 2.

                                     C-1-9

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    Annex C-2
                        Principal Amount Decrement Tables
        Percentage of the Initial Class Principal Amount Outstanding For:

                                                                Class 1-A1 Certificates
                                                             at the Following Percentages:
                                          -------------------------------------------------------------------
                              Pool 1 CPR      10%           20%           30%          45%           60%
                                          -----------   -----------   -----------   ----------    -----------
Distribution Date
-----------------                         -----------   -----------   -----------   ----------    -----------
Initial Percentage...................         100           100           100          100           100
October 25, 2007.....................          81           63            45            18            0
October 25, 2008.....................          65           34             7            0             0
October 25, 2009.....................          50           11             0            0             0
October 25, 2010.....................          37            0             0            0             0
October 25, 2011.....................          25            0             0            0             0
October 25, 2012.....................          14            0             0            0             0
October 25, 2013.....................          5             0             0            0             0
October 25, 2014.....................          0             0             0            0             0
October 25, 2015.....................          0             0             0            0             0
October 25, 2016.....................          0             0             0            0             0
October 25, 2017.....................          0             0             0            0             0
October 25, 2018.....................          0             0             0            0             0
October 25, 2019.....................          0             0             0            0             0
October 25, 2020.....................          0             0             0            0             0
October 25, 2021.....................          0             0             0            0             0
October 25, 2022.....................          0             0             0            0             0
October 25, 2023.....................          0             0             0            0             0
October 25, 2024.....................          0             0             0            0             0
October 25, 2025.....................          0             0             0            0             0
October 25, 2026.....................          0             0             0            0             0
October 25, 2027.....................          0             0             0            0             0
October 25, 2028.....................          0             0             0            0             0
October 25, 2029.....................          0             0             0            0             0
October 25, 2030.....................          0             0             0            0             0
October 25, 2031.....................          0             0             0            0             0
October 25, 2032.....................          0             0             0            0             0
October 25, 2033.....................          0             0             0            0             0
October 25, 2034.....................          0             0             0            0             0
October 25, 2035.....................          0             0             0            0             0
October 25, 2036.....................          0             0             0            0             0
 Weighted Average Life in Years:
 Without Optional Termination........         3.26         1.58          1.00          0.61         0.41
 With Optional Termination...........         3.26         1.58          1.00          0.61         0.41


                                                                Class 1-A2 Certificates
                                                             at the Following Percentages:
                                          --------------------------------------------------------------------
                              Pool 1 CPR      10%           20%           30%           45%           60%
                                          -----------   -----------    ----------    ----------    -----------
Distribution Date
-----------------                         -----------   -----------    ----------    ----------    -----------
Initial Percentage...................         100           100           100           100           100
October 25, 2007.....................         100           100           100           100           82
October 25, 2008.....................         100           100           100           45             0
October 25, 2009.....................         100           100           60             0             0
October 25, 2010.....................         100           90            37             0             0
October 25, 2011.....................         100           64            14             0             0
October 25, 2012.....................         100           43             0             0             0
October 25, 2013.....................         100           26             0             0             0
October 25, 2014.....................          94           13             0             0             0
October 25, 2015.....................          80            2             0             0             0
October 25, 2016.....................          67            0             0             0             0
October 25, 2017.....................          55            0             0             0             0
October 25, 2018.....................          43            0             0             0             0
October 25, 2019.....................          33            0             0             0             0
October 25, 2020.....................          24            0             0             0             0
October 25, 2021.....................          16            0             0             0             0
October 25, 2022.....................          9             0             0             0             0
October 25, 2023.....................          2             0             0             0             0
October 25, 2024.....................          0             0             0             0             0
October 25, 2025.....................          0             0             0             0             0
October 25, 2026.....................          0             0             0             0             0
October 25, 2027.....................          0             0             0             0             0
October 25, 2028.....................          0             0             0             0             0
October 25, 2029.....................          0             0             0             0             0
October 25, 2030.....................          0             0             0             0             0
October 25, 2031.....................          0             0             0             0             0
October 25, 2032.....................          0             0             0             0             0
October 25, 2033.....................          0             0             0             0             0
October 25, 2034.....................          0             0             0             0             0
October 25, 2035.....................          0             0             0             0             0
October 25, 2036.....................          0             0             0             0             0
 Weighted Average Life in Years:
 Without Optional Termination........        11.76         5.92          3.68          2.01          1.32
 With Optional Termination...........        11.76         5.92          3.68          2.01          1.32


                                     C-2-1

        Percentage of the Initial Class Principal Amount Outstanding For:

                                                                Class 1-A3 Certificates
                                                             at the Following Percentages:
                                          -------------------------------------------------------------------
                              Pool 1 CPR      10%           20%           30%          45%           60%
                                          -----------   -----------   -----------   ----------    -----------
Distribution Date
-----------------                         -----------   -----------   -----------   ----------    -----------
Initial Percentage...................         100           100           100          100           100
October 25, 2007.....................         100           100           100          100           100
October 25, 2008.....................         100           100           100          100           77
October 25, 2009.....................         100           100           100           83            0
October 25, 2010.....................         100           100           100           74            0
October 25, 2011.....................         100           100           100           40            0
October 25, 2012.....................         100           100           94            22            0
October 25, 2013.....................         100           100           66            11            0
October 25, 2014.....................         100           100           46            4             0
October 25, 2015.....................         100           100           32            1             0
October 25, 2016.....................         100           84            22            0             0
October 25, 2017.....................         100           65            15            0             0
October 25, 2018.....................         100           51             9            0             0
October 25, 2019.....................         100           40             5            0             0
October 25, 2020.....................         100           31             2            0             0
October 25, 2021.....................         100           24             *            0             0
October 25, 2022.....................         100           19             0            0             0
October 25, 2023.....................         100           14             0            0             0
October 25, 2024.....................          91           10             0            0             0
October 25, 2025.....................          78            6             0            0             0
October 25, 2026.....................          66            4             0            0             0
October 25, 2027.....................          55            2             0            0             0
October 25, 2028.....................          46            1             0            0             0
October 25, 2029.....................          37            0             0            0             0
October 25, 2030.....................          30            0             0            0             0
October 25, 2031.....................          23            0             0            0             0
October 25, 2032.....................          17            0             0            0             0
October 25, 2033.....................          11            0             0            0             0
October 25, 2034.....................          5             0             0            0             0
October 25, 2035.....................          *             0             0            0             0
October 25, 2036.....................          0             0             0            0             0
 Weighted Average Life in Years:
 Without Optional Termination........        22.12         13.03         8.42          4.96         2.27
 With Optional Termination...........        18.68         10.13         6.42          3.80         2.26


                                               Class 1-A4A, Class 1-A4B and Class 1-A5 Certificates
                                                             at the Following Percentages:
                                          --------------------------------------------------------------------
                              Pool 1 CPR      10%           20%           30%           45%           60%
                                          -----------   -----------    ----------    ----------    -----------
Distribution Date
-----------------                         -----------   -----------    ----------    ----------    -----------
Initial Percentage...................        100           100           100           100           100
October 25, 2007.....................         89           78            67            51            35
October 25, 2008.....................         79           60            44            24             9
October 25, 2009.....................         70           46            28             9             0
October 25, 2010.....................         62           37            22             8             0
October 25, 2011.....................         55           29            15             5             0
October 25, 2012.....................         48           23            11             2             0
October 25, 2013.....................         43           19             7             1             0
October 25, 2014.....................         38           15             5             1             0
October 25, 2015.....................         34           12             4             *             0
October 25, 2016.....................         30            9             2             0             0
October 25, 2017.....................         27            7             2             0             0
October 25, 2018.....................         24            6             1             0             0
October 25, 2019.....................         21            4             1             0             0
October 25, 2020.....................         18            3             *             0             0
October 25, 2021.....................         16            3             *             0             0
October 25, 2022.....................         14            2             0             0             0
October 25, 2023.....................         12            2             0             0             0
October 25, 2024.....................         10            1             0             0             0
October 25, 2025.....................         9             1             0             0             0
October 25, 2026.....................         7             *             0             0             0
October 25, 2027.....................         6             *             0             0             0
October 25, 2028.....................         5             *             0             0             0
October 25, 2029.....................         4             0             0             0             0
October 25, 2030.....................         3             0             0             0             0
October 25, 2031.....................         3             0             0             0             0
October 25, 2032.....................         2             0             0             0             0
October 25, 2033.....................         1             0             0             0             0
October 25, 2034.....................         1             0             0             0             0
October 25, 2035.....................         *             0             0             0             0
October 25, 2036.....................         0             0             0             0             0
 Weighted Average Life in Years:
 Without Optional Termination........        7.80         4.10          2.60          1.49          0.88
 With Optional Termination...........        7.41         3.77          2.37          1.37          0.88

----------
*     Less than 0.5% but greater than 0.0%.


                                     C-2-2

        Percentage of the Initial Class Principal Amount Outstanding For:

                                                                Class 1-M1 Certificates
                                                              at the Following Percentages:
                                          -------------------------------------------------------------------
                              Pool 1 CPR      10%           20%           30%          45%           60%
                                          -----------   -----------   -----------   ----------    -----------
Distribution Date
-----------------                         -----------   -----------   -----------   ----------    -----------
Initial Percentage...................         100           100           100           100          100
October 25, 2007.....................         100           100           100           100          100
October 25, 2008.....................         100           100           100           100          100
October 25, 2009.....................         100           100           100           100           67
October 25, 2010.....................         100           81            48            18            67
October 25, 2011.....................         100           65            33            10            40
October 25, 2012.....................         100           51            23             5            3
October 25, 2013.....................          93           41            16             0            0
October 25, 2014.....................          83           33            11             0            0
October 25, 2015.....................          75           26             8             0            0
October 25, 2016.....................          67           20             5             0            0
October 25, 2017.....................          59           16             0             0            0
October 25, 2018.....................          52           13             0             0            0
October 25, 2019.....................          45           10             0             0            0
October 25, 2020.....................          40            8             0             0            0
October 25, 2021.....................          35            6             0             0            0
October 25, 2022.....................          30            1             0             0            0
October 25, 2023.....................          26            0             0             0            0
October 25, 2024.....................          22            0             0             0            0
October 25, 2025.....................          19            0             0             0            0
October 25, 2026.....................          16            0             0             0            0
October 25, 2027.....................          14            0             0             0            0
October 25, 2028.....................          11            0             0             0            0
October 25, 2029.....................          9             0             0             0            0
October 25, 2030.....................          7             0             0             0            0
October 25, 2031.....................          6             0             0             0            0
October 25, 2032.....................          0             0             0             0            0
October 25, 2033.....................          0             0             0             0            0
October 25, 2034.....................          0             0             0             0            0
October 25, 2035.....................          0             0             0             0            0
October 25, 2036.....................          0             0             0             0            0
  Weighted Average Life in Years:
  Without Optional Termination.......        13.61         7.21          4.85          4.00          4.44
  With Optional Termination..........        12.85         6.63          4.45          3.77          2.65



                                                                 Class 1-M2 Certificates
                                                             at the Following Percentages:
                                          --------------------------------------------------------------------
                              Pool 1 CPR      10%           20%           30%           45%           60%
                                          -----------   -----------    ----------    ----------    -----------
Distribution Date
-----------------                         -----------   -----------    ----------    ----------    -----------
Initial Percentage...................         100           100           100           100           100
October 25, 2007.....................         100           100           100           100           100
October 25, 2008.....................         100           100           100           100           100
October 25, 2009.....................         100           100           100           100           100
October 25, 2010.....................         100           81            48            18            83
October 25, 2011.....................         100           65            33            10             0
October 25, 2012.....................         100           51            23             0             0
October 25, 2013.....................          93           41            16             0             0
October 25, 2014.....................          83           33            11             0             0
October 25, 2015.....................          75           26             8             0             0
October 25, 2016.....................          67           20             0             0             0
October 25, 2017.....................          59           16             0             0             0
October 25, 2018.....................          52           13             0             0             0
October 25, 2019.....................          45           10             0             0             0
October 25, 2020.....................          40            8             0             0             0
October 25, 2021.....................          35            2             0             0             0
October 25, 2022.....................          30            0             0             0             0
October 25, 2023.....................          26            0             0             0             0
October 25, 2024.....................          22            0             0             0             0
October 25, 2025.....................          19            0             0             0             0
October 25, 2026.....................          16            0             0             0             0
October 25, 2027.....................          14            0             0             0             0
October 25, 2028.....................          11            0             0             0             0
October 25, 2029.....................          9             0             0             0             0
October 25, 2030.....................          7             0             0             0             0
October 25, 2031.....................          1             0             0             0             0
October 25, 2032.....................          0             0             0             0             0
October 25, 2033.....................          0             0             0             0             0
October 25, 2034.....................          0             0             0             0             0
October 25, 2035.....................          0             0             0             0             0
October 25, 2036.....................          0             0             0             0             0
  Weighted Average Life in Years:
  Without Optional Termination.......        13.56         7.16          4.80          3.83          4.25
  With Optional Termination..........        12.85         6.63          4.43          3.62          2.65


                                     C-2-3

        Percentage of the Initial Class Principal Amount Outstanding For:

                                                                Class 1-M3 Certificates
                                                              at the Following Percentages:
                                          -------------------------------------------------------------------
                              Pool 1 CPR      10%           20%           30%          45%           60%
                                          -----------   -----------   -----------   ----------    -----------
Distribution Date
-----------------                         -----------   -----------   -----------   ----------    -----------
Initial Percentage...................         100           100           100          100           100
October 25, 2007.....................         100           100           100          100           100
October 25, 2008.....................         100           100           100          100           100
October 25, 2009.....................         100           100           100          100           100
October 25, 2010.....................         100           81            48            18            0
October 25, 2011.....................         100           65            33            10            0
October 25, 2012.....................         100           51            23            0             0
October 25, 2013.....................         93            41            16            0             0
October 25, 2014.....................         83            33            11            0             0
October 25, 2015.....................         75            26             5            0             0
October 25, 2016.....................         67            20             0            0             0
October 25, 2017.....................         59            16             0            0             0
October 25, 2018.....................         52            13             0            0             0
October 25, 2019.....................         45            10             0            0             0
October 25, 2020.....................         40             4             0            0             0
October 25, 2021.....................         35             0             0            0             0
October 25, 2022.....................         30             0             0            0             0
October 25, 2023.....................         26             0             0            0             0
October 25, 2024.....................         22             0             0            0             0
October 25, 2025.....................         19             0             0            0             0
October 25, 2026.....................         16             0             0            0             0
October 25, 2027.....................         14             0             0            0             0
October 25, 2028.....................         11             0             0            0             0
October 25, 2029.....................          9             0             0            0             0
October 25, 2030.....................          2             0             0            0             0
October 25, 2031.....................          0             0             0            0             0
October 25, 2032.....................          0             0             0            0             0
October 25, 2033.....................          0             0             0            0             0
October 25, 2034.....................          0             0             0            0             0
October 25, 2035.....................          0             0             0            0             0
October 25, 2036.....................          0             0             0            0             0
  Weighted Average Life in Years:
  Without Optional Termination.......        13.50         7.11          4.74          3.72         3.79
  With Optional Termination..........        12.85         6.63          4.42          3.54         2.65



                                                                Class 1-M4 Certificates
                                                              at the Following Percentages:
                                          --------------------------------------------------------------------
                              Pool 1 CPR      10%           20%           30%           45%           60%
                                          -----------   -----------    ----------    ----------    -----------
Distribution Date
-----------------                         -----------   -----------    ----------    ----------    -----------
Initial Percentage...................         100           100           100           100           100
October 25, 2007.....................         100           100           100           100           100
October 25, 2008.....................         100           100           100           100           100
October 25, 2009.....................         100           100           100           100           100
October 25, 2010.....................         100           81            48            18             0
October 25, 2011.....................         100           65            33            10             0
October 25, 2012.....................         100           51            23             0             0
October 25, 2013.....................          93           41            16             0             0
October 25, 2014.....................          83           33            11             0             0
October 25, 2015.....................          75           26             0             0             0
October 25, 2016.....................          67           20             0             0             0
October 25, 2017.....................          59           16             0             0             0
October 25, 2018.....................          52           13             0             0             0
October 25, 2019.....................          45           10             0             0             0
October 25, 2020.....................          40            0             0             0             0
October 25, 2021.....................          35            0             0             0             0
October 25, 2022.....................          30            0             0             0             0
October 25, 2023.....................          26            0             0             0             0
October 25, 2024.....................          22            0             0             0             0
October 25, 2025.....................          19            0             0             0             0
October 25, 2026.....................          16            0             0             0             0
October 25, 2027.....................          14            0             0             0             0
October 25, 2028.....................          11            0             0             0             0
October 25, 2029.....................          7             0             0             0             0
October 25, 2030.....................          0             0             0             0             0
October 25, 2031.....................          0             0             0             0             0
October 25, 2032.....................          0             0             0             0             0
October 25, 2033.....................          0             0             0             0             0
October 25, 2034.....................          0             0             0             0             0
October 25, 2035.....................          0             0             0             0             0
October 25, 2036.....................          0             0             0             0             0
  Weighted Average Life in Years:
  Without Optional Termination.......        13.45         7.06          4.71          3.64          3.59
  With Optional Termination..........        12.85         6.63          4.42          3.48          2.65


                                     C-2-4

        Percentage of the Initial Class Principal Amount Outstanding For:

                                                               Class 1-M5 Certificates
                                                             at the Following Percentages:
                                          -------------------------------------------------------------------
                              Pool 1 CPR      10%           20%           30%          45%           60%
                                          -----------   -----------   -----------   ----------    -----------
Distribution Date
-----------------                         -----------   -----------   -----------   ----------    -----------
Initial Percentage...................         100           100           100          100           100
October 25, 2007.....................         100           100           100          100           100
October 25, 2008.....................         100           100           100          100           100
October 25, 2009.....................         100           100           100          100           100
October 25, 2010.....................         100           81            48            18            0
October 25, 2011.....................         100           65            33            3             0
October 25, 2012.....................         100           51            23            0             0
October 25, 2013.....................         93            41            16            0             0
October 25, 2014.....................         83            33            11            0             0
October 25, 2015.....................         75            26             0            0             0
October 25, 2016.....................         67            20             0            0             0
October 25, 2017.....................         59            16             0            0             0
October 25, 2018.....................         52            13             0            0             0
October 25, 2019.....................         45             2             0            0             0
October 25, 2020.....................         40             0             0            0             0
October 25, 2021.....................         35             0             0            0             0
October 25, 2022.....................         30             0             0            0             0
October 25, 2023.....................         26             0             0            0             0
October 25, 2024.....................         22             0             0            0             0
October 25, 2025.....................         19             0             0            0             0
October 25, 2026.....................         16             0             0            0             0
October 25, 2027.....................         14             0             0            0             0
October 25, 2028.....................         11             0             0            0             0
October 25, 2029.....................          0             0             0            0             0
October 25, 2030.....................          0             0             0            0             0
October 25, 2031.....................          0             0             0            0             0
October 25, 2032.....................          0             0             0            0             0
October 25, 2033.....................          0             0             0            0             0
October 25, 2034.....................          0             0             0            0             0
October 25, 2035.....................          0             0             0            0             0
October 25, 2036.....................          0             0             0            0             0
  Weighted Average Life in Years:
  Without Optional Termination.......        13.39         7.01          4.68          3.61         3.45
  With Optional Termination..........        12.85         6.63          4.42          3.47         2.65


                                                               Class 1-M6 Certificates
                                                              at the Following Percentages:
                                          --------------------------------------------------------------------
                              Pool 1 CPR      10%           20%           30%           45%           60%
                                          -----------   -----------    ----------    ----------    -----------
Distribution Date
-----------------                         -----------   -----------    ----------    ----------    -----------
Initial Percentage...................        100           100           100           100           100
October 25, 2007.....................        100           100           100           100           100
October 25, 2008.....................        100           100           100           100           100
October 25, 2009.....................        100           100           100           100           100
October 25, 2010.....................        100           81            48            18             0
October 25, 2011.....................        100           65            33             0             0
October 25, 2012.....................        100           51            23             0             0
October 25, 2013.....................         93           41            16             0             0
October 25, 2014.....................         83           33             2             0             0
October 25, 2015.....................         75           26             0             0             0
October 25, 2016.....................         67           20             0             0             0
October 25, 2017.....................         59           16             0             0             0
October 25, 2018.....................         52           10             0             0             0
October 25, 2019.....................         45            0             0             0             0
October 25, 2020.....................         40            0             0             0             0
October 25, 2021.....................         35            0             0             0             0
October 25, 2022.....................         30            0             0             0             0
October 25, 2023.....................         26            0             0             0             0
October 25, 2024.....................         22            0             0             0             0
October 25, 2025.....................         19            0             0             0             0
October 25, 2026.....................         16            0             0             0             0
October 25, 2027.....................         14            0             0             0             0
October 25, 2028.....................         2             0             0             0             0
October 25, 2029.....................         0             0             0             0             0
October 25, 2030.....................         0             0             0             0             0
October 25, 2031.....................         0             0             0             0             0
October 25, 2032.....................         0             0             0             0             0
October 25, 2033.....................         0             0             0             0             0
October 25, 2034.....................         0             0             0             0             0
October 25, 2035.....................         0             0             0             0             0
October 25, 2036.....................         0             0             0             0             0
  Weighted Average Life in Years:
  Without Optional Termination.......       13.30         6.94          4.61          3.52          3.34
  With Optional Termination..........       12.85         6.63          4.40          3.41          2.65


                                     C-2-5

        Percentage of the Initial Class Principal Amount Outstanding For:

                                                               Class 1-M7 Certificates
                                                             at the Following Percentages:
                                          -------------------------------------------------------------------
                              Pool 1 CPR      10%           20%           30%          45%           60%
                                          -----------   -----------   -----------   ----------    -----------
Distribution Date
-----------------                         -----------   -----------   -----------   ----------    -----------
Initial Percentage...................         100           100           100          100           100
October 25, 2007.....................         100           100           100          100           100
October 25, 2008.....................         100           100           100          100           100
October 25, 2009.....................         100           100           100          100           100
October 25, 2010.....................         100           81            48            18            0
October 25, 2011.....................         100           65            33            0             0
October 25, 2012.....................         100           51            23            0             0
October 25, 2013.....................         93            41            12            0             0
October 25, 2014.....................         83            33             0            0             0
October 25, 2015.....................         75            26             0            0             0
October 25, 2016.....................         67            20             0            0             0
October 25, 2017.....................         59            12             0            0             0
October 25, 2018.....................         52             0             0            0             0
October 25, 2019.....................         45             0             0            0             0
October 25, 2020.....................         40             0             0            0             0
October 25, 2021.....................         35             0             0            0             0
October 25, 2022.....................         30             0             0            0             0
October 25, 2023.....................         26             0             0            0             0
October 25, 2024.....................         22             0             0            0             0
October 25, 2025.....................         19             0             0            0             0
October 25, 2026.....................         12             0             0            0             0
October 25, 2027.....................          2             0             0            0             0
October 25, 2028.....................          0             0             0            0             0
October 25, 2029.....................          0             0             0            0             0
October 25, 2030.....................          0             0             0            0             0
October 25, 2031.....................          0             0             0            0             0
October 25, 2032.....................          0             0             0            0             0
October 25, 2033.....................          0             0             0            0             0
October 25, 2034.....................          0             0             0            0             0
October 25, 2035.....................          0             0             0            0             0
October 25, 2036.....................          0             0             0            0             0
  Weighted Average Life in Years:
  Without Optional Termination.......        13.13         6.81          4.51          3.45         3.20
  With Optional Termination..........        12.85         6.63          4.39          3.39         2.65


                                                                 Class 1-M8 Certificates
                                                              at the Following Percentages:
                                          --------------------------------------------------------------------
                              Pool 1 CPR      10%           20%           30%           45%           60%
                                          -----------   -----------    ----------    ----------    -----------
Distribution Date
-----------------                         -----------   -----------    ----------    ----------    -----------
Initial Percentage...................          100           100           100           100           100
October 25, 2007.....................          100           100           100           100           100
October 25, 2008.....................          100           100           100           100           100
October 25, 2009.....................          100           100           100           100           100
October 25, 2010.....................          100           81            48             2             0
October 25, 2011.....................          100           65            33             0             0
October 25, 2012.....................          100           51            22             0             0
October 25, 2013.....................           93           41             0             0             0
October 25, 2014.....................           83           33             0             0             0
October 25, 2015.....................           75           26             0             0             0
October 25, 2016.....................           67           12             0             0             0
October 25, 2017.....................           59            0             0             0             0
October 25, 2018.....................           52            0             0             0             0
October 25, 2019.....................           45            0             0             0             0
October 25, 2020.....................           40            0             0             0             0
October 25, 2021.....................           35            0             0             0             0
October 25, 2022.....................           30            0             0             0             0
October 25, 2023.....................           26            0             0             0             0
October 25, 2024.....................           19            0             0             0             0
October 25, 2025.....................           6             0             0             0             0
October 25, 2026.....................           0             0             0             0             0
October 25, 2027.....................           0             0             0             0             0
October 25, 2028.....................           0             0             0             0             0
October 25, 2029.....................           0             0             0             0             0
October 25, 2030.....................           0             0             0             0             0
October 25, 2031.....................           0             0             0             0             0
October 25, 2032.....................           0             0             0             0             0
October 25, 2033.....................           0             0             0             0             0
October 25, 2034.....................           0             0             0             0             0
October 25, 2035.....................           0             0             0             0             0
October 25, 2036.....................           0             0             0             0             0
  Weighted Average Life in Years:
  Without Optional Termination.......         12.82         6.60          4.37          3.33          3.09
  With Optional Termination..........         12.79         6.58          4.36          3.33          2.65


                                     C-2-6

        Percentage of the Initial Class Principal Amount Outstanding For:

                                                                Class 1-M9 Certificates
                                                            at the Following Percentages:
                                          -------------------------------------------------------------------
                              Pool 1 CPR      10%           20%           30%          45%           60%
                                          -----------   -----------   -----------   ----------    -----------
Distribution Date
-----------------                         -----------   -----------   -----------   ----------    -----------
Initial Percentage...................         100           100           100          100           100
October 25, 2007.....................         100           100           100          100           100
October 25, 2008.....................         100           100           100          100           100
October 25, 2009.....................         100           100           100          100           13
October 25, 2010.....................         100           81            48            0             0
October 25, 2011.....................         100           65            20            0             0
October 25, 2012.....................         100           51             0            0             0
October 25, 2013.....................          93           35             0            0             0
October 25, 2014.....................          83           18             0            0             0
October 25, 2015.....................          75            5             0            0             0
October 25, 2016.....................          67            0             0            0             0
October 25, 2017.....................          59            0             0            0             0
October 25, 2018.....................          52            0             0            0             0
October 25, 2019.....................          44            0             0            0             0
October 25, 2020.....................          33            0             0            0             0
October 25, 2021.....................          22            0             0            0             0
October 25, 2022.....................          13            0             0            0             0
October 25, 2023.....................          5             0             0            0             0
October 25, 2024.....................          0             0             0            0             0
October 25, 2025.....................          0             0             0            0             0
October 25, 2026.....................          0             0             0            0             0
October 25, 2027.....................          0             0             0            0             0
October 25, 2028.....................          0             0             0            0             0
October 25, 2029.....................          0             0             0            0             0
October 25, 2030.....................          0             0             0            0             0
October 25, 2031.....................          0             0             0            0             0
October 25, 2032.....................          0             0             0            0             0
October 25, 2033.....................          0             0             0            0             0
October 25, 2034.....................          0             0             0            0             0
October 25, 2035.....................          0             0             0            0             0
October 25, 2036.....................          0             0             0            0             0
  Weighted Average Life in Years:
  Without Optional Termination.......        11.99         6.07          4.03          3.14         2.98
  With Optional Termination..........        11.99         6.07          4.03          3.14         2.65


                                     C-2-7

        Percentage of the Initial Class Principal Amount Outstanding For:

                                                      Class WF-1-1 and Class WF-1-2 Certificates
                                                           at the Following Percentages:
                                          -------------------------------------------------------------------
                               Pool 2 PPC      50%           75%          100%          150%         200%
                                          -----------   -----------   -----------   ----------    -----------
Distribution Date
-----------------                         -----------   -----------   -----------   ----------    -----------
Initial Percentage...................         100           100           100          100           100
October 25, 2007.....................         73            61            48            23            0
October 25, 2008.....................         42            17             0            0             0
October 25, 2009.....................         15             0             0            0             0
October 25, 2010.....................          0             0             0            0             0
October 25, 2011.....................          0             0             0            0             0
October 25, 2012.....................          0             0             0            0             0
October 25, 2013.....................          0             0             0            0             0
October 25, 2014.....................          0             0             0            0             0
October 25, 2015.....................          0             0             0            0             0
October 25, 2016.....................          0             0             0            0             0
October 25, 2017.....................          0             0             0            0             0
October 25, 2018.....................          0             0             0            0             0
October 25, 2019.....................          0             0             0            0             0
October 25, 2020.....................          0             0             0            0             0
October 25, 2021.....................          0             0             0            0             0
October 25, 2022.....................          0             0             0            0             0
October 25, 2023.....................          0             0             0            0             0
October 25, 2024.....................          0             0             0            0             0
October 25, 2025.....................          0             0             0            0             0
October 25, 2026.....................          0             0             0            0             0
October 25, 2027.....................          0             0             0            0             0
October 25, 2028.....................          0             0             0            0             0
October 25, 2029.....................          0             0             0            0             0
October 25, 2030.....................          0             0             0            0             0
October 25, 2031.....................          0             0             0            0             0
October 25, 2032.....................          0             0             0            0             0
October 25, 2033.....................          0             0             0            0             0
October 25, 2034.....................          0             0             0            0             0
October 25, 2035.....................          0             0             0            0             0
October 25, 2036.....................          0             0             0            0             0
  Weighted Average Life in Years:
  Without Optional Termination.......        1.81          1.28          1.00          0.71         0.56
  With Optional Termination..........        1.81          1.28          1.00          0.71         0.56


                                                               Class WF-2 Certificates
                                                            at the Following Percentages:
                                          -------------------------------------------------------------------
                               Pool 2 PPC     50%           75%          100%          150%          200%
                                          -----------   -----------   -----------   ----------    -----------
Distribution Date
-----------------                         -----------   -----------   -----------   ----------    -----------
Initial Percentage...................        100           100           100           100           100
October 25, 2007.....................        100           100           100           100           91
October 25, 2008.....................        100           100           78             0             0
October 25, 2009.....................        100           35             0             0             0
October 25, 2010.....................         73            0             0             0             0
October 25, 2011.....................         5             0             0             0             0
October 25, 2012.....................         0             0             0             0             0
October 25, 2013.....................         0             0             0             0             0
October 25, 2014.....................         0             0             0             0             0
October 25, 2015.....................         0             0             0             0             0
October 25, 2016.....................         0             0             0             0             0
October 25, 2017.....................         0             0             0             0             0
October 25, 2018.....................         0             0             0             0             0
October 25, 2019.....................         0             0             0             0             0
October 25, 2020.....................         0             0             0             0             0
October 25, 2021.....................         0             0             0             0             0
October 25, 2022.....................         0             0             0             0             0
October 25, 2023.....................         0             0             0             0             0
October 25, 2024.....................         0             0             0             0             0
October 25, 2025.....................         0             0             0             0             0
October 25, 2026.....................         0             0             0             0             0
October 25, 2027.....................         0             0             0             0             0
October 25, 2028.....................         0             0             0             0             0
October 25, 2029.....................         0             0             0             0             0
October 25, 2030.....................         0             0             0             0             0
October 25, 2031.....................         0             0             0             0             0
October 25, 2032.....................         0             0             0             0             0
October 25, 2033.....................         0             0             0             0             0
October 25, 2034.....................         0             0             0             0             0
October 25, 2035.....................         0             0             0             0             0
October 25, 2036.....................         0             0             0             0             0
  Weighted Average Life in Years:
  Without Optional Termination.......        4.37         2.91          2.20          1.49          1.13
  With Optional Termination..........        4.37         2.91          2.20          1.49          1.13


                                     C-2-8

        Percentage of the Initial Class Principal Amount Outstanding For:

                                               Class WF-3-1, Class WF-3-2 and Class WF-3-3 Certificates
                                                          at the Following Percentages:
                                          -------------------------------------------------------------------
                               Pool 2 PPC      50%           75%          100%          150%         200%
                                          -----------   -----------   -----------   ----------    -----------
Distribution Date
-----------------                         -----------   -----------   -----------   ----------    -----------
Initial Percentage...................         100           100           100          100           100
October 25, 2007.....................         100           100           100          100           100
October 25, 2008.....................         100           100           100           33            0
October 25, 2009.....................         100           100           38            0             0
October 25, 2010.....................         100           55             0            0             0
October 25, 2011.....................         100            1             0            0             0
October 25, 2012.....................         63             0             0            0             0
October 25, 2013.....................         29             0             0            0             0
October 25, 2014.....................         12             0             0            0             0
October 25, 2015.....................          0             0             0            0             0
October 25, 2016.....................          0             0             0            0             0
October 25, 2017.....................          0             0             0            0             0
October 25, 2018.....................          0             0             0            0             0
October 25, 2019.....................          0             0             0            0             0
October 25, 2020.....................          0             0             0            0             0
October 25, 2021.....................          0             0             0            0             0
October 25, 2022.....................          0             0             0            0             0
October 25, 2023.....................          0             0             0            0             0
October 25, 2024.....................          0             0             0            0             0
October 25, 2025.....................          0             0             0            0             0
October 25, 2026.....................          0             0             0            0             0
October 25, 2027.....................          0             0             0            0             0
October 25, 2028.....................          0             0             0            0             0
October 25, 2029.....................          0             0             0            0             0
October 25, 2030.....................          0             0             0            0             0
October 25, 2031.....................          0             0             0            0             0
October 25, 2032.....................          0             0             0            0             0
October 25, 2033.....................          0             0             0            0             0
October 25, 2034.....................          0             0             0            0             0
October 25, 2035.....................          0             0             0            0             0
October 25, 2036.....................          0             0             0            0             0
  Weighted Average Life in Years:
  Without Optional Termination.......        6.55          4.15          3.00          1.94         1.44
  With Optional Termination..........        6.55          4.15          3.00          1.94         1.44


                                                      Class WF-4-1 and Class WF-4-2 Certificates
                                                            at the Following Percentages:
                                          -------------------------------------------------------------------
                               Pool 2 PPC     50%           75%          100%          150%          200%
                                          -----------   -----------   -----------   ----------    -----------
Distribution Date
-----------------                         -----------   -----------   -----------   ----------    -----------
Initial Percentage...................        100           100           100           100           100
October 25, 2007.....................        100           100           100           100           100
October 25, 2008.....................        100           100           100           100           33
October 25, 2009.....................        100           100           100           12             0
October 25, 2010.....................        100           100           81             0             0
October 25, 2011.....................        100           100           42             0             0
October 25, 2012.....................        100           71            18             0             0
October 25, 2013.....................        100           48             2             0             0
October 25, 2014.....................        100           40             0             0             0
October 25, 2015.....................         94           29             0             0             0
October 25, 2016.....................         79           17             0             0             0
October 25, 2017.....................         64            6             0             0             0
October 25, 2018.....................         50            0             0             0             0
October 25, 2019.....................         38            0             0             0             0
October 25, 2020.....................         27            0             0             0             0
October 25, 2021.....................         17            0             0             0             0
October 25, 2022.....................         8             0             0             0             0
October 25, 2023.....................         *             0             0             0             0
October 25, 2024.....................         0             0             0             0             0
October 25, 2025.....................         0             0             0             0             0
October 25, 2026.....................         0             0             0             0             0
October 25, 2027.....................         0             0             0             0             0
October 25, 2028.....................         0             0             0             0             0
October 25, 2029.....................         0             0             0             0             0
October 25, 2030.....................         0             0             0             0             0
October 25, 2031.....................         0             0             0             0             0
October 25, 2032.....................         0             0             0             0             0
October 25, 2033.....................         0             0             0             0             0
October 25, 2034.....................         0             0             0             0             0
October 25, 2035.....................         0             0             0             0             0
October 25, 2036.....................         0             0             0             0             0
  Weighted Average Life in Years:
  Without Optional Termination.......       12.30         7.63          5.00          2.72          1.93
  With Optional Termination..........       12.25         7.60          5.00          2.72          1.93

----------
*     Less than 0.5% but greater than 0.0%.


                                     C-2-9

        Percentage of the Initial Class Principal Amount Outstanding For:

                                                               Class WF-5 Certificates
                                                            at the Following Percentages:
                                          -------------------------------------------------------------------
                               Pool 2 PPC      50%           75%          100%          150%         200%
                                          -----------   -----------   -----------   ----------    -----------
Distribution Date
-----------------                         -----------   -----------   -----------   ----------    -----------
Initial Percentage...................         100           100           100          100           100
October 25, 2007.....................         100           100           100          100           100
October 25, 2008.....................         100           100           100          100           100
October 25, 2009.....................         100           100           100          100            0
October 25, 2010.....................         100           100           100           83            0
October 25, 2011.....................         100           100           100           27            0
October 25, 2012.....................         100           100           100           10            0
October 25, 2013.....................         100           100           100           6             0
October 25, 2014.....................         100           100           100           6             0
October 25, 2015.....................         100           100           83            6             0
October 25, 2016.....................         100           100           65            6             0
October 25, 2017.....................         100           100           49            3             0
October 25, 2018.....................         100           93            37            *             0
October 25, 2019.....................         100           74            27            0             0
October 25, 2020.....................         100           59            19            0             0
October 25, 2021.....................         100           47            13            0             0
October 25, 2022.....................         100           37             8            0             0
October 25, 2023.....................         100           29             4            0             0
October 25, 2024.....................         84            23             1            0             0
October 25, 2025.....................         71            17             0            0             0
October 25, 2026.....................         59            12             0            0             0
October 25, 2027.....................         49             8             0            0             0
October 25, 2028.....................         40             4             0            0             0
October 25, 2029.....................         32             2             0            0             0
October 25, 2030.....................         26             *             0            0             0
October 25, 2031.....................         20             0             0            0             0
October 25, 2032.....................         14             0             0            0             0
October 25, 2033.....................          9             0             0            0             0
October 25, 2034.....................          4             0             0            0             0
October 25, 2035.....................          1             0             0            0             0
October 25, 2036.....................          0             0             0            0             0
  Weighted Average Life in Years:
  Without Optional Termination.......        21.58         15.58         11.57         5.03         2.47
  With Optional Termination..........        15.82         10.90         8.15          4.58         2.47

                                                      Class WF-6-1 and Class WF-6-2 Certificates
                                                            at the Following Percentages:
                                          -------------------------------------------------------------------
                               Pool 2 PPC      50%           75%          100%          150%         200%
                                          -----------   -----------   -----------   ----------    -----------
Distribution Date
-----------------                         -----------   -----------   -----------   ----------    -----------
Initial Percentage...................        100           100           100           100           100
October 25, 2007.....................        100           100           100           100           100
October 25, 2008.....................        100           100           100           100           100
October 25, 2009.....................        100           100           100           100           55
October 25, 2010.....................         93           90            89            90            55
October 25, 2011.....................         86           81            78            72            32
October 25, 2012.....................         76           68            61            49            16
October 25, 2013.....................         66           55            45            30             6
October 25, 2014.....................         42           28            18            17             1
October 25, 2015.....................         27           14             7             9             0
October 25, 2016.....................         17            7             3             2             0
October 25, 2017.....................         11            4             1             *             0
October 25, 2018.....................         7             2             *             0             0
October 25, 2019.....................         4             1             *             0             0
October 25, 2020.....................         3             *             *             0             0
October 25, 2021.....................         2             *             *             0             0
October 25, 2022.....................         1             *             *             0             0
October 25, 2023.....................         1             *             *             0             0
October 25, 2024.....................         *             *             *             0             0
October 25, 2025.....................         *             *             0             0             0
October 25, 2026.....................         *             *             0             0             0
October 25, 2027.....................         *             *             0             0             0
October 25, 2028.....................         *             *             0             0             0
October 25, 2029.....................         *             *             0             0             0
October 25, 2030.....................         *             0             0             0             0
October 25, 2031.....................         *             0             0             0             0
October 25, 2032.....................         *             0             0             0             0
October 25, 2033.....................         *             0             0             0             0
October 25, 2034.....................         *             0             0             0             0
October 25, 2035.....................         0             0             0             0             0
October 25, 2036.....................         0             0             0             0             0
  Weighted Average Life in Years:
  Without Optional Termination.......        7.84         7.00          6.53          6.22          4.32
  With Optional Termination..........        7.82         6.94          6.35          4.95          3.34

----------
*     Less than 0.5% but greater than 0.0%.


                                     C-2-10

        Percentage of the Initial Class Principal Amount Outstanding For:

                                                               Class WF-M1 Certificates
                                                            at the Following Percentages:
                                          -------------------------------------------------------------------
                               Pool 2 PPC      50%           75%          100%          150%         200%
                                          -----------   -----------   -----------   ----------    -----------
Distribution Date
-----------------                         -----------   -----------   -----------   ----------    -----------
Initial Percentage...................         100           100           100          100           100
October 25, 2007.....................         100           100           100          100           100
October 25, 2008.....................         100           100           100          100           100
October 25, 2009.....................         100           100           100          100           100
October 25, 2010.....................         100           89            66            34           64
October 25, 2011.....................         100           72            49            21            7
October 25, 2012.....................         88            58            37            13            1
October 25, 2013.....................         76            46            27            8             0
October 25, 2014.....................         66            37            20            5             0
October 25, 2015.....................         57            30            15            0             0
October 25, 2016.....................         49            24            11            0             0
October 25, 2017.....................         42            19             8            0             0
October 25, 2018.....................         36            15             6            0             0
October 25, 2019.....................         31            12             4            0             0
October 25, 2020.....................         26            10             0            0             0
October 25, 2021.....................         22             8             0            0             0
October 25, 2022.....................         19             6             0            0             0
October 25, 2023.....................         16             5             0            0             0
October 25, 2024.....................         13             1             0            0             0
October 25, 2025.....................         11             0             0            0             0
October 25, 2026.....................          9             0             0            0             0
October 25, 2027.....................          8             0             0            0             0
October 25, 2028.....................          6             0             0            0             0
October 25, 2029.....................          5             0             0            0             0
October 25, 2030.....................          3             0             0            0             0
October 25, 2031.....................          0             0             0            0             0
October 25, 2032.....................          0             0             0            0             0
October 25, 2033.....................          0             0             0            0             0
October 25, 2034.....................          0             0             0            0             0
October 25, 2035.....................          0             0             0            0             0
October 25, 2036.....................          0             0             0            0             0
  Weighted Average Life in Years:
  Without Optional Termination.......        11.37         7.84          5.90          4.30         4.22
  With Optional Termination..........        10.52         7.17          5.39          3.99         3.74


                                                               Class WF-M2 Certificates
                                                            at the Following Percentages:
                                          -------------------------------------------------------------------
                               Pool 2 PPC      50%           75%          100%          150%         200%
                                          -----------   -----------   -----------   ----------    -----------
Distribution Date
-----------------                         -----------   -----------   -----------   ----------    -----------
Initial Percentage...................        100           100           100           100           100
October 25, 2007.....................        100           100           100           100           100
October 25, 2008.....................        100           100           100           100           100
October 25, 2009.....................        100           100           100           100           100
October 25, 2010.....................        100           89            66            34            15
October 25, 2011.....................        100           72            49            21             7
October 25, 2012.....................         88           58            37            13             0
October 25, 2013.....................         76           46            27             8             0
October 25, 2014.....................         66           37            20             3             0
October 25, 2015.....................         57           30            15             0             0
October 25, 2016.....................         49           24            11             0             0
October 25, 2017.....................         42           19             8             0             0
October 25, 2018.....................         36           15             6             0             0
October 25, 2019.....................         31           12             *             0             0
October 25, 2020.....................         26           10             0             0             0
October 25, 2021.....................         22            8             0             0             0
October 25, 2022.....................         19            6             0             0             0
October 25, 2023.....................         16            2             0             0             0
October 25, 2024.....................         13            0             0             0             0
October 25, 2025.....................         11            0             0             0             0
October 25, 2026.....................         9             0             0             0             0
October 25, 2027.....................         8             0             0             0             0
October 25, 2028.....................         6             0             0             0             0
October 25, 2029.....................         4             0             0             0             0
October 25, 2030.....................         0             0             0             0             0
October 25, 2031.....................         0             0             0             0             0
October 25, 2032.....................         0             0             0             0             0
October 25, 2033.....................         0             0             0             0             0
October 25, 2034.....................         0             0             0             0             0
October 25, 2035.....................         0             0             0             0             0
October 25, 2036.....................         0             0             0             0             0
  Weighted Average Life in Years:
  Without Optional Termination.......       11.33         7.81          5.86          4.23          3.94
  With Optional Termination..........       10.52         7.17          5.38          3.93          3.72


----------
*     Less than 0.5% but greater than 0.0%.


                                     C-2-11

        Percentage of the Initial Class Principal Amount Outstanding For:

                                                               Class WF-M3 Certificates
                                                            at the Following Percentages:
                                          -------------------------------------------------------------------
                               Pool 2 PPC      50%           75%          100%          150%         200%
                                          -----------   -----------   -----------   ----------    -----------
Distribution Date
-----------------                         -----------   -----------   -----------   ----------    -----------
Initial Percentage...................         100           100           100          100           100
October 25, 2007.....................         100           100           100          100           100
October 25, 2008.....................         100           100           100          100           100
October 25, 2009.....................         100           100           100          100           100
October 25, 2010.....................         100           89            66            34           15
October 25, 2011.....................         100           72            49            21            7
October 25, 2012.....................         88            58            37            13            0
October 25, 2013.....................         76            46            27            8             0
October 25, 2014.....................         66            37            20            0             0
October 25, 2015.....................         57            30            15            0             0
October 25, 2016.....................         49            24            11            0             0
October 25, 2017.....................         42            19             8            0             0
October 25, 2018.....................         36            15             3            0             0
October 25, 2019.....................         31            12             0            0             0
October 25, 2020.....................         26            10             0            0             0
October 25, 2021.....................         22             8             0            0             0
October 25, 2022.....................         19             3             0            0             0
October 25, 2023.....................         16             0             0            0             0
October 25, 2024.....................         13             0             0            0             0
October 25, 2025.....................         11             0             0            0             0
October 25, 2026.....................          9             0             0            0             0
October 25, 2027.....................          8             0             0            0             0
October 25, 2028.....................          6             0             0            0             0
October 25, 2029.....................          0             0             0            0             0
October 25, 2030.....................          0             0             0            0             0
October 25, 2031.....................          0             0             0            0             0
October 25, 2032.....................          0             0             0            0             0
October 25, 2033.....................          0             0             0            0             0
October 25, 2034.....................          0             0             0            0             0
October 25, 2035.....................          0             0             0            0             0
October 25, 2036.....................          0             0             0            0             0
  Weighted Average Life in Years:
  Without Optional Termination.......        11.28         7.76          5.82          4.17         3.78
  With Optional Termination..........        10.52         7.17          5.38          3.90         3.60


                                                               Class WF-M4 Certificates
                                                             at the Following Percentages:
                                          -------------------------------------------------------------------
                               Pool 2 PPC      50%           75%          100%          150%         200%
                                          -----------   -----------   -----------   ----------    -----------
Distribution Date
-----------------                         -----------   -----------   -----------   ----------    -----------
Initial Percentage...................        100           100           100           100           100
October 25, 2007.....................        100           100           100           100           100
October 25, 2008.....................        100           100           100           100           100
October 25, 2009.....................        100           100           100           100           100
October 25, 2010.....................        100           89            66            34            15
October 25, 2011.....................        100           72            49            21             7
October 25, 2012.....................         88           58            37            13             0
October 25, 2013.....................         76           46            27             8             0
October 25, 2014.....................         66           37            20             0             0
October 25, 2015.....................         57           30            15             0             0
October 25, 2016.....................         49           24            11             0             0
October 25, 2017.....................         42           19             8             0             0
October 25, 2018.....................         36           15             0             0             0
October 25, 2019.....................         31           12             0             0             0
October 25, 2020.....................         26           10             0             0             0
October 25, 2021.....................         22            7             0             0             0
October 25, 2022.....................         19            0             0             0             0
October 25, 2023.....................         16            0             0             0             0
October 25, 2024.....................         13            0             0             0             0
October 25, 2025.....................         11            0             0             0             0
October 25, 2026.....................         9             0             0             0             0
October 25, 2027.....................         8             0             0             0             0
October 25, 2028.....................         0             0             0             0             0
October 25, 2029.....................         0             0             0             0             0
October 25, 2030.....................         0             0             0             0             0
October 25, 2031.....................         0             0             0             0             0
October 25, 2032.....................         0             0             0             0             0
October 25, 2033.....................         0             0             0             0             0
October 25, 2034.....................         0             0             0             0             0
October 25, 2035.....................         0             0             0             0             0
October 25, 2036.....................         0             0             0             0             0
  Weighted Average Life in Years:
  Without Optional Termination.......       11.23         7.72          5.79          4.12          3.67
  With Optional Termination..........       10.52         7.17          5.38          3.87          3.51


                                     C-2-12

        Percentage of the Initial Class Principal Amount Outstanding For:

                                                               Class WF-M5 Certificates
                                                             at the Following Percentages:
                                          -------------------------------------------------------------------
                               Pool 2 PPC      50%           75%          100%          150%         200%
                                          -----------   -----------   -----------   ----------    -----------
Distribution Date
-----------------                         -----------   -----------   -----------   ----------    -----------
Initial Percentage...................         100           100           100          100           100
October 25, 2007.....................         100           100           100          100           100
October 25, 2008.....................         100           100           100          100           100
October 25, 2009.....................         100           100           100          100           100
October 25, 2010.....................         100           89            66            34           15
October 25, 2011.....................         100           72            49            21            0
October 25, 2012.....................         88            58            37            13            0
October 25, 2013.....................         76            46            27            2             0
October 25, 2014.....................         66            37            20            0             0
October 25, 2015.....................         57            30            15            0             0
October 25, 2016.....................         49            24            11            0             0
October 25, 2017.....................         42            19             3            0             0
October 25, 2018.....................         36            15             0            0             0
October 25, 2019.....................         31            12             0            0             0
October 25, 2020.....................         26            10             0            0             0
October 25, 2021.....................         22             0             0            0             0
October 25, 2022.....................         19             0             0            0             0
October 25, 2023.....................         16             0             0            0             0
October 25, 2024.....................         13             0             0            0             0
October 25, 2025.....................         11             0             0            0             0
October 25, 2026.....................          9             0             0            0             0
October 25, 2027.....................          1             0             0            0             0
October 25, 2028.....................          0             0             0            0             0
October 25, 2029.....................          0             0             0            0             0
October 25, 2030.....................          0             0             0            0             0
October 25, 2031.....................          0             0             0            0             0
October 25, 2032.....................          0             0             0            0             0
October 25, 2033.....................          0             0             0            0             0
October 25, 2034.....................          0             0             0            0             0
October 25, 2035.....................          0             0             0            0             0
October 25, 2036.....................          0             0             0            0             0
  Weighted Average Life in Years:
  Without Optional Termination.......        11.16         7.66          5.74          4.07         3.59
  With Optional Termination..........        10.52         7.17          5.38          3.85         3.45


                                                              Class WF-M6 Certificates
                                                             at the Following Percentages:
                                          -------------------------------------------------------------------
                              Pool 2 PPC      50%           75%          100%          150%         200%
                                          -----------   -----------   -----------   ----------    -----------
Distribution Date
-----------------                         -----------   -----------   -----------   ----------    -----------
Initial Percentage...................         100           100           100           100           100
October 25, 2007.....................         100           100           100           100           100
October 25, 2008.....................         100           100           100           100           100
October 25, 2009.....................         100           100           100           100           100
October 25, 2010.....................         100           89            66            34            15
October 25, 2011.....................         100           72            49            21             0
October 25, 2012.....................          88           58            37            13             0
October 25, 2013.....................          76           46            27             0             0
October 25, 2014.....................          66           37            20             0             0
October 25, 2015.....................          57           30            15             0             0
October 25, 2016.....................          49           24            11             0             0
October 25, 2017.....................          42           19             0             0             0
October 25, 2018.....................          36           15             0             0             0
October 25, 2019.....................          31           12             0             0             0
October 25, 2020.....................          26            2             0             0             0
October 25, 2021.....................          22            0             0             0             0
October 25, 2022.....................          19            0             0             0             0
October 25, 2023.....................          16            0             0             0             0
October 25, 2024.....................          13            0             0             0             0
October 25, 2025.....................          11            0             0             0             0
October 25, 2026.....................          2             0             0             0             0
October 25, 2027.....................          0             0             0             0             0
October 25, 2028.....................          0             0             0             0             0
October 25, 2029.....................          0             0             0             0             0
October 25, 2030.....................          0             0             0             0             0
October 25, 2031.....................          0             0             0             0             0
October 25, 2032.....................          0             0             0             0             0
October 25, 2033.....................          0             0             0             0             0
October 25, 2034.....................          0             0             0             0             0
October 25, 2035.....................          0             0             0             0             0
October 25, 2036.....................          0             0             0             0             0
  Weighted Average Life in Years:
  Without Optional Termination.......        11.07         7.59          5.69          4.02          3.52
  With Optional Termination..........        10.52         7.17          5.38          3.83          3.40



                                     C-2-13

        Percentage of the Initial Class Principal Amount Outstanding For:

                                                               Class WF-M7 Certificates
                                                             at the Following Percentages:
                                          -------------------------------------------------------------------
                               Pool 2 PPC      50%           75%          100%          150%         200%
                                          -----------   -----------   -----------   ----------    -----------
Distribution Date
-----------------                         -----------   -----------   -----------   ----------    -----------
Initial Percentage...................         100           100           100          100           100
October 25, 2007.....................         100           100           100          100           100
October 25, 2008.....................         100           100           100          100           100
October 25, 2009.....................         100           100           100          100           100
October 25, 2010.....................         100           89            66            34           15
October 25, 2011.....................         100           72            49            21            0
October 25, 2012.....................         88            58            37            11            0
October 25, 2013.....................         76            46            27            0             0
October 25, 2014.....................         66            37            20            0             0
October 25, 2015.....................         57            30            15            0             0
October 25, 2016.....................         49            24             0            0             0
October 25, 2017.....................         42            19             0            0             0
October 25, 2018.....................         36            15             0            0             0
October 25, 2019.....................         31             6             0            0             0
October 25, 2020.....................         26             0             0            0             0
October 25, 2021.....................         22             0             0            0             0
October 25, 2022.....................         19             0             0            0             0
October 25, 2023.....................         16             0             0            0             0
October 25, 2024.....................         13             0             0            0             0
October 25, 2025.....................          2             0             0            0             0
October 25, 2026.....................          0             0             0            0             0
October 25, 2027.....................          0             0             0            0             0
October 25, 2028.....................          0             0             0            0             0
October 25, 2029.....................          0             0             0            0             0
October 25, 2030.....................          0             0             0            0             0
October 25, 2031.....................          0             0             0            0             0
October 25, 2032.....................          0             0             0            0             0
October 25, 2033.....................          0             0             0            0             0
October 25, 2034.....................          0             0             0            0             0
October 25, 2035.....................          0             0             0            0             0
October 25, 2036.....................          0             0             0            0             0
  Weighted Average Life in Years:
  Without Optional Termination.......        10.95         7.50          5.62          3.97         3.44
  With Optional Termination..........        10.52         7.17          5.38          3.83         3.35


                                                                Class WF-M8 Certificates
                                                             at the Following Percentages:
                                          -------------------------------------------------------------------
                              Pool 2 PPC      50%           75%          100%          150%         200%
                                          -----------   -----------   -----------   ----------    -----------
Distribution Date
-----------------                         -----------   -----------   -----------   ----------    -----------
Initial Percentage...................         100           100           100           100           100
October 25, 2007.....................         100           100           100           100           100
October 25, 2008.....................         100           100           100           100           100
October 25, 2009.....................         100           100           100           100           100
October 25, 2010.....................         100           89            66            34             8
October 25, 2011.....................         100           72            49            21             0
October 25, 2012.....................          88           58            37             0             0
October 25, 2013.....................          76           46            27             0             0
October 25, 2014.....................          66           37            20             0             0
October 25, 2015.....................          57           30             7             0             0
October 25, 2016.....................          49           24             0             0             0
October 25, 2017.....................          42           19             0             0             0
October 25, 2018.....................          36            9             0             0             0
October 25, 2019.....................          31            0             0             0             0
October 25, 2020.....................          26            0             0             0             0
October 25, 2021.....................          22            0             0             0             0
October 25, 2022.....................          19            0             0             0             0
October 25, 2023.....................          13            0             0             0             0
October 25, 2024.....................          *             0             0             0             0
October 25, 2025.....................          0             0             0             0             0
October 25, 2026.....................          0             0             0             0             0
October 25, 2027.....................          0             0             0             0             0
October 25, 2028.....................          0             0             0             0             0
October 25, 2029.....................          0             0             0             0             0
October 25, 2030.....................          0             0             0             0             0
October 25, 2031.....................          0             0             0             0             0
October 25, 2032.....................          0             0             0             0             0
October 25, 2033.....................          0             0             0             0             0
October 25, 2034.....................          0             0             0             0             0
October 25, 2035.....................          0             0             0             0             0
October 25, 2036.....................          0             0             0             0             0
  Weighted Average Life in Years:
  Without Optional Termination.......        10.79         7.37          5.52          3.90          3.37
  With Optional Termination..........        10.52         7.17          5.38          3.82          3.32

----------
*     Less than 0.5% but greater than 0.0%.


                                     C-2-14

        Percentage of the Initial Class Principal Amount Outstanding For:

                                                               Class WF-M9 Certificates
                                                            at the Following Percentages:
                                          -------------------------------------------------------------------
                               Pool 2 PPC      50%           75%          100%          150%         200%
                                          -----------   -----------   -----------   ----------    -----------
Distribution Date
-----------------                         -----------   -----------   -----------   ----------    -----------
Initial Percentage...................         100           100           100          100           100
October 25, 2007.....................         100           100           100          100           100
October 25, 2008.....................         100           100           100          100           100
October 25, 2009.....................         100           100           100          100           100
October 25, 2010.....................         100           89            66            34            0
October 25, 2011.....................         100           72            49            18            0
October 25, 2012.....................         88            58            37            0             0
October 25, 2013.....................         76            46            27            0             0
October 25, 2014.....................         66            37            14            0             0
October 25, 2015.....................         57            30             0            0             0
October 25, 2016.....................         49            24             0            0             0
October 25, 2017.....................         42            10             0            0             0
October 25, 2018.....................         36             0             0            0             0
October 25, 2019.....................         31             0             0            0             0
October 25, 2020.....................         26             0             0            0             0
October 25, 2021.....................         22             0             0            0             0
October 25, 2022.....................         10             0             0            0             0
October 25, 2023.....................          0             0             0            0             0
October 25, 2024.....................          0             0             0            0             0
October 25, 2025.....................          0             0             0            0             0
October 25, 2026.....................          0             0             0            0             0
October 25, 2027.....................          0             0             0            0             0
October 25, 2028.....................          0             0             0            0             0
October 25, 2029.....................          0             0             0            0             0
October 25, 2030.....................          0             0             0            0             0
October 25, 2031.....................          0             0             0            0             0
October 25, 2032.....................          0             0             0            0             0
October 25, 2033.....................          0             0             0            0             0
October 25, 2034.....................          0             0             0            0             0
October 25, 2035.....................          0             0             0            0             0
October 25, 2036.....................          0             0             0            0             0
  Weighted Average Life in Years:
  Without Optional Termination.......        10.55         7.19          5.39          3.79         3.28
  With Optional Termination..........        10.49         7.15          5.36          3.78         3.27


                                                              Class WF-M10 Certificates
                                                             at the Following Percentages:
                                          -------------------------------------------------------------------
                              Pool 2 PPC      50%           75%          100%          150%         200%
                                          -----------   -----------   -----------   ----------    -----------
Distribution Date
-----------------                         -----------   -----------   -----------   ----------    -----------
Initial Percentage...................        100           100           100           100           100
October 25, 2007.....................        100           100           100           100           100
October 25, 2008.....................        100           100           100           100           100
October 25, 2009.....................        100           100           100           100           100
October 25, 2010.....................        100           89            66            24             0
October 25, 2011.....................        100           72            49             0             0
October 25, 2012.....................         88           58            29             0             0
October 25, 2013.....................         76           46            10             0             0
October 25, 2014.....................         66           31             0             0             0
October 25, 2015.....................         57           16             0             0             0
October 25, 2016.....................         49            4             0             0             0
October 25, 2017.....................         40            0             0             0             0
October 25, 2018.....................         28            0             0             0             0
October 25, 2019.....................         18            0             0             0             0
October 25, 2020.....................         9             0             0             0             0
October 25, 2021.....................         1             0             0             0             0
October 25, 2022.....................         0             0             0             0             0
October 25, 2023.....................         0             0             0             0             0
October 25, 2024.....................         0             0             0             0             0
October 25, 2025.....................         0             0             0             0             0
October 25, 2026.....................         0             0             0             0             0
October 25, 2027.....................         0             0             0             0             0
October 25, 2028.....................         0             0             0             0             0
October 25, 2029.....................         0             0             0             0             0
October 25, 2030.....................         0             0             0             0             0
October 25, 2031.....................         0             0             0             0             0
October 25, 2032.....................         0             0             0             0             0
October 25, 2033.....................         0             0             0             0             0
October 25, 2034.....................         0             0             0             0             0
October 25, 2035.....................         0             0             0             0             0
October 25, 2036.....................         0             0             0             0             0
  Weighted Average Life in Years:
  Without Optional Termination.......        9.85         6.69          5.01          3.56          3.13
  With Optional Termination..........        9.85         6.69          5.01          3.56          3.13


                                     C-2-15

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    Annex C-3
                                   Yield Table

           Pre-Tax Yield* to Maturity of the Class 1-AIO Certificates (Assumed Purchase Price Percentage: Approximately 1.5934%)**

                                                 Percentage of CPR
                                        ----------------------------------------
                            Pool 1 CPR    10%     20%    30%     45%       60%
                                        ------  ------ ------- -------  --------
Yield ...............................   26.85   14.19   0.70   (21.54)  (47.17)
Weighted Average Life in Years ......    8.10    4.33   2.78    1.68     1.11

----------
*     Corporate bond equivalent basis.

**    Assumed puchase price does not include accrued interest.


                                     C-3-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    Annex D:
                                 Swap Agreement
                 Scheduled Notional Amounts and Rates of Payment

                                                          Scheduled
   Distribution Date occurring on:                   Notional Amount ($):        Rate of Payment (%):
   -------------------------------                   --------------------        --------------------
December 2006........................                     936,096,567                   5.432
January 2007.........................                     902,919,239                   5.457
February 2007........................                     870,916,685                   5.462
March 2007...........................                     840,047,337                   5.444
April 2007...........................                     810,020,394                   5.423
May 2007.............................                     781,307,432                   5.388
June 2007............................                     753,148,183                   5.351
July 2007............................                     726,449,193                   5.305
August 2007..........................                     700,550,581                   5.259
September 2007.......................                     675,714,455                   5.216
October 2007.........................                     651,620,506                   5.167
November 2007........................                     580,169,857                   5.130
December 2007........................                     555,273,370                   5.097
January 2008.........................                     531,601,478                   5.066
February 2008........................                     509,342,553                   5.051
March 2008...........................                     487,900,261                   5.036
April 2008...........................                     467,469,998                   5.033
May 2008.............................                     447,894,598                   5.035
June 2008............................                     429,138,313                   5.036
July 2008............................                     411,166,889                   5.043
August 2008..........................                     393,947,503                   5.052
September 2008.......................                     377,448,706                   5.059
October 2008.........................                     357,578,429                   5.070
November 2008........................                     287,719,437                   5.079
December 2008........................                     273,676,946                   5.088
January 2009.........................                     260,319,429                   5.107
February 2009........................                     247,613,490                   5.114
March 2009...........................                     235,527,360                   5.119
April 2009...........................                     224,030,821                   5.125
May 2009.............................                     213,095,124                   5.130
June 2009............................                     202,692,923                   5.135
July 2009............................                     191,977,993                   5.141
August 2009..........................                     182,114,964                   5.147
September 2009.......................                     173,021,010                   5.152
October 2009.........................                     130,279,516                   5.158
November 2009........................                     121,834,752                   5.163
December 2009........................                     115,883,797                   5.167
January 2010.........................                     110,223,316                   5.172
February 2010........................                     104,839,140                   5.177
March 2010...........................                     99,717,788                    5.183
April 2010...........................                     94,846,439                    5.188
May 2010.............................                     90,212,896                    5.194
June 2010............................                     85,805,557                    5.201
July 2010............................                     81,613,386                    5.208
August 2010..........................                     77,583,655                    5.215
September 2010.......................                     73,792,952                    5.223
October 2010.........................                     70,187,328                    5.231

                                                          Scheduled
   Distribution Date occurring on:                   Notional Amount ($):        Rate of Payment (%):
   -------------------------------                   --------------------        --------------------
November 2010........................                     66,757,752                    5.239
December 2010........................                     63,495,633                    5.248
January 2011.........................                     60,392,800                    5.257
February 2011........................                     57,441,481                    5.265
March 2011...........................                     54,634,280                    5.272
April 2011...........................                     51,964,166                    5.278
May 2011.............................                     49,424,449                    5.284
June 2011............................                     46,578,691                    5.289
July 2011............................                     44,095,341                    5.293
August 2011..........................                     38,539,850                    5.297
September 2011.......................                     33,564,509                    5.300
October 2011.........................                     16,427,381                    5.302
November 2011 and thereafter.........                              0                    0.000

                                    Annex E:
                       Group 1 Interest Rate Cap Agreement
                           Scheduled Notional Amounts

                                                          Scheduled
   Distribution Date occurring on:                   Notional Amount ($):          Strike Rate (%):
   -------------------------------                   --------------------          ----------------
November 2007........................                     48,347,488                     6.75
December 2007........................                     50,298,641                     6.75
January 2008.........................                     52,034,385                     6.75
February 2008........................                     53,598,075                     6.75
March 2008...........................                     54,950,593                     6.75
April 2008...........................                     56,130,512                     6.75
May 2008.............................                     57,137,503                     6.75
June 2008............................                     57,983,179                     6.75
July 2008............................                     58,678,509                     6.75
August 2008..........................                     59,233,857                     6.75
September 2008.......................                     59,659,006                     6.75
October 2008.........................                     59,289,690                     6.75
November 2008........................                     114,136,636                    6.75
December 2008........................                     113,924,544                    6.75
January 2009.........................                     113,532,559                    6.75
February 2009........................                     112,976,198                    6.75
March 2009...........................                     112,269,979                    6.75
April 2009...........................                     111,427,485                    6.75
May 2009.............................                     110,461,414                    6.75
June 2009............................                     109,383,632                    6.75
July 2009............................                     107,744,884                    6.75
August 2009..........................                     106,195,209                    6.75
September 2009.......................                     104,732,187                    6.75
October 2009.........................                     81,791,955                     6.75
November 2009........................                     79,270,395                     6.75
December 2009........................                     78,079,969                     6.75
January 2010.........................                     76,852,329                     6.75
February 2010........................                     75,592,675                     6.75
March 2010...........................                     74,305,830                     6.75
April 2010...........................                     72,996,268                     6.75
May 2010.............................                     71,668,134                     6.75
June 2010............................                     70,325,263                     6.75
July 2010............................                     68,971,197                     6.75
August 2010..........................                     67,572,427                     6.75
September 2010.......................                     66,206,320                     6.75
October 2010.........................                     64,838,078                     6.75
November 2010........................                     63,470,249                     6.75
December 2010........................                     62,105,170                     6.75
January 2011.........................                     60,744,981                     6.75
February 2011........................                     59,391,636                     6.75
March 2011...........................                     58,046,917                     6.75
April 2011...........................                     56,712,442                     6.75
May 2011.............................                     55,389,682                     6.75
June 2011............................                     53,585,196                     6.75

                                                          Scheduled
   Distribution Date occurring on:                   Notional Amount ($):          Strike Rate (%):
   -------------------------------                   --------------------          ----------------
July 2011............................                     52,057,581                     6.75
August 2011..........................                     46,677,041                     6.75
September 2011.......................                     41,691,616                     6.75
October 2011.........................                     20,921,343                     6.75
November 2011 and thereafter.........                              0                     0.00

PROSPECTUS

                     Structured Asset Securities Corporation
                                    Depositor

                            Asset-Backed Certificates
                               Asset-Backed Notes

                              (Issuable in Series)

                                   ----------

Each Trust Fund:

o may periodically issue asset-backed pass-through certificates or asset backed notes, in each case in one or more series with one or more classes; and

      o will be established to hold assets transferred to it by Structured Asset Securities Corporation, including:

            o mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, including loans secured by one- to four- family residential properties, manufactured housing, shares in cooperative corporations, multifamily properties and mixed use residential and commercial properties;

            o home improvement installment sales contracts and installment loan agreements which may be unsecured, secured by mortgages primarily on one- to four-family residential properties, or secured by purchase money security interests in the related home improvements;

            o mortgage backed certificates insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae;

            o private mortgage backed certificates, as described in this prospectus; and

            o payments due on those mortgage loans and mortgage backed certificates.

      The assets in your trust fund will be specified in the prospectus supplement for your trust fund, while the types of assets that may be included in a trust fund, whether or not included in your trust fund, are described in greater detail in this prospectus.

The Securities:

o     will be offered for sale pursuant to a prospectus supplement;

o will evidence beneficial ownership of, or be secured by, the assets in the related trust fund and will be paid only from the trust fund assets described in the related prospectus supplement; and

o     may have one or more forms of credit enhancement.

      The securityholders will receive distributions of principal and interest that are dependent upon the rate of payments, including prepayments, on the mortgage loans, mortgage backed certificates and other assets in the trust fund.

      The prospectus supplement will state whether the securities are expected to be classified as indebtedness and whether the trust will make a REMIC election for federal income tax purposes.

      The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

      Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                 LEHMAN BROTHERS
                The date of this prospectus is September 13, 2006

                                  Introduction

      Each trust fund will periodically issue asset-backed pass-through certificates or asset-backed notes, in each case in one or more series with one or more classes. The securities will be offered for sale by this prospectus and the related prospectus supplement. The securities of each series will consist of the offered securities of the series, together with any other asset-backed pass-through certificates or asset-backed notes of the series which are not offered publicly.

      Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, a trust fund to be established by Structured Asset Securities Corporation, also known as the depositor. Each trust fund will consist primarily of one or more pools of the following types of assets:

      o mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, including loans secured by one- to four- family residential properties, manufactured housing, shares in cooperative corporations, multifamily properties and mixed use residential and commercial properties;

      o home improvement installment sales contracts and installment loan agreements which may be unsecured, secured by mortgages primarily on one- to four-family residential properties, or secured by purchase money security interests in the related home improvements;

      o mortgage backed certificates insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae;

      o     private mortgage backed certificates; and

      o payments due on those mortgage loans and mortgage backed certificates.

      These assets will be acquired by the depositor from one or more affiliated or unaffiliated sellers. See "The Sponsor," "The Depositor" and "The Trust Funds." The trust fund assets may also include, if applicable, reinvestment income, reserve funds, cash accounts, swaps and other derivative instruments, and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a trust agreement, pooling and servicing agreement or other agreement or (2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered securities of a series, and the general characteristics of the trust fund assets, will be set forth in the related prospectus supplement.

      Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the trust fund assets in the related trust fund in the manner described in this prospectus under "Description of the Securities" and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

      The depositor's only principal obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus supplement. Each servicer and the master servicer, if any, for any series of securities will be named in the related prospectus supplement. The principal obligations of a master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans if the servicer of a mortgage loan fails to make that advance. See "Servicing of Loans."

      If specified in the related prospectus supplement, the trust fund for a series of securities may include credit enhancement by means of excess interest, overcollateralization, subordination of one or more classes of securities, loss allocation and limited cross-collateralization features. In addition, credit enhancement may also be provided by means of any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund, swap agreement or other derivative instrument or any other type of credit enhancement specified in the related prospectus supplement, even if not specified in this prospectus. See "Credit Support."

      The rate of payment of principal of each class of securities entitled to a portion of principal payments on the trust fund assets will depend on the priority of payment of the class and the rate and timing of principal payments on the trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage assets. A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See "Yield, Prepayment and Maturity Considerations."

      With respect to each series of securities, one or more separate elections may be made to treat the related trust fund or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of securities will specify which class or classes of the securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC. See "Material Federal Income Tax Considerations" in this prospectus.

      The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" in this prospectus and under "Underwriting" in the related prospectus supplement.

      There will be no secondary market for the offered securities of any series before the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange, unless so specified in the related prospectus supplement. See "Risk Factors" in this prospectus and in the related prospectus supplement.

                               Table of Contents

                                                                            Page
                                                                            ----
Introduction .............................................................     2
Risk Factors .............................................................     6
Description of the Securities ............................................    36
   General ...............................................................    36
   Distributions on the Securities .......................................    37
   Optional Termination ..................................................    40
   Optional Redemption of Securities .....................................    40
   Optional Purchase of Securities .......................................    40
   Other Purchases .......................................................    40
   Exchangeable Securities ...............................................    41
   Book-Entry Registration ...............................................    43
The Trust Funds ..........................................................    43
   General ...............................................................    43
   The Mortgage Loans ....................................................    45
   Home Improvement Loans ................................................    52
   Multifamily and Mixed Use Mortgage Loans ..............................    53
   Private Mortgage-Backed Securities ....................................    55
   Ginnie Mae Certificates ...............................................    58
   Fannie Mae Certificates ...............................................    60
   Freddie Mac Certificates ..............................................    62
   Pre-Funding Arrangements ..............................................    64
   Revolving Period Arrangements .........................................    64
   Collection Account, Securities Administration Account and
     Distribution Account ................................................    64
   Other Funds or Accounts ...............................................    65
Loan Underwriting Procedures and Standards ...............................    65
   Underwriting Standards ................................................    65
   Loss Experience .......................................................    66
   Representations and Warranties ........................................    67
   Substitution of Primary Assets ........................................    69
The Sponsor ..............................................................    69
   General ...............................................................    69
   Securitization Activities of the Sponsor ..............................    71
The Depositor ............................................................    71
Aurora Loan Services LLC .................................................    72
   General ...............................................................    72
   Master Servicing ......................................................    73
   Servicing .............................................................    73
Servicing of Loans .......................................................    87
   General ...............................................................    87
   The Master Servicer ...................................................    87
   The Servicers .........................................................    88
   Collection Procedures; Escrow Accounts ................................    89
   Deposits to and Withdrawals from the Collection Account ...............    89
   Servicing Accounts ....................................................    91
   Buy-Down Loans, GPM Loans and Other Subsidized Loans ..................    92
   Advances and Other Payments, and Limitations Thereon ..................    93
   Maintenance of Insurance Policies and Other Servicing Procedures ......    94
   Presentation of Claims; Realization Upon Defaulted Loans ..............    96
   Enforcement of Due-On-Sale Clauses ....................................    98
   Certain Rights Related to Foreclosure .................................    98
   Servicing Compensation and Payment of Expenses ........................    98
   Evidence as to Compliance .............................................    99
   Certain Matters Regarding the Master Servicer .........................    99
Credit Support ...........................................................   100
   General ...............................................................   100
   Subordinate Securities; Subordination Reserve Fund ....................   102
   Allocation of Losses ..................................................   102
   Cross-Support Features ................................................   103
   Overcollateralization .................................................   103
   Excess Interest .......................................................   103
   Insurance .............................................................   103
   Letter of Credit ......................................................   104
   Financial Guaranty Insurance Policy ...................................   104
   Reserve Funds .........................................................   104
   Derivative Instruments ................................................   105
   Description of Mortgage and Other Insurance ...........................   105
   Mortgage Insurance on the Loans .......................................   105
   Hazard Insurance on the Loans .........................................   111
   Bankruptcy Bond .......................................................   112
   Repurchase Bond .......................................................   113
Derivatives ..............................................................   113
The Agreements ...........................................................   114
   Issuance of Securities ................................................   115
   Assignment of Primary Assets ..........................................   115
   Repurchase and Substitution of Non-Conforming Loans ...................   117
   Reports to Securityholders ............................................   119
   Investment of Funds ...................................................   120
   Event of Default; Rights Upon Event of Default ........................   121
   The Trustee ...........................................................   123
   Duties of the Trustee .................................................   124
   Resignation of Trustee ................................................   124
   Distribution Account ..................................................   124
   The Securities Administrator ..........................................   125
   Duties of the Securities Administrator ................................   125
   Resignation of Securities Administrator ...............................   125
   Securities Administration Account .....................................   126
   Expense Reserve Fund ..................................................   126

                                                                            Page
                                                                            ----
   Amendment of Agreement ................................................   126
   Voting Rights .........................................................   127
   REMIC Administrator ...................................................   127
   Administration Agreement ..............................................   127
   Periodic Reports ......................................................   127
   Termination ...........................................................   127
Legal Aspects of Loans ...................................................   128
   Mortgages .............................................................   129
   Junior Mortgages; Rights of Senior Mortgages ..........................   129
   Cooperative Loans .....................................................   130
   Foreclosure on Mortgages ..............................................   132
   Realizing Upon Cooperative Loan Security ..............................   133
   Rights of Redemption ..................................................   134
   Anti-Deficiency Legislation and Other Limitations on Lenders ..........   134
   Servicemembers Civil Relief Act .......................................   136
   Environmental Considerations ..........................................   137
   Due-on-Sale Clauses in Mortgage Loans .................................   138
   Enforceability of Prepayment Charges, Late Payment Fees and
     Debt-Acceleration Clauses ...........................................   139
   Equitable Limitations on Remedies .....................................   139
   Applicability of Usury Laws ...........................................   140
   Multifamily and Mixed Use Loans .......................................   140
   Leases and Rents ......................................................   141
   Default Interest and Limitations on Prepayment ........................   141
   Secondary Financing; Due-on-Encumbrance Provisions ....................   141
   Certain Laws and Regulations ..........................................   142
   Americans with Disabilities Act .......................................   142
   Personal Property .....................................................   142
   Adjustable Interest Rate Loans ........................................   143
   Manufactured Home Loans ...............................................   143
   The Home Improvement Loans ............................................   146
   Installment Contracts .................................................   146
Yield, Prepayment and Maturity Considerations ............................   147
   Payment Delays ........................................................   147
   Principal Prepayments .................................................   147
   Timing of Reduction of Principal Amount ...............................   148
   Interest or Principal Weighted Securities .............................   148
   Certain Derivative Instruments ........................................   148
   Final Scheduled Distribution Date .....................................   148
   Prepayments and Weighted Average Life .................................   149
   Other Factors Affecting Weighted Average Life .........................   150
Material Federal Income Tax Considerations ...............................   151
   Types of Securities ...................................................   152
   Taxation of Securities Treated as Debt Instruments ....................   154
   Exchangeable Securities ...............................................   160
   REMIC Residual Certificates ...........................................   162
   Grantor Trust Certificates ............................................   169
   Partner Certificates ..................................................   171
   Special Tax Attributes ................................................   173
   Backup Withholding ....................................................   175
   Reportable Transactions ...............................................   175
State and Local Tax Considerations .......................................   176
ERISA Considerations .....................................................   176
   General ...............................................................   176
   The Underwriter Exemption .............................................   177
   Additional Considerations for Securities which are Notes ..............   181
   Additional Fiduciary Considerations ...................................   181
Legal Investment Considerations ..........................................   182
Legal Matters ............................................................   183
Use of Proceeds ..........................................................   183
Plan of Distribution .....................................................   183
Static Pool Information ..................................................   184
Additional Information ...................................................   185
Incorporation of Certain Documents by Reference ..........................   185
Reports to Securityholders ...............................................   186
Index of Principal Terms .................................................   187
Annex A Book-Entry Procedures ............................................   A-1
Annex B Global Clearance, Settlement and Tax Documentation Procedures ....   B-1

                                  Risk Factors

      The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered securities. You should also carefully consider the information set forth under "Risk Factors" in the prospectus supplement.

Mortgage Loans Originated According
  to Non-Agency Underwriting
  Guidelines May Have Higher Expected
  Delinquencies...................... If specified in the related prospectus supplement, the mortgage loans may have
                                      been originated according to underwriting guidelines that do not comply with Fannie Mae or Freddie Mac guidelines. These types of mortgage loans are sometimes referred to as "subprime," "non-prime" or "non-conforming" mortgage loans. Whereas "prime" loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, subprime loans are typically made to borrowers who are perceived as deficient in either or both of these respects. The borrowers may have imperfect credit histories, ranging from minor delinquencies to bankruptcy, or relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. While lenders consider a borrower's credit history when determining whether a loan is other than prime, they also consider the mortgage loan characteristics, such as loan-to-value ratio, or attributes of the property that may cause the loan to carry elevated credit risk.

                                      Compared with prime loans, subprime loans typically have higher loan-to-value ratios, reflecting the greater difficulty that subprime borrowers have in making down payments and the propensity of these borrowers to extract equity during refinancing. Historically, subprime borrowers pay higher rates of interest, go into delinquency more often, and have their properties foreclosed at a higher rate than either prime borrowers or borrowers of mortgage loans originated in accordance with Fannie Mae or Freddie Mac guidelines. A significant portion of the mortgage loans in the trust fund may have been classified in these relatively low (i.e., relatively higher risk) credit categories.

                                      Rising unemployment, higher interest
                                      rates, or a decline in housing prices
                                      generally or in certain regions of the
                                      United States may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of subprime mortgage loans and other mortgage loans of relatively low credit quality than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans. These risks are magnified with respect to adjustable payment mortgage loans, interest-only mortgage loans, loans with balloon payments and loans which provide for negative amortization. See "--Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types" for a discussion of risks related to economic conditions generally and adjustable payment mortgage loans.

                                      Consequently, mortgage loans originated
                                      according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines may be likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

                                      "Alt-A" Mortgage Loans: If specified in
                                      the related prospectus supplement, the
                                      trust fund may include mortgage loans
                                      originated according to "Alternative-A" or
                                      "Alt-A" underwriting guidelines. Although
                                      Alt-A loans are typically made to
                                      borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, Alt-A mortgage loans may have some of the characteristics and risks of subprime mortgage loans described above. In particular, Alt-A mortgage loans (1) are often originated under underwriting guidelines with more limited and reduced documentation requirements, (2) have higher loan-to-value ratios than prime loans, (3) are more likely to be secured by properties not primarily occupied by the related borrower than prime loans and
                                      (4) often have prepayment penalties. You should consider the risks discussed above if the trust fund contains Alt-A mortgage loans.

                                      See "Loan Underwriting Procedures and
                                      Standards" in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Aspects of the Mortgage Loan
  Origination Process May Result in
  Higher Expected Delinquencies...... Various factors in the process of originating the mortgage loans in the
                                      trust fund may have the effect of
                                      increasing delinquencies and defaults on the mortgage loans. These factors may include any or all of the following:

                                      Appraisal quality: During the mortgage
                                      loan underwriting process, appraisals are generally obtained on each prospective mortgaged property. The quality of these appraisals may vary widely in accuracy and consistency. Because in most cases the appraiser is selected by the mortgage loan broker or lender, the appraiser may feel pressure from that broker or lender to provide an appraisal in the amount necessary to enable the originator to make the loan, whether or not the value of the property justifies such an appraised value. Inaccurate or inflated appraisals may result in an increase in the number and severity of losses on the mortgage loans.

                                      Stated income underwriting guidelines:
                                      Most underwriting guidelines applied in
                                      the origination of mortgage loans have
                                      several different levels of documentation requirements applicable to prospective borrowers. There has recently been an increasing number of mortgage loans originated under "stated income" programs, which permit an applicant to qualify for a mortgage loan based upon monthly income as stated on the mortgage loan application, if the applicant meets certain criteria. Typically no verification of monthly income is required under stated income programs, which increases the risk that these borrowers have overstated their income and may not have sufficient income to make their monthly mortgage loan payments. You should consider the risk that a higher number of mortgage loans originated under stated income programs may result in increased delinquencies and defaults on the mortgage loans in the trust fund.

                                      Underwriting guideline exceptions:
                                      Although mortgage originators generally
                                      underwrite mortgage loans in accordance
                                      with their pre-determined loan
                                      underwriting guidelines, from time to time and in the ordinary course of business, originators will make exceptions to these guidelines. Loans originated with exceptions may result in a higher number of delinquencies and loss severities than loans originated in strict compliance with the designated underwriting guidelines.

                                      Non-owner occupied properties: Mortgage
                                      Loans secured by properties acquired by
                                      investors for the purposes of rental
                                      income or capital appreciation, or
                                      properties acquired as second homes, tend to have higher severities of default than properties that are regularly occupied by the related borrowers. In a default, real property investors who do not reside in the mortgaged property may be more likely to abandon the related mortgaged property, increasing the severity of the default.

                                      Broker and correspondent origination
                                      versus retail origination: Mortgage loans that have been originated on behalf of the originators by unaffiliated brokers or correspondents rather than directly by the originators themselves may experience a higher rate of delinquencies and defaults. In particular, a substantial number of subprime mortgage loans are originated by brokers rather than directly by the related originators.

                                      Fraud: Fraud committed in the origination process may increase delinquencies and defaults on the mortgage loans. For example, a borrower may present fraudulent documentation to a lender during the mortgage loan underwriting process, which may enable the borrower to qualify for a higher balance or lower interest rate mortgage loan than the borrower would otherwise qualify for. In addition, increasingly frequent incidences of identity theft involving borrowers, particularly in the case of mortgage loans originated by brokers and under streamlined origination programs, may result in an increased number of fraudulent mortgage loans that are not secured by a mortgaged property. To the extent that the trust fund includes any mortgage loans originated electronically over the Internet, these originations are more likely to be fraudulent. You should consider the potential effect of fraud by borrowers, brokers and other third parties on the yield on your securities.

                                      Self-employed borrowers: Self-employed
                                      borrowers may be more likely to default on their mortgage loans than salaried or commissioned borrowers and generally have less predictable income. In addition, many self-employed borrowers are small business owners who may be personally liable for their business debt. Consequently, you should consider that a higher number of self-employed borrowers may result in increased defaults on the mortgage loans in the trust fund.

                                      First time borrowers: First time home
                                      buyers are often younger, have shorter
                                      credit histories, are more highly
                                      leveraged and have less experience with
                                      undertaking mortgage debt and maintaining a residential property than other borrowers. The presence of loans with first time buyers in the mortgage pool may increase the number of defaults on the mortgage loans.

                                      Although the aspects of the mortgage loan origination process described above may be indicative of the performance of the mortgage loans, information regarding these factors may not be available for the mortgage loans in the trust fund, unless specified in the prospectus supplement.

                                      See "Loan Underwriting Procedures and
                                      Standards" in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Changes in U.S. Economic Conditions
  May Adversely Affect the
  Performance of Mortgage Loans,
  Particularly Adjustable Payment
  Loans of Various Types............. Recently, an increasingly large proportion of residential mortgage loans originated in the United States have been adjustable payment mortgage loans, including loans that have interest-only or negative amortization features. Mortgage loans that are referred to generally as adjustable payment or adjustable rate mortgage loans may include any of the following types of loans:

                                      o  mortgage loans whose interest rate
                                         adjusts on the basis of a variable
                                         index plus a margin, with the initial
                                         adjustment typically occurring six
                                         months after origination of the related
                                         mortgage loan and adjustments occurring
                                         every six months thereafter; these
                                         loans may or may not have a low
                                         introductory interest rate;

                                      o  "hybrid" mortgage loans, whose interest
                                         rate is fixed for the initial period
                                         specified in the related mortgage note,
                                         and thereafter adjusts periodically
                                         based on the related index;

                                      o  "interest-only" mortgage loans, which
                                         provide for payment of interest at the
                                         related mortgage interest rate, but no
                                         payment of principal, for the period
                                         specified in the related mortgage note;
                                         thereafter, the monthly payment is
                                         increased to an amount sufficient to
                                         amortize the principal balance of the
                                         mortgage loan over the remaining term
                                         and to pay
                                         interest at the applicable mortgage
                                         interest rate;

                                      o  "negative amortization" mortgage loans,
                                         which may have a low introductory
                                         interest rate, and thereafter have a
                                         mortgage interest rate which adjusts
                                         periodically based on the related
                                         index; however, the borrower is only
                                         required to make a minimum monthly
                                         payment which may not be sufficient to
                                         pay the monthly interest accrued,
                                         resulting in an increase to the
                                         principal balance of the mortgage loan
                                         by the amount of unpaid interest; and

                                      o  "option ARMs," which combine several of
                                         the features described above and permit
                                         the borrower to elect whether to make a
                                         monthly payment sufficient to pay
                                         accrued interest and amortize the
                                         principal balance, make an
                                         interest-only payment or make a minimum
                                         payment that may be insufficient to pay
                                         accrued interest (with the unpaid
                                         interest added to the principal balance
                                         of the loan).

                                      If specified in the related prospectus
                                      supplement, the trust fund may include
                                      significant concentrations of these types of adjustable payment mortgage loans, which present special default and prepayment risks.

                                      The primary attraction to borrowers of
                                      these adjustable payment mortgage loan
                                      products is that initial monthly mortgage loan payments can be significantly lower than fixed rate or level pay mortgage loans under which the borrower pays both principal and interest at an interest rate fixed for the life of the mortgage loan. As a result, many borrowers are able to incur substantially greater mortgage debt using one of these adjustable payment mortgage loan products than if they used a standard amortizing fixed rate mortgage loan.

                                      In addition, a substantial number of these adjustable payment mortgage loans have been originated in regions of the United States that have seen substantial residential housing price appreciation over the past few years, such as California and major metropolitan areas in other states. Many borrowers in these markets have used adjustable payment mortgage loan products to purchase homes that are comparatively larger or more expensive than they would otherwise have purchased with a fixed rate mortgage loan with relatively higher monthly payments. These borrowers may have taken out these mortgage loan products in the expectation that either (1) their income will rise by the time their fixed rate period or interest-only period expires, thus enabling them to make the higher monthly payments, or (2) in an appreciating real estate market, they will be able to sell their property for a higher price or will be able to refinance the mortgage loan before the expiration of the fixed rate or interest-only period.

                                      Borrowers with adjustable payment mortgage loans will likely be exposed to increased monthly payments (1) when the mortgage interest rate adjusts upward from a low introductory rate to the rate computed in accordance with the applicable index and margin, (2) if interest rates rise significantly, (3) in the case of interest-only mortgage loans, from the large increases in monthly payments when the interest-only terms expire and the monthly payments on these loans are recalculated to amortize the outstanding principal balance over the remaining term or (4) in the case of loans with negative amortization features, from the large increases in monthly payments when the payments are recalculated to amortize the outstanding principal balance.

                                      When evaluating a mortgage loan
                                      application from a prospective borrower
                                      for an adjustable payment or interest-only mortgage loan, many mortgage originators determine the amount of loan that borrower can afford based on the borrower's initial scheduled monthly payments, or the scheduled monthly payments on the first mortgage interest rate reset date, rather than based on the adjusted monthly payments as of future mortgage interest reset dates (in the case of adjustable rate mortgage loans) or the principal amortization date (in the case of interest-only mortgage loans). Unless otherwise specified in the related prospectus supplement, mortgage loan characteristics and debt-to-income ratios set forth in the prospectus supplement will reflect the scheduled mortgage loan payments due or being made as of the "cut-off date," and will not reflect the mortgage loan payment resets that will occur during the life of the mortgage loan. These origination practices may increase the sensitivity of mortgage loan performance and defaults to changes in U.S. economic conditions.

                                      In recent years, mortgage interest rates have been at historically low levels. Although short-term interest rates have increased from their lowest levels, long-term interest rates have remained low. If mortgage interest rates rise, borrowers will experience increased monthly payments on their adjustable rate mortgage loans. As the fixed interest rates on hybrid mortgage loans expire and convert to adjustable rates, borrowers may find that the new minimum monthly payments are considerably higher and they may not be able to make those payments.

                                      In addition, without regard to changes in interest rates, the monthly payments on mortgage loans with interest-only or negative amortization features will increase substantially when the principal must be repaid.

                                      Any of these factors, or a combination of these factors, could cause mortgage loan defaults to increase substantially.

                                      Borrowers who intend to avoid increased
                                      monthly payments by refinancing their
                                      mortgage loans may find that lenders may not in the future be willing or able to offer these adjustable payment mortgage loan products, or to offer these products at relatively low interest rates. A decline in housing prices generally or in certain regions of the United States could also leave borrowers with insufficient equity in their homes to permit them to refinance. In addition, if the recent rapid increase in house prices ceases or housing prices decline, borrowers who intend to sell their properties on or before the expiration of the fixed rate periods or interest-only periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans, especially in the case of negative amortization mortgage loans. These events could cause borrowers to default on their mortgage loans.

                                      Rising unemployment and slow wage growth in certain regions of the United States or generally could also impact the ability of many borrowers with adjustable payment mortgage loans to make the higher monthly payments resulting from the expiration of fixed rate periods or interest-only periods, or from increases in interest rates. If borrowers become unemployed in a slowing economy, or if they find that expected increases in personal income have not occurred, they may be unable to make the higher monthly mortgage payments.

                                      It is likely that borrowers with
                                      adjustable payment mortgage loans will
                                      over the next several years be required to spend a larger proportion of their income to service their mortgage debt. This increase could, in the absence of strong wage growth, come at the expense of other expenditures by these borrowers, particularly consumer spending. It is possible that a decline in consumer spending could cause the U.S. economy to slow or decline, which could give rise to increased unemployment and falling property values. These factors would negatively impact the ability of many borrowers to meet their increased monthly mortgage payments as described above. As a consequence, defaults on adjustable payment mortgage loans may increase significantly.

                                      Any of the factors described above, alone or in combination, could adversely affect the yield on your securities. Depending upon the type of security purchased and the price paid, the adverse yield effect could be substantial.

                                      These risks are magnified with respect to mortgage loans made on the basis of relatively low credit standards. See "--Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies" for a discussion of risks related to mortgage loans that are sometimes referred to as "subprime," "non-conforming" or "alt-A," or are otherwise originated in accordance with credit standards that do not conform to those of Fannie Mae or Freddie Mac.

                                      Several types of adjustable payment
                                      mortgage loans discussed above, in
                                      particular "option ARMs" and interest-only mortgage loans, have only been originated in any significant numbers in relatively recent years. Consequently, there is no material statistical information showing payment and default trends under a variety of macroeconomic conditions. In particular, it is unclear how these mortgage loan products will perform in a declining housing market or under other negative macroeconomic conditions.

                                      See "--Risks Related to Mortgage Loans
                                      with Interest-Only Payments" and "--Risks
                                      Related to Mortgage Loans that Provide
                                      for Negative Amortization" for further
                                      discussion of mortgage loans with
                                      interest-only or negative amortization
                                      features, respectively.

Risks Related to Mortgage Loans
  with Interest-Only Payments........ If specified in the related prospectus supplement, some of the mortgage loans to be included in the trust fund may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period following origination specified in the related prospectus supplement. Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate.

                                      If applicable, the presence of these
                                      mortgage loans in the trust fund will,
                                      absent other considerations, result in
                                      longer weighted average lives of the
                                      related securities than would have been
                                      the case had these loans not been included in the trust fund. In addition, borrowers may view the absence of any obligation to make a payment of principal during the interest-only period following origination specified in the related prospectus supplement as a disincentive to prepayment. Conversely, however, borrowers may be more likely to refinance their mortgage loans when the related interest-only period expires, resulting in increased prepayments.

                                      After a borrower's monthly payment has
                                      been increased to include principal
                                      amortization, and assuming the borrower
                                      does not refinance the related mortgage
                                      loan, delinquency or default may be more likely.

                                      See also "--Changes in U.S. Economic
                                      Conditions May Adversely Affect the
                                      Performance of Mortgage Loans,
                                      Particularly Adjustable Payment Loans of
                                      Various Types" for a discussion of risks related to interest-only mortgage loans and economic conditions.

Risks Related to Mortgage Loans
  that Provide for Negative
  Amortization....................... If specified in the related prospectus supplement, the trust fund may include
                                      mortgage loans that provide for so-called
                                      "negative amortization." Negative
                                      amortization mortgage loans generally
                                      provide the borrower with a low initial
                                      introductory interest rate. Thereafter,
                                      the mortgage interest rate is calculated at the index specified in the related mortgage note plus the applicable margin. However, the borrower is only required to make (or may elect to make) for the period specified in the related mortgage note a minimum monthly payment on the mortgage loan that may be sufficient to amortize the principal balance of the mortgage loan over the remaining term but not to pay all accrued interest, or may be insufficient to pay accrued interest and not amortize the principal balance at all.

                                      At the end of this initial period, and
                                      periodically thereafter, the borrower's
                                      minimum monthly payment is adjusted to
                                      reflect the prevailing interest rate,
                                      consisting of the current applicable index plus the applicable margin, plus a principal amount sufficient to amortize the mortgage loan over the remaining applicable term. Typically, the borrower's monthly payment will not be increased or decreased by more than a periodic cap and is subject to a maximum interest rate, as specified in the related mortgage note. Nevertheless, although each year's recalculated monthly payment will be based on the prevailing rate of the applicable index at the time of the annual payment adjustment date, this index may continue to adjust up or down throughout the course of the year.

                                      During a period of rising interest rates, as well as before the annual adjustment to the minimum monthly payment made by the borrower, the amount of interest accruing on the principal balance of the related mortgage loan may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on the related mortgage loan may become deferred interest that will be added to its principal balance and will also bear interest at the applicable interest rate.

                                      In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is generally limited and may not be sufficient to amortize fully the unpaid principal balance of a negative amortization mortgage loan over its remaining term to maturity.

                                      Generally, under the circumstances and at the intervals provided in the related mortgage note, the monthly payment due on a negative amortization mortgage loan will be "recast" without regard to the related payment cap in order to provide for payment of the outstanding balance of the mortgage loan over its remaining term.

                                      In summary, then, as interest rates
                                      increase (or, in some cases, even if
                                      market interest rates remain stable), the principal balance of a negative amortization mortgage loan will increase over time, thereby increasing the monthly payments to be paid by the borrower when principal must be repaid, making refinancing more difficult and increasing the potential adverse effect of macroeconomic trends. See "--Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types" above.

                                      In addition, any deferral of interest on negative amortization mortgage loans will result in a reduction of the amount of interest available to be distributed as interest to the securities. If specified in the related prospectus supplement, the reduction in interest collections may be offset, in part, by applying certain prepayments received on the mortgage loans to interest payments on the securities. In that case, the excess of any deferred interest on the mortgage loans over the prepayments received on the mortgage loans, or net deferred interest, will be allocated among the classes of securities in an amount equal to the excess of the interest accrued on each such class at its applicable interest rate over the amount of interest that would have accrued if the applicable interest rate for each class had been equal to a rate adjusted for net deferred interest on the related mortgage loans, as described in the related prospectus supplement. Any such allocation of net deferred interest could, as a result, affect the weighted average maturity of the affected class of securities.

Early or Multiple Payment Defaults
  May Be Indicative of Higher Rates
  of Delinquencies and Losses in the
  Future............................. As specified in the related prospectus supplement, a certain number of mortgage loans included in the trust fund may be delinquent as of the applicable cut-off date or may have been delinquent in payment in the last twelve months on one or more due dates.

                                      Prior delinquencies and, in particular,
                                      first or early payment defaults, may be an indication of underwriting errors in assessing the financial means and/or credit history of the borrower or of an adverse change in the financial status of the borrower. These mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more favorable payment histories.

Mortgage Loans with High Original
  Loan-to-Value Ratios May Present a
  Greater Risk of Loss............... As specified in the related prospectus supplement, some of the mortgage loans
                                      included in the trust fund may have
                                      original loan-to-value ratios of greater than 80%. Mortgage loans with high loan-to-value ratios, particularly those in excess of 100%, may be more likely to experience default and foreclosure than mortgage loans with low original loan-to-value ratios.

                                      Moreover, mortgage loans with high
                                      original loan-to-value ratios are more
                                      likely to be subject to a judicial
                                      reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios. If a court relieves a borrower's obligation to repay amounts otherwise due on a mortgage loan, none of the servicers or the master servicer will be required to advance funds in respect of relieved amounts, and any related loss may reduce the amount available to be paid to securityholders. In such event, holders of subordinate classes of securities may suffer losses.



Special Default Risk of Second
  Lien Mortgage Loans................ If the related prospectus supplement specifies that the trust fund includes
                                      mortgage loans that are secured by second liens on the related mortgaged properties, these second lien mortgage loans will be subordinate to the rights of the mortgagee under the related first mortgages. Generally, the holder of a second lien mortgage loan will be subject to a loss of its mortgage if the holder of the first mortgage is successful in foreclosure of its mortgage, because no second liens or encumbrances survive such a foreclosure. In addition, due to the priority of the first mortgage, the holder of the second lien mortgage may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Furthermore, any liquidation, insurance or condemnation proceeds received on the second lien mortgage will be available to satisfy the outstanding balance of the mortgage loan only to the extent that the claim of the related first mortgage has been satisfied in full, including any foreclosure costs. Accordingly, if liquidation proceeds are insufficient to satisfy the mortgage loan secured by the second lien and all prior liens in the aggregate, and if the credit enhancement provided by any excess interest and overcollateralization (if applicable) has been exhausted or is otherwise unavailable to cover the loss, securityholders will bear the risk of delay in payments while any deficiency judgment against the borrower is sought and the risk of loss if the deficiency judgment is not pursued, cannot be obtained or is not realized for any other reason.

Risks Related to Simultaneous
  Second Liens and Other Borrower
  Debt............................... At the time of origination of any first lien mortgage loans in the trust fund, the originators or other lenders may also have made second lien loans to the same borrowers that will not be included in the trust fund. In addition, other borrowers whose first lien loans are included in the trust fund may have obtained secondary mortgage financing following origination of the first lien loans. In addition, borrowers may increase their aggregate indebtedness substantially by assuming consumer debt of various types. Consequently, investors should consider that borrowers who have less equity in their homes, or who have substantial mortgage and consumer indebtedness, may be more likely to default and may be more likely to submit to foreclosure proceedings.

                                      In addition, the nature of any second lien may influence the prepayment characteristics of the first lien included in the trust fund. Borrowers may be more likely to refinance and prepay the first lien when any secondary mortgage financing becomes due in full, and consequently investors should be aware that the rate of prepayment of the first lien mortgage loans in the trust fund may be affected by any associated second lien loans.

Geographic Concentration of
  Mortgage Loans..................... The mortgage loans to be included in the trust fund may be concentrated in one or more states, as specified in the related prospectus supplement. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions will have a disproportionate impact on the mortgage loans in general:

                                      o  Weak economic conditions in those
                                         states, which may or may not affect
                                         real property values, may affect the
                                         ability of borrowers to repay their
                                         loans on time.

                                      o  Declines in the residential real estate
                                         market in those states may reduce the
                                         values of properties located in those
                                         states, which would result in an
                                         increase in the loan-to-value ratios of
                                         the related mortgage loans.

                                      o  Properties in California, Florida and
                                         the Gulf of Mexico coast, in
                                         particular, may be more susceptible
                                         than homes located in other parts of
                                         the country to certain types of
                                         uninsurable hazards, such as
                                         hurricanes, as well as earthquakes,
                                         floods, wildfires, mudslides and other
                                         natural disasters.

                                      o  Predatory lending laws or other laws
                                         which tend to restrict the availability
                                         of credit in certain cities, counties
                                         or states may limit a borrower's
                                         refinancing options and increase the
                                         chances of default and foreclosure.

                                      Natural disasters affect regions of the
                                      United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans.

                                      For additional information regarding the geographic concentration of the mortgage loans to be included in the trust fund, see the geographic distribution table or tables in the prospectus supplement.

Balloon Loans........................ If specified in the related prospectus supplement, the mortgage loans to be
                                      included in the trust fund may include
                                      balloon loans. Balloon loans pose a
                                      special payment risk because the borrower must pay a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance such amount, you may suffer a loss if the collateral for the loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

Default Risk on High Balance
  Mortgage Loans..................... If specified in the related prospectus supplement, a certain percentage of the
                                      mortgage loans included in the trust fund may have a principal balance as of the cut-off date in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the trust fund as a whole.

Special Risks Associated with
  Multifamily and Mixed Use
  Mortgage Loans..................... If specified in the related prospectus supplement, mortgage loans in the trust
                                      fund may be secured by liens on
                                      multifamily properties and mixed
                                      residential/commercial properties. Mixed use loans and multifamily loans may have a greater likelihood of delinquency and foreclosure, and therefore a greater likelihood of loss, than mortgage loans secured by single-family residential properties. The ability of a borrower to repay a single-family loan typically depends primarily on the borrower's household income rather than on the capacity of the property to produce income, and (other than in geographic areas where employment is dependent upon a particular employer or industry) the borrower's income tends not to reflect directly the value of their property. A decline in the income of a borrower on a loan secured by a single family property may therefore adversely affect the performance of the loan, but may not affect the liquidation value of that property. In contrast, the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily on the successful operation and management of that property rather than on any independent income or assets of the borrower and thus, in general, the value of the income-producing property also is directly related to the net operating income derived from that property. In some cases, the borrower may have no material assets other than the mortgaged property. Consequently, if the net operating income of the property is reduced (for example, if rental or occupancy rates decline, competition increases or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired, and the liquidation value of the related property also may be adversely affected. In addition, in some cases the loans will have been made on a nonrecourse basis, so that in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

                                      There are various risks associated with
                                      multifamily and mixed use loans. In
                                      general, factors such as location,
                                      changing demographics or traffic patterns, increases in operating expenses, competitive factors and economic conditions generally, may affect the value of a commercial or mixed use property. Factors such as the management skill, experience and financial resources of the operator (which may be other than the borrower), national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due. Hospitals, nursing homes and other health care properties may receive a substantial portion of their revenues from government programs, which are subject to statutory and regulatory changes and funding limitations. In addition, you should consider the following risks:

                                      Multifamily Loans. The performance of a
                                      multifamily loan and the value of the
                                      related mortgaged property may be affected by factors such as local and regional economic conditions, the physical condition of the property, the types of services and amenities provided, the tenant population (for example, predominantly students or elderly persons, or workers in a particular industry), availability of alternative rental properties, changes in the surrounding neighborhood, management, the level of mortgage interest rates, dependence upon government rent subsidies, any applicable rent control laws and state and local regulations.



                                      The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to mixed use loans than with respect to residential mortgage loans. See "-- Environmental Risks" below.

Credit Scoring Models May Not
  Provide an Accurate Risk
  Assessment of Borrowers ........... Credit scoring models are intended to provide a means for evaluating information about a prospective borrower. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. A credit score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender. A borrower with a higher credit score is statistically expected to be less likely to default in payment than a borrower with a lower credit score.

                                      In addition, credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a credit score does not take into consideration differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, such as the loan-to-value ratio, the collateral for the mortgage loan, or the debt-to-income ratio. We cannot assure you that the credit scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any borrower's credit score would not be lower if obtained as of the date of the related prospectus supplement.

Environmental Risks.................. Real property pledged as security for a mortgage loan may be subject to certain
                                      environmental risks. Under the laws of
                                      certain states, contamination of a
                                      property may give rise to a lien on the
                                      property to assure the costs of cleanup.
                                      In several states, such a lien has
                                      priority over the lien of an existing
                                      mortgage against the related property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for the costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower. In addition, some environmental laws impose liability for releases of asbestos into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos.

Mortgage Loan Interest Rates May
  Limit Interest Rates on the
  Variable Rate Securities........... The securities generally will have either fixed or variable interest rates. However, as specified in the related prospectus supplement, the interest rates on your securities may be subject to certain limitations, generally based on the weighted average interest rates of the mortgage loans in the trust fund or as otherwise described in the related prospectus supplement, net of certain allocable fees and expenses of the trust fund and any payments owed on derivative instruments. The mortgage loans to be included in the trust fund will have interest rates that either are fixed or adjust based on a variable index, as described in the related prospectus supplement.

                                      Any adjustable rate mortgage loans in the trust fund may also have periodic maximum and minimum limitations on adjustments to their interest rates, and may have the first adjustment to their interest rates a number of years after their first payment dates. In addition, adjustable rate mortgage loans generally have lifetime maximum interest rates. As a result, your variable rate securities may accrue less interest than they would accrue if their interest rates were solely based on the specified index plus the specified margin.

                                      A variety of factors could limit the
                                      interest rates and adversely affect the
                                      yields to maturity on the variable rate
                                      securities. Some of these factors are
                                      described below.

                                      o  The interest rates for your securities
                                         may adjust monthly based on the
                                         one-month LIBOR index or another index,
                                         while the interest rates on the
                                         mortgage loans to be included in the
                                         trust fund may either adjust less
                                         frequently, adjust based on a different
                                         index or not adjust at all.
                                         Consequently, the limits on the
                                         interest rates on these securities may
                                         prevent increases in the interest rates
                                         for extended periods in a rising
                                         interest rate environment.

                                      o  The interest rates on adjustable rate
                                         mortgage loans may respond to economic
                                         and market factors that differ from
                                         those that affect the one-month LIBOR
                                         index or the index applicable to your
                                         variable rate securities. It is
                                         possible that the interest rates on any
                                         adjustable rate mortgage loans may
                                         decline while the interest rates on the
                                         related securities are stable or
                                         rising. It is also possible that the
                                         interest rates on any adjustable rate
                                         mortgage loans and the interest rates
                                         on the related securities may both
                                         decline or increase during the same
                                         period, but that the interest rates on
                                         your securities may decline or may
                                         increase more slowly or rapidly.

                                      o  To the extent that fixed rate or
                                         adjustable rate mortgage loans are
                                         subject to default or prepayment, the
                                         interest rates
                                         on the related securities may be
                                         reduced as a result of the net funds
                                         cap limitations described in the
                                         related prospectus supplement.

                                      See "Yield, Prepayment and Maturity
                                      Considerations" in this prospectus and see the prospectus supplement for a description of the interest rates applicable to your securities and for a general description of the interest rates of the related mortgage loans.

Potential Inadequacy of Credit
  Enhancement........................ If specified in the related prospectus supplement, the features of subordination and loss allocation, excess interest, overcollateralization and limited cross-collateralization, together with any primary mortgage insurance and financial guaranty insurance policies, are intended to enhance the likelihood that holders of more senior classes of securities will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the related mortgage loans.

                                      Subordination and Allocation of Losses. If the applicable subordination is insufficient to absorb losses, then securityholders will likely incur losses and may never receive all of their principal payments. You should consider that

                                      o  if you buy a subordinate security and
                                         losses on the related mortgage loans
                                         exceed the total principal amount of
                                         any securities subordinate to your
                                         securities (if any), plus, if
                                         applicable to the trust fund and as
                                         specified in the related prospectus
                                         supplement, any excess interest and any
                                         overcollateralization that has been
                                         created, the principal amount of your
                                         securities will be reduced
                                         proportionately with the principal
                                         amounts of the other securities of your
                                         class by the amount of that excess; and

                                      o  if specified in the related prospectus
                                         supplement, after the total principal
                                         amount of the subordinate securities
                                         has been reduced zero, losses on the
                                         mortgage loans may reduce the principal
                                         amounts (or notional amounts) of the
                                         senior securities.

                                      Losses on the related mortgage loans will reduce the loss protection provided by the subordinate securities to the senior securities and will increase the likelihood that the senior securities will not receive all of their expected principal payments.

                                      If the securities have the benefit of
                                      overcollateralization and excess interest, and if overcollateralization is maintained at the required amount and the related mortgage loans generate interest in excess of the amount needed to pay interest and principal on your securities, the fees and expenses of the trust fund and any payments owed to a derivatives counterparty, then excess interest may be used to pay you and the other securityholders of the related securities the amount of any reduction in the aggregate principal balance of the mortgage loans caused by application of losses. These payments will generally be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, unless otherwise specified in the related prospectus supplement, no interest will be paid to you on the amount by which the principal amount of your securities was reduced because of the application of losses.

                                      See "Credit Support" in this prospectus
                                      and see the descriptions of credit
                                      enhancement, subordination and application of realized losses in the prospectus supplement.

                                      Excess Interest and Overcollateralization.
                                      If the securities have the benefit of
                                      excess interest and overcollateralization, as specified in the related prospectus supplement, then in order to create and maintain overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the related securities, as well as any fees and expenses of the trust fund and any payments owed to a derivative counterparty. If the securities have the benefit of excess interest and/or overcollateralization, we expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the interest rates on the related securities plus the weighted average aggregate expense rate. Any remaining interest generated by the mortgage loans will be used to absorb losses on the mortgage loans and to maintain overcollateralization. In addition, on the closing date, the total scheduled principal balance of the mortgage loans may exceed the total principal amount of the securities. This excess is referred to as "overcollateralization" and will be available to absorb losses. We cannot assure you, however, that the mortgage loans will generate enough excess interest to maintain this overcollateralization level as set by the applicable rating agencies. In addition, there may be no amounts available from any interest rate derivative agreement described in the related prospectus supplement to cover shortfalls. The following factors will affect the amount of excess interest that the related mortgage loans will generate:

                                      o  Prepayments. Every time a mortgage loan
                                         is prepaid in whole or in part, total
                                         excess interest after the date of
                                         prepayment will be reduced because that
                                         mortgage loan will no longer be
                                         outstanding and generating interest or,
                                         in the case of a partial prepayment,
                                         will be generating less interest. The
                                         effect of this reduction on your
                                         securities will be influenced by the
                                         amount of prepaid loans and the
                                         characteristics of the prepaid loans.
                                         Prepayment of a disproportionately high
                                         number of high interest rate mortgage
                                         loans would have a greater negative
                                         effect on future excess interest.

                                      o  Defaults, Delinquencies and
                                         Liquidations. If the rates of
                                         delinquencies, defaults or losses on
                                         the mortgage loans turn out to be
                                         higher than expected, excess interest
                                         available for overcollateralization or
                                         to absorb losses will be reduced.

                                         Every time a mortgage loan is
                                         liquidated or charged off, excess
                                         interest will be reduced because that
                                         mortgage loan will no longer be
                                         outstanding and generating interest.

                                      See "Credit Support" in this prospectus
                                      and see the descriptions of excess
                                      interest and overcollateralization in the prospectus supplement.

                                      Limited Cross-Collateralization. The trust fund may contain two or more separate mortgage pools, as specified in the related prospectus supplement. Principal payments on the senior securities will depend, for the most part, on collections on the mortgage loans in the related pool. However, as specified in the related prospectus supplement, the senior securities may have the benefit of credit enhancement in the form of subordination from one or more of the other pools. That means that even if the rate of losses on mortgage loans in the pool related to your class of senior securities is low, losses in an unrelated pool may reduce the loss protection for your securities.

                                      Interest Rate Derivative Agreements. If
                                      specified in the related prospectus
                                      supplement, any amounts received under any interest rate cap or swap agreement will generally be applied as described in the related prospectus supplement to pay interest shortfalls and, if applicable, to maintain overcollateralization and cover losses. However, we cannot assure you that any amounts will be received under that interest rate derivative agreement, or that any such amounts that are received will be sufficient to maintain any required overcollateralization or to cover interest shortfalls and losses on the mortgage loans.

                                      See "Credit Support" in this prospectus
                                      and see the description of any interest
                                      rate cap agreement or swap agreement, as applicable, in the prospectus supplement.

                                      Primary Mortgage Insurance. If specified in the related prospectus supplement, some of the first lien mortgage loans which have original loan-to-value ratios greater than 80% may be covered by existing borrower-paid primary mortgage insurance policies. The existing borrower-paid primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to 60%.

                                      In addition, if specified in the related prospectus supplement, one or more loan-level primary mortgage insurance policies may be acquired on behalf of the trust fund from primary mortgage insurance providers, providing the initial insurance coverage specified in the related prospectus supplement for those first lien mortgage loans with original loan-to-value ratios greater than 80%.

                                      These loan-level primary mortgage
                                      insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to approximately 60%. However, these policies will only cover first lien mortgage loans and will be subject to various other limitations and exclusions. In addition, borrower-paid primary mortgage insurance may be subject to cancellation by the related borrower. As a result, coverage may be rescinded or denied on some mortgage loans. Primary mortgage insurance providers will generally curtail the insured payments on a foreclosed mortgage loan if the related servicer does not foreclose that mortgage loan within a limited time period determined by the insurance provider. In addition, because the amount of coverage under these policies depends on the loan-to-value ratio of the related mortgaged property at the inception of these policies, a decline in the value of the related mortgaged property will not result in increased coverage, and the trust fund may still suffer a loss on a covered mortgage loan. Accordingly, these primary mortgage insurance policies will provide only limited protection against losses on the mortgage loans.

                                      See "Credit Support--Insurance" and
                                      "Description of Mortgage and Other
                                      Insurance--Mortgage Insurance on the
                                      Loans" in this prospectus and see the
                                      descriptions of any primary mortgage
                                      insurance policies in the prospectus
                                      supplement.

Effect of Creditworthiness of
  Primary Mortgage Insurers on
  Ratings of Securities.............. If the related prospectus supplement specifies that one or more loan-level
                                      primary mortgage insurance policies have been acquired on behalf of the trust fund from one or more primary mortgage insurance providers, then the ratings assigned to your securities by the applicable rating agencies will be based in part on the financial strength ratings assigned to the insurer or insurers providing the primary mortgage insurance coverage described above. However, these financial strength ratings assigned to the insurer or insurers could be qualified, reduced or withdrawn at any time. In addition, you should consider that a credit rating does not assure you that the insurer or insurers will not default on their obligations.

                                      Any qualification, reduction or withdrawal of the financial strength ratings assigned to the insurer or insurers could result in reduction of the ratings assigned to your securities, which could in turn affect the liquidity and market value of your securities.

                                      See "Credit Support--Insurance" and
                                      "Description of Mortgage and Other
                                      Insurance--Mortgage Insurance on the
                                      Loans" in this prospectus and see the
                                      descriptions of any primary mortgage
                                      insurance providers in the prospectus
                                      supplement.

Risks Related to any Interest Rate
  Swap Agreement..................... If the related prospectus supplement specifies that the trust fund or related supplemental interest trust includes one or more interest rate swap agreements, then any net swap payment payable to the swap counterparty under the terms of those interest rate swap agreements will reduce amounts available for payment to securityholders, and may reduce payments of interest on the securities. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amounts on which payments due under the interest rate swap agreements are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty. Therefore, a rapid rate of prepayments during periods in which the trust fund makes net payments to a swap counterparty could adversely affect the yields on the securities.

Effect of Creditworthiness of Swap
  Counterparty on Ratings of
  Securities......................... If the related prospectus supplement specifies that the trust fund includes one or more interest rate swap agreements, in the event that the trust fund, after application of all interest and principal received on the related mortgage loans, cannot make the required swap payments to the swap counterparty, a swap termination payment as described in the related prospectus supplement may be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of any interest rate swap agreement will likely reduce amounts available for payment to securityholders.

                                      If the related prospectus supplement
                                      specifies that the trust fund includes one or more interest rate swap agreements, the ratings on your securities will be dependent in part upon the credit ratings of the swap counterparty or its credit support provider. If a credit rating of the swap counterparty or its credit support provider is qualified, reduced or withdrawn, or if the swap counterparty or its credit support provider defaults on its obligations, and a substitute counterparty or credit support provider is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of your securities may be qualified, reduced or withdrawn. In such event, the value and marketability of those securities will be adversely affected.

                                      See the descriptions of any interest rate swap agreement and the swap counterparty in the prospectus supplement.

Special Risks for Certain Classes
  of Securities...................... The related prospectus supplement may specify that certain classes of securities are interest-only or principal-only securities. These securities will have yields to maturity (or early termination)--the yield you will receive if you hold a security until it has been paid in full--that are highly sensitive to prepayments on the related mortgage loans.

                                      If you purchase any of these classes of
                                      securities, you should consider the risk that you may receive a lower than expected yield under the following circumstances:

                                      o  in the case of any interest-only
                                         securities, a faster than expected rate
                                         of prepayments on the mortgage loans in
                                         the trust fund; and

                                      o  in the case of any principal-only
                                         securities, a slower than expected rate
                                         of prepayments on the mortgage loans in
                                         the trust fund.

                                      Prepayments on the mortgage loans,
                                      including liquidations, purchases and
                                      insurance payments, could result in the
                                      failure of investors in any interest-only securities to fully recover their initial investments. Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers, including the seller and its affiliates and any master servicer or servicer.

                                      Exercise by a party that has a right to
                                      purchase the mortgage loans, as described in the related prospectus supplement, will adversely affect the yields on any interest-only securities.

Special Risks Associated with
  Underlying Securities.............. If specified in the related prospectus supplement, the trust fund may include
                                      other publicly- or privately-offered
                                      securities, representing beneficial
                                      ownership interests in separate trust
                                      funds. As described in the prospectus
                                      supplement, these underlying securities
                                      may be senior securities or subordinate
                                      securities, and may not have the benefit of credit enhancement.

                                      Losses on the underlying securities will not be transferred to, allocated to or shared by any other underlying trust fund. Each allocation of a realized loss to a class of underlying securities will reduce both the amount of interest that will accrue on that class and the amount of principal that will be distributable on that class. Therefore, the aggregate amount of payments on your securities, the yield to maturity of your securities and the rate of payments of principal on your securities may be affected by the rate and the timing of realized losses on the assets of the trust funds represented by the underlying securities. To the extent that the amount of realized losses experienced on the assets of the trust funds represented by the underlying securities reduces distributions in respect of the underlying securities, the yield on your securities may be lower than anticipated.

                                      Certain parties may have the option to
                                      purchase the mortgage loans and other
                                      property in the related underlying trust funds once the underlying mortgage loans decline to a fixed percentage of the initial principal balance. As specified in the prospectus supplement, some or all of the underlying securities (by principal balance) may be issued from underlying trust funds that have paid down or are approaching the level necessary to exercise of these optional termination rights. In the event that any such party exercises its right to purchase the related mortgage loans, the related underlying securities will be retired. This retirement of underlying securities will have the same effect as a prepayment of all of the related mortgage loans in the related underlying trust fund.

Military Action and Terrorist
  Attacks............................ The effects that military action by U.S.
                                      forces in Iraq, Afghanistan or other
                                      regions, terrorist attacks in the United
                                      States or other incidents and related
                                      military action may have on the
                                      performance of the mortgage loans in the trust fund or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the related mortgage loans. Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by possible future events. In addition, the activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the
                                      Servicemembers Civil Relief Act or similar state or local laws. The amount of interest available for payment to securityholders will be reduced by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or similar state or local laws and no servicer, master servicer nor any other party will be required to fund any interest shortfall caused by any such reduction.

Unpredictability and Effect of
  Prepayments........................ The rate of prepayments on the mortgage loans will be sensitive to prevailing
                                      interest rates. Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

                                      Borrowers may prepay their mortgage loans in whole or in part at any time; however, some or all of the mortgage loans to be included in the trust fund may require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from the periods specified in the related prospectus supplement. These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the applicable period.

                                      Prepayments on the mortgage loans may
                                      occur as a result of solicitations of the borrowers by mortgage loan originators, including the seller and its affiliates, the servicer or servicers, as applicable, and any master servicer. In addition, the availability of newer mortgage products with more flexible payment terms or that require lower monthly payments, such as "option ARMs," may result in an increase in the number of borrowers who prepay their mortgage loans to take advantage of new products.

                                      The timing of prepayments of principal may also be affected by liquidations of or insurance payments on the mortgage loans. In addition, Lehman

                                      Brothers Holdings Inc., as a seller of the mortgage loans to the depositor, or the party from which Lehman Brothers Holdings Inc. acquired a particular mortgage loan, or such other seller as specified in the related prospectus supplement, may be required to purchase mortgage loans from the trust fund in the event that certain breaches of representations and warranties made with respect to the mortgage loans are not cured. These purchases will have the same effect on securityholders as prepayments of mortgage loans.

                                      A prepayment of a mortgage loan will
                                      usually result in a payment of principal on the securities:

                                      o  If you purchase securities at a
                                         discount, especially any principal-only
                                         securities, and principal prepayments
                                         on the related mortgage loans are
                                         received at a rate slower than you
                                         anticipate, then your yield may be
                                         lower than you anticipate.

                                      o  If you purchase securities at a
                                         premium, especially any interest-only
                                         securities, and principal prepayments
                                         on the related mortgage loans are
                                         received at a rate faster than you
                                         anticipate, then your yield may be
                                         lower than you anticipate.

                                      The prepayment experience of the mortgage loans to be included in the trust fund may differ significantly from that of other first and second lien residential mortgage loans.

                                      See "Yield, Prepayment and Maturity
                                      Considerations" in this prospectus and
                                      prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Delay in Receipt of Liquidation
  Proceeds; Liquidation Proceeds
  May be Less Than Mortgage
  Balance............................ Substantial delays could be encountered in connection with the liquidation of
                                      delinquent mortgage loans. Further,
                                      reimbursement of advances made by a
                                      servicer and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to securityholders. If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.

Originators and Servicers May Be
  Subject to Litigation or
  Governmental Proceedings........... The mortgage lending and servicing business involves the collection of
                                      numerous accounts and compliance with
                                      various federal, state and local laws that regulate consumer lending. Lenders and servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business. It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability. If any such proceeding were determined adversely to an originator or servicer of mortgage loans included in the trust fund and were to have a material adverse effect on its financial condition, the ability of the affected servicer to service the mortgage loans in accordance with the applicable servicing agreement, or the ability of the affected originator to fulfill its obligation to repurchase or substitute for defective mortgage loans, could be impaired.

The Servicers' Collections
  Procedures May Affect the Timing
  of Collections on the Mortgage
  Loans ............................. In order to reduce borrower defaults, the servicer or servicers may from time to
                                      time use servicing and collections
                                      practices that have the effect of
                                      accelerating or deferring prepayments or borrower defaults of mortgage loans. The servicers may generally waive, modify or vary any term of any mortgage loan, or postpone strict compliance by the borrower with any term of any mortgage loan, so long as that waiver, modification or postponement is not materially adverse to the trust fund. For example, qualifying borrowers might be permitted to skip a payment or be offered other benefits that have the effect of deferring or otherwise altering the timing of the trust fund's receipt of interest or principal payments.

                                      See "Servicing of Loans" in this
                                      prospectus.

Risks Relating to Defaults or
  Resignation of the Master
  Servicer or Servicer............... If the master servicer or servicer were to default in their obligations under the
                                      related master servicing or servicing
                                      agreement, the trustee or the seller may attempt to terminate the defaulting party. However, certain aspects of the servicing of mortgage loans are subject to various interpretations of what actions are "accepted" or "market standard" practices, and the parties' determination of what servicing actions are in the best interest for the securityholders may, at such times, be in disagreement between the trustee, the sponsor and the seller on the one hand, and the master servicer or servicer, as applicable, on the other. As a consequence, if the trustee or the seller attempts to terminate a defaulting master servicer or servicer, the master servicer or servicer may challenge that termination. While such a dispute is being resolved, the performance of the servicing function of the master servicer or servicer may continue to suffer and may adversely affect the mortgage loans.

                                      If the master servicer or servicer were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the relevant agreements under the bankruptcy laws, thus forcing the trustee to appoint a successor servicer or master servicer.

                                      If the master servicer or servicer resigns or is in default and the cost of servicing the mortgage loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the relevant governing agreement.

                                      These circumstances might cause the
                                      trustee to seek authority from
                                      securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer. If that approval was not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust. Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

Delinquencies Due to Servicing
  Transfers.......................... Servicing of mortgage loans may be transferred in the future to other
                                      servicers in accordance with the
                                      provisions of the trust agreement or sale and collection agreement, as applicable, and the related servicing agreement as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under a servicing agreement or (2) the exercise by the seller of its right to terminate a servicer without cause.

                                      All transfers of servicing involve some
                                      risk of disruption in collections due to data input errors, misapplied or misdirected payments, inadequate borrower notification, system incompatibilities and other reasons. As a result, the affected mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yields on the securities.

                                      See "Servicing of Loans" in this
                                      prospectus.

Risks Relating to Optional or
  Mandatory Purchases of Securities.. If specified in the related prospectus supplement, one or more classes of the
                                      related series of securities may be
                                      purchased, in whole or in part, at the
                                      option of the depositor, the servicer or master servicer, or another designated person or entity, at specified times and purchase prices, and under particular circumstances, or may be subject to mandatory purchase or redemption.

                                      In the event that any of those parties
                                      exercises its right to purchase the
                                      related securities, the purchase of the
                                      related securities will have the same
                                      effect as a prepayment of the related
                                      mortgage loans in the trust fund. If you purchase securities at a premium, especially any interest-only securities, and the related securities are purchased as described above sooner than you anticipate, then your yield may be lower than you anticipate. Similarly, if you purchase securities at a discount, especially any principal-only securities, and the related securities are purchased as described above later than you anticipate (or not purchased at all), then your yield may be lower than
                                      you anticipate.

                                      See "Description of the
                                      Securities--Optional Purchase of
                                      Securities" and "--Other Purchases" in
                                      this prospectus.

Rights of a NIMS Insurer May Affect
  Securities......................... If specified in the related prospectus supplement, it may be anticipated that one or more insurance companies, referred to as the "NIMS Insurer," may issue a financial guaranty insurance policy covering certain payments to be made on any net interest margin securities to be issued by a separate trust or other special purpose entity and to be secured by all or a portion of the securities specified in the related prospectus supplement. If such an insurance policy is issued, the trust agreement and the servicing agreements for this transaction will provide that, unless there exists a continuance of any failure by the NIMS Insurer to make a required payment under the policy insuring the net interest margin securities or there exists an insolvency proceeding by or against the NIMS Insurer, the NIMS Insurer, if any, will be entitled to exercise, among others, the following rights, without the consent of the holders of the securities, and the holders of the securities may exercise these rights only with the prior written consent of the NIMS Insurer: (1) the right to provide notices of servicer or master servicer defaults and the right to direct the trustee and the master servicer to terminate the rights and obligations of the master servicer and the servicers, respectively, under the trust agreement and the servicing agreements in the event of a default by any master servicer or servicer, (2) the right to remove the trustee or any co-trustee pursuant to the trust agreement and (3) the right to direct the trustee to make investigations and take actions pursuant to the trust agreement. In addition, unless the NIMS Insurer defaults or there exists an insolvency proceeding as described above, the NIMS Insurer's consent will be required prior to, among other things, (1) the waiver of any default by any master servicer, any servicer or the trustee, (2) the appointment of any successor trustee or any co-trustee or (3) any amendment to the trust agreement or any servicing agreement. The NIMS Insurer will also have additional rights under the trust agreement and in each the servicing agreement.

                                      Investors in the related securities should note that any insurance policy issued by the NIMS Insurer will not cover, and will not benefit in any manner whatsoever, those securities. Furthermore, the rights granted to the NIMS Insurer, if any, may be extensive and the interests of the NIMS Insurer may be inconsistent with, and adverse to, the interests of the holders of those securities. The NIMS Insurer has no obligation or duty to consider the interests of the holders of the securities in connection with the exercise or non-exercise of the NIMS Insurer's rights.



                                      The NIMS Insurer's exercise of the rights and consents set forth above may negatively affect the securities and the existence of the NIMS Insurer's rights, whether or not exercised, may adversely affect the liquidity of the securities, relative to other asset-backed securities backed by comparable mortgage loans and with comparable payment priorities and ratings.

Violation of Various Federal, State
  and Local Laws May Result in
  Losses on the Mortgage Loans....... Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of brokers and lenders. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of mortgage loans.

                                      Mortgage loans are also subject to various federal laws, including:

                                      o  the federal Truth-in-Lending Act and
                                         Regulation Z promulgated thereunder,
                                         which require certain disclosures to
                                         borrowers regarding the terms of their
                                         mortgage loans;

                                      o  the Equal Credit Opportunity Act and
                                         Regulation B promulgated thereunder,
                                         which prohibit discrimination on the
                                         basis of age, race, color, sex,
                                         religion, marital status, national
                                         origin, receipt of public assistance or
                                         the exercise of any right under the
                                         Consumer Credit Protection Act, in the
                                         extension of credit; and

                                      o  the Fair Credit Reporting Act, which
                                         regulates the use and reporting of
                                         information related to the borrower's
                                         credit experience.

                                      Violations of certain provisions of these federal laws may limit the ability of the servicers to collect all or part of the principal of or interest on the related mortgage loans and in addition could subject the trust fund to damages and administrative enforcement.

                                      The related seller of the mortgage loans will represent in the mortgage loan sale agreement described in the related prospectus supplement that each mortgage loan was originated in compliance with applicable federal, state and local laws and regulations. In the event of a breach of this representation, that seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the related prospectus supplement and under "The Agreements--Repurchase and Substitution of Non-Conforming Loans" in this prospectus.

Predatory Lending Laws, High Cost
  Loans.............................. Various federal, state and local laws have been enacted that are designed to
                                      discourage predatory lending practices.
                                      The federal Home Ownership and Equity
                                      Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of certain provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the origination of mortgage loans. Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA.

                                      In addition, under the anti-predatory
                                      lending laws of some states, the
                                      origination of certain mortgage loans
                                      (including loans that are not classified as "high cost" loans under applicable law) must satisfy a net tangible benefits test with respect to the related borrower. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the related originator reasonably believed that the test was satisfied.

                                      Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust fund, as an assignee of the related mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts.

                                      The seller will represent that the trust fund does not include any mortgage loans that are subject to HOEPA or that would be classified as "high cost" loans under any similar state or local predatory or abusive lending law. There may be mortgage loans in the trust fund that are subject to the state or local requirement that the loan provide a net tangible benefit (however denominated) to the borrower; the seller will represent that these mortgage loans are in compliance with applicable requirements. If it is determined that the trust fund includes loans subject to HOEPA or otherwise classified as high cost loans, or which do not comply with applicable net tangible benefit requirements, the seller will be required to repurchase the affected loans and to pay any liabilities incurred by the trust fund due to any violations of these laws. If the loans are found to have been originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected loans and pay any related liabilities, securityholders could incur losses.

Regulations Applicable to Home
  Improvement Loans ................. If specified in the related prospectus supplement, the mortgage loans to be
                                      included in the trust fund may include
                                      home improvement loans. Home improvement loans are also subject to the regulations of the Federal Trade Commission and other similar federal and state statutes and holder in due course rules described herein, which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The holder in due course rules have the effect of subjecting any assignee of the seller in a consumer credit transaction, such as the related trust fund with respect to the loans, to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

                                      Losses on loans from violation of these
                                      lending laws that are not otherwise
                                      covered by the enhancement for a series
                                      will be borne by the holders of one or
                                      more classes of securities for the related series.

Bankruptcy or Insolvency
  Proceedings Could Delay or Reduce
  Payments on the Securities......... Each transfer of a mortgage loan to Lehman
                                      Brothers Holdings Inc. (or to such other seller specified in the related prospectus supplement), from the seller to the depositor and, in connection with the issuance of any asset-backed notes, from the depositor to the issuing entity, will be intended to be an absolute and unconditional sale of that mortgage loan and will be reflected as such in the applicable documents. However, in the event of the bankruptcy or insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by the insolvent party as a borrowing secured by a pledge of the mortgage loan. Such an attempt, even if unsuccessful, could result in delays in payments on the securities. If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity. In the case of the bankruptcy or insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

Limited Ability to Resell
  Securities......................... The underwriter will not be required to assist in resales of the securities,
                                      although it may do so. A secondary market for any class of securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities.

Limited Obligations.................. The assets of the trust fund are the sole source of payments on the related
                                      securities. The securities are not the
                                      obligations of any other entity. None of the sponsor, the seller, the depositor, any underwriter, the trustee, any administrator, any master servicer, any servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the applicable ratings of the securities. If credit enhancement is not available, holders of securities may suffer losses on their investments.

Ratings on the Securities are
  Dependent on Assessments by the
  Rating Agencies.................... The ratings on the securities depend primarily on an assessment by the rating agencies of the mortgage loans and other assets of the trust fund, any credit enhancement and the ability of the servicers and the master servicer to service the loans. The ratings of the securities by the rating agencies:

                                      o  only address the likelihood of receipt
                                         by holders of securities of
                                         distributions in the amount of
                                         scheduled payments on the mortgage
                                         loans;

                                      o  do not take into consideration any of
                                         the tax aspects associated with the
                                         securities;

                                      o  do not address the possibility that, as
                                         a result of principal prepayments, the
                                         yield on your securities may be lower
                                         than anticipated;

                                      o  do not address the payment of any basis
                                         risk shortfalls with respect to the
                                         securities; and

                                      o  do not comment as to the market price
                                         or suitability of the securities for a
                                         particular investor.

                                      Ratings are not recommendations to buy,
                                      sell or hold the securities. A rating may be changed or withdrawn at any time by the assigning rating agency.

The Securities May Not Be Suitable
  Investments ....................... The securities may not be a suitable investment if you require a regular or
                                      predictable schedule of payment, or
                                      payment on any specific date. Because the mortgage loans in the trust fund may include a substantial proportion of loans as to which the borrowers have blemished credit histories (including prior bankruptcy proceedings) or loans whose future performance is difficult to predict, such as adjustable payment mortgage loans, interest-only loans, and for the other factors relating to the mortgage loans discussed above, the yields and the aggregate amount and timing of distributions on your securities may be subject to substantial variability from period to period and over the lives of the securities. An investment in these types of securities involves significant risks and uncertainties and should only be considered by sophisticated investors who, either alone or with their financial, tax and legal advisors, have carefully analyzed the mortgage loans and the securities and understand the risks. In addition, investors should not purchase classes of securities that are susceptible to special risks, such as subordinate securities, interest-only securities and principal-only securities, unless the investors have the financial ability to absorb a substantial loss on their investment.

                          Description of the Securities

General

      The asset-backed certificates (the "Certificates") of each series (including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement (as defined herein). A series of Securities may also include asset-backed notes (the "Notes," and together with the Certificates, the "Securities") that will represent indebtedness of the related trust fund and will be issued pursuant to an indenture. See "The Agreements."

      Each series of Securities will consist of one or more classes of Securities, one or more of which may:

      o     accrue interest based on a fixed rate ("Fixed Rate Securities");

      o accrue interest based on a variable or adjustable rate ("Floating Rate Securities");

      o be entitled to principal payments from the accreted interest from specified classes of Accrual Securities ("Accretion Directed Securities"). An Accretion Directed Security also may receive principal payments from principal paid on the underlying assets of the trust fund for the related series;

      o provide for interest otherwise payable on certain securities to be paid as principal on one or more classes of Accretion Directed Securities, and the amount of interest accrued on those accrual securities is instead added to the principal balance of these accrual security ("Accrual Securities");

      o be entitled to a greater percentage of interest on the Loans underlying or comprising the Primary Assets for the series than the percentage of principal on the Loans to which the Securities are entitled ("Interest Weighted Securities");

      o     be entitled to principal, but no interest ("Principal Only
            Securities");

      o be entitled to a greater percentage of principal on the Loans underlying or comprising the Primary Assets for the series than the percentage of interest on the Loans to which the Securities are entitled ("Principal Weighted Securities");

      o     be entitled to interest, but no principal ("Interest Only
            Securities");

      o have components to a class of Securities where each component may have different principal and/or interest payment characteristics but together constitute a single class "Component Securities"). Each component of a class of Component Securities may be identified as falling into one or more of the categories in this description of Securities;

      o be entitled to principal (or has a notional principal balance that is designed to decline) using a predetermined principal balance schedule (a "Planned Balance") specified in the prospectus supplement, derived by assuming two constant prepayment rates for the Loans backing the related Securities ("Planned Amortization Certificates" or "PACs");

      o be entitled to principal (or has a notional principal balance that is designed to decline) using a predetermined principal balance schedule (a "Targeted Balance") specified in the prospectus supplement, derived by assuming a single constant prepayment rate for the Loans backing the related Securities ("Targeted Amortization Certificates" or "TACs");

      o be entitled to principal (or has a notional principal balance that is designed to decline) using a predetermined principal balance schedule (a "Scheduled Balance") specified in the prospectus supplement, but is not designated or structured as a PAC or a TAC ("Scheduled Securities");

      o be subordinate to one or more other classes of Securities in respect of receiving distributions of principal and interest, to the extent and under the circumstances specified in the prospectus supplement ("Subordinate Securities"); and/or

      o have other entitlements or characteristics described in this prospectus, or a combination of certain of the entitlements and characteristics described above and elsewhere in this prospectus.

      If specified in the prospectus supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the assets in the related trust fund (each portion of Assets, an "Asset Group").

      Each class of Securities offered by this prospectus and the prospectus supplement (the "Offered Securities") will be issued in the minimum original principal amount or notional amount for Securities of each class specified in the prospectus supplement. The transfer of any Offered Securities may be registered, and those Securities may be exchanged, without the payment of any service charge. The classes of Securities of a series may be issued in fully registered, certificated form ("Definitive Securities") or issued in book-entry form only ("Book-Entry Securities") Book-Entry Securities in specified minimum denominations and integral multiples thereof, as provided in the prospectus supplement. See "-- Book-Entry Registration."

Distributions on the Securities

      General

      Distributions on the Securities of each series will be made by or on behalf of the trustee from the Available Distribution Amount for that series, on each Distribution Date, as specified in the prospectus supplement. Distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered on the close of business on the record date specified in the prospectus supplement. Payments will be made by check mailed to the registered owners at their addresses appearing on the Security Register, or by wire transfer (at the expense of the securityholder requesting payment by wire transfer) in certain circumstances described in the prospectus supplement; provided, however, that the final distribution in retirement of a Security will be made only upon presentation and surrender of the Security at the corporate trust office of the trustee or as otherwise specified in the prospectus supplement. Advance notice of the final distribution on a Security will be mailed to the securityholders.

      Distributions of interest on Securities entitled to receive interest will be made periodically at the intervals and Interest Rates specified or determined in accordance with the prospectus supplement. The interest rate for a class of securities may be subject to an available funds cap, net weighted average rate cap or other limitation described in the prospectus supplement. Shortfalls in interest payments to securityholders due to application of such a limitation will be referred to as "basis risk shortfalls" or such other term as is used in the applicable prospectus supplement, and, will be payable to securityholders on future distribution dates only if so specified in the prospectus supplement, and then only to the extent of funds available for such distributions as specified in the related prospectus supplement. Interest on the Securities will be calculated generally either on the basis of a 360-day year consisting of twelve 30-day months, or on the basis of a 360-day year and the actual number of days elapsed in each accrual period, as specified in the related prospectus supplement.

      If the Primary Assets for a series of Securities have adjustable or variable interest rates, then the rate at which interest accrues on the principal balance of the Securities or on a class in the series (the "Interest Rate") may also vary, due to changes in prevailing interest rates and due to prepayments on Loans comprising or underlying the Primary Assets. If the Primary Assets for a series have fixed interest rates, then the Interest Rate on Securities of a series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate of the Primary Assets. If the Primary Assets have lifetime or periodic adjustment caps on their respective rates, then the Interest Rate on the Securities of the related series may also reflect those caps.

      A series of Securities may include one or more classes of Floating Rate Securities. The Interest Rate of a Floating Rate Security will be a variable or adjustable rate, which may be subject to a maximum floating rate, a minimum floating rate, or both, as specified in the prospectus supplement. For each class of Floating Rate Securities, the prospectus supplement will set forth the initial Floating Rate (or the method of determining it), the period during which the Floating Rate applies, and the formula, Index, or other method by which the Floating Rate for each period will be determined.

      If the Interest Rate of a Floating Rate Security is determined based upon an Index, the Index will be one of the following:

      o     CMT;

      o     CODI;

      o     COFI;

      o     COSI;

      o     Fed Funds Rate;

      o     FHLB Index;

      o     GBP LIBOR;

      o     LIBOR;

      o     LIBORSWAP;

      o     MTA;

      o     National Average Contract Mortgage Rate;

      o     National Monthly Median COFI;

      o     Prime Rate;

      o     SIBOR;

      o     SWAPLIBOR; and

      o     T-Bill.

      Each of these indices is described in more detail under "The Trust Funds--The Mortgage Loans--General" below.

      Distributions of principal on each class of Securities in a series will be made on a pro rata or random lot basis among all of the Securities of the class, or as otherwise specified in the prospectus supplement.

      The funds in the Distribution Account (together with any amounts transferred from any Reserve Fund or applicable credit support) may be insufficient to make the full distribution to securityholders on a Distribution Date. In this case, the funds available for distribution to the securityholders of each class will be distributed in accordance with their respective interests. However, as described in the prospectus supplement, holders of Securities will receive their current distributions and past amounts due but unpaid to them before holders of Subordinate Securities are paid (in each case, these amounts are calculated as described in the prospectus supplement). The difference between the amount that the securityholders would have received if there had been sufficient eligible funds available for distribution and the amount actually distributed will be included in the calculation of the amount that the securityholders are entitled to receive on the next Distribution Date.

      For a description of the reports to be furnished to securityholders concerning a distribution, see "The Agreements -- Reports to Securityholders."

      Single Class Securities Generally

      With respect to a series of Securities that is not a Multi-Class Series, distributions on the Securities on each Distribution Date will generally be allocated to each Security entitled to payment on the basis of the undivided percentage interest (the "Percentage Interest") evidenced by the Security, or on the basis of the Security's outstanding principal amount or notional amount (subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions), as specified in the prospectus supplement. See "-- Subordinate Securities" below.

      If specified in the prospectus supplement, a series of Securities may include one or more classes that are Interest Weighted Securities, Principal Weighted Securities, or both. Unless otherwise specified in the prospectus supplement, payments received from the Primary Assets will be allocated on the basis of the Percentage Interest of each class in the principal component of the distributions, the interest component of the distributions, or both, and will be further allocated on a pro rata basis among the Securities within each class. The method or formula for determining the Percentage Interest of a Security will be set forth in the prospectus supplement.

      Multi-Class Series

      A series of Securities may include Floating Rate Securities, Accrual Securities, Accretion Directed Securities, Scheduled Securities, Planned Amortization Certificates, Targeted Amortization Certificates, and/or classes of Subordinate Securities and Senior Securities (a "Multi-Class Series"). For a series of Securities that is not a Multi-Class Series, each class is designated to receive a particular portion of future principal or interest cash flows on the Primary Assets. This designation does not change over the term of the Securities unless the series has a subordination feature in one or more classes of Subordinate Securities that protects one or more classes of Senior Securities in the event of failure of timely payment of the Primary Assets. Each Security of a Multi-Class Series will have a principal amount or a notional amount and a specified Interest Rate (that may be zero). Interest distributions on a Multi-Class Series will be made on each Security entitled to an interest distribution on each Distribution Date at the Interest Rate specified in or determined in accordance with the prospectus supplement, to the extent funds are available in the Distribution Account, subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions. See " -- Subordinate Securities" below and "Credit Support -- Subordinate Securities; Subordination Reserve Fund."

      Distributions of interest on Accrual Securities will begin only after the related accretion termination date specified in the prospectus supplement. On each Distribution Date on or before the accretion termination date, interest on the Accrual Securities accrues, and the amount of interest accrued is added on each Distribution Date to the principal balance of the Security. On each Distribution Date after the accretion termination date, interest distributions will be made on classes of Accrual Securities on the basis of the current Compound Value of the class. The "Compound Value" of a class of Accrual Securities equals the initial aggregate principal balance of the class, plus accrued and undistributed interest added to the class through the immediately preceding Distribution Date, less any principal distributions previously made to reduce the aggregate outstanding principal balance of the class.

      Distributions of principal will be allocated among the classes of a Multi-Class Series in the order of priority and amount specified in the prospectus supplement. Generally, the "Principal Distribution Amount" for a Multi-Class Series on any Distribution Date will be equal to the sum of (1) the accrual distribution amount for any Accrual Securities, (2) the Minimum Principal Distribution Amount and (3) the percentage, if any, of the excess cash flow specified in the prospectus supplement. The "Minimum Principal Distribution Amount" is the amount, if any, by which the outstanding principal balance of the Securities of a series (before giving effect to any payment of principal on that Distribution Date) exceeds the aggregate value of the Primary Assets as of that Distribution Date.

      Subordinate Securities

      A series of Securities may include one or more classes of Subordinate Securities that provide some or all of the credit support for the Senior Securities in the series. The rights of holders of some classes of securities (the "Subordinate Securities") to receive distributions will be subordinate in right and priority to the rights of holders of senior securities of the series (the "Senior Securities") but only to the extent described in the prospectus supplement. If the Primary Assets are divided into separate Asset Groups, evidenced by separate classes, credit support may be provided by a cross-support feature. This feature requires that distributions be made to Senior Securities prior to making distributions on Subordinate Securities backed by assets in another Asset Group within the trust fund. Unless rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each, a "Rating Agency"), Subordinate Securities will not be offered by this prospectus or the prospectus supplement. See "Credit Support -- Subordinate Securities; Subordination Reserve Fund."

Optional Termination

      If specified in the prospectus supplement for a series of Securities, the depositor, the servicer or master servicer, or any other designated entity may, at its option, purchase or direct the sale of a portion of the Primary Assets of the trust fund, or cause an early termination of the trust fund by repurchasing all of the Primary Assets from the trust fund or directing the sale of the Primary Assets. This termination may occur on a date on or after the date on which either (1) the Aggregate Asset Principal Balance of the Primary Assets is less than a specified percentage of the initial Aggregate Asset Principal Balance, or (2) the aggregate principal amount of the Securities (or of certain classes in a series) is less than a specified percentage of their initial aggregate principal amount, as described in the prospectus supplement.

      o "Asset Principal Balance" means, for any Loan at the time of determination, its outstanding principal balance as of the Cut-off Date, reduced by all amounts distributed to securityholders (or used to fund the Subordination Reserve Fund, if any) and reported as allocable to principal payments on the Loan.

      o "Aggregate Asset Principal Balance" means, at the time of determination, the aggregate of the Asset Principal Balances of all the Loans in a trust fund.

      The optional termination described in this section will be in addition to terminations that may result from other events. See "The Agreements -- Event of Default; Rights Upon Event of Default" and "-- Termination."

Optional Redemption of Securities

      If specified in the prospectus supplement for a series, any class of Securities of that series may be subject to redemption at the option of the holder, provided that any such right of redemption will be limited such that the Securities of that class will not constitute redeemable securities for purposes of the Investment Company Act of 1940.

Optional Purchase of Securities

      The prospectus supplement for a series of Securities may provide that one or more classes of the series may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated person or entity, at specified times and purchase prices, and under particular circumstances. Notice of any purchase must be given by the trustee prior to the optional purchase date, as specified in the prospectus supplement.

Other Purchases

      If specified in the prospectus supplement for a series, any class of Securities in the series may be subject to purchase, in whole or in part, at the request of the holders of that class or to mandatory redemption or purchase by the depositor, the servicer or master servicer, or another designated entity. The terms and conditions of any redemption or mandatory purchase with respect to a class of Securities will be described in the prospectus supplement.

      The depositor may also have the option to obtain for any series of Securities, one or more guarantees or other instruments from a company or companies acceptable to the Rating Agencies. As specified in the prospectus supplement, these instruments may provide for one or more of the following for any series of Securities:

      o     call protection for any class of Securities of a series;

      o a guarantee of a certain prepayment rate of some or all of the Loans underlying the series; or

      o     certain other guarantees described in the prospectus supplement.


Exchangeable Securities

      General

      If specified in the related prospectus supplement, a series of Securities may include one or more classes that are exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

      If a series includes exchangeable securities as described in the related prospectus supplement, all of these classes of exchangeable securities will be listed in the prospectus supplement. The classes of Securities that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of exchangeable securities will be referred to as a "combination." Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

      The descriptions in the related prospectus supplement of the Securities of a series that includes exchangeable securities, including descriptions of principal and interest distributions, registration and denomination of Securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, also will apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

      Exchanges

      If a holder elects to exchange its exchangeable securities for related exchangeable securities, the following three conditions must be satisfied:

      o the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities (for purposes of this condition, an interest-only class will have a principal balance of zero);

      o the aggregate amount of interest payable on each Distribution Date with respect to the exchangeable securities received in the exchange must equal the aggregate amount of interest payable on that Distribution Date with respect to the exchanged securities; and

      o the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

      There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities that differ in their interest characteristics include:

      o A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes with interest rates that vary with an index would equal the principal balance of the class with the fixed interest rate.

      o An interest-only class and a principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the exchangeable interest-only class.

      o Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that, when applied to the principal balance of the exchanged for classes, would generate an annual interest amount equal to the aggregate amount of annual interest of the two exchanged classes.

      In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

      o A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

      o A class of exchangeable securities that is a Scheduled Security, Planned Amortization Certificate or Targeted Amortization Certificate, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the Scheduled Security, Planned Amortization Certificate or Targeted Amortization Certificate, as applicable, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

      A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price, or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

      Procedures

      The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

      If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

      The first payment on an exchangeable security received in an exchange will be made on the Distribution Date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

Book-Entry Registration

      If provided for in the prospectus supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each of these classes will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC") and, if provided in the prospectus supplement, additionally through Clearstream Banking Luxembourg ("Clearstream") or The Euroclear System ("Euroclear"). Each class of Book-Entry Securities will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Securities and will initially be registered in the name of Cede & Co.

      No person acquiring an interest in a Book-Entry Security (each, a "Beneficial Owner") will be entitled to receive a Definitive Security, except as set forth under "Book-Entry Procedures--Definitive Securities" in Annex A of this prospectus. Unless and until Definitive Securities are issued for the Book-Entry Securities under the limited circumstances described in the related prospectus supplement or in Annex A hereto, all references to actions by securityholders with respect to the Book-Entry Securities will refer to actions taken by DTC, Clearstream or Euroclear upon instructions from their Participants (as defined in Annex A hereto), and all references herein to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Securities will refer to distributions, notices, reports and statements to DTC, Clearstream or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream and Euroclear.

      For a description of the book-entry registration procedures applicable to Book-Entry Securities, see "Book-Entry Procedures" in Annex A of this prospectus.

                                 The Trust Funds

General

      The Notes will be secured by a pledge of the assets of the trust fund, or an individual Asset Group, and the Certificates will represent beneficial ownership interests in the assets of the trust fund, or an individual Asset Group, each as specified in the prospectus supplement. The Securities will be non-recourse obligations of the trust fund. Holders of the Notes may only proceed against the assets of the trust fund as collateral in the case of a default, and then only to the extent provided in the indenture, and may not proceed against any assets of the depositor or its affiliates, or assets of the trust fund not pledged to secure the Notes.

      The trust fund for each series of Securities will be held by the trustee for the benefit of the related securityholders, and will consist of:

      o amounts due and payable with respect to the Primary Assets as of the cut-off date designated in the prospectus supplement (the "Cut-off Date");

      o amounts held from time to time in the Collection Account, the Securities Administration Account and the Distribution Account established for a series of Securities;

      o Mortgaged Properties that secured a Mortgage Loan and that are acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession;

      o any Reserve Fund established pursuant to the Agreement for a series of Securities, if specified in the prospectus supplement;

      o any Servicing Agreements relating to Mortgage Loans in the trust fund, to the extent that these agreements are assigned to the trustee;

      o any primary mortgage insurance policies, FHA insurance, or VA guarantee relating to Mortgage Loans in the trust fund;

      o any pool insurance policy, special hazard insurance policy, bankruptcy bond or other credit support relating to the series;

      o any interest rate swap agreement, interest rate cap agreement, currency swap or currency option, market value swap or similar derivative instrument;

      o investments held in any fund or account or any guaranteed investment contract and income from the reinvestment of these funds, if specified in the prospectus supplement; and

      o any other asset, instrument or agreement relating to the trust fund and specified in the prospectus supplement.

      The prospectus supplement may specify that a certain amount or percentage of a Primary Asset will not be sold by the depositor or seller of the Primary Asset, but will be retained by that party (the "Retained Interest"). Therefore, amounts received with respect to a Retained Interest in an Agency Certificate, a Private Mortgage-Backed Security or a Loan comprising the Primary Assets for a series will not be included in the trust fund but will be payable to the seller of the respective asset, or to the master servicer (if any), servicer, depositor or another party, free and clear of the interest of securityholders under the Agreements.

      The "Primary Assets" in the trust fund for a series of Securities may consist of any combination of the following, to the extent and as specified in the prospectus supplement:

      o     Mortgage Loans;

      o     Manufactured Home Loans;

      o     Home Improvement Loans;

      o mortgage pass-through certificates representing a fractional, undivided interest in Loans or collateralized mortgage obligations secured by Loans ("Private Mortgage-Backed Securities");

      o Ginnie Mae certificates (which may be Ginnie Mae I certificates or Ginnie Mae II certificates);

      o     Fannie Mae certificates; and

      o     Freddie Mac certificates.

      To the extent provided in the related prospectus supplement, a trust fund that primarily consists of Mortgage Loans and/or Home Improvement Loans may also include loans ("Assistance Loans") made by the United States Small Business Administration or other government agency to borrowers who have incurred property damage or loss in connection with a federally recognized disaster. As specified in the related prospectus supplement, Assistance Loans may be secured by senior or junior liens on collateral of the types described in the prospectus supplement, or unsecured. Assistance Loans may have fixed or adjustable interest rates, may require repayment monthly or at other intervals, and have other payment characteristics as described in the related prospectus supplement. Additional information regarding Assistance Loans, to the extent material to prospective investors, will be provided in the related prospectus supplement. Such information will include, among other things, the weighted average principal balances, interest rates and terms to maturity of the Assistance Loans, collateral types and lien priority (if applicable), and geographic concentration.

      Mortgage Loans, Manufactured Home Loans, Assistance Loans and Home Improvement Loans are referred to in this prospectus as "Loans." Private Mortgage-Backed Securities will evidence a beneficial ownership interest in underlying assets that will consist of Agency Certificates or Loans. Loans that comprise the Primary Assets will be purchased by the depositor directly or through an affiliate in the open market or in privately negotiated transactions. Some, none or all of the Loans may have been originated by an affiliate of the depositor. See "The Agreements -- Assignment of Primary Assets."

      Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates are referred to in this prospectus as "Agency Certificates."

The Mortgage Loans

      General

      The Primary Assets in a trust fund for a series of Securities may include mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, secured by properties of the types described in this prospectus ("Mortgage Loans"). No non-performing assets will be included as Primary Assets in a trust fund. Generally, but not in all cases, the originators of the Mortgage Loans are savings and loan associations, savings banks, commercial banks, credit unions, insurance companies, or similar institutions supervised and examined by a Federal or State authority or by mortgagees approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act. An affiliate of the depositor may have originated some of the Mortgage Loans.

      The Mortgage Loans in a trust fund may include Conventional Loans, housing loans insured by the FHA ("FHA Loans") or VA Loans, with the following interest rate and payment characteristics:

      o     fixed interest rate Mortgage Loans;

      o adjustable rate Mortgage Loans, which may include any of the following types of Mortgage Loans:

            o Mortgage Loans whose interest rate adjusts on the basis of a variable Index plus a margin, with the initial adjustment typically occurring less than a year after origination of the related mortgage loan and adjustments occurring periodically thereafter;

            o "hybrid" Mortgage Loans, whose interest rate is fixed for the initial period specified in the related mortgage note (typically for a period of a year or more after origination), and thereafter adjusts periodically based on the related Index;

            o "interest-only" Mortgage Loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the Mortgage Loan over the remaining term and to pay interest at the applicable interest rate borne by such Mortgage Loan ("Mortgage Rates");

            o "negative amortization" Mortgage Loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related Index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the Mortgage Loan by the amount of unpaid interest; and

            o "option ARMs," which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the Mortgage Loan);

      o "balloon" Mortgage Loans, which provide for (1) equal monthly scheduled payments of principal and interest (a "Scheduled Payment") that will not reduce the scheduled principal balance of the Mortgage Loan to zero at its maturity date and (2) a larger monthly payment due at its maturity date equal to the unpaid scheduled principal balance of that Mortgage Loan;

      o "GPM Loans," which provide for fixed level payments or graduated payments, with an amortization schedule (1) requiring the mortgagor's monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period after which the monthly installments become fixed for the remainder of the mortgage term, (2) providing for deferred payment of a portion of the interest due monthly during that period of time; or
            (3) providing for recoupment of the interest deferred through negative amortization, whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note;

      o "GEM Loans," which are fixed rate, fully amortizing mortgage loans providing for monthly payments based on a 10- to 30-year amortization schedule, with further provisions for scheduled annual payment increases for a number of years with the full amount of those increases being applied to principal, and with further provision for level payments thereafter;

      o     Buy-Down Loans;

      o "Bi-Weekly Loans," which are fixed-rate, conventional, fully-amortizing Mortgage Loans secured by first mortgages on one- to four-family residential properties that provide for payments of principal and interest by the borrower once every two weeks;

      o "Reverse Mortgage Loans," which generally provide either for an initial advance to the borrower at origination followed by, in most cases, fixed monthly advances for the life of the loan, or for periodic credit line draws by the borrower at the borrower's discretion, and which provide that no interest or principal is payable by the borrower until maturity, which generally does not occur until the borrower dies, sells the home or moves out; interest continues to accrue and is added to the outstanding amount of the loan;

      o     any combination of the foregoing; or

      o Mortgage Loans with other payment characteristics as described in this prospectus and the prospectus supplement.

      The Mortgage Loans may also include:

      o "Cooperative Loans," which are evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy individual housing units in a building owned by a Cooperative ("Cooperative Dwellings");

      o "Condominium Loans," which are secured by a mortgage on an individual housing unit (a "Condominium Unit") in which the owner of the real property (the "Condominium") is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units, together with the Condominium Unit's appurtenant interest in the common elements;

      o     Mixed Use or Multifamily Mortgage Loans; or

      o "Home Equity Loans," which are closed-end and/or revolving home equity loans or balances thereof secured by mortgages primarily on single family properties that may be subordinated to other mortgages on the same Mortgaged Property.

      Generally, the Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments creating a first lien or (if so specified in the prospectus supplement) a junior lien on the real property securing a Mortgage Loan (the "Mortgaged Property"). In some cases, the Mortgage Loans may be secured by security instruments creating a lien on borrowers' leasehold interests in real property, if the depositor determines the Mortgage Loans are commonly acceptable to institutional mortgage investors. A Mortgage Loan secured by a leasehold interest in real property is secured not by a fee simple interest in the Mortgaged Property but rather by a leasehold interest under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling or dwellings located on the real estate. Generally, a Mortgage Loan will be secured by a leasehold interest only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease, and the term of the lease ends at least five years beyond the maturity date of the Mortgage Loan.

      The Mortgaged Properties may include Single Family Properties (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings), Multifamily Properties (i.e., multifamily residential rental properties or cooperatively-owned properties consisting of five or more dwelling units) or mixed use properties. The Single Family Properties and Multifamily Properties may consist of detached individual dwellings, townhouses, duplexes, triplexes, quadriplexes, row houses, individual units in planned unit developments and other attached dwelling units.

      Each Mortgaged Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least five years greater than the term of the related Mortgage Loan unless otherwise specified in the prospectus supplement. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. The proprietary lease or occupancy agreement securing a Cooperative Loan is generally subordinate to any blanket mortgage on the related Cooperative apartment building and/or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the Cooperative shares are subject to cancellation by the Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed to the Cooperative by the tenant-stockholder. See "Legal Aspects of Loans."

      The prospectus supplement will disclose the aggregate principal balance of Mortgage Loans secured by Mortgaged Properties that are owner-occupied. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the Mortgage Loans are secured by Single-Family Property that is owner-occupied will be either (1) a representation by the mortgagor at origination of the Mortgage Loan that either the borrower will use the underlying Mortgaged Property for a period of at least six months every year or that the borrower intends to use the Mortgaged Property as a primary residence, or (2) a finding that the address of the Mortgaged Property is the borrower's mailing address, as reflected in the servicer's records. To the extent specified in the prospectus supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes. Mortgage Loans secured by investment properties and Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Loans.

      The characteristics of the Mortgage Loans comprising or underlying the Primary Assets for a series may vary if credit support is provided in levels satisfactory to the Rating Agencies that rate a series of Securities. Generally, the following selection criteria apply to Mortgage Loans included in the Primary
Assets:

      o each first lien Mortgage Loan must have an original term to maturity of not less than 10 years and not more than 40 years, and each second lien Mortgage Loan must have an original term to maturity of not less than five years and not more than 30 years;

      o no Mortgage Loan may be included that, as of the Cut-off Date, is more than 59 days delinquent as to payment of principal or interest; and

      o no Mortgage Loan (other than a Cooperative Loan) may be included unless a title insurance policy or, in lieu thereof, an attorney's opinion of title, and a standard hazard insurance policy (which may be a blanket policy) is in effect with respect to the Mortgaged Property securing the Mortgage Loan.

      The initial "Loan-to-Value Ratio" of any Mortgage Loan represents the ratio of the principal amount of the Mortgage Loan outstanding at the origination of the loan divided by the fair market value of the Mortgaged Property, as shown in the appraisal prepared in connection with origination of the Mortgage Loan (the "Appraised Value"). In the case of a Mortgage Loan to finance the purchase of a Mortgaged Property, the fair market value of the Mortgaged Property is the lesser of the purchase price paid by the borrower or the Appraised Value of the Mortgaged Property.

      Multifamily Properties are generally subject to the following requirements:

      o no Mortgage Loan may be delinquent for more than 59 days within the 12-month period ending with the Cut-off Date;

      o no more than two payments may be 59 days or more delinquent during a three-year period ending on the Cut-off Date;

      o Mortgage Loans with respect to any single borrower may not exceed 5% of the aggregate principal balance of the Loans comprising the Primary Assets as of the Cut-off Date; and

      o the debt service coverage ratio for each Mortgage Loan (calculated as described in the prospectus supplement) will not be less than 1.1:1.

      As specified in the prospectus supplement, "ARMs" or "Adjustable Rate Mortgages," which provide for periodic adjustments in the interest rate component of the Scheduled Payment in accordance with an Index, will provide for a fixed initial Mortgage Rate for one or more Scheduled Payments. Thereafter, the Mortgage Rates will adjust periodically based, subject to the applicable limitations, on changes in the relevant Index described in the prospectus supplement, to a rate equal to the Index plus the Gross Margin, which is a fixed percentage spread over the Index established contractually for each ARM at the time of its origination. An ARM may be convertible into a fixed-rate Mortgage Loan. To the extent specified in the prospectus supplement, any ARM that is converted may be subject to repurchase by the servicer.

      Adjustable mortgage rates can cause payment increases that some borrowers may find difficult to make. However, each of the ARMs may provide that its mortgage rate may not be adjusted to a rate above the applicable lifetime mortgage rate cap (the "Lifetime Mortgage Rate Cap"), if any, or below the applicable lifetime minimum mortgage rate (the "Minimum Mortgage Rate"), if any, for the ARM. In addition, certain of the ARMs provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period (the "Maximum Mortgage Rate Adjustment"). Some ARMs are payable in self-amortizing payments of principal and interest. Other ARMs ("Negatively Amortizing ARMs") instead provide for limitations on changes in the Scheduled Payment to protect borrowers from payment increases due to rising interest rates.

      These limitations can result in Scheduled Payments that are greater or less than the amount necessary to amortize a Negatively Amortizing ARM by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the Scheduled Payment is not sufficient to pay the interest accruing on a Negatively-Amortizing ARM, then the amount of interest accrued on the Stated Principal Balance thereof will exceed the amount of interest paid by the mortgagor in any month (such excess, "Deferred Interest") which is added to the principal balance of the ARM, resulting in negative amortization, and will be repaid through future Scheduled Payments. If specified in the prospectus supplement, Negatively-Amortizing ARMs may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The prospectus supplement will specify whether the ARMs comprising or underlying the Primary Assets are Negatively Amortizing ARMs.

      The adjustable or variable index (the "Index") applicable to any ARM comprising the Primary Assets may be one of the following indices:

      o U.S. Dollar LIBOR ("LIBOR"), which is the average of the London Interbank Offer Rate, a rate at which banks in London, England lend U.S. dollars to other banks in the U.S. dollar wholesale or interbank money markets for a specified duration.

      o EURIBOR ("EURIBOR"), which is the average of the Euro Interbank Offer Rate, a rate at which banks offer to lend Euros to other banks in the Euro wholesale or interbank money markets for a specified duration.

      o GBP LIBOR ("GBP LIBOR"), which is the average of the British Pounds Sterling London Interbank Offer Rate, a rate at which banks in London, England lend British Pounds Sterling to other banks in the British Pounds Sterling wholesale or interbank money markets for a specified duration.

      o London Interbank Offer Swap Rate ("LIBORSWAP"), a rate which is the difference between the negotiated and fixed rate of a swap, with the spread determined by characteristics of market supply and creditor worthiness.

      o SIBOR ("SIBOR"), which is the average of the Singapore Interbank Offer Rate, a rate at which banks in Asia lend U.S. dollars to other banks in the Singapore wholesale or interbank money markets for a specified duration.

      o Constant Maturity Treasury ("CMT") Indices, which is an average yield on United States Treasury securities adjusted to a specified constant maturity, as by the Federal Reserve Board.

      o Treasury Bill ("T-Bill") Indices, which is a rate based on the results of auctions that the U.S. Department of Treasury holds for its Treasury bills, notes or bonds or is derived from its daily yield curve.

      o Federal Funds Rate ("Fed Funds Rate"), which is the interest rate that banks charge each other on overnight loans made between them, as determined by the Federal Reserve Bank.

      o Prime Rate ("Prime Rate") Index, which is an index based on the interest rate that banks charge to their most credit-worthy customers for short-term loans. The Prime Rate may differ among financial institutions.

      o Monthly Treasury Average ("MTA"), which is a per annum rate equal to the 12-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board.

      o Cost of Funds Index ("COFI"), which is a weighted average cost of funds for savings institutions that are member institutions of various federal banking districts, most commonly by 11th District members of the Federal Home Loan Bank of San Francisco.

      o National Monthly Median Cost of Funds Index ("National Monthly Median COFI"), which is the median COFI of all federal banking districts, or the midpoint value, of institutions' COFI ratios.

      o Cost of Savings Index ("COSI"), which is a weighted average of the rates of interest on the deposit accounts of the federally insured depository institution subsidiaries of Golden West Financial Corporation, which operates under the name World Savings.

      o Certificate of Deposit Indices ("CODI"), which are indices based on the averages of the nationally published secondary market interest rates on nationally traded certificates of deposit, as published by the Federal Reserve Board. The certificates of deposit are issued by banks and other financial institutions and pay a fixed rate of interest for specified maturities.

      o National Average Contract Mortgage Rate ("National Average Contract Mortgage Rate"), which is an index based on a weighted average rate of initial mortgage interest rates paid by home buyers for conventional fixed and adjustable rate single-family homes reported by a sample of mortgage lenders for loans closed for the last five working days of the month. The weightings are determined by the type, size and location of the lender and is reported monthly by the Federal Housing Finance Board.

      o Federal Home Loan Bank Index ("FHLB Index"), which is which is the average interest rate that member banks pay when they borrow money from a Federal Home Loan Bank.

      The Indices described above which are applicable to the Primary Assets for a trust fund will be disclosed in the related prospectus supplement.

      Certain of the Mortgage Loans may be Reverse Mortgage Loans, which are fixed or variable rate Mortgage Loans that do not provide for monthly payments of principal and interest by the borrower. Instead, these Mortgage Loans will provide generally either for the accrual of interest on a monthly basis and the repayment of principal, interest and, in some cases, certain amounts calculated by reference to the value, or the appreciation in value of the related Mortgaged Property, or for payment in lieu of interest of an amount calculated by reference to the appreciation in value of the related Mortgaged Property, in each case upon the occurrence of specified maturity events. Maturity events generally include:

      o     the death of the borrower, or the last living of two co-borrowers;

      o the borrower, or the last living of two co-borrowers, ceasing to use the related Mortgaged Property as his or her principal residence; or

      o     the sale of the related Mortgaged Property.

      The maturity of this type of Mortgage Loan may be accelerated upon the occurrence of certain events, such as deterioration in the condition of the Mortgaged Property.

      As more fully described in the related prospectus supplement, interest on each revolving credit line Home Equity Loan may be computed and payable monthly on the average daily outstanding principal balance of the Home

Equity Loan. Principal amounts on the revolving credit line Home Equity Loans may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line Home Equity Loan from time to time. If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line Home Equity Loans will automatically become part of the trust fund for a series. As a result, the aggregate balance of the revolving credit line Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to the balances on the revolving credit line Home Equity Loans. The amounts of draws and payments on the revolving credit line Home Equity Loans will usually differ each day. The full principal amount of a closed-end Home Equity Loan is advanced at origination of the Home Equity Loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the Home Equity Loan at its stated maturity. As more fully described in the related prospectus supplement, interest on each Home Equity Loan is calculated on the basis of the outstanding principal balance of the loan multiplied by its Home Equity Loan rate and further multiplied by a fraction described in the related prospectus supplement. The original terms to stated maturity of the Home Equity Loans generally will not exceed 360 months, but may be greater than 360 months if so specified in the related prospectus supplement. If described in the related prospectus supplement, under either a revolving credit line Home Equity Loan or a closed-end Home Equity Loan, a borrower may choose an interest-only payment option and is obligated to pay only the amount of interest that accrues on the loan during the billing cycle. An interest-only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Home Equity Loan.

      The prospectus supplement for each series of Securities will provide information about the Mortgage Loans, as of the Cut-off Date, including:

            (1) the percentage of Mortgage Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Property, Multifamily Property, Cooperative Dwellings, investment property and vacation or second homes and if applicable, any other type of Mortgage Loan;

            (2) the aggregate outstanding principal balance and average outstanding principal balance of the Mortgage Loans;

            (3) the weighted average Mortgage Rate of the Mortgage Loans, and, in the case of ARMs, the weighted average of the current mortgage rates and the Lifetime Mortgage Rate Caps, if any;

            (4) if applicable, the aggregate of any capitalized or uncapitalized accrued interest on the Mortgage Loans;

            (5) the range of the age or seasoning of the Mortgage Loans, including the weighted average thereof;

            (6) the weighted average term-to-stated maturity of the Mortgage Loans and the range of remaining terms-to-stated maturity;

            (7) the Servicer distribution, if different Servicers are servicing the Mortgage Loans;

            (8) the amortization period;

            (9) the purpose of the Mortgage Loan;

            (10) the range of Loan-to-Value Ratios for the Mortgage Loans and if applicable, combined Loan-to-Value Ratios;

            (11) the relative percentage (by outstanding principal balance as of the Cut-off Date) of Mortgage Loans that are ARMs, Cooperative Loans, Conventional Loans, FHA Loans and VA Loans;

            (12) the percentage of Mortgage Loans (by outstanding principal balance as of the Cut-off Date) that are not covered by primary mortgage insurance policies;

            (13) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Mortgage Loans;

            (14) the geographic distribution of the Mortgaged Properties securing the Mortgage Loans;

            (15) the number and range of any prepayment premiums or any other similar fees;

            (16) the originator distribution of originators that originated 10% or more of the Mortgage Loans, if more than one originator originated the Mortgage Loans in the trust fund;

            (17) the level and type of origination documentation provided for the Mortgage Loans; and

            (18) the range of credit scores applicable to the borrowers of the related Mortgage Loans.

      If information of the type described above respecting the Mortgage Loans is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within four days after the initial issuance of the Securities.

Balloon Loans

      A borrower's ability to pay the balloon amount at maturity, which may be a substantial amount, will typically depend on the borrower's ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including without limitation real estate values, the borrower's financial situation, the level of available mortgage loan interest rates, the borrower's equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan.

Simple Interest Loans

      If specified in the related prospectus supplement, a portion of the Loans underlying a series of securities may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

      Monthly payments on most Loans are computed and applied on an actuarial basis. Monthly payments on actuarial loans are applied first to interest, generally in an amount equal to one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

Home Improvement Loans

      The Primary Assets in a trust fund for a series of Securities may consist, in whole or part, of home improvement installment sales contracts and installment loan agreements ("Home Improvement Loans") originated by a home improvement contractor in the ordinary course of business. As specified in the related prospectus supplement, the Home Improvement Loans will either be unsecured or secured by the mortgages which are generally subordinate to other mortgages on the same mortgaged property or by purchase money security interest in the home improvements financed thereby. The Home Improvement Loans may be fully amortizing or provide for a balloon payment, may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

      The home improvements securing the Home Improvement Loans may include, among other things, but will not be limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

      If applicable, the initial loan-to-value ratio of a Home Improvement Loan will be computed in the manner described in the related prospectus supplement.

      The prospectus supplement for each series of Securities will provide information about the Home Improvement Loans, as of the Cut-off Date, including:

            (1) the percentage of Home Improvement Loans that are secured or unsecured;

            (2) the aggregate outstanding principal balance and average outstanding principal balance of the Home Improvement Loans;

            (3) the weighted average interest rate of the Home Improvement
      Loans,;

            (4) the range of the age or seasoning of the Home Improvement Loans, including the weighted average thereof;

            (5) the weighted average term-to-stated maturity of the Home Improvement Loans and the range of remaining terms-to-stated maturity;

            (6) the Servicer distribution, if different Servicers are servicing the Home Improvement Loans;

            (7) the amortization period;

            (8) the purpose of the Home Improvement Loan;

            (9) the range of Loan-to-Value Ratios for the Home Improvement Loans and if applicable, combined Loan-to-Value Ratios;

            (10) the originator distribution of originators that originated 10% or more of the Home Improvement Loans, if more than one originator originated the Home Improvement Loans in the trust fund;

            (11) the level and type of origination documentation provided for the Home Improvement Loans; and

            (12) the range of credit scores applicable to the borrowers of the related Home Improvement Loans.

      If information of the type described above respecting the Home Improvement Loans is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within four days after the initial issuance of the Securities.

Multifamily and Mixed Use Mortgage Loans

      The Mortgage Loans may include Mortgage Loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in multifamily residential property ("Multifamily Mortgage Loans"), and/or mixed residential and commercial property ("Mixed Use Mortgage Loans" ), and related property and interests.

      Certain of the Multifamily and Mixed Use Mortgage Loans may be simple interest loans, and other Mortgage Loans may provide for payment of interest in advance rather than in arrears.

      Multifamily and Mixed Use Mortgage Loans also may be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both, and/or other collateral. Pursuant to an assignment of leases and rents, the related borrower assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed. See "Legal Aspects of Loans -- Leases and Rents."

      Certain of the Multifamily and Mixed Use Mortgage Loans may require the borrower to make an initial escrow deposit and/or an ongoing monthly deposit to fund a reserve for any of a variety of purposes, including repairs to the Mortgaged Property or replacement of fixtures or equipment, tenant improvements, and payment in the event of certain lease contingencies. In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit. These amounts may be held in a custodial account by the applicable servicer or an agent. The loan documents will generally provide for release of the reserve amounts to the borrowers from time to time upon the satisfaction of certain conditions.

      Such amounts may not continue to be escrowed in the future. In some instances, the borrower may be released from its obligation to fund a monthly reserve upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease. Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events. In the event of default by a borrower, amounts in a related reserve account may generally be applied to pay amounts owed on the mortgage loan.

      Originators of Multifamily and Mixed Use Mortgage Loans may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers, which may apply varying underwriting criteria in connection with originating Mortgage Loans.

      Multifamily and mixed use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Multifamily and mixed use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Multifamily and mixed use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, that affect the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to multifamily and mixed use real estate lending.

      A borrower (or the borrowers) under a Multifamily or Mixed Use Mortgage Loan may be one or more individuals or may be a corporation or other registered organization. In some cases a borrower, such as a special purpose entity, will have no material assets other than the mortgaged property. In addition, in some cases the loans will have been made on a non-recourse basis -- in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

      There are various risks associated with different types of multifamily and mixed use loans. For example, the performance of a multifamily loan and the value of the related mortgaged property may be affected by many factors, including:

            o     local and regional economic conditions;

            o     the physical condition of the property;

            o     the types of services and amenities provided;

            o the tenant population -- i.e., predominantly students or elderly persons, or workers in a particular industry;

            o     availability of alternative rental properties;

            o     changes in the surrounding neighborhood;

            o     management;

            o     the level of mortgage interest rates;

            o     dependence upon government rent subsidies;

            o     any applicable rent control laws; and

            o     state and local regulations.

      Leasehold mortgages are subject to risks not associated with mortgage loans secured by a lien on the fee estate of a borrower. If the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. However, such leases generally require the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, and permit the leasehold estate to be assigned to and by the leasehold mortgagee.

      The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to mixed use loans than with respect to residential mortgage loans. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. See "Legal Aspects of Loans -- Environmental Considerations." A lender also risks such liability on foreclosure of the mortgage. Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower. In addition, certain environmental laws impose liability for releases of asbestos into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead paint, radon or other hazardous substances. Property owners in some areas have been subject to liability claims associated with mold.

      No single Multifamily or Mixed Use Mortgage Loan will have a principal balance equal as of the applicable cut-off date to ten percent of more of the total principal balance of the Mortgage Loans in the related trust.

Private Mortgage-Backed Securities

      General

      The trust fund for a series may consist of Private Mortgage-Backed Securities, which include:

      o mortgage pass-through certificates, evidencing an undivided interest in a pool of Loans or Agency Certificates; or

      o collateralized mortgage obligations secured by Loans or Agency Certificates.

      The depositor will register the offering of the relevant Private Mortgage-Backed Securities as a primary offering of such securities, unless the Private Mortgage-Backed Securities are themselves exempt from registration under the Securities Act. The offering of Private Mortgage-Backed Securities included in a trust fund will not be separately registered if all of the following are true:

            (1) neither the issuer of the Private Mortgage-Backed Securities nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to the Private Mortgage-Backed Securities and the related trust fund;

            (2) neither the issuer of the Private Mortgage-Backed Securities nor any of its affiliates is an affiliate of the depositor, Sponsor, issuing entity or any underwriter relating to such trust fund and series of Securities; and

            (3) the depositor would be free to publicly resell the Private Mortgage-Backed Securities without registration under the Securities Act.

      If all the conditions for the Private Mortgage-Backed Securities described above are not met, the offering of the relevant Private Mortgage-Backed Securities itself will be registered as a primary offering of such securities under the Securities Act in accordance with the following:

      o the prospectus supplement for the offering of the related series of Securities will describe the plan of distribution for both the Private Mortgage-Backed Securities and the Securities related to that trust fund;

      o the prospectus relating to the offering of the Private Mortgage-Backed Securities will be delivered simultaneously with the delivery of the prospectus supplement relating to the offering of the related series of Securities, and the prospectus supplement for the related series of Securities will include disclosure that the prospectus for the offering of the Private Mortgage-Backed Securities will be delivered along with, or is combined with, the prospectus for the offering of the related series of Securities;

      o the prospectus supplement for the offering of the related series of Securities will identify the issuing entity, depositor, sponsor and each underwriter for the offering of the that series of Securities as an underwriter for the offering of the Private Mortgage-Backed Securities;

      o neither the prospectus relating to the offering of the Private Mortgage-Backed Securities nor the prospectus supplement for the offering of the related series of Securities will disclaim or limit responsibility by the issuing entity, sponsor, depositor, trustee or any underwriter for information regarding the Private Mortgage-Backed Securities; and

      o if the offering of the Securities and the Private Mortgage-Backed Securities is not made on a firm commitment basis, the issuing entity or the underwriters for the offering of the Securities will distribute a preliminary prospectus for both the offering of the Private Mortgage-Backed Securities and the offering of the related series of Securities, that identifies the issuer of the Private Mortgage-Backed Securities and the expected amount of the issuer's Private Mortgage-Backed Securities that is to be included in the trust fund to any person who is expected to receive a confirmation of sale of the related Securities at least 48 hours prior to sending such confirmation.

      Private Mortgage-Backed Securities are issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (a "PMBS Agreement"). The seller/servicer of the underlying Loans, or the issuer of the collateralized mortgage obligations, as the case may be, enters into the PMBS Agreement with the trustee under the PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, possesses the Loans underlying the Private Mortgage-Backed Security. Loans underlying a Private Mortgage-Backed Security are serviced by a servicer (the "PMBS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will generally be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, will be approved by the United States Department of Housing and Urban Development ("HUD") as an FHA mortgagee.

      The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending; a public agency or instrumentality of a state, local or federal government; a limited purpose corporation or other entity organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts, and selling beneficial interests in the trusts; or one of the trusts. If specified in the prospectus supplement, the PMBS Issuer may be an affiliate of the depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the prospectus supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

      Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage- Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the prospectus supplement.

      Underlying Loans

      The Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Loans or GEM Loans, GPM Loans, Buy-Down Loans, Bi-Weekly Loans, ARMs, or Loans having balloon or other irregular payment features. Loans may be secured by Single Family Property, Multifamily Property, Manufactured Homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the shares issued by the related Cooperative. Loans underlying the Private Mortgage-Backed Securities will be of a type described in the prospectus supplement. Except as otherwise specified in the prospectus supplement:

      o each Mortgage Loan secured by a Single Family Property and having a Loan- to-Value Ratio in excess of 80% at origination may be covered by a primary mortgage insurance policy;

      o each Loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years;

      o no Loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement;

      o each Loan (other than a Cooperative Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy); and

      o each Loan (other than a Cooperative Loan or a Loan secured by a Manufactured Home) will be covered by a title insurance policy.

      Credit Support Relating to Private Mortgage-Backed Securities

      Credit support in the form of Reserve Funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, mortgage insurance, hazard insurance and other insurance policies ("Insurance Policies") required to be maintained with respect to Securities, Loans, or Private Mortgage-Backed Securities or other types of credit support may be provided with respect to the Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves. The type, characteristics and amount of credit support will depend on certain characteristics of the Loans and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the Rating Agency.

      Additional Information

      The prospectus supplement for a series of Securities for which the trust fund includes Private Mortgage-Backed Securities will specify, to the extent material:

      o the aggregate approximate principal amount and type of the Agency Certificates and Private Mortgage-Backed Securities to be included in the trust fund;

      o certain characteristics of the Agency Certificates or Loans that comprise the underlying assets for the Private Mortgage-Backed Securities including, (1) the payment features of Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (2) the approximate aggregate principal balance, if known, of underlying Loans insured or guaranteed by a governmental entity, (3) the servicing fee or range of servicing fees with respect to the Loans, and (4) the minimum and maximum stated maturities of the underlying Loans at origination;

      o the interest rate or range of interest rates of the Private Mortgage-Backed Securities;

      o the weighted average interest rate of the Private Mortgage-Backed Securities;

      o the PMBS Issuer, the PMBS Servicer and the PMBS Trustee for the Private Mortgage-Backed Securities;

      o certain characteristics of credit support, if any, such as Reserve Funds, Insurance Policies, letters of credit or guarantees relating to the Loans underlying the Private Mortgage-Backed Securities or to the Private Mortgage-Backed Securities themselves;

      o the terms on which the underlying Loans for the Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities; and

      o the terms on which Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

      If information of the type described above regarding the Private Mortgage-Backed Securities or Agency Certificates is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within four days after the initial issuance of the Securities.

Ginnie Mae Certificates

      General

      The Ginnie Mae certificates will be "fully modified pass-through" mortgage-backed certificates issued and serviced by Ginnie Mae-approved issuers of Ginnie Mae certificates (the "Ginnie Mae Servicers") under the Ginnie Mae I and/or the Ginnie Mae II program. The full and timely payment of principal of and interest on the Ginnie Mae certificates is guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States of America. The Ginnie Mae certificates will be based on and backed by a pool of eligible mortgage loans and will provide for the payment by or on behalf of the Ginnie Mae Servicer to the registered holder of the Ginnie Mae certificate of monthly payments of principal and interest equal to the aggregated amount of the monthly constant principal and interest payments on each mortgage loan, less servicing and guarantee fees aggregating the excess of the interest on the mortgage loans over the Ginnie Mae certificate's pass-through rate. Each repayment to a holder of a Ginnie Mae certificate will include pass-through payments of any prepayments of principal of the mortgage loans underlying the Ginnie Mae certificate and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan.

      The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the Ginnie Mae Servicer, the depositor or any affiliate of the depositor, and the only recourse of a registered holder, such as the trustee or its nominee, is to enforce the guarantee of Ginnie Mae.

      Ginnie Mae approves the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement (the "Guaranty Agreement") between Ginnie Mae and the Ginnie Mae Servicer of the Ginnie Mae certificate. Pursuant to the Guaranty Agreement, the Ginnie Mae Servicer is required to advance its own funds in order to make timely payments of all amounts due on the Ginnie Mae certificate, whether or not the payments received by the Ginnie Mae Servicer on the underlying mortgage loans equal the amounts due on the Ginnie Mae certificate. If a Ginnie Mae Servicer is unable to make a payment as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae Servicer and the Ginnie Mae Servicer fails to notify and request Ginnie Mae to make a payment, the holder of the Ginnie Mae certificate has recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates, may proceed directly against Ginnie Mae under the terms of any Ginnie Mae certificate or the Guaranty Agreement relating to the Ginnie Mae certificate for any amounts that are not paid under the Ginnie Mae certificate.

      Monthly installment payments on a Ginnie Mae certificate will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the mortgage loans backing the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installment on the Ginnie Mae certificate is due. The monthly installments on the Ginnie Mae certificate will be paid each month to the trustee or its nominee as registered holder. In addition, any principal prepayments or any other early recovery of principal on the mortgage loans backing the Ginnie Mae certificate received during any month will be passed through to the registered holder of the Ginnie Mae certificate the following month.

      With respect to Ginnie Mae certificates issued under the Ginnie Mae I program, the Ginnie Mae Servicer must make scheduled monthly payments of principal and interest, plus pass-throughs of prepayments of principal and proceeds of foreclosures and other dispositions of the mortgage loans, to registered holders no later than the fifteenth day of each month. Ginnie Mae certificates issued under the Ginnie Mae II program provide for payments to be mailed to registered holders by the paying agent, no later than the twentieth day of each month. A further difference between the two programs is that, under the Ginnie Mae I program single issuer approach, an individual Ginnie Mae issuer assembles a pool of mortgages against which it issues and markets Ginnie Mae I certificates while, under the Ginnie Mae II program, multiple issuer pools may be formed through the aggregation of loan packages of more than one Ginnie Mae issuer. Under this option, packages submitted by various Ginnie Mae issuers for a particular issue date and interest rate are aggregated into a single pool that backs a single issue of Ginnie Mae II certificates. However, single issuer pools may be formed under the Ginnie Mae II program as well.

      The Underlying Mortgage Loans

      Mortgage loans underlying the Ginnie Mae certificates included in the trust fund for a series will consist of FHA Loans, housing loans partially guaranteed by the VA ("VA Loans") and/or other types of mortgage loans described in this prospectus, all of which are assumable by a purchaser. Ginnie Mae certificates securing a series may be backed by level payment mortgage loans, Ginnie Mae Loans, GEM Loans or Buy-Down Loans or adjustable rate mortgage loans or other mortgage loans eligible for inclusion in a Ginnie Mae certificate. The mortgage loans may be secured by Manufactured Homes, Single Family Property or Multifamily Property.

      All mortgages underlying any Ginnie Mae certificate issued under the Ginnie Mae I program must have the same annual interest rate (except for pools of loans secured by manufactured homes). The annual interest rate on such Ginnie Mae certificate is equal to one-half percentage point less than the annual interest rate on the mortgage loans backing the Ginnie Mae certificate.

      Mortgages underlying a Ginnie Mae certificate issued under the Ginnie Mae II program may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each Ginnie Mae II certificate is between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae certificate.

      The Ginnie Mae certificates included in the trust fund for a series may have other characteristics and terms different from those described above, so long as the Ginnie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of that series. The Ginnie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

      Ginnie Mae

      The Government National Mortgage Association ("Ginnie Mae") is a wholly owned corporate instrumentality of the United States of America. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act") authorizes Ginnie Mae to guarantee the timely payment of the principal of and the interest on Ginnie Mae certificates, which are based on and backed by a pool of mortgages insured by the Federal Housing Administration, a division of HUD ("FHA") under the Housing Act or Title V of the Housing Act of 1949, or partially guaranteed by the Veterans Administration ("VA") under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code, or by other eligible mortgage loans.

      Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection." To meet its obligations under the guarantees, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

Fannie Mae Certificates

      General

      Fannie Mae certificates are either Guaranteed Mortgage Pass-Through Certificates, Stripped Mortgage Backed Securities or Guaranteed REMIC Pass-Through Certificates. Fannie Mae certificates represent factional undivided interests in a pool of mortgage loans formed by Fannie Mae. Unless otherwise specified in the prospectus supplement, each pool consists of mortgage loans secured by a first lien on a one-to four-family residential property. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria set forth under the Fannie Mae purchase program.

      Fannie Mae guarantees to each holder of a Fannie Mae certificate that it will distribute amounts representing scheduled principal and interest (at the rate provided for by the Fannie Mae certificate) on the mortgage loans in the pool represented by the Fannie Mae certificate, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are neither backed by nor entitled to the full faith and credit of the United States of America. If Fannie Mae were unable to satisfy those obligations, distributions on Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions on the Fannie Mae certificates and could adversely affect the payments on the Securities of a series secured by the Fannie Mae certificates.

      Unless otherwise specified in the prospectus supplement, Fannie Mae certificates evidencing interests in pools formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing GPM Loans or mortgage loans secured by multifamily projects) will be available in book-entry form only. Distributions of principal of and interest on each Fannie Mae certificate will be made by Fannie Mae on the twenty-fifth day of each month to the persons in whose name the Fannie Mae certificates are entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions will be made by wire; with respect to Fannie Mae certificates issued in fully registered form, distributions will be made by check.

      The Underlying Mortgage Loans

      Mortgage loans underlying Fannie Mae certificates in the trust fund for a series will generally consist of:

      o fixed-rate level payment mortgage loans that are not insured or guaranteed by any governmental agency ("Conventional Loans");

      o     fixed-rate level payment FHA Loans or VA Loans;

      o     adjustable rate mortgage loans;

      o     GEM Loans, Buy-Down Loans or GPM Loans; and

      o mortgage loans secured by one-to-four family attached or detached residential housing, including Cooperative Dwellings ("Single Family Property") or by multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units ("Multifamily Properties").

      Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program. The original maturities of substantially all of the fixed rate level payment Conventional Mortgage Loans are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

      Fannie Mae Stripped Mortgage Backed Securities are issued by Fannie Mae in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and/or interest distributions (adjusted to the series pass-through rate) on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions (adjusted to the series pass-through rate) on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae Stripped Mortgage Backed Securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans. The Guaranteed REMIC Pass-Through Certificates are multiple-class pass-through certificates (representing beneficial interests in a pool consisting primarily of Fannie Mae or Ginnie Mae certificates) as to which Fannie Mae has elected REMIC status for federal income tax purposes.

      The rate of interest payable on a Fannie Mae certificate (and the series pass-through rate payable with respect to a Fannie Mae Stripped Mortgage Backed Security) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guarantee fee.

      The trust fund for a series of Securities may include Fannie Mae certificates having characteristics and terms different from those described above, so long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the series. The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

      Fannie Mae

      Fannie Mae ("Fannie Mae") is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (12 U.S.C. Section 1716 et seq.). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

      Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from any capital market investors that may not ordinarily invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage backed securities, primarily in exchange for pools of mortgage loans from lenders. See "Additional Information" for the availability of further information with respect to Fannie Mae and Fannie Mae certificates.

Freddie Mac Certificates

      General

      The Freddie Mac certificates represent an undivided interest in a group of mortgages or participations in mortgages (a "PC Pool") purchased by Freddie Mac. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement and may be issued under either Freddie Mac's "Cash Program" or "Guarantor Program" or may be Multiclass Mortgage Participation Certificates (Guaranteed) representing multiple classes of certificates of beneficial interest in a pool consisting primarily of Freddie Mac certificates.

      The Freddie Mac certificates will be guaranteed by Freddie Mac as to the timely payment of interest at the applicable Freddie Mac certificate rate on the holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans, whether or not received. Freddie Mac also guarantees payment of principal on the underlying mortgage loans, without any offset or deduction, to the extent of the registered holder's pro rata share thereof, but does not, except with respect to "Scheduled Principal" Freddie Mac certificates issued under the Guarantor Program, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution.

      Pursuant to its guarantee, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than:

      o     30 days following foreclosure sale;

      o     30 days following payment of the claim by any mortgage insurer; or

      o     30 days following the expiration of any right of redemption.

      In any event, Freddie Mac must remit the guarantee amount no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgages that Freddie Mac has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

      Holders of Freddie Mac certificates are entitled to receive their pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, including repayments of principal resulting from acquisition by Freddie Mac of the real property securing the mortgage. Freddie Mac is required to remit to each holder its pro rata share of principal payments on the underlying mortgage loans, interest at an applicable Freddie Mac certificate rate and any other sums, such as prepayment fees, within 60 days of the date on which Freddie Mac is deemed to receive the payments.

      Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guarantee income as agreed upon between the seller and Freddie Mac.

      Freddie Mac certificates are not guaranteed by, and do not constitute debts or obligations of, either the United States of America or any Federal Home Loan Bank. If Freddie Mac were unable to satisfy those obligations, distributions on Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans, and, accordingly, delinquencies and defaults would affect monthly distributions on the Freddie Mac certificates and could adversely affect distributions on the Securities of the related series.

      Requests for registration of ownership of Freddie Mac certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, the Federal Reserve Bank of New York maintains book-entry accounts with respect thereto and makes payments of interest and principal each month to holders in accordance with the holders' instructions. The first payment to a holder of a Freddie Mac certificate will normally be received by the holder by the 15th day of the second month following the month in which the holder became a holder of the Freddie Mac certificate. Thereafter, payments will normally be received by the 15th day of each month.

      The Underlying Mortgage Loans

      Unless otherwise specified in the prospectus supplement, each PC Pool underlying the Freddie Mac certificates in the trust fund for a series will consist of first lien, fixed-rate, fully amortizing, conventional residential mortgages or participation interests therein. Unless otherwise specified in the prospectus supplement, all of the mortgage loans evidenced by a Freddie Mac certificate are conventional mortgages and therefore do not have the benefit of any guarantee or insurance by, and are not obligations of, the United States of America. All mortgages purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act (as defined below).

      The trust fund for a series may include Freddie Mac certificates having other characteristics and terms different from those described above, so long as the Freddie Mac certificates and the underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of the series. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

      Freddie Mac

      The Federal Home Loan Mortgage Corporation ("Freddie Mac") is a corporate instrumentality of the United States of America created pursuant to an Act of Congress (Title III of the Emergency Home Finance Act of 1970, as amended, 12 U.S.C. ss.1451-1459) on July 24, 1970 (the "Freddie Mac Act"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It provides an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien, conventional, residential mortgage loans and participation interests in mortgage loans from mortgage lending institutions and the resale of the whole loans and participations so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac certificates. All mortgage loans purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors. See "Additional Information" for the availability of further information with respect to Freddie Mac and Freddie Mac certificates.

Pre-Funding Arrangements

      The depositor may be required to deposit cash into a pre-funding account on the issuance date. To the extent provided in the prospectus supplement for a series, the related Agreements may provide for a commitment by the depositor to subsequently convey to the trust fund additional Primary Assets or additional advances in respect of Mortgage Loans that comprise existing Primary Assets ("Subsequent Primary Assets") following the date on which the Securities are issued (a "Pre-Funding Arrangement"). The Pre-Funding Arrangement will require that any Subsequent Primary Assets included in the trust fund conform to the requirements and conditions provided in the related Agreements. If a Pre-Funding Arrangement is utilized, on the closing date for the issuance of the Securities, the trustee will be required to deposit in a segregated account (a "Pre-Funding Account") all or a portion of the proceeds received by the trustee in connection with the sale of one or more classes of Securities of the series. Subsequently, the trust fund will acquire Subsequent Primary Assets in exchange for the release of money from the Pre-Funding Account. The Pre-Funding Arrangement will be limited to a specified period, generally not to exceed three months, during which time any transfers of Subsequent Primary Assets must occur.

      If all of the funds originally deposited in the Pre-Funding Account are not used by the end of any specified period, then any remaining amount will be applied as a mandatory prepayment of a class or classes of Securities, as specified in the prospectus supplement. Although we expect that substantially all of the funds in the Pre-Funding Account will be used to acquire Subsequent Primary Assets, so that there will be no material principal distributions from amounts remaining on deposit in the Pre-Funding Account, we cannot assure you that such a distribution will not occur on the Distribution Date following the end of the Pre-Funding Arrangement.

      Amounts on deposit in the Pre-Funding Account will be invested as provided in the related Agreements in investments permitted by the Rating Agencies.

Revolving Period Arrangements

      If provided in the related prospectus supplement for a series, the trustee or the securities administrator may deposit a specified portion of interest, principal and/or excess interest collected from the Primary Assets in the trust fund into an account established and maintained by it (the "Revolving Account"), instead of distributing such amounts to securityholders. On the Distribution Date that such amounts are deposited into the Revolving Account, the depositor will apply such amounts to acquire additional Primary Assets following the date on which the Securities are issued (a "Revolving Period Arrangement"). The depositor will subsequently convey to the trust fund such additional Primary Assets or additional advances in respect of Mortgage Loans that comprise existing Primary Assets ("Revolving Primary Assets"). The Revolving Period Arrangement will require that any Revolving Primary Assets included in the trust fund conform to the requirements and conditions provided in the related Agreements. The Revolving Period Arrangement will be limited to the period specified in the related prospectus supplement during which time any acquisition of Revolving Primary Assets must occur.

      If all of the funds deposited in the Revolving Account are not used to acquire Revolving Primary Assets on the Distribution Date such amounts were deposited in the Revolving Account, then any remaining amount will be paid on that Distribution Date to securityholders as interest, principal and/or excess interest, as specified in the prospectus supplement.

Collection Account, Securities Administration Account and Distribution Account

      The trustee, or the master servicer in its own name for the benefit of the trustee and the securityholders, will establish a separate Collection Account for each series, for deposit of all distributions received with respect to the Primary Assets for the series, any initial cash deposit, and reinvestment income. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Collection Account will be credited to the Collection Account, and any loss resulting from the investments will be charged to the Collection Account. Reinvestment income may, however, be payable to the trustee, the master servicer or a servicer as additional compensation. See "Servicing of Loans" and "The Agreements -- Investment of Funds." In this case, the reinvestment income would not be included in calculation of the Available Distribution Amount. See "Description of the Securities -- Distributions on the Securities."

      Funds on deposit in the Collection Account will be available for remittance to the trustee for deposit into the Distribution Account (or, if applicable, to the securities administrator for remittance into the Securities Administration Account) to the extent of the Available Distribution Amount and for certain other payments provided for in the Agreements. Unless otherwise specified in the prospectus supplement, amounts in the Collection Account constituting reinvestment income payable to the master servicer as additional servicing compensation or for the reimbursement of advances or expenses, amounts in respect of any excess servicing fee, Retained Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the trustee for deposit into the Distribution Account or to the securities administrator for deposit into the Securities Administration Account, as applicable.

      If specified in the related prospectus supplement, a separate Securities Administration Account will be established by the securities administrator in its own name for the benefit of the securityholders into which all funds received from the master servicer will be deposited, pending remittance to the trustee for deposit in the Distribution Account. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Securities Administration Account will be credited to the Securities Administration Account, and any loss resulting from the investments will be charged to the Securities Administration Account. Reinvestment income, may, however, be payable to the securities administrator , the trustee or the master servicer as additional compensation. See also "The Agreements -- Securities Administration Account."

      A separate Distribution Account will be established by the trustee in the name of the trustee for the benefit of the securityholders into which all funds received from the master servicer (or servicer) or securities administrator, as applicable, and all required withdrawals from any reserve funds for the related series will be deposited, pending distribution to the securityholders. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Distribution Account will be credited to the Distribution Account, and any loss resulting from the investments will be charged to the Distribution Account. Reinvestment income, may, however, be payable to the trustee or the master servicer as additional compensation. On each Distribution Date, all funds on deposit in the Distribution Account, subject to certain permitted withdrawals by the trustee as set forth in the Agreements, will be available for remittance to the securityholders. See also "The Agreements -- Distribution Account."

Other Funds or Accounts

      A trust fund may include other funds and accounts or a security interest in certain funds and accounts for the purpose of, among other things, paying certain administrative fees and expenses of the trust and accumulating funds pending their distribution. If specified in the prospectus supplement, certain funds may be established with the trustee with respect to Buy-Down Loans, GPM Loans, or other Loans having special payment features included in the trust fund in addition to or in lieu of any similar funds to be held by the servicer. See "Servicing of Loans -- Collection Procedures; Escrow Accounts" and "-- Deposits to and Withdrawals from the Collection Account." If Private Mortgage-Backed Securities are backed by GPM Loans, and the asset value with respect to a Multi-Class Series is determined on the basis of the scheduled maximum principal balance of the GPM Loans, a GPM Fund will be established that will be similar to that which would be established if GPM Loans constituted the Primary Assets. See "Servicing of Loans -- Deposits to and Withdrawals from the Collection Account." Other similar accounts may be established as specified in the prospectus supplement.

                   Loan Underwriting Procedures and Standards

Underwriting Standards

      The depositor expects that Loans comprising the Primary Assets for a series of Securities will have been originated generally in accordance with underwriting procedures and standards similar to those described in this prospectus, except as otherwise described in the prospectus supplement.

      Mortgage Loans will generally have been originated, either directly or through mortgage brokers and correspondents, by savings and loan associations, savings banks, commercial banks, credit unions, insurance companies or similar institutions supervised and examined by a federal or state authority; mortgagees approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, or wholly-owned subsidiaries thereof; or by affiliates of the depositor. Manufactured Home Loans may have been originated by these institutions or by a financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act. Except as otherwise set forth in the prospectus supplement, the originator of a Loan will have applied underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and the value and adequacy of the related property as collateral. FHA Loans and VA Loans will have been originated in compliance with the underwriting policies of the FHA and the VA, respectively.

      The depositor may purchase Loans for inclusion in a trust fund that are underwritten under less strict standards and procedures that require limited (or no) supporting documentation, typically referred to as "limited documentation" or "no documentation" programs. In addition, Mortgage Loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property notwithstanding higher risks of default and losses. The prospectus supplement will specify the underwriting standards applicable to the Mortgage Loans.

      In addition, the depositor may purchase Loans for inclusion in a trust fund which vary from, or do not comply with, the applicable originator's underwriting guidelines. In some cases, the divergence from a strict application of the applicable underwriting guidelines was the result of a permitted exception under such underwriting guidelines (i.e., a case by case permitted exception based upon other compensating factors such as relatively low debt to income ratio, good credit history, stable employment or financial reserves of the borrower). In other instances, the divergence from the applicable underwriting guidelines was the result of an unintentional underwriting error by the applicable originator. In such cases, the prospectus supplement will specify the nature of these exceptions to the underwriting guidelines.

      Certain states where the Mortgaged Properties may be located have "antideficiency" laws requiring, in general, that lenders providing credit on Single Family Property look solely to the property for repayment in the event of foreclosure. See "Legal Aspects of Loans."

Loss Experience

      The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on Conventional Loans. However, we cannot assure you that the past pattern of appreciation in value of the real property securing the Loans will continue; historically, some regions of the country experienced significant depreciation in real estate values over a short period of time. Also, there is no assurance that appreciation of real estate values generally, if appreciation occurs, will limit loss experiences on non-traditional housing such as Multifamily Property, Manufactured Homes or Cooperative Dwellings. Similarly, no assurance can be given that the value of the Mortgaged Property (including Cooperative Dwellings) securing a Loan has remained or will remain at the level existing on the date of origination of the Loan. If the residential real estate market in one or more regions of the United States should experience decline in property values so that the outstanding balances of the Loans and any secondary financing on the Mortgaged Properties securing the Loans become equal to or greater than the value of the related Mortgaged Properties, then the actual rates of delinquencies, foreclosures and losses would be higher than those now generally experienced in the mortgage lending industry. See "Legal Aspects of Loans."

      No assurance can be given that values of Manufactured Homes have or will remain at the levels existing on the dates of origination of the related Loan. Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of Mortgaged Property. Additionally, delinquency, loss and foreclosure experience on Manufactured Home Loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional Mortgaged Property. Loans secured by Multifamily Property may also be more susceptible to losses due to changes in local and regional economic conditions than Loans secured by other Single Family Property. For example, unemployment resulting from an economic downturn in local industry may sharply affect occupancy rates. Also, interest rate fluctuations can make home ownership a more attractive alternative to renting, causing occupancy rates and market rents to decline. New construction can create an oversupply, particularly in a market that has experienced low vacancy rates.

      To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of Mortgaged Property with respect to Loans included in the Primary Assets for a series of Securities are not covered by the methods of credit support or the insurance policies described in this prospectus or the prospectus supplement, losses will be borne by holders of the Securities of the related series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the Primary Assets, thus reducing average weighted life and affecting yield to maturity. See "Yield, Prepayment and Maturity Considerations."

Representations and Warranties

      Unless otherwise specified in the prospectus supplement, at the time of delivery of the Mortgage Loans to the trustee, the depositor or another entity will make certain loan-level representations and warranties to the trustee with respect to the Mortgage Loans comprising the Primary Assets in a trust fund. Unless otherwise specified in the prospectus supplement, these typically include representations and warranties generally to the following effect:

            (1) Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule attached to the applicable sale agreement is true and correct in all material respects;

            (2) No Outstanding Charges. All taxes and government assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents due and owing have either been paid, or to the extent not yet due and payable, escrowed;

            (3) Original Terms Unmodified. The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, other than by a written instrument which has been recorded;

            (4) No Defenses. The mortgage note and the mortgage are not subject to any right of rescission, set-off, counterclaim or defense (including the defense of usury) as to render such mortgage note or mortgage unenforceable;

            (5) No Satisfaction of Mortgage. The mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

            (6) Validity of Documents. The mortgage note and any related mortgage and any other related agreement are genuine and each is the legal, valid and binding obligation of the related mortgagor, enforceable in accordance with its terms;

            (7) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law, including usury, truth-in-lending, consumer credit protection and privacy, equal credit opportunity, disclosure or predatory and abusive lending laws applicable to the origination and servicing of the Mortgage Loan have been complied with;

            (8) Valid Lien. The related mortgage evidences a valid, subsisting, enforceable and perfected lien on the related mortgaged property, subject only to permissible title exceptions;

            (9) Ownership. The related transferor is the sole owner of record and holder of the Mortgage Loan and related mortgage and the mortgages are not assigned or pledged, and prior to the transfer by such transferor, the transferor had good and marketable title to the mortgage and related mortgage, had full right and authority to transfer and sell the Mortgage Loans, and transferred such Mortgage Loans free and clear of any encumbrance, equity, lien, pledge, participation interest, charge, claim or security interest of any nature;

            (10) Title Insurance. Each Mortgage Loan (other than a Cooperative
      Loan) is covered by an American Land Title Association lender's title insurance policy or other generally acceptable form of insurance;

            (11) Transfer of Mortgage Loans. The assignment of mortgage is in recordable form and acceptable for recording under the laws of the relevant applicable jurisdiction;

            (12) Mortgaged Property Undamaged. The Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan;

            (13) Collection Practices; Escrow Deposits. The origination and collection practices used with respect to each mortgage note and mortgage have been in all material respects legal, proper and prudent, and all escrow amounts have been collected in compliance with state and federal law;

            (14) Insurance. The mortgaged property securing a mortgage is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the mortgaged property is located or required by the applicable federal insurer;

            (15) Due-on-Sale Clauses. The mortgage or mortgage note contains an enforceable provision, to the extent not prohibited by law, for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee;

            (16) Primary Mortgage Insurance. All provisions of any primary mortgage insurance policies have been and are being complied with, each such policy is in full force and effect and all premiums related to such primary mortgage insurance policies have been paid;

            (17) Prepayment Premiums. For any Mortgage Loan that has a prepayment premium feature, each such prepayment premium shall be enforceable and permitted pursuant to federal, state and local law

      (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws affecting creditor's rights generally or the collectability thereof may be limited due to acceleration in connection with foreclosure); and

            (18) No Foreclosure. No foreclosure action is being threatened or commenced with respect to any Mortgage Loan and no mortgaged property is subject to pending foreclosure proceedings or a written foreclosure agreement.

      If the Mortgage Loans include Cooperative Loans, no representations or warranties with respect to title insurance or hazard insurance will be given. In addition, if the Mortgage Loans include Condominium Loans, no representation regarding hazard insurance will be given. Generally, the Cooperative itself is responsible for the maintenance of hazard insurance for property owned by the Cooperative and the persons appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium (the "Condominium Association") are responsible for maintaining standard hazard insurance, insuring the entire multi-unit building or buildings, or group of buildings, whether or not attached to each other, located on property subject to Condominium ownership (the "Condominium Building") (including each individual Condominium Unit), and the borrowers of that Cooperative or Condominium may not maintain separate hazard insurance on their individual Cooperative Dwellings or Condominium Units. See "Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures."

      With respect to a Cooperative Loan, unless otherwise specified in the prospectus supplement, the depositor will represent and warrant based, in part, upon representations and warranties of the originator of the Cooperative Loan that (1) with respect to first lien Cooperative Loans, the security interest created by the cooperative security agreements is a valid first lien on the collateral securing the Cooperative Loan (subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments) and (2) the related Cooperative Dwelling is free of material damage and in good repair.

      Upon the discovery of the breach of any representation or warranty made by the depositor or another entity in respect of a Loan that materially and adversely affects the value of the Loan, such party will be obligated to cure the breach in all material respects, repurchase the Loan from the trustee, or, unless specified otherwise in the prospectus supplement, deliver a Qualified Substitute Mortgage Loan as described under "The Agreements -- Assignment of Primary Assets."

      The depositor does not have, and is not expected in the future to have, any significant assets with which to meet its obligations to repurchase or substitute Loans, and its only source of funds to make such a substitution or repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator, transferor or seller of the Loans, as applicable. The PMBS Trustee (in the case of Private Mortgage-Backed Securities) or the trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of the Loan. If specified in the prospectus supplement, the master servicer may be obligated to enforce this obligation rather than the trustee or PMBS Trustee.

Substitution of Primary Assets

      Substitution of Primary Assets will be permitted in the event of breaches of representations and warranties with respect to any original Primary Asset or in the event the documentation with respect to any Primary Asset is determined by the trustee to be incomplete. The prospectus supplement will indicate the period during which a substitution will be permitted and will describe any other conditions upon which Primary Assets may be substituted for Primary Assets initially included in the trust fund.

                                   The Sponsor

      If specified in the prospectus supplement, Lehman Brothers Holdings Inc. will act as sponsor of the trust fund. Any other entity which acts as sponsor instead of Lehman Brothers Holdings Inc. will be described in the prospectus supplement.

General

      Lehman Brothers Holdings Inc., a Delaware corporation ("Lehman Holdings" or the "Sponsor"), together with its subsidiaries and affiliates, are collectively referred to in this prospectus as "Lehman Brothers." Its executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A.

      Lehman Brothers, an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients and individuals worldwide. Lehman Brothers provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. Its global headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in North America, Europe, the Middle East, Latin America and the Asia Pacific region. Lehman Brothers, through predecessor entities, was founded in 1850.

      Lehman Brothers is a global market-maker in all major equity and fixed income products. To facilitate its market-making activities, Lehman Brothers is a member of all principal securities and commodities exchanges in the United States, as well as NASD, Inc., and it holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris, Milan and Australian stock exchanges.

      Lehman Brothers operates in three business segments (each of which is described below): Investment Banking, Capital Markets and Investment Management.

      Investment Banking

      The Investment Banking business segment is made up of Advisory Services and Global Finance activities that serve Lehman Brothers' corporate and government clients. The segment is organized into global industry groups -- Communications, Consumer/Retailing, Financial Institutions, Financial Sponsors, Healthcare, Industrial, Media, Natural Resources, Power, Real Estate and Technology -- that include bankers who deliver industry knowledge and expertise to meet clients' objectives. Specialized product groups within Advisory Services include mergers and acquisitions and restructuring. Global Finance includes underwriting, private placements, leveraged finance and other activities associated with debt and equity products. Product groups are partnered with relationship managers in the global industry groups to provide comprehensive financial solutions for clients.

      Capital Markets

      The Capital Markets business segment includes institutional customer-flow activities, prime brokerage, research, and secondary-trading and financing activities in fixed income and equity products. These products include a wide range of cash, derivative, secured financing and structured instruments and investments. Lehman Brothers is a leading global market-maker in numerous equity and fixed income products including U.S., European and Asian equities, government and agency securities, money market products, corporate high grade, high yield and emerging market securities, mortgage- and asset-backed securities, preferred stock, municipal securities, bank loans, foreign exchange, financing and derivative products. Lehman Brothers is one of the largest investment banks in terms of U.S. and pan-European listed equities trading volume, and Lehman Brothers maintains a major presence in over-the-counter U.S. stocks, major Asian large capitalization stocks, warrants, convertible debentures and preferred issues. In addition, the secured financing business manages Lehman Brothers' equity and fixed income matched book activities, supplies secured financing to institutional clients and customers, and provides secured funding for Lehman Brothers' inventory of equity and fixed income products. The Capital Markets segment also includes proprietary activities as well as investing in real estate and private equity.

      Mortgage- and Asset-Backed Securities. Lehman Brothers is a leading underwriter of and market-maker in residential and commercial mortgage-and asset-backed securities and is active in all areas of secured lending, structured finance and securitized products. Lehman Brothers underwrites and makes markets in the full range of U.S. agency-backed mortgage products, mortgage-backed securities, asset-backed securities and whole loan products. It is also a leader in the global market for residential and commercial mortgages (including multi-family financing) and leases. Lehman Brothers originates commercial and residential mortgage loans through Lehman

Brothers Bank, FSB (the "Bank"), and other subsidiaries in the U.S., Europe and Asia. The Bank offers traditional and online mortgage and banking services nationally to individuals as well as institutions and their customers. The Bank is a major part of Lehman Brothers' institutional mortgage business, providing an origination pipeline for mortgages and mortgage-backed securities.

      Investment Management

      The Investment Management business segment consists of Lehman Brothers' global Private Investment Management and Asset Management businesses.

      Private Investment Management. Private Investment Management provides comprehensive investment, wealth advisory and capital markets execution services to high-net-worth individuals and businesses, leveraging all the resources of Lehman Brothers.

      Asset Management. Asset Management provides proprietary asset management products across traditional and alternative asset classes, through a variety of distribution channels, to individuals and institutions. It includes both the Neuberger Berman and Lehman Brothers Asset Management brands as well as Lehman Brothers' Private Equity business.

Securitization Activities of the Sponsor

      Lehman Holdings, together with its affiliates, is a market leader in mortgage- and asset-backed securitizations and other structured financing arrangements. Lehman Holdings has been engaged in the securitization of assets since 1987. In connection with these activities, Lehman Holdings uses special purpose entities, such as the depositor, primarily for (but not limited to) the securitization of commercial and residential mortgages, home equity loans, government and corporate bonds, and lease and trade receivables.

      During fiscal years 2005 and 2004, Lehman Holdings and its affiliates securitized approximately $152 billion and $120 billion of financial assets, including $133 billion and $101 billion of residential mortgages, $13 billion and $8 billion of commercial mortgages and $6 billion and $11 billion of municipal and other-asset-backed financial instruments, respectively.

      Lehman Holdings and its affiliates, including Aurora and the Bank, originate residential and commercial loans as an extension of Lehman Holdings' securitization activities. In this regard Lehman Holdings and its affiliates originated approximately $85 billion and $65 billion of residential mortgage loans in fiscal years 2005 and 2004, respectively. If specified in the prospectus supplement, the Trust Fund may include Loans originated by one or more affiliates of Lehman Holdings. In addition, Lehman Holdings acquires Loans both directly and through its affiliates, including Aurora and the Bank, from various third party originators through wholesale and retail channels. These Loans may have been originated using underwriting guidelines not established by Lehman Holdings or any of its affiliates. If specified in the prospectus supplement, the Trust Fund may include Loans originated by one or more of these third parties.

      Through its affiliates, Lehman Holdings services and master services Loans. If specified in the prospectus supplement, the Trust Fund may include Loans serviced and master serviced by one or more of these affiliates.

      In the normal course of its securitization program, Lehman Holdings acquires Primary Assets from third party originators and through its affiliates. Employees of Lehman Holdings or its affiliates structure securitization transactions in which the Primary Assets are sold to the depositor. In return for the Primary Assets which Lehman Holdings sells to the depositor, the depositor issues the Securities supported by the cash flows generated by the Primary Assets and secured by the Primary Assets. If specified in the prospectus supplement, Lehman Holdings will make certain representations and warranties to the depositor and the trustee regarding the Primary Assets. If it is later determined the Primary Assets fail to conform to the specified representations and warranties, Lehman Holdings may have an obligation to repurchase such Primary Assets from the depositor (or directly from the trustee) or it may have an obligation to indemnify the depositor (or the trustee) against any losses on the Primary Assets. To mitigate these risks, however, to the extent the Primary Assets being securitized have been originated by third parties, Lehman Holdings will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such Primary Assets and will assign its rights under these representations and warranties for the benefit of the depositor (or the trustee). See "Loan Underwriting Procedures and Standards--Representations and Warranties" and The Agreements--Repurchase and Substitution of Non-Conforming Loans."

      At November 30, 2005 and 2004, Lehman Holdings and its affiliates had approximately $700 million and $900 million, respectively, of non-investment grade retained interests from its securitization activities (primarily junior security interests in securitizations).

                                  The Depositor

      The depositor, Structured Asset Securities Corporation, was incorporated in the State of Delaware on January 2, 1987. The principal office of the depositor is located at 745 Seventh Avenue, New York, New York 10019. Its telephone number is (212) 526-7000.

      The depositor is a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc.

      The depositor has been engaged in the securitization of Primary Assets since its incorporation in 1987. The depositor is generally engaged in the business of serving as depositor of one or more trusts that may authorize, issue, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by a pledge or other assignment of, or represent an interest in, Primary Assets. The depositor is also generally engaged in the business of acquiring, owning, holding, transferring, assigning, pledging and otherwise dealing with Primary Assets. The depositor generally acquires Primary Assets from the sponsor, or if specified in the prospectus supplement, from another seller of Primary Assets, in each case in privately negotiated transactions.

      The Certificate of Incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series and to serve as depositor of one or more trusts that may issue and sell bonds or securities.

      After the issuance of the Securities, the depositor may be required (to the extent specified in the related Agreements) to perform certain actions on a continual basis, including but not limited to:

      o upon the discovery of the breach of any representation or warranty made by the depositor in respect of a Loan that materially and adversely affects the value of that Loan, to repurchase the Loan from the trustee, or deliver a Qualified Substitute Mortgage Loan as described under "The Agreements -- Assignment of Primary Assets;"

      o to make all initial filings establishing or creating a security interest over the Primary Assets and make all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC (as defined herein) to perfect the trustee's security interest in or lien on the Primary Assets;

      o to arrange for replacement interest rate cap contracts, interest rate swap agreements, currency swaps, currency options and yield supplement agreements in the event the applicable derivative instrument is terminated early;

      o to appoint a successor trustee or securities administrator, as applicable, in the event either the trustee or the securities administrator resigns, is removed or become ineligible to continue serving in such capacity under the related Agreement;

      o     to prepare and file any reports required under the Exchange Act;

      o to notify the Rating Agencies and any other relevant parties of the occurrence of any event of default or other event specified in the related Agreements; and

      o to provide the trustee, the securities administrator, and the master servicer with any information it may reasonably require to comply with the terms of the Agreements.

Generally, however, it is expected that the above functions will be performed by the depositor's agents or one or more of the trustee, the securities administrator and the master servicer in accordance with the related Agreements, as described in the prospectus supplement.

                            Aurora Loan Services LLC

General

      If specified in the related prospectus supplement, Aurora Loan Services LLC may act as a servicer or master servicer of Mortgage Loans in the Trust Fund. Aurora was incorporated in Delaware on May 15, 1997 and was converted to a limited liability company on January 1, 2005. Aurora is a wholly owned subsidiary of the Bank. Aurora's executive offices are located at 10350 Park Meadows Drive, Littleton, Colorado 80124.

Master Servicing

      Aurora's centralized real estate master servicing facility is located at 10350 Park Meadows Drive, Littleton, Colorado 80124. Aurora has been engaged in the business of master servicing residential mortgage loans since 1998. Aurora has been master servicing subprime residential mortgage loans since 2002.

      The following tables set forth certain information regarding Aurora's total public securitization master servicing portfolio.

                                        At December 31, 2003               At December 31, 2004
                                   ------------------------------   ------------------------------
                                   Number of    Principal Balance   Number of    Principal Balance
           Type of Loan              Loans       (in millions)        Loans        (in millions)
-------------------------------    ---------    -----------------   ---------    -----------------
Alt-A..........................      77,580          $24,884          143,624         $42,469
Subprime.......................     180,123          $24,229          277,640         $36,449
Government Insured   or
   Guaranteed(1)...............     225,941          $18,855          206,509         $16,751
Home Equity Lines of Credit....           0            $0.00            3,666            $167
Total Portfolio................     483,644          $67,968          631,439         $95,836
==================================================================================================
                                         At December 31, 2005               At June 30, 2006
                                   ------------------------------   ------------------------------
                                   Number of    Principal Balance   Number of    Principal Balance
           Type of Loan              Loans       (in millions)        Loans        (in millions)
-------------------------------    ---------    -----------------   ---------    -----------------
Alt-A..........................     246,903          $72,992          276,142         $83,823
Subprime.......................     418,984          $58,092          426,481         $58,944
Government Insured   or
   Guaranteed(1)...............     171,602          $13,198          155,350         $11,773
Home Equity Lines of Credit....       1,967              $76            1,603         $58,236
Total Portfolio................     839,456         $144,358          859,576        $154,599

----------
(1) `Government insured or guaranteed' means mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans' Affairs or the Rural Housing and Community Development Service.

      Aurora's master servicing monitoring procedures include verifying servicer remittances of principal and interest payments on mortgage loans and performing on-site and desk reviews of servicers. To the extent that a servicer makes a remittance of principal or interest that is different than the amount expected on a servicer remittance date, Aurora investigates the discrepancy and seeks to reconcile and clear any loan level discrepancies with such servicer. During the time that Aurora is investigating a discrepancy, Aurora, when required pursuant to the related Agreement, advances the difference between the amount received from a servicer and the amount expected to be received by Aurora.

      When mortgage loans are ninety days or more delinquent, Aurora examines the activities of the servicers of the delinquent mortgage loans to determine whether such servicers are in compliance with the terms of their respective servicing agreements. Aurora's analysis includes a review of each servicer's duties with respect to bankruptcy, foreclosure and real estate owned property matters, as applicable. If Aurora discovers that servicers are not in compliance with the terms of their servicing agreements, Aurora works with these servicers and seeks to resolve any inappropriate practices. Except with respect to subprime mortgage loans, as part of its master servicing procedures, Aurora monitors loan level losses reported by the servicers upon the liquidation of a defaulted mortgage loan.

Servicing

      Total Portfolio

      Aurora's centralized loan servicing facility is located at 601 Fifth Avenue, Scottsbluff, Nebraska 69361. It has additional loan servicing facilities at 10350 Park Meadows Drive, Littleton, Colorado 80124 and 327 Inverness Drive South, Littleton, Colorado 80112. Aurora has been engaged in the business of servicing residential mortgage loans since 1997. It has been approved to service mortgage loans for Ginnie Mae, Fannie Mae and Freddie Mac and to service mortgage loans insured by the FHA and guaranteed by the VA.

      The following tables set forth certain information regarding Aurora's total loan servicing and subservicing portfolio, of which the substantial majority are currently serviced in securitization transactions or on behalf of Lehman Holdings or the Bank.

                                         At December 31, 2003             At December 31, 2004
                                   ------------------------------   ------------------------------
                                   Number of    Principal Balance   Number of    Principal Balance
           Type of Loan              Loans       (in millions)        Loans        (in millions)
--------------------------------------------------------------------------------------------------
Conventional                         34,210           $5,892           41,391          $6,723
Conventional Alt-A                   95,422          $29,960          157,333         $40,795
Subprime                              8,814             $725            6,981            $933
Government Insured or Guaranteed(1) 107,562           $5,815           85,274          $4,580
Home Express(2)                      48,284           $5,940           31,254          $3,490
SBA Disaster Loans(3)                53,822             $938           44,230            $774
Home Equity Lines of Credit              --               $0               --              $0
                                    --------------------------------------------------------------
Total Portfolio                     348,114          $49,270          366,463         $57,295
==================================================================================================

                                         At December 31, 2005              At June 30, 2006
                                   ------------------------------   ------------------------------
                                   Number of    Principal Balance   Number of    Principal Balance
           Type of Loan              Loans       (in millions)        Loans        (in millions)
--------------------------------------------------------------------------------------------------
Conventional                         61,309           $8,881           78,580         $12,876
Conventional Alt-A                  261,125          $62,067          284,431         $68,079
Subprime                              7,443           $1,267            7,817          $1,313
Government Insured or Guaranteed(1)   9,131             $654            8,065            $574
Home Express(2)                      16,582           $1,714           13,246          $1,333
SBA Disaster Loans(3)                36,737             $629           33,466            $571
Home Equity Lines of Credit             157               $8              177              $9
                                    --------------------------------------------------------------
Total Portfolio                     392,484          $75,220          425,782         $84,755
==================================================================================================

----------
(1) 'Government insured or guaranteed' means mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans Affairs or the Rural Housing and Community Development Service.

(2) 'Home Express' means mortgage loans that were originated by Aurora pursuant to underwriting guidelines that had less restrictive standards for mortgage loan applicants than for applicants of conventional mortgage loans. These guidelines included reduced documentation requirements (including the allowance of stated incomes), a streamlined documentation analysis (such as relying solely on credit score of the applicant for credit eligibility) and elevated loan-to-value ratios. These mortgage loans had primary mortgage insurance and pool insurance policy coverage, which insured the loans to a 50% loan-to-value ratio.

(3) 'SBA Disaster Loans' means those mortgage loans that were originated through the U.S. Small Business Administration but do not maintain any Small Business Administration guaranty. Certain SBA Disaster Loans are loans that are not secured by real estate and others that are not secured by any other real or personal property.

      The following table provides Aurora's outstanding advances and servicing advances:

                                                  For the                                              For the
                                                 year ended                                       six months ended
--------------------------------------------------------------------------------------------------------------------------------
                               At December 31, 2003      At December 31, 2004      At December 31, 2005         At June 30, 2006
Portfolio                         Advance Balance           Advance Balance           Advance Balance            Advance Balance
--------------------------------------------------------------------------------------------------------------------------------
Conventional                          $12,402,954               $11,363,442               $17,706,788               $12,004,430
Conventional Alt A                    $19,254,670               $13,543,476               $24,810,189               $33,245,982
Express                              $(1,351,511)              $(7,187,866)                $2,222,664                $3,943,494
Government                            $33,432,797               $36,995,784               $28,014,484               $12,505,153
HELOC                                          $0                        $0                    $4,639                    $2,073
SBA                                    $1,008,369                $4,897,435                $5,250,499                $4,123,813
Subprime                               $5,622,019                $4,910,400                $3,795,379                $3,335,233
--------------------------------------------------------------------------------------------------------------------------------
Total                                 $70,369,299               $64,522,671               $81,804,642               $69,160,178
================================================================================================================================

      Aurora's servicing procedures include collecting and posting payments for each mortgage loan, verifying that payments are made according to the terms of the mortgage note and servicing each mortgage loan in accordance with the terms of the applicable Servicing Agreement, including through the establishment and use of Servicing Accounts and Escrow Accounts. Aurora also utilizes standardized escrow analysis procedures and employs outside vendors to ensure the appropriate payment of flood and homeowner's insurance and property taxes. Mortgagors can obtain account information on the phone, including through the use of a voice response unit system, via Aurora's website and in person at certain of Aurora's loan servicing facilities.

      Aurora's servicing procedures have been modified as its mortgage loan portfolio has changed from a portfolio consisting largely of government insured or guaranteed mortgage loans (which are mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans Affairs or the Rural Housing and Community Development Service) to a portfolio consisting largely of non-government mortgage loans, such as conventional, conventional Alt-A and subprime mortgage loans. Included among these changes are a heightened emphasis on Aurora's special servicing group, which seeks to mitigate losses on mortgage loans in bankruptcy and foreclosure. Aurora has placed a special emphasis on servicing subprime mortgage loans with respect to resolution and recovery. Aurora similarly has emphasized its real-estate owned property management and liquidation processes.

      Aurora generally will be obligated to make Advances and servicing advances to the extent that such Advances or servicing advances, in its reasonable judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Mortgage Loan. As of December 31, 2003, December 31, 2004, and December 31, 2005, and June 30, 2006, Aurora had outstanding Advances and servicing advances of approximately $70,369,299, $64,522,671, $81,804,642, and $69,160,178 respectively.

      The below delinquency, foreclosure and loss experience statistics represent the recent experience of Aurora. The loans in Aurora's servicing portfolio may differ significantly from the Mortgage Loans. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, on the value of the Mortgaged Properties securing such Mortgage Loans and the ability of borrowers to make required payments. There can be no assurance, and no representation is made, that the delinquency experience with respect to the Mortgage Loans will be similar to that reflected in the tables above, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans.

      The likelihood that borrowers will become delinquent in the payment of their mortgage loans and the rate of any subsequent foreclosures may be affected by a number of factors related to borrowers' personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed borrowers or borrowers relying on commission income, fluctuations in income), marital separation and a borrower's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas.

      When Aurora receives notice that a mortgagor has filed for protection under the provisions of the Bankruptcy Code, and related rules and regulations promulgated thereunder, Aurora codes and monitors such mortgage loan for the purposes of: avoiding a violation of the automatic stay, protecting mortgage loan assets during all bankruptcy proceedings and managing all bankruptcy timelines. Related activities include monitoring attorney performance and trustee funds, filing motions for relief of stay and ensuring that funds received are posted according to the bankruptcy plan.

      When a mortgage loan becomes a `high risk asset' (such as a real-estate owned property, a mortgage loan seized in a drug related or other litigation matter or a mortgage loan being repurchased from a trust fund), a loan level review and analysis is performed to determine the best strategy for resolution. This review is designed to minimize risk and maximize recovery. Aurora manages the holding and sale of real-estate owned properties, including determining asset values and executing a market analysis of the property, developing a marketing plan with the goal of maximizing recovery, minimizing property hold time and overseeing third party vendors providing any related functions. Each real-estate owned property is assigned a team consisting of an asset manager and assistant who creates the marketing plan, develops an initial list price and considers price reductions as necessary and negotiates for the highest and best offer on such property.

      Conventional Mortgage Loans

      Except where applicable law or regulation requires otherwise, Aurora services delinquent conventional mortgage loans in accordance with a generally prescribed timeline of activities. Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors. This analysis includes items such as a mortgagor's payment history and risk scoring. The timeline also may be adjusted by Aurora upon the request of a securitization transaction's master servicer or any applicable primary mortgage insurance company.

      Aurora's procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type. If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora's standard procedures and delinquency timelines. Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

      All delinquent mortgage loans that are not considered `high risk assets' are monitored by Aurora's collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency. Responsibility for actively handling mortgage loans moves to Aurora's late stage mortgage loan collection counselors upon the sixtieth day of delinquency. Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor's payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted. Aurora's home retention plan is designed to allow Aurora's workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

      In the first month of delinquency of a conventional mortgage loan, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor's risk scoring and payment history. Aurora also mails a late charge billing statement and delinquency notice to the mortgagor. In the second month of delinquency, Aurora mails a breach letter to the mortgagor and provides the mortgagor with information about Aurora's home retention plan, including options for payment of the delinquent debt. Furthermore, Aurora notifies the master servicer and any applicable primary mortgage insurance company of the delinquency. Aurora seeks a property inspection and performs an analysis of the market value of the mortgaged property. By the end of the third month of delinquency, Aurora seeks a broker price opinion, which is an analysis of the market value of the mortgaged property by a real estate broker or other similar professional. Aurora requests permission to foreclose, if required, from the master servicer or any applicable primary mortgage insurance company. Prior to foreclosure, the mortgage loan is referred for review to Aurora's foreclosure committee.

      When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis. At the same time, Aurora will continue to pursue loss mitigation techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor. Related activities include preparing the first legal filing, referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney's activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

      Throughout the foreclosure process, Aurora acts in accordance with applicable laws. Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee. Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer. Aurora also makes monthly reports to such insurer when applicable. Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines. When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties. The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora's receipt of the proceeds. A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

      The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to conventional mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

                         Delinquencies and Foreclosures
                            (Dollars in Millions)(1)

                                  Conventional

                                               At December 31, 2003                            At December 31, 2004
                                               --------------------                            --------------------
                                                                   Percent by                                          Percent by
                                     Number of     Principal        Principal        Number of        Principal         Principal
                                       Loans        Balance         Balance(3)         Loans           Balance          Balance(3)
                                     ---------------------------------------------------------------------------------------------
Total balance of mortgage loans        34,210       $5,891.89                           41,391        $6,722.64
serviced
Period of delinquency (2)
   30 to 59 days                        1,405         $206.75            3.51%             945          $129.19            1.92%
   60 to 89 days                          371          $53.83            0.91%             253           $36.10            0.54%
   90 days or more                        183          $30.69            0.52%             203           $31.67            0.47%
                                     ---------------------------------------------------------------------------------------------
Total delinquent loans(2)               1,959         $291.26            4.94%           1,401          $196.95            2.93%
Loans in foreclosure (excluding
 bankruptcies)                            853         $148.76            2.52%             595           $97.83            1.46%
Loans in bankruptcy                       342          $49.15            0.83%             321           $44.02            0.65%
                                     ---------------------------------------------------------------------------------------------
Total                                   3,154         $489.18            8.30%           2,317          $338.81            5.04%
==================================================================================================================================
                                            At December 31, 2005                                At June 30, 2006
                                            --------------------                                ----------------
                                                                   Percent by                                          Percent by
                                     Number of     Principal        Principal        Number of        Principal         Principal
                                       Loans        Balance         Balance(3)         Loans           Balance          Balance(3)
                                     ---------------------------------------------------------------------------------------------
Total balance of mortgage loans        61,309       $8,880.54                           78,580       $12,875.86
serviced
Period of delinquency (2)
   30 to 59 days                        1,462         $204.53            2.30%           1,995          $319.11            2.48%
   60 to 89 days                          466          $67.84            0.76%             649           $98.15            0.76%
   90 days or more                        609          $81.08            0.91%             647           $97.22            0.76%
                                     ---------------------------------------------------------------------------------------------
Total delinquent loans(2)               2,537         $353.45            3.98%           3,291          $514.48            4.00%
Loans in foreclosure (excluding
 bankruptcies)                          1,044         $153.32            1.73%           1,405          $231.97            1.80%
Loans in bankruptcy                       819          $93.12            1.05%             588           $71.86            0.56%
                                     ---------------------------------------------------------------------------------------------
Total                                   4,400         $599.89            6.76%           5,284          $818.32            6.36%
==================================================================================================================================

----------
(1) Total portfolio and delinquency information is for conventional mortgage loans only, excluding bankruptcies. The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(2) The MBS method for conventional loans is used in calculation of delinquency percentage. Under the MBS methodology, a loan is considered delinquent if any payment is past due one or more days. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months).

(3) Actual percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.

                              Loan Loss Experience
                            (Dollars in Millions) (4)

                                  Conventional

                                     For the year ended     For the year ended
                                    At December 31, 2003   At December 31, 2004
                                   ---------------------------------------------
                                   Number of    Principal  Number of   Principal
           Type of Loan              Loans       Balance     Loans      Balance
--------------------------------------------------------------------------------
Total Portfolio (1)                   32,053    $5,493.68    33,450    $5,871.74
Net Losses                                29        $1.06       164        $5.94
Net Losses as a                                     0.02%                  0.10%
Percentage of Total Portfolio

                                     For the year ended     For the six months
                                    At December 31, 2005  ended At June 30, 2006
                                   ---------------------------------------------
                                   Number of    Principal  Number of   Principal
           Type of Loan              Loans       Balance     Loans      Balance
--------------------------------------------------------------------------------
Total Portfolio (1)                   48,053    $7,494.87    66,937   $11,520.99
Net Losses                               471       $16.03       234        $7.58
Net Losses as a                                     0.21%                  0.07%
Percentage of Total Portfolio

----------
(1) "Total Portfolio" is the aggregate principal balance of the securitized Conventional mortgage loans on the last day of the period.

(2) "Net Losses" means Gross Losses minus Recoveries. "Gross Losses" are actual losses incurred on liquidated properties for each respective period. Gross Losses are calculated after repayment of all principal, foreclosure costs, servicing fees, and accrued interest to the date of liquidation. "Recoveries" are recoveries from liquidation proceeds, deficiency judgments, and mortgage insurance proceeds. Net Losses may include gains on individual loans whereby Aurora, as a servicer, retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.

(3) Net Losses includes loans on which trust experienced foreclosure loss or gain. Net Losses are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, then the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods.

(4) The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

      Conventional Alt-A Mortgage Loans

      Except where applicable law or regulation requires otherwise, Aurora services delinquent Alt-A mortgage loans in accordance with a generally prescribed timeline of activities. Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors. This analysis includes items such as a mortgagor's payment history and risk scoring. The timeline also may be adjusted by Aurora upon the request of a securitization transaction's master servicer or any applicable primary mortgage insurance company.

      Aurora's procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type. If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora's standard procedures and delinquency timelines. Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

      All delinquent mortgage loans that are not considered `high risk assets' are monitored by Aurora's collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency. Responsibility for actively handling mortgage loans moves to Aurora's late stage mortgage loan collection counselors upon the sixtieth day of delinquency. Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor's payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted. Aurora's home retention plan is designed to allow Aurora's workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

      In the first month of delinquency of an Alt-A mortgage loan, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor's risk scoring and payment history. Aurora also mails a late charge billing statement and delinquency notice to the mortgagor. In the second month of delinquency, Aurora mails a breach letter to the mortgagor and provides the mortgagor with information about Aurora's home retention plan, including options for payment of the delinquent debt. Furthermore, Aurora notifies the master servicer and any applicable primary mortgage insurance company of the delinquency. Aurora seeks a property inspection and performs an analysis of the market value of the mortgaged property. By the end of the third month of delinquency, Aurora seeks a broker price opinion, which is an analysis of the market value of the mortgaged property by a real estate broker or other similar professional. Aurora requests permission to foreclose, if required, from the master servicer or any applicable primary mortgage insurance company. Prior to foreclosure, the mortgage loan is referred for review to Aurora's foreclosure committee.

      When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis. At the same time, Aurora will continue to pursue loss mitigation techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor. Related activities include preparing the first legal filing, referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney's activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

      Throughout the foreclosure process, Aurora acts in accordance with applicable laws. Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee. Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer. Aurora also makes monthly reports to such insurer when applicable. Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines. When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties. The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora's receipt of the proceeds. A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

      The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to Alt-A mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

                         Delinquencies and Foreclosures
                            (Dollars in Millions)(1)

                               Conventional Alt-A

                                              At December 31, 2003                              At December 31, 2004
                                              --------------------                              --------------------
                                                                   Percent by                                          Percent by
                                     Number of     Principal        Principal        Number of        Principal         Principal
                                       Loans        Balance         Balance(3)         Loans           Balance          Balance(3)
                                     ---------------------------------------------------------------------------------------------
Total balance of mortgage loans        95,422     $29,960.40                           157,333       $40,795.33
serviced
Period of delinquency (2)
   30 to 59 days                        1,071        $340.54             1.14%           1,222          $317.90            0.78%
   60 to 89 days                          175         $52.11             0.17%             179           $50.29            0.12%
   90 days or more                         63         $48.88             0.16%             137           $55.69            0.14%
                                     ---------------------------------------------------------------------------------------------
Total delinquent loans(2)               1,309        $441.53             1.47%           1,538          $423.88            1.04%
Loans in foreclosure (excluding
 bankruptcies)                            319        $214.46             0.72%             262          $116.92            0.29%
Loans in bankruptcy                       110         $47.39             0.16%             157           $39.92            0.10%
                                     ---------------------------------------------------------------------------------------------
Total                                   1,738        $703.37             2.35%           1,957          $580.72            1.42%
==================================================================================================================================

                                                        At December 31, 2005                                At June 30, 2006
                                                        --------------------                                ----------------
                                                                   Percent by                                          Percent by
                                     Number of     Principal        Principal        Number of        Principal         Principal
                                       Loans        Balance         Balance(3)         Loans           Balance          Balance(3)
                                     ---------------------------------------------------------------------------------------------
Total balance of mortgage loans       261,125      $62,066.75                          284,431       $68,078.60
serviced
Period of delinquency (2)
   30 to 59 days                        2,789         $680.66            1.10%           3,323          $796.16            1.17%
   60 to 89 days                          604         $149.13            0.24%             783          $187.80            0.28%
   90 days or more                        363          $87.64            0.14%             528          $142.30            0.21%
                                     ---------------------------------------------------------------------------------------------
Total delinquent loans(2)               3,756         $917.43            1.48%           4,634        $1,126.26            1.65%
Loans in foreclosure (excluding
 bankruptcies)                            649         $174.28            0.28%           1,170          $294.61            0.43%
Loans in bankruptcy                       727         $148.20            0.24%             511          $103.00            0.15%
                                     ---------------------------------------------------------------------------------------------
Total                                   5,132       $1,239.91            2.00%           6,315        $1,523.87            2.24%
==================================================================================================================================

----------
(1) Total portfolio and delinquency information is for conventional Alt-A mortgage loans only, excluding bankruptcies. The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(2) The MBS method for conventional loans is used in calculation of delinquency percentage. Under the MBS methodology, a loan is considered delinquent if any payment is past due one or more days. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months).

(3) Actual percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.

                              Loan Loss Experience
                            (Dollars in Millions) (4)

                               Conventional Alt A

                                     For the year ended      For the year ended
                                    At December 31, 2003    At December 31, 2004
                                   ---------------------------------------------
                                   Number of    Principal  Number of   Principal
           Type of Loan              Loans       Balance     Loans      Balance
--------------------------------------------------------------------------------
Total Portfolio (1)                  80,555    $25,689.17    131,754  $34,274.43
Net Losses                               17         $1.85         48       $3.91
Net Losses as a                                     0.01%                  0.01%
Percentage of Total Portfolio

                                     For the year ended      For the six months
                                    At December 31, 2005  ended At June 30, 2006
                                   ---------------------------------------------
                                   Number of    Principal  Number of   Principal
           Type of Loan              Loans       Balance     Loans      Balance
--------------------------------------------------------------------------------
Total Portfolio (1)                 236,824    $56,571.95    269,821  $65,075.63
Net Losses                              165        $14.85        135       $7.19
Net Losses as a                                     0.03%                  0.01%
Percentage of Total Portfolio

----------
(1) "Total Portfolio" is the aggregate principal balance of the securitized Conventional Alt A mortgage loans on the last day of the period.

(2) "Net Losses" means Gross Losses minus Recoveries. "Gross Losses" are actual losses incurred on liquidated properties for each respective period. Gross Losses are calculated after repayment of all principal, foreclosure costs, servicing fees, and accrued interest to the date of liquidation. "Recoveries" are recoveries from liquidation proceeds, deficiency judgments, and mortgage insurance proceeds. Net Losses may include gains on individual loans whereby Aurora, as a servicer, retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.

(3) Net Losses includes loans on which trust experienced foreclosure loss or gain. Net Losses are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, then the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods.

(4) The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

      Government Mortgage Loans

      Except where applicable law or regulation requires otherwise, Aurora services delinquent government insured or guaranteed mortgage loans in accordance with a generally prescribed timeline of activities. Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors. This analysis includes items such as a mortgagor's payment history and risk scoring. The timeline also may be adjusted by Aurora upon the request of a securitization transaction's master servicer or any applicable primary mortgage insurance company. Furthermore, if a delinquent mortgage loan is insured by the FHA or guaranteed by the VA, that mortgage loan is serviced by Aurora in accordance with all applicable regulations in order to maximize recovery.

      Aurora's procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type. If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora's standard procedures and delinquency timelines. Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

      All delinquent mortgage loans that are not considered `high risk assets' are monitored by Aurora's collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency. Responsibility for actively handling mortgage loans moves to Aurora's late stage mortgage loan collection counselors upon the sixtieth day of delinquency. Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor's payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted. Aurora's home retention plan is designed to allow Aurora's workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

      In the first month of delinquency of a mortgage loan insured by the FHA, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor's risk scoring and payment history. Aurora also mails a late charge billing statement and delinquency notice to the mortgagor. In the second month of delinquency, Aurora mails a HUD information packet to the mortgagor. Furthermore, Aurora notifies the master servicer of such delinquency and seeks a property inspection of the mortgaged property. By the end of the third month of delinquency, Aurora provides the mortgagor with information about Aurora's home retention plan, including options for payment of the delinquent debt. Aurora also sends a breach letter to the mortgagor. Aurora reports the mortgage loan to the FHA for foreclosure. Prior to foreclosure, the mortgage loan is referred for review to Aurora's foreclosure committee.

      When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis. At the same time, Aurora will continue to pursue loss mitigation techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor. Related activities include preparing the first legal filing, referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney's activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

      Throughout the foreclosure process, Aurora acts in accordance with applicable laws. For mortgage loans insured by the FHA, Aurora seeks to commence foreclosure proceedings within seven months of the first day of delinquency. The foreclosure sale takes place in accordance with state timelines with the intent of the foreclosure sale to receive payment for the mortgaged property that will equal or exceed the amount necessary to pay off the total debt incurred in connection with the foreclosure. A property inspection occurs three to five days prior to the foreclosure sale. Aurora's claim of past due principal and interest payments that is has advanced is submitted to the FHA within thirty days of the latter of acquisition of marketable title or possession of the mortgaged property. The title package is submitted to the FHA within forty-five days of that initial claim. Aurora's claim of its expenses is submitted to the FHA within fifteen days of title approval. The securitization trust is billed for any additional unreimbursed expenses within thirty days of Aurora's receipt of final proceeds. A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

      In the first month of delinquency of a mortgage loan guaranteed by the VA, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor's risk scoring and payment history. Aurora also mails a late charge billing statement and delinquency notice to the mortgagor. In the second month of delinquency, Aurora mails a second delinquency notice to the mortgagor. Furthermore, Aurora notifies the master servicer of such delinquency and seeks a property inspection of the mortgaged property. By the end of the third month of delinquency, Aurora provides the mortgagor with information about Aurora's home retention plan, including options for payment of the delinquent debt. Aurora also sends a third delinquency notice and a breach letter to the mortgagor. Furthermore, Aurora sends a notice of default and a notice of intent to foreclose to the VA. Aurora requests permission from the VA to foreclose, if necessary. Prior to foreclosure, the mortgage loan is referred for review to Aurora's foreclosure committee.

      When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis. At the same time, Aurora will continue to pursue loss mitigation techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor. Related activities include preparing the first legal filing, referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney's activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

      Throughout the foreclosure process, Aurora acts in accordance with applicable laws. For mortgage loans guaranteed by the VA, Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee. Aurora attempts to schedule the foreclosure sale on or before the next date that Aurora must remit interest payments to a master servicer of a securitization trust. The bidding process takes place in accordance with VA instructions. Within fifteen days of the sale or other state required means of disposition of the mortgaged property, Aurora mails a notice to the VA of its election to convey the property. The title package and claims of past due principal and interest payments that is has advanced and Aurora's expenses are submitted to the VA within forty-five days of the sale or ratification. The securitization trust is billed for any additional unreimbursed expenses within thirty days of Aurora's receipt of final proceeds. A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

      The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to government insured or guaranteed mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

                         Delinquencies and Foreclosures
                            (Dollars in Millions)(1)

                                   Government

                                              At December 31, 2003                              At December 31, 2004
                                              --------------------                              --------------------
                                                                   Percent by                                          Percent by
                                     Number of     Principal        Principal        Number of        Principal         Principal
                                       Loans        Balance         Balance(3)         Loans           Balance          Balance(3)
                                     ---------------------------------------------------------------------------------------------
Total balance of mortgage loans       107,562       $5,815.48                          85,274        $4,580.35
serviced
Period of delinquency (2)
   30 to 59 days                       13,389         $872.14          15.00%          10,258          $659.27            14.39%
   60 to 89 days                        5,508         $401.79           6.91%           4,029          $283.60             6.19%
   90 days or more                      2,533         $203.33           3.50%           3,252          $259.92             5.67%
                                     ---------------------------------------------------------------------------------------------
Total delinquent loans(2)              21,430       $1,477.25          25.40%          17,539        $1,202.79            26.26%
Loans in foreclosure (excluding
 bankruptcies)                          7,981         $608.22          10.46%           5,252          $401.43             8.76%
Loans in bankruptcy                     7,474         $543.43           9.34%           6,860          $499.25            10.90%
                                     ---------------------------------------------------------------------------------------------
Total                                  36,885       $2,628.90          45.21%          29,651        $2,103.48            45.92%
==================================================================================================================================

                                               At December 31, 2005                               At June 30, 2006
                                               --------------------                               ----------------
                                                                   Percent by                                          Percent by
                                     Number of     Principal        Principal        Number of        Principal         Principal
                                       Loans        Balance         Balance(3)         Loans           Balance          Balance(3)
                                     ---------------------------------------------------------------------------------------------
Total balance of mortgage loans         9,131         $653.66                           8,065          $574.48
serviced
Period of delinquency (2)
   30 to 59 days                        1,248          $87.91          13.45%           1,050           $75.14            13.08%
   60 to 89 days                          534          $39.79           6.09%             351           $26.63             4.64%
   90 days or more                        600          $50.48           7.72%             542           $45.51             7.92%
                                     ---------------------------------------------------------------------------------------------
Total delinquent loans(2)               2,382         $178.19          27.26%           1,943          $147.28            25.64%
Loans in foreclosure (excluding
 bankruptcies)                          1,265         $101.54          15.53%             785           $65.28            11.36%
Loans in bankruptcy                     1,839         $133.72          20.46%           1,382           $97.26            16.93%
                                     ---------------------------------------------------------------------------------------------
Total                                   5,486         $413.44          63.25%           4,110          $309.82            53.93%
==================================================================================================================================

----------
(1) Total portfolio and delinquency information is for government insured or guaranteed mortgage loans only, excluding bankruptcies. The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(2) The MBS method for conventional loans is used in calculation of delinquency percentage. Under the MBS methodology, a loan is considered delinquent if any payment is past due one or more days. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months).

(3) Actual percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.

                              Loan Loss Experience
                            (Dollars in Millions) (4)

                                   Government

                                     For the year ended      For the year ended
                                    At December 31, 2003    At December 31, 2004
                                   ---------------------------------------------
                                   Number of    Principal  Number of   Principal
           Type of Loan              Loans       Balance     Loans      Balance
--------------------------------------------------------------------------------
Total Portfolio (1)                102,327      $5,466.13    81,580   $4,336.78
Net Losses                             445          $2.38     1,655       $7.90
Net Losses as a                                     0.04%                 0.18%
Percentage of Total Portfolio

                                     For the year ended      For the six months
                                    At December 31, 2005  ended At June 30, 2006
                                   ---------------------------------------------
                                   Number of    Principal  Number of   Principal
           Type of Loan              Loans       Balance     Loans      Balance
--------------------------------------------------------------------------------
Total Portfolio (1)                   7,412     $519.49       6,956   $488.28
Net Losses                            1,360       $6.72         382     $2.05
Net Losses as a                                   1.29%                 0.42%
Percentage of Total Portfolio

----------
(1) "Total Portfolio" is the aggregate principal balance of the securitized Government mortgage loans on the last day of the period.

(2) "Net Losses" means Gross Losses minus Recoveries. "Gross Losses" are actual losses incurred on liquidated properties for each respective period. Gross Losses are calculated after repayment of all principal, foreclosure costs, servicing fees, and accrued interest to the date of liquidation. "Recoveries" are recoveries from liquidation proceeds, deficiency judgments, and mortgage insurance proceeds. Net Losses may include gains on individual loans whereby Aurora, as a servicer, retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.

(3) Net Losses includes loans on which trust experienced foreclosure loss or gain. Net Losses are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, then the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods.

(4) The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

Subprime Mortgage Loans

      Except where applicable law or regulation requires otherwise, Aurora services delinquent subprime mortgage loans in accordance with a generally prescribed timeline of activities. Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors. This analysis includes items such as a mortgagor's payment history and risk scoring. The timeline also may be adjusted by Aurora upon the request of a securitization transaction's master servicer or any applicable primary mortgage insurance company.

      Aurora's procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type. If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora's standard procedures and delinquency timelines. Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

      All delinquent mortgage loans that are not considered `high risk assets' are monitored by Aurora's collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency. Responsibility for actively handling mortgage loans moves to Aurora's late stage mortgage loan collection counselors upon the sixtieth day of delinquency. Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor's payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted. Aurora's home retention plan is designed to allow Aurora's workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

      In the first month of delinquency of a subprime mortgage loan, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor's risk scoring and payment history. Aurora also mails a late charge billing statement and delinquency notice to the mortgagor. In the second month of delinquency, Aurora mails a breach letter to the mortgagor and provides the mortgagor with information about Aurora's home retention plan, including options for payment of the delinquent debt. Furthermore, Aurora notifies the master servicer and any applicable primary mortgage insurance company of the delinquency. Aurora seeks a property inspection and performs an analysis of the market value of the mortgaged property. By the end of the third month of delinquency, Aurora seeks a broker price opinion, which is an analysis of the market value of the mortgaged property by a real estate broker or other similar professional. Aurora requests permission to foreclose, if required, from the master servicer or any applicable primary mortgage insurance company. Prior to foreclosure, the mortgage loan is referred for review to Aurora's foreclosure committee or, in securitization transactions that have third party special servicers, the mortgage loan is referred, instead, to such third party for future servicing.

      When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis. At the same time, Aurora will continue to pursue loss mitigation techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor. Related activities include preparing the first legal filing, referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney's activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

      Throughout the foreclosure process, Aurora acts in accordance with applicable laws. Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee. Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer. Aurora also makes monthly reports to such insurer when applicable. Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines. When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties. The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora's receipt of the proceeds. A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

      The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to subprime mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

                         Delinquencies and Foreclosures
                            (Dollars in Millions)(1)

                                    Subprime

                                              At December 31, 2003                              At December 31, 2004
                                              --------------------                              --------------------
                                                                   Percent by                                          Percent by
                                     Number of     Principal        Principal        Number of        Principal         Principal
                                       Loans        Balance         Balance(3)         Loans           Balance          Balance(3)
                                     ---------------------------------------------------------------------------------------------
Total balance of mortgage loans         8,814       $724.63                            6,981           $933.03
serviced
Period of delinquency (3)
   30 to 59 days                          230        $16.64            2.30%             144            $17.43            1.87%
   60 to 89 days                           76         $4.93            0.68%              41             $4.43            0.47%
   90 days or more                         90         $4.54            0.63%              42             $3.35            0.36%
                                     ---------------------------------------------------------------------------------------------
Total delinquent loans(3)                 396        $26.11            3.60%             227            $25.21            2.70%
Loans in foreclosure (excluding
 bankruptcies)                            187        $20.16            2.78%             119            $11.37            1.22%
Loans in bankruptcy                       227        $16.59            2.29%             150            $10.70            1.15%
                                     ---------------------------------------------------------------------------------------------
Total                                     810        $62.86            8.67%             496            $47.28            5.07%
=================================================================================================================================

                                              At December 31, 2005                                At June 30, 2006
                                              --------------------                                ----------------
                                                                   Percent by                                          Percent by
                                     Number of     Principal        Principal        Number of        Principal         Principal
                                       Loans        Balance         Balance(3)         Loans           Balance          Balance(3)
                                     ---------------------------------------------------------------------------------------------
Total balance of mortgage loans         7,443      $1,267.31                           7,817         $1,312.80
serviced
Period of delinquency (2)
   30 to 59 days                          190         $29.20           2.30%             164            $27.25            2.08%
   60 to 89 days                           70         $10.88           0.86%              72            $14.21            1.08%
   90 days or more                         87         $11.74           0.93%              53             $6.17            0.47%
                                     ---------------------------------------------------------------------------------------------
Total delinquent loans(2)                 347         $51.81           4.09%             289            $47.62            3.63%
Loans in foreclosure (excluding
 bankruptcies)                            200         $28.88           2.28%             235            $38.35            2.92%
Loans in bankruptcy                       186         $16.48           1.30%             139            $12.90            0.98%
                                     ---------------------------------------------------------------------------------------------
Total                                     733         $97.17           7.67%             663            $98.87            7.53%
=================================================================================================================================

----------
(1) Total portfolio and delinquency information is for subprime mortgage loans only, excluding bankruptcies. The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(2) The ABS method for subprime loans is used in calculation of delinquency percentage. Under the ABS methodology, a loan is considered delinquent if any payment is past due 30 days or more. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months). Consequently, under the ABS methodology, a loan due on the first day of a month is not 30 days delinquent until the first day of the next month.

(3) Actual percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.

                              Loan Loss Experience
                            (Dollars in Millions)(4)

                                    Subprime

                                     For the year ended     For the year ended
                                    At December 31, 2003   At December 31, 2004
                                   ---------------------------------------------
                                   Number of    Principal  Number of   Principal
           Type of Loan              Loans       Balance     Loans      Balance
--------------------------------------------------------------------------------
Total Portfolio (1)                 7,652         $588.34    5,713      $705.94
Net Losses                              3           $0.11       49        $1.30
Net Losses as a                                     0.02%                 0.18%
Percentage of Total Portfolio

                                     For the year ended      For the six months
                                    At December 31, 2005  ended At June 30, 2006
                                   ---------------------------------------------
                                   Number of    Principal  Number of   Principal
           Type of Loan              Loans       Balance     Loans      Balance
--------------------------------------------------------------------------------
Total Portfolio (1)                  6,869      $1,196.26    6,500    $1,097.97
Net Losses                              77          $2.20       48        $1.76
Net Losses as a                                     0.18%                 0.16%
Percentage of Total Portfolio

----------
(1) "Total Portfolio" is the aggregate principal balance of the securitized Subprime mortgage loans on the last day of the period.

(2) "Net Losses" means Gross Losses minus Recoveries. "Gross Losses" are actual losses incurred on liquidated properties for each respective period. Gross Losses are calculated after repayment of all principal, foreclosure costs, servicing fees, and accrued interest to the date of liquidation. "Recoveries" are recoveries from liquidation proceeds, deficiency judgments, and mortgage insurance proceeds. Net Losses may include gains on individual loans whereby Aurora, as a servicer, retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.

(3) Net Losses includes loans on which trust experienced foreclosure loss or gain. Net Losses are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, then the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods.

(4) The information in this table reflects the net results of foreclosures and liquidations that Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

                               Servicing of Loans

General

      Customary servicing functions with respect to Loans constituting the Primary Assets in the trust fund will be provided, as specified in the prospectus supplement, either by one or more servicers subject to supervision by the master servicer or by a single servicer that is a party to the related Agreement for a series and services the Loans directly or through one or more subservicers (the "Subservicers"). In general, the rights and obligations of a master servicer under a related Agreement will be distinct from the rights and obligations of servicers that service Loans under the supervision of a master servicer under a Servicing Agreement. The master servicer will not be liable for any acts or omissions of any servicer.

The Master Servicer

      The master servicer, if any, will be named in the related prospectus supplement and may be Aurora or another affiliate of the depositor. The master servicer will generally:

      o supervise the performance by the servicers of their servicing responsibilities under their servicing agreements ("Servicing Agreements") with the master servicer;

      o collect monthly remittances from servicers and make payments to the securities administrator for deposit into the Securities Administration Account, if any, or to the trustee for deposit into the Distribution Account; and

      o advance funds upon the failure of a servicer to make advances as described below under "Advances and Other Payments, and Limitations Thereon."

      The master servicer will be ultimately responsible for the performance of its duties under the related Agreement but will generally not be ultimately responsible for the performance of the servicers under their Servicing Agreements. If a single servicer services the Loans through any Subservicers, the servicer will be ultimately responsible for the performance of all servicing activities. The Master Servicer will not be required to take any action with respect to the servicing of any Loan that a servicer is not required to take under the related Servicing Agreement or cause a servicer to take any action or refrain from taking any action if the related Servicing Agreement does not require the servicer to take such action or refrain from taking such action, in both cases notwithstanding any provision of the related Agreement that requires the master servicer to take such action or cause such servicer to take such action.

      The master servicer will be a party to the applicable Agreement for any series for which Loans comprise the Primary Assets. The master servicer may be an affiliate of the depositor. Unless otherwise specified in the prospectus supplement, the master servicer and each servicer will be required to be a Fannie Mae- or Freddie Mac-approved seller/servicer and, in the case of FHA Loans, approved by HUD as an FHA mortgagee.

      As specified in the related prospectus supplement, the master servicer will receive compensation for its duties as master servicer; it may be paid a servicing fee (the "Master Servicing Fee") for the performance of its services and duties under each Agreement as specified in the prospectus supplement. In addition, the master servicer will be entitled to retain the fees paid to the servicer under a terminated Servicing Agreement if the master servicer elects to perform the servicing functions itself.

      To the extent that the master servicer receives a Master Servicing Fee, at its election, it may pay itself the Master Servicing Fee for a series with respect to each Mortgage Loan either by:

      o withholding the Master Servicing Fee from any scheduled payment of interest prior to the deposit of the payment in the Collection Account for the related series;

      o withdrawing the Master Servicing Fee from the Collection Account after the entire Scheduled Payment has been deposited in the Collection Account; or

      o requesting that the trustee or the securities administrator pay the Master Servicing Fee out of amounts in the Distribution Account or the Securities Administration Account, as applicable.

The Servicers

      The servicer or servicers for a trust fund will be named in the related prospectus supplement and may be an affiliate of the depositor, the Sponsor, or a seller of Mortgage Loans for which it is acting as a servicer. Each servicer will service the Mortgage Loans pursuant to a Servicing Agreement and will be ultimately responsible for the performance of its duties thereunder. If a servicer services the Loans through Subservicers, the servicer will be ultimately responsible for the performance of the Subservicers' servicing activities. Each servicer will be entitled to receive a fee for its duties under the Servicing Agreement (the "Servicing Fee"), as set forth in the related prospectus supplement. In addition, the servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors. If a servicer is terminated by the Sponsor or the master servicer, the servicing function of the servicer will be either transferred to a substitute servicer or performed by the master servicer.

      The servicer, at its election, may pay itself the Servicing Fee for a series with respect to each Mortgage Loan either by:

      o withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of the payment in the Servicing Account for the related series; or

      o withdrawing the Servicing Fee from the Servicing Account after the entire Scheduled Payment has been deposited in the Servicing Account.

Collection Procedures; Escrow Accounts

      The master servicer will enforce the obligations of each servicer to make diligent efforts to collect all payments required to be made under the Mortgage Loans and, consistent with its Servicing Agreement for a series and any applicable insurance policies and other credit supports, to undertake the collection procedures of a prudent mortgage lending institution servicing similar Mortgage Loans. Consistent with the above, the master servicer and any servicer may, in its discretion, waive any assumption fee, late payment charge, or other charge in connection with a Loan.

      As specified in the prospectus supplement, the master servicer will cause each servicer to establish and maintain escrow or impound accounts ("Escrow Accounts") in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited. However, Mortgage Loans and Manufactured Home Loans may not require those payments under the loan related documents, in which case the master servicer will not cause the servicer to establish any Escrow Account with respect to those Loans.

      Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and other comparable items, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the Escrow Account to the extent required by law, to repair or restore the property securing the related Loan and to clear and terminate the Escrow Account. The servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to the account when a deficiency exists.

Deposits to and Withdrawals from the Collection Account

      The trustee, or the master servicer in its own name for the benefit of the trustee and the securityholders, will establish a separate account (the "Collection Account"). In addition, if described in the prospectus supplement, any securities administrator which performs trust administration or servicing functions on behalf of the trustee or the master servicer, as applicable, may also establish a separate account in its own name for the benefit of the securityholders which will be separate from, but will function and be maintained similarly to, the Collection Account.

      The Collection Account will be maintained in an account or accounts (1) at a depository institution or trust company acceptable to each Rating Agency, (2) the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation, provided that any deposits not insured will be maintained in an account or accounts at a depository institution whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may
be) have been rated by each Rating Agency in its highest short-term rating category or (3) with a depository institution otherwise acceptable to the trustee and each Rating Agency.

      The Collection Account may be maintained as an interest-bearing account, or the funds held therein may be invested, pending remittance to the trustee or securities administrator, as applicable, in Eligible Investments. If specified in the prospectus supplement, the master servicer or the trustee (or any securities administrator, if applicable) will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account. See "Fees and Expenses" in the prospectus supplement.

      As specified in the applicable Agreement, the master servicer will deposit or cause to be deposited into the Collection Account for each series on the Business Day following the closing date for the issuance of a series, any amounts representing Scheduled Payments due after the related Cut-off Date and unscheduled payments received on or after the related Cut-off Date but received by the master servicer on or before the closing date. Thereafter, the master servicer will deposit or cause to be deposited into the Collection Account for each series on the earlier of the applicable date of remittance to the trustee or securities administrator, as applicable, and one business day after the date of receipt thereof, the following payments and collections received or made by it (other than in respect of principal of and interest on the related Loans due on or before the Cut-off Date):

      o all payments on account of principal, including prepayments, on the Loans;

      o all payments on account of interest on the Loans after deducting therefrom, at the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Master Servicing Fee, if any, in respect of the Loans;

      o all amounts received by the master servicer in connection with the liquidation of defaulted Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with the Loans received from the mortgagor, other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage or otherwise pursuant to law ("Liquidation Proceeds"), exclusive of, in the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Master Servicing Fee, if any, in respect of the related Loan;

      o all proceeds received by the master servicer under any title, hazard or other insurance policy covering any Loan, other than proceeds to cover expenses incurred by or on behalf of the master servicer in connection with procuring such proceeds, to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the mortgage note or applicable law (which will be retained by the master servicer and not deposited in the Collection Account);

      o all amounts paid by a servicer with respect to a shortfall in interest on the Loans due to a principal prepayment;

      o all Advances for the related series made by the master servicer pursuant to the related Agreement or any servicer pursuant to the related Servicing Agreement; and

      o     all proceeds of any Loans repurchased pursuant to the related
            Agreement.

      Generally, the master servicer is permitted, from time to time, to make withdrawals from the Collection Account for each series for the following purposes or such other purposes as specified in the related Agreement:

      o to reimburse itself or any servicer for Advances for the related series made by it or a servicer pursuant to the related Agreement or Servicing Agreement, as applicable; the master servicer's right to reimburse itself or the servicer is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Mortgaged Property) which represent late recoveries (net of the applicable Master Servicing Fee or Servicing Fee) of Scheduled Payments respecting which any Advance was made;

      o to reimburse itself or any servicer for any Advances for the related series that the master servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which the Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

      o to reimburse itself or any servicer from Liquidation Proceeds for liquidation expenses and for amounts expended by it or a servicer in good faith in connection with the restoration of damaged Mortgaged Property and, to the extent that Liquidation Proceeds after reimbursement are in excess of the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon at the applicable Interest Rate (less the applicable Master Servicing Fee Rate or Servicing Fee Rate for the Mortgage Loan) to the Due Date next succeeding the date of its receipt of Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid assumption fees, late payment charges, or other charges on the related Loan and to retain any excess remaining thereafter as additional compensation;

      o to reimburse itself or any servicer for expenses incurred by and recoverable by or reimbursable to it or a servicer pursuant to the related Agreement or the Servicing Agreement, as applicable;

      o to pay to a Seller, the Sponsor or the depositor, as applicable, with respect to each Loan or REO Property acquired in respect thereof that has been repurchased pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

      o to reimburse itself, any servicer or custodian (or the trustee or securities administrator, if applicable) for the excess of any unreimbursed Advances with respect to a particular Loan over the related Liquidation Proceeds;

      o to make payments to the securities administrator of the related series for deposit into the Securities Administration Account, if any, or to make payments to the trustee of the related series for deposit into the Distribution Account, if any, or for remittance to the securityholders of the related series in the amounts and in the manner provided for in the related Agreement;

      o to reimburse any servicer for such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to such servicer; and

      o to clear and terminate the Collection Account pursuant to the related Agreement.

      In addition, if the master servicer deposits in the Collection Account for a series any amount not required to be deposited therein, it may, at any time, withdraw the amount from the Collection Account.

Servicing Accounts

      Each servicer will establish and maintain an account (a "Servicing Account") that will be an account or accounts maintained with (1) a depository institution or trust company whose commercial paper, short-term debt obligations, or other short-term deposits are rated at least "A-1+" or long-term unsecured debt obligations are rated at least "AA-" by S&P, if the amounts on deposit are to be held in the account for no more than 365 days or whose commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least "A-2" by S&P, if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement, (2) the corporate trust department of a depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation which has corporate trust powers and is acting in its fiduciary capacity; or (3) the Bank.

      As specified in the applicable Servicing Agreement, each servicer will deposit into the Servicing Account for each series on a daily basis, and retain therein, the following collections received by the servicer and payments made by the Servicer after the closing date:

      o all payments on account of principal, including prepayments, on the Loans;

      o all payments on account of interest on the Loans after deducting therefrom, at the discretion of the servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Servicing Account in accordance with the Servicing Agreement, the Servicing Fee n respect of the Loans;

      o     all Liquidation Proceeds;

      o all proceeds received by the servicer under any title, hazard or other insurance policy covering any Loan, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with normal servicing procedures (which will be retained by the servicer and not made to the master servicer for deposit in the Collection Account);

      o all condemnation proceeds that are not applied to the restoration or repair of the Mortgaged Property or released to the mortgagor;

      o any amounts required to be deposited by the servicer in connection with the deductible clause in any blanket hazard insurance policy;

      o any amounts received with respect to or related to any REO Property or REO Property disposition proceeds;

      o any prepayment penalty amounts required to be collected pursuant to the loan related documents and applicable law;

      o all Advances for the related series made by the servicer pursuant to the related Servicing Agreement; and

      o any other amounts required under the applicable Servicing Agreement to be deposited by the servicer.

      Each servicer is generally required to deposit into the Servicing Account all amounts enumerated in the preceding paragraph in respect of the Mortgage Loans received by the servicer, less its Servicing Fee and any additional compensation. On the date specified in the prospectus supplement, the servicer will remit to the master servicer all funds held in the Servicing Account with respect to each Mortgage Loan. The servicer may, to the extent described in the prospectus supplement, be required to advance any monthly installment of principal and interest that was not received, less its Servicing Fee, by the date specified in the related prospectus supplement.

Buy-Down Loans, GPM Loans and Other Subsidized Loans

      "Buy-Down Loans" are level payment or adjustable rate Mortgage Loans for which funds have been provided by a person other than the mortgagor to reduce the mortgagor's Scheduled Payment during the early years of the Mortgage Loan. With respect to each Buy-Down Loan, if any, included in a trust fund, the servicer will deposit all funds that are contributed by such third person in respect of the related Mortgaged Loan ("Buy-Down Amounts") in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Servicing Account (the "Buy-Down Fund"). The amount of the deposit, together with investment earnings thereon at the rate specified in the prospectus supplement, will provide sufficient funds to support the payments on the Buy-Down Loan on a level debt service basis. The servicer will not be obligated to add to the Buy-Down Fund should amounts therein and investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans, in which event distributions to the securityholders may be affected.

      Unless otherwise provided in the prospectus supplement, a Buy-Down Fund will not be included in or deemed to be a part of the trust fund. Unless otherwise specified in the prospectus supplement, the terms of all Buy-Down Loans provide for the contribution of buy-down funds in an amount equal to or exceeding either (1) the total payments to be made from those funds pursuant to the related buydown plan or (2) if the buy-down funds are present valued, that amount of buy-down funds which, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the Buy-Down Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the buy-down funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loan, in which event distributions to securityholders may be affected. With respect to each Buy-Down Loan, the servicer will deposit in the Servicing Account the amount, if any, of the buy-down funds (and, if applicable, investment earnings thereon) for each Buy-Down Loan that, when added to the amount due from the borrower on the Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

      If the borrower on a Buy-Down Loan prepays the Loan in its entirety during the period (the "Buy-Down Period") when the borrower is not obligated, on account of the buy-down plan, to pay the full Scheduled Payment otherwise due on the loan, the servicer will withdraw from the Buy-Down Fund and remit to the borrower in accordance with the related buy-down plan any buy-down funds remaining in the Buy-Down Fund. If a prepayment by a borrower during the Buy-Down Period together with buy-down funds will result in a prepayment in full, the servicer will withdraw from the Buy-Down Fund for deposit in the Servicing Account the buy-down funds and investment earnings thereon, if any, which together with the prepayment will result in a prepayment in full. If the borrower defaults during the Buy-Down Period with respect to a Buy-Down Loan and the property securing the related Loan is sold in liquidation (either by the servicer or the insurer under any related insurance policy), the servicer will withdraw from the Buy-Down Fund the buy-down funds and all investment earnings thereon, if any, for deposit in the Servicing Account or remit the same to the insurer if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default. In the case of any prepaid or defaulted Buy-Down Loan, the buy-down funds in respect of which were supplemented by investment earnings, the servicer will withdraw from the Buy-Down Fund and retain or remit to the borrower, depending upon the terms of the buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

      The terms of certain of the Loans may provide for the contribution of subsidy funds by the seller of the related Mortgaged Property or by another entity. With respect to each such Loan, the servicer will deposit the subsidy funds in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Servicing Account (a "Subsidy Fund"). Unless otherwise specified in the prospectus supplement, the terms of each such Loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of the Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the Subsidy Fund any of its own funds. Unless otherwise provided in the prospectus supplement, the Subsidy Fund will not be included in or deemed to be a part of the trust fund.

      If the depositor values any GPM Loans deposited into the trust fund for a Multi-Class Series on the basis of the GPM Loan's scheduled maximum principal balance, the servicer will, if and to the extent provided in the prospectus supplement, deposit in a custodial account (which may be interest bearing) (the "GPM Fund") complying with the requirements set forth above for the Servicing Account an amount which, together with reinvestment income thereon at the rate set forth in the prospectus supplement, will be sufficient to cover the amount by which payments of principal and interest on the GPM Loans assumed in calculating payments due on the Securities of that Multi-Class Series exceed the scheduled payments on the GPM Loans. The trustee will withdraw amounts from the GPM Fund for a series upon a prepayment of the GPM Loan as necessary and apply those amounts to the payment of principal and interest on the Securities of the related series. None of the depositor, the master servicer or any servicer will be obligated to supplement the GPM Fund should amounts therein and investment earnings thereon prove insufficient to maintain the scheduled level of payments, in which event, distributions to the securityholders may be affected. Unless otherwise specified in the prospectus supplement, the GPM Fund will not be included in or deemed to be part of the trust fund.

      With respect to any other type of Loan that provides for payments other than on the basis of level payments, an account may be established as described in the prospectus supplement on terms similar to those relating to the Buy-Down Fund, the Subsidy Fund or the GPM Fund.

Advances and Other Payments, and Limitations Thereon

      General

      The prospectus supplement will describe the circumstances under which a servicer will or, if the servicer fails to do so, the master servicer will make Advances with respect to delinquent payments on Loans. Unless otherwise specified in the prospectus supplement, neither the master servicer nor any servicer will be obligated to make Advances, and, if so obligated, the obligation to do so may be limited in amount, may be limited to advances received from the servicers (in the case of the master servicer), if any, or may not be activated until a certain portion of a specified reserve fund is depleted. If the master servicer is obligated to make Advances, a surety bond or other credit support may be provided with respect to that obligation as described in the prospectus supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer or the master servicer, as the case may be, out of amounts received on particular Loans that represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or Liquidation Proceeds from the related Loan, the master servicer or servicer will be entitled to reimbursement from other funds in the Collection Account or Servicing Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the prospectus supplement.

      Payments in Connection With Prepaid Loans

      In addition, when a borrower makes a principal prepayment in full between the due dates on which the borrower is required to make its payments on the Loan, as specified in the prospectus supplement (each, a "Due Date"), the borrower will generally be required to pay interest on the principal amount prepaid only to the date of the prepayment. If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the servicer may be obligated to make payment from its own funds to the extent necessary to include in its remittance to the master servicer for deposit into the Collection Account an amount equal to a full Scheduled Payment of interest on the related Loan (adjusted to the applicable Interest Rate). Unless otherwise specified in the prospectus supplement, such payment may not exceed the Servicing Fee for a Loan in the month of the prepayment for such Loan. The master servicer will not be obligated to make such payments in the event that a servicer fails to do so. Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount that the servicer is obligated to pay, a shortfall may occur as a result of a prepayment in full. See "Yield, Prepayment and Maturity Considerations."

Maintenance of Insurance Policies and Other Servicing Procedures

      Standard Hazard Insurance; Flood Insurance

      Except as otherwise specified in the prospectus supplement, the master servicer will maintain, or cause to be maintained by a servicer, on a Loan a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the property securing the related Loan is located. See "Description of Mortgage and Other Insurance." Unless otherwise specified in the prospectus supplement, coverage will be in an amount at least equal to the greater of (1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related Loan.

      The master servicer also will maintain, or cause to be maintained by a servicer, on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy with extended coverage in an amount that is at least equal to the maximum insurable value of the improvements which are a part of such REO Property and liability insurance. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to applicable laws and regulations as may at any time be in force and will require additional insurance. When, at the time of origination of a Loan, the property securing that Loan is located in a federally designated special flood hazard area, the master servicer will maintain, or cause to be maintained by a servicer, flood insurance as required under the Flood Disaster Protection Act of 1973, to the extent available, or as described in the prospectus supplement.

      Any amounts collected by the master servicer or the servicer, as the case may be, under any policies of insurance (other than amounts to be applied to the restoration or repair of the Mortgaged Property, released to the borrower in accordance with normal servicing procedures or used to reimburse the servicer or the master servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans it services pursuant to the related Servicing Agreement, it will conclusively be deemed to have satisfied its obligations to maintain a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by the policy absent a deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

      The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative may not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's Cooperative Dwelling or the Cooperative's building could significantly reduce the value of the collateral securing the Cooperative Loan to the extent not covered by other credit support. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained on a Condominium Unit relating to any Condominium

Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance insuring the entire Condominium building (including each individual Condominium Unit), and the owner(s) of an individual Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that a Condominium Association and the related borrower on a Condominium Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's Condominium Unit or the related Condominium Building could significantly reduce the value of the collateral securing the Condominium Loan to the extent not covered by other credit support.

      Special Hazard Insurance Policy

      To the extent specified in the prospectus supplement, the master servicer will maintain a special hazard insurance policy, in full force and effect with respect to the Loans. Unless otherwise specified in the prospectus supplement, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the Loans. The master servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the terminated special hazard insurance policy with a total coverage that is equal to the then existing coverage of the terminated special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the master servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account (net of amounts to be used to repair, restore or replace the related property securing the Loan or to reimburse the master servicer (or a servicer) for related amounts owed to
it). Certain characteristics of the special hazard insurance policy are described under "Credit Support -- Description of Mortgage and Other Insurance -- Hazard Insurance on the Loans."

      Primary Mortgage Insurance

      To the extent described in the prospectus supplement, the master servicer will cause each servicer to keep, in full force and effect, a primary mortgage insurance policy with respect to each Conventional Loan secured by Single Family Property for which insurance coverage is required for as long as the related mortgagor is obligated to maintain primary mortgage insurance under the terms of the related Loan. The master servicer will not, or knowingly permit any servicer to, cancel or refuse to renew applicable primary mortgage insurance policy that is in effect as of a closing date and is required to be kept in force unless a replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with a mortgage guarantee insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac (each, a "Qualified Insurer").

      Primary insurance policies will be required with respect to Manufactured Home Loans only to the extent described in the prospectus supplement. If primary mortgage insurance is to be maintained with respect to Manufactured Home Loans, the master servicer will be required to cause each servicer to maintain the insurance as described above. For further information regarding the extent of coverage under a primary mortgage insurance policy, see "Credit Support -- Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans."

      FHA Insurance and VA Guarantees

      To the extent specified in the prospectus supplement, all or a portion of the Loans may be insured by the FHA or guaranteed by the VA. The master servicer will be required to take steps reasonably necessary to keep the insurance and guarantees in full force and effect. See "Credit Support -- Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans."

      Environmental Insurance

      If specified in the applicable prospectus supplement, the trust or trustee will be the beneficiary, for the benefit of the securityholders, of insurance policies ("Environmental Policies") providing limited coverage against certain environmental risks with respect to the mortgaged properties securing certain Multifamily and Mixed Use Mortgage Loans. Subject to various exceptions and exclusions (including asbestos and lead paint), Environmental Policies will generally cover losses, clean-up costs, third-party claims and legal expenses up to pre-determined limits. Subject to the terms of the applicable policy, if a Mortgaged Property securing a covered loan is subject to environmental contamination, in the event of default by the borrower the outstanding principal balance of the loan, plus accrued interest, will be payable under the applicable Environmental Policy.

      Pool Insurance Policy

      If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to maintain a pool insurance policy with respect to the Loans in the amount and with the coverage described in the prospectus supplement. Unless otherwise specified in the prospectus supplement, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the Loans. The master servicer will be obligated to pay the premiums for the pool insurance policy on a timely basis.

      The prospectus supplement will identify the pool insurer for each series of Securities. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by Freddie Mac or Fannie Mae or because its claims-paying ability is no longer rated in the category required by the prospectus supplement, the master servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the master servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the master servicer will exercise its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced; provided that, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the Collection Account (net of expenses of the master servicer or any related unreimbursed advances or unpaid Master Servicing Fee). Certain characteristics of the pool insurance policy are described under "Credit Support -- Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans."

      Bankruptcy Bond

      If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to obtain and thereafter maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related Agreement, unless coverage thereunder has been exhausted through payment of claims. If specified in the prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the master servicer at any time, provided that the cancellation or reduction does not adversely affect the then current rating of the related series of Securities. See "Description of Mortgage and Other Insurance -- Bankruptcy Bond."

Presentation of Claims; Realization Upon Defaulted Loans

      Except as described below, the master servicer or a servicer will be required to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing any Mortgage Loan in the related trust fund that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. The master servicer will cause each servicer, on behalf of the trustee and the securityholders, to prepare and present all claims with respect to any standard hazard insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable in respect of any FHA insurance or VA guarantee respecting defaulted Mortgage Loans.

      The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the real properties securing the related Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related Mortgage Loan. In connection with any foreclosure or other conversion, the master servicer will follow those practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that: (1) the restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgage Loan available to the securityholders after reimbursement to itself for its expenses and (2) that the expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance.

      Notwithstanding anything to the contrary in this prospectus, in the case of a trust fund for which a REMIC election has been made, the servicer will not liquidate any collateral acquired through foreclosure later than three years after the acquisition of the collateral, unless an extension has been granted by the IRS. While the holder of Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the master servicer nor any servicer will be required to do so.

      Similarly, if any property securing a defaulted Loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the master servicer nor any servicer will be required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the Liquidation Proceeds in respect of the Loan after reimbursement of the expenses incurred by the servicer or the master servicer and (2) that the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

      As to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "Legal Aspects of Loans -- Realizing Upon Cooperative Loan Security." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

      With respect to a Loan secured by a Multifamily Property, the market value of any property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained by renting the dwelling units. As a default on a Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Loan, it can be anticipated that the market value of the property will be less than anticipated when the Loan was originated. To the extent that equity does not cushion the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust fund. With respect to a defaulted Manufactured Home Loan, the value of the related Manufactured Home can be expected to be less on resale than the value of a new Manufactured Home. To the extent equity does not cushion the loss in market value, and the loss is not covered by other credit support, a loss may be experienced by the trust fund.

Enforcement of Due-On-Sale Clauses

      Typically, when any Mortgaged Property is about to be conveyed by the borrower, the master servicer, to the extent it has knowledge of the prospective conveyance and prior to the conveyance, will cause the applicable servicer to exercise its rights to deny assumption of the Loan under the applicable "due-on-sale" clause, if any, unless the servicer, in its prudent business judgment, determines that an assumption of the Loan is in the best interests of the Trust Fund and the master servicer approves such assumption. When the Mortgaged Property has been conveyed, the servicer, to the extent it has knowledge of the conveyance, will enforce its rights to accelerate the maturity of the Loan under the applicable "due-on-sale" clause. The master servicer will not be required to cause the servicer to take action to accelerate the maturity of the Loan if the servicer, in its prudent business judgment, believes it is not in the best interests of the Trust Fund. Furthermore, the servicer will not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under any primary mortgage insurance policy. In this case, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been conveyed, pursuant to which that person will become liable and the original borrower will remain liable. If the servicer is unable under applicable law to require the borrower to remain liable under the Loan related documents and the servicer has the prior consent of any primary mortgage guaranty insurer, the borrower will be released from liability and the person to whom the property has been conveyed will be substituted as the borrower and becomes liable under the Loan related documents. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The interest rate, unpaid principal amount and term of the Loan may not be changed in connection with an assumption.

Certain Rights Related to Foreclosure

      Certain rights in connection with foreclosure of defaulted Mortgage Loans may be granted to the holders of the class of Subordinate Securities ranking lowest in priority and, when those Securities are no longer outstanding, to the holders of the class of Subordinate Securities ranking next lowest in priority. These rights may include the right to delay foreclosure until a Mortgage Loan has been delinquent for six months, provided that upon election to delay foreclosure the holder establishes a reserve fund for the benefit of the trust fund in an amount equal to 125% of the greater of the Scheduled Principal Balance of the Mortgage Loan or the appraised value of the related Mortgaged Property, plus three months' accrued interest on the Mortgage Loan. Any exercise of the right to delay foreclosure could affect the amount recovered upon liquidation of the related Mortgaged Property. These rights may also include the right to recommend foreclosure or alternatives to foreclosure with respect to a defaulted Mortgage Loan, and the right to purchase the defaulted Mortgage Loan from the trust fund.

Servicing Compensation and Payment of Expenses

      The master servicer may be entitled to a Master Servicing Fee and each servicer will be entitled to a Servicing Fee in an amount to be determined as specified in the prospectus supplement, which may be fixed or variable. In addition, the master servicer or any servicer may be entitled to servicing compensation in the form of assumption fees, late payment charges, or excess proceeds following disposition of property in connection with defaulted Loans.

      As provided in the prospectus supplement, the trust fund, the master servicer and the servicers may be required to pay certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the trustee and independent accountants, the payment of insurance policy premiums and the cost of credit support, if any, and the payment of expenses incurred in enforcing the obligations of the master servicer and the servicers and in preparation of reports to securityholders. Certain of these expenses may be reimbursable pursuant to the terms of the related Agreement or applicable Servicing Agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of the master servicer and the servicers, from any recoveries in excess of amounts due with respect to the related Loans or from specific recoveries of costs.

      The master servicer and each servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related trust fund will suffer no loss by reason of the expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related trust fund will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the master servicer's or any servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan that would be distributable to securityholders.

      In addition, the master servicer and each servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, the right of reimbursement being prior to the rights of the securityholders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other credit supports. The master servicer and each servicer is also entitled to reimbursement from the Collection Account or a Servicing Account, respectively, for Advances. In addition, when a borrower makes a principal prepayment in full between Due Dates on the related Loan, the borrower will generally be required to pay interest on the amount prepaid only to the date of prepayment.

      If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the servicer's remittance to the master servicer for deposit into the Collection Account an amount equal to a full scheduled payment of interest on the related Loan (adjusted to the applicable Interest Rate). Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount of the Servicing Fee, a shortfall to securityholders may occur as a result of a prepayment in full. The Master Servicer will not be required to reduce its Master Servicing Fee or any additional compensation to prevent the securityholders from being adversely affected by any shortfall in interest. See "Yield, Prepayment and Maturity Considerations."

      The rights of the master servicer to receive funds from the Collection Account for a series, whether as the Master Servicing Fee, if any, or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of the related series. The rights of a servicer to receive funds from the Servicing Account for a series, whether as the Servicing Fee, if any, or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of the related series.

Evidence as to Compliance

      The related Agreement for each series will require the trustee, any securities administrator, any master servicer, each custodian, each servicer, each subservicer and any other party that is participating in the servicing function of the Primary Assets to provide to the depositor and any other party specified in the related Agreement, on an annual basis on or before the date specified in the related Agreement, a report on assessment of compliance with servicing criteria for asset-backed securities together with a copy of an attestation report from a registered public accounting firm regarding such party's assessment of compliance. In addition, the related Agreement will require each of the trustee, any securities administrator, any master servicer, each custodian, each servicer, each subservicer and any other party that is participating in the servicing function of the Primary Assets to provide to the depositor and any other party specified in the related Agreement, on an annual basis on or before the date specified in the applicable agreement to provide a statement of compliance, signed by an authorized officer, to the effect that (a) a review of the party's activities during the reporting period and of its performance under the related Agreement has been made under such officer's supervision and (b) to the best of that officer's knowledge, based on such review, such party has fulfilled all of its obligations under the related Agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to that officer and the nature and status thereof.

Certain Matters Regarding the Master Servicer

      The master servicer for each series, if any, will be identified in the prospectus supplement. The master servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

      In the event of an event of default under the related Agreement, the master servicer may be replaced by the trustee or a successor master servicer. See "The Agreements -- Event of Default; Rights upon Events of Default."

      The master servicer generally will not have the right to assign its rights and delegate its duties and obligations under the related Agreement for each series; provided that in the event of the termination or resignation of the master servicer, the successor master servicer accepting the assignment:

      o     is qualified to service mortgage loans for Fannie Mae or Freddie
            Mac;

      o     has a net worth of not less than $15,000,000; and

      o the trustee, the securities administrator, if any, and the successor master servicer will take all actions, consistent with the related Agreement, as will be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted under the related Agreement which are not inconsistent herewith.

      No assignment will become effective until the trustee, the securities administrator or a successor master servicer has assumed the master servicer's obligations and duties under the related Agreement. To the extent that the master servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above; however, in this case, the assigning master servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the master servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the master servicer's obligations under the related Agreement, provided that the successor or surviving entity is qualified to service mortgage loans for Fannie Mae or Freddie Mac and has a net worth of not less than $15,000,000.

      Each Agreement will also provide that neither the master servicer, nor any director, officer, employee or agent of the master servicer, will be under any liability to the related trust fund or the securityholders for any action taken or for failing to take any action in good faith pursuant to the related Agreement or for errors in judgment; provided, however, that neither the master servicer nor any such person will be protected against any breach of warranty or representations made under the related Agreement or the failure to perform its obligations in compliance with any standard of care set forth in the related Agreement or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

      Each Agreement will further provide that the master servicer and any director, officer, employee or agent of the master servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreements or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement provides that the master servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the related Agreement which, in its opinion, may involve it in any expense or liability. The master servicer may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In this case, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs, and liabilities of the trust fund and the master servicer will be entitled to be reimbursed therefor out of the Collection Account.

                                 Credit Support

General

      Credit support may be provided with respect to one or more classes of a series of Securities or for the related Primary Assets. Credit support may take the form of one or more of the following:

      o     an irrevocable letter of credit;

      o the subordination of one or more classes of the Securities of a series; o allocation of losses on the Primary Assets to certain classes of Securities before allocation to other classes;

      o     reserve funds;

      o a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy;

      o     a surety bond or financial guaranty insurance policy;

      o     the use of cross-support features;

      o overcollateralization of the Primary Assets of a series relative to the total principal amount of the Securities of that series;

      o     the creation and application of excess interest from the Primary
            Assets;

      o derivative instruments such as interest rate caps, interest rate swaps or market value swaps that are intended to provide credit support; or

      o     third-party guarantees or similar instruments.

      In all cases, the amounts and terms and conditions of the credit support must be acceptable to each Rating Agency. If specified in the prospectus supplement, any form of credit support may be structured so as to protect against losses relating to more than one trust fund.

      The credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon at the applicable Interest Rate. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, securityholders will bear their allocable share of deficiencies. See "The Agreements -- Event of Default; Rights Upon Event of Default." Moreover, if a form of credit support covers more than one trust fund (each, a "Covered Trust"), holders of Securities issued by any of the Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts prior to the Covered Trust receiving any of its intended share of the coverage.

      If credit support is provided with respect to a series, or the related Primary Assets, the prospectus supplement will include a description of:

      o     the amount payable under the credit support;

      o any conditions to payment thereunder not otherwise described in this prospectus;

      o the conditions (if any) under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

      o the material provisions of any agreement relating to the credit support.

      Additionally, the prospectus supplement will set forth certain information with respect to the issuer of any third-party credit support, including:

      o     a brief description of its principal business activities;

      o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

      o     if applicable, the credit ratings assigned to it by rating agencies;
            and

      o     certain financial information.

Subordinate Securities; Subordination Reserve Fund

      If specified in the prospectus supplement, one or more classes of a series may be Subordinate Securities. If specified in the prospectus supplement, the rights of the Subordinate securityholders to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to the rights of the Senior securityholders to the extent of the then applicable "Subordinated Amount" as defined in the prospectus supplement. The Subordinated Amount will decrease whenever amounts otherwise payable to the Subordinate securityholders are paid to the senior securityholders (including amounts withdrawn from the subordination reserve fund, if any, established pursuant to the related Agreement (the "Subordination Reserve Fund") and paid to the senior securityholders), and will (unless otherwise specified in the prospectus supplement) increase whenever there is distributed to the holders of Subordinate Securities amounts in respect of which subordination payments have previously been paid to the senior securityholders (which will occur when subordination payments in respect of delinquencies and certain other deficiencies have been recovered).

      A series may include a class of Subordinate Securities entitled to receive cash flows remaining after distributions are made to all other classes. This right will effectively be subordinate to the rights of other securityholders, but will not be limited to the Subordinated Amount.

      With respect to any series that includes one or more classes of Subordinate Securities, a Subordination Reserve Fund may be established if specified in the prospectus supplement. The Subordination Reserve Fund, if any, will be funded with cash, an irrevocable letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to holders of Subordinate Securities, or both, as specified in the prospectus supplement. The Subordination Reserve Fund will not be a part of the trust fund, unless otherwise specified in the prospectus supplement. If the Subordination Reserve Fund is not a part of the trust fund, the trustee will have a security interest therein on behalf of the senior securityholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on Senior Securities under the circumstances set forth in the prospectus supplement.

      Moneys deposited in any Subordinated Reserve Fund will be invested in Eligible Reserve Fund Investments. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from these investments will be credited to the Subordinated Reserve Fund for the related series, and any loss resulting from the investments will be charged to the Subordinated Reserve Fund. Amounts in any Subordinated Reserve Fund in excess of the Required Reserve Fund Balance may be periodically released to the holders of Subordinate Securities under the conditions and to the extent specified in the prospectus supplement. Additional information concerning any Subordinated Reserve Fund will be set forth in the prospectus supplement, including the amount of any initial deposit to the Subordinated Reserve Fund, the Required Reserve Fund Balance to be maintained therein, the purposes for which funds in the Subordinated Reserve Fund may be applied to make distributions to senior securityholders and the employment of reinvestment earnings on amounts in the Subordinated Reserve Fund, if any.

Allocation of Losses

      If specified in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage to property securing a Loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of certain provisions of the federal bankruptcy code, 11 United States Code ss.101 et seq., and related rules and regulations promulgated thereunder (the "Bankruptcy Code"), or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan.

      Amounts representing these types of losses on the Primary Assets (to the extent that those losses exceed any excess interest and any overcollateralization, as further described in the related prospectus supplement) will be applied to reduce the principal amount of the class of Subordinate Securities still outstanding that has the lowest payment priority, until the principal amount of that class of Securities has been reduced to zero. If this subordination is insufficient to absorb losses in excess of excess interest and any overcollateralization that exists or is created, then holders of the Subordinate Securities, particularly the Subordinate Securities with the lowest payment priority, may not receive all of their principal payments. If the principal amount of the Subordinate Securities have been reduced to zero, losses on the Primary Assets may be applied to reduce the principal balance of the class or classes of Senior Certificates, as provided in the prospectus supplement for the related series.

Cross-Support Features

      If the Primary Assets for a series are divided into separate Asset Groups, beneficial ownership of which is evidenced by, or which secure, a separate class or classes of a series, credit support may be provided by a cross-support feature that requires that distributions be made on Senior Securities backed by one Asset Group prior to distributions on Subordinate Securities backed by another Asset Group within the trust fund. The prospectus supplement for a series that includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

Overcollateralization

      If specified in the related prospectus supplement, the credit support for a series of Securities may include overcollateralization. If the total principal balance of the related Primary Assets in the trust fund exceeds the total principal amount of the related Securities at any time, the excess is called "overcollateralization." Overcollateralization may be established when the related trust fund is created; in addition, overcollateralization may be created or increased by applying amounts of excess interest to build up overcollateralization, as described under "-- Excess Interest" below. All or a portion of excess interest, if any, may be applied to pay principal on the Securities to the extent needed to maintain the related level of overcollateralization, as provided in the related prospectus supplement. To the extent there is an insufficient amount of excess interest, the related level of overcollateralization for a series may not be maintained. In addition, losses realized on the Primary Assets may be applied to reduce the amount of any overcollateralization, before the balance of any Securities are reduced by losses; see "-- Allocation of Losses" above.

Excess Interest

      The Primary Assets may bear interest each month that exceeds the amount needed to pay interest on the Securities and any other fees or expenses, if any, payable from the trust fund to any third party. This "excess interest," if any, received from the Primary Assets will generally be available to absorb realized losses on the Primary Assets, to pay unpaid interest on the Securities or to maintain the related level of overcollateralization. In addition, excess interest may be applied to pay principal on certain Securities. The prospectus supplement for a series that includes an excess interest feature will describe the conditions that will affect the amount of excess interest that the Primary Assets will generate.

Insurance

      Credit support with respect to a series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each insurance policy, with respect to all Loans comprising or underlying the Primary Assets for a series, or those Loans with certain characteristics. The insurance policies include primary mortgage insurance and standard hazard insurance and may, if specified in the prospectus supplement, include a pool insurance policy covering losses in amounts in excess of coverage of any primary insurance policy, a special hazard insurance policy covering certain risks not covered by standard hazard insurance policies, a bankruptcy bond covering certain losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, a repurchase bond covering the repurchase of a Loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the origination of the related Loan, or other insurance covering other risks associated with the particular type of Loan. See "Description of Mortgage and Other Insurance."

      Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the Loans comprising the Primary Assets for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

Letter of Credit

      The letter of credit, if any, with respect to a series of Securities will be issued by the bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the prospectus supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more classes of Securities (the "L/C Percentage"). If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. See "Description of the Securities -- Optional Termination" and "The Agreements -- Termination." A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

Financial Guaranty Insurance Policy

      Credit support may be provided in the form of a financial guaranty insurance policy by one or more insurance companies named in the prospectus supplement. The financial guaranty insurance policy will guarantee, with respect to one or more classes of Securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a securityholder that is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the financial guaranty insurance policy for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days following the issuance of the Securities of the related series.

Reserve Funds

      One or more Reserve Funds may be established with respect to a series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination thereof, in the amounts specified in the prospectus supplement will be deposited. The Reserve Funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Primary Assets as specified in the prospectus supplement.

      Amounts on deposit in any Reserve Fund for a series, together with the reinvestment income thereon, will be applied by the trustee for the purposes, in the manner, and to the extent specified in the prospectus supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Securities, if required as a condition to the rating of the related series by each Rating Agency, or to reduce the likelihood of special distributions with respect to any Multi-Class Series. If specified in the prospectus supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan. Following each Distribution Date amounts in the Reserve Fund in excess of any required Reserve Fund balance may be released from the Reserve Fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application by the trustee.

      Moneys deposited in any Reserve Funds will be invested in Eligible Reserve Fund Investments, except as otherwise specified in the prospectus supplement. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, this income may be payable to the master servicer or a servicer as additional servicing compensation. See "Servicing of Loans" and "The Agreements -- Investment of Funds." The Reserve Fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

      Additional information concerning any Reserve Fund will be set forth in the prospectus supplement, including the initial balance of the Reserve Fund, the required Reserve Fund balance to be maintained, the purposes for which funds in the Reserve Fund may be applied to make distributions to securityholders and use of investment earnings from the Reserve Fund, if any.

Derivative Instruments

      If specified in the related prospectus supplement, the trust fund may include one or more derivative instruments which are intended to provide credit support. Derivative instruments included in any trust fund included for that purpose will be used only in a manner that reduces or alters risk resulting from the Mortgage Loans or other assets in the pool, and only in a manner such that the return on the Securities will be based primarily on the performance of the Mortgage Loans or other assets in the pool. Derivative instruments included to provide credit support may include interest rate swaps (or caps, floors or collars), yield supplement agreements or market value swaps.

      For a further description of these derivative instruments, see "Derivatives" below.

Description of Mortgage and Other Insurance

      The following descriptions of primary mortgage insurance policies, pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete. If specified in the prospectus supplement, insurance may be structured so as to protect against losses relating to more than one trust fund in the manner described therein.

Mortgage Insurance on the Loans

      General

      Except as specified in the prospectus supplement, generally, all Mortgage Loans that are Conventional Loans secured by Single Family Property and which had initial Loan-to-Value Ratios of greater than 80% will be covered by primary mortgage insurance policies providing coverage with respect to the amount of each Mortgage Loan in excess of 75% of the original Appraised Value of the related Mortgaged Property and remaining in force until the principal balance of the Mortgage Loan is reduced to 80% of the original Appraised Value.

      A pool insurance policy will be obtained if specified in the prospectus supplement to cover any loss (subject to limitations described in this prospectus) occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy or FHA Insurance. See "-- Pool Insurance Policy" below. Neither the primary mortgage insurance policies nor any pool insurance policy will insure against certain losses sustained in the event of a personal bankruptcy of the borrower under a Mortgage Loan. See "Legal Aspects of Loans." These losses will be covered to the extent described in the prospectus supplement by the bankruptcy bond or other credit support, if any.

      To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed Mortgage Loan, and to the extent these losses are not covered by the pool insurance policy, Environmental Policy or other credit support for the related series, any losses would affect payments to securityholders. In addition, the pool insurance policy and primary mortgage insurance policies do not provide coverage against hazard losses. See "-- Hazard Insurance on the Loans" below. Certain hazard risks will not be insured and the occurrence of hazards could adversely affect payments to securityholders. For a general description of Environmental Policies, see "Maintenance of Insurance Policies and Other Servicing Procedures -- Environmental Insurance."

      Primary Mortgage Insurance

      Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a Mortgage Loan (referred to as the "Insured Loss") generally will consist of the insured percentage (typically ranging from 12% to 25%) of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

      o all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property;

      o hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the Mortgage Loan;

      o     amounts expended but not approved by the mortgage insurer;

      o     claim payments previously made by the mortgage insurer; and

      o     unpaid premiums.

      Primary mortgage insurance policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including:

      o fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan;

      o failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans;

      o     physical damage to the Mortgaged Property; and

      o the related servicer not being approved as a servicer by the mortgage insurer.

      Primary mortgage insurance policies generally contain provisions substantially as follows: (1) under the policy, a claim includes unpaid principal, accrued interest at the applicable loan interest rate to the date of filing of a claim thereunder and certain advances (with a limitation on attorneys' fees for foreclosures of 3% of the unpaid principal balance and accumulated delinquent interest) described below; (2) when a claim is presented, the mortgage insurer will have the option of paying the claim in full and taking title to the property and arranging for the sale thereof or paying the insured percentage of the claim and allowing the insured to retain title to the property; (3) unless earlier directed by the mortgage insurer, claims must be made within a specified period of time (typically, 60 days) after the insured has acquired good and marketable title to the property; and (4) a claim must be paid within a specific period of time (typically, 60 days) after the claim is accepted by the mortgage insurer.

      As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a Mortgage Loan, the insured will be required to:

      o advance or discharge all hazard insurance policy premiums, and as necessary and approved in advance by the mortgage insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses, (4) any outstanding liens (as defined in the primary mortgage insurance policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees;

      o in the event of any physical loss or damage to the Mortgaged Property, restore and repair the Mortgaged Property to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

      o tender to the mortgage insurer good and marketable title to and possession of the Mortgaged Property.

      Other provisions and conditions of each primary mortgage insurance policy covering a Mortgage Loan will generally include that:

      o no change may be made in the terms of the Mortgage Loan without the consent of the mortgage insurer;

      o written notice must be given to the mortgage insurer within 10 days after the insured becomes aware that a borrower is delinquent in the payment of a sum equal to the aggregate of two Scheduled Payments due under the Mortgage Loan or that any proceedings affecting the borrower's interest in the Mortgaged Property securing the Mortgage Loan have been commenced, and thereafter the insured must report monthly to the mortgage insurer the status of any Mortgage Loan until the Mortgage Loan is brought current, the proceedings are terminated or a claim is filed;

      o the mortgage insurer will have the right to purchase the Mortgage Loan, at any time subsequent to the 10 days' notice described above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan plus accrued and unpaid interest thereon at the applicable Mortgage Rate and reimbursable amounts expended by the insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months and less the sum of any claim previously paid under the policy with respect to the Mortgage Loan and any due and unpaid premium with respect to the policy;

      o the insured must commence proceedings at certain times specified in the policy and diligently proceed to obtain good and marketable title to and possession of the mortgaged property;

      o the insured must notify the mortgage insurer of the institution of any proceedings, provide it with copies of documents relating thereto, notify the mortgage insurer of the price amounts specified above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid that amount unless the mortgage insurer specifies a lower or higher amount; and

      o the insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the mortgage insurer, provided the ability of the insured to assign specified rights to the mortgage insurer are not thereby impaired or the specified rights of the mortgage insurer are not thereby adversely affected.

      The mortgage insurer will be required to pay to the insured either: (1) the insured percentage of the loss; or (2) at its option under certain of the primary mortgage insurance policies, the sum of the delinquent Scheduled Payments plus any advances made by the insured, both to the date of the claim payment, and thereafter, Scheduled Payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred, or (b) an approved sale. Any rents or other payments collected or received by the insured that are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

      FHA Insurance and VA Guaranty

      The benefits of the FHA insurance and VA guaranty are limited, as described below. To the extent that amounts payable under the applicable policy are insufficient to cover losses in respect of the related Mortgage Loan, any loss in excess of the applicable credit enhancement will be borne by securityholders.

      Under both the FHA and VA programs the master servicer or servicer must follow certain prescribed procedures in submitting claims for payment. Failure to follow procedures could result in delays in receipt of the amount of proceeds collected in respect of any liquidated Mortgage Loan under the applicable FHA insurance or VA guaranty ("FHA/VA Claim Proceeds") and reductions in FHA/VA Claim Proceeds received.

      FHA, a division of HUD, is responsible for administering federal mortgage insurance programs authorized under the Federal Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. FHA Mortgage Loans are insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program as well as to refinance an existing insured mortgage. These programs generally limit the principal amount of the mortgage loans insured. Mortgage loans originated prior to October 21, 1998, and insured by the FHA generally require a minimum down payment of approximately 3% to 5% of the acquisition cost, which includes the lesser of the appraised value or sales price, plus eligible closing costs, subject to a maximum loan-to-value ratio of approximately 97%. Mortgage loans originated on or after October 21, 1998, and insured by the FHA generally require a minimum cash investment of 3% of the lesser of appraised value or sales price, subject to a maximum loan-to-value ratio (generally, approximately 97.75%) that is determined based on the loan amount and the state in which the mortgaged property is located.

      The monthly or periodic insurance premiums for FHA Mortgage Loans will be collected by the master servicer or servicer and paid to FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable upon foreclosure (or other acquisition or possession) and in general, conveyance of the mortgaged property to HUD. With respect to a defaulted FHA Mortgage Loan, a master servicer or servicer is limited in its ability to initiate foreclosure proceedings. When it is determined by a master servicer or servicer or HUD that default was caused by circumstances beyond the borrower's control, the master servicer or servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Relief may involve the reduction or suspension of Scheduled Payments for a specified period, which payments are to be made up on or before the maturity date of the Mortgage Loan, or the rescheduling or other adjustment of payments due under the Mortgage Loan up to or beyond the scheduled maturity date. In addition, when a default caused by specified circumstances is accompanied by certain other factors, HUD may provide relief by making payments to a master servicer or servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments, under certain circumstances, are to be repaid by the borrower to HUD). With certain exceptions, at least three full installments must be due and unpaid under the Mortgage Loan before a master servicer or servicer may initiate foreclosure proceedings.

      HUD terminated its assignment program for borrowers, effective April 25, 1996. Borrowers who did not request the assignment of their mortgage to HUD prior to that date are ineligible for consideration. Under this terminated program, HUD previously accepted assignment of defaulted mortgages and paid insurance benefits to lenders. The program was available only to eligible borrowers whose default was caused by circumstances beyond their control.

      On March 20, 1998, an Illinois Federal District Court in Ferrell v. United States Department of Housing and Urban Development (N.D. Ill. (No. 73C 334)) granted a preliminary injunction requiring HUD to reinstate the assignment program or an equivalent substitute. Plaintiffs in Ferrell have alleged that HUD is required to maintain the program pursuant to the terms of prior court order. It is difficult to assess what effect, if any, the final outcome of the Ferrell litigation will have on FHA claim policies or procedures and what effect changes in these policies or procedures, if any are made, will have on the servicing of FHA Mortgage Loans.

      HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Current practice is to pay claims in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate.

      The amount of insurance benefits generally paid by the FHA is equal to the unpaid principal balance of the defaulted mortgage loan, plus amounts to reimburse the mortgagee for certain costs and expenses, less certain amounts received or retained by the mortgagee after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the mortgagee is compensated for no more than two-thirds of its foreclosure costs, and for interest accrued and unpaid from a date 60 days after the borrower's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan and, upon assignment, interest from the date of assignment to the date of payment of the claim, in each case at the applicable HUD debenture interest rate, provided all applicable HUD requirements have been met.

      Although FHA insurance proceeds include accrued and unpaid interest on the defaulted mortgage loan, the amount of interest paid may be substantially less than accrued interest. As described above, FHA will reimburse interest at the applicable debenture interest rate, which will generally be lower than the Mortgage Rate on the related Mortgage Loan. Negative interest spread between the debenture rate and the Mortgage Rate, as well as the failure of FHA insurance to cover the first 60 days of accrued and unpaid interest and all foreclosure expenses as described above, could result in losses to securityholders. The interest payable may be curtailed if a master servicer or servicer has not met FHA's timing requirements for certain actions during the foreclosure and conveyance process. When a servicer exceeds the timing requirements and has not obtained an extension from FHA, FHA will pay interest only to the date the particular action should have been completed.

      VA Mortgage Loans are partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, which permits a veteran (or, in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit or to refinance an existing guaranteed loan. The program requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal balance of the mortgage loan. At present, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan is 50% of the unpaid principal balance of a loan of $45,000 or less, $22,500 for any loan of more than $45,000 but less than $56,250, to the lesser of $36,000 or 40% of the principal balance of a loan of $56,251 to $144,000, and, for loans of more than $144,000, the lesser of 25% of the principal balance of the mortgage loan or $60,000.

      With respect to a defaulted VA guaranteed mortgage loan, the mortgagee is, absent exceptional circumstances, authorized to foreclose only after the default has continued for three months. Generally, a claim for the guarantee is submitted after foreclosure and after the filing with the VA by the mortgagee of a notice of election to convey the related mortgaged property to the VA.

      In instances where the net value of the mortgaged property securing a VA guaranteed mortgage loan is less than the unguaranteed portion of the indebtedness outstanding (including principal, accrued interest and certain limited foreclosure costs and expenses) on the related mortgage loan, the VA may notify the mortgagee that it will not accept conveyance of the mortgaged property (a "No-Bid"). In the case of a No-Bid, the VA will pay certain guaranty benefits to the mortgagee and the mortgagee will generally take title to and liquidate the mortgaged property. The guaranty benefits payable by the VA in the case of a No-Bid will be an amount equal to the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness (which may include accrued and unpaid interest and certain expenses of the mortgagee, including foreclosure expenses) up to the amount originally guaranteed.

      When the mortgagee receives the VA's No-Bid instructions with respect to a defaulted mortgage loan, the mortgagee has the right (but not the obligation) to waive or satisfy a portion of the indebtedness outstanding with respect to the defaulted mortgage loan by an amount that would cause the unguaranteed portion of the indebtedness (including principal, accrued interest and certain limited foreclosure costs and expenses) after giving effect to the reduction to be less than the net value of the mortgaged property securing the mortgage loan (a "Buydown"). In the case of a Buydown, the VA will accept conveyance of the mortgaged property and the mortgagee will suffer a loss to the extent of the indebtedness that was satisfied or waived in order to effect the Buydown, in addition to any other losses resulting from unreimbursed foreclosure costs and expenses and interest that may have accrued beyond the applicable VA cut-off date.

      In the event the VA elects a No-Bid, the amount paid by the VA cannot exceed the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted Mortgage Loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness, as described above. As a result of these limitations, losses associated with defaulted VA Mortgage Loans could be substantial.

      Pool Insurance Policy

      If specified in the prospectus supplement, the master servicer will, or will require the servicer to, maintain a pool insurance policy for the Loans in the trust fund on behalf of the trustee and the securityholders. See "Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures." Although the terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of the policies generally.

      The prospectus supplement will describe any provisions of a pool insurance policy that are materially different from those described below. It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all Mortgage Loans in the related trust fund that have Loan-to-Value Ratios at the time of origination in excess of 80% and that a claim under the primary mortgage insurance policy has been submitted and settled. FHA

Insurance and VA Guarantees may be deemed to be acceptable primary insurance policies under the pool insurance policy.

      Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which will generally be:

      o the amount of the unpaid principal balance of the defaulted Mortgage Loan immediately prior to the approved sale of the Mortgaged Property;

      o the amount of the accumulated unpaid interest on the Mortgage Loan to the date of claim settlement at the contractual rate of interest; and

      o advances made by the insured as described above less certain payments.

      An "approved sale" is:

      o a sale of the Mortgaged Property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval;

      o a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the pool insurer;

      o the acquisition of the Mortgaged Property under the primary mortgage insurance policy by the mortgage insurer; or

      o     the acquisition of the Mortgaged Property by the pool insurer.

      As a condition precedent to the payment of any loss, the insured must provide the pool insurer with good and marketable title to the Mortgaged Property. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer and servicer will not be required to expend their own funds to restore the damaged property unless either determines that the restoration will increase the proceeds to the securityholders on liquidation of the Mortgage Loan after reimbursement of the master servicer and the servicer for its expenses and that the expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

      The original amount of coverage under the mortgage pool insurance policy will be reduced over the life of the Securities by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby. The amount of claims paid includes certain expenses incurred by the master servicer and the servicer as well as accrued interest at the applicable interest rate on delinquent Mortgage Loans to the date of payment of the claim. See "Legal Aspects of Loans." Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the original policy limit, coverage under the mortgage pool insurance policy will lapse and any further losses will be borne by the trust fund, and thus will affect adversely payments on the Securities. In addition, the exhaustion of coverage under any mortgage pool insurance policy may affect the master servicer's or servicer's willingness or obligation to make Advances. If the master servicer or a servicer determines that an Advance in respect of a delinquent Loan would not be recoverable from the proceeds of the liquidation of the Loan or otherwise, it will not be obligated to make an advance respecting any delinquency since the Advance would not be ultimately recoverable by it. See "Servicing of Loans -- Advances and Other Payments, and Limitations Thereon."

      Mortgage Insurance with Respect to Manufactured Home Loans

      A Manufactured Home Loan may be an FHA Loan or a VA Loan. Any primary mortgage or similar insurance and any pool insurance policy with respect to Manufactured Home Loans will be described in the prospectus supplement.

Hazard Insurance on the Loans

      Standard Hazard Insurance Policies

      The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the improvements on the property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit support will adversely affect distributions to securityholders. When a property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the master servicer will be required to cause, or cause the servicer to cause, flood insurance to be maintained with respect to the property, to the extent available.

      The standard hazard insurance policies covering properties securing Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (1) the actual cash value (generally defined as the replacement cost at the time and place of loss, less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed and (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements on the Mortgaged Property. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since the value of residential real estate in the area where the Mortgaged Property is located fluctuates in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the Mortgaged Property.

      The depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the Cooperative is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative may not maintain individual hazard insurance policies. To the extent, however, that either the Cooperative or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower's Cooperative Dwelling or the Cooperative's building could significantly reduce the value of the Mortgaged Property securing the related Cooperative Loan. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained for any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance for the Condominium Building (including the individual Condominium Units) and the owner(s) of an individual Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that either the Condominium Association or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower's Condominium Unit or the related Condominium Building could significantly reduce the value of the Mortgaged Property securing the related Condominium Loan.

      Special Hazard Insurance Policy

      Although the terms of the policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of the property and (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the Loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer or the servicer with respect to the property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

      Restoration of the property with the proceeds described under (1) above is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted Loan secured by the property. The payment described under (2) above will render unnecessary presentation of a claim in respect of the Loan under the pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

      Other Hazard-Related Insurance; Liability Insurance

      With respect to Loans secured by Multifamily Property, certain additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury or death and property damage occurring on the property or the adjoining streets and sidewalks, steam boiler coverage where a steam boiler or other pressure vessel is in operation, interest coverage insurance, and rent loss insurance to cover operating income losses following damage or destruction of the mortgaged property. With respect to a series for which Loans secured by Multifamily Property are included in the trust fund, the prospectus supplement will specify the required types and amounts of additional insurance and describe the general terms of the insurance and conditions to payment thereunder.

Bankruptcy Bond

      In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Loan at an amount less than the then outstanding principal balance of the Loan. The amount of the secured debt could be reduced to that value, and the holder of the Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See "Legal Aspects of Loans." If so provided in the prospectus supplement, the master servicer or the servicer will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by the court of the principal amount of a Loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition.

      The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all Loans in the Pool secured by single unit primary residences. This amount will be reduced by payments made under the bankruptcy bond in respect of the Loans, unless otherwise specified in the prospectus supplement, and will not be restored.

Repurchase Bond

      If specified in the prospectus supplement, the depositor or the Seller will be obligated to repurchase any Loan (up to an aggregate dollar amount specified in the prospectus supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of the Loan. This obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the depositor or the Seller.

                                   Derivatives

      If specified in the related prospectus supplement, the trust fund may include one or more derivative instruments, as described in this section. Derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the Mortgage Loans or other assets in the pool, and only in a manner such that the return on the Securities will be based primarily on the performance of the Mortgage Loans or other assets in the pool. Derivative instruments may include (1) interest rate swaps (or caps, floors or collars) or yield supplement agreements, (2) currency swaps or currency options and (3) market value swaps that are referenced to the value of one or more of the Mortgage Loans or other assets included in the trust fund or to a class of Securities, as described below.

      An interest rate swap is an agreement between two parties to exchange one stream of interest payments on an agreed hypothetical or "notional" principal amount for another. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates, including LIBOR, LIBORSWAP, Prime Rate or a T-Bill rate. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as the T-Bill rate). An interest rate cap, floor or collar is an agreement pursuant to which the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate, as specified in such agreement, generally in exchange for a fixed amount paid to the counterparty at the time such agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

      The trustee on behalf of a trust may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates, or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into in order to supplement the sources available to make interest payments on one or more classes of Securities of any series.

      A market value swap might be used in a structure in which the pooled assets are Mortgage Loans that provide for a fixed rate period and then convert by their terms to adjustable rate Mortgage Loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their Securities to the trustee who will then transfer the Securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of the Securities.

      If a trust fund includes non-U.S. Mortgage Loans, the trustee on behalf of the trust may enter into a currency swap, currency option or other means of mitigating the risk of any decline in value of the related foreign currency with respect to the U.S. dollar. It is intended that any currency swaps or currency options will compensate in substantial part for payment shortfalls due to declines over time in the value of the related foreign currency with respect to the U.S. dollar. However, there can be no assurance that amounts payable to a trust under a currency swap or a currency option will be sufficient to compensate for such shortfalls. If such payments should be insufficient to cover such shortfalls, there will be no obligation on the part of the depositor, the manager or any other party to obtain any additional currency exchange protection coverage, and any uncovered currency risk will be borne by Securityholders.

      Any currency swap or currency option entered into by or on behalf of a trust will provide that it is terminable by the trust or the counterparty following the occurrence of certain specified events described in the related prospectus supplement. If an event of default or termination event that would require the trust to make a termination payment to the counterparty occurs, the trust may not have sufficient funds remaining after making such payment to make timely payment of interest due on the Securities.

      If a currency swap or currency option counterparty fails to perform its obligations or if such agreement is terminated and the trust is not able to enter into a substitute agreement, the trust will have to exchange the related foreign currency for U.S. dollars at an exchange rate that may not provide sufficient amounts to make payments of interest and principal due on all of the Securities. In any such event, there can be no assurance that the amount of applicable credit enhancement will be sufficient to cover the currency risk associated with the related non-U.S. Mortgage Loans. As a result, if a currency swap or currency option counterparty fails to perform its obligations or if such agreement is terminated and the trust is not able to enter into a substitute agreement, the related Securities will bear currency risk.

      In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the Securities, such levels generally are set by the rating agencies rating the Securities) the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or take certain other measures intended to assure performance of those obligations.

      Derivative contracts will generally be documented based upon the standard forms provided by International Swaps and Derivatives Association, Inc. ("ISDA"). These forms generally consist of an ISDA master agreement, a schedule to the master agreement and a confirmation, although in some cases the schedule and the confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference.

      There can be no assurance that the trust will be able to enter into derivative instruments at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivative instruments may provide for termination under various circumstances, there can be no assurance that the trust will be able to terminate a derivative instrument when it would be economically advantageous to the trust to do so.

      If a trust fund includes derivative instruments, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If described in the prospectus supplement, such derivative instruments may be held for tax or ERISA purposes by a separate trust and any amounts payable from such derivative instruments may be paid by the derivatives counterparty into a separate reserve fund (which shall be a trust account in the name of the trustee) before payment to holders of Securities. A provider of a derivative instrument may, if specified in the related prospectus supplement, be an affiliate of an underwriter.

                                 The Agreements

      The following summaries describe certain material provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, these provisions or terms are as specified in the related Agreement.

Issuance of Securities

      Securities representing interests in a trust fund, or an Asset Group, that the trustee will elect to have treated as a REMIC or a grantor trust will be issued, and the related trust fund will be created, pursuant to a trust agreement or a pooling and servicing agreement (referred to herein in either case as a "trust agreement") between the depositor and the trustee and a servicer, master servicer and/or administrator. A series of Notes issued by a trust fund will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement. In the case of a series of Notes, the trust fund and the depositor will also enter into a sale and collection agreement or a transfer and servicing agreement (referred to herein in either case as a "sale and collection agreement ") between the indenture trustee and the issuing entity and a servicer, master servicer and/or administrator.

      As applicable, the trust agreement, in the case of Certificates, and the indenture, together with the sale and collection agreement, in the case of Notes, are referred to as the "Agreements." In the case of a series of Notes, the trust fund will be established either as a statutory business trust under the law of the state specified in the prospectus supplement or as a common law trust under the law of the state specified in the prospectus supplement pursuant to a deposit trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes. The Primary Assets of a trust fund will be serviced in accordance with one or more underlying servicing agreements.

Assignment of Primary Assets

      General

      At the time of issuance, the depositor will transfer, convey and assign to the trustee all right, title and interest of the depositor in the Primary Assets and other property to be included in the trust fund for a series. The assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the prospectus supplement (except for any Retained Interests). The trustee will, concurrently with the assignment, execute and deliver the Securities.

      Assignment of Private Mortgage-Backed Securities

      The depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the trustee or its nominee or correspondent. The trustee or its nominee or correspondent will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Funds -- Private Mortgage-Backed Securities."

      Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement (the "Mortgage Certificate Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the trustee. In the Agreement, the depositor will represent and warrant to the trustee regarding the Private Mortgage-Backed Securities:

            (1) that the information contained in the Mortgage Certificate
      Schedule is true and correct in all material respects;

            (2) that, immediately prior to the conveyance of the Private Mortgage-Backed Securities, the depositor had good title thereto, and was the sole owner thereof, (subject to any Retained Interests);

            (3) that there has been no other sale by it of the Private Mortgage-Backed Securities; and

            (4) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on the Private Mortgage-Backed Securities.

      Assignment of Mortgage Loans

      As specified in the prospectus supplement, the depositor or the Sponsor will, as to each Mortgage Loan, deliver or cause to be delivered to the trustee, or a custodian on behalf of the trustee:

      o the mortgage note endorsed without recourse to the order of the trustee or in blank;

      o the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of the Mortgage will be delivered, together with a certificate that the original of the Mortgage was delivered to the recording office); and

      o     an assignment of the Mortgage in recordable form.

      The trustee, or the custodian, will hold the documents in trust for the benefit of the securityholders.

      The depositor generally will, at the time of delivery of the Securities, cause assignments to the trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the Mortgage Loan. It is expected that the mortgages or assignments of mortgage with respect to each Mortgage Loan will have been recorded in the name of an agent on behalf of the holder of the related mortgage note. In that case, no mortgage assignment in favor of the trustee will be required to be prepared, delivered or recorded. Instead, the depositor will be required to take all actions as are necessary to cause the trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent. If the assignments are not so recorded, the related Agreement will, unless otherwise specified in the prospectus supplement, require the depositor to repurchase from the trustee any Mortgage Loan required to be recorded but not recorded within that time, at the price described below with respect to repurchase by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the securityholders or the trustee for the failure of a Mortgage Loan to be recorded.

      With respect to any Cooperative Loans, the depositor will cause to be delivered to the trustee, its agent, or a custodian, the related original cooperative note endorsed to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The depositor will file in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each Cooperative Loan.

      The trustee, its agent, or a custodian will review the documents relating to each Mortgage Loan within the time period specified in the related Agreement after receipt thereof, and the trustee will hold the documents in trust for the benefit of the securityholders. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the depositor will notify the party (the "Seller") from which the depositor, or an affiliate thereof, purchased the Mortgage Loan. See "Repurchase and Substitution of Non-Conforming Loans."

      Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will specify the number of Mortgage Loans that are Cooperative Loans and, with respect to each Mortgage Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an ARM, the Lifetime Mortgage Rate Cap, if any, and the current Index; and, if the Mortgage Loan is a GPM Loan, a GEM Loan, a Buy-Down Loan or a Mortgage Loan with other than fixed Scheduled Payments and level amortization, the terms thereof.

      Assignment of Manufactured Home Loans

      The depositor will cause any Manufactured Home Loans included in the Primary Assets for a series of Securities to be assigned to the trustee, together with principal and interest due on or with respect to the Manufactured Home Loans after the Cut-off Date specified in the prospectus supplement. Each Manufactured Home Loan will be identified in a loan schedule (the "Manufactured Home Loan Schedule") appearing as an exhibit to the related Agreement. The Manufactured Home Loan Schedule will specify, with respect to each Manufactured Home Loan, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current Scheduled Payment of principal and interest; and the maturity date of the Manufactured Home Loan.

      In addition, with respect to each Manufactured Home Loan, the depositor will deliver or cause to be delivered to the trustee, or, as specified in the prospectus supplement, the custodian, the original Manufactured

Home Loan agreement and copies of documents and instruments related to each Manufactured Home Loan and the security interest in the Manufactured Home securing each Manufactured Home Loan. To give notice of the right, title and interest of the securityholders to the Manufactured Home Loans, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all Manufactured Home Loans as collateral. Unless otherwise specified in the prospectus supplement, the Manufactured Home Loans agreements will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Manufactured Home Loans agreements without notice of the assignment, the interest of the securityholders in the Manufactured Home Loans could be defeated. See "Legal Aspects of Loans -- Manufactured Home Loans."

      Assignment of Home Improvement Loans

      The depositor will cause any Home Improvement Loans included in the Primary Assets for a series of Securities to be assigned to the trustee, together with principal and interest due on or with respect to the Home Improvement Loans after the Cut-off Date specified in the prospectus supplement. Each Manufactured Home Loan will be identified in a loan schedule (the "Home Improvement Loan Schedule") appearing as an exhibit to the related Agreement. The Home Improvement Loan Schedule will specify, with respect to each Home Improvement Loan, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current Scheduled Payment of principal and interest; and the maturity date of the Home Improvement Loan.

      To the extent that Home Improvement Loan is secured by an interest in real estate, the depositor or the Sponsor will, as to each such Home Improvement Loan, deliver or cause to be delivered to the trustee, or a custodian on behalf of the trustee the documents described under "--Assignment of Mortgage Loans" above.

      To the extent described in the related prospectus supplement, the depositor or the sponsor will as to each Home Improvement Loan, deliver or cause to be delivered to the trustee or the asset custodian the original Home Improvement Loan and copies of documents and instruments related to each Home Improvement Loan and, other than in the case of unsecured Home Improvement Loans, the security interest in the property securing the Home Improvement Loan. In order to give notice of the right, title and interest of holders of securities to the Home Improvement Loans, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all Home Improvement Loans as collateral. Typically, the Home Improvement Loans will not be stamped or otherwise marked to reflect their assignment to the trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Loans without notice of the assignment, the interest of holders of securities in the Home Improvement Loans could be defeated. If specified by the related prospectus supplement, however, the Home Improvement Loans may be stamped or otherwise marked to reflect their assignment to the trust. See "Legal Aspects of Loans--The Home Improvement Loans."

Repurchase and Substitution of Non-Conforming Loans

      Unless otherwise provided in the prospectus supplement, if any document in the Loan file delivered by the depositor to the trustee is found by the trustee within 45 days of the execution of the related Agreement, or any other time period specified in the prospectus supplement for the related series, (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date of the issuance of the series) to be defective in any material respect, the Seller, or, if the Seller does not do so, the depositor, will be obligated to cure such defect within 90 days, or any other period specified in the prospectus supplement.

      If the depositor is unable to cure the defect within 90 days, or any other period specified in the prospectus supplement, the Seller, or, if the Seller does not do so, the depositor, will, not later than 90 days, or any other period specified in the prospectus supplement, after the trustee's notice to the depositor and the master servicer of the defect, repurchase the related Mortgage Loan or any property acquired in respect thereof from the trustee. We cannot assure you that a Seller will fulfill its purchase obligation. The master servicer will not be obligated to purchase the Mortgage Loan if the Seller defaults on its purchase obligation.

      Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase of a Mortgage Loan will be made if the purchase would result in a prohibited transaction under the Code.

      Unless otherwise specified in the prospectus supplement, the repurchase price will be generally equal to (a) the lesser of (1) the outstanding principal balance of the Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of the Mortgage Loan immediately prior to foreclosure) and (2) the trust fund's federal income tax basis in the Mortgage Loan, and (b) accrued and unpaid interest to the date of the next scheduled payment on the Mortgage Loan at the related Interest Rate (less any unreimbursed Advances respecting the Mortgage Loan), provided, however, the purchase price will not be limited in (1) above to the trust fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of the Mortgage Loan will not result in any prohibited transaction tax under Section 860F(a) of the Code.

      If provided in the prospectus supplement, the depositor may, rather than repurchase the Loan as described above, remove the Loan from the trust fund (the "Deleted Loan") and substitute in its place one or more other Loans (each, a "Qualifying Substitute Mortgage Loan") provided, however, that (1) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the Securities and
(2) with respect to a trust fund for which a REMIC election is made, the substitution must be made within two years of the date.

      Any Qualifying Substitute Mortgage Loan will have, on the date of substitution, the characteristics specified in the applicable Agreement, generally including (1) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Loan (the amount of any shortfall to be deposited to the Distribution Account in the month of substitution for distribution to securityholders), (2) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Loan, (3) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Loan, and will comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

      Unless otherwise provided in the prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the securityholders or the trustee for a material defect in a Loan document.

      The depositor or another entity will make representations and warranties with respect to Loans that comprise the Primary Assets for a series. See "Loan Underwriting Procedures and Standards -- Representations and Warranties." If the depositor or such entity cannot cure a breach of any representations and warranties in all material respects within 90 days after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the Loan, the depositor or such entity is obligated to repurchase the affected Loan or, if provided in the prospectus supplement, provide a Qualifying Substitute Mortgage Loan therefor, subject to the same conditions and limitations on purchases and substitutions as described above. The depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of the Loans.

Reports to Securityholders

      As specified in the prospectus supplement, the trustee or the securities administrator will prepare and forward to each securityholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

            (1) with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to principal on the Primary Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the master servicer or by a servicer or (b) that is a Multi-Class Series, the amount of the principal distribution in reduction of stated principal amount (or Compound Value) of each class and the aggregate unpaid principal amount (or Compound Value) of each class following the distribution;

            (2) with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to interest on the Primary Assets and the amount, if any, advanced by the master servicer or a servicer or
      (b) that is not a Multi-Class Series, the amount of the interest distribution;

            (3) with respect to a series that is a Multi-Class Series, the amount of any distribution allocable to any class (including any residual class) other than in respect of interest or principal;

            (4) the amount of servicing compensation with respect to the Principal Assets and paid during the Due Period commencing on the Due Date to which the distribution relates and the amount of servicing compensation during that period attributable to penalties and fees;

            (5) the aggregate outstanding principal balance of the Principal Assets as of the opening of business on the Due Date, after giving effect to distributions allocated to principal and reported under (1) above;

            (6) the aggregate outstanding principal amount of the Securities of the related series as of the Due Date, after giving effect to distributions allocated to principal reported under (1) above;

            (7) if applicable, the amount of any deficiency of any required overcollateralization, after giving effect to distributions allocated to principal reported under (1) above;

            (8) with respect to Compound Interest Securities, prior to the Accrual Termination Date in addition to the information specified in
      (1)(b) above, the amount of interest accrued on the Securities during the related interest accrual period and added to the Compound Value thereof;

            (9) in the case of Floating Rate Securities, the Floating Rate applicable to the distribution being made;

            (10) in the case of Floating Rate Securities, the level of the Index applicable to the interest formula of the Floating Rate Securities;

            (11) if applicable, the amount of any realized losses incurred with respect to the Mortgage Loans (x) in the Due Period commencing on the Due Date to which the distribution relates and (y) in the aggregate since the cut-off date;

            (12) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which securityholders would have received if there were sufficient eligible funds in the Distribution Account and the amounts actually distributed);

            (13) if applicable, the number and aggregate principal balances of Loans delinquent for (A) two consecutive payments and (B) three or more consecutive payments, and the number of Loans as to which foreclosure proceedings have been commenced, all as of the close of the business on the determination date to which the distribution relates;

            (14) if applicable, the value of any REO Property acquired on behalf of securityholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of the business on the Business Day preceding the Distribution Date to which the distribution relates;

            (15) with respect to substitution of Loans in the preceding calendar month, the scheduled principal balance of each deleted Loan, and of each qualifying substitute Loan;

            (16) the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to securityholders and the remaining balance of each reserve fund (including any Subordinated Reserve
      Fund), if any, on the Distribution Date, after giving effect to distributions made on that date;

            (17) the amount of the trustee's fees, the servicing fees and the amount of any other fees payable from the trust fund to any other third party, as applicable, paid during the collection period to which such distribution relates;

            (18) the aggregate amount of any insurance claim payments received with respect to any primary mortgage insurance policy during the Due Period commencing on the Due Date to which the distribution relates;

            (19) if applicable, the amount of any net swap, cap or derivative payment in respect of any derivative contract to the applicable trust account established for the benefit of securityholders, or the amount of any net swap, cap or derivative payment to made to the swap, cap or derivative counterparty under the applicable derivative contract from amounts otherwise distributable to securityholders; and

            (20) any other information as specified in the related Agreement.

      In addition, within a reasonable period of time after the end of each calendar year the trustee, unless otherwise specified in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year: (a) the aggregate of amounts reported pursuant to (1) through
(3), (5), (8) and (12) above for the calendar year and (b) the information specified in the related Agreement to enable securityholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual reports provided to the securityholders will not have been examined and reported upon by an independent public accountant. However, if specified in the prospectus supplement, the master servicer will provide to the trustee a report by independent public accountants with respect to the master servicer's servicing obligations under the related Agreement. See "Servicing of Loans -- Evidence as to Compliance."

Investment of Funds

      The Distribution Account, Securities Administration Account, Collection Account or Servicing Account and any other funds and accounts for a series that may be invested by the trustee, the master servicer or the servicer, can be invested only in "Eligible Investments" acceptable to each Rating Agency, which may include, without limitation:

      o direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Freddie Mac, Fannie Mae or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

      o demand and time deposits, certificates of deposit or bankers' acceptances;

      o repurchase obligations pursuant to a written agreement with respect to any security described in the first clause above;

      o securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state;

      o commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof);

      o a guaranteed investment contract issued by an entity having a credit rating acceptable to each Rating Agency; and

      o any other demand, money market or time deposit or obligation, security or investment as would not adversely affect the then current rating by the Rating Agencies.

      Funds held in a reserve fund or Subordinated Reserve Fund may be invested in certain eligible reserve fund investments which may include Eligible Investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the prospectus supplement ("Eligible Reserve Fund Investments").

      Eligible Investments or Eligible Reserve Fund Investments with respect to a series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account or the Securities Administration Account are required to be remitted to the trustee or the securities administrator, as applicable, and amounts in the Distribution Account, any Reserve Fund or the Subordinated Reserve Fund for the related series are required or may be anticipated to be required to be applied for the benefit of securityholders of the series.

      If so provided in the prospectus supplement, the reinvestment income from the Subordination Reserve Fund, other Reserve Fund, Servicing Account, Collection Account, Securities Administration Account or the Distribution Account may be property of the master servicer, a servicer or the securities administrator and not available for distributions to securityholders. See "Servicing of Loans."

Event of Default; Rights Upon Event of Default

      Trust Agreement

      As specified in the prospectus supplement, events of default under the trust agreement for a series of Certificates include:

      o any failure by the master servicer to remit any required payment to the trustee or the securities administrator, as the case may be, that continues unremedied for five business days (or any shorter period as is specified in the related Agreement) after the giving of written notice of the failure to the master servicer by the trustee or the securities administrator, as the case may be, for the related series;

      o any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the related Agreement that continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the securities administrator, as the case may be, or to the master servicer and the trustee by the holders of Certificates of the related series evidencing more than 50% of the aggregate voting interests, as assigned in the related Agreement, of the Certificates; and

      o certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the master servicer or servicer indicating its insolvency, reorganization or inability to pay its obligations.

      So long as an Event of Default remains unremedied under the related Agreement for a series, the trustee for the related series may, and if so directed by holders of Certificates of the series evidencing more than a specified percentage of the aggregate outstanding principal amount of the Certificates for the series, shall terminate all of the rights and obligations of the master servicer under the related Agreement and in and to the Mortgage Loans (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the related Agreement which rights the master servicer will retain under all circumstances), whereupon the trustee or the securities administrator, as the case may be, will succeed to all the responsibilities, duties and liabilities of the master servicer under the related Agreement and will be entitled to reasonable servicing compensation not to exceed the Master Servicing Fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the related Agreement.

      In the event that the trustee or the securities administrator, as the case may be, is unwilling or unable so to act, the trustee may appoint, or petition a court of competent jurisdiction to appoint, a housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor master servicer under the provisions of the related Agreement relating to the master servicing of the Mortgage Loans. The successor master servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Master Servicing Fee, if any, as set forth in the prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the related Agreement.

      During the continuance of any event of default under the related Agreement for a series, the trustee for that series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of Certificates of that series, and holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the holders of Certificates have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee therein or thereby. Also, the trustee may decline to follow the direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders of Certificates.

      No holder of a series of Certificates, solely by virtue of that holder's status as a holder of a Certificate, will have any right under the trust agreement for the related series to institute any proceeding with respect to the trust agreement, unless that holder previously has given to the trustee for that series written notice of default and unless the holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for a specified number of days has neglected or refused to institute such a proceeding.

      Indenture

      As specified in the prospectus supplement, events of default under the indenture for each series of Notes generally include:

      o a default for a specified number of days in the payment of any interest or installment of principal on a Note of that series, to the extent specified in the prospectus supplement, or the default in the payment of the principal of any Note at the Note's maturity;

      o failure to perform in any material respect any other covenant of the trust in the indenture that continues for a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

      o any failure to observe or perform any covenant or agreement of the trust, or any representation or warranty made by the trust in the indenture or in any certificate or other writing delivered pursuant or in connection with the series having been incorrect in a material respect as of the time made, and that breach is not cured within a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

      o certain events of bankruptcy, insolvency, receivership or liquidation of the trust; or

      o any other event of default provided with respect to Notes of that series.

      If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to the terms of the indenture, either the trustee or the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series may declare the principal amount or, if the Notes of that series are zero coupon securities, that portion of the principal amount as may be specified in the terms of that series, of all the Notes of the series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the holders of a specified percentage in aggregate outstanding amount of the Notes of that series.

      If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding any acceleration, elect to maintain possession of the collateral securing the Notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal and interest on the Notes of that series as they would have become due if there had not been a declaration of acceleration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, unless:

      o the holders of 100% (or any other percentages specified in the indenture) of the then aggregate outstanding amount of the Notes (or certain classes of Notes) of the series consent to the sale;

      o the proceeds of the sale or liquidation are sufficient to pay in full the principal and accrued interest, due and unpaid, on the outstanding Notes of the series at the date of the sale; or

      o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the Notes had not been declared due and payable, and the trustee obtains the consent of the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series.

      As specified in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount less the amount of the discount that is unamortized.

      Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a specified percentage of the then aggregate outstanding amount of the Notes of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes of the series, and the holders of a specified percentage of the then aggregate outstanding amount of the Notes of that series may, in certain cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected thereby.

The Trustee

      The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of Securities will be set forth in the prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the master servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the Agreement relating to that series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee is incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement.

Duties of the Trustee

      The trustee makes no representations as to the validity or sufficiency of the Agreements, the Securities or of any Primary Asset or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related Agreement, however, the trustee will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the master servicer or any securities administrator under the related Agreement.

      The trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default, see "-- Event of Default; Rights Upon Event of Default" above. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Resignation of Trustee

      The trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within a specified number of days after giving notice of resignation, the resigning trustee or the securityholders may petition any court of competent jurisdiction for appointment of a successor trustee.

      The trustee may also be removed at any time:

      o if the trustee ceases to be eligible to continue to act as trustee under the Agreement;

      o     if the trustee becomes insolvent; or

      o by the securityholders of securities evidencing a specified percentage of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to the depositor.

      Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Distribution Account

      The trustee will establish a separate account (the "Distribution Account") in its name as trustee for the securityholders. The Distribution Account may be maintained as an interest bearing account, or the funds held therein may be invested, pending disbursement to securityholders of the related series in Eligible Investments or the funds may be required not to be invested, in each case pursuant to the terms of the Agreement. If specified in the prospectus supplement, the master servicer or the securities administrator will be entitled to receive as additional compensation, any interest or other income earned on funds in the Distribution Account. The trustee will deposit into the Distribution Account on the Business Day received all funds received from the master servicer or the securities administrator, as applicable, and required withdrawals from any Reserve Funds. The trustee is generally permitted from time to time to make withdrawals from the Distribution Account for each series to remove amounts deposited therein in error, to pay to the master servicer any reinvestment income on funds held in the Distribution Account to the extent it is entitled, to remit to the master servicer its Master Servicing Fee, if any, to the extent not previously withdrawn from the Collection Account, to make deposits to any Reserve Fund, to make regular distributions to the securityholders and to clear and terminate the Distribution Account.

      Unless otherwise specified in the prospectus supplement, "Business Day" means a day that, in the city of New York or in the city or cities in which the corporate trust office of the trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to be closed.

The Securities Administrator

      If specified in the related prospectus supplement, a securities administrator may be appointed which will be responsible for performing certain administrative and tax functions typically performed by the trustee. The securities administrator shall at all times be a corporation or national banking association, in each case authorized to exercise corporate trust powers. The entity serving as securities administrator may have normal banking relationships with the depositor and the master servicer or their affiliates. The securities administrator may also act as a master servicer or a servicer for a series of Securities.

Duties of the Securities Administrator

      The securities administrator makes no representations as to the validity or sufficiency of the Agreements, the Securities or of any Primary Asset or related documents. If no event of default (as defined in the related Agreement) has occurred, the securities administrator is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the securities administrator is required to examine them to determine whether they are in the form required by the related Agreement, however, the securities administrator will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the master servicer under the related Agreement.

      The securities administrator may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the securities administrator will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default; see "-- Event of Default; Rights Upon Event of Default" above. The securities administrator is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Resignation of Securities Administrator

      The securities administrator may, upon written notice to the depositor, the trustee and the master servicer, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor securities administrator. If no successor securities administrator has been appointed and has accepted the appointment within a specified number of days after giving notice of resignation, the resigning securities administrator or the securityholders may petition any court of competent jurisdiction for appointment of a successor securities administrator.

      The securities administrator may also be removed at any time:

      o     if the securities administrator becomes bankrupt or insolvent;

      o if the securities administrator fails to observe or perform in any material respect any of the covenants or agreements contained in the related Agreement; or

      o by the securityholders of securities evidencing more than a specified percentage of the aggregate outstanding principal amount of the securities in the trust fund upon written notice to the securities administrator and the depositor.

      Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

Securities Administration Account

      The securities administrator will establish a separate account (the "Securities Administration Account") in its own for the benefit of the securityholders. The Securities Administration Account will be maintained as an interest bearing account or the funds held therein may be invested, pending disbursement to securityholders of the related series in Eligible Investments or the funds may be required not to be invested, in each case pursuant to the terms of the Agreement. If specified in the prospectus supplement, the securities administrator will be entitled to receive as additional compensation, any interest or other income earned on funds in the Securities Administration Account. The securities administrator will deposit into the Securities Administration Account on the Business Day received all funds received from the master servicer. As further provided in the prospectus supplement, the securities administrator is permitted from time to time to make withdrawals from the Securities Administration Account for each series to remove amounts deposited therein in error, to pay to the trustee or the master servicer any reinvestment income on funds held in the Securities Administration Account to the extent the trustee or the master servicer is entitled, to reimburse itself for any amounts reimbursable under the terms of the related Agreement, to remit to the master servicer its Master Servicing Fee, if any, to the extent not previously withdrawn from the Collection Account, to make deposits to any Reserve Fund, to make regular payments to the trustee for deposit in the Distribution Account, and to clear and terminate the Securities Administration Account.

Expense Reserve Fund

      If specified in the prospectus supplement relating to a series, the depositor may deposit on the related closing date of the issuance of a series in an account to be established with the trustee (the "Expense Reserve Fund") cash or eligible investments that will be available to pay anticipated fees and expenses of the trustee or other agents. The Expense Reserve Fund for a series may also be funded over time through the deposit therein of all or a portion of cash flow, to the extent described in the prospectus supplement. The Expense Reserve Fund, if any, will not be part of the trust fund held for the benefit of the holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more Eligible Investments.

Amendment of Agreement

      Unless otherwise specified in the prospectus supplement, the Agreement for each series of Securities may be amended by the parties to the Agreement, without notice to or consent of the securityholders:

      o     to cure any ambiguity;

      o to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

      o to add any other provisions with respect to matters or questions arising under the Agreement; or

      o     to comply with any requirements imposed by the Code;

provided that any amendment except pursuant to clause (3) above, will not adversely affect in any material respect the interests of any securityholders of the related series not consenting thereto. If provided in the Agreement, any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any securityholder if the trustee receives written confirmation from each Rating Agency rating the Securities of that series that the amendment will not cause the Rating Agency to reduce the then current rating.

      As specified in the prospectus supplement, the Agreement may also be amended by the parties to the Agreement with the consent of the securityholders possessing a specified percentage of the aggregate outstanding principal amount of the Securities (or, if only certain classes are affected by the amendment, a specified percentage of the aggregate outstanding principal amount of each class affected), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of securityholders; provided, however, that no amendment may:

      o reduce the amount or delay the timing of payments on any Security without the consent of the holder of that Security; or

      o reduce the percentage required to consent to the amendment, without the consent of securityholders of 100% of each class of Securities affected by the amendment.

Voting Rights

      The prospectus supplement may set forth a method of determining allocation of voting rights with respect to a series of Securities.

REMIC Administrator

      For any Multi-Class Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be an affiliate of the depositor.

Administration Agreement

      If specified in the prospectus supplement for a series of Notes, the depositor, the trust fund and an administrator specified in the prospectus supplement will enter into an administration agreement. The administrator will agree, to the extent provided in the administration agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the trust fund under the sale and collection agreement, the indenture and the deposit trust agreement. Certain additional administrative functions may be performed on behalf of the trust fund by the depositor.

Periodic Reports

      The Agreement for each series of Securities will provide that the entity or entities identified in the Agreement will prepare and file certain periodic reports with the Commission and, to the extent required by law, file certifications as to the accuracy of such reports and as to other matters.

      To the extent provided in the Agreement for a series of Securities, the entities or persons identified in the Agreement will be indemnified by the trust for certain liabilities associated with any such certification not resulting from their own negligence.

Termination

      Trust Agreement

      The obligations created by the trust agreement for a series will terminate upon the distribution to securityholders of all amounts distributable to them pursuant to the trust agreement after the earlier of:

      o the later of (a) the final payment or other liquidation of the last Mortgage Loan remaining in the trust fund for the related series and
            (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure in respect of any Mortgage Loan ("REO Property"); and

      o the repurchase, as described below, by the master servicer from the trustee for the related series of all Mortgage Loans at that time subject to the trust agreement and all REO Property.

      As specified in the prospectus supplement, the trust agreement for each series permits, but does not require, the specified entity to repurchase from the trust fund for that series all remaining Mortgage Loans at a price equal, unless otherwise specified in the prospectus supplement, to:

      o 100% of the Aggregate Asset Principal Balance of the Mortgage Loans, plus

      o with respect to REO Property, if any, the fair market value of the REO Property only to the extent such amount does not exceed the outstanding principal balance of the related Mortgage Loan plus interest accrued thereon less any reasonably anticipated disposition costs, minus

      o related unreimbursed Advances, or in the case of the Mortgage Loans, only to the extent not already reflected in the computation of the Aggregate Asset Principal Balance of the Mortgage Loans, minus

      o unreimbursed expenses that are reimbursable pursuant to the terms of the trust agreement, plus

      o accrued interest at the weighted average Mortgage Rate through the last day of the Due Period in which the repurchase occurs;

provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of:

      o 100% of the Aggregate Asset Principal Balance of the Mortgage Loans, plus accrued interest thereon at the applicable Net Mortgage Rates through the last day of the month of the repurchase; and

      o the aggregate fair market value of the Mortgage Loans; plus the fair market value of any property acquired in respect of a Mortgage Loan and remaining in the trust fund.

      The exercise of this right will effect early retirement of the Certificates of the series, but the master servicer's right to so purchase is subject to the Aggregate Principal Balance of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the prospectus supplement, of the Aggregate Asset Principal Balance of the Mortgage Loans on the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of a certain person identified therein. For each series, the trustee will give written notice of termination of the Agreement to each securityholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the prospectus supplement for a series, the depositor or another entity may effect an optional termination of the trust fund under the circumstances described in the prospectus supplement. See "Description of the Securities -- Optional Termination."

      Indenture

      The indenture will be discharged with respect to a series of Notes, except with respect to certain continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the Notes.

      In addition, with certain limitations, the indenture may provide that the trust will be discharged from any and all obligations in respect of the Notes, except for certain administrative duties, upon the deposit with the trustee of money or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide funds in an amount sufficient to pay the principal of and each installment of interest on the Notes on the stated maturity date and any installment of interest on the Notes in accordance with the terms of the indenture and the Notes. In the event of any defeasance and discharge of Notes, holders of the Notes will be able to look only to the funds or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

                             Legal Aspects of Loans

      The following discussion contains summaries of certain legal aspects of mortgage loans, manufactured housing loans and home improvement loans that are general in nature. Because certain of these legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the properties securing the loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

Mortgages

      The Mortgage Loans (other than any Cooperative Loans and certain types of Manufactured Housing) comprising or underlying the Primary Assets for a series will be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a Mortgage Loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/homeowner; the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Junior Mortgages; Rights of Senior Mortgages

      If specified in the applicable prospectus supplement, certain Mortgage Loans included in the pool of Mortgage Loans will be secured by junior mortgages or deeds of trust that are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund (and therefore the securityholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

      The standard form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In those states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

      The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While a future advance clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to the intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

      Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

      The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Cooperative Loans

      If specified in the prospectus supplement, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      Cooperative Loans are not secured by liens on real estate. The "owner" of a cooperative apartment does not own the real estate constituting the apartment, but owns shares of stock in a corporation that holds title to the building in which the apartment is located, and by virtue of owning the stock is entitled to a proprietary lease or occupancy agreement to occupy the specific apartment. A Cooperative Loan is a loan secured by a lien on the shares and an assignment of the lease or occupancy agreement. If the borrower defaults on a Cooperative Loan, the lender's remedies are similar to the remedies that apply to a foreclosure of a leasehold mortgage or deed of trust, in that the lender can foreclose the loan and assume ownership of the shares and of the borrower's rights as lessee under the related proprietary lease or occupancy agreement. Typically, the lender and the cooperative housing corporation enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the borrower on its obligations under the lease or occupancy agreement.

      A corporation that is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, is also responsible for meeting these mortgage and rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

      If the Cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

      The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing the tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See " -- Realizing Upon Cooperative Loan Security" below.

      There are certain risks that arise as a result of the cooperative form of ownership that differentiate Cooperative Loans from other types of Mortgage Loans. For example, the power of the board of directors of most cooperative housing corporations to reject a proposed purchaser of a unit owner's shares (and prevent the sale of an apartment) for any reason (other than reasons based upon unlawful discrimination), or for no reason, significantly reduces the universe of potential purchasers in the event of a foreclosure. Moreover, in buildings where the "sponsor" (i.e., the owner of the unsold shares in the corporation) holds a significant number of unsold interests in apartments, cooperative apartment owners run a special risk that the sponsor may go into default on its proprietary leases or occupancy agreements, and thereby cause a default under the underlying mortgage loan to the cooperative housing corporation that is secured by a mortgage on the building. In this case, the unit owners may be forced to make up any shortfall in income to the cooperative housing corporation resulting from the sponsor's default or risk losing their apartments in a foreclosure proceeding brought by the holder of the mortgage on the building. Not only would the value attributable to the right to occupy a particular apartment be adversely affected by the occurrence, but the foreclosure of a mortgage on the building in which the apartment is located could result in a total loss of the shareholder's equity in the building and right to occupy the apartment (and a corresponding loss of the lender's security for its Cooperative Loan).

      Tax Aspects of Cooperative Ownership

      In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which these items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under the section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that the failure would be permitted to continue over a period of years appears remote.

Foreclosure on Mortgages

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

      An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct sufficient to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than reasonably equivalent value or fair consideration and the sale occurred while the mortgagor was insolvent or insufficiently capitalized and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee generally being precluded from pursuing both at the same time.

      In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where it is available. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Realizing Upon Cooperative Loan Security

      The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

      Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

      In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" below.

      In the case of foreclosure on a mortgage secured by the cooperative building itself, where the building was converted from a rental building to a building owned by a cooperative, under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elect to remain in the building but who did not purchase shares in the cooperative when the building was so converted. In addition, all cooperative units that were previously rent controlled or rent stabilized may convert to their prior state of rent-controlled or rent-stabilized apartments.

Rights of Redemption

      In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

      Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

      In addition to the statutory prohibitions on deficiency judgments, certain Mortgage Loans in the trust fund may, by their terms, prohibit recourse to the borrower in the event proceeds from foreclosure or other liquidation are insufficient to satisfy the debt. These Mortgage Loans may also not require payments of principal and interest until maturity, thereby increasing the likelihood that a deficiency will exist.

      Cooperative Loans

      Generally, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

      Leases and Rents

      Multifamily mortgage loan transactions often provide for an assignment of the leases and rents pursuant to which the borrower typically assigns its right, title and interest, as landlord under each lease and the income derived therefrom, to the lender while either obtaining a license to collect rents for so long as there is no default or providing for the direct payment to the lender. Local law, however, may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents under the lease.

      Federal Bankruptcy and Other Laws Affecting Creditors' Rights

      In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Servicemembers Civil Relief Act, as amended (the "Servicemembers Civil Relief Act"), and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Thus, the Bankruptcy Code will delay or interfere with the enforcement of the secured lender's rights in respect of a defaulted loan. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 rehabilitative plan under the Bankruptcy Code to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor.

      In a case under the Bankruptcy Code, the lender is precluded from foreclosing its security interest without authorization from the bankruptcy court. The lender's lien will be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy, and the trustee in bankruptcy (including the debtor in possession) can recover from the collateral at the expense of the secured lender the costs or expenses of preserving or disposing of such collateral to the extent of any benefit to the secured lender. The secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs only to the extent the value of the security exceeds the debt. However, if the value of the collateral is less than the debt, then the lender does not receive post-petition interest, attorney's fees or costs. Further, in a Chapter 11 case under the Bankruptcy Code, the loan term may be extended, the interest rate may be adjusted to market rates, the lien may be transferred to other collateral, and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

      In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, Home Ownership and Equity Protection Act of 1994 and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

      Federal Bankruptcy Laws Relating to Mortgage Loans Secured by Multifamily Property

      Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a bankruptcy or reorganization case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in- possession rejects an executory contract or an unexpired lease, rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, if the mortgagor is the other party or parties to the executory contract or unexpired lease, such as a lessor under a lease, the mortgagor would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for damages from the termination of a lease of real property will be limited to the sum of (1) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the lender repossessed, or the lessee surrendered, the leased property, and (2) any unpaid rent due under the lease, without acceleration, on the earlier of these dates.

      Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

      Under Section 365(f) of the Bankruptcy Code, if a trustee assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease. Thus, an undetermined third party may assume the obligations of the lessee or a mortgagor under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee or a mortgagor, as applicable.

      Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of the sale.

Servicemembers Civil Relief Act

      Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service called to active duty:

      o are entitled to have interest rates reduced and capped at 6% per annum (and all interest in excess of 6% per annum forgiven), on obligations (including Mortgage Loans and Manufactured Home Loans) incurred prior to the commencement of military service for the duration of active duty status;

      o may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on the obligations entered into prior to military service; and

      o may have the maturity of the obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of active duty status.

      However, the benefits listed above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with the obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Mortgage Loan or Manufactured Home Loan included in a Trust for a series is relieved pursuant to the Servicemembers Civil Relief Act, neither the servicer, the master servicer nor the trustee will be required to advance the amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of the related series.

      As specified in the prospectus supplement, any shortfalls in interest collections on Mortgage Loans included in a Trust for a series resulting from application of the Servicemembers Civil Relief Act will be allocated to each class of securities of the related series that is entitled to receive interest in respect of the Mortgage Loans or Manufactured Home Loans in proportion to the interest that each class of Securities would have otherwise been entitled to receive in respect of such Mortgage Loans had such interest shortfall not occurred.

      In addition to the Servicemembers Civil Relief Act, state laws such as the California Military and Veterans Code, as amended, provide similar relief for members of the military and neither the servicer, the master servicer nor the trustee will be required to advance amounts for any reductions due to application of such laws and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of the related series.

Environmental Considerations

      Real property pledged as security to a lender may be subject to potential environmental risks Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

      Under the laws of certain states where Mortgaged Properties may be located, the owner's failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by the state. In several states such lien has priority over the lien of an existing mortgage against such property. Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

      Under some circumstances, cleanup costs, or the obligation to take remedial actions, can be imposed on a secured party such as the trustee. Under the laws of some states and under CERCLA, current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing prior or current releases or threatened releases of hazardous substances on that property. Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property may, by virtue of holding such indicia, fall within the literal terms of the definition of "owner" or "operator;" consequently, such laws often specifically exclude such a secured lender from the definitions of "owner" or "operator", provided that the lender does not participate in the management of the facility.

      Whether actions taken by a secured creditor would constitute such participation in the management of a facility or property, so that the lender loses the protection of the secured creditor exclusion, would be determined on a case by case basis, depending on the actions of the particular lender. Under amendments to CERCLA enacted in 1996, known as the "Asset Conservation Act," a lender must actually participate in the operational affairs of the property or the borrower, in order to be deemed to have "participated in the management of the facility." The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices or assumes day-to-day management of all operational functions of the secured property.

      It should be noted that the secured creditor exclusion does not govern liability for cleanup costs under state law or under federal laws other than CERCLA. CERCLA's jurisdiction extends to the investigation and remediation of releases of "hazardous substances." The definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Under federal law, the operation and management of underground petroleum storage tanks (excluding heating oil) is governed by Subtitle I of the Resource Conservation and Recovery Act ("RCRA"). Under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. However, liability for cleanup of petroleum contamination will most likely be governed by state law, which may not provide any specific protection for secured creditors or alternatively, may not impose liability on secured creditors.

      Unless otherwise stated in the applicable prospectus supplement, the Seller will represent, as of the applicable date described in such prospectus supplement, that either (1) to the best of its knowledge no Mortgaged Property securing a Multifamily or Mixed Use Mortgage Loan is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, such Mortgaged Property or which would subject the owner or operator of such Mortgaged Property or a lender secured by such Mortgaged Property to liability under applicable law, and there are no liens which relate to the existence of any clean-up of a hazardous substance (and to the best of its knowledge no circumstances are existing that under law would give rise to any such lien) affecting the Mortgaged Property that are or may be liens prior to or on a parity with the lien of the related mortgage, or (2) an Environmental Policy is in effect with respect to each affected Mortgaged Property. In many cases the agreements will provide that the servicers, acting on behalf of the trustee, may not acquire title to a Mortgaged Property or take over its operation if such servicer has notice or knowledge of toxic or hazardous substances on such property unless such servicer has determined, based upon a report prepared by a person who regularly conducts environmental audits, that:
(1) the Mortgaged Property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (2) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation, or that, if any hazardous substances are present for which such action would be required, taking such actions with respect to the affected Mortgaged Property is in the best economic interest of securityholders. Such requirements effectively preclude enforcement of the security for the related mortgage Note until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that the trust will become liable for any environmental conditions affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by a servicer will detect all possible environmental conditions or that the other requirements of the agreements, even if fully observed by the servicers will in fact insulate the trust from liability for environmental conditions.

      If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see "-- Anti-Deficiency Legislation and Other Limitations on Lenders" above) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

Due-on-Sale Clauses in Mortgage Loans

      Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") generally preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. As a result, due-on-sale clauses have become enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of due-on-sale clauses with respect to mortgage loans that were:

      o originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982; and

      o originated by lenders other than national banks, federal savings institutions and federal credit unions.

      Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states -- Arizona, Michigan, Minnesota, New Mexico and Utah -- have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

Enforceability of Prepayment Charges, Late Payment Fees and Debt-Acceleration Clauses

      Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

      Some of the Multifamily and Mixed Use Mortgage Loans included in a trust will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The courts of any state, however, may refuse to permit foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

Equitable Limitations on Remedies

      In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

      Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of that state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

      The depositor has been advised by counsel that a court interpreting Title V would hold that residential Mortgage Loans related to a series originated on or after January 1, 1980, are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the residential Mortgage Loans, any such limitation under the state's usury law would not apply to the residential Mortgage Loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loans originated after the date of the state action will be eligible as Primary Assets if the Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels. No Mortgage Loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

Multifamily and Mixed Use Loans

      The market value of any multifamily or mixed use property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the dwelling units, the sale price, the value of any alternative uses, or such other factors as are considered by the originator. Because a default on a multifamily loan or mixed use loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit enhancement, a loss may be experienced. With respect to multifamily property consisting of an apartment building owned by a Cooperative, the Cooperative's ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The Cooperative's ability to pay the principal balance of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage.

      In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage Loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

      In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower without a hearing or the lender's consent, or unless the lender's interest in the room rates is given adequate protection.

      For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use.

Leases and Rents

      Some of the Multifamily and Mixed Use Mortgage Loans are secured by an assignment of leases (each, a "lease") and rents of one or more lessees (each, a "lessee"), either through a separate document of assignment or as incorporated in the mortgage. Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of a substantial pool of funds that otherwise could serve as a source of repayment for the loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

Default Interest and Limitations on Prepayment

      Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

Secondary Financing; Due-on-Encumbrance Provisions

      Some mortgage loans secured by mixed use property or multifamily property do not restrict secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans. Some mortgage loans secured by mixed use property or multifamily property preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the mortgaged property) or may require the consent of the senior lender to any second or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. Unless otherwise specified in the applicable prospectus supplement, the related agreement will provide that if any mortgage loan contains a provision in the nature of a due-on-encumbrance clause, which by its terms: (1) provides that such mortgage loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related mortgaged property; or (2) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related mortgaged property, then for so long as such mortgage loan is included in the applicable trust, the applicable servicer, on behalf of the trustee, will be requested to exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such mortgage loan to (x) accelerate the payments thereon, or (y) withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the agreements.

      Where the borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subject to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal balance of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Certain Laws and Regulations

      Mortgaged properties are subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property that could, together with the possibility of limited alternative uses for a particular mortgaged property, result in a failure to realize the full principal balance of the related mortgage loan.

Americans with Disabilities Act

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), owners of public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and useable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing secured party who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Personal Property

      The equipment securing a franchise loan generally is considered personal property. The creation and enforcement of liens on personal property generally are governed by the UCC as adopted in the applicable jurisdiction. To the extent that personal property has been pledged to secure a loan, the security interest is generally perfected by the filing of financing statements and by subsequent filing of continuation statements as required. If a trustee or servicer fails to file any necessary continuation statement, another creditor's security interest in the related property could have priority over the security interest of the related trust.

      Repossession of personal property is governed by state law and is subject to certain limitations. Some states require that the borrower be given a period of time prescribed by statute before repossession may commence.

Adjustable Interest Rate Loans

      ARMs originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate "alternative mortgage instruments" (including ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15,

1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Certain states have taken this type of action.

      The depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that ARMs that were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

Manufactured Home Loans

      Security Interests in the Manufactured Homes

      Law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in Manufactured Homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or a servicer may effect a notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a Manufactured Home Loan is registered. In the event the notation or delivery is not effected or the security interest is not filed in accordance with the applicable law (for example, is filed under a motor vehicle title statute rather than under the UCC, in a few states), a first priority security interest in the Manufactured Home securing a Manufactured Home Loan may not be obtained.

      As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that Manufactured Homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the Manufactured Home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

      Manufactured Home Loans typically contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the lender or its assignee. With respect to a series of Securities evidencing interests in a trust fund that includes Manufactured Home Loans and as described in the prospectus supplement, the depositor may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If the real estate filings are not made and if any of the foregoing events were to occur, the only recourse of the securityholders would be against the depositor pursuant to its repurchase obligation for breach of warranties. A PMBS Agreement pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will generally have substantially similar requirements for perfection of a security interest.

      In general, upon an assignment of a Manufactured Home Loan, the certificate of title relating to the Manufactured Home will not be amended to identify the assignee as the new secured party. In most states, an assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the assignor.

      Relocation of a Manufactured Home

      In the event that the owner of a Manufactured Home moves the home to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after relocation and thereafter only if and after the owner reregisters the Manufactured Home in the state. If the owner were to relocate a Manufactured Home to another state and not reregister the Manufactured Home in the state, and if steps are not taken to reperfect the trustee's security interest in the state, the security interest in the Manufactured Home would cease to be perfected.

      A majority of states generally require surrender of a certificate of title to reregister a Manufactured Home; accordingly, possession of the certificate of title to the Manufactured Home must be surrendered or, in the case of Manufactured Homes registered in states that provide for notation of lien, the notice of surrender must be given to any person whose security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the owner of the Manufactured Home Loan would have the opportunity to reperfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, reregistration could defeat perfection.

      In the ordinary course of servicing the Manufactured Home Loans, the servicer will be required to take steps to effect reperfection upon receipt of notice of reregistration or information from the borrower as to relocation. Similarly, when a borrower under a Manufactured Home Loan sells the related Manufactured Home, the trustee must surrender possession of the certificate of title or the trustee will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Manufactured Home Loan before release of the lien. Under the Agreements, the depositor is obligated to take these steps, at the servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will impose substantially similar requirements.

      Intervening Liens

      Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Manufactured Home Loan. However, the liens could arise at any time during the term of a Manufactured Home Loan. No notice will be given to the trustee or securityholders in the event a lien arises. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will contain substantially similar requirements.

      Enforcement of Security Interests in Manufactured Homes

      So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Manufactured Home Loan by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Manufactured Home Loan must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before the resale. In the event of repossession and resale of a Manufactured Home, the holder of a Manufactured Home Loan would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the borrower.

      Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a borrower for any deficiency on repossession and resale of the Manufactured Home securing the borrower's loan. However, some states impose prohibitions or limitations on deficiency judgments. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" above.

      Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders -- Federal Bankruptcy and Other Laws Affecting Creditors' Rights" and "-- Equitable Limitations on Remedies" above.

      Consumer Protection Laws

      The so-called "Holder-In-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the borrower thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the borrower could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Manufactured Home Loan; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Manufactured Home Loan, including the Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Manufactured Home Loan.

      Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses

      Loans and installment sale contracts relating to a Manufactured Home Loan typically prohibit the sale or transfer of the related Manufactured Homes without the consent of the lender and permit the acceleration of the maturity of the Manufactured Home Loans by the lender upon any the sale or transfer for which no the consent is granted.

      In the case of a transfer of a Manufactured Home, the lender's ability to accelerate the maturity of the related Manufactured Home Loan will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. See "-- Due-On-Sale Clauses in Mortgage Loans" above. With respect to any Manufactured Home Loan secured by a Manufactured Home occupied by the borrower, the ability to accelerate will not apply to those types of transfers discussed in "Due-On-Sale Clauses in Mortgage Loans" above. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses, and so are freely assumable.

      Applicability of Usury Laws

      Title V provides that, subject to the following conditions, state usury limitations will not apply to any loan that is secured by a first lien on certain kinds of Manufactured Homes. The Manufactured Home Loans would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. See "-- Applicability of Usury Laws" above.

The Home Improvement Loans

      General

      The Home Improvement Loans, other than those Home Improvement Loans that are unsecured or secured by mortgages on real estate generally are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Generally, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

      Security Interests in Home Improvements

      The contracts that are secured by the home improvements financed thereby grant to the originator of such contracts a purchase money security interest in such home improvements to secure all or part of the purchase price of such home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

      Enforcement of Security Interest in Home Improvements

      So long as the home improvement has not become subject to the real estate law, the description under "--Manufactured Home Loans - Enforcement of Security Interests in Manufactured Homes" is generally applicable to home improvements.

      Consumer Protection Laws

      The description under "--Manufactured Home Loans - Consumer Protection Laws" above. is generally applicable to home improvements.

      Applicability of Usury Laws

      The description under "--Manufactured Home Loans - Consumer Protection Laws" is generally applicable to home improvements.

Installment Contracts

      The Loans may also consist of installment contracts. Under an installment contract the seller, or lender, retains legal title to the property and enters into an agreement with the purchaser, or borrower, for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. In that situation, the lender does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.

      Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

                  Yield, Prepayment and Maturity Considerations

Payment Delays

      With respect to any series, a period of time will elapse between receipt of payments or distributions on the Primary Assets and the Distribution Date on which the payments or distributions are paid to securityholders. This delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The prospectus supplement will set forth an example of the timing of receipts and the distribution of collections to securityholders, so that the impact of this delay can be understood.

Principal Prepayments

      With respect to a series for which the Primary Assets consist of Loans, when a Loan prepays in full, the borrower will generally be required to pay interest on the amount of the prepayment only to the prepayment date. In addition, the prepayment may not be required to be paid to securityholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest that would otherwise be available for distributions on the Securities. Therefore, the yield that would be obtained if interest continued to accrue on the Loan until the principal prepayment is paid to securityholders, is effectively reduced. To the extent specified in the prospectus supplement, this effect on yield may be mitigated by, among other things, an adjustment to the Master Servicing Fee or Servicing Fee otherwise payable to the master servicer or servicer, respectively, with respect to prepaid Loans. Further, if the Interest Rate on a class of Securities in a series is based upon a weighted average of the interest rates on the Loans comprising or underlying the Primary Assets, interest on these Securities may be paid or accrued in the future at a rate lower than the initial interest rate, to the extent that Loans bearing higher rates of interest are prepaid more quickly than Loans bearing lower rates of interest. See "Servicing of Loans -- Advances and Other Payments, and Limitations Thereon."

Timing of Reduction of Principal Amount

      A Multi-Class Series may provide that, for purposes of calculating interest distributions, the principal amount of the Securities is deemed reduced as of a date prior to the Distribution Date on which principal thereon is actually distributed. Consequently, the amount of interest accrued during any interest accrual period, as specified in the prospectus supplement, will be less than the amount that would have accrued on the actual principal amount of the Securities outstanding. The effect of these provisions is to produce a lower yield on the Securities than would be obtained if interest were to accrue on the Securities on the actual unpaid principal amount of the Securities to each Distribution Date. The prospectus supplement will specify the time at which the principal amounts of the Securities are determined or are deemed reduced for purposes of calculating interest distributions on Securities of a Multi-Class Series.

Interest or Principal Weighted Securities

      If a class of Securities consists of Interest Weighted Securities or Principal Weighted Securities, a lower rate of principal prepayments than anticipated will negatively affect yield to investors in Principal Weighted Securities, and a higher rate of principal prepayments than anticipated will negatively affect yield to investors in

Interest Weighted Securities. The prospectus supplement will include a table showing the effect of various levels of prepayment on yields on these types of Securities. The tables will illustrate the sensitivity of yields to various prepayment rates and will not purport to predict, or provide information enabling investors to predict, yields or prepayment rates.

Certain Derivative Instruments

      In order to protect certain Securities from shortfalls in interest payments, the trust fund may enter into derivative instruments. The prospectus supplement will specify the terms and conditions of any interest rate swap agreements, interest rate cap contracts, currency swaps, currency options or other yield supplement agreements as well as identifying any derivative counterparty. Any derivative instruments will provide only temporary, limited protection against upward movements in the applicable Index, and, to the limited extent described in the prospectus supplement, will generally diminish the amount of interest rate or basis risk shortfalls associated with the mismatch between the weighted average interest rate of Loans that have a fixed interest rate and the variable rate Index applicable to the related Securities during the applicable period the related derivative instrument is in effect. Any such amounts that are received by the Trust Fund may not be sufficient to pay interest shortfalls on the Securities.

      In addition, in the case of a swap agreement, any net swap payment payable to the applicable swap counterparty under the terms of such swap agreement may reduce amounts available for payment on the Securities, and may reduce payments of interest on the Securities. If the rate of prepayments on the Loans is faster than anticipated, the swap notional balance on which payments due under such swap agreement are calculated may exceed the total principal balance of the Loans, thereby increasing the relative proportion of interest collections on the Loans that must be applied to make swap payments to the swap counterparty. Therefore, the combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on any Securities covered by a swap agreement. See "Derivatives."

Final Scheduled Distribution Date

      The prospectus supplement will specify the Final Scheduled Distribution Date or Maturity Date for each class of a Multi-Class Series. The Maturity Date for each class of Notes is the date on which the principal of the class of Notes will be fully paid. The Final Scheduled Distribution Date for each class of Certificates is the date on which the entire aggregate principal balance of the class will be reduced to zero. These calculations will be based on the assumptions described in the prospectus supplement. Because prepayments on the Loans underlying or comprising the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual maturity of the class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to the Certificates, as a result of delinquencies, defaults and liquidations of the assets in the trust fund, the actual final distribution date of any Certificate may occur later than its Final Scheduled Distribution Date.

Prepayments and Weighted Average Life

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of the security will be repaid to the investor. The weighted average life of the Securities of a series will be influenced by the rate at which principal on the Loans comprising or underlying the Primary Assets for the Securities is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

      The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans comprising or underlying the Primary Assets for a series, those Loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those Loans. It should be noted that the Loans comprising or underlying the Primary Assets for a series may have different interest rates, and the stated pass-through or interest rate of certain Primary Assets or the Interest Rate on the Securities may be a number of percentage points less than interest rates on the Loans. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans comprising or underlying the Primary Assets. If any Loans comprising or underlying the Primary Assets for a series have actual terms-to-stated maturity less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more classes of the series may be fully paid prior to their respective stated maturities.

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below.

      CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans underlying or comprising the Primary Assets. Thus, it is likely that prepayment of any Loans comprising or underlying the Primary Assets for any series will not conform to the FHA Prepayment Experience or to any level of CPR or SPA.

      The prospectus supplement for each Multi-Class Series will describe the prepayment standard or model used to prepare any illustrative tables setting forth the weighted average life of each class of that series under a given set of prepayment assumptions. The prospectus supplement will also describe the percentage of the initial principal balance of each class of a series that would be outstanding on specified Distribution Dates for the series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the Loans comprising or underlying the related Primary Assets are made at rates corresponding to various percentages of CPR or SPA or at such other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities or prepayment rates of the Loans comprising or underlying the related Primary Assets.

Other Factors Affecting Weighted Average Life

      Type of Loan

      Mortgage Loans secured by Multifamily Properties may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related Mortgage Loan. ARMs, Bi-Weekly Loans, GEM Loans, GPM Loans or Buy-Down Loans comprising or underlying the Primary Assets may experience a rate of principal prepayments that is different from the principal prepayment rate for ARMs, Bi-Weekly Loans, GEM Loans and GPM Loans included in any other mortgage pool or from Conventional fixed rate Loans or from other adjustable rate or graduated equity mortgages having different characteristics. There can be no assurance as to the respective rates of prepayment of these Loans in either stable or changing interest rate environments.

      In the case of a Negatively Amortizing ARM, if interest rates rise without a simultaneous increase in the related Scheduled Payment, negative amortization may result or Deferred Interest may arise. However, borrowers may pay amounts in addition to their Scheduled Payments in order to avoid negative amortization and to increase tax deductible interest payments.

      To the extent that any of Mortgage Loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of the Mortgage Loan and a smaller portion of the Scheduled Payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of the Mortgage Loans will increase.

      In a declining interest rate environment, the portion of each Scheduled Payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related Mortgage Loan, thereby resulting in accelerated amortization of the ARM. Any such acceleration in amortization of the principal balance of any Negatively Amortizing ARM will shorten the weighted average life of the Mortgage Loan. The application of partial prepayments to reduce the outstanding principal balance of a Negatively Amortizing ARM will tend to reduce the weighted average life of the Mortgage Loan and will adversely affect the yield to holders who purchased their Securities at a premium, if any, and holders of classes of Interest Weighted Securities. The pooling of Negatively Amortizing ARMs having Rate Adjustment Dates in different months, together with different initial Mortgage Rates, Lifetime Mortgage Rate Caps, Minimum Mortgage Rates and stated maturity dates, could result in some Negatively Amortizing ARMs that comprise or underlie the Primary Assets experiencing negative amortization while the amortization of other Negatively Amortizing ARMs may be accelerated.

      If the Loans comprising or underlying the Primary Assets for a series include ARMs that permit the borrower to convert to a long-term fixed interest rate loan, the servicer or PMBS Servicer, as applicable, may, if specified in the prospectus supplement, be obligated to repurchase any Loan so converted. Any such conversion and repurchase would reduce the average weighted life of the Securities of the related series.

      A GEM Loan provides for scheduled annual increases in the borrower's Scheduled Payment. Because the additional portion of the Scheduled Payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date. The prepayment experience with respect to Manufactured Home Loans will generally not correspond to the prepayment experience on other types of housing loans. Even though some Manufactured Home Loans may be FHA Loans, no statistics similar to those describing the FHA experience above are available with respect to Manufactured Home Loans.

      In the case of Mortgage Loans that do not require the borrowers to make payments of principal or interest until the occurrence of certain maturity events, the Mortgage Loans will generate enough cash to pay interest and principal on the Securities of the related series only if specified maturity events occur with sufficient frequency and relative regularity. There can be no assurance regarding the rate and timing of the occurrence of maturity events with respect to these Mortgage Loans.

      Foreclosures and Payment Plans

      The number of foreclosures and the principal amount of the Loans comprising or underlying the Primary Assets that are foreclosed in relation to the number of Loans that are repaid in accordance with their terms will affect the weighted average life of the Loans comprising or underlying the Primary Assets and that of the related series of Securities. Servicing decisions made with respect to the Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Loans. In particular, the return to holders of Securities who purchased their Securities at a premium, if any, and the return on a class of Interest Weighted Securities may be adversely affected by servicing policies and decisions relating to foreclosures.

      Due on Sale Clauses

      The acceleration of repayment as a result of certain transfers of the Mortgaged Property is another factor affecting prepayment rates, and is a factor that is not reflected in the FHA experience. While each of the Mortgage Loans included in the FHA statistics is assumable by a purchaser of the underlying mortgaged property, the Loans constituting or underlying the Primary Assets may include "due-on-sale" clauses. Except as otherwise described in the prospectus supplement for a series, the PMBS Servicer of Loans underlying Private Mortgage-Backed Securities and the servicer of Loans constituting the Primary Assets for a series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any "due-on-sale" clause applicable to the related Loan under the circumstances and in the manner it enforces due-on-sale clauses with respect to other similar loans in its portfolio. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the Mortgaged Property is generally sold and the loans prepaid, even though, by their terms, the loans are not "due-on-sale" and could have been assumed by new buyers.

      Optional Termination

      If specified in the prospectus supplement, any designated entity may cause an early termination of the trust fund by repurchasing the remaining Primary Assets in the Trust Fund, or may purchase Securities of certain classes. See "Description of the Securities -- Optional Termination."

                   Material Federal Income Tax Considerations

      The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion has been prepared with the advice of McKee Nelson LLP and Dechert LLP, each as special counsel to the depositor. This discussion is based on authorities currently in effect, all of which are subject to change or differing interpretations. Any such change or differing interpretation could be applied retroactively. No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

      This discussion is directed solely to Security Owners that purchase securities at issuance and hold them as "capital assets" within the meaning of
Section 1221 of the Code. The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

      In addition, this discussion does not address the state, local, foreign or other tax consequences of the purchase, ownership, and disposition of securities. We encourage you to consult your own tax advisor in determining the state, local, foreign and other tax consequences of the purchase, ownership, and disposition of securities. Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

      In this discussion, when we use the term:

      o "Security Owner," we mean any person holding a beneficial ownership interest in securities;

      o     "Code," we mean the Internal Revenue Code of 1986, as amended;

      o     "IRS," we mean the Internal Revenue Service;

      o "AFR," we mean the applicable federal rate, which is an average of then prevailing yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

      o     "Foreign Person," we mean any person other than a U.S. Person; and

      o "U.S. Person," we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S.

            Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

Types of Securities

      This discussion addresses the following four types of securities:

      o     REMIC certificates;

      o     exchangeable securities;

      o notes issued by a trust, including a trust for which an election to treat such entity as a "real estate investment trust" within the meaning of Section 856(a) of the Code (a "REIT") has been made;

      o trust certificates issued by trusts for which a REMIC election is not made; and

      o securities that comprise an interest in one of the foregoing and an interest in other property such as a notional principal contract ("Stapled Securities").

      The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement. Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities. The discussions under "-- Special Tax Attributes," "-- Backup Withholding" and "-- Reportable Transactions" below address all types of securities.

      REMIC Certificates Generally

      With respect to each series of REMIC certificates, McKee Nelson LLP or Dechert LLP ("Company Counsel") will deliver its opinion that, assuming compliance with all provisions of the related trust agreement and related documents, the related trust will comprise one or more "REMICs" within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be "regular interests" or "residual interests" in a REMIC within the meaning set out in Section 860G(a) of the Code. The prospectus supplement for REMIC certificates will identify the regular interests and residual interest in the REMIC.

      A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest. In this discussion, we refer to a REMIC certificate representing a regular interest in a REMIC as a "REMIC regular certificate." REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC. The tax treatment of securities treated as debt instruments, including REMIC regular certificates, is discussed under "-- Taxation of Securities Treated as Debt Instruments" below. You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

      In this discussion, we refer to a REMIC certificate representing a residual interest in a REMIC as a "REMIC residual certificate" and the owner of a beneficial interest in a REMIC residual certificate as a "Residual Owner." The tax treatment of REMIC residual certificates is discussed under "-- REMIC Residual Certificates" below.

      A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions. In general, a "prohibited transaction" means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects "net income from foreclosure property" to tax at the highest corporate rate. We do not anticipate that any REMIC with respect to which we will offer certificates will engage in any such transactions or receive any such income.

      If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the certificates issued by the entity may not be accorded the status described under "-- Special Tax Attributes" below. In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity's income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

      Stapled Securities

      As provided in the applicable prospectus supplement, a security may represent both: (a) the ownership of a REMIC regular interest, an exchangeable security, a note, a trust certificate, or a partner certificate; and (b) an interest in a notional principal contract.

      With respect to a REMIC, for example, this can occur if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In such a case, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an "outside reserve fund"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

      Among other requirements, the holder of a Stapled Security must allocate its purchase price for such security between its components. See the applicable prospectus supplement for further information.

      Exchangeable Securities Generally

      Each class of exchangeable securities will represent beneficial ownership of one or more interests in one or more REMIC certificates. The prospectus supplement will specify whether each class of exchangeable securities represents a proportionate or disproportionate interest in each underlying REMIC certificate. The exchangeable securities will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of exchangeable securities is discussed under "--Exchangeable Securities" below.

      Issuance of Notes Generally

      For each issuance of notes by a trust that does not make a REMIC election, Company Counsel will deliver its opinion that, assuming compliance with the trust agreement and related documents, the notes will constitute debt instruments for federal income tax purposes. Generally, no regulations, published rulings, or judicial decisions exist that definitively characterize for federal income tax purposes securities with terms substantially the same as the notes. The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes. The tax treatment of securities treated as debt instruments is discussed under "-- Taxation of Securities Treated as Debt Instruments" below. If, contrary to the opinion of Company Counsel, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under "-- Taxation of Securities Treated as Debt Instruments."

      With respect to certain trusts that issue notes, an election may be made to treat the trust as a REIT. In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code. The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

      Classification of Trust Certificates Generally

      With respect to each series of trust certificates for which no REMIC election is made, Company Counsel will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the trust agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a certificate will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a "Grantor Trust" and to the certificates issued by the trust as "Grantor Trust Certificates"); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a certificate issued by the trust will be a partner in that partnership (we refer to such certificates as "Partner Certificates"). The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes. The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions. For a discussion of the tax treatment of Grantor Trust Certificates, see "-- Grantor Trust Certificates" below, and for a discussion of the tax treatment of Partner Certificates, see "-- Partner Certificates" below.

Taxation of Securities Treated as Debt Instruments

      When we refer to "Debt Securities" in the discussion that follows, we mean
(i) REMIC regular certificates and (ii) notes issued by a trust that does not make a REMIC election. This discussion is based in part on the regulations applicable to original issue discount (the "OID Regulations") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities. To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the method described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Prospective investors are encouraged to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount with respect to Debt Securities.

      Interest Income and OID

      Debt Securities may be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Code ("OID"). A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price and such excess is more than a de minimis amount. Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below. A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

      For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Debt Security also includes any amount paid by an beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

      The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate ("Qualified Stated Interest"). Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an "accrual class"), or a class the interest on which is substantially disproportionate to its principal amount (a "super-premium class").

      To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular certificates, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner's method of tax accounting. If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security's stated redemption price at maturity. Qualified Stated Interest payable on a REMIC regular certificate must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

      If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security. This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

      The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the "PAC Method"). Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day. The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

      The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity. The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust's assets.

      For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust's assets. The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes. No representation, however, is made as to the rate at which principal payments or recoveries on the trust's assets actually will occur.

      Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust's assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive

OID accruals on that Debt Security. It is possible, although not certain, that a Security Owner might be permitted to recognize a loss in such a situation to the extent the Security Owner's basis in the Debt Security exceeds the maximum amount of payments that it could ever receive with respect to that Debt Security. However, such a loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Debt Securities that are interest-only classes or super-premium classes, because they can have negative yields if the underlying loans held by the trust prepay more quickly than anticipated.

      Under the OID Regulations, OID of only a de minimis amount, other than de minimis OID attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of (i) the total amount of the de minimis OID and
(ii) a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the Debt Security.

      Variable Rate Securities

      Debt Securities may provide for interest based on a variable rate. The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under "-- Interest Income and OID" above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security. It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class. OID reportable for any period will be adjusted based on subsequent changes in the applicable Index.

      Acquisition Premium

      If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an "acquisition premium" as that term is defined in Section 1272(a)(7) of the Code. The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium. Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security. Security Owners should be aware that this fixed fraction method will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security's stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

      Market Discount

      If a purchaser acquires a Debt Security at a price that is less than its outstanding principal amount (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a "market discount bond"). If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i)
0.25 percent, (ii) the stated redemption price at maturity of the Debt Security and (iii) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See "-- Interest Income and OID" above.

      Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we encourage prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

      Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

      The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

      If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues under
Section 1278(b) of the Code, the interest deferral rule will not apply.

      Amortizable Bond Premium

      A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under
Section 171 of the Code. If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner's income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount. The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it. The election may be revoked only with the consent of the IRS.

      Non-Pro Rata Securities

      A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a "non-pro rata security"). In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole. Prospective investors are encouraged to consult their tax advisors as to this treatment.

      Election to Treat All Interest as OID

      The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a "constant yield election"). It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner's acquisition would apply. If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above. Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in
Section 1278(b) of the Code, which is described above. A constant yield election may be revoked only with the consent of the IRS.

      Treatment of Losses

      Security Owners that own REMIC regular certificates, or in the case of Debt Securities for which a REMIC election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust's assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible. In addition, potential investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectability until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code. As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

      Although not entirely clear, it appears that: (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security's partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security's complete worthlessness. Security Owners are encouraged to consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

      Sale or Other Disposition

      If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner's adjusted tax basis in the Debt Security. The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner's cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security's stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest (but not accrued OID previously included in income) and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

      Gain from the sale of a REMIC regular certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner's income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner's income.

      Foreign Persons

      Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered "portfolio interest" and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (ii) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the "withholding agent") with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) or other appropriate form. If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or other appropriate form provided by the Foreign Person that owns the Debt Security. If the information shown on Form W-8BEN or other appropriate form changes, a new Form W-8BEN or other appropriate form must be filed. If the foregoing requirements are not met, then interest (including
OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

      Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

      Information Reporting

      Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under "-- Market Discount" above.

      Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

Exchangeable Securities

      Exchangeable Securities Representing Proportionate Interests in Two or More REMIC Certificates

      The prospectus supplement will specify whether an exchangeable security represents beneficial ownership of a proportionate interest in each REMIC certificate corresponding to that exchangeable security. Each beneficial owner of such an exchangeable security should account for its ownership interest in each REMIC certificate underlying that exchangeable security as described under "--Types of Securities--REMIC Certificates Generally." If a beneficial owner of an exchangeable security acquires an interest in two or more underlying REMIC certificates other than in an exchange described under "Description of the Securities--Exchangeable Securities" in this prospectus, the beneficial owner must allocate its cost to acquire that exchangeable security among the related underlying REMIC certificates in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the exchangeable security, the owner must allocate the sale proceeds among the underlying REMIC certificates in proportion to their relative fair market values at the time of sale.

      Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an exchangeable security represents beneficial ownership of two or more REMIC certificates, those REMIC certificates could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC certificates underlying an exchangeable security were aggregated for OID purposes and a beneficial owner of an exchangeable security were to (i) exchange that exchangeable security for multiple exchangeable certificates, each of which relates to a single related underlying REMIC certificate, (ii) sell one of those exchangeable securities and
(iii) retain one or more of the remaining related exchangeable securities, the beneficial owner might be treated as having engaged in a "coupon stripping" or "bond stripping" transaction within the meaning of Section 1286 of the Code. Under Section 1286 of the Code, a beneficial owner of an exchangeable security that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original exchangeable security between the related underlying REMIC certificates sold and the related REMIC certificates retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the exchangeable securities relating to the REMIC certificates sold using its basis allocable to those exchangeable securities. Also, the beneficial owner then must treat the REMIC certificates underlying the exchangeable securities retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner's basis allocable to those exchangeable securities. Accordingly, the beneficial owner must accrue interest and OID with respect to the exchangeable securities retained based on the beneficial owner's basis in those exchangeable securities.

      As a result, when compared to treating each REMIC certificate underlying an exchangeable security as a separate debt instrument, aggregating the REMIC certificates underlying an exchangeable security could affect the timing and character of income recognized by a beneficial owner of an exchangeable security. Moreover, if Section 1286 were to apply to a beneficial owner of an exchangeable security, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the exchangeable securities and due to the trustee's lack of information necessary to report computations that might be required by
Section 1286 of the Code, the trustee will treat each REMIC certificate underlying an exchangeable security as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC certificates underlying an exchangeable security were aggregated, the timing of accruals of OID applicable to an exchangeable security could be different than that reported to holders and the IRS. Prospective investors are encouraged to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC certificates underlying the exchangeable securities should be aggregated for OID purposes.

      Exchangeable Securities Representing Disproportionate Interests in REMIC Certificates

      The prospectus supplement will specify whether an exchangeable security represents beneficial ownership of a disproportionate interest in the REMIC certificate corresponding to that exchangeable security. The tax consequences to a beneficial owner of an exchangeable security of this type will be determined under Section 1286 of the Code, except as discussed below. Under Section 1286, a beneficial owner of an exchangeable security will be treated as owning "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payment on the underlying REMIC certificates. If an exchangeable security entitles the holder to payments of principal and interest on an underlying REMIC certificate, the IRS could contend that the exchangeable security should be treated (i) as an interest in the underlying REMIC certificate to the extent that the exchangeable security represents an equal pro rata portion of principal and interest on the underlying REMIC certificate, and (ii) with respect to the remainder, as an installment obligation consisting of "stripped bonds" to the extent of its share of principal payments or "stripped coupons" to the extent of its share of interest payments. For purposes of information reporting, however, each exchangeable security will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

      Under Section 1286, each beneficial owner of an exchangeable security must treat the exchangeable security as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its "stated redemption price at maturity" over the price paid by the owner to acquire it. The stated redemption price at maturity for an exchangeable security is determined in the same manner as described with respect to REMIC certificates under "--Taxation of Securities Treated as Debt Instruments."

      If the exchangeable security has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a REMIC certificate under "--Taxation of Securities Treated as Debt Instruments." A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the exchangeable security is acquired or would be the prepayment assumption for the underlying REMIC certificates.

      In light of the application of Section 1286, a beneficial owner of an exchangeable security generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the exchangeable securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an exchangeable security generally will be different than that reported to holders and the IRS. Prospective investors are encouraged to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

      The rules of Section 1286 of the Code also apply if (i) a beneficial owner holds exchangeable securities relating to a single REMIC certificate, (ii) the beneficial owner sells some, but not all, of the exchangeable securities, and
(iii) the combination of retained exchangeable securities. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC certificates between the part of the REMIC certificates underlying the exchangeable securities sold and the part of the REMIC certificates underlying the exchangeable securities retained in proportion to their relative fair market values. Section 1286 of the Code treats the beneficial owner as purchasing the exchangeable securities retained for the amount of the basis allocated to the retained exchangeable securities, and the beneficial owner must then accrue any OID with respect to the retained exchangeable securities as described above.
Section 1286 does not apply, however, if a beneficial owner exchanges exchangeable securities for the related exchangeable securities and retains all the exchangeable securities, see "--Treatment of Exchanges" below.

      Upon the sale of an exchangeable security, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the exchangeable security. The owner's adjusted basis generally is equal to the owner's cost of the exchangeable security (or portion of the cost of REMIC certificates allocable to the exchangeable security), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the exchangeable security as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under "--Taxation of Securities Treated as Debt Instruments."

      Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under "--Treatment of Exchanges" below) a combination of exchangeable securities that may be exchanged for one or more exchangeable certificates providing for payments on principal and interest matching that of the underlying REMIC certificates, the owner should be treated as owning the underlying REMIC certificates, in which case
Section 1286 would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each exchangeable security should be treated as a separate debt instrument. We encourage you to consult your tax advisors regarding the proper treatment of exchangeable securities in this regard.

      It is not clear whether exchangeable securities subject to Section 1286 of the Code will be treated as assets described in Section 7701(a)(19)(C) of the Code or as "real estate assets" under Section 856(c)(5)(B) of the Code. In addition, it is not clear whether the interest or OID derived from such an exchangeable security will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. We encourage you to consult your tax advisors regarding the proper treatment of exchangeable securities under these provisions of the Code.

      Treatment of Exchanges

      If a beneficial owner of one or more exchangeable securities exchanges them for the related exchangeable securities or certificates in the manner described under "Description of the Securities--Exchangeable Securities" in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related exchangeable securities that it owned immediately prior to the exchange.

REMIC Residual Certificates

      If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under "-- Basis Rules and Distributions" below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner. The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter. The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss. Income derived from a REMIC residual certificate will be "portfolio income" for purposes of Section 469 of the Code governing passive loss limitations.

      Taxable Income or Net Loss of the REMIC

      Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting. There are, however, certain modifications. First, a deduction is allowed for accruals of interest and OID on the REMIC regular certificates issued by the REMIC. Second, market discount will be included in income as it accrues, based on a constant yield to maturity method. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account. Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code. Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees. See, however, "-- Pass Through of Certain Expenses" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter. For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

      Pass Through of Certain Expenses

      A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code. See "-- Grantor Trust Certificates -- Trust Expenses" below for a discussion of the limitations of Sections 67 and 68 of the Code. Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC. In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

      Excess Inclusions

      Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules. For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC's taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate. If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions. The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

      For Residual Owners, an excess inclusion may not be offset by deductions, losses, or loss carryovers. Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

      Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner's excess inclusions for the year. Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner's excess inclusions for the year. Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

      Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

      Taxable Income May Exceed Distributions

      In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year. The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

      Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under "-- Excess Inclusions" above. The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC certificates, may have a significant adverse effect upon a Residual Owner's after-tax rate of return.

      Basis Rules and Distributions

      A Residual Owner's adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (i) the daily portions of REMIC net loss taken into account by the Residual Owner and (ii) distributions made by the REMIC to the Residual Owner.

      A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner's adjusted basis in the REMIC residual certificate immediately before the distribution. The distribution will reduce the Residual Owner's adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the Residual Owner's adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate. See "-- Sales of REMIC Residual Certificates" below.

      A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

      The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate. See "-- Sales of REMIC Residual Certificates."

      Sales of REMIC Residual Certificates

      If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

      Inducement Fees

      The IRS recently issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest ("inducement fees"). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and
(ii) specify that inducement fees constitute income from sources within the United States. The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Certificate.

      Disqualified Organizations

      If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

      The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see "-- Taxation of Securities Treated as Debt Instruments -- Interest Income and OID," for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the trust agreement. The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The trust agreement for each series of REMIC certificates will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

      In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity
(1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a "pass through entity" means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity. Moreover, in the case of any "electing large partnership," within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income. The exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

      Noneconomic REMIC Residual Certificates

      A transfer of a "noneconomic" REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

      A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust. See "-- Taxation of Securities Treated as Debt Instruments -- Interest Income and OID," for a discussion concerning prepayment assumptions.

      All transfers of REMIC residual certificates will be subject to certain restrictions under the terms of the related trust agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

      Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

      Treasury regulations contain a safe harbor under which a transfer of a noneconomic residual is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor:

      o the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due;

      o the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the residual interest the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due;

      o the transferee must represent that it will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer; and

      o either (i) the present value (computed based upon a statutory discount rate) of the anticipated tax liabilities associated with holding the residual interest must be no greater than the present value of the sum of any consideration given to the transferee to acquire the interest, the anticipated distributions on the interest and the anticipated tax savings associated with holding the interest, or (ii) the transferee must be a domestic taxable C corporation that meets certain asset tests and that agrees that any subsequent transfer of the interest will satisfy the same safe harbor provision and be to a domestic taxable C corporation.

      Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The final regulations contain additional detail regarding their application, and we encourage you to consult your own tax advisor regarding the application of the safe harbor to a transfer of a REMIC residual certificate before acquiring one.

      Restrictions on Transfers of Residual Certificates to Foreign Persons

      Transfers to a Foreign Person of REMIC residual certificates that have tax avoidance potential are disregarded for all federal income tax purposes. If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate. A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate. The trust agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

      Foreign Persons

      The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Owners may qualify as "portfolio interest," subject to the conditions described in "-- Taxation of Securities Treated as Debt Instruments -- Foreign Persons" above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984, and (ii) the trust fund to which the REMIC residual certificate relates consists of obligations issued in "registered form" within the meaning of Section 163 (f)(1) of the Code. Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form. Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "-- Excess Inclusions" above. If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates. If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of ) under rules similar to withholding upon disposition of Debt Securities that have OID. See "-- Restrictions on Transfers of Residual Certificates to Foreign Persons" above concerning the disregard of certain transfers having "tax avoidance potential." Potential investors who are Foreign Persons are encouraged to consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual certificates.

      Administrative Provisions

      The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC's returns. Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding. The trustee or the securities administrator will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC's residual interest. If the Code or applicable Treasury regulations do not permit the trustee or the securities administrator to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the REMIC residual certificates of the same series would be able to participate in those proceedings in appropriate circumstances.

      Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC's return if the holder owns 100 percent of the REMIC residual certificates for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

      The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC taxable Income or Net Loss Allocation. Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the Code expenses (see "-- Pass Through of Certain Expenses" above) allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC's assets meeting the qualified asset tests described under "-- Special Tax Attributes -- REMIC Certificates" below.

      Mark-to-Market Rules

      Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

Grantor Trust Certificates

      For purposes of this discussion, we refer to two types of certificates issued by a Grantor Trust: "Standard Certificates" and "Stripped Certificates." Each certificate issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

      Classification of Stripped Certificates

      There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate. First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only certificates, all the certificates of that trust likely will be Stripped Certificates. Second, if the seller, depositor, or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the certificates issued by the trust could be Stripped Certificates. Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the certificates of the trust could be Stripped Certificates.

      Taxation of Stripped Certificates

      Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the "Stripped Bond Rules"). Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. A beneficial owner of a Stripped Certificate will be treated as owning "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments.

      Generally, if a taxpayer acquires an interest in "stripped coupons" or "stripped bonds," the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid. As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument. The tax consequences of holding a debt instrument are discussed generally under "-- Taxation of Securities Treated as Debt Instruments" above.

      Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments. Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under "-- Taxation of Securities Treated as Debt Instruments -- Interest Income and OID," and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under "-- Taxation of Securities Treated as Debt Instruments -- Information Reporting." Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt. We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

      For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates. However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

      A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under "-- Taxation of Standard Certificates" below. In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner's recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner's Stripped Certificate. While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

      In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust. Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period. The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under "-- Trust Expenses" below, subject to the limitation described therein.

      Purchase of More Than One Class of Stripped Certificates

      When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

      Taxation of Standard Certificates

      For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust. As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate. Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the certificate would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner's method of accounting. In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust's assets. Those losses would be deductible generally only as described under "-- Taxation of Securities Treated as Debt Instruments -- Treatment of Losses" above.

      For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

      Trust Expenses

      Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust's expenses, as described above. Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust's assets and paid directly its share of the servicing and related fees and expenses. Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust. In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor's adjusted gross income. In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any, of adjusted gross income over $139,500 ($69,750 in the case of a married individual filing a separate return) (in each case, the figures shown are for 2003 and will be adjusted for inflation), and (ii) 80 percent of the amount of itemized deductions otherwise allowable for that year. As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates. In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

      Sales of Grantor Trust Certificates

      If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner's adjusted tax basis in the Grantor Trust Certificate. Such tax basis will equal the Security Owner's cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income. See "-- Taxation of Securities Treated as Debt Instruments -- Sale or Other Disposition." Any remaining gain or any loss will be capital gain or loss. Capital losses generally may be used only to offset capital gains.

      Trust Reporting

      Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns. The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

      Foreign Persons

      The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt

Securities. See the discussion of the tax and withholding rules under "-- Taxation of Securities Treated as Debt Instruments -- Foreign Persons."

Partner Certificates

      If a trust or a portion of a trust is classified as a partnership for federal income tax purposes, the trust or a portion of the trust will not be subject to an entity level federal income tax. In the discussion that follows, we mean the term "trust" to refer either to a trust or to a portion thereof, as the context would indicate.

      Pursuant to the terms of the applicable trust agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates. Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust's income for the taxable year of the trust that ends with or within the Security Owner's taxable year. The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

      Security Owner's Distributive Share

      The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in
Section 703(a)(2) of the Code are not allowed. The trustee will allocate that taxable income among the Partner Certificates. The method of allocation will be described in the applicable prospectus supplement.

      A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under "-- Grantor Trust Certificates -- Trust Expenses" above. Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

      Distributions

      A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner's adjusted basis in the Partner Certificate. If the amount of cash distributed exceeds a Security Owner's basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate. If, upon receipt of a cash distribution in liquidation of a Security Owner's interest in the trust, the Security Owner's adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

      A Security Owner's adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

      If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution. The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

      Sale or Exchange of a Partner Certificate

      If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner's adjusted basis in the Partner Certificate at the time of sale. Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

      Section 708 Terminations

      Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners. The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners. If the Partner Certificates are Book Entry Certificates, the trust most likely will not be able to monitor whether the termination provisions of Section 708 of the Code apply due to lack of information concerning the transfer of interests in the trust.

      Section 754 Election

      If a Security Owner were to sell its Partner Certificate at a profit
(loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller. The trust's adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code. To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement. As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

      The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a Partner Certificate represents an interest will constitute a securitization partnership for this purpose.

      Foreign Persons

      Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

      Information Reporting

      Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust. The trust will report each Security Owner's allocable share of the trust's items of income and expense to the Security Owner and to the IRS on Schedules K-1. The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates. Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

      Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates. In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates. The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year. Brokers and nominees who fail to provide the information may be subject to penalties. However, a clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish that information statement to the trust.

      Administrative Matters

      Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment also could result in an audit of a beneficial owner's returns and adjustments of items not related to the income and losses of the partnership.

Special Tax Attributes

      In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

      REMIC Certificates

      REMIC certificates held by a domestic building and loan association will constitute "regular or residual interests in a REMIC" within the meaning of
Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x). If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC certificates in that REMIC will so qualify.

      In addition, REMIC certificates held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of "real estate assets," then the portion of the REMIC certificates that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets. Similarly, income on the REMIC certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of
Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

      REMIC regular certificates also will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMICs within the periods required by the Code.

      The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Section 593(d) of the Code for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that these institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

      The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

      For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs ("Tiered REMICs") for federal income tax purposes. Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

      As described above, certain REMIC regular certificates will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement. See "-- Types of Securities -- REMIC Certificates Generally" above. Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

      Non-REMIC Debt Securities

      Debt Securities that are not REMIC regular certificates and that are owned by domestic building and loan associations and other thrift institutions will not be considered "loans secured by an interest in real property" or "qualifying real property loans." Moreover, such Debt Securities owned by a REIT will not be treated as "real estate assets" nor will interest on the Debt Securities be considered "interest on obligations secured by mortgages on real property." In addition, such Debt Securities will not be "qualified mortgages" for REMICs.

      Grantor Trust Certificates

      Standard Certificates held by a domestic building and loan association will constitute "loans secured by interests in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

      Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates. We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

      Partner Certificates

      For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the REIT's capital interest in the issuer.

Backup Withholding

      Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax at a rate of up to 31% under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

Reportable Transactions

      Recent legislation imposes a penalty on a taxpayer that fails to disclose a "reportable transaction." The IRS has issued guidance defining the term "reportable transaction" for this purpose. Although a description of that term is beyond the scope of this summary, a reportable transaction includes a transaction that meets requirements outlined in the IRS guidance and that involves:

      o     a sale or exchange of a security resulting in a loss in excess of
            (i) $10 million in any single year or $20 million in any combination of years in the case of a security held by a corporation or a partnership with only corporate partners or (ii) $2 million in any single year or $4 million in any combination of years in the case of a security held by any other partnership or an S corporation, trust or individual;

      o a significant difference between the U.S. federal income tax reporting for an item from the transaction and its treatment for book purposes (generally under U.S. generally accepted accounting principles); or

      o     any other characteristic described by the IRS.

      A taxpayer discloses a reportable transaction by filing IRS Form 8886 with its federal income tax return. The penalty for failing to disclose a reportable transaction is $10,000 in the case of a natural person and $50,000 in any other case. Prospective investors in the securities are encouraged to consult their own tax advisors concerning any possible disclosure obligations with respect to their ownership or disposition of a security in light of their particular circumstances.

                       State and Local Tax Considerations

      In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

      For example, a REMIC or non-REMIC trust may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the trust. We encourage potential investors to consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

                              ERISA Considerations

General

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code ("Plans") and on persons who are fiduciaries for those Plans. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Therefore, assets of these plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

      ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

      A Plan's investment in Securities may cause the Primary Assets and other assets included in a related trust fund to be deemed Plan assets. The United States Department of Labor ("DOL") has issued regulations set forth at 29 C.F.R.
Section 2510.3-101 (the "DOL Regulations") which provide that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan's investment in the entity) is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the Securities are treated as equity interests for purposes of the DOL Regulations, equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Security, 25% or more of any class of Securities is held by benefit plan investors.

      Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the Primary Assets and other assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a "fiduciary" of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Primary Assets and other assets included in a trust fund constitute plan assets, certain activities involved in the operation of the trust fund may constitute or involve prohibited servicing, sales or exchanges of property or extensions of credit transactions under ERISA and the Code.

The Underwriter Exemption

      The DOL issued an individual exemption to Lehman Brothers Inc.'s predecessor in interest, Shearson Lehman Hutton Inc. (Prohibited Transaction Exemption ("PTE") 91-14 et al.; 56 Fed. Reg. 7413 (1991) as most recently amended and restated by PTE 2002-41, 67 Fed. Reg. 54487 (2002)) (the "Exemption") that generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Sections 4975(a) and
(b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase (in both the initial offering and secondary market), sale and holding of Securities underwritten by an underwriter, as defined below, that (1) represent a beneficial ownership interest in the assets of an issuer which is a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund or (2) are denominated as a debt instrument and represent an interest in or issued by the issuing entity, provided that certain conditions set forth in the Exemption are satisfied.

      For purposes of this Section "ERISA Considerations," the term "underwriter" will include (a) Lehman Brothers Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or
(b) is a manager or co-manager for a class of Securities.

      Among the general conditions that must be satisfied for exemptive relief under the Exemption are:

            (1) The acquisition of Securities by a Plan must be on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

            (2) The Securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories (four, in a Designated Transaction) by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch Ratings ("Fitch") (each, a "Rating Agency");

            (3) In the case of a transaction described in the Exemption as a designated transaction (a "Designated Transaction"), in which the investment pool contains only certain types of assets such as the Primary Assets which are fully secured, the Exemption covers subordinated Securities issued by the trust fund in such transaction which are rated in one of the four highest generic rating categories by a Rating Agency. The Exemption also applies to Securities backed by residential and home equity loans that are less than fully secured, provided that (1) the rights and interests evidenced by the Securities are not subordinated to the rights and interests evidenced by the other securities of the trust fund, (2) the Securities are rated in either of the two highest generic rating categories by a Rating Agency and (3) any loan included in the investment pool is secured by collateral whose fair market value on the closing date of the transaction is at least equal to 80% of the sum of (a) the outstanding principal balance due under the loan which is held by the trust fund and (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral;

            (4) Assets of the type included in a particular trust fund have been included in other investment pools and securities evidencing interests in such other pools have been both (i) rated in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories by a Rating Agency and (ii) been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of Securities in reliance on the Exemption;

            (5) The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;

            (6) The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuing entity must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person's services under the related Agreement and reimbursement of that person's reasonable expenses in connection therewith;

            (7) The Plan investing in the Securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act; and

            (8) For certain types of issuers, the documents establishing the issuing entity and governing the transaction must contain provisions intended to protect the assets of the issuing entity from creditors of the depositor.

      The rating of a Security may change. If the rating of a Security declines below the lowest permitted rating, the Security will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Security when the Security had a permitted rating would not be required by the Exemption to dispose of it). Consequently, only Plan investors that are insurance company general accounts would be permitted to purchase the Securities in such circumstances pursuant to Section I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60.

      The Exemption permits interest-rate swaps and yield supplement agreements to be assets of the trust fund subject to certain conditions. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust fund asset if it:

            (1) is an "eligible Swap;"

            (2) is with an "eligible counterparty;"

            (3) is purchased by a "qualified plan investor;"

            (4) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap;" and

            (5) permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

An "eligible Swap" is one which:

            a. is denominated in U.S. dollars;

            b. pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available Index, with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate");

            c. has a notional amount that does not exceed either: (i) the principal balance of the class of Securities to which the Swap relates, or
      (ii) the portion of the principal balance of such class represented by Primary Assets ("Allowable Notional Amount");

            d. is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged");

            e. has a final termination date that is either the earlier of the date on which the issuing entity terminates or the related class of Securities are fully repaid; and

            f. does not incorporate any provision that could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the Securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.

      A "qualified plan investor" is a Plan or Plans where the decision to buy such class of Securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Securities and such fiduciary is either:

            a. a "qualified professional asset manager" ("QPAM") under PTCE
      84-14;

            b. an "in-house asset manager" under PTCE 96-23; or

            c. has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Securities are acquired by the Plan.

      In "ratings dependent Swaps" (where the rating of a class of Securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the pooling and servicing agreement:

            a. obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

            b. cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Securities with a term of more than one year).

      In the event that the servicer fails to meet these obligations, Plan securityholders must be notified in the immediately following periodic report, which is provided to securityholders, but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Securities held by a Plan which involves such ratings dependent Swap.

      "Non-ratings dependent Swaps" (those where the rating of the Securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

            a. obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

            b. cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

            c. terminate the Swap Agreement in accordance with its terms.

      An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an ISDA form, the EYS Agreement may only be held as an asset of the trust fund with respect to Securities purchased by Plans if it meets the following conditions:

            a. it is denominated in U.S. dollars;

            b. it pays an Allowable Interest Rate;

            c. it is not Leveraged;

            d. it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

            e. it is entered into between the trust fund and an eligible counterparty; and

            f. it has an Allowable Notional Amount.

      The Exemption permits transactions using a Pre-Funding Account whereby a portion of the Primary Assets are transferred to the trust fund within a specified period following the closing date ("DOL Pre-Funding Period") instead of requiring that all such Primary Assets be either identified or transferred on or before the closing date, provided that the DOL Pre-Funding Period generally ends no later than three months or 90 days after the closing date, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Securities being offered generally does not exceed twenty-five percent (25%) and certain other conditions set forth in the Exemption are satisfied.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the related excise taxes imposed by Section 4975 of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans and the servicing, management and operation of the trust fund. A fiduciary of a Plan contemplating purchasing a Security should make its own determination that the general conditions set forth above will be satisfied for that Security.

      The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA, and the excise taxes imposed by Section 4975 of the Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan's ownership of Securities.

      The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Section 4975 of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the trust fund; (2) the Plan's investment in each class of Securities does not exceed 25% of all of the Securities of that class outstanding at the time of the acquisition; (3) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of Securities in connection with their initial issuance, at least 50% of each class of Securities in which Plans have invested and at least 50% of the aggregate interest in the issuing entity is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan. An "Excluded Plan" is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuing entity, the depositor, each servicer, any obligor with respect to obligations included in the issuing entity constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuing entity on the date of the initial issuance of Securities, each counterparty in any eligible swap transactions and any affiliate of any such persons.

      However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan.

Additional Considerations for Securities which are Notes

      Without regard to whether Securities are treated as equity interests for purposes of the DOL Regulations, because any of the depositor, the trustee, any underwriter, the issuing entity or any of their affiliates might be considered or might become Parties in Interest with respect to a Plan, the acquisition or holding of Securities which are considered debt without substantial equity features by or on behalf of that Plan could be considered to give rise to both direct and indirect prohibited transactions within the meaning of ERISA and the Code, unless one or more statutory, regulatory or administrative exemptions are applicable. Included among such exemptions are: the Exemption, PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager," PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided may not necessarily cover all acts that might be construed as prohibited transactions.

Additional Fiduciary Considerations

      The depositor, the master servicer, the servicer, the trustee or any underwriter may be the sponsor of, or investment advisor with respect to, one or more Plans. Because these parties may receive certain benefits in connection with the sale of Securities, the purchase of Securities using Plan assets over which any of these parties has investment discretion or management authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Securities should not be purchased using the assets of any Plan if any of the depositor, the master servicer, any servicer, the trustee or any underwriter or any of their affiliates has investment discretion or management authority for those assets, or is an employer maintaining or contributing to the Plan, if such acquisition would constitute a non-exempt prohibited transaction.

      Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary that proposes to cause a Plan to purchase Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement for a series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the Securities offered thereby.

      Any Plan fiduciary considering whether to purchase a Security on behalf of a Plan should consult with its counsel regarding the application of the DOL Regulations and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

      The sale of Securities to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

                         Legal Investment Considerations

      The prospectus supplement for each series of Securities will specify which, if any, of the classes of Offered Securities will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Classes of Securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of these entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Securities will constitute legal investments for entities subject to this legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline.

      SMMEA also amended the legal investment authority of federally-chartered depository institution as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss.24 (Seventh), subject in each case to any regulations the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by

Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part
703), (whether or not the class of Securities under consideration for purchase constitutes a "mortgage related security").

      All depository institutions considering an investment in the Securities (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security" should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement"), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, "high-risk mortgage securities" include securities such as the Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of the product would be consistent with the Policy Statement.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but no limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for these investors.

                                  Legal Matters

      Certain legal matters in connection with the Offered Securities will be passed upon for the depositor and for the Underwriters, and the material federal income tax consequences of the Securities will be passed upon for the depositor, by McKee Nelson LLP, Washington, D.C. or by Dechert LLP, New York, New York as specified in the prospectus supplement for each series of Securities.

                                 Use of Proceeds

      The depositor will apply all or substantially all of the net proceeds from the sale of each series offered hereby and by the prospectus supplement to purchase the Primary Assets, to repay indebtedness that has been incurred to obtain funds to acquire the Primary Assets, to establish the Reserve Funds, if any, for the series and to pay costs of structuring and issuing the Securities. The expenses incurred by the depositor which are payable from net proceeds will be disclosed under "Underwriters" in the related prospectus supplement. If specified in the prospectus supplement, Securities may be exchanged by the depositor for Primary Assets. Unless otherwise specified in the prospectus supplement, the Primary Assets for each series of Securities will be acquired by the depositor either directly, or through one or more affiliates that will have acquired the Primary Assets from time to time either in the open market or in privately negotiated transactions.

                              Plan of Distribution

      Each series of Securities offered hereby and by means of the prospectus supplements may be offered through any one or more of the following: Lehman Brothers Inc., an affiliate of the depositor; underwriting syndicates represented by Lehman Brothers Inc.; any originator of Loans underlying a series; or underwriters, agents or dealers selected by the originator (collectively, the "Underwriters"); or any series of Securities or class within a series offered hereby and by means of the prospectus supplements may be included as Private Mortgage-Backed

Securities in another series of Securities offered hereby or as underlying securities in another series of asset-backed securities issued by an affiliate of the depositor or Lehman Brothers Inc. The prospectus supplement with respect to each series of Securities will set forth the terms of the offering of the series of Securities and each class within the series, including the name or names of the Underwriters (if known), the proceeds to the depositor (if any), and including either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or commissions allowed or reallowed to certain dealers, or the method by which the prices at which the Underwriters will sell the Securities will be determined.

      The Underwriters may or may not be obligated to purchase all of the Securities of a series described in the prospectus supplement with respect to the series if any Securities are purchased. The Securities may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

      If so indicated in the prospectus supplement, the depositor will authorize Underwriters or other persons acting as the depositor's agents to solicit offers by certain institutions to purchase the Securities from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases these institutions must be approved by the depositor. The obligation of any purchaser under the contract will be subject to the condition that the purchase of the offered Securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The Underwriters and any other agents will not have any responsibility in respect of the validity or performance of the contracts.

      The depositor may also sell the Securities offered hereby and by means of the prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The depositor may effect the transactions by selling Securities to or through dealers and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of Securities for whom they may act as agents.

      The place and time of delivery for each series of Securities offered hereby and by means of the prospectus supplement will be set forth in the prospectus supplement with respect to the series.

      In the ordinary course of business, Lehman Brothers Inc. or other Underwriters, or their respective affiliates, may engage in various securities and financing transactions, including loans or repurchase agreements to provide interim financing of mortgage loans pending the sale of the mortgage loans or interests therein, including the Securities.

      If any series of Securities includes another series or class of Securities offered hereby as Private Mortgage-Backed Securities, the prospectus supplement for such series will identify the underwriters of those Private Mortgage-Backed Securities as underwriters of such series and will describe the plan of distribution for those Private Mortgage-Backed Securities. The prospectus for those Private Mortgage-Backed Securities will be delivered simultaneously with the delivery of the prospectus relating to the series in which they are included.

                             Static Pool Information

      Static pool information with respect to the Sponsor's prior securitized pools, to the extent material, will be available online at an Internet website address specified in the applicable prospectus supplement. In addition, to the extent material, static pool information with respect to the prior securitized pools, presented by pool, or the portfolio of mortgage loans originated or purchased by one or more originators, presented by vintage year, will be similarly available, if specified in the applicable prospectus supplement. The static pool information related to a trust fund will include information, to the extent material, relating to:

      o     payment delinquencies of the mortgage loans;

      o     cumulative losses with respect to the mortgage loans; and

      o     prepayments of the mortgage loans,

in each case presented in periodic increments.

      In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans, as applicable, will be provided. This information may include, among other things (in each case by pool or vintage year): the number of securitized mortgage loans or of originated or purchased mortgage loans; the original pool balance for each securitized pool or the total original balance of the originated or purchased mortgage loans; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average and minimum and maximum credit score; the product type(s); the loan purposes; the weighted average Loan-to-Value Ratio; the distribution of mortgage loans by Mortgage Rate; and information regarding the geographic distribution of the mortgage loans.

      Static pool information is not deemed part of this prospectus or of the Registration Statement of which the prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established by the depositor or any other party before January 1, 2006, (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006 or (c) in the case of any information regarding the mortgage loans in any trust fund established on or after January 1, 2006, information regarding those mortgage loans for periods before January 1, 2006.

      Static pool information made available via an Internet web site in connection with an offering of securities of any series will remain available on that web site for at least five years following commencement of the offering.

                             Additional Information

      The depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities. This prospectus, which forms a part of the Registration Statement, omits certain information contained in the Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549.

      Copies of these materials can also be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the Internet at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Seller has filed the Registration Statement, including all exhibits thereto, through the EDGAR system and therefore these materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

      Copies of the most recent Fannie Mae Prospectus for Fannie Mae certificates and Fannie Mae's annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 ((202) 752-7115). Fannie Mae also maintains a site on the Internet at http:///www.fanniemae.com at which users can view certain information, including Fannie Mae Prospectuses. The depositor did not participate in the preparation of Fannie Mae's Prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

      Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac's most recent Information Statement and Information Statement Supplement and any quarterly report made available by Freddie Mac can be obtained by writing or calling the Investor Inquiry department of Freddie Mac at 1551 Park Run Drive, Mailstop D5B, McLean, Virginia 22102-3110 (outside Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington, D.C. metropolitan area, telephone (571) 382-4000). Freddie Mac also maintains a site on the Internet at http:///www.freddiemac.com at which users can view certain information, including Freddie Mac Offering Circulars. The depositor did not participate in the preparation of Freddie Mac's Offering Circular, Information Statement or any supplement thereto or any quarterly report thereof and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

                 Incorporation of Certain Documents by Reference

      All documents filed by current report on Form 8-K by or on behalf of the trust fund referred to in the accompanying prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this prospectus and prior to the termination of any offering of the Securities issued by the trust fund will be incorporated by reference in this prospectus and will be deemed to be a part of this prospectus from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained herein (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the Corporate Trust Office of the trustee specified in the accompanying prospectus supplement.

                           Reports to Securityholders

      Periodic and annual reports concerning the related trust fund are required under the Agreements to be forwarded to securityholders. Unless otherwise specified in the prospectus supplement, the reports will not be examined and reported on by an independent public accountant. See "The Agreements -- Reports to Securityholders."

                            Index of Principal Terms

Defined Term                                                          Page
------------                                                          ----
1986 Act............................................................. 154
Accretion Directed Securities........................................  36
accrual class........................................................ 155
Accrual Securities...................................................  36
ADA ................................................................. 142
Adjustable Rate Mortgages............................................  48
AFR ................................................................. 152
Agency Certificates..................................................  45
Aggregate Asset Principal Balance....................................  40
Agreements........................................................... 115
Allowable Interest Rate.............................................. 179
Allowable Notional Amount............................................ 179
Appraised Value......................................................  47
ARMs.................................................................  48
Asset Conservation Act............................................... 137
Asset Group..........................................................  37
Asset Principal Balance..............................................  40
Assistance Loans.....................................................  44
Bank.................................................................  70
bankruptcy bond...................................................... 112
Bankruptcy Code...................................................... 102
basis risk shortfalls................................................  37
Beneficial Owner.....................................................  43
Bi-Weekly Loans......................................................  46
Book-Entry Securities................................................  37
Business Day......................................................... 125
Buydown.............................................................. 109
Buy-Down Amounts.....................................................  92
Buy-Down Fund........................................................  92
Buy-Down Loans.......................................................  92
Buy-Down Period......................................................  92
Cash Program.........................................................  62
CERCLA...............................................................  55
Certificates.........................................................  36
Clearstream..........................................................  43
CMT .................................................................  49
Code................................................................. 152
CODI.................................................................  49
COFI.................................................................  49
Collection Account...................................................  89
Commission........................................................... 185
Company Counsel...................................................... 152
Component Securities.................................................  36
Compound Value.......................................................  39
Condominium..........................................................  46
Condominium Association..............................................  68
Condominium Building.................................................  68
Condominium Loans....................................................  46
Condominium Unit.....................................................  46
constant yield election.............................................. 158
Conventional Loans...................................................  60
Cooperative Dwellings................................................  46
Cooperative Loans....................................................  46
Cooperatives.........................................................  46
COSI.................................................................  49
Covered Trust........................................................ 101
CPR ................................................................. 149
Cut-off Date.........................................................  43
Debt Securities...................................................... 154
debt-acceleration.................................................... 139
Deferred Interest....................................................  48
Definitive Securities................................................  37
Deleted Loan......................................................... 118
Designated Transaction............................................... 177
Distribution Account................................................. 124
DOL ................................................................. 176
DOL Pre-Funding Period............................................... 180
DOL Regulations...................................................... 176
DTC .................................................................  43
Due Date.............................................................  94
EDGAR................................................................ 185
Eligible Investments................................................. 120
Eligible Reserve Fund Investments.................................... 121
Environmental Policies...............................................  96
ERISA................................................................ 176
Escrow Accounts......................................................  89
EURIBOR..............................................................  48
Euroclear............................................................  43
Exchange Act......................................................... 185
Excluded Plan........................................................ 181
Exemption............................................................ 177
Expense Reserve Fund................................................. 126
EYS Agreement........................................................ 180
Fannie Mae...........................................................  61
Fed Funds Rate.......................................................  49
FHA .................................................................  60
FHA Loans............................................................  45
FHA/VA Claim Proceeds................................................ 108
FHLB Index...........................................................  49
Fitch................................................................ 177
Fixed Rate Securities................................................  36
Floating Rate Securities.............................................  36
Foreign Person....................................................... 152
Freddie Mac..........................................................  63
Freddie Mac Act......................................................  63
Garn-St. Germain Act................................................. 139
GBP LIBOR............................................................  48
GEM Loans............................................................  46
Ginnie Mae...........................................................  60
Ginnie Mae Servicers.................................................  58
GPM Fund.............................................................  93
GPM Loans............................................................  45
Grantor Trust........................................................ 154
Grantor Trust Certificates........................................... 154

Defined Term                                                          Page
------------                                                          ----
Guarantor Program....................................................  62
Guaranty Agreement...................................................  58
hazardous substances................................................. 138
Home Equity Loans....................................................  46
Home Improvement Loan Schedule....................................... 117
Home Improvement Loans...............................................  52
Housing Act..........................................................  60
HUD .................................................................  56
Index................................................................  48
Insurance Policies...................................................  57
Insured Loss......................................................... 106
Interest Only Securities.............................................  36
Interest Rate........................................................  37
Interest Weighted Securities.........................................  36
IRS ................................................................. 152
ISDA................................................................. 114
L/C Bank............................................................. 104
L/C Percentage....................................................... 104
lease................................................................ 141
Lehman Brothers......................................................  69
Lehman Holdings......................................................  69
lessee............................................................... 141
Leveraged............................................................ 179
LIBOR................................................................  48
LIBORSWAP............................................................  49
Lifetime Mortgage Rate Cap...........................................  48
Liquidation Proceeds.................................................  90
Loans................................................................  44
Loan-to-Value Ratio..................................................  47
Manufactured Home Loan Schedule...................................... 117
market discount bond................................................. 157
Master Servicing Fee.................................................  88
Maximum Mortgage Rate Adjustment.....................................  48
Minimum Mortgage Rate................................................  48
Minimum Principal Distribution Amount................................  39
Mixed Use Mortgage Loans.............................................  53
Moody's.............................................................. 177
Mortgage Certificate Schedule........................................ 115
Mortgage Loan Schedule............................................... 116
Mortgage Loans.......................................................  45
Mortgage Rates.......................................................  45
Mortgaged Property...................................................  46
MTA .................................................................  49
Multi-Class Series...................................................  39
Multifamily Mortgage Loans...........................................  53
Multifamily Properties...............................................  61
National Average Contract Mortgage Rate..............................  49
National Monthly Median COFI.........................................  49
NCUA................................................................. 182
Negatively Amortizing ARMs...........................................  48
No-Bid............................................................... 109
non-pro rata security................................................ 158
Notes................................................................  36
Offered Securities...................................................  37
OID ................................................................. 154
OID Regulations...................................................... 154
outside reserve fund................................................. 153
PAC Method........................................................... 155
PACs.................................................................  36
Parties in Interest.................................................. 176
Partner Certificates................................................. 154
PC Pool..............................................................  62
Percentage Interest..................................................  38
Planned Amortization Certificates....................................  36
Plans................................................................ 176
PMBS Agreement.......................................................  56
PMBS Issuer..........................................................  56
PMBS Servicer........................................................  56
PMBS Trustee.........................................................  56
Policy Statement..................................................... 182
Pre-Funding Account..................................................  64
Pre-Funding Arrangement..............................................  64
Primary Assets.......................................................  44
Prime Rate...........................................................  49
Principal Distribution Amount........................................  39
Principal Only Securities............................................  36
Principal Weighted Securities........................................  36
Private Mortgage-Backed Securities...................................  44
PTCE................................................................. 178
PTE ................................................................. 177
QPAM................................................................. 179
Qualified Insurer....................................................  95
Qualified Stated Interest............................................ 155
Qualifying Substitute Mortgage Loan.................................. 118
Rating Agency........................................................  40
RCRA................................................................. 138
REIT................................................................. 154
REMIC regular certificate............................................ 153
REMIC residual certificate........................................... 153
REMICs............................................................... 152
REO Property......................................................... 127
Residual Owner....................................................... 153
Retained Interest....................................................  44
Reverse Mortgage Loans...............................................  46
Revolving Account....................................................  64
Revolving Period Arrangement.........................................  64
Revolving Primary Assets.............................................  64
S&P ................................................................. 177
sale and collection agreement........................................ 115
SBJPA of 1996........................................................ 174
Scheduled Payment....................................................  45
Scheduled Principal..................................................  62
Scheduled Securities.................................................  37
Securities...........................................................  36
Securities Act....................................................... 185
Securities Administration Account.................................... 126
Security Owner....................................................... 152
Seller............................................................... 116
Senior Securities....................................................  39
Servicemembers Civil Relief Act...................................... 135
Servicing Account....................................................  91
Servicing Agreements.................................................  87

Defined Term                                                          Page
------------                                                          ----
Servicing Fee........................................................  88
SIBOR................................................................  49
Single Family Property...............................................  61
SMMEA................................................................ 182
SPA ................................................................. 149
Sponsor..............................................................  69
Standard Certificates................................................ 169
Stapled Securities................................................... 152
Stripped Bond Rules.................................................. 169
Stripped Certificates................................................ 169
Subordinate Securities...............................................  37
Subordinated Amount.................................................. 102
Subordination Reserve Fund........................................... 102
Subsequent Primary Assets............................................  64
Subservicers.........................................................  87
Subsidy Fund.........................................................  93
super-premium class.................................................. 155
Swap................................................................. 178
Swap Agreement....................................................... 178
TACs.................................................................  36
Targeted Amortization Certificates...................................  36
T-Bill...............................................................  49
Tiered REMICs........................................................ 174
Title V.............................................................. 140
Title VIII........................................................... 143
trust agreement...................................................... 115
U.S. Person.......................................................... 152
UCC ................................................................. 134
Underwriters......................................................... 183
VA ..................................................................  60
VA Loans.............................................................  59
withholding agent.................................................... 159

                                     Annex A
                              Book-Entry Procedures

      General

      If provided for in the prospectus supplement, one or more classes of Offered Securities of any series will be issued as Book-Entry Securities. Beneficial Owners will hold their Book-Entry Securities through DTC in the United States, or, if the Offered Securities are offered for sale globally, through Clearstream or Euroclear in Europe if they are participating organizations ("Participants") of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      The Clearing Exchanges

      The Depository Trust Company. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

      Clearstream Banking Luxembourg. Clearstream is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants and facilitates the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in accounts of its Participants or between a Clearstream account and a Euroclear account, thereby eliminating the need for physical movement of certificates. For transactions between a Clearstream participant and a participant of another securities settlement system, Clearstream generally adjusts to the settlement rules of the other securities settlement system. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier, "CSSF." Participants of Clearstream are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant of Clearstream, either directly or indirectly. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

      Euroclear Bank S.A./NV. Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in numerous currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative Corporation"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation. The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

      The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

      Payments with respect to Securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its respective depositary (individually the "Relevant Depositary" and collectively, the "European Depositaries"). Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

      DTC, Clearstream and Euroclear are under no obligation to perform or continue to perform the foregoing procedures and such procedures may be discontinued at any time.

      Beneficial Ownership of Book-Entry Securities

      Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate or a Note. Unless and until Definitive Securities are issued, it is anticipated that the only "securityholder" of the Offered Securities will be Cede & Co., as nominee of DTC. Beneficial Owners will not be "Certificateholders" or "Noteholders" as those terms are used in the related Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream or Euroclear, as applicable.

      The Beneficial Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial

Intermediary") that maintains the Beneficial Owner's account for that purpose. In turn, the Financial Intermediary's ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a Participant of DTC and on the records of Clearstream or Euroclear, as appropriate).

      Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Securities from the trustee through DTC and its Participants. While the Offered Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Securities and is required to receive and transmit distributions of principal of, and interest on, the Offered Securities. Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

      Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Securities only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Securities, by book-entry transfer, through DTC for the account of the purchasers of the Offered Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

      Because of time zone differences, any credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream or Euroclear on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Participant of Clearstream or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Securities, see "Material Federal Income Tax Considerations -- Taxation of Securities Treated as Debt Instruments -- Foreign Persons," "-- REMIC Residual Certificates -- Foreign Persons," "-- Grantor Trust Certificates -- Foreign Persons" and "-- Partner Certificates -- Foreign Persons" in the prospectus and, if the Book-Entry Securities are globally offered ("Global Securities"), see "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex B to the prospectus.

      Transfers between Participants of DTC will occur in accordance with DTC Rules. Transfers between Participants of Clearstream or Euroclear will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Participants of Clearstream or Euroclear may not deliver instructions directly to the European Depositaries.

      Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC's normal procedures. Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Securities that it represents.

      Under a book-entry format, Beneficial Owners of the Book-Entry Securities may experience some delay in their receipt of payments, because the distributions will be forwarded by the trustee to Cede & Co. Any distributions on Securities held through Clearstream or Euroclear will be credited to the cash accounts of Participants of Clearstream or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations -- Taxation of Securities Treated as Debt Instruments -- Foreign Persons," "-- REMIC Residual Certificates -- Administrative Provisions," "-- Grantor Trust Certificates -- Trust Reporting" and "-- Partner Certificates -- Information Reporting" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Securities, may be limited due to the lack of physical securities for the Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical securities.

      Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of Beneficial Owners are credited.

      Generally, DTC will advise the applicable trustee that unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the related Agreement, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Securities. If the Book-Entry Securities are globally offered, Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the related Agreement, on behalf of a Participant of Clearstream or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Securities that conflict with actions taken with respect to other Offered Securities.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

      None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

      Definitive Securities

      Securities initially issued in book-entry form will be issued as Definitive Securities to Beneficial Owners or their nominees, rather than to DTC or its nominee only (1) if DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Securities and the depositor is unable to locate a qualified successor or (2) after the occurrence of an event of default as specified in the applicable Agreement, Beneficial Owners of securities representing not less than 50% of the aggregate percentage interests evidenced by a class of securities issued as book-entry securities advise the applicable trustee and DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the Beneficial Owners of such class of securities.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Beneficial Owners. Upon surrender by DTC of the security or securities representing the Book- Entry Securities, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Securities to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Securities as securityholders under the related Agreement.

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                                     Annex B

          Global Clearance, Settlement and Tax Documentation Procedures

      Except in certain limited circumstances, Global Securities will be available only in book entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds.

      Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

      Secondary cross market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery against payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

      A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

      Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same day funds.

      Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

            (a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

            (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

            (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A holder that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the U.S. withholding agent) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

      I. the Trustee or the U.S. withholding agent receives a statement --

            (a) from the holder on Internal Revenue Service (IRS) Form W-8BEN (or any successor form) that --

                  (i) is signed by the certificateholder under penalties of
            perjury,

                  (ii) certifies that such owner is not a United States person,
            and

                  (iii) provides the name and address of the certificateholder,
            or

            (b) from a securities clearing organization, a bank or other financial institution that holds customer's securities in the ordinary course of its trade or business that --

                  (i) is signed under penalties of perjury by an authorized
            representative of the financial institution,

                  (ii) states that the financial institution has received an IRS
            Form W-8BEN (or any successor form) from the certificateholder or that another financial institution acting on behalf of the certificateholder has received such IRS Form W-8BEN (or any successor form),

                  (iii) provides the name and address of the certificateholder,
            and

                  (iv) attaches the IRS Form W-8BEN (or any successor form)
            provided by the certificateholder;

      II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

      III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

      IV. the holder is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

      A holder holding book entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

      In addition, all holders holding book entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

      I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

      II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

      III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

      This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book entry certificates.

      The term "United States" person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

                                 $1,307,826,000
                                 (Approximate)


                                LEHMAN XS TRUST


                      Mortgage Pass-Through Certificates,
                                 Series 2006-17

                         Lehman Brothers Holdings Inc.
                               Sponsor and Seller

                    Structured Asset Securities Corporation
                                   Depositor

                            Lehman XS Trust 2006-17
                                 Issuing Entity


                              AURORA LOAN SERVICES


                            Aurora Loan Services LLC
                                Master Servicer


                          ---------------------------
                             PROSPECTUS SUPPLEMENT
                                October 30, 2006
                          ---------------------------


                                Lehman Brothers